UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 5)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HNR Acquisition Corp
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED SEPTEMBER 27, 2023

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
HNR ACQUISITION CORP

TO BE HELD ON [•], 2023

HNR Acquisition Corp
3730 Kirby Drive, Suite 1200
Houston, Texas 77098

TO THE STOCKHOLDERS OF HNR ACQUISITION CORP:

You are cordially invited to attend the special meeting of the stockholders of HNR Acquisition Corp (“HNRA,” the “Company,” “we,” “us” or “our”), to be held at [•] [Time Zone], on [•], 2023 (the “Special Meeting”). The Special Meeting will be conducted via live webcast at the following address: [•]. You will be able to vote and submit questions and access HNRA’s stockholder list by visiting [•] and participate live in the webcast. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. The Special Meeting webcast will begin promptly at [•] a.m. [Time Zone] on [•], 2023, and HNRA stockholders will be able to log in beginning at [•] a.m. [Time Zone] on [•], 2023. We encourage you to access the Special Meeting prior to the start time. The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement (the “Proxy Statement”) to “present in person” or “in person” shall mean virtually present at the Special Meeting.

The Purchase

On December 27, 2022, HNR Acquisition Corp, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Original MIPA”) with CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 7.20 of the Original MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”). On August 28, 2023, the Company, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Company (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with Seller, and, solely with respect to Section 6.20 of the A&R MIPA, the Sponsor, which amended and restated the Original MIPA in its entirety (as amended and restated, the “MIPA”). The post-purchase Company will be organized in an “Up-C” structure and the only direct assets of HNRA will consist of equity interests in OpCo.

Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA (the “Closing”), (i) (A) the Company will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to the Company a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that will be effective at Closing (the “A&R OpCo LLC Agreement”) and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the “Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the Escrow Agent (as defined in the MIPA) for the benefit of Buyer pursuant to the Escrow Agreement (as defined in the MIPA) and the indemnity provisions herein. The Aggregate Consideration is subject to adjustment in accordance with the MIPA.

Immediately following the Closing, HNRA will be the sole manager of and control OpCo, and will own 100% of the outstanding OpCo Class A Units. Further, Seller will own 100% of the outstanding OpCo Class B Units, shares of Class B Common Stock, and OpCo Preferred Units.

The current shares of common stock of the Company will be reclassified as Class A Common Stock. Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our Proposed Second A&R Charter (as defined below). We do not intend to list any shares of Class B Common Stock on any exchange.

Following the Closing, under the amended and restated limited liability company agreement of OpCo (the “OpCo A&R LLC Agreement”), each holder of OpCo Class B Units will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B OpCo Units for, at OpCo’s election, (i) shares of our Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date.

In connection with any exchange of OpCo Class B Units pursuant to the OpCo Exchange Right or acquisition of OpCo Class B Units pursuant to a Mandatory Exchange, a corresponding number of shares of Class B Common Stock held by the relevant OpCo unitholder will be cancelled. See “Summary of the Proxy Statement — Related Agreements — OpCo A&R LLC Agreement.”

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, the Company will issue a number of shares of Class B Common Stock to Seller equivalent to the number of OpCo Class B Units issued to Seller. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

Conditions to Closing of the Purchase

The obligation of Seller to consummate the transactions contemplated by the MIPA are subject, at the option of Seller, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of the Company, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by the Company, except for such covenants and agreements for which the nonperformance or nonobservance does not or would not be reasonably expected to have a material adverse effect; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief; (iv) execution and delivery of certain agreements, including the registration rights agreement, SPAC Stockholder Support Agreement, Escrow Agreement, Board Designation Agreement, the Backstop Agreement, and the Option Agreement by the Company or its affiliates; (v) the Company will be ready, willing, and able to pay the Cash Consideration to Seller (with at least $33,000,000 payable in cash and no more than $15,000,000 subject to payment through the terms of the Seller Promissory Note and no more than $20,000,000 subject to payment through the OpCo Preferred Units) and issue the Unit Consideration and Class B Common Stock to Seller; (vi) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have been approved for listing on the NYSE American, Nasdaq or another nationally recognized securities exchange listing mutually agreed by the Parties, subject only to official notice of issuance thereof; (vii) any waiting period applicable to the transactions contemplated by the MIPA under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) will have been terminated or have expired; and (viii) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting.

The obligations of the Company to consummate the transactions contemplated by the MIPA are subject, at the option of the Company, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of Seller, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by Seller in all material aspects; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief, with certain exceptions; (iv) execution and delivery of certain transaction documents and financial statements by Seller; (v) any waiting period applicable to the transactions contemplated by the MIPA under the HSR Act will have been terminated or shall have expired; (vi) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting; (vii) the Company will not have redeemed shares of Class A Common Stock in an amount that would cause the Company to have less than $5,000,001 of net tangible assets; (viii) no material adverse effect will have occurred between the date of the MIPA and the date of closing (the “Closing Date”) with respect to the Target; (ix) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have listed, and will have been approved for continued listing, on the NYSE American,

Nasdaq or another nationally recognized securities exchange mutually agreed by the Parties; and (x) Seller will have caused the assignment of all equity interests in Pogo Oil & Gas Operating, Inc., a subsidiary of Target, so that Pogo Oil & Gas Operating, Inc. is no longer a member of the Company Group.

Debt Commitment Letter

On August 28, 2023, the Company entered into a commitment letter (the “Debt Commitment Letter”) with First International Bank & Trust (“FIBT” or “Lender”), pursuant to which FIBT has agreed to provide the Company with a senior secured term loan in the amount of $28,000,000 (the “Credit Facility”) to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $3,000,000 at the Closing Date and an additional $2,000,000 to be deposited within 60 days following the Closing Date (the “Debt Service Reserve Account”), (c) cash secure outstanding letters of credit issued by Pogo’s existing lender, (d) pay fees and expenses in connection with the Purchase and the closing of the Credit Facility and (e) other general corporate purposes. The Credit Facility will be provided on the Closing Date subject to a number of specified conditions set forth in the Debt Commitment Letter. The obligations of FIBT to provide the Credit Facility will terminate on October 30, 2023 if the Closing Date has not occurred by such date. The definitive documentation for the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described in this proxy statement. Please see the section entitled “Summary of the Proxy Statement — Related Agreements — Debt Commitment Letter” for additional information.

Option Agreement

In connection with the MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company (or a newly created special purpose entity of the Company) and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to the Company to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

Director Nomination and Board Observer Agreement

In connection with the MIPA, at the Closing, the Company will enter into director nomination and board observer agreement (the “Board Designation Agreement”) with CIC. Pursuant to the Board Designation Agreement, CIC will have the right, at any time CIC beneficially owns capital stock of the Company, to appoint two board observers to attend all meetings of the board of directors of the Company. In addition, after the time of the conversion of the OpCo Preferred Units owned by Seller, CIC will have the right to nominate a certain number of members of the board of directors depending on its ownership percentage of Class A Common Stock as further provided in the Board Designation Agreement.

Backstop Agreement

The Company has agreed to, at Closing, enter into and cause certain of its founders (the “Founders”) to enter into a backstop agreement (the “Backstop Agreement”) with Seller whereby the Seller will have the right (“Put Right”) to cause the Founders to purchase Seller’s OpCo Preferred Units at a purchase price per unit equal to $10.00 per unit plus the product of (i) the number of days elapsed since the effective date of the Backstop

Agreement and (ii) $10.00 divided by 730. Seller’s right to exercise the Put Right will survive for six (6) months following the date the Trust Shares (as defined below) are not restricted from transfer under the Letter Agreement (as defined in the MIPA).

As security that the Founders will be able to purchase the OpCo Preferred Units upon exercise of the Put Right, the Founders will agree to place 1,500,000 shares of Class A Common Stock into trust (the “Trust Shares”), which the Founders can sell or borrow against to meet their obligations upon exercise of the Put Right with the prior consent of Seller. The Company is not obligated to purchase the OpCo Preferred Units from Seller under the Backstop Agreement. Until the Backstop Agreement is terminated, Seller will not be permitted to engage in any transaction which is designed to sell short the Class A Common Stock of the Company or any other publicly traded securities of the Company.

The purpose of the Backstop Agreement is to give the Seller some liquidity in the OpCo Preferred Units prior to the Mandatory Conversion Date. The Put Right allows Seller to receive cash in exchange for the OpCo Preferred Units prior to the Mandatory Conversion Date, but without the Company being required to provide further cash at Closing. The Backstop Agreement was a critical part of the business transaction agreed to by the Company and Seller for agreement to the A&R MIPA, and was a factor in the agreement to issue additional equity in the Company in lieu of cash as a part of the consideration to paid at Closing. The Backstop Agreement is the full agreement between the parties thereto, and besides receiving greater assurances of the consummation of the Purchase, there is no additional consideration or benefit given.

The Preferred Stock PIPE Investment

In connection with the transactions contemplated by the MIPA, the Company may enter into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “Preferred Stock PIPE Investors”) pursuant to which the Company would issue and sell in private placement transactions to close concurrently with the Closing, up to an aggregate of 125,000 shares of a to-be-authorized class of preferred stock, par value $0.0001 per share that will be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $40.00 per share, resulting in an aggregate purchase price of $5,000,000 (the “Preferred Stock PIPE Investment”).

The Series A Preferred Stock would participate equally in any dividends declared to holders of the Class A Common Stock, carry no additional dividends, be automatically convertible by holders into shares of Class A Common Stock on the two-year anniversary of the issuance date of such Series A Preferred Stock at a rate of one share of Series A Preferred Stock into eight shares of Class A Common Stock, which is subject to adjustment upon the occurrence of certain events, and have no voting rights (whether on a preferential basis or an as-converted basis). At the Closing, the Preferred Stock PIPE Investors and the Company would consummate the Preferred Stock PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements. As of the date of this Proxy Statement, the Company has not executed any Subscription Agreements with any investors. It is not anticipated that the Sponsor, any directors of the Company, or any officers of the Company, or any of their respective affiliates, will participate in the Preferred Stock PIPE Investment.

At the Special Meeting, you will be asked to consider and vote on the following proposals (the “Proposals”):

Proposal No. 1:    The Purchase Proposal — to approve and adopt the MIPA, as amended and restated, the transactions contemplated thereby and the Purchase (the “Purchase Proposal”);

Proposal No. 2:    The Incentive Plan Proposal — to approve and adopt the Incentive Plan Proposal, a copy of which is attached to this Proxy Statement as Annex B;

Proposal No. 3:    The NYSE American Proposal — to approve, for purposes of complying with NYSE American Rule 713(a), the potential and likely issuance of more than 19.99% of the Company’s issued and outstanding shares of Class A Common Stock including securities convertible into Class A Common Stock pursuant to the Purchase transactions and issuances which may be made pursuant to a potential Preferred Stock PIPE Investment (the “NYSE American Proposal”); and

Proposal No. 4:    The Charter Proposal — to consider and vote upon a proposal to approve and adopt, assuming the Purchase Proposal and the NYSE American Proposal are approved and adopted, the second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”), a copy of the form of which is attached to the accompanying proxy statement as Annex I (the “Charter Proposal”) which, if approved, would take effect upon Closing.

Proposal No. 5:    The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Each of these proposals is more fully described in the accompanying Proxy Statement, which you are encouraged to read carefully.

The SPAC Common Stock is currently listed on NYSE American under the symbol “HNRA” and the SPAC Warrants are listed on NYSE American under the symbol “HNRW.”

Only holders of record of shares of SPAC Common Stock at the close of business on [•], 2023 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of HNRA stockholders of record entitled to vote at the Special Meeting will be available for 10 days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting and electronically during the Special Meeting at [•].

We are providing the accompanying Proxy Statement and proxy card to HNRA stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying Proxy Statement carefully and submit your proxy to vote on the Proposals. Please pay particular attention to the section entitled “Risk Factors” beginning on page 52 in the accompanying Proxy Statement.

After careful consideration, HNRA’s board of directors believes that each of the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal, the Charter Proposal, and the Adjournment Proposal is in the best interests of HNRA and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the Proposals to be presented at the Special Meeting.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of HNRA and its stockholders and what may be best for a director’s and its affiliates’ interests when determining to recommend that stockholders vote for the Proposals. See the sections entitled “The Purchase — Interests of HNRA’s Directors and Officers in the Purchase,” “Risk Factors” and “Beneficial Ownership of Securities” in the accompanying Proxy Statement for a further discussion.

Concurrently with the execution of the Original MIPA, the Company entered into a SPAC Stockholder Support Agreement with certain of the holders of the Company’s common stock and warrants (each, a “SPAC Stockholder”), pursuant to which, among other things, (i) each SPAC Stockholder agrees not to, exercise redemption rights or otherwise elect to redeem, tender or submit for redemption any securities pursuant to or in connection with the Purchase, and waives any redemption rights; (ii) agrees unconditionally and irrevocably to vote in favor of the Purchase at a special meeting of the Company’s stockholders and in favor of any other proposals set forth in the proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) relating to the Purchase, and against any transaction, proposal, agreement or action made in competition or inconsistent with the transactions or matters contemplated by the MIPA. The SPAC Stockholders’ aggregate voting power is 3,006,250 shares of SPAC Common Stock, which is equal to approximately 30.5% of the total outstanding shares of the Company post-Purchase (assuming no redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued) and approximately 52.0% the total outstanding shares of the Company post-Purchase (assuming maximum redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued). The SPAC Stockholders received no consideration in return for entering into the SPAC Stockholder Support Agreement.

Under the MIPA, the receipt of the Company’s stockholders’ approval is a condition to closing the Purchase. The approval of the Adjournment Proposal is not conditioned on the approval of any other proposal. If HNRA does not receive stockholder approval of the Purchase Proposal, the Purchase and any potential Preferred Stock PIPE Investment may not be consummated. Each of the Purchase Proposal, the NYSE American Proposal, and the Charter Proposal are conditioned upon approval of each other. If any of the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal are not approved, the Company will not be able to consummate the Purchase.

Approval of the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal, and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the SPAC Common Stock entitled to vote thereon at the Special Meeting. All of the HNRA stockholders are cordially invited to attend the Special Meeting virtually. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.

If you are a stockholder of record holding shares of SPAC Common Stock, you may also cast your vote in person (which would include voting at the virtual Special Meeting). If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote in person (which would include voting at the virtual Special Meeting), obtain a proxy from your broker or bank.

With respect to each proposal in this Proxy Statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If a HNRA stockholder fails to return a proxy card or fails to instruct a bank, broker or other nominee how to vote, and does not attend the Special Meeting in person (which includes presence virtually at the Special Meeting), then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Under the rules of various national and regional securities exchanges, banks, brokers or other nominees do not have discretionary authority to vote on any of the proposals in this Proxy Statement because they are all non-discretionary proposals. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” on Proposal 4 — The Charter Proposal but will have no effect on the outcome of any other proposal in this Proxy Statement.

Abstentions will be counted in connection with the determination of whether a valid quorum is established, but their effect on the Proposals differ as follows:

•        An abstention will have no effect on the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal, or the Adjournment Proposal.

•        In contrast, an abstention will have the same effect as a vote “AGAINST” on the Charter Proposal.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that your shares are represented and voted at the Special Meeting.

On behalf of our board of directors, I would like to thank you for your support of HNRA and look forward to a successful completion of the Purchase.

By Order of the Board of Directors,
/s/ [ ]
[ ]
[•], 2023	[ ]

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the Proposals.

Neither the SEC nor any state securities commission has approved or disapproved of the Purchase described in the accompanying Proxy Statement, passed upon the merits or fairness of the MIPA or the Purchase, or passed upon the adequacy or accuracy of the accompanying Proxy Statement. Any representation to the contrary is a criminal offense.

This Proxy Statement is dated [•], 2023 and is first being mailed to HNRA stockholders on or about [•], 2023.

HNR Acquisition Corp
3730 Kirby Drive, Suite 1200
Houston, Texas 77098

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS OF HNR ACQUISITION CORP

TO BE HELD ON [•], 2023

TO THE STOCKHOLDERS OF HNR ACQUISITION CORP:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of HNR Acquisition Corp (“HNRA,” the “Company,” “we,” “us” or “our”) will be held at [•] [Time Zone], on [•], 2023 (the “Special Meeting”). The Special Meeting will be conducted via live webcast at the following address: [•]. You will be able to vote and submit questions and access HNRA’s stockholder list by visiting [•] and participate live in the webcast. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. The Special Meeting webcast will begin promptly at [•] a.m. [Time Zone] on [•], 2023, and HNRA stockholders will be able to log in beginning at [•] a.m. [Time Zone] on [•], 2023. We encourage you to access the Special Meeting prior to the start time. The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement (the “Proxy Statement”) to “present in person” or “in person” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on the following proposals (the “Proposals”):

Proposal No. 1:    The Purchase Proposal — to approve and adopt the MIPA, as amended and restated, the transactions contemplated thereby and the Purchase (the “Purchase Proposal”);

Proposal No. 2:    The Incentive Plan Proposal — to approve and adopt the Incentive Plan Proposal, a copy of which is attached to this Proxy Statement as Annex B;

Proposal No. 3:    The NYSE American Proposal — to approve, for purposes of complying with NYSE American Rule 713(a), the potential and likely issuance of more than 19.99% of the Company’s issued and outstanding shares of Class A Common Stock including securities convertible into Class A Common Stock pursuant to the Purchase transactions and issuances which may be made pursuant to a potential Preferred Stock PIPE Investment (the “NYSE American Proposal”); and

Proposal No. 4:    The Charter Proposal — to consider and vote upon a proposal to approve and adopt, assuming the Purchase Proposal and the NYSE American Proposal are approved and adopted, the second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”), a copy of the form of which is attached to the accompanying proxy statement as Annex I (the “Charter Proposal”) which, if approved, would take effect upon Closing.

Proposal No. 5:    The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Each of these proposals is more fully described in the accompanying Proxy Statement, which you are encouraged to read carefully.

The currently existing shares of common stock of HNRA, par value $0.0001 per share, are currently listed on NYSE American under the symbol “HNRA” and the SPAC Warrants are listed on NYSE American under the symbol “HNRW.”

Only holders of record of shares of SPAC Common Stock at the close of business on [•], 2023 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of HNRA stockholders of record entitled to vote at the Special Meeting will be available for 10 days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting and electronically during the Special Meeting at [•].

We are providing the accompanying Proxy Statement and proxy card to HNRA stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying Proxy Statement carefully and submit your proxy to vote on the Proposals. Please pay particular attention to the section entitled “Risk Factors” beginning on page 52 in the accompanying Proxy Statement.

After careful consideration, HNRA’s board of directors believes that each of the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal, the Charter Proposal, and the Adjournment Proposal is in the best interests of HNRA and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the Proposals to be presented at the Special Meeting.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of HNRA and its stockholders and what may be best for a director’s and its affiliates’ interests when determining to recommend that stockholders vote for the Proposals. See the sections entitled “The Purchase — Interests of HNRA’s Directors and Officers in the Purchase,” “Risk Factors” and “Beneficial Ownership of Securities” in the accompanying Proxy Statement for a further discussion.

Concurrently with the execution of the Original MIPA, the Company entered into a SPAC Stockholder Support Agreement with certain of the holders of the Company’s common stock and warrants (each, a “SPAC Stockholder”), pursuant to which, among other things, (i) each SPAC Stockholder agrees not to, exercise redemption rights or otherwise elect to redeem, tender or submit for redemption any securities pursuant to or in connection with the Purchase, and waives any redemption rights; (ii) agrees unconditionally and irrevocably to vote in favor of the transactions contemplated by the MIPA at a special meeting of the Company’s stockholders and in favor of any other proposals set forth in the proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) relating to the Purchase, and against any transaction, proposal, agreement or action made in competition or inconsistent with the transactions or matters contemplated by the MIPA. The SPAC Stockholders’ aggregate voting power is 3,006,250 shares of SPAC Common Stock, which is equal to approximately 30.5% of the total outstanding shares of the Company post-Purchase (assuming no redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued) and approximately 52.0% the total outstanding shares of the Company post-Purchase (assuming maximum redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued). The SPAC Stockholders received no consideration in return for entering into the SPAC Stockholder Support Agreement.

Under the MIPA, the receipt of the Company’s stockholders’ approval is a condition to closing the Purchase. The approval of the Adjournment Proposal is not conditioned on the approval of any other proposal. If HNRA does not receive stockholder approval of the Purchase Proposal, the Purchase and any potential Preferred Stock PIPE Investment may not be consummated. Each of the Purchase Proposal, the NYSE American Proposal, and the Charter Proposal are conditioned upon approval of each other. If any of the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal are not approved, the Company will not be able to consummate the Purchase.

Approval of the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal, and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the SPAC Common Stock entitled to vote thereon at the Special Meeting. All of the HNRA stockholders are cordially invited to attend the Special Meeting virtually. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.

If you are a stockholder of record holding shares of SPAC Common Stock, you may also cast your vote in person (which would include voting at the virtual Special Meeting). If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote in person (which would include voting at the virtual Special Meeting), obtain a proxy from your broker or bank.

With respect to each proposal in this Proxy Statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If a HNRA stockholder fails to return a proxy card or fails to instruct a bank, broker or other nominee how to vote, and does not attend the Special Meeting in person (which includes presence virtually at the Special Meeting), then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Under the rules of various national and regional securities exchanges, banks, brokers or other nominees do not have discretionary authority to vote on any of the proposals in this Proxy Statement because they are all non-discretionary proposals. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” on Proposal 4 — The Charter Proposal but will have no effect on the outcome of any other proposal in this Proxy Statement.

Abstentions will be counted in connection with the determination of whether a valid quorum is established, but their effect on the Proposals differ as follows:

•        An abstention will have no effect on the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal or the Adjournment Proposal.

•        In contrast, an abstention will have the same effect as a vote “AGAINST” on the Charter Proposal.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that your shares are represented and voted at the Special Meeting.

On behalf of our board of directors, I would like to thank you for your support of HNRA and look forward to a successful completion of the Purchase.

Your attention is directed to the Proxy Statement accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Purchase and related transactions and each of our proposals. We encourage you to read this Proxy Statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565. Banks and brokers may reach Advantage Proxy, Inc. at the same, or by email at ksmith@advantageproxy.com.

Page
Summary Term Sheet	1
Cautionary Note Regarding Forward-Looking Statements	9
Questions and Answers About the Purchase and the Special Meeting	11
Summary of the Proxy Statement	26
Summary Historical Consolidated Financial Information of HNRA	46
Summary Historical Consolidated Financial Information of Pogo	48
Summary Unaudited Pro Forma Combined Financial Information	50
Risk Factors	52
Unaudited Pro Forma Combined Financial Information	84
The Parties to the Purchase	102
Special Meeting of the HNRA Stockholders	103
Proposal No. 1 — The Purchase Proposal	112
Proposal No. 2 — The Incentive Plan Proposal	132
Proposal No. 3 — The NYSE American Proposal	141
Proposal No. 4 — The Charter Proposal	142
Proposal No. 5 — The Adjournment Proposal	144
Information About Pogo	145
Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pogo	165
Business of HNRA and Certain Information About HNRA	180
Management’s Discussion and Analysis of Financial Condition and Results of Operations of HNRA	194
Management After the Purchase	204
Compensation of Executive Officers and Directors after the Purchase	211
Beneficial Ownership of Securities	215
Market Prices and Dividends	217
Anticipated Accounting Treatment	218
Appraisal Rights	218
Householding Information	218
Transfer Agent and Registrar	219
Submission of Stockholder Proposals	219
Future Stockholder Proposals	219
Where You Can Find More Information	220
Index to Financial Statements	F-1
Annex A — A&R MIPA (including exhibits of form of agreements to be entered into at Closing)	A-1
Annex B — HNRA Corp Incentive Plan	B-1
Annex C — Fairness Opinion of RSI & Associates, Inc., as amended as of September 26, 2023	C-1

Annex D — Report of William M. Cobb & Associates, Inc. as of December 31, 2021
(LH Operating, LLC), updated July 12, 2023, which excludes the 10% overriding royalty interest not acquired in the amended transaction

D-1

Annex E — Report of William M. Cobb & Associates, Inc. as of December 31, 2022
(LH Operating, LLC), updated June 30, 2023, which excludes the 10% overriding royalty interest not acquired in the amended transaction

E-1

Annex F – Report of William M. Cobb & Associates, Inc, as of December 31, 2021
(LH Operating, LLC), updated July 12, 2023, which includes the 10% overriding royalty interest not acquired in the amended transaction

F-1

Annex G – Report of William M. Cobb & Associates, Inc, as of December 31, 2022
(LH Operating, LLC), updated June 30, 2023, which includes the 10% overriding royalty interest not acquired in the amended transaction

G-1
Annex H — Form of Registration Rights Agreement by and among CIC Pogo LP, DenCo Resources, LLC, 4400 Holdings, LLC, and HNR Acquisition Corp.	H-1
Annex I — Form of Second Amended and Restated Certificate of Incorporation of HNRA	I-1

i

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Purchase and the Special Meeting” and “Summary of the Proxy Statement,” summarize certain information contained in this Proxy Statement, but does not contain all of the information that is important to you. You should read carefully this entire Proxy Statement, including the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this Proxy Statement, including this Summary Term Sheet, please see the section entitled “Use of Certain Terms.”

HNR Acquisition Corp, a Delaware corporation, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Prior to executing the MIPA, the Company’s efforts were limited to organizational activities, completion of the IPO and the evaluation of possible business combinations. HNRA’s Common Stock and HNRA’s Warrants are currently listed on NYSE American under the symbols “HNRA” and “HNRW,” respectively.

As of the Record Date, there were [•] shares of SPAC Common Stock issued and outstanding.

On December 27, 2022, HNR Acquisition Corp, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Original MIPA”) with CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 7.20 of the Original MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”). On August 28, 2023, the Company, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Company (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with Seller, and, solely with respect to Section 6.20 of the A&R MIPA, the Sponsor, which amended and restated the Original MIPA in its entirety (as amended and restated, the “MIPA”). The post-purchase Company will be organized in an “Up-C” structure and the only direct assets of HNRA will consist of equity interests in OpCo.

Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA (the “Closing”), (i) (A) the Company will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to the Company a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that will be effective at Closing (the “A&R OpCo LLC Agreement”) and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the

“Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units Consideration (the “Escrowed Unit Consideration”) shall be placed in escrow with the Escrow Agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions herein. The Aggregate Consideration is subject to adjustment in accordance with the MIPA.

Immediately following the Closing, HNRA will be the sole manager of and control OpCo, and will own 100% of the outstanding OpCo Class A Units. Further, Seller will own 100% of the outstanding OpCo Class B Units, shares of Class B Common Stock, and OpCo Preferred Units.

The current shares of common stock of the Company will be reclassified as Class A Common Stock. Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our Proposed Second A&R Charter (as defined below). We do not intend to list any shares of Class B Common Stock on any exchange.

Following this Closing, under the amended and restated limited liability company agreement of OpCo (the “OpCo A&R LLC Agreement”), each holder of OpCo Class B Units will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B OpCo Units for, at OpCo’s election, (i) shares of our Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date.

In connection with any exchange of OpCo Class B Units pursuant to the OpCo Exchange Right or acquisition of OpCo Class B Units pursuant to a Mandatory Exchange, a corresponding number of shares of Class B Common Stock held by the relevant OpCo unitholder will be cancelled. See “Summary of the Proxy Statement — Related Agreements — OpCo A&R LLC Agreement.”

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, the Company will issue a number of shares of Class B Common Stock to Seller equivalent to the number of OpCo Class B Units issued to Seller. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

Until the obligations under the Seller Promissory Note are repaid in full, the Company (1) shall conduct the business of Pogo and its Subsidiaries in the ordinary course, consistent with past practice during the nine (9) months prior to the closing the transactions contemplated by the MIPA; (2) will not (i) transfer, sell, hypothecate, encumber, dispose of any material assets of Target or its subsidiaries unless, following such transfer or sale of assets the proceeds received by the Company or Target are used to repay 100% of the obligations owed under the Promissory Note or (ii) acquire any material assets outside of the ordinary course of business; (3) shall use any proceeds of the Company, OpCo, Target or any of their respective subsidiaries raised in connection with the issuance of any equity or debt securities to repay (whether full or in part) the accrued and outstanding obligations under the Seller Promissory Note.

Concurrently with the execution of the Original MIPA, the Company entered into a SPAC Stockholder Support Agreement with certain of the holders of the Company’s common stock and warrants (each, a “SPAC Stockholder”), pursuant to which, among other things, (i) each SPAC Stockholder agrees not to, exercise redemption rights or otherwise elect to redeem, tender or submit for redemption any securities pursuant to or in connection with the transactions contemplated by the MIPA, and waives any redemption rights; (ii) agrees unconditionally and irrevocably to vote in favor of the transactions contemplated by the MIPA at a special meeting of the Company’s stockholders and in favor of any other proposals set forth in the proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) relating to the transactions contemplated by the MIPA, and against any transaction, proposal, agreement or action made in competition or inconsistent with the transactions or matters contemplated by the MIPA. The SPAC Stockholders’ aggregate voting power is 3,006,250 shares of SPAC Common Stock, which is equal to approximately 30.5% of the total outstanding shares of the Company post-Purchase (assuming no redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued) and approximately 52.0% the total outstanding shares of the Company post-Purchase (assuming maximum redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued). The SPAC Stockholders received no consideration in return for entering into the SPAC Stockholder Support Agreement.

At Closing, the Company and the Seller will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide Seller with certain registration rights with respect to the shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right, including filing with the SEC an initial Registration Statement on Form S-1 covering the resale by the Seller of the Share Consideration so as to permit their resale under Rule 415 under the Securities Act, no later than thirty (30) days following the Closing, use its commercially reasonable efforts to have the initial Registration Statement declared effective by the SEC as soon as reasonably practicable following the filing thereof with the SEC and use commercially reasonable efforts to convert the Form S-1 (and any subsequent Registration Statement) to a shelf registration statement on Form S-3 as promptly as practicable after the Company is eligible to use a Form S-3 Shelf.

In certain circumstances, the Seller can demand the Company’s assistance with underwritten offerings, and the Seller will be entitled to certain piggyback registration rights.

On August 28, 2023, the Company entered into a commitment letter (the “Debt Commitment Letter”) with First International Bank & Trust (“FIBT” or “Lender”), pursuant to which FIBT has agreed to provide the Company with a senior secured term loan in the amount of $28,000,000 (the “Credit Facility”) to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $3,000,000 at the Closing Date and an additional $2,000,000 to be deposited within 60 days following the Closing Date (the “Debt Service Reserve Account”), (c) cash secure outstanding letters of credit issued by Pogo’s existing lender, (d) pay fees and expenses in connection with the Purchase and the closing of the Credit Facility and (e) other general corporate purposes. The Credit Facility will be provided on the Closing Date subject to a number of specified conditions set forth in the Debt Commitment Letter. The obligations of FIBT to provide the Credit Facility will terminate on October 30, 2023 if the Closing Date has not occurred by such date. The definitive documentation for the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described in this proxy statement. Please see the section entitled “Summary of the Proxy Statement — Related Agreements — Debt Commitment Letter” for additional information.

In connection with the MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company (or a newly created special purpose entity of the Company) and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to the Company to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

In connection with the MIPA, at the Closing, the Company will enter into director nomination and board observer agreement (the “Board Designation Agreement”) with CIC. Pursuant to the Board Designation Agreement, CIC will have the right, at any time CIC beneficially owns capital stock of the Company, to appoint two board observers to attend all meetings of the board of directors of the Company. In addition, after the time of the conversion of the OpCo Preferred Units owned by Seller, CIC will have the right to nominate a certain number of members of the board of directors depending on its ownership percentage of Class A Common Stock as further provided in the Board Designation Agreement.

The Company has agreed to, at Closing, enter into and cause certain of its founders (the “Founders”) to enter into a backstop agreement (the “Backstop Agreement”) with Seller whereby the Seller will have the right (“Put Right”) to cause the Founders to purchase Seller’s OpCo Preferred Units at a purchase price per unit equal to $10.00 per unit plus the product of (i) the number of days elapsed since the effective date of the Backstop Agreement and (ii) $10.00 divided by 730. Seller’s right to exercise the Put Right will survive for six (6) months following the date the Trust Shares (as defined below) are not restricted from transfer under the Letter Agreement (as defined in the A&R MIPA).

As security that the Founders will be able to purchase the OpCo Preferred Units upon exercise of the Put Right, the Founders will agree to place 1,500,000 shares of Class A Common Stock into trust (the “Trust Shares”), which the Founders can sell or borrow against to meet their obligations upon exercise of the Put Right with the prior consent of Seller. The Company is not obligated to purchase the OpCo Preferred Units from Seller under the Backstop Agreement. Until the Backstop Agreement is terminated, Seller will not be permitted to engage in any transaction which is designed to sell short the Class A Common Stock of the Company or any other publicly traded securities of the Company.

The purpose of the Backstop Agreement is to give the Seller some liquidity in the OpCo Preferred Units prior to the Mandatory Conversion Date. The Put Right allows Seller to receive cash in exchange for the OpCo Preferred Units prior to the Mandatory Conversion Date, but without the Company being required to provide further cash at Closing. The Backstop Agreement was a critical part of the business transaction agreed to by the Company and Seller for agreement to the A&R MIPA, and was a factor in the agreement to issue additional equity in the Company in lieu of cash as a part of the consideration to paid at Closing. The Backstop Agreement is the full agreement between the parties thereto, and besides receiving greater assurances of the consummation of the Purchase, there is no additional consideration or benefit given.

At the Special Meeting, which will be held virtually, HNRA’s stockholders will be asked to consider and vote on the following proposals:

•        The Purchase Proposal to approve, the Purchase.

•        The Incentive Plan Proposal to approve and adopt, assuming the Purchase Proposal, the NYSE American Proposal, and the Charter Proposal are approved and adopted, the Incentive Plan, a copy of which is attached to this Proxy Statement as Annex B.

•        The NYSE American Proposal to approve, assuming the Purchase Proposal and the Charter Proposal are approved and adopted, for purposes of complying with NYSE American Rule 713(a), the potential and likely issuance of more than 19.99% of the Company’s shares of Class A Common Stock including securities convertible into Class A Common Stock pursuant to the Purchase transactions and issuances which may be made pursuant to a potential Preferred Stock PIPE Investment.

•        The Charter Proposal to consider and vote upon a proposal to approve and adopt, assuming the Purchase Proposal and the NYSE American Proposal are approved and adopted, the Proposed Second A&R Charter, a copy of the form of which is attached to the accompanying proxy statement as Annex which, if approved, would take effect upon Closing.

•        The Adjournment Proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Purchase Proposal, the NYSE American Proposal or Incentive Plan Proposal.

After careful consideration, on December 26, 2022, the HNRA Board approved the Original MIPA, the associated ancillary agreements, and the transactions contemplated thereby, and on August 25, 2023, the HNRA Board approved the A&R MIPA, the Debt Commitment Letter, the associated ancillary agreements, and the transactions contemplated thereby, and the HNRA Board has subsequently, determined that each of the Proposals is in the best interests of HNRA and its stockholders, and recommends that HNRA’s stockholders vote in favor of the Proposals. For more information about the HNRA Board’s reasons for approving the Purchase, see the section entitled “The Purchase — HNRA’s Board’s Reasons for the Approval of the Purchase.”

In considering the recommendation of the HNRA Board to vote “FOR” the Purchase Proposal, “FOR” the Incentive Plan Proposal, “FOR” the NYSE American Proposal, “FOR” the Charter Proposal, and “FOR” the Adjournment Proposal, you should be aware that, aside from their interests as stockholders, certain HNRA officers and members of the HNRA Board have interests in the Purchase that are different from, or in addition to, the interests of HNRA’s other stockholders’ generally. The HNRA Board was aware of and carefully considered these interests of its directors and officers, among other matters, during its evaluations of the merits, terms, and structure of the MIPA and in recommending to the HNRA stockholders that they approve the Proposals. HNRA stockholders should take these interests into account in deciding whether to approve the Proposals. See the sections entitled “The Purchase — Interests of HNRA’s Directors and Officers in the Purchase,” “Risk Factors” and “Beneficial Ownership of Securities” in the accompanying Proxy Statement for a further discussion.

The MIPA may be terminated (i) at any time prior to Closing by the mutual prior written consent of Seller and the Company, or by Seller or the Company in specified circumstances. For more information about the termination rights under the MIPA, please see the section entitled “The MIPA — Termination.”

The proposed transactions contemplated by the MIPA involve numerous risks. For more information about these risks, please see “Risk Factors.”

USE OF CERTAIN TERMS

Unless otherwise stated in this Proxy Statement:

“Adjournment Proposal” means the proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented at the Special Meeting.

“A&R MIPA” means that amended and restated Membership Interest Purchase Agreement, dated August 28, 2023, by and among Buyer, Seller, and Sponsor, solely with respect to Section 6.20 of the A&R MIPA.

“Backstop Agreement” means that certain backstop agreement among the Company, Seller, and certain Founders of the Company to be entered into in connection with Closing.

“Board Designation Agreement” means that certain director nomination and board observer agreement between the Company and CIC to be entered into in connection with Closing.

“BOPD” means barrels of oil per day. The volume of a barrel is equivalent to 42 US gallons.

“Buyer” means collectively, the Company, OpCo, and SPAC Subsidiary.

“Charter Proposal” means the proposal to consider and vote upon a proposal to approve and adopt the Proposed Second A&R Charter, which, if approved, would take effect upon Closing.

“Class A Common Stock” means the reclassified Class A common stock, par value $0.0001 per share of the Company following filing of the Proposed Second A&R Charter.

“Class B Common Stock” means the created Class B common stock, par value $0.0001 per share of the Company.

“Closing” means the closing of the transactions contemplated by the MIPA.

“Closing Date” means the date on which the Closing occurs.

“Credit Facility” means the certain senior secured term loan in the amount of $28,000,000 to be provided by FIBT to the Company in connection with the Debt Commitment Letter.

“DGCL” means the General Corporation Law of the State of Delaware.

“Debt Commitment Letter” means that certain commitment letter date as of August 28, 2023 between the Company and FIBT.

“FIBT” or “Lender” means with First International Bank & Trust.

“HNRA” means HNR Acquisition Corp, a Delaware corporation.

“HNRA Board” means the board of directors of HNRA.

“HNRA Charter” means the Amended and Restated Certificate of Incorporation of HNRA.

“Incentive Plan” means that certain plan attached to this Proxy Statement as Annex B.

“Incentive Plan Proposal” means the proposal to approve and adopt the Incentive Plan.

“MIPA” means the Membership Interest Purchase Agreement, dated December 27, 2022, by and between Company and Seller, as amended and restated by that amended and restated Membership Interest Purchase Agreement, dated August 28, 2023, by and among Buyer, Seller, and Sponsor, solely with respect to Section 6.20 of the A&R MIPA.

“Mandatory Exchange” means the required exchange of OpCo Class B Units (including, for the avoidance of any doubt, any OpCo Class B Units issued upon conversion of OpCo Preferred Units) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date.

“Mandatory Conversion Trigger Date” means the two-year anniversary of the issuance date of the Opco Preferred Units.

“NYSE American” means the NYSE American LLC.

“NYSE American Proposal” means the proposal to approve, for purposes of complying with NYSE American Rule 713(a), the potential and likely issuance of more than 19.99% of the Company’s shares of Class A Common Stock including securities convertible into Class A Common Stock pursuant to the Purchase transactions and issuances which may be made pursuant to a potential Preferred Stock PIPE Investment.

“OpCo” means HNRA Upstream, LLC, a Delaware limited liability company and subsidiary of the Company.

“OpCo A&R LLC Agreement” means the amended and restated limited liability company agreement of OpCo that will be entered into at Closing.

“OpCo Class A Units” means the Class A common units of OpCo.

“OpCo Class B Units” means the Class B common units of OpCo.

“OpCo Exchange Right” means the right of the OpCo unitholders (other than the Company) to exchange all or a portion of their OpCo Class B Units, at OpCo’s election, (i) shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash.

“OpCo Preferred Units” means the preferred units of OpCo.

“Option Agreement” means that option agreement by and between the Company (or a newly created special purpose entity of the Company) and Pogo Royalty, LLC, a Texas limited liability company to be entered into in connection with the Closing.

“PDNP” means proved developed non-producing oil and gas properties.

“Pogo” or “Target” means Pogo Resources, LLC, a Delaware limited liability company.

“Pogo Membership Unit” means a limited liability company interest in Pogo, representing a member’s undivided interest therein.

“Post-Combination Company” means HNRA following the consummation of the transactions contemplated by the MIPA.

“Post-Combination Company’s Board” means the board of directors of the Post-Combination Company.

“Preferred Stock PIPE Investment” means the potential private placements to close concurrently with the Closing, up to an aggregate of 125,000 shares of a to-be-authorized Series A Preferred Stock at a purchase price of $40.00 per share, resulting in an aggregate purchase price of $5,000,000.

“Preferred Stock PIPE Investors” means the investors in the Preferred Stock PIPE Investment.

“Proposed Second A&R Charter” means the second amended and restated certificate of incorporation, a copy of the form of which is attached to the accompanying proxy statement as Annex I, to be filed in connection with Closing.

“PUD” means proved undeveloped oil and gas properties.

“Purchase” means the transactions contemplated by the MIPA.

“Purchase Proposal” means the proposal to approve and adopt the MIPA, as amended and restated, the transactions contemplated thereby and the Purchase.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into at Closing, between the Company and Seller.

“Seller Class B Shares” means the 2,000,000 shares of Class B Common Stock to be issued to Seller in connection with the Purchase.

“SPAC Common Stock” or “HNRA Shares” means prior to the Closing, the shares of common stock, par value $0.0001 per share, of HNRA and after the Closing, such shares as reclassified as the Class A Common Stock.

“SPAC Contribution” means the contribution by the Company to OpCo of all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and the Seller Class B Shares in exchange for the OpCo Class A Units.

“SPAC Stockholder Support Agreement” means that certain SPAC Stockholder Support Agreement, dated as of December 27, 2022, by and among the Company and the SPAC Stockholders thereto.

“SPAC Subsidiary” means HNRA Partner, Inc., a Delaware corporation and wholly owned subsidiary of OpCo.

“SPAC Subsidiary Contribution” means the contribution to by OpCo of $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary.

“SPAC Warrant” means warrants to purchase SPAC Common Stock, with each warrant exercisable for the number of SPAC Common Stock stated in the applicable SPAC Warrant at an exercise price per SPAC Common Stock of $11.50.

“Target Interests” means, collectively, 100% of the outstanding membership interests of Target.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents incorporated herein by reference contain forward-looking statements for purposes of the federal securities laws. All statements, other than statements of present or historical fact, included in this Proxy Statement concerning the Company’s or Pogo’s, as applicable, strategy, future operations, financial condition, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Words such as “could,” “believe,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this Proxy Statement include statements regarding the Company’s or Pogo’s, as applicable, financial position, business strategy and other plans and objectives for future operations or transactions, statements regarding the receipt of stockholder approval of the Proposals and the consummation of the Purchase, the satisfaction of the closing conditions to the MIPA, the timing of the closing of the Purchase, expectations and intentions regarding outstanding litigation, expectations with respect to the synergies, costs and other anticipated effects of the closing of the MIPA and expectations regarding Company’s and Pogo’s respective business and the price of the SPAC Common Stock if the Purchase does not close. These forward-looking statements are based on current expectations and assumptions of Company’s and Pogo’s respective management about future events and are based on currently available information as to the outcome and timing of future events. Such forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties, most of which are difficult to predict and many of which are beyond Company’s and Pogo’s respective control, incident to the development, production, gathering and sale of oil and natural gas. Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. Company and Pogo each believes that it has chosen these assumptions or bases in good faith and that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors contained in the documents incorporated by reference herein and the risk factors and other cautionary statements described under the heading “Risk Factors” included in this Proxy Statement. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause actual results to differ materially from the results contemplated by such forward-looking statements include:

•        the possibility that the transactions contemplated by the MIPA are not consummated in a timely manner or at all;

•        the occurrence of any event that could give rise to the termination of the MIPA;

•        the ability of the Company to obtain the required financing to consummate the transactions contemplated by the MIPA;

•        the diversion of management in connection with the transactions contemplated by the MIPA and Company’s ability to successfully integrate Pogo’s operations and achieve or realize fully or at all the anticipated benefits, savings or growth of the transactions contemplated by the MIPA;

•        the impact of the announcement of the MIPA on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel;

•        Company’s and Pogo’s respective abilities to execute their respective business strategies;

•        changes in general economic conditions, including the material and adverse negative consequences of the COVID-19 pandemic and its unfolding impact on the global and national economy and/or as a result of the armed conflict in Ukraine and associated economic sanctions on Russia;

•        the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other significant producers and governments, including the armed conflict in Ukraine and the potential destabilizing effect such conflict may pose for the global oil and natural gas markets, and the ability of such producers to agree to and maintain oil price and production controls;

•        the effect of change in commodity prices, including the volatility of realized oil and natural gas prices, as a result of the Russian invasion of Ukraine that has led to significant armed hostilities and a number of severe economic sanctions on Russia or otherwise;

•        the level of production on our properties;

•        overall and regional supply and demand factors, delays, or interruptions of production;

•        our ability to replace our oil and natural gas reserves;

•        our ability to identify, complete and integrate acquisitions of properties or businesses;

•        general economic, business or industry conditions, including the cost of inflation;

•        competition in the oil and natural gas industry;

•        conditions in the capital markets and our ability, and the ability of our operators, to obtain capital or financing on favorable terms or at all;

•        title defects in the properties in which we invest;

•        risks associated with the drilling and operation of crude oil and natural gas wells, including uncertainties with respect to identified drilling locations and estimates of reserves;

•        the availability or cost of rigs, equipment, raw materials, supplies, oilfield services or personnel;

•        restrictions on the use of water;

•        the availability of pipeline capacity and transportation facilities;

•        the ability of our operators to comply with applicable governmental laws and regulations, including environmental laws and regulations and to obtain permits and governmental approvals;

•        the effect of existing and future laws and regulatory actions, including federal and state legislative and regulatory initiatives relating to hydraulic fracturing and environmental matters, including climate change;

•        future operating results;

•        risk related to our hedging activities;

•        exploration and development drilling prospects, inventories, projects, and programs;

•        the impact of reduced drilling activity in our focus areas and uncertainty in whether development projects will be pursued;

•        operating hazards faced by our operators;

•        technological advancements;

•        weather conditions, natural disasters and other matters beyond our control; and

•        certain risks and uncertainties discussed elsewhere in this Proxy Statement, including those under the heading “Risk Factors” and other filings that have been made or will be made with the SEC.

HNRA and Pogo caution that the foregoing list of factors is not exclusive. Additional information concerning certain of these and other risks is contained in HNRA’s most recently filed Annual Report on Form 10-K, previous Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. In addition, the Company and Pogo each may be subject to currently unforeseen risks that may have a materially adverse effect on it. All subsequent written and oral forward-looking statements concerning Company and Pogo, the proposed transactions contemplated by the MIPA or other matters attributable to Company or the Pogo, or any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements above. The forward-looking statements speak only as of the date made and, other than as required by law, neither Company nor Pogo undertakes any obligation to update publicly or revise any of these forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE PURCHASE AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the Special Meeting. The following questions and answers do not include all the information that is important to the HNRA stockholders. You should read carefully this entire Proxy Statement, including the attached annexes and other documents referred to herein, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this Proxy Statement, including this section, please see the section entitled “Use of Certain Terms.”

Q:     Why am I receiving these materials?

A:     On December 27, 2022, HNR Acquisition Corp, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Original MIPA”) with CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 7.20 of the Original MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”). On August 28, 2023, the Company, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Company (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with Seller, and, solely with respect to Section 6.20 of the A&R MIPA, the Sponsor, which amended and restated the Original MIPA in its entirety (as amended and restated, the “MIPA”).

Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA (the “Closing”), OpCo will acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary will purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine (99.0%) interest, the “Target Interests”).

The transactions contemplated by the MIPA cannot be completed without the approval of the Purchase Proposal, as required under the terms of the MIPA and the provisions of the HNRA Charter. HNRA is sending this Proxy Statement in connection with its solicitation of your proxy for use at the Special Meeting because you owned SPAC Common Stock at the close of business on [•], 2023, the Record Date for the Special Meeting, and therefore, are entitled to vote at the Special Meeting.

This Proxy Statement and its Annexes contain important information about the proposed transactions and the other matters to be acted upon at the Special Meeting. You should read this Proxy Statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this Proxy Statement and its Annexes.

Q:     When and where is the Special Meeting?

A:     The Special Meeting will be held via live webcast at [•] a.m., [Time Zone], on [•], 2023, to consider and vote upon the Proposals, including, if necessary, the Adjournment Proposal. The Special Meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the Special Meeting.

Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. The Special Meeting webcast will begin promptly at [•] a.m. [Time Zone] on [•], 2023, and HNRA stockholders will be able to log in beginning at [•] a.m. [Time Zone] on [•], 2023. We encourage HNRA stockholders to access the Special Meeting prior to the start time.

The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio.

Q:     How do I ask questions at the Special Meeting?

A:     During the live question and answer portion of the Special Meeting, HNRA stockholders may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging in to the virtual Special Meeting platform on the Special Meeting website, typing your question into the “Ask a Question” field and clicking “Submit.” Only questions relevant to Special Meeting matters will be answered during the Special Meeting, subject to time constraints. Questions relevant to Special Meeting matters that HNRA does not have time to answer during the Special Meeting will be posted to HNRA’s website following the Special Meeting.

Q:     What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual Special Meeting website?

A:     We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log in page.

Q:     What will holders of SPAC Common Stock receive pursuant to the MIPA?

A:     Holders of SPAC Common Stock will simply retain the SPAC Common Stock, reclassified as Class A Common Stock, and SPAC Warrants they currently own. Holders of SPAC Common Stock will not receive any additional capital stock or SPAC Warrants pursuant to the MIPA. Following the closing of the MIPA, the SPAC Warrants will remain outstanding.

Q:     Where will my securities trade upon closing of the MIPA?

A:     Following the closing of the MIPA, the SPAC Common Stock, reclassified as Class A Common Stock, and SPAC Warrants will continue to trade on NYSE American under the symbols “HNRA” and “HNRW”, respectively.

Q:     What proposals will be considered at the Special Meeting?

A:     At the Special Meeting, you will be asked to consider and vote on:

•        The Purchase Proposal — to approve and adopt the MIPA, as amended and restated, the transactions contemplated thereby and the Purchase.

•        The Incentive Plan Proposal — to approve and adopt the Incentive Plan, a copy of which is attached to this Proxy Statement as Annex B.

•        The NYSE American Proposal — to approve, for purposes of complying with NYSE American Rule 713(a), the potential and likely issuance of more than 19.99% of the Company’s shares of Class A Common Stock including securities convertible into Class A Common Stock pursuant to the Purchase transactions and issuances which may be made pursuant to a potential Preferred Stock PIPE Investment.

•        The Charter Proposal — to consider and vote upon a proposal to approve and adopt the Proposed Second A&R Charter, which, if approved, would take effect upon Closing.

•        The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

For more information, see the section entitled “Special Meeting of the HNRA Stockholders — Purpose of the Special Meeting.”

Q:     What vote is required to approve each of the Proposals?

A:     The following votes are required for each Proposal at the Special Meeting:

•        The Purchase Proposal:    Approval of the Purchase Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Incentive Plan Proposal:    Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The NYSE American Proposal:    Approval of the NYSE American Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Charter Proposal:    Approval of the Charter Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the SPAC Common Stock entitled to vote thereon at the Special Meeting.

•        The Adjournment Proposal:    Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Under the MIPA, the receipt of the Company’s stockholders’ approval is a condition to closing the Purchase. The approval of the Adjournment Proposal is not conditioned on the approval of any other proposal. If HNRA does not receive stockholder approval of the Purchase Proposal, the Purchase and any potential Preferred Stock PIPE Investment may not be consummated. Each of the Purchase Proposal, the NYSE American Proposal, and the Charter Proposal are conditioned upon approval of each other. If any of the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal are not approved, the Company will not be able to consummate the Purchase.

If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” on Proposal 4 — The Charter Proposal, but will have no effect on the outcome of any other proposal in this Proxy Statement.

Q:     How will the parties to the SPAC Stockholder Support Agreement vote?

A:     Pursuant to the SPAC Stockholder Support Agreement, and subject to the terms and conditions thereof, certain holders of SPAC Common Stock agreed to vote all of the shares that they beneficially own at the Special Meeting in favor of the approval of the Proposals and any other matter necessary for the consummation of the Purchase.

Q:     Are any of the proposals conditioned on one another?

A:     The approval of the Adjournment Proposal is not conditioned on the approval of any other proposal. Each of the Purchase Proposal, the NYSE American Proposal, and the Charter Proposal are conditioned upon approval of each other. If any of the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal are not approved, then the Incentive Plan Proposal and all other proposals other than the Adjournment Proposal will have no effect, even if approved by our stockholders. If any of the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal are not approved, the Company will not be able to consummate the Purchase.

Q:     What will happen in the Purchase?

A:     Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the Closing (i) (A) the Company will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to the Company a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the Target Interests, and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the Target Interests, in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that will be effective at Closing (the “A&R OpCo LLC Agreement”) and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the “Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the Escrow Agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions herein. The Aggregate Consideration is subject to adjustment in accordance with the MIPA.

Q:     What will OpCo receive in the Purchase?

A:     OpCo will receive 99% of the Target Interests and all of the assets of the Company (excluding the Company’s interest in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights), less the amount of Aggregate Consideration paid to Seller.

Q:     What will SPAC Subsidiary receive in the Purchase?

A:     SPAC Subsidiary will receive 1% of the Target Interests.

Q:     What is an “Up-C” structure?

A:     The Post-Combination Company’s structure following the Purchase is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies when they undertake an initial public offering either directly or through a business combination with a special purpose acquisition company, such as HNRA.

Under the Post-Combination Company “Up-C” structure, the only direct assets of HNRA will consist of equity interests in OpCo, which will own 100% of the capital stock of SPAC Subsidiary. Immediately following the Closing, HNRA will be the sole manager of and control OpCo, and will own 100% of the outstanding OpCo Class A Units. Further, Seller will own 100% of the outstanding OpCo Class B Units, shares of Class B

Common Stock, and OpCo Preferred Units. Each share of Class B Common Stock has no economic rights but entitles holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our Proposed Second A&R Charter. We do not intend to list any Class B Common Stock on any exchange. Additional shares of Class B Common Stock will be issuable to Seller upon issuance of OpCo Class B Units to Seller upon conversion of the OpCo Preferred Units, as described below.

Following this Closing, under the OpCo A&R LLC Agreement, each holder of OpCo Class B Units will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B Units for, at OpCo’s election, (i) shares of our Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date.

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, the Company will issue a number of shares of Class B Common Stock to Seller equivalent to the number of OpCo Class B Units issued to Seller. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

In connection with any exchange of OpCo Class B Units pursuant to the OpCo Exchange Right or acquisition of OpCo Class B Units pursuant to a Mandatory Exchange, a corresponding number of shares of Class B Common Stock held by the relevant OpCo unitholder will be cancelled. See “Summary of the Proxy Statement — Related Agreements — OpCo A&R LLC Agreement.”

The rationale for the use of the “Up-C” structure includes the following:

•        Provide for Tax Deferral and Continued “Pass-Through” Tax Treatment for Seller.    The issuance of OpCo Class B Common Units and OpCo Preferred Units to Seller in connection with the Purchase will not be taxable to Seller until such time as Seller elects to exchange for shares of our Class A Common Stock or otherwise sells such OpCo Units. Conversely, the issuance of our common stock and preferred stock to Seller in connection with the Purchase would have triggered immediate taxable gain to Seller. Moreover, so long as Seller continues to hold OpCo Class B Common Units and/or OpCo Preferred Units, Seller will generally (a) incur direct U.S. federal, state and local income taxes on its proportionate share of any taxable income of OpCo, (b) not be subject to any additional taxes if/when Seller receives distributions of such income and (c) receive allocations of Seller’s proportionate share of any taxable losses of OpCo.

•        The Company May Receive Potential Tax Benefits Upon Exchange of OpCo Units for Class A Common Stock.    Exchanges of OpCo Units for Class A Common Stock under the “Up-C” structure generally will result in certain increases in tax basis related to OpCo’s assets. Such increases in tax basis will, in turn, result in an increase in associated depreciation, depletion, and amortization deductions which may reduce the Company’s taxable income.

•        Ability to Make Certain Acquisitions on a Tax-Deferred Basis.    The “Up-C” structure (as compared to a traditional C-corporation) will provide the Company with more flexibility to offer certain equity consideration to sellers in acquisitive transactions on a tax-deferred basis. Due to the classification of OpCo as a partnership for U.S. federal income tax purpose, many sellers in potential acquisitive transactions would be able to receive OpCo Units, but not shares of Class A Common Stock, as tax-deferred consideration for assets or equity of a target company, making OpCo Units a preferable form of equity consideration. In addition to providing such sellers with tax deferral on the acquisition, potential sellers would also benefit from the pass-through tax treatment of the OpCo structure (single layer of tax).”

Q:     Why is the Company proposing the NYSE American Proposal?

A:     HNRA is proposing the NYSE American Proposal in order to comply with listing standards of NYSE American, which require stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of securities or in a change of control of HNRA, as required by Rule 713(a) of the NYSE American Company Guide. In connection with the Purchase: (i) up to 2,000,000 shares of Class B Common Stock, and (ii) up to 2,000,000 OpCo Preferred Units are issuable to Seller pursuant to the MIPA (which assuming a stock price of $10.00, will be convertible into 4,000,000 OpCo Series B Units (which are exchangeable into 4,000,000 shares of Class A Common Stock) and 4,000,000 shares of Class B Common Stock (which shall be surrendered upon issuance of Class A Common Stock upon conversion of OpCo Series B Units), and (iii) up to an aggregate of 125,000 shares of Series A Preferred Stock (convertible into 1,000,000 shares of Class A Common Stock) may be issuable to the Preferred Stock PIPE Investors pursuant to the Preferred Stock PIPE Investment (provided, however, no Subscription Agreements have been executed as of the date of this Proxy Statement and there is no guarantee that the Company will execute any Subscription Agreement with any Preferred Stock PIPE Investor — see also the section entitled “Risk Factors — Unless the Company completes a Preferred Stock PIPE Investment, HNRA may not have sufficient funds to meet the minimum cash amount provided for in the MIPA for Closing.” Because we will most likely issue over 20 our outstanding voting power and outstanding common stock in connection with the Purchase, we are required to obtain stockholder approval of such issuances pursuant to listing standards of NYSE American. See the section entitled “Proposal No. 3 — The NYSE American Proposal” for additional information.

Q:     How does the HNRA Board recommend that I vote?

A:     HNRA’s board of directors believes that each of the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal, the Charter Proposal, and the Adjournment Proposal is in the best interests of HNRA and its stockholders and recommends that its stockholders vote “FOR” each of the proposals to be presented at the special meeting.

For more information regarding the HNRA Board’s adoption of the MIPA, see the section entitled “The Purchase — HNRA’s Board’s Reasons for the Approval of the Purchase.” For more information regarding the HNRA Board’s recommendation to adopt the Proposals, see the sections entitled “Proposal No. 1 — The Purchase Proposal — Recommendation of the HNRA Board,” “Proposal No. 2 — The Incentive Plan Proposal — Recommendation of the HNRA Board,” “Proposal No. 3 – The NYSE American Proposal — Recommendation of the HNRA Board,” “Proposal No. 4 — The NYSE American Proposal — Recommendation of the HNRA Board,” and “Proposal No. 5— The Adjournment Proposal — Recommendation of the HNRA Board.”

Q:     What are the material agreements governing the White Lion ELOC?

A:     On October 17, 2022, the Company entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $150,000,000 in aggregate gross purchase price of newly issued shares of SPAC Common Stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

The Company is obligated under the Common Stock Purchase Agreement and the White Lion RRA to file a registration statement with the SEC to register the SPAC Common Stock under the Securities Act of 1933, as amended, for the resale by White Lion of shares of SPAC Common Stock that the Company may issue to White Lion under the Common Stock Purchase Agreement.

The securities to be purchased by White Lion pursuant to the Common Stock Purchase Agreement are the same SPAC Common Stock issued in the IPO. The purchase price to be paid by White Lion for any such shares will equal 96% of the lowest daily volume-weighted average price of SPAC Common Stock during a period of two consecutive trading days following the applicable Notice Date.

Such purchases will dilute our stockholders and could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future offerings of equity or equity-linked securities, although the Company intends to carefully control such purchases as to minimize the impact. Accordingly, the adverse market and price pressures resulting from the purchase and registration of SPAC Common Stock pursuant to the Common Stock Purchase Agreement may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.

Q:     What constitutes a quorum?

A:     The presence, in person (which includes presence virtually at the Special Meeting) or by proxy of shares of outstanding SPAC Common Stock representing a majority of the voting power of all outstanding shares of SPAC Common Stock entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date, [        ] shares of SPAC Common Stock would be required to achieve a quorum. Your shares of SPAC Common Stock will be counted as present at the Special Meeting if you:

•        Are present in person at the Special Meeting (which includes presence virtually at the Special Meeting); or

•        Have submitted and not revoked a properly executed proxy card or instructed a broker or other nominee how to vote.

Abstentions will be counted in connection with the determination of whether a valid quorum is established, but their effect on the Proposals differ as follows:

•        An abstention will have no effect on the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal or the Adjournment Proposal.

•        In contrast, an abstention will have the same effect as a vote “AGAINST” on the Charter Proposal.

Q:     Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Purchase?

A:     Yes. The HNRA Board engaged RSI & Associates, Inc. to provide an opinion as to fairness, from a financial point of view, to HNRA of the proposed Purchase pursuant to the MIPA. On February 10, 2023, at a meeting of the HNRA Board, RSI & Associates, Inc. rendered its oral opinion, confirmed by its delivery of a written opinion, that, as of February 10, 2023, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the Purchase pursuant to the Prior MIPA was fair, from a financial point of view, to HNRA. On September 6, 2023, RSI & Associates, Inc. delivered an updated opinion following the A&R MIPA, setting forth its opinion that the Purchase pursuant to the A&R MIPA, was fair from a financial point of view, to HNRA.

Q:     How do the Public Warrants differ from the Private Warrants and what are the related risks for any holders of Public Warrants following the Purchase?

A:     The Private Warrants are identical to the Public Warrants in all material respects, except that the Private Warrants will not be transferable, assignable or salable until 30 days after the Closing of the Purchase and they will not be redeemable by HNRA so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by HNRA in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

As a result, following the Purchase, the Post-Combination Company may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making such warrants worthless. The Post-Combination Company will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the shares of the common stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrantholders. Please note that the closing price of the Company’s common stock has not exceeded $18.00 per share for any of the 30 trading days prior to the date of this proxy statement. The Post-Combination Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of the common stock issuable upon exercise of such warrants is effective and a current prospectus relating to shares of the common stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by the Post-Combination Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

The Post-Combination Company may only call the Public Warrants for redemption upon a minimum of 30 days’ prior written notice of redemption to each holder, provided that holders will be able to exercise their Public Warrants prior to the time of redemption and, at the election of the Post-Combination Company, any such exercise may be required to be on a cashless basis. The fair value of the Public Warrants that may be retained by redeeming shareholders is $776,250 based on recent trading prices, and 8,625,000 Public Warrants held by Public Shareholders.

Q:     Do I have redemption rights?

A.     If you are a holder of public shares, you have the right to demand that HNRA redeem such shares for a pro rata portion of the cash held in the Trust Account. We sometimes refer to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of public shares, together with any of its affiliates or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Under the HNRA Charter and the MIPA, the Purchase may be consummated only if HNRA has at least $5,000,001 of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares for cash.

Q:     How do I exercise my redemption rights?

A.     If you are a holder of public shares and wish to exercise your redemption rights, you must demand that HNRA redeem your shares in cash no later than the second business day preceding the vote on the Purchase Proposal by delivering your stock to HNRA’s transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system prior to the vote at the special meeting.

Any holder of public shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the trust account (which, for illustrative purposes, was approximately $10.62 per share, as of [Date], the record date for meeting). Such amount, less any owed but unpaid taxes on the funds in the Trust Account, will be paid promptly upon consummation of the Purchase. However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of HNRA’s public stockholders exercising redemption rights, regardless of whether such holders vote for or against the Purchase Proposal. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the Purchase Proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the Purchase Proposal at the special meeting. If you deliver your shares for redemption to HNRA’s transfer agent and later decide prior to the special meeting not to elect redemption, you may request that HNRAs transfer agent return the shares (physically or electronically). You may make such request by contacting HNRA’s transfer agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by HNRA’s transfer agent prior to the vote taken on the Purchase Proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the special meeting.

If a holder of public shares properly demands their shares be redeemed as described above, then, if the Purchase is consummated, HNRA will redeem these shares for a pro rata portion of funds deposited in the Trust Account. If you exercise your redemption rights, then you will be exchanging your shares of HNRA common stock for cash.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     In the event that a U.S. Holder (defined below) elects to redeem its SPAC Common Stock for cash as described in the redemption provisions herein, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the SPAC Common Stock under Section 302 of the Code (defined below). If the redemption qualifies as a sale of the SPAC Common Stock, and the SPAC Common Stock is held as a capital asset by the U.S. Holder on the date of the redemption, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the SPAC Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the SPAC Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at preferential rates. The deductibility of capital losses is subject to certain limitations. See section entitled “Material U.S. Federal Income Tax Consequences of the Exercise of Redemption Rights to HNRA Stockholders.” The discussion of the U.S. federal income tax consequences contained in this proxy statement is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to holders of shares of SPAC Common Stock in respect of the exercise of their redemption rights, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws. All holders considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of such an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws.

Q:     What are the U.S. federal income tax consequences of the Closing pursuant to the MIPA?

A:     Upon the Closing, pursuant to the MIPA, the transactions contemplated thereby shall be treated for U.S. federal income tax purposes as a sale by Seller of the Target Interests and an acquisition by the Company of all of the assets of Pogo in a transaction described by Revenue Ruling 99-6, 1999-1 C.B. 432, Situation 2. The Company will not recognize any gain or loss for U.S. federal income tax purposes upon the consummation of the Purchase. In addition, because the U.S. Holders immediately prior to the consummation of the Purchase will not sell, exchange or dispose of any shares of SPAC Common Stock in such Purchase, such U.S. Holders will not recognize any gain or loss upon consummation of the Purchase.

Q:     What happens to the funds deposited in the Trust Account after consummation of the Purchase?

A:     Of the proceeds received from the consummation of the IPO, $86,250,000 (or $10.00 per unit sold in the public offering) was placed in the Trust Account. A portion of the funds in the Trust Account may be used to pay holders of the public shares who exercise redemption rights prior to the consummation of the Purchase. After the consummation of the Purchase, the funds in the Trust Account will be released to us and used to pay for general corporate purposes.

Q:     How are the funds in the Trust Account currently being held?

A:     With respect to the regulation of special purpose acquisition companies like the Company (“SPACs”), on March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”) relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended, including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities.

With regard to the SEC’s investment company proposals included in the SPAC Rule Proposals, the funds in the Trust Account were, from the time beginning with the consummation of the Company’s initial public offering and ending on February 15, 2024, held only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries. To mitigate the risk of being viewed as operating an unregistered investment company (including pursuant to the subjective test of Section 3(a)(1)(A) of the Investment Company Act of 1940), on February 15, 2024, on the 24-month anniversary of the effective date of the registration statement relating to our initial public offering, HNRA instructed Continental Stock Transfer & Trust Company, the trustee managing the Trust Account, to liquidate the U.S. government securities or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash (which may include demand deposit accounts) until the earlier of consummation of our initial business combination or liquidation. As a result, we may receive minimal interest, if any, on the funds held in the Trust Account, which may reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of the Company.

Q:     What happens if a substantial number of public stockholders vote in favor of the Purchase Proposal and exercise their redemption rights?

A.     HNRA’s public stockholders may vote in favor of the Purchase Proposal and still exercise their redemption rights. Accordingly, the Purchase may be consummated even though the funds available from the Trust Account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders.

Notwithstanding the foregoing, under the HNRA Charter and the MIPA, the Purchase may be consummated only if HNRA has at least $5,000,001 of net tangible assets after giving effect to all redemptions by holders of public shares that properly demand redemption of their shares for cash. The maximum number of shares that may be redeemed, after giving effect to which HNRA has at least $5,000,001 of net tangible assets is [            ]. Provided that the Company is able to complete the Preferred Stock PIPE Investment at the maximum amount, in the event that all [•] shares of redeemable common stock are redeemed by the holders, the Company would have sufficient cash to close the Purchase under the terms currently agreed to with Pogo. Finally, in connection with the amendment, it is planed that certain founder share owners will pledge their shares of SPAC Common Stock to satisfy the obligation to Sellers in the event the Company is unable to satisfy the obligation. There can be no assurance that such negotiations will be successful. In the event that such amendments cannot be finalized, the Company would not be able to satisfy the conditions to closing of the MIPA.

Q:     What happens if the Purchase is not consummated?

A.      If HNRA does not complete the Purchase for whatever reason, HNRA would search for another target business with which to complete an initial business combination. Under the terms of the HNRA Charter, as amended, HNRA must complete an initial business combination by October 15, 2023, unless it is able to extend the completion window. Extending the completion window requires, among other things, approval from the holders of 65% of the shares of SPAC Common Stock to amend the HNRA Charter and for HNRA to permit the public stockholders to redeem their public shares. If HNRA does not complete a business combination by October 15, 2023, or by November 15, 2023, if the Sponsor deposits the requisite amounts into the Trust Account, then HNRA must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to (a) the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us for HNRA’s expenses related to administration of the Trust Account as well as to pay HNRA’s taxes, divided by (b) the number of then-outstanding public shares, subject to applicable law and certain conditions. Insiders have no redemption rights in the event an initial business combination is not effected in the completion window and, accordingly, their founder shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to HNRA’s outstanding warrants. Accordingly, the warrants will be worthless.

Q:     If I am a warrantholder, can I exercise redemption rights with respect to my warrants?

A:     Holders of warrants to purchase shares of SPAC Common Stock do not have redemption rights with respect to such warrants in connection with the Purchase.

Q:     What is a proxy?

A:     A proxy is your legal designation of another person, referred to as a “proxy,” whose name is listed on the proxy card, to vote your shares of SPAC Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” A “proxy card” is a document used to designate a proxy to vote your shares of SPAC Common Stock.

For more information, see the section entitled “Special Meeting of the HNRA Stockholders — Voting Your Shares.”

Q:     If a HNRA stockholder gives a proxy, how are its shares of SPAC Common Stock voted?

A:     Regardless of how you choose to vote, the individuals named on the enclosed proxy card will vote your shares of SPAC Common Stock in the way that you indicate.

If your shares of SPAC Common Stock are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you sign and return the proxy card but do not give instructions on how to vote your shares of SPAC Common Stock, your shares will be voted as recommended by the HNRA Board: “FOR” the Purchase Proposal, “FOR” the Incentive Plan Proposal, “FOR” the NYSE American Proposal, “FOR” the Charter Proposal, and “FOR” the Adjournment Proposal.

For more information, see the section entitled “Special Meeting of the HNRA Stockholders — Voting Your Shares.”

Q:     What can I do if I change my mind after I have submitted a proxy for my shares of SPAC Common Stock?

A:     If you are a HNRA stockholder and you give a proxy, you may revoke your proxy at any time before it is exercised by doing any of the following:

•        You may send another proxy card with a later date;

•        You may notify David M. Smith, HNRA’s General Counsel, in writing before the Special Meeting that you have revoked your proxy; or

•        You may attend the Special Meeting, revoke your proxy, and vote in person (which would include presence at the virtual Special Meeting).

For more information, see section entitled “Special Meeting of the HNRA Stockholders — Revoking Your Proxy.”

Q:     What is the record date for the Special Meeting?

A:     The Record Date for the Special Meeting is [•], 2023. Only holders of shares of SPAC Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

For more information, see the section entitled “Special Meeting of the HNRA Stockholders — Record Date; Who is Entitled to Vote.”

Q:     What is required of holders of SPAC Common Stock to adopt the MIPA and the transactions contemplated thereby?

A:     Pursuant to the MIPA, the stockholder approval of the Purchase Proposal, the NYSE American Proposal, and the Charter Proposal are the only votes of the holders of any class or series of shares of stock of HNRA necessary to adopt the MIPA and the transactions contemplated thereby.

Concurrently with the execution of the Original MIPA, the Company entered into the SPAC Stockholder Support Agreement, pursuant to which, among other things, (i) each SPAC Stockholder agrees not to, exercise redemption rights or otherwise elect to redeem, tender or submit for redemption any securities pursuant to or in connection with the Purchase, and waives any redemption rights; (ii) agrees unconditionally and irrevocably to vote in favor of the Purchase at a special meeting of the Company’s stockholders and in favor of any other proposals set forth in the proxy statement filed by the Company with the SEC relating to the Purchase, and against any transaction, proposal, agreement or action made in competition or inconsistent with the transactions or matters contemplated by the MIPA. The SPAC Stockholders’ aggregate voting power is 3,006,250 shares of SPAC Common Stock, which is equal to approximately 30.5% of the total outstanding shares of the Company post-Purchase (assuming no redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued) and approximately 52.0% the total outstanding shares of the Company post-Purchase (assuming maximum redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued). The SPAC Stockholders received no consideration in return for entering into the SPAC Stockholder Support Agreement.

Q:     What do I need to do now?

A:     After carefully reading and considering the information contained in this Proxy Statement and the annexes attached to this Proxy Statement, please vote your shares of SPAC Common Stock in one of the ways described below as soon as possible.

Q:     How do I vote my shares of SPAC Common Stock if I hold such shares in my own name?

A:     Each share of SPAC Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of SPAC Common Stock that you own. There are two ways to vote your shares of SPAC Common Stock at the Special Meeting.

•        You Can Vote by Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares of SPAC Common Stock as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares of SPAC Common Stock, your shares will be voted as recommended by the HNRA Board: “FOR” the Purchase Proposal, “FOR” the Incentive Plan Proposal, “FOR” the NYSE American Proposal, “FOR” the Charter Proposal, and “FOR” the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•        You Can Attend the Special Meeting and Vote in Person (Which Includes Presence Virtually at the Special Meeting).    We will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at [•], in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting.

For more information, see the section entitled “Special Meeting of the HNRA Stockholders — Voting Your Shares.”

Q:     If my shares of SPAC Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or nominee vote my shares of SPAC Common Stock for me?

A:     Your bank, broker or other nominee will only be permitted to vote your shares of SPAC Common Stock if you instruct the bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of SPAC Common Stock. You should also contact your broker to ensure that votes related to the shares of SPAC Common Stock you beneficially own are properly counted. If you fail to instruct the bank, broker or other nominee how to vote, and you do not attend the Special Meeting in person (which includes presence virtually at the Special Meeting), and if a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” on Proposal 4 — The Charter Proposal, but will have no effect on the outcome of any other proposal in this Proxy Statement. To revoke or change voting instructions with respect to shares of SPAC Common Stock held in “street name,” you should submit new voting instructions to the bank, broker or other nominee that is the record holder of your shares of SPAC Common Stock or by requesting a “legal proxy” from such bank, broker or nominee and voting in person (which includes presence virtually) at the Special Meeting.

Q:     What does it mean if I get more than one proxy card?

A:     If you received more than one proxy card, your shares of SPAC Common Stock are likely registered in more than one account. For example, if you own your shares of SPAC Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares of SPAC Common Stock are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by voting in person (which includes presence virtually at the Special Meeting).

Q:     What happens if I sell my shares of SPAC Common Stock before the Special Meeting?

A:     The Record Date for shares of SPAC Common Stock entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the closing of the MIPA. If you transfer your shares of SPAC Common Stock after the Record Date but before the Special Meeting occurs, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of SPAC Common Stock and each of you notifies HNRA in writing of such special arrangements, you will retain your right to vote such shares of SPAC Common Stock.

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     HNRA is soliciting proxies on behalf of the HNRA Board. This solicitation is being made by mail but also may be made by telephone or in person. HNRA and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. HNRA will bear the cost of the solicitation.

HNRA has hired Advantage Proxy, Inc. to assist in the proxy solicitation process. HNRA will pay that firm a fee of $[        ].

HNRA will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. HNRA will reimburse them for their reasonable expenses.

For more information, see the section entitled “Special Meeting of the HNRA Stockholders — Proxy Solicitation Costs.”

Q:     How many votes do I have?

A:     You are entitled to one vote for each share of SPAC Common Stock owned by you as of the Record Date. As of the close of business on the Record Date, there were [__] outstanding shares of Company common stock.

Q:     Where can I find the voting results of the Special Meeting?

A:     HNRA intends to announce preliminary voting results at the Special Meeting and publish final voting results with the SEC on a Current Report on Form 8-K.

Q:     When do you expect the Purchase to occur?

A:     Assuming timely satisfaction of other closing conditions, including approval of the Purchase Proposal, the NYSE American Proposal, and the Charter Proposal, HNRA expects that the MIPA will close as soon as practicable following the Special Meeting. The Company currently expects such Closing to occur prior to October 30, 2023.

For more information, see the section entitled “The MIPA — Conditions to Closing.”

Q:     What conditions must be satisfied to consummate the Purchase?

A:     Unless waived by the parties to the MIPA, and subject to applicable law, the MIPA provides that the obligation of the parties thereto to consummate the Purchase is conditioned on, among other things, receipt of the stockholder approval of the Purchase Proposal and for the Company to be ready, willing, and able to pay the Cash Consideration to Seller.

For more information about conditions to the consummation of the Purchase, see “The MIPA — Conditions to Closing.”

Q:     Under what circumstances may the MIPA be terminated?

A:     The MIPA may be terminated (i) at any time prior to Closing by the mutual prior written consent of Seller and Buyer; (ii) by Seller or Buyer if Closing has not occurred on or before the Outside Date; (iii) by Buyer, if all conditions to Seller’s obligation to proceed with Closing have been satisfied or waived by Buyer but Seller has refused to close; (iv) by Seller or Buyer if, after the final adjournment of the special meeting of the Company’s stockholders at which a vote of the Company’s stockholders has been taken in accordance with the MIPA, the Company’s stockholder approval has not been obtained; (v) by Seller, if the Closing has not occurred on or before November 15, 2023 and Sponsor has not effected the extension of time allowed for the Company to consummate a purchase; (vi) by either party if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the other party set forth in the MIPA will have occurred that would cause any of the conditions to closing to not to be satisfied, and is incapable of being cured by the Outside Date or, if curable, is not cured by the breaching party within thirty (30) days of receipt by the breaching party of written notice of such breach or failure (or, if the Outside Date is less than thirty (30) days from the date of receipt of such notice, by the Outside Date); or (vii) by Seller, if all conditions to Buyer’s obligation to proceed with Closing have been satisfied or waived by Seller (other than those conditions that, by their nature, are to be satisfied at Closing) but Buyer has refused to close.

For more information about the termination rights under the MIPA, see “The MIPA — Termination.”

Q:     Will HNRA obtain new financing in connection with the Purchase?

A:     Yes. On August 28, 2023, the Company entered into the Debt Commitment Letter with FIBT, pursuant to which FIBT has agreed to provide the Company with a $28,000,000 Credit Facility to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $3,000,000 at the Closing Date and an additional $2,000,000 Debt Service Reserve Account, (c) cash secure outstanding letters of credit issued by Pogo’s existing lender, (d) pay fees and expenses in connection with the Purchase and the closing of the Credit Facility and (e) other general corporate purposes. The Credit Facility will be provided on the Closing Date subject to a number of specified conditions set forth in the Debt Commitment Letter. The obligations of FIBT to provide the Credit Facility will terminate on October 30, 2023 if the Closing Date has not occurred by such date. The definitive documentation for the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described in this proxy statement. Please see the section entitled “Summary of the Proxy Statement –Related Agreements — Debt Commitment Letter” for additional information. In addition, HNRA is seeking to conduct the Preferred Stock PIPE Investment, pursuant to which HNRA may issue up to 125,000 shares of Series A Preferred Stock.

Q:     How will the Company be managed following consummation of the Purchase and who will manage it?

A:     Following the Closing, the Post-Combination Company’s Board will consist of five directors designated by our existing board of directors. Three of the five directors will be independent. Two of our existing directors will resign from the board and as officers and take on consultant roles.

For more information on the Post-Combination Company’s anticipated management, see the section entitled “Management After the Purchase” in this Proxy Statement.

Q:     Do any of HNRA’s directors or officers have interests that may conflict with the interests of HNRA’s stockholders with respect to the MIPA and the transactions contemplated thereby?

A:     HNRA’s directors and officers have interests in the Purchase that may be different from, or in addition to, the interests of its other stockholders and warrant holders. HNRA’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Purchase, and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Purchase Proposal. In considering these conflicts of interest, the HNRA board of directors determined that the overall benefits expected to be received by HNRA and its stockholders in the Purchase outweighed any potential risk created by the conflicts stemming from these interests. In addition, the HNRA board of directors determined that these interests could be adequately disclosed to stockholders in this proxy statement, and that stockholders could take them into consideration when deciding whether to vote in favor of the proposals set forth herein. For more information, see the section entitled “Interests of HNRA’s Directors and Officers in the Purchase.”

Q:     Are HNRA Stockholders entitled to appraisal rights?

A:     No. Neither HNRA stockholders nor holders of SPAC Warrants have appraisal rights in connection with the Purchase under the General Corporation Law of the State of Delaware.

For more information, see the section entitled “Appraisal Rights.”

Q:     What is “householding”?

A:     The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

For more information, see the section entitled “Householding Information.”

Q:     Who can help answer my questions?

A:     If you are a HNRA stockholder and have any questions about how to vote or direct a vote in respect of your shares of SPAC Common Stock, please contact Advantage Proxy, Inc., our proxy solicitor, by calling (877)-870-8565, or banks and brokers may call collect at (206)-870-8565, or by emailing ksmith@advantageproxy.com. This notice of Special Meeting and the Proxy Statement are available at [•].

You may also obtain additional information about HNRA from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this Proxy Statement and does not contain all of the information that is important to you. To better understand the Proposals to be submitted for a vote at the Special Meeting, you should read this entire document carefully, including the A&R MIPA, attached as Annex A to this Proxy Statement. The A&R MIPA is the legal document that governs the Purchase and the other transactions that will be undertaken in connection therewith. The A&R MIPA is also described in detail in this Proxy Statement in the section entitled “The MIPA.” This Proxy Statement also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

The Parties to the Purchase

HNR Acquisition Corp

HNR Acquisition Corp, a Delaware corporation, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Prior to executing the MIPA, the Company’s efforts were limited to organizational activities, completion of the IPO and the evaluation of possible business combinations.

The SPAC Common Stock and the SPAC Warrants are currently listed on NYSE American under the symbols “HNRA” and “HNRW,” respectively.

HNRA’s principal executive offices are located at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, and its telephone number is (720) 590-4760. HNRA’s website address is www.HNRA-NYSE.com. The information provided on HNRA’s website is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement by this or any other reference to our website in this Proxy Statement.

Additional information about HNRA is contained in its public filings, which are incorporated by reference in this Proxy Statement. See the section entitled “Where You Can Find More Information” for more information.

HNRA Upstream, LLC

HNRA Upstream, LLC, a Delaware limited liability company, is a newly-formed entity that is managed by and is a subsidiary of HNR Acquisition Corp. HNRA Upstream, LLC currently has no assets, other than 100% of the capital stock of HNRA Partner, Inc. HNRA Upstream, LLC’s principal executive offices are located at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, and its telephone number is (720) 590-4760.

HNRA Partner, Inc.

HNRA Partner, Inc., a Delaware corporation, is a newly-formed entity that is wholly owned by the HNRA Upstream, LLC. HNRA Partner, Inc. currently has no assets. HNRA Partner, Inc.’s principal executive offices are located at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, and its telephone number is (720) 590-4760.

Pogo Resources, LLC

Pogo Resources, LLC is a Texas limited liability company. Pogo’s principal executive offices are located at 4809 Cole Avenue, Suite 200, Dallas, Texas 75205 and its telephone number at that address is 214-526-9701.

CIC Pogo LP

CIC Pogo LP is a Delaware limited partnership. CIC’s principal executive offices are located at 3879 Maple Avenue, Suite 400, Dallas, Texas 75219 and its telephone number at that address is 214-871-6812.

Pogo Resources Management, LLC

Pogo Resources Management, LLC is a Texas limited liability company. Pogo Management’s principal executive offices are located at 4809 Cole Ave Suite 200 Dallas, Texas 75205 and its telephone number at that address is 214-526-9701.

DenCo Resources, LLC

DenCo Resources, LLC is a Texas limited liability company. DenCo’s principal executive offices are located at 4809 Cole Ave Suite 200 Dallas, Texas 75205 and its telephone number at that address is 214-526-9701.

4400 Holdings, LLC

4400 Holdings, LLC is a Texas limited liability company. 4400’s principal executive offices are located at 4809 Cole Ave Suite 200 Dallas, Texas 75205 and its telephone number at that address is 214-526-9701.

HNRAC Sponsors LLC

HNRAC Sponsors LLC is a Delaware limited liability company. HNRAC Sponsors LLC’s principal executive offices are located at 3320 Kirby Drive, Suite 1200, Houston, Texas 77098, and its telephone number is 713-814-4657. HNRAC Sponsors, LLC, is not controlled by, and does not have substantial ties with any non-U.S. person. Additionally, no other entity associated or otherwise involved in the Purchase is, is controlled by, or has substantial ties with a non-U.S. person.

Summary of the MIPA

On December 27, 2022, HNR Acquisition Corp, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Original MIPA”) with CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 7.20 of the Original MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”). On August 28, 2023, the Company, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Company (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“OpCo”), and HNRA Partner, Inc., a Delaware corporation and wholly-owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with Seller, and, solely with respect to Section 6.20 of the A&R MIPA, the Sponsor, which amended and restated the Original MIPA in its entirety (as amended and restated, the “MIPA”).

Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA (the “Closing”), (i) (A) the Company will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to the Company a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that will be effective at Closing (the “A&R OpCo LLC Agreement”) and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the “Seller Promissory

Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the Escrow Agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions herein. The Aggregate Consideration is subject to adjustment in accordance with the MIPA.

The current shares of common stock of the Company will be reclassified as Class A Common Stock. Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our Proposed Second A&R Charter (as defined below). We do not intend to list any shares of Class B Common Stock on any exchange.

Following the Closing, under the amended and restated limited liability company agreement of OpCo (the “OpCo A&R LLC Agreement”), each holder of OpCO Class B Units will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B OpCo Units for, at OpCo’s election, (i) shares of our Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date.

In connection with any exchange of OpCo Class B Units pursuant to the OpCo Exchange Right or acquisition of OpCo Class B Units pursuant to a Mandatory Exchange, a corresponding number of shares of Class B Common Stock held by the relevant OpCo unitholder will be cancelled.

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, the Company will issue a number of shares of Class B Common Stock to Seller equivalent to the number of OpCo Class B Units issued to Seller. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

Conditions to Closing

The obligation of Seller to consummate the transactions contemplated by the MIPA are subject, at the option of Seller, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of the Company, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by the Company, except for such covenants and agreements for which the nonperformance or nonobservance does not or would not be reasonably expected to have a material adverse effect; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief; (iv) execution and delivery of certain agreements, including the registration rights agreement, SPAC

Stockholder Support Agreement, Escrow Agreement, Board Designation Agreement, the Backstop Agreement, and the Option Agreement by the Company or its affiliates; (v) the Company will be ready, willing, and able to pay the Cash Consideration to Seller (with at least $33,000,000 payable in cash and no more than $15,000,000 subject to payment through the terms of the Seller Promissory Note and no more than $20,000,000 subject to payment through the OpCo Preferred Units) and issue the Unit Consideration and Class B Common Stock to Seller; (vi) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have been approved for listing on the NYSE American, Nasdaq or another nationally recognized securities exchange listing mutually agreed by the Parties, subject only to official notice of issuance thereof; (vii) any waiting period applicable to the transactions contemplated by the MIPA under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) will have been terminated or have expired; and (viii) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting.

The obligations of the Company to consummate the transactions contemplated by the MIPA are subject, at the option of the Company, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of Seller, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by Seller in all material aspects; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief, with certain exceptions; (iv) execution and delivery of certain transaction documents and financial statements by Seller; (v) any waiting period applicable to the transactions contemplated by the MIPA under the HSR Act will have been terminated or shall have expired; (vi) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting; (vii) the Company will not have redeemed shares of Class A Common Stock in an amount that would cause the Company to have less than $5,000,001 of net tangible assets; (viii) no material adverse effect will have occurred between the date of the MIPA and the date of closing (the “Closing Date”) with respect to the Target; (ix) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have listed, and will have been approved for continued listing, on the NYSE American, Nasdaq or another nationally recognized securities exchange mutually agreed by the Parties; and (x) Seller will have caused the assignment of all equity interests in Pogo Oil & Gas Operating, Inc., a subsidiary of Target, so that Pogo Oil & Gas Operating, Inc. is no longer a member of the Company Group.

Representations, Warranties and Covenants

The MIPA contains customary representations, warranties and covenants of the Buyer, Target and Seller.

Termination of the MIPA

The MIPA may be terminated (i) at any time prior to Closing by the mutual prior written consent of Seller and Buyer; (ii) by Seller or Buyer if Closing has not occurred on or before October 30, 2023 (the “Outside Date”); (iii) by Buyer, if all conditions to Seller’s obligation to proceed with Closing have been satisfied or waived by Buyer but Seller has refused to close; (iv) by Seller or Buyer if, after the final adjournment of the special meeting of the Company’s stockholders at which a vote of the Company’s stockholders has been taken in accordance with the MIPA, the Company’s stockholder approval has not been obtained; (v) by Seller, if the Closing has not occurred on or before November 15, 2023 and Sponsor has not effected the extension of time allowed for the Company to consummate a purchase; (vi) by either party if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the other party set forth in the MIPA will have occurred that would cause any of the conditions to closing to not to be satisfied, and is incapable of being cured by the Outside Date or, if curable, is not cured by the breaching party within thirty (30) days of receipt by the breaching party of written notice of such breach or failure (or, if the Outside Date is less than thirty (30) days from the date of receipt of such notice, by the Outside Date); or (vii) by Seller, if all conditions to Buyer’s obligation to proceed with Closing have been satisfied or waived by Seller (other than those conditions that, by their nature, are to be satisfied at Closing) but Buyer has refused to close.

If the MIPA is validly terminated, the transactions contemplated therein will become void and of no further force or effect without any further action of or liability to indemnitees (absent fraud, or any willful and material breach of the MIPA by a party hereto), and following such termination, Seller will be free immediately to enjoy all rights of ownership of the Target Interests and to sell, transfer, encumber, or otherwise dispose of the Target Interests to any Person without any restriction under the MIPA.

For additional information, see “The MIPA — Termination” section of this Proxy Statement.

Related Agreements

SPAC Stockholder Support Agreement

Concurrently with the execution of the Original MIPA, the Company entered into a SPAC Stockholder Support Agreement with certain of the holders of the Company’s common stock and warrants (each, a “SPAC Stockholder”), pursuant to which, among other things, (i) each SPAC Stockholder agrees not to, exercise redemption rights or otherwise elect to redeem, tender or submit for redemption any securities pursuant to or in connection with the transactions contemplated by the MIPA, and waives any redemption rights; (ii) agrees unconditionally and irrevocably to vote in favor of the transactions contemplated by the MIPA at a special meeting of the Company’s stockholders and in favor of any other proposals set forth in the proxy statement filed by the Company with the SEC relating to the transactions contemplated by the MIPA, and against any transaction, proposal, agreement or action made in competition or inconsistent with the transactions or matters contemplated by the MIPA. The SPAC Stockholders’ aggregate voting power is 3,006,250 shares of SPAC Common Stock, which is equal to approximately 30.5% of the total outstanding shares of the Company post-Purchase (assuming no redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued) and approximately 52.0% the total outstanding shares of the Company post-Purchase (assuming maximum redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued). The SPAC Stockholders received no consideration in return for entering into the SPAC Stockholder Support Agreement.

Promissory Note

To the extent the minimum cash amount is less than $63,000,000, OpCo will issue to Seller the Seller Promissory Note in an amount equal to the lesser of (i) the difference between $63,000,000 and the Minimum Cash Amount and (ii) $15,000,000, providing for a maturity date that will be six (6) months from the Closing Date, bearing an interest rate equal to the greater of 12% per annum and the highest interest rate applicable to the Company’s financing, and with no penalty for prepayment; provided, that if the Seller Promissory Note is not repaid in full on or prior to its stated maturity date, the Company will owe interest from and after default equal to the lesser of 18% per annum and the highest amount permissible under law, compounded monthly. The Seller Promissory Note will be subordinated to the Credit Facility.

Until the obligations under the Seller Promissory Note are repaid in full, OpCo (1) shall conduct the business of Target and its subsidiaries in the ordinary course, consistent with past practice during the nine (9) months prior to the closing the transactions contemplated by the A&R MIPA; (2) will not (i) transfer, sell, hypothecate, encumber, dispose of any material assets of Target or its subsidiaries except for sales of inventory in the ordinary course of business and market-based trade terms, the creation of liens securing the Credit Facility, or other transactions consented to by Seller, or (ii) acquire any material assets outside of the ordinary course of business; (3) will not (i) use any net proceeds of OpCo, Target or any of their respective subsidiaries raised in connection with the issuance of any equity or debt securities to repay (whether full or in part) the accrued and outstanding obligations under the Seller Promissory Note, (ii) incur any indebtedness for borrowed money, or allow the Company, SPAC Subsidiary, Target, or any of their subsidiaries to incur any indebtedness for borrowed money, that is senior to the Seller Promissory Note (other than the Credit Facility), or (iii) materially amend or restate the Credit Facility to allow for additional borrowings thereunder.

Pursuant to the terms of the proposed Credit Facility, the Seller Promissory Note may not be repaid with proceeds from operations of OpCo. The Company expects to have sufficient cash to satisfy the obligations of the Seller Promissory Note upon its maturity though the Common Stock Purchase Agreement with White Lion or through the sale of additional debt or equity, or combination thereof. As of the date of this Proxy Statement, the Company has no agreements in place for such sale of additional debt or equity, or combination thereof, and there is no guarantee the Company will be able to enter agreements for such sale of additional debt or equity, or combination thereof, or that such agreements will have terms that are favorable to the Company.

Registration Rights Agreement

At Closing, the Company and the Seller will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide Seller with certain registration rights with respect to the shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right, as defined in the MIPA, including filing with the SEC an initial Registration Statement on Form S-1 covering the resale by the Seller of the Share Consideration so as to permit their resale under Rule 415 under the Securities Act, no later than thirty (30) days following the Closing, use its commercially reasonable efforts to have the initial Registration

Statement declared effective by the SEC as soon as reasonably practicable following the filing thereof with the SEC and use commercially reasonable efforts to convert the Form S-1 (and any subsequent Registration Statement) to a shelf registration statement on Form S-3 as promptly as practicable after the Company is eligible to use a Form S-3 Shelf.

In certain circumstances, the Seller can demand the Company’s assistance with underwritten offerings, and the Seller will be entitled to certain piggyback registration rights.

Debt Commitment Letter

On August 28, 2023, the Company entered into a commitment letter (the “Debt Commitment Letter”) with First International Bank & Trust (“FIBT” or “Lender”), pursuant to which FIBT has agreed to provide the Company with a senior secured term loan in the amount of $28,000,000 (the “Credit Facility”) to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $3,000,000 at the Closing Date and an additional $2,000,000 to be deposited within 60 days following the Closing Date (the “Debt Service Reserve Account”), (c) cash secure outstanding letters of credit issued by Pogo’s existing lender, (d) pay fees and expenses in connection with the Purchase and the closing of the Credit Facility and (e) other general corporate purposes. The Credit Facility will be provided on the Closing Date subject to a number of specified conditions set forth in the Debt Commitment Letter. The obligations of FIBT to provide the Credit Facility will terminate on October 30, 2023 if the Closing Date has not occurred by such date. The definitive documentation for the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described in this proxy statement.

Option Agreement

In connection with the A&R MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company (or a newly created special purpose entity of the Company) and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to the Company to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

Second A&R Charter

In connection with the Closing, the Company will, subject to stockholder approval, file with the State of Delaware the Proposed Second A&R Charter to create two classes of common stock of the Company, one class designated as Class A Common Stock and one class designated as Class B Common Stock.

The current SPAC Common Stock will be reclassified as Class A Common Stock. Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by the Second A&R Charter. We do not intend to list any shares of Class B Common Stock on any exchange.

A&R OpCo LLC Agreement

Following the Closing, the Company will operate its business through OpCo. On the Closing Date, the Company, OpCo, and Seller will enter into A&R OpCo LLC Agreement which will provide for the terms of OpCo. Pursuant to the A&R OpCo LLC Agreement, each OpCo unitholder (excluding the Company) will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B OpCo Units for, at OpCo’s election, (i) shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date. In connection with any exchange of OpCo Class B Units pursuant to the OpCo Exchange Right or acquisition of OpCo Class B Units pursuant to a Mandatory Exchange, a corresponding number of shares of Class B Common Stock held by the relevant OpCo unitholder will be cancelled.

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, the Company will issue a number of shares of Class B Common Stock to Seller equivalent to the number of OpCo Class B Units issued to Seller. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

Director Nomination and Board Observer Agreement

In connection with the MIPA, at the Closing, the Company will enter into director nomination and board observer agreement (the “Board Designation Agreement”) with CIC. Pursuant to the Board Designation Agreement, CIC will have the right, at any time CIC beneficially owns capital stock of the Company, to appoint two board observers to attend all meetings of the board of directors of the Company. In addition, after the time of the conversion of the OpCo Preferred Units owned by Seller, CIC will have the right to nominate a certain number of members of the board of directors depending on its ownership percentage of Class A Common Stock as further provided in the Board Designation Agreement.

Backstop Agreement

The Company has agreed to, at Closing, enter into and cause certain of its founders (the “Founders”) to enter into a backstop agreement (the “Backstop Agreement”) with Seller whereby the Seller will have the right (“Put Right”) to cause the Founders to purchase Seller’s OpCo Preferred Units at a purchase price per unit equal to $10.00 per unit plus the product of (i) the number of days elapsed since the effective date of the Backstop Agreement and (ii) $10.00 divided by 730. Seller’s right to exercise the Put Right will survive for six (6) months following the date the Trust Shares (as defined below) are not restricted from transfer under the Letter Agreement (as defined in the A&R MIPA).

As security that the Founders will be able to purchase the OpCo Preferred Units upon exercise of the Put Right, the Founders will agree to place 1,500,000 shares of Class A Common Stock into trust (the “Trust Shares”), which the Founders can sell or borrow against to meet their obligations upon exercise of the Put Right with the prior consent of Seller. The Company is not obligated to purchase the OpCo Preferred Units from Seller under the Backstop Agreement. Until the Backstop Agreement is terminated, Seller will not be permitted to engage in any transaction which is designed to sell short the Class A Common Stock of the Company or any other publicly traded securities of the Company.

The purpose of the Backstop Agreement is to give the Seller some liquidity in the OpCo Preferred Units prior to the Mandatory Conversion Date. The Put Right allows Seller to receive cash in exchange for the OpCo Preferred Units prior to the Mandatory Conversion Date, but without the Company being required to provide further cash at Closing. The Backstop Agreement was a critical part of the business transaction agreed to by the Company and Seller for agreement to the A&R MIPA, and was a factor in the agreement to issue additional equity in the Company in lieu of cash as a part of the consideration to paid at Closing. The Backstop Agreement is the full agreement between the parties thereto, and besides receiving greater assurances of the consummation of the Purchase, there is no additional consideration or benefit given.

The Preferred Stock PIPE Investment

In connection with the transactions contemplated by the MIPA, the Company may enter into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “Preferred Stock PIPE Investors”) pursuant to which the Company would issue and sell in private placement transactions to close concurrently with the Closing, up to an aggregate of 125,000 shares of a to-be-authorized class of preferred stock, par value $0.0001 per share that will be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $40.00 per share, resulting in an aggregate purchase price of $5,000,000 (the “Preferred Stock PIPE Investment”).

The Series A Preferred Stock would participate equally in any dividends declared to holders of the Class A Common Stock, carry no additional dividends, be automatically convertible by holders into shares of Class A Common Stock on the two-year anniversary of the issuance date of such Series A Preferred Stock at a rate of one share of Series A Preferred Stock into eight shares of Class A Common Stock, which is subject to adjustment upon the occurrence of certain events, and have no voting rights (whether on a preferential basis or an as-converted basis). At the Closing, the Preferred Stock PIPE Investors and the Company would consummate the Preferred Stock PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements. As of the date of this Proxy Statement, the Company has not executed any Subscription Agreements with any investors. It is not anticipated that the Sponsor, any directors of the Company, or any officers of the Company, or any of their respective affiliates, will participate in the Preferred Stock PIPE Investment.

Impact of the Purchase on HNRA’s Public Float

The following table presents the share ownership of various holders of SPAC Common Stock upon the closing of the Purchase and are based on the assumptions that (i) the Closing Date shall be prior to June 30, 2023, (ii) no additional equity securities of HNRA are issued at or prior to Closing and (iii) the following redemption scenarios:

No Redemptions.    This scenario assumes that none of HNRA’s existing Public Stockholders will exercise their redemption rights in connection with the approval of the Purchase with respect to their Public Shares.

50% Redemptions.    This scenario assumes that HNRA’s existing Public Stockholders exercise their redemption rights with respect to 2,254,702 Public Shares (50% of the currently issued and outstanding unredeemed Public Shares) in connection with the approval of the Purchase.

Maximum Redemptions.    This scenario assumes that 100% of HNRA’s existing Public Stockholders exercise their redemption rights with respect to their Public Shares in connection with the approval of the Purchase.

	No Redemptions		50% Redemptions		Maximum Redemptions
Shareholders of HNRA Post Purchase	Number of SPAC Common Stock	% of Total	Number of SPAC Common Stock	% of Total	Number of SPAC Common Stock	% of Total
SPAC Public Shareholders	4,509,403	45.8%	2,254,702	29.7%	—	0.0%
Founders(1)	2,501,250	25.4%	2,501,250	32.9%	2,501,250	43.3%
Private Placement(2)	505,000	5.1%	505,000	6.6%	505,000	8.7%
CIC Partners/Sellers(3)	2,000,000	20.3%	2,000,000	26.3%	2,000,000	34.6%
Transaction fee shares to advisors(4)	193,178	2.0%	193,178	2.5%	193,178	3.3%
White Lion Commitment Shares	140,187	1.4%	140,187	1.8%	140,187	2.4%
Class A Common shares issuable under Potential Preferred Stock PIPE Investment(5)	—	—	—	—	440,000	7.6%
Total Fully Diluted	9,849,018	100%	7,594,317	100.0%	5,779,615	100%

IPO Underwriting Fee*	$1,800,000		$1,800,000		$1,800,000
Effective fee per share %	18.3%		23.7%		31.1%

____________

(1)      All 2,501,250 of the Founders Shares are owned by the Sponsor and its transferees.

(2)      Excludes 8,625,000 Public Warrants and 505,000 Private Warrants to purchase three quarters of a share of common stock of the Company at an exercise price of $11.50 per share. All 505,000 private placement shares and Private Warrants are owned by the Sponsor.

(3)      All scenarios include 2,000,000 shares of Class A Common Stock assuming the OpCo Exchange Right is exercised and assuming that OpCo elects to issues shares of Class A common stock under such Exchange Right. Does not include any Class B Common Stock upon conversion of OpCo Preferred Units, due to conversion only occurring on the date that is two (2) years after Closing. See table below for potential dilution upon automatic conversion two years following the Closing.

(4)      Includes: (i) 83,178 shares of Class A Common Stock to be issued at Closing to a consultant in connection with referrals as payment of $890,000, based on the Closing price of the Company’s stock on August 28, 2023, which was $10.70; (ii) 10,000 shares of Class A Common Stock to be issued at Closing to a consultant for past consulting services rendered; (iii) 10,000 shares of Class A Common Stock to be issued at Closing to another consultant for past consulting services rendered; (iv) 30,000 shares of Class A Common Stock to be issued to Donald Orr in connection with a consulting agreement as an initial fee for future services; and (v) 60,000 shares of Class A Common Stock to be issued to Rhône Merchant House, Ltd. (which Donald Gorée has control over) in connection with a consulting agreement as an initial fee for future services.

(5)      Represents common shares issuable upon conversion of 55,000 shares of Series A Preferred Stock which are expected to be convertible into eight shares of Class A Common Stock for each share of Series A Preferred Stock.

*        Underwriting fee was agreed to be paid at closing of the initial public offering of HNRA. The effective fee for shares at each redemption level is shown in the table above.

The following summarizes the pro forma shares of HNRA common stock outstanding under the three scenarios, noted above, and reflects the automatic conversion of OpCo Preferred units into Class A common shares of HNRA on the two year anniversary of Closing. The below table does not represent dilution at Closing, since the OpCo Preferred Units are only convertible upon the two-year anniversary of the Closing, but does provide total dilution upon that date, and assuming that no other shares are issued between Closing and conversion:

Shareholders of HNRA Post Purchase	No Redemptions		50% Redemptions		Maximum Redemptions
	Number of SPAC Common Stock	% of Total	Number of SPAC Common Stock	% of Total	Number of SPAC Common Stock	% of Total
SPAC Public Shareholders	4,509,403	45.8%	2,254,702	19.9%	—	0.0%
Founders(6)	2,501,250	25.4%	2,501,250	22.1%	2,501,250	26.3%
Private Placement(7)	505,000	5.1%	505,000	4.5%	505,000	5.3%
CIC Partners/Sellers(8)	2,000,000	20.3%	5,738,318	50.6%	5,738,318	60.3%
Transaction fee shares to advisors(9)	193,178	2.0%	193,178	1.7%	193,178	2.0%
White Lion Commitment Shares	140,187	1.4%	140,187	1.2%	140,187	1.5%
Class A Common shares issuable under Preferred Stock PIPE Investment(10)	—	—	—	—	440,00	4.6%
Total Fully Diluted	9,849,018	100%	11,332,634	100.0%	9,517,933	100%

IPO Underwriting Fee*	$1,800,000		$1,800,000		$1,800,000
Effective fee per share %	18.3%		15.9%		18.9%

____________

(6)      All 2,501,250 of the Founders Shares are owned by the Sponsor and its transferees.

(7)      Excludes 8,625,000 Public Warrants and 505,000 Private Warrants to purchase three quarters of a share of common stock of the Company at an exercise price of $11.50 per share. All 505,000 private placement shares and Private Warrants are owned by the Sponsor.

(8)      All scenarios include 2,000,000 shares of Class A Common Stock assuming the OpCo Exchange Right is exercised and assuming that OpCo elects to issues shares of Class A common stock under such Exchange Right. The 50% and Maximum Redemptions scenario also include 3,738,318 shares of Class A Common Stock issued assuming conversion of the OpCo Preferred Units and exercise of the OpCo Exchange Right for those OpCo Preferred Units and assuming that OpCo elects to issues shares of Class A common stock under such Exchange Right. The conversion of OpCo Preferred Units is based on a market price of the Company’s Common stock of $10.70 per share based on the closing price of the Company’s common stock at August 28, 2023. The conversion of OpCo Preferred Units can only occur on the date that is two (2) years after Closing.

(9)      Includes: (i) 83,178 shares of Class A Common Stock to be issued at Closing to a consultant in connection with referrals as payment of $890,000, based on the Closing price of the Company’s stock on August 28, 2023, which was $10.70; (ii) 10,000 shares of Class A Common Stock to be issued at Closing to a consultant for past consulting services rendered; (iii) 10,000 shares of Class A Common Stock to be issued at Closing to another consultant for past consulting services rendered; (iv) 30,000 shares of Class A Common Stock to be issued to Donald Orr in connection with a consulting agreement as an initial fee for future services; and (v) 60,000 shares of Class A Common Stock to be issued to Rhône Merchant House, Ltd. (which Donald Gorée has control over) in connection with a consulting agreement as an initial fee for future services.

(10)    Represents common shares issuable upon conversion of 55,000 shares of Series A Preferred Stock which are expected to be convertible into eight shares of Class A Common Stock for each share of Series A Preferred Stock.

*        Underwriting fee was agreed to be paid at closing of the initial public offering of HNRA. The effective fee for shares at each redemption level is shown in the table above.

Ownership Structure of HNRA after the Closing

The following chart shows the structure of HNRA and its subsidiaries following the Closing due to the “Up-C” structure. Immediately following the Closing, HNRA (as manager of OpCo) will have broad control over OpCo, however no action may be taken by HNRA or OpCo without the consent of any member holding OpCo common units or OpCo Preferred Units that would be adversely affected by such amendment or action. Additionally, for so long as any OpCo Preferred Units are outstanding, the OpCo Preferred Unit holders shall have consent rights with respect to certain additional material actions including, for example, any distributions on units of any class or series of units if any such distribution shall be used to pay dividends to HNRA’s stockholders, which such written consent of the OpCo Preferred Units shall not be unreasonably withheld, conditioned, or delayed. Immediately upon Closing, assuming maximum redemptions, HNRA will hold 62.5% of the common units (i.e., OpCo Class A Units) and Seller will hold 37.5% of the common units (i.e., OpCo Class B Units) of OpCo. On a fully diluted basis, and disregarding the fact that the OpCo Preferred Units shall not convert prior to the two (2) year anniversary of the Closing, and assuming (a) full conversion of the OpCo Preferred Units held by Seller into OpCo Class B Units, (b) the market price of HNRA’s Class A Common Stock of $10.70 at the time of conversion, (c) maximum redemptions and (d) the maximum issuance of OpCo Preferred Units, HNRA would hold 25.8% of the common units of OpCo and Seller would hold 74.2% of the common units of OpCo.

SPAC Public Share holders
Founders
Private Placement
White Lion
Preferred Stock PIPE Investors
Series A Preferred Stock
CIC Partner/Seller
Class A Common Stock
Class B Common Stock
HNRA
Manager
3,339,615 OpCo Class A Units (62.5% of outstanding OpCo common units at Closing)
2,000,000 OpCo Class B Units & 2,000,000 OpCo Preferred Units (37.5% of outstanding Opco common units at Closing)
OpCo
100%
99%
SPAC Subsidiary
1%
Pogo/Target

Proposals to be voted on by the HNRA stockholders at the Special Meeting

The following is a summary of the Proposals to be put to the HNRA stockholders at the Special Meeting.

The Purchase Proposal

As discussed in this Proxy Statement, HNRA stockholders are being asked to consider and vote on the Purchase Proposal. You should read carefully this Proxy Statement in its entirety for more detailed information concerning the Purchase. In particular, you are directed to the MIPA, which is attached as Annex A to this Proxy Statement.

For additional information, see “Proposal No. 1 — The Purchase Proposal” section of this Proxy Statement.

The Incentive Plan Proposal

HNRA stockholders are also being asked to approve the Incentive Plan Proposal. We expect that, prior to the consummation of the transactions contemplated by the MIPA, the HNRA Board will approve and adopt the Incentive Plan. HNRA stockholders should carefully read the entire Incentive Plan, a copy of which is attached to this Proxy Statement as Annex B, before voting on this Incentive Plan Proposal.

For additional information, see “Proposal No. 2 — The Incentive Plan Proposal” section of this Proxy Statement.

The NYSE American Proposal

HNRA stockholders are also being asked to approve the NYSE American Proposal. Under Rule 713(a) of the NYSE American Company Guide, stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if such securities are not issued in a public offering for cash and due to the present or potential issuance of common stock or securities convertible into or exercisable for common stock (a) have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

If the NYSE American Proposal and the Purchase Proposal are adopted, (i) up to 2,000,000 shares of Class B Common Stock, and (ii) up to 2,000,000 OpCo Preferred Units are issuable to Seller pursuant to the MIPA (which assuming a stock price of $10.00, will be convertible into 4,000,000 OpCo Class B Units and 4,000,000 shares of Class B Common Stock), and (iii) up to an aggregate of 125,000 shares of Series A Preferred Stock (convertible into 1,000,000 shares of SPAC Common Stock) may be issuable to the Preferred Stock PIPE Investors pursuant to the Preferred Stock PIPE Investment. Upon such issuances, Seller will hold up to 58.0% and the Preferred Stock PIPE Investors will own 9.7% of HNRA common stock outstanding before the Purchase, assuming (a) maximum redemptions, and (b) and no shares are issued pursuant to the Incentive Plan. The above percentages represent if the OpCo Preferred Units and the Series A Preferred Stock were converted immediately after the Purchase; however, both the OpCo Preferred Units and the Series A Preferred Stock may only convert upon the two-year anniversary of the Closing of the Purchase.

For additional information, see “Proposal No. 3 — The NYSE American Proposal” section of this Proxy Statement.

The Charter Proposal

HNRA stockholders are also being asked to approve the Charter Proposal. The Charter Proposal is to approve and adopt the Proposed Second A&R Charter, a copy of the form of which is attached to the accompanying proxy statement as Annex I which, if approved, would take effect upon Closing.

For additional information, see “Proposal No. 4 — The Charter Proposal” section of this Proxy Statement.

The Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of any of the condition precedent proposals, the Adjournment Proposal allows the HNRA Board to adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

For additional information, see “Proposal No. 5 — The Adjournment Proposal” section of this Proxy Statement.

Directors and Management of the Post-Combination Company

At the consummation of the Purchase, the Board of the Post-Combination Company is expected to be comprised of five members, including Diego Rojas, Mitchell B. Trotter, Joseph V. Salvucci Sr, Joseph V. Salvucci Jr., and Byron Blount. See the section entitled “Management after the Purchase” for additional information.

Special Meeting of the HNRA Stockholders

Date, Time and Place

The Special Meeting will be held via live webcast at [        ], to consider and vote upon the Proposals to be put to the HNRA stockholders at the Special Meeting, including, if necessary, the Adjournment Proposal. You will be able to vote and submit questions and access HNRA’s stockholder list by visiting [        ]. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. HNRA stockholders will be able to log in beginning at [        ]. To attend the Special Meeting, go to [        ] and enter the 16-digit control number included on your proxy card or notice of the meeting to log in up to 15 minutes prior to the start time of the meeting. No registration is required. We encourage HNRA stockholders to access the Special Meeting prior to the start time. The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio.

Voting Power; Record Date

HNRA stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of SPAC Common Stock at the close of business on [•], 2023, which is the Record Date for the Special Meeting. HNRA stockholders will have one vote for each share of SPAC Common Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. SPAC Warrants do not have voting rights. On the Record Date, there were [•] shares of SPAC Common Stock outstanding.

Quorum and Vote of Stockholders

A quorum of HNRA stockholders is necessary to hold a valid meeting. The presence, in person (which includes presence virtually at the Special Meeting) or by proxy of shares of outstanding SPAC Common Stock representing a majority of the voting power of all outstanding shares of SPAC Common Stock entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date, [        ] shares of SPAC Common Stock would be required to achieve a quorum.

Failure to Vote and Abstentions

With respect to each proposal in this Proxy Statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If a HNRA stockholder fails to return a proxy card or fails to instruct a bank, broker or other nominee how to vote, and does not attend the Special Meeting in person (which includes presence virtually at the Special Meeting), then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Under the rules of various national and regional securities exchanges, banks, brokers or other nominees do not have discretionary authority to vote on any of the proposals in this Proxy Statement because they are all non-discretionary proposals. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” on Proposal 4 — The Charter Proposal but will have no effect on the outcome of any other proposal in this Proxy Statement.

Abstentions will be counted in connection with the determination of whether a valid quorum is established, but their effect on the Proposals differ as follows:

•        An abstention will have no effect on the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal or the Adjournment Proposal.

•        In contrast, an abstention will have the same effect as a vote “AGAINST” on the Charter Proposal.

Vote Required for Approval

The following votes are required for each Proposal at the Special Meeting:

•        The Purchase Proposal:    Approval of the Purchase Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Incentive Plan Proposal:    Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The NYSE American Proposal:    Approval of the NYSE American Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Charter Proposal:    Approval of the Charter Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the SPAC Common Stock entitled to vote thereon at the Special Meeting.

•        The Adjournment Proposal:    Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Questions

During the live question and answer portion of the Special Meeting, HNRA stockholders may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging in to the virtual Special Meeting platform on the Special Meeting website, typing your question into the “Ask a Question” field and clicking “Submit.” Only questions relevant to Special Meeting matters will be answered during the Special Meeting, subject to time constraints. Questions relevant to Special Meeting matters that HNRA does not have time to answer during the Special Meeting will be posted to HNRA’s website following the Special Meeting.

Technical Support

HNRA will have technicians ready to assist HNRA stockholders with any technical difficulties they may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log in page.

Redemption Rights

Prior to the consummation of the Purchase, HNRA will provide its public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of its initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.62 per public share.

Appraisal Rights

Neither HNRA stockholders nor holders of SPAC Warrants have appraisal rights in connection with the Purchase under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. HNRA has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person (which would include presence at the virtual Special Meeting) if it revokes such proxy before the Special Meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of the HNRA Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Purchase

In considering the recommendation of the HNRA Board to vote in favor of the Proposals, HNRA’s stockholders should be aware that, aside from their interests as stockholders, HNRA’s directors and officers have interests in the Purchase that are different from, or in addition to, those of HNRA’s other stockholders generally. These interests include, among other things:

•        The Sponsor and HNRA’s officers and directors will lose their entire investment (and potentially any loans or expenses fronted by the Sponsor and its affiliates and permitted transferees) in HNRA if HNRA does not complete a business combination within the completion window. The Sponsor’s investment in the Company consists of 2,501,250 Founder Shares for an aggregate value of $25,000 (or $0.009 per share), with certain of such Founder Shares having been since transferred to affiliates of the Sponsor. Additionally, JVS Alpha Property, LLC owns 940,000 shares of SPAC Common Stock for an aggregate value of approximately $9,950,000 (or $10.58 per share), and is controlled by Joseph V. Salvucci, Jr., an independent director of the Company. In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. There were no such Working Capital Loans taken as of December 31, 2022. In addition, the Sponsor or an affiliate of the Sponsor or certain of the Company’s or Sponsor’s officers and directors may provide the Company with uncompensated advisory services. Finally, a shareholder of the Sponsor advanced a total of $63,200 in cash advances to the Company to pay certain deferred offering costs, and paid an additional $25,000 on the Company’s behalf for offering costs. These advances are unsecured, non-interest bearing and are due on demand.

•        The initial stockholders and HNRA’s officers and directors have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of the business combination. In addition, the initial stockholders and HNRA’s officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete a business combination within the completion window. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if we fail to complete our initial business combination within the completion window. HNRA’s initial stockholders and officers and directors did not receive separate consideration for their waiver of redemption rights other than the receipt of founder shares for a nominal purchase price.

•        The nominal purchase price paid by the Sponsor and HNRA’s officers and directors for the founder shares may result in significant dilution to the implied value of the public shares upon consummation of the business combination. In addition, the value of the founder shares following the Closing is likely to be substantially higher than the nominal price paid for them, even if the trading price of HNRA’s common stock is substantially less than $10.00 per share. As a result, the Sponsor and HNRA’s officers and directors are likely able to recoup their investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, the Sponsor and HNRA’s officers and directors may have an economic incentive that differs from that of HNRA’s public stockholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust account to the public stockholders, even if that business combination were with a riskier or less-established target business.

•        Following the closing of the Purchase, HNRA will continue to indemnify its existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•        Certain directors and officers of HNRA may potentially continue as the directors and officers of the Post-Combination Company.

•        Upon the closing of the Purchase, subject to the terms and conditions of the MIPA, HNRA’s officers and directors are entitled to reimbursement for any out-of-pocket expenses incurred in connection with activities on HNRA’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

HNRA’s directors were aware of and considered these interests, among other matters, in evaluating the MIPA and the transactions contemplated thereby, and in recommending to the HNRA stockholders that they approve the Proposals. HNRA’s stockholders should take these interests into account in deciding whether to approve the Proposals.

The existence of financial and personal interests of HNRA’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of HNRA and its stockholders and what may be best for a director’s and/or officer’s personal interests when determining to recommend that stockholders vote for the Proposals. See the sections entitled “Risk Factors — Risks Relating to the Purchase — The HNRA Board has potential conflicts of interest in recommending that the HNRA stockholders vote in favor of approval of the Proposals described in this Proxy Statement,” “The Purchase — Interests of HNRA’s Directors and Officers in the Purchase” and “Beneficial Ownership of Securities” for more information and other risks.

Recommendation of the HNRA Board

HNRA’s board of directors believes that each of the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal, and the Charter Proposal, and the Adjournment Proposal is in the best interests of HNRA and its stockholders and recommends that its stockholders vote “FOR” each of the proposals to be presented at the special meeting.

Opinion of RSI & Associates

The fairness opinion prepared by RSI & Associates reviewed many elements to conclude that the $90 million price being paid is fair. Key in this is the asset itself, which is located in the most prolific oilfield in America, the Permian Basin, and its location in an oil producing friendly state, New Mexico. Information regarding the property is included in this proxy statement.

The asset is producing from 342 producing wells located on approximately 13,700 acres. In addition, there are 207 injection wells and one water source well, for a total of 550 wells. Significant production response since initiation of the waterflood in 2018 by Pogo has and is occurring. The waterflood of the Seven Rivers producing intervals is tracking the forecast given in the Cobb and Associates 3rd party Engineering Study, which is the basis for future oil and gas production rates and revenue forecasts. The key study data considerations from the Cobb and Associates 3rd Party Engineering Study dated December 31, 2022 revised on June 30, 2023 to exclude the 10% overriding royalty interest now held by Pogo Royalty, LLC, include:

Proved Reserves (PDP + PNP + PUD) = 15,501.35 MBBL and 4,031.74 MMCF with a PV-10% value = $433.9 million

Proved Developed Producing (PDP) = 5,342.20 MBBL and 1,830.91 MMCF with a PV-10% = $175.4 million

The oil and gas current and forecasted production rates, oil and gas forecasted pricing, lease operating expenses, and forecasted capital expenditures are all major elements that combine over the next 30 years to determine the value of the asset. The Cobb report and the plans of the HNRA buyer combine to create a resultant HNRA asset profile.

RSI, after considering other similar transactions, that also focus on PDP PV-10% proved reserves, HNRA is doing the same. In times when oil and gas producing properties were more in vogue (up until 2012), investors did typically pay for proved undeveloped reserves. A purchase including the PDNP and PUD reserves in addition to the PDP reserves, enhances the value of the acquisition.

In summary, if HNRA can continue the work of POGO to expand the existing waterflood to all available patterns, the Cobb report forecasts a double and then a triple of today’s oil and gas production. Under that scenario, with today’s favorable outlook for oil prices, the HNRA Directors are very pleased with the purchase price and outlook for increased earnings that will benefit all shareholders.

Conditions to the Purchase

The obligation of Seller to consummate the transactions contemplated by the MIPA are subject, at the option of Seller, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of the Company, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by the Company, except for such covenants and agreements for which the nonperformance or nonobservance does not or would not be reasonably expected to have a material adverse effect; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief; (iv) execution and delivery of certain agreements, including the registration rights agreement, SPAC Stockholder Support Agreement, Escrow Agreement, Board Designation Agreement, the Backstop Agreement, and the Option Agreement by the Company or its affiliates; (v) the Company will be ready, willing, and able to pay the Cash Consideration to Seller (with at least $33,000,000 payable in cash and no more than $15,000,000 subject to payment through the terms of the Seller Promissory Note and no more than $20,000,000 subject to payment through the OpCo Preferred Units) and issue the Unit Consideration and Class B Common Stock to Seller; (vi) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have been approved for listing on the NYSE American, Nasdaq or another nationally recognized securities exchange listing mutually agreed by the Parties, subject only to official notice of issuance thereof; (vii) any waiting period applicable to the transactions contemplated by the MIPA under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) will have been terminated or have expired; and (viii) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting.

The obligations of the Company to consummate the transactions contemplated by the MIPA are subject, at the option of the Company, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of Seller, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by Seller in all material aspects; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief, with certain exceptions; (iv) execution and delivery of certain transaction documents and financial statements by Seller; (v) any waiting period applicable to the transactions contemplated by the MIPA under the HSR Act will have been terminated or shall have expired; (vi) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting; (vii) the Company will not have redeemed shares of Class A Common Stock in an amount that would cause the Company to have less than $5,000,001 of net tangible assets; (viii) no material adverse effect will have occurred between the date of the MIPA and the date of closing (the “Closing Date”) with respect to the Target; (ix) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have listed, and will have been approved for continued listing, on the NYSE American, Nasdaq or another nationally recognized securities exchange mutually agreed by the Parties; and (x) Seller will have caused the assignment of all equity interests in Pogo Oil & Gas Operating, Inc., a subsidiary of Target, so that Pogo Oil & Gas Operating, Inc. is no longer a member of the Company Group.

For more information about conditions to the consummation of the Purchase, see “The MIPA — Conditions to Closing.”

Anticipated Accounting Treatment

HNRA will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and assumed liabilities of Pogo at their respective fair values upon consummation of the acquisition. For a full discussion summarizing the anticipated accounting treatment of the Purchase, please see “Anticipated Accounting Treatment.”

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this Proxy Statement on the market environment, market developments, growth rates, market trends and competition in the markets in which HNRA and Seller operate is taken from publicly available sources, including third-party sources, or reflects HNRA’s or Seller’s estimates that are principally based on information from publicly available sources. The industry data sourced from Baker Hughes is from its “North America Rotary Rig Count” published on [__]. Although we believe these third-party sources are reliable as of their respective dates we have not independently verified the accuracy or completeness of this information.

Emerging Growth Company

HNRA is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find HNRA’s securities less attractive as a result, there may be a less active trading market for HNRA’s securities and the prices of its securities may be more volatile or otherwise impacted.

HNRA could remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of the IPO. However, if (a) HNRA’s total annual gross revenue exceeds $1.235 billion, (b) HNRA is deemed to be a large accelerated filer, which means the market value of HNRA common stock that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter, or (c) HNRA’s non-convertible debt issued within a three-year period exceeds $1.0 billion, HNRA would cease to be an emerging growth company as of the following fiscal year.

Summary of Risk Factors

You should consider all the information contained in this Proxy Statement in deciding how to vote for the Proposals. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. Such risks include, but are not limited to:

Risks Relating to Pogo

•        Pogo’s producing properties are located in the Permian Basin, making it vulnerable to risks associated with operating in a single geographic area.

•        Pogo may acquire properties that do not produce as projected, and it may be unable to determine reserve potential, identify liabilities associated with such properties or obtain protection from sellers against such liabilities.

•        Acquisitions and Pogo’s development of leases will require substantial capital, and Pogo may be unable to obtain needed capital or financing on satisfactory terms or at all.

•        Pogo’s estimated reserves are based on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of its reserves.

Risks Relating to Pogo’s Industry

•        A substantial majority of Pogo’s revenues are from crude oil and gas producing activities that are based on the price at which crude oil and natural gas produced from the acreage underlying its interests are sold. Prices of crude oil and natural gas are volatile due to factors beyond Pogo’s control. A substantial or extended decline in commodity prices may adversely affect Pogo’s business, financial condition, results of operations and cash flows.

•        If commodity prices decrease to a level such that Pogo’s future undiscounted cash flows from its properties are less than their carrying value, Pogo may be required to take write-downs of the carrying values of its properties.

•        The marketability of crude oil and natural gas production is dependent upon transportation, pipelines and refining facilities, which Pogo cannot control. Any limitation in the availability of those facilities could interfere with Pogo’s ability to market its production and could harm Pogo’s business.

•        Conservation measures, technological advances and increasing attention to ESG matters could materially reduce demand for crude oil and natural gas, availability of capital and adversely affect Pogo’s results of operations.

Risks Relating to Environmental and Regulatory Matters

•        Crude oil and natural gas operations are subject to various governmental laws and regulations, including environmental laws and regulations. Compliance with these laws and regulations can be burdensome and expensive for Pogo, and failure to comply could result in Pogo incurring significant liabilities, either of which may impact its willingness to develop Pogo’s interests.

•        Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could cause Pogo to incur increased costs, additional operating restrictions or delays and fewer potential drilling locations.

Risks Relating to Pogo’s Financial and Debt Arrangements

•        Restrictions in Pogo’s current and future debt agreements and credit facilities could limit its growth and its ability to engage in certain activities.

•        Any significant contraction in the reserve-based lending syndication market may negatively impact Pogo’s ability to fund its operations.

Risks Relating to the Purchase

•        The HNRA Board has potential conflicts of interest in recommending that the HNRA stockholders vote in favor of approval of the Proposals described in this Proxy Statement.

•        The unaudited pro forma condensed consolidated combined financial information and HNRA’s and Pogo’s respective unaudited forecasted financial information included in this Proxy Statement may not be indicative of what the actual financial position or results of operations would have been. Our future results following the Purchase may differ, possibly materially, from the unaudited pro forma condensed consolidated combined financial information and HNRA’s and Pogo’s respective unaudited forecasted financial information presented in this Proxy Statement.

•        The historical financial results of Pogo and the unaudited pro forma condensed consolidated combined financial information included elsewhere in this Proxy Statement may not be indicative of what Pogo’s actual financial position or results of operations would have been if it were a public company.

•        The announcement and pendency of the proposed Purchase may adversely affect our business, financial condition and results of operations, and, whether or not the Purchase is consummated, we have incurred and will continue to incur significant costs, fees and expenses relating to professional services and transaction fees.

•        We will incur significant transaction costs in connection with the Purchase.

•        We may be subject to business uncertainties while the Purchase is pending.

•        If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the HNRA Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the HNRA Board and us to claims of punitive damages.

•        If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

•        Our inability to complete the Purchase, or to complete the Purchase in a timely manner, including as a result of the failure to obtain the Required HNRA Stockholder Approvals, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Purchase could negatively affect our business, financial condition and results of operations.

•        HNRA’s existing stockholders will experience dilution as a consequence of the Purchase. Having a minority share position may reduce the influence that our current stockholders have on the management of the Post-Combination Company.

•        If the benefits of the Purchase do not meet the expectations of investors or securities analysts, the market price of the Post-Combination Company’s securities may decline.

•        Purchases made pursuant to the Common Stock Purchase Agreement will be made at a discount to the volume weighted average price of SPAC Common Stock, which may result in negative pressure on the stock price following the Closing of the Purchase.

•        It is not possible to predict the actual number of shares of SPAC Common Stock, if any, we will sell under the Common Stock Purchase Agreement to White Lion or the actual gross proceeds resulting from those sales.

•        The sale and issuance of SPAC Common Stock to White Lion will cause dilution to our existing securityholders, and the resale of the SPAC Common Stock acquired by White Lion, or the perception that such resales may occur, could cause the price of our SPAC Common Stock to decrease.

•        The Post-Combination Company’s dividend policy following completion of the Purchase will be subject to change at the sole discretion of the Post-Combination Company’s Board of Directors and there is no assurance that the Post-Combination Company’s Board of Directors will declare dividends in accordance with this policy, and may change its dividend philosophy at any time.

•        Our amended and restated certificate of incorporation contains a waiver of the corporate opportunities doctrine for our directors and officers, and therefore such persons have no obligations to make opportunities available to us.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF HNRA

The following table presents selected historical financial data for the periods indicated. The selected historical financial data as of and for the years ended December 31, 2022 and 2021 is derived from HNRA’s audited financial statements and related notes thereto. The financial statements and related notes thereto are included elsewhere in this proxy statement for the years ended December 31, 2022 and 2021. The selected historical financial data for the six-months ended June 30, 2023 and 2022 have been derived from HNRA’s unaudited financial statements included elsewhere in this proxy statement.

For a detailed discussion of the summary historical financial data contained in the following table, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HNRA.” The following table should also be read in conjunction with the historical financial statements of HNRA included in its Form 10-K for the year ended December 31, 2022 and 2021 filed with the SEC on March 31, 2023. Among other things, the historical financial statements include more detailed information regarding the basis of presentation for the information in the following table.

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	Year Ended December 31,		For the Period from December 9, 2020 (Inception) through December 31, 2020
			2022	2021
Statement of Operations Data:

Expenses
Formation and operating costs	$1,268,479	$806,041	$1,598,013	$13,782	$—
Franchise taxes	100,000	100,000	200,000	—	—
Total expenses	1,368,479	906,041	1,798,013	13,782	—

Loss from operations	(1,368,479)	(906,041)	(1,798,013)	(13,782)	—

Other income (expenses)
Interest income	—	—	969	—	—
Interest income on marketable securities held in Trust Account	1,789,672	127,088	1,268,362	—	—
Change in fair value of warrant liability	92,713	—	—	—	—
Dividend income	4,001	130	—	—	—
Amortization of debt discount	(499,058)	—	—	—	—
Interest expense	(93,156)	—	—	—	—
Total other income (expenses)	1,294,172	127,218	1,269,331	—	—
Loss before income taxes	(74,307)	(778,823)	(528,682)	—	—
Income Tax provision	(336,110)	—	(221,665)	—	—
Net loss	$(410,417)	$(778,823)	$(750,347)	$(13,782)	$—

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	Year Ended December 31,		For the Period from December 9, 2020 (Inception) through December 31, 2020
			2022	2021
Statement of Cash Flows Data:
Operating activities	$(721,139)	$(966,848)	$(1,317,482)	$(86,707)	$—
Investing activities	42,926,911	(87,975,000)	(87,975,000)	—	—
Financing activities	(41,468,207)	89,229,351	89,329,351	100,450	25,000
Net cash provided (used)	$737,565	$287,503	$36,869	$13,743	$25,000
	As of June 30, 2023	As of December 31,
		2022	2021	2020
Selected Balance Sheet Data:
Current assets	$813,177	$157,526	$335,976	$25,000
Marketable Securities held in Trust Account	48,106,123	89,243,362	—	—
Current liabilities	3,170,225	946,215	224,758	75,000
Long-term liabilities	4,047,191	2,587,500	—	—
Redeemable common stock	47,448,349	89,043,362	—	—
Stockholders’ equity (deficit)	(5,746,465)	(3,176,189)	111,218	25,000

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF POGO

The following table presents selected historical consolidated financial data for the periods indicated. The summary historical consolidated financial data as of and for the years ended December 31, 2022, 2021 and 2020 is derived from Pogo’s audited consolidated financial statements and related notes thereto. The audited consolidated financial statements and related notes thereto for the year ended December 31, 2022 and 2021 are included elsewhere in this Proxy Statement. The selected historical consolidated financial data for the six months ended June 30, 2023 and 2022 have been derived from Pogo’s unaudited consolidated financial statements included elsewhere in this Proxy Statement.

Pogo’s historical results are not necessarily indicative of the results that may be expected for any other period in the future. For a detailed discussion of the summary historical financial data contained in the following table, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pogo.” The following table should also be read in conjunction with the historical financial statements of Pogo included elsewhere in this Proxy Statement. Among other things, the historical financial statements include more detailed information regarding the basis of presentation for the information in the following table.

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	Year Ended December 31,
			2022	2021	2020
Statement of Operations Data:
Revenues
Oil and gas revenues	$13,963,385	$20,952,894	$39,941,778	$23,966,375	$8,202,200
Commodity derivative gain (loss)	763,043	(3,903,297)	(4,793,790)	(5,704,113)	1,239,436
Other revenue	317,721	—	255,952	—	—
Net revenues	15,044,149	17,049,597	35,403,940	18,262,262	9,441,636

Expenses
Production taxes, transportation and processing	1,171,861	1,820,469	3,484,477	2,082,371	825,525
Lease operating	4,905,164	4,082,001	8,418,739	5,310,139	4,148,592
Depreciation, depletion and amortization	858,992	722,639	1,613,402	4,783,832	2,207,963
Accretion of asset retirement obligations	608,634	556,518	1,575,296	368,741	117,562
General and administrative	2,129,379	1,340,520	2,953,202	1,862,969	1,468,615
Total operating expenses	9,674,030	8,522,147	18,045,116	14,408,052	8,768,257

Income from operations	5,370,119	8,527,450	17,358,824	3,854,210	673,379

Other income (expenses)
Interest expense	(874,938)	(406,687)	(1,076,060)	(498,916)	(176,853)
Interest income	174,251	—	—	—	—
Insurance policy recovery	—	—	2,000,000	—	—
Net gain (loss) on asset sales	—	—	—	69,486	(2,706,642)
Other	(83,801)	2,054,761	13,238	(22,294)	(94,643)
Total other income (expenses)	(784,488)	1,648,074	937,178	(451,724)	(2,978,138)
Net income (loss) attributable to Pogo Resources, LLC	$4,585,631	$10,175,524	$18,296,002	$3,402,486	$(2,304,759)

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	Year Ended December 31,
			2022	2021	2020
Statement of Cash Flows Data:
Operating activities	$5,594,971	$9,759,664	$18,651,132	$9,719,795	$3,186,518
Investing activities	(4,551,624)	(10,735,590)	(20,700,859)	(24,260,882)	(8,104,490)
Financing activities	(500,000)	3,990,000	3,000,000	15,500,000	4,029,508
Net cash provided (used)	$(543,347)	$3,014,074	$847,968	$958,913	$(888,464)
	As of June 30, 2023	As of December 31,
		2022	2021	2020
Selected Balance Sheet Data:
Current assets	$5,244,192	$5,476,133	$4,149,111	$1,634,108
Crude oil and natural gas properties, successful efforts method	58,089,686	55,206,917	41,847,223	21,023,568
Other assets	4,269,432	4,025,353	193,099	131,596
Current liabilities	2,460,909	4,225,474	8,601,758	4,228,246
Long-term liabilities	32,052,523	36,204,156	25,385,824	9,822,692
Members’ capital (deficit)	33,089,878	28,504,247	12,201,851	8,738,334

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma combined financial information, or the Summary Pro Forma Information, gives effect to the transactions contemplated by the Purchase. The Purchase will be accounted for using the acquisition method of accounting, with HNRA as the acquiring entity. Under the acquisition method of accounting, HNRA’s assets and liabilities will retain their carrying values and the assets and liabilities associated with Pogo will be recorded at their fair values measured as of the Closing date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements. The summary unaudited pro forma combined balance sheet data as of June 30, 2023 gives effect to the Purchase and related transactions as if they had occurred on June 30, 2023. The summary unaudited pro forma combined statements of operations data for the six months ended June 30, 2023 and the year ended December 31, 2022 present the pro forma effect of the Purchase and Acquisition as if they had been completed on January 1, 2022.

The SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” in May 2020, or the “Release”, with an effective date of January 1, 2021. The amendments of the Release replace existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction under GAAP, which we refer to as Transaction Accounting Adjustments, and allow HNRA the option to present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, which we refer to as Management’s Adjustments. HNRA has elected to not present Management’s Adjustments and will only present Transaction Accounting Adjustments.

The summary unaudited pro forma financial information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma combined financial information of the post-combination company appearing elsewhere in this proxy statement and the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of HNRA and Pogo for the applicable periods included in this proxy statement. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the post-combination company’s financial position or results of operations actually would have been had the Purchase been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the post-combination company.

The unaudited pro forma condensed combined financial statements are presented in three scenarios: (1) assuming no redemptions, or the No Redemptions scenario, (2) assuming 50% redemptions, or the Interim Redemptions scenario and (3) assuming maximum redemptions, or the Maximum Redemptions scenario. All three scenarios reflect the deposit into the Trust Account of $120,000 as payment of the July 11, 2023 extension payment, the deposit of $120,000 as payment of the August 7, 2023 extension payment, and the deposit of $120,000 as payment of the September 11, 2023 extension payment.

No Redemptions Scenario.    This presentation assumes that none of the HNRA stockholders exercises redemption rights with respect to its Redeemable Common Stock for a pro rata portion of the funds in the Trust Account.

Interim Redemptions Scenario.    This presentation assumes that HNRA stockholders holding 4,509,403 Redeemable Common Stock exercise their redemption rights with respect to 2,254,702 (50% of the issued and outstanding shares) Redeemable Common Stock and that such Public Shares are redeemed for their pro-rata share (approximately $10.60 per share) of the funds in the Trust Account for aggregate redemption proceeds of approximately $23.9 million.

Maximum Redemptions Scenario.    This presentation assumes that HNRA stockholders holding 4,509,403 Redeemable Common Stock exercise their redemption rights and that such Public Shares are redeemed for their pro rata share (approximately $10.60 per share) of the funds in the Trust Account for aggregate redemption proceeds of approximately $47.8 million. Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination (such that we become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Selected Unaudited Pro Forma Combined Statement of Operations For the Six Months Ended June 30, 2023

Revenues	$13,647,811	$13,647,811	$13,647,811
Total operating expenses	11,951,416	11,951,416	11,951,416
Income from operations	1,696,394	1,696,394	1,696,394
Other income (expenses)	(2,608,384)	(3,733,384)	(3,733,384)
Net loss attributable to HNR Acquisition Corp	$(911,990)	$(2,036,990)	$(2,036,990)

Weighted average Class A shares outstanding, basic and diluted(1)	9,849,018	7,594,317	5,339,615
Net loss per share(1)	$(0.09)	$(0.27)	(0.38)

Selected Unaudited Pro Forma Combined Statement of Operations For the Year Ended December 31, 2022
Revenues	$31,409,762	$31,409,762	$31,409,762
Total operating expenses	23,318,694	23,318,694	23,318,694
Income from operations	8,091,068	8,091,068	8,091,068
Other income (expenses)	(2,392,460)	(4,642,460)	(4,642,460)
Net income attributable to HNR Acquisition Corp	$4,501,900	$2,724,400	$2,724,400

Weighted average shares outstanding, basic and diluted(1)	9,830,271	7,581,746	5,333,222
Net income per share(1)	$0.46	$0.36	0.51

Selected Unaudited Pro Forma Combined Balance Sheet as of June 30, 2023
Total current assets	$16,341,492	$5,684,530	$5,733,142
Total assets	103,760,732	93,103,770	93,152,382
Total current liabilities	6,854,134	20,101,347	21,854,134
Total liabilities	41,496,348	54,743,561	56,496,348
Total Stockholders’ equity attributable to HNRA stockholders	$62,264,384	$38,420,209	$16,656,034
Noncontrolling interest	$—	$—	$20,000,000

____________

(1)      The potentially dilutive outstanding securities consisted of 8,625,000 Public Warrants and 505,000 Private Warrants, which were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive as a result of the exercise price of the Public Warrants and Private Warrants being greater than the average market price of the Company’s common stock.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this Proxy Statement before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this Proxy Statement. These risks could have a material adverse effect on the business, financial conditioning and results of operations of Pogo and the Company following the Purchase and could adversely affect the trading price of HNRA’s securities following the Purchase. For additional information, see the section entitled “Where You Can Find More Information.” In addition to the risks set forth below or referenced above, new risks may emerge from time to time and it is not possible to predict all risk factors, nor can HNRA or Pogo assess the impact of all factors on the combined business following the Purchase or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Except where noted or the context otherwise requires, as used in this subsection, the terms “we,” “us,” “our,” “our company,” “our business” and similar terms refer to the Company following the Purchase.

Risks Related to Pogo

Pogo’s producing properties are located in the Permian Basin, making it vulnerable to risks associated with operating in a single geographic area.

All of Pogo’s producing properties are currently geographically concentrated in the Permian Basin. As a result of this concentration, Pogo may be disproportionately exposed to the impact of regional supply and demand factors, delays or interruptions of production from wells in this area caused by governmental regulation, processing or transportation capacity constraints, availability of equipment, facilities, personnel or services market limitations, natural disasters, adverse weather conditions, plant closures for scheduled maintenance or interruption of the processing or transportation of crude oil and natural gas. In addition, the effect of fluctuations on supply and demand may become more pronounced within specific geographic crude oil and natural gas producing areas such as the Permian Basin, which may cause these conditions to occur with greater frequency or magnify the effects of these conditions. Due to the concentrated nature of Pogo’s portfolio of properties, a number of its properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on its results of operations than they might have on other companies that have a more diversified portfolio of properties. Such delays or interruptions could have a material adverse effect on Pogo’s financial condition and results of operations.

As a result of Pogo’s exclusive focus on the Permian Basin, it may be less competitive than other companies in bidding to acquire assets that include properties both within and outside of that basin. Although Pogo is currently focused on the Permian Basin, it may from time to time evaluate and consummate the acquisition of asset packages that include ancillary properties outside of that basin, which may result in the dilution of its geographic focus.

Title to the properties in which Pogo is acquiring an interest may be impaired by title defects.

Pogo is not required to, and under certain circumstances it may elect not to, incur the expense of retaining lawyers to examine the title to its operating interests. In such cases, Pogo would rely upon the judgment of oil and gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before acquiring an operating interest. The existence of a material title deficiency can render an interest worthless and can materially adversely affect Pogo’s results of operations, financial condition and cash flows. No assurance can be given that Pogo will not suffer a monetary loss from title defects or title failure. Additionally, undeveloped acreage has a greater risk of title defects than developed acreage. If there are any title defects in properties in which Pogo holds an interest, it may suffer a financial loss.

Executive officers and directors of HNRA and Pogo have interests in the purchase that may be different from, or in addition to, the interests of the HNRA stockholders and the Pogo owners generally.

In considering the recommendation of the HNRA board that HNRA stockholders vote in favor of the proposals on the agenda for the HNRA special meeting, as applicable, HNRA stockholders should be aware of and consider the fact that certain HNRA and Pogo executive officers and directors have interests in the purchase that may be different from, or in addition to, the interests of HNRA stockholders generally. The interests of HNRA’s and Pogo’s executive officers and directors include, among others, immediate vesting of certain equity or equity-based awards in connection with the purchase and certain change-in-control severance benefits, in the event of termination or constructive termination during specified time periods following the consummation of the purchaser, as further described in the section entitled “The Purchase”. The interests of HNRA’s executive officers and directors include, among others, rights to continuing indemnification and officers’ and directors’ liability insurance, as further described in the section entitled “The Purchase.” The HNRA board and the Pogo board were aware of and considered the interests of their respective officers and directors, among other matters, in evaluating the terms and structure, and overseeing the negotiation of the MIPA and the transactions contemplated thereby, including the purchase and the recommendation of the HNRA board that HNRA stockholders vote in favor of the proposals on the agenda for the HNRA special meeting.

Pogo depends on various services for the development and production activities on the properties it operates. Substantially all Pogo’s revenue is derived from these producing properties. A reduction in the expected number of wells to be developed on Pogo’s acreage by or the failure of Pogo to develop and operate the wells on its acreage could have an adverse effect on its results of operations and cash flows adequately and efficiently.

Pogo’s assets consists of operating interests. The failure of Pogo to perform operations adequately or efficiently or to act in ways that are not in Pogo’s best interests could reduce production and revenues. Additionally, certain investors have requested that operators adopt initiatives to return capital to investors, which could also reduce the capital available to Pogo for investment in development and production activities. Moreover, should a low commodity price environment incur, Pogo may also opt to reduce development activity that could further reduce production and revenues.

If production on Pogo acreage decreases due to decreased development activities, because of a low commodity price environment, limited availability of development capital, production-related difficulties or otherwise, Pogo’s results of operations may be adversely affected. Pogo is not obligated to undertake any development activities other than those required to maintain their leases on Pogo’s acreage. In the absence of a specific contractual obligation, any development and production activities will be subject to their reasonable discretion (subject to certain implied obligations to develop imposed by the laws of some states). Pogo could determine to develop wells on Pogo’s acreage than is currently expected. The success and timing of development activities on Pogo’s properties, depends on a number of factors that are largely outside of Pogo’s control, including:

•        the capital costs required for development activities on Pogo’s acreage, which could be significantly more than anticipated;

•        the ability of Pogo to access capital;

•        prevailing commodity prices;

•        the availability of suitable equipment, production and transportation infrastructure and qualified operating personnel;

•        the availability of storage for hydrocarbons, Pogo’s expertise, operating efficiency and financial resources;

•        Pogo’s expected return on investment in wells developed on Pogo’s acreage as compared to opportunities in other areas;

•        the selection of technology;

•        the selection of counterparties for the marketing and sale of production;

•        and the rate of production of the reserves.

Pogo may elect not to undertake development activities, or may undertake these activities in an unanticipated fashion, which may result in significant fluctuations in Pogo’s results of operations and cash flows. Sustained reductions in production by Pogo on Pogo’s properties may also adversely affect Pogo’s results of operations and cash flows. Additionally, if Pogo were to experience financial difficulty, Pogo might not be able to pay invoices to continue its operations, which could have a material adverse impact on Pogo’s cash flows.

Pogo’s future success depends on replacing reserves through acquisitions and the exploration and development activities.

Producing crude oil and natural gas wells are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Pogo’s future crude oil and natural gas reserves and Pogo’s production thereof and Pogo’s cash flows are highly dependent on the successful development and exploitation of Pogo’s current reserves and its ability to successfully acquire additional reserves that are economically recoverable. Moreover, the production decline rates of Pogo’s properties may be significantly higher than currently estimated if the wells on its properties do not produce as expected. Pogo may also not be able to find, acquire or develop additional reserves to replace the current and future production of its properties at economically acceptable terms. If Pogo is not able to replace or grow its oil and natural gas reserves, its business, financial condition and results of operations would be adversely affected.

Pogo’s failure to successfully identify, complete and integrate acquisitions of properties or businesses could materially and adversely affect its growth, results of operations and cash flows.

Pogo depends in part on acquisitions to grow its reserves, production and cash flows. Pogo’s decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic data, and other information, the results of which are often inconclusive and subject to various interpretations. The successful acquisition of properties requires an assessment of several factors, including:

•        recoverable reserves;

•        future crude oil and natural gas prices and their applicable differentials;

•        development plans;

•        operating costs Pogo’s E&P operators would incur to develop and operate the properties;

•        and potential environmental and other liabilities that E&P operators may incur.

The accuracy of these assessments is inherently uncertain and Pogo may not be able to identify attractive acquisition opportunities. In connection with these assessments, Pogo performs a review of the subject properties that it believes to be generally consistent with industry practices, given the nature of its interests. Pogo’s review will not reveal all existing or potential problems, nor will it permit it to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections are often not performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. Even if Pogo does identify attractive acquisition opportunities, it may not be able to complete the acquisition or do so on commercially acceptable terms. Unless Pogo further develops its existing properties, it will depend on acquisitions to grow its reserves, production and cash flow.

There is intense competition for acquisition opportunities in Pogo’s industry. Competition for acquisitions may increase the cost of, or cause Pogo to refrain from, completing acquisitions. Additionally, acquisition opportunities vary over time. Pogo’s ability to complete acquisitions is dependent upon, among other things, its ability to obtain debt and equity financing and, in some cases, regulatory approvals. Further, these acquisitions may be in geographic regions in which Pogo does not currently hold assets, which could result in unforeseen operating difficulties. In addition, if Pogo acquires interests in new states, it may be subject to additional and unfamiliar legal and regulatory requirements. Compliance with regulatory requirements may impose substantial additional obligations on Pogo and its management, cause it to expend additional time and resources in compliance activities and increase its exposure to penalties or fines for non-compliance with such additional legal requirements. Further, the success of any completed acquisition will depend on Pogo’s ability to effectively integrate the acquired business into its existing business. The process of integrating acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of Pogo’s managerial and financial resources. In addition, potential future acquisitions may be larger and for purchase prices significantly higher than those paid for earlier acquisitions.

No assurance can be given that Pogo will be able to identify suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on acceptable terms or successfully acquire identified targets. Pogo’s failure to achieve consolidation savings, to integrate the acquired assets into its existing operations successfully or to minimize any unforeseen difficulties could materially and adversely affect its financial condition, results of operations and cash flows. The inability to effectively manage these acquisitions could reduce Pogo’s focus on subsequent acquisitions and current operations, which, in turn, could negatively impact its growth, results of operations and cash flows.

Pogo may acquire properties that do not produce as projected, and it may be unable to determine reserve potential, identify liabilities associated with such properties or obtain protection from sellers against such liabilities.

Acquiring crude oil and natural gas properties requires Pogo to assess reservoir and infrastructure characteristics, including recoverable reserves, development and operating costs and potential environmental and other liabilities. Such assessments are inexact and inherently uncertain. In connection with the assessments, Pogo performs a review of the subject properties, but such a review will not necessarily reveal all existing or potential problems. In the course of Pogo’s due diligence, it may not inspect every well or pipeline. Pogo cannot necessarily observe structural and environmental problems, such as pipe corrosion, when an inspection is made. Pogo may not be able to obtain contractual indemnities from the seller for liabilities created prior to its purchase of the property. Pogo may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with its expectations.

Any acquisitions that Pogo completes will be subject to substantial risks.

Even if Pogo makes acquisitions that it believes will increase its cash generated from operations, these acquisitions may nevertheless result in a decrease in its cash flows. Any acquisition involves potential risks, including, among other things:

•        the validity of Pogo’s assumptions about estimated proved reserves, future production, prices, revenues, capital expenditures, the operating expenses and costs to develop the reserves;

•        a decrease in Pogo’s liquidity by using a significant portion of its cash generated from operations or borrowing capacity to finance acquisitions;

•        a significant increase in Pogo’s interest expense or financial leverage if it incurs debt to finance acquisitions;

•        the assumption of unknown liabilities, losses or costs for which Pogo is not indemnified or for which any indemnity it receives is inadequate;

•        mistaken assumptions about the overall cost of equity or debt;

•        Pogo’s ability to obtain satisfactory title to the assets it acquires;

•        an inability to hire, train or retain qualified personnel to manage and operate Pogo’s growing business and assets;

•        and the occurrence of other significant changes, such as impairment of crude oil and natural gas properties, goodwill or other intangible assets, asset devaluation or restructuring charges.

Pogo’s identified development activities are susceptible to uncertainties that could materially alter the occurrence or timing of their development activities.

The ability of Pogo to perform development activities depends on a number of uncertainties, including the availability of capital, construction of and limitations on access to infrastructure, inclement weather, regulatory changes and approvals, crude oil and natural gas prices, costs, development activity results and the availability of water. Further, Pogo’s identified potential development activities are in various stages of evaluation, ranging from wells that are ready to be developed to wells that require substantial additional interpretation. The use of technologies and the study of producing fields in the same area will not enable Pogo to know conclusively prior to development activities whether crude oil and natural gas will be present or, if present, whether crude oil and natural gas will be present in sufficient quantities to be economically viable. Even if enough crude oil or natural gas exist, Pogo may damage the potentially productive hydrocarbon-bearing formation or experience mechanical difficulties while performing development activities, possibly resulting in a reduction in production from the well or abandonment of the well. If Pogo performs additional development activities on wells that do not respond or they produce at quantities less than desired these wells may materially harm Pogo’s business.

There is no guarantee that the conclusions Pogo draws from available data and other wells near the Pogo acreage will be applicable to Pogo’s development activities. Further, initial production rates reported by Pogo in the areas in which Pogo’s reserves are located may not be indicative of future or long-term production rates. Additionally, actual production from wells may be less than expected. For example, a number of E&P operators have recently announced that newer wells drilled close in proximity to already producing wells have produced less oil and gas than forecast. Because of these uncertainties, Pogo does not know if the potential development activities that have been identified will ever be able to produce crude oil and natural gas from these or any other potential development activities. As such, the actual development activities of Pogo may materially differ from those presently identified, which could adversely affect Pogo’s business, results of operation and cash flows.

Acquisitions and Pogo’s development of Pogo’s leases will require substantial capital, and our company may be unable to obtain needed capital or financing on satisfactory terms or at all.

The crude oil and natural gas industry is capital intensive. Pogo made substantial capital expenditures in connection with the acquisition and development of its properties. Our company may continue to make substantial capital expenditures in connection with the acquisition and development of properties. Our company will finance capital expenditures primarily with funding from cash generated by operations and borrowings under its revolving credit facility.

In the future, Pogo may need capital more than the amounts it retains in its business or borrows under its revolving credit facility. The level of borrowing base available under Pogo’s revolving credit facility is largely based on its estimated proved reserves and its lenders’ price decks and underwriting standards in the reserve-based lending space and may be reduced to the extent commodity prices decrease and cause underwriting standards to tighten or the lending syndication market is not sufficiently liquid to obtain lender commitments to a full borrowing base in an amount appropriate for Pogo’s assets. Furthermore, Pogo cannot assure you that it will be able to access other external capital on terms favorable to it or at all. For example, a significant decline in prices for crude oil and broader economic turmoil may adversely impact Pogo’s ability to secure financing in the capital markets on favorable terms. Additionally, Pogo’s ability to secure financing or access the capital markets could be adversely affected if financial institutions and institutional lenders elect not to provide funding for fossil fuel energy companies in connection with the adoption of sustainable lending initiatives or are required to adopt policies that have the effect of reducing the funding available to the fossil fuel sector. If Pogo is unable to fund its capital requirements, Pogo may be unable to complete acquisitions, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on its results of operation and free cash flow.

Pogo is also dependent on the availability of external debt, equity financing sources and operating cash flows to maintain its development program. If those financing sources are not available on favorable terms or at all, then Pogo expects the development of its properties to be adversely affected. If the development of Pogo’s properties is adversely affected, then revenues from Pogo’s operations may decline. If we issue additional equity securities or securities convertible into equity securities, existing stockholders will experience dilution and the new equity securities could have rights senior to those of Company common stock.

The widespread outbreak of an illness, pandemic (like COVID-19) or any other public health crisis may have material adverse effects on Pogo’s business, financial position, results of operations and/or cash flows.

Pogo faces risks related to the outbreak of illnesses, pandemics and other public health crises that are outside of its control and could significantly disrupt its operations and adversely affect its financial condition. For example, the COVID-19 pandemic has caused a disruption to the oil and natural gas industry and to Pogo’s business. The COVID-19 pandemic negatively impacted the global economy, disrupted global supply chains, reduced global demand for oil and gas, and created significant volatility and disruption of financial and commodity markets, but has been improving since 2020.

The degree to which the COVID-19 pandemic or any other public health crisis adversely impacts Pogo’s operations, financial results and dividend policy will also depend on future developments, which are highly uncertain and cannot be predicted. These developments include, but are not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, its impact on the economy and market conditions, and how quickly and to what extent normal economic and operating conditions can resume. While this matter may disrupt its operations in some way, the degree of the adverse financial impact cannot be reasonably estimated at this time.

Pogo currently plans to enter hedging arrangements with respect to the production of crude oil, and possibly natural gas which is a smaller portion of the reserves. Pogo will mitigate the exposure to the impact of decreases in the prices by establishing a hedging plan and structure that protects the earnings to a reasonable level, and the debt service requirements.

Pogo does currently plan to enter into hedging arrangements to establish, in advance, a price for the sale of the crude oil and possibly natural gas produced from its properties. The hedging plan and structure will be at a level to balance the debt service requirements and also allow Pogo to realize the benefit of any short-term increase in the price of crude oil and natural gas. A portion of the crude oil and natural gas produced from its properties will not be protected against decreases in the price of crude oil and natural gas, or prolonged periods of low commodity prices. Hedging arrangements may limit Pogo’s ability to realize the benefit of rising prices and may result in hedging losses.

The intent of the hedging arrangements is to mitigate the volatility in its cash flows due to fluctuations in the price of crude oil and natural gas. However, these hedging activities may not be as effective as our company intends in reducing the volatility of its cash flows and, if entered into, are subject to the risks of the terms of the derivative instruments derivative contract, there may be a change in the expected differential between the underlying commodity price in the derivative instrument and the actual price received, our company’s hedging policies and procedures may not be properly followed and the steps our company takes to monitor its derivative financial instruments may not detect and prevent violations of its risk management policies and procedures, particularly if deception or other intentional misconduct is involved. Further, our company may be limited in receiving the full benefit of increases in crude oil as a result of these hedging transactions. The occurrence of any of these risks could prevent Pogo from realizing the benefit of a derivative contract.12

Pogo’s estimated reserves are based on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of its reserves.

It is not possible to measure underground accumulation of crude oil and natural gas in an exact way. Crude oil and natural gas reserve engineering is not an exact science and requires subjective estimates of underground accumulations of crude oil and natural gas and assumptions concerning future crude oil and natural gas prices, production levels, ultimate recoveries and operating and development costs. As a result, estimated quantities of proved reserves, projections of future production rates and the timing of development expenditures may turn out to be incorrect. Estimates of Pogo’s proved reserves and related valuations as of December 31, 2022 and December 31 2021 were prepared by William M. Cobb & Associates, Inc. (“WMC&A”). WMC&A conducted a detailed review of all of Pogo’s properties for the period covered by its reserve report using information provided by Pogo. Over time, Pogo may make material changes to reserve estimates taking into account the results of actual drilling, testing and production and changes in prices. In addition, certain assumptions regarding future crude oil and natural gas prices, production levels and operating and development costs may prove incorrect. For example, due to the deterioration in commodity prices and operator activity in 2020 as a result of the COVID-19 pandemic and other factors, the commodity price assumptions used to calculate Pogo’s reserves estimates declined, which in turn lowered its proved reserve estimates. A substantial portion of Pogo’s reserve estimates are made without the benefit of a lengthy production history, which are less reliable than estimates based on a lengthy production history. Any significant variance from these assumptions to actual figures could greatly affect Pogo’s estimates of reserves and future cash generated from operations. Numerous changes over time to the assumptions on which Pogo’s reserve estimates are based, as described above, often result in the actual quantities of crude oil and natural gas that are ultimately recovered being different from its reserve estimates.

Furthermore, the present value of future net cash flows from Pogo’s proved reserves is not necessarily the same as the current market value of its estimated reserves. In accordance with rules established by the SEC and the Financial Accounting Standards Board (the “FASB”), Pogo bases the estimated discounted future net cash flows from its proved reserves on the twelve-month average oil and gas index prices, calculated as the unweighted arithmetic average for the first-day-of-the-month price for each month, and costs in effect on the date of the estimate, holding the prices and costs constant throughout the life of the properties. Actual future prices and costs may differ materially from those used in the present value estimate, and future net present value estimates using then current prices and costs may be significantly less than the current estimate. In addition, the 10% discount factor Pogo uses when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with Pogo or the crude oil and natural gas industry in general.

Operating hazards and uninsured risks may result in substantial losses to Pogo and any losses could adversely affect Pogo’s results of operations and cash flows.

The operations of Pogo will be subject to all of the hazards and operating risks associated with drilling for and production of crude oil and natural gas, including the risk of fire, explosions, blowouts, surface cratering, uncontrollable flows of crude oil and natural gas and formation water, pipe or pipeline failures, abnormally pressured formations, casing collapses and environmental hazards such as crude oil spills, natural gas leaks and ruptures or discharges of toxic gases. In addition, their operations will be subject to risks associated with hydraulic fracturing, including any mishandling, surface spillage or potential underground migration of fracturing fluids, including chemical additives. The occurrence of any of these events could result in substantial losses to Pogo due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigations and penalties, suspension of operations and repairs required to resume operations.

Loss of Pogo’s information and computer systems, including as a result of cyber-attacks, could materially and adversely affect Pogo’s business.

Pogo relies on electronic systems and networks to control and manage Pogo’s respective businesses. If any of such programs or systems were to fail for any reason, including as a result of a cyber-attack, or create erroneous information in Pogo’s hardware or software network infrastructure, possible consequences could be significant, including loss of communication links and inability to automatically process commercial transaction or engage in similar automated or computerized business activities. Although Pogo has multiple layers of security to mitigate risks of cyber-attacks, cyber-attacks on business have escalated in recent years. Moreover, Pogo is becoming increasingly dependent on digital technologies to conduct certain exploration, development, production and processing activities, including interpreting seismic data, managing drilling rigs, production activities and gathering systems, conducting reservoir modeling and estimating reserves. The U.S. government has issued public warnings that indicate that energy assets might be specific targets of cyber security threats. If Pogo becomes the target of cyber-attacks of information security breaches, their business operations may be substantially disrupted, which could have an adverse effect on Pogo’s results of operations. In addition, Pogo’s efforts to monitor, mitigate and manage these evolving risks may result in increased capital and operating costs, and there can be no assurance that such efforts will be sufficient to prevent attacks or breaches from occurring.

A terrorist attack or armed conflict could harm Pogo’s business.

Terrorist activities, anti-terrorist activities and other armed conflicts involving the United States or other countries may adversely affect the United States and global economies and could prevent Pogo from meeting its financial and other obligations. For example, on February 24, 2022, Russia launched a large-scale invasion of Ukraine that has led to significant armed hostilities. As a result, the United States, the United Kingdom, the member states of the European Union and other public and private actors have levied severe sanctions on Russia. To date, this conflict has resulted in a decreased supply of hydrocarbons which has resulted in higher commodity prices. The geopolitical and macroeconomic consequences of this invasion and associated sanctions cannot be predicted, and such events, or any further hostilities in Ukraine or elsewhere, could severely impact the world economy. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for crude oil and natural gas potentially putting downward pressure on demand for Pogo’s services and causing a reduction in its revenues. Crude oil and natural gas related facilities, including those of Pogo, could be direct targets of terrorist attacks, and, if infrastructure integral to Pogo is destroyed or damaged, they may experience a significant disruption in their operations. Any such disruption could materially adversely affect Pogo’s financial condition, results of operations and cash flows. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

We believe Pogo currently has ineffective internal control over its financial reporting.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Pogo’s annual or interim consolidated financial statements may not be prevented or detected on a timely basis. We identified a material weakness and believe that Pogo currently has ineffective internal control over financial reporting, primarily due to: not maintaining a sufficient complement of personnel to permit segregation of duties among personnel with access to

Pogo’s accounting and information systems controls, lacking proper review evidence of controls over the reserves report prepared by the reservoir engineer, and lacking the controls needed to ensure that the accounting for certain items is accurate and complete.

HNRA intends, following consummation of the Purchase, to remediate these deficiencies by putting into place proper internal controls and accounting systems to ensure effective internal control over its financial reporting. Completion of remediation does not provide assurance that our remediation or other controls will continue to operate properly or remain adequate and we cannot assure you that we will not identify additional material weaknesses in our internal control over financial reporting in the future. If we are unable to maintain effective internal control over financial reporting or disclosure controls and procedures, our ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and forms of the SEC, could be adversely affected. This failure could negatively affect the market price and trading liquidity of the SPAC Common Stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties and generally materially and adversely impact our business and financial condition.

Risks Related to Pogo’s Industry

A substantial majority of Pogo’s revenues from crude oil and gas producing activities are derived from its operating properties that are based on the price at which crude oil and natural gas produced from the acreage underlying its interests are sold. Prices of crude oil and natural gas are volatile due to factors beyond Pogo’s control. A substantial or extended decline in commodity prices may adversely affect Pogo’s business, financial condition, results of operations and cash flows.

Pogo’s revenues, operating results, discretionary cash flows, profitability, liquidity and the carrying value of its interests depend significantly upon the prevailing prices for crude oil and natural gas. Historically, crude oil and natural gas prices and their applicable basis differentials have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond Pogo’s control, including:

•        the regional, domestic foreign supply of and demand for crude oil and natural gas;

•        the level of prices and market expectations about future prices of crude oil and natural gas;

•        the level of global crude oil and natural gas E&P;

•        the cost of exploring for, developing, producing and delivering crude oil and natural gas;

•        the price and quantity of foreign imports and U.S. exports of crude oil and natural gas;

•        the level of U.S. domestic production;

•        political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America and China and acts of terrorism or sabotage;

•        global or national health concerns, including the outbreak of an illness pandemic (like COVID-19), which may reduce demand for crude oil and natural gas due to reduced global or national economic activity;

•        the ability of members of OPEC and its allies and other oil exporting nations to agree to and maintain crude oil price and production controls;

•        speculative trading in crude oil and natural gas derivative contracts;

•        the level of consumer product demand;

•        weather conditions and other natural disasters, such as hurricanes and winter storms, the frequency and impact of which could be increased by the effects of climate change;

•        technological advances affecting energy consumption, energy storage and energy supply;

•        domestic and foreign governmental regulations and taxes;

•        the continued threat of terrorism and the impact of military and other action, including U.S. military operations in the Middle East and economic sanctions such as those imposed by the U.S. on oil and gas exports from Iran;

•        the proximity, cost, availability and capacity of crude oil and natural gas pipelines and other transportation facilities;

•        the impact of energy conservation efforts;

•        the price and availability of alternative fuels; and

•        overall domestic and global economic conditions.

These factors and the volatility of the energy markets make it extremely difficult to predict future crude oil and natural gas price movements with any certainty. For example, during the past five years, the posted price for West Texas Intermediate (“WTI”) light sweet crude oil has ranged from a historic, record low price of negative ($36.98) per barrel (“Bbl”) in April 2020 to a high of $123.64 per Bbl in March 2022, and the Henry Hub spot market price for natural gas has ranged from a low of $1.33 per metric million British thermal unit (“MMBtu”) in September 2020 to a high of $23.86 per MMBtu in February 2021. Certain actions by OPEC+ in the first half of 2020, combined with the impact of the continued outbreak of the COVID-19 pandemic and a shortage in available storage for hydrocarbons in the U.S., contributed to the historic low price for crude oil in April 2020. While the prices for crude oil have begun to stabilize and also increase, such prices have historically remained volatile, which has adversely affected the prices at which production from Pogo’s properties is sold and may continue to do so in the future. This, in turn, has and will materially affect the amount of production payments that Pogo receives.

Any substantial decline in the price of crude oil and natural gas, or prolonged period of low commodity prices will materially adversely affect Pogo’s business, financial condition, results of operations and cash flows. In addition, lower crude oil and natural gas may reduce the amount of crude oil and natural gas that can be produced economically, which may reduce its Pogo’s willingness to develop its properties. This may result in Pogo having to make substantial downward adjustments to its estimated proved reserves, which could negatively impact its ability to fund its operations. If this occurs or if production estimates change or exploration or development results deteriorate, the successful efforts method of accounting principles may require Pogo to write down, as a non-cash charge to earnings, the carrying value of its crude oil and natural gas properties. Pogo could also determine during periods of low commodity prices to shut in or curtail production from wells on Pogo’s properties. In addition, Pogo could determine during periods of low commodity prices to plug and abandon marginal wells that otherwise may have been allowed to continue to produce for a longer period under conditions of higher prices. Specifically, they may abandon any well if they reasonably believe that the well can no longer produce crude oil or natural gas in commercially paying quantities. Pogo may choose to use various derivative instruments in connection with anticipated crude oil and natural gas to minimize the impact of commodity price fluctuations. However, Pogo cannot hedge the entire exposure of its operations from commodity price volatility. To the extent Pogo does not hedge against commodity price volatility, or its hedges are not effective, Pogo’s results of operations and financial position may be diminished.

If commodity prices decrease to a level such that Pogo’s future undiscounted cash flows from its properties are less than their carrying value, Pogo may be required to take write-downs of the carrying values of its properties.

Accounting rules require that Pogo periodically review the carrying value of its properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, production data, economics and other factors, Pogo may be required to write down the carrying value of its properties. Pogo evaluates the carrying amount of its proved oil and natural gas properties for impairment whenever events or changes in circumstances indicate that a property’s carrying amount may not be recoverable. If the carrying value exceeds the estimated undiscounted future cash flows Pogo would estimate the fair value of its properties and record an impairment charge for any excess of the carrying value of the properties over the estimated fair value of the properties. Factors used to estimate fair value may include estimates of proved reserves, future commodity prices, future production estimates and a commensurate discount rate. The risk that Pogo will be required to recognize impairments of its crude oil and natural gas properties increases during periods of low commodity prices. In addition, impairments would occur if Pogo were to experience sufficient downward adjustments to its estimated proved reserves or the present value of estimated future net revenues. An impairment recognized in one period may not be reversed in a subsequent period. Pogo may incur impairment charges in the future, which could materially adversely affect its results of operations for the periods in which such charges are taken.

The unavailability, high cost or shortages of rigs, equipment, raw materials, supplies or personnel may restrict or result in increased costs to develop and operate Pogo’s properties.

The crude oil and natural gas industry is cyclical, which can result in shortages of drilling/workover rigs, equipment, raw materials (particularly water and sand and other proppants), supplies and personnel. When shortages occur, the costs and delivery times of rigs, equipment and supplies increase and demand for, and wage rates of, qualified drilling/workover rig crews also rise with increases in demand. Pogo cannot predict whether these conditions will exist in the future and, if so, what their timing and duration will be. In accordance with customary industry practice, Pogo relies on independent third-party service providers to provide many of the services and equipment necessary to drill new development wells. If Pogo is unable to secure a sufficient number of drilling/workover rigs at reasonable costs, Pogo’s financial condition and results of operations could suffer. Shortages of drilling/workover rigs, equipment, raw materials, supplies, personnel, trucking services, tubulars, hydraulic fracturing and completion services and production equipment could delay or restrict Pogo’s development operations, which in turn could have a material adverse effect on Pogo’s financial condition, results of operations and cash flows.

The marketability of crude oil and natural gas production is dependent upon transportation and processing and refining facilities, which Pogo cannot control. Any limitation in the availability of those facilities could interfere with Pogo’s ability to market its production and could harm Pogo’s business.

The marketability of Pogo’s production depends in part on the availability, proximity and capacity of pipelines, gathering lines, tanker trucks and other transportation methods, and processing and refining facilities owned by third parties. Pogo does not control these third-party facilities and Pogo’s access to them may be limited or denied. Insufficient production from the wells on Pogo’s acreage or a significant disruption in the availability of third-party transportation facilities or other production facilities could adversely impact Pogo’s ability to deliver, to market or produce oil and natural gas and thereby cause a significant interruption in Pogo’s operations. If they are unable, for any sustained period, to implement acceptable delivery or transportation arrangements or encounter production related difficulties, they may be required to shut in or curtail production. In addition, the amount of crude oil that can be produced and sold is subject to curtailment in certain other circumstances outside of Pogo’s control, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage or lack of available capacity on these systems, tanker truck availability and extreme weather conditions. Also, production from Pogo’s wells may be insufficient to support the construction of pipeline facilities, and the shipment of Pogo’s crude oil and natural gas on third-party pipelines may be curtailed or delayed if it does not meet the quality specifications of the pipeline owners. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, Pogo is provided only with limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in gathering system or transportation, processing or refining-facility capacity, or an inability to obtain favorable terms for delivery of the crude oil and natural gas produced from Pogo’s acreage, could reduce Pogo’s ability to market the production from Pogo’s properties and have a material adverse effect on Pogo’s financial condition, results of operations and cash flows. Pogo’s access to transportation options and the prices Pogo receives can also be affected by federal and state regulation — including regulation of crude oil and natural gas production, transportation and pipeline safety — as well by general economic conditions and changes in supply and demand.

In addition, the third parties on whom Pogo relies for transportation services are subject to complex federal, state, tribal and local laws that could adversely affect the cost, manner or feasibility of conducting Pogo’s business.

Drilling for and producing crude oil and natural gas are high-risk activities with many uncertainties that may materially adversely affect Pogo’s business, financial condition, results of operations and cash flows.

The development drilling activities of Pogo’s properties will be subject to many risks. For example, Pogo will not be able to assure you that wells drilled by the E&P operators of its properties will be productive. Drilling for crude oil and natural gas often involves unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient crude oil and natural gas to return a profit at then realized prices after deducting drilling, operating and other costs. The seismic data and other technologies used do not provide conclusive knowledge prior to drilling a well that crude oil and natural gas are present or that a well can be produced economically. The costs of exploration, exploitation and development activities are subject to numerous uncertainties beyond Pogo’s control and increases in those costs can adversely affect the economics of a project. Further, Pogo’s development drilling and producing operations may be curtailed, delayed, canceled or otherwise negatively impacted as a result of other factors, including:

•        unusual or unexpected geological formations;

•        loss of drilling fluid circulation;

•        title problems;

•        facility or equipment malfunctions;

•        unexpected operational events;

•        shortages or delivery delays of equipment and services;

•        compliance with environmental and other governmental requirements; and

•        adverse weather conditions, including the recent winter storms in February 2021 that adversely affected operator activity and production volumes in the southern United States, including in the Delaware Basin.

Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination or loss of wells and other regulatory penalties. In the event that planned operations, including the drilling of development wells, are delayed or cancelled, or existing wells or development wells have lower than anticipated production due to one or more of the factors above or for any other reason, Pogo’s financial condition, results of operations and cash flows may be materially adversely affected.

Competition in the crude oil and natural gas industry is intense, which may adversely affect Pogo’s ability to succeed.

The crude oil and natural gas industry is intensely competitive, and Pogo’s properties compete with other companies that may have greater resources. Many of these companies explore for and produce crude oil and natural gas, carry on midstream and refining operations, and market petroleum and other products on a regional, national or worldwide basis. In addition, these companies may have a greater ability to continue exploration activities during periods of low crude oil and natural gas market prices. Pogo’s larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than Pogo can, which would adversely affect Pogo’s competitive position. Pogo may have fewer financial and human resources than many companies in Pogo’s industry and may be at a disadvantage in bidding producing crude oil and natural gas properties. Furthermore, the crude oil and natural gas industry has experienced recent consolidation among some operators, which has resulted in certain instances of combined companies with larger resources. Such combined companies may compete against Pogo and thus limit Pogo’s ability to acquire additional properties and add reserves.

A deterioration in general economic, business, political or industry conditions would materially adversely affect Pogo’s results of operations, financial condition and cash flows.

Concerns over global economic conditions, energy costs, geopolitical issues, the impacts of the COVID-19 pandemic, inflation, the availability and cost of credit and slow economic growth in the United States have contributed to economic uncertainty and diminished expectations for the global economy. Additionally, acts of protest and civil unrest have caused economic and political disruption in the United States. Meanwhile, continued hostilities in the Middle East, Ukraine and the occurrence or threat of terrorist attacks in the United States or other countries could adversely affect the economies of the United States and other countries. Concerns about global economic growth have had a significant adverse impact on global financial markets and commodity prices. An oversupply and decreased demand of crude oil in 2020 led to a severe decline in worldwide crude oil prices in 2020.

If the economic climate in the United States or abroad deteriorates, worldwide demand for petroleum products could further diminish, which could impact the price at which crude oil and natural gas from Pogo’s properties are sold, affect the ability of Pogo’s to continue operations and ultimately materially adversely impact Pogo’s results of operations, financial condition and cash flows.

Conservation measures, technological advances and increasing attention to ESG matters could materially reduce demand for crude oil and natural gas, availability of capital and adversely affect Pogo’s results of operations.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to crude oil and natural gas, technological advances in fuel economy and energy-generation devices could reduce demand for crude oil and natural gas. The impact of the changing demand for crude oil and natural gas services and products may have a material adverse effect on Pogo’s business, financial condition, results of operations and cash flows. It is also possible that the concerns about the production and use of fossil fuels will reduce the sources of financing available to Pogo. For example, certain segments of the investor community have developed negative sentiment towards investing in the oil and gas industry. Recent equity returns in the sector versus other industry sectors have led to lower oil and gas representation in certain key equity market indices. In addition, some investors, including investment advisors and certain sovereign wealth, pension funds, university endowments and family foundations, have stated policies to divest from, or not provide funding to, the oil and gas sector based on their social and environmental considerations. Furthermore, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to environmental, social and governance (“ESG”) matters. Such ratings are used by some investors and other financial institutions to inform their investment, financing and voting decisions, and unfavorable ESG ratings may lead to increased negative sentiment toward oil and gas companies from such institutions. Additionally, the SEC proposed rules on climate change disclosure requirements for public companies which, if adopted as proposed, could result in substantial compliance costs. Certain other stakeholders have also pressured commercial and investment banks to stop financing oil and gas and related infrastructure projects. Such developments, including environmental activism and initiatives aimed at limiting climate change and reducing air pollution, could result in downward pressure on the stock prices of oil and gas companies, and also adversely affect Pogo’s availability of capital.

Risks Related to Environmental and Regulatory Matters

Crude oil and natural gas operations are subject to various governmental laws and regulations. Compliance with these laws and regulations can be burdensome and expensive for Pogo, and failure to comply could result in Pogo incurring significant liabilities, either of which may impact its willingness to develop Pogo’s interests.

Pogo’s activities on the properties in which Pogo holds interests are subject to various federal, state and local governmental regulations that may change from time to time in response to economic and political conditions. Matters subject to regulation include drilling operations, production and distribution activities, discharges or releases of pollutants or wastes, plugging and abandonment of wells, maintenance and decommissioning of other facilities, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity to conserve supplies of crude oil and natural gas. For example, in January 2021, President Biden signed an Executive Order that, among other things, instructed the Secretary of the Interior to pause new oil and natural gas leases on public lands or in offshore waters pending completion of a comprehensive review and reconsideration of federal oil and natural gas permitting and leasing practices. In August 2022, a federal judge in Louisiana issued a permanent injunction against the temporary halt to the leasing of federal lands for oil and gas drilling in the thirteen states that challenged the Executive Order. In April 2022, the Biden Administration announced it would resume selling leases to drill for oil and gas on federal lands, but with an 80% reduction in the number of acres offered and an increase in the royalties companies must pay to drill. The Inflation Reduction Act, signed into law in August of 2022, expanded oil and gas lease sales off the coast of Alaska and in the Gulf of Mexico. Substantially all of Pogo’s interests are located on state or federal lands, therefore Pogo cannot predict the full impact of these developments or whether the Biden Administration may pursue further restrictions. President Biden also issued an Executive Order directing all federal agencies to review and take action to address any federal regulations, orders, guidance documents, policies and any similar agency actions during the prior administration that may be inconsistent with the current administration’s policies. The United States Environmental Protection Agency has proposed strict new methane emission regulations for certain oil and gas facilities and the IRA establishes a charge on methane emissions above certain limits from the same facilities. Further actions of President Biden, and the Biden Administration, including actions focused on addressing climate change, may negatively impact oil and gas operations and favor renewable energy projects in the United States, which may negatively impact the demand for oil and natural gas.

In addition, the production, handling, storage and transportation of crude oil and natural gas, as well as the remediation, emission and disposal of crude oil and natural gas wastes, by-products thereof and other substances and materials produced or used in connection with crude oil and natural gas operations are subject to regulation under federal, state and local laws and regulations primarily relating to protection of worker health and safety, natural resources and the environment. Failure to comply with these laws and regulations may result in the assessment of sanctions on Pogo, including administrative, civil or criminal penalties, permit revocations, requirements for additional pollution controls and injunctions limiting or prohibiting some or all of Pogo’s operations on its properties. Moreover, these laws and regulations have generally imposed increasingly strict requirements related to water use and disposal, air pollution control, species protection, and waste management, among other matters.

Laws and regulations governing E&P may also affect production levels. Pogo must comply with federal and state laws and regulations governing conservation matters, including, but not limited to:

•        provisions related to the unitization or pooling of the crude oil and natural gas properties;

•        the establishment of maximum rates of production from wells;

•        the spacing of wells;

•        the plugging and abandonment of wells; and

•        the removal of related production equipment.

Additionally, federal and state regulatory authorities may expand or alter applicable pipeline-safety laws and regulations, compliance with which may require increased capital costs for third-party crude oil and natural gas transporters. These transporters may attempt to pass on such costs to Pogo, which in turn could affect profitability on the properties in which Pogo owns an interest.

Pogo must also comply with laws and regulations prohibiting fraud and market manipulations in energy markets. To the extent Pogo’s properties are shippers on interstate pipelines, they must comply with the tariffs of those pipelines and with federal policies related to the use of interstate capacity.

Pogo may be required to make significant expenditures to comply with the governmental laws and regulations described above and may be subject to potential fines and penalties if they are found to have violated these laws and regulations. Pogo believes the trend of more expansive and stricter environmental legislation and regulations will continue. The laws and regulations that affect Pogo could increase the operating costs of Pogo and delay production and may ultimately impact Pogo’s ability and willingness to develop its properties.

Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could cause Pogo to incur increased costs, additional operating restrictions or delays and have fewer potential development locations.

Pogo engages in hydraulic fracturing. Hydraulic fracturing is a common practice that is used to stimulate production of hydrocarbons from tight formations, including shales. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. Currently, hydraulic fracturing is generally exempt from regulation under the Underground Injection Control program of the U.S. Safe Drinking Water Act (“SDWA”) and is typically regulated by state oil and gas commissions or similar agencies.

However, several federal agencies have asserted regulatory authority over certain aspects of the process. For example, in June 2016, the Environmental Protection Agency (the “EPA”) published an effluent limit guideline final rule prohibiting the discharge of wastewater from onshore unconventional oil and gas extraction facilities to publicly owned wastewater treatment plants. Also, from time to time, legislation has been introduced, but not enacted, in the U.S. Congress to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the hydraulic fracturing process. This or other federal legislation related to hydraulic fracturing may be considered again in the future, though Pogo cannot predict the extent of any such legislation at this time.

Moreover, some states and local governments have adopted, and other governmental entities are considering adopting, regulations that could impose more stringent permitting, disclosure and well-construction requirements on hydraulic fracturing operations, including states in which Pogo’s properties are located. For example, Texas, among others, has adopted regulations that impose new or more stringent permitting, disclosure, disposal and well construction requirements on hydraulic fracturing operations. States could also elect to prohibit high volume hydraulic fracturing altogether. In addition to state laws, local land use restrictions, such as city ordinances, may restrict drilling in general and/or hydraulic fracturing in particular.

Increased regulation and attention given to the hydraulic fracturing process, including the disposal of produced water gathered from drilling and production activities, could lead to greater opposition to, and litigation concerning, crude oil and natural gas production activities using hydraulic fracturing techniques in areas where Pogo owns properties. Additional legislation or regulation could also lead to operational delays or increased operating costs for Pogo in the production of crude oil and natural gas, including from the development of shale plays, or could make it more difficult for Pogo to perform hydraulic fracturing. The adoption of any federal, state or local laws or the implementation of regulations regarding hydraulic fracturing could potentially cause a decrease in Pogo’s completion of new crude oil and natural gas wells and result in an associated decrease in the production attributable to Pogo’s interests, which could have a material adverse effect on Pogo’s business, financial condition and results of operations.

Legislation or regulatory initiatives intended to address seismic activity could restrict Pogo’s development and production activities, as well as Pogo’s ability to dispose of produced water gathered from such activities, which could have a material adverse effect on their future business, which in turn could have a material adverse effect on Pogo’s business.

State and federal regulatory agencies have recently focused on a possible connection between hydraulic fracturing related activities, particularly the underground injection of wastewater into disposal wells, and the increased occurrence of seismic activity, and regulatory agencies at all levels are continuing to study the possible linkage between oil and gas activity and induced seismicity. For example, in 2015, the United States Geological Study (“USGS”) identified eight states, including New Mexico, Oklahoma and Texas, with areas of increased rates of induced seismicity that could be attributed to fluid injection or oil and gas extraction.

In addition, a number of lawsuits have been filed alleging that disposal well operations have caused damage to neighboring properties or otherwise violated state and federal rules regulating waste disposal. In response to these concerns, regulators in some states are seeking to impose additional requirements, including requirements in the permitting of produced water disposal wells or otherwise to assess the relationship between seismicity and the use of such wells. For example, the Texas Railroad Commission has previously published a rule governing permitting or re-permitting of disposal wells that would require, among other things, the submission of information on seismic events occurring within a specified radius of the disposal well location, as well as logs, geologic cross sections and structure maps relating to the disposal area in question. If the permittee or an applicant of a disposal well permit fails to demonstrate that the produced water or other fluids are confined to the disposal zone or if scientific data indicates such a disposal well is likely to be or determined to be contributing to seismic activity, then the agency may deny, modify, suspend or terminate the permit application or existing operating permit for that well. The Texas Railroad Commission has used this authority to deny permits for waste disposal wells. In some instances, regulators may also order that disposal wells be shut in. In late 2021, the Texas Railroad Commission issued a notice to operators of disposal wells in the Midland area to reduce saltwater disposal well actions and provide certain data to the commission. Separately, in November 2021, New Mexico implemented protocols requiring operators to take various actions within a specified proximity of certain seismic activity, including a requirement to limit injection rates if a seismic event is of a certain magnitude. As a result of these developments, Pogo may be required to curtail operations or adjust development plans, which may adversely impact Pogo’s business.

Pogo will likely dispose of produced water volumes gathered from their production operations by injecting it into wells pursuant to permits issued by governmental authorities overseeing such disposal activities. While these permits will be issued pursuant to existing laws and regulations, these legal requirements are subject to change, which could result in the imposition of more stringent operating constraints or new monitoring and reporting requirements, owing to, among other things, concerns of the public or governmental authorities regarding such gathering or disposal activities. The adoption and implementation of any new laws or regulations that restrict Pogo’s ability to use hydraulic fracturing or dispose of produced water gathered from drilling and production activities by limiting volumes, disposal rates, disposal well locations or otherwise, or requiring them to shut down disposal wells, could have a material adverse effect on Pogo’s business, financial condition and results of operations.

Restrictions on the ability of Pogo to obtain water may have an adverse effect on Pogo’s financial condition, results of operations and cash flows.

Water is an essential component of crude oil and natural gas production during both the drilling and hydraulic fracturing processes. Over the past several years, parts of the country, and in particular Texas, have experienced extreme drought conditions. As a result of this severe drought, some local water districts have begun restricting the use of water subject to their jurisdiction for hydraulic fracturing to protect local water supply. Such conditions may be exacerbated by climate change. If Pogo is unable to obtain water to use in their operations from local sources, or if Pogo is unable to effectively utilize flowback water, they may be unable to economically drill for or produce crude oil and natural gas from Pogo’s properties, which could have an adverse effect on Pogo’s financial condition, results of operations and cash flows.

Pogo’s operations are subject to a series of risks arising from climate change.

Climate change continues to attract considerable public and scientific attention. As a result, numerous proposals have been made and are likely to continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of carbon dioxide, methane and other “greenhouse gases” (“GHGs”). These efforts have included consideration of cap-and-trade programs, carbon taxes, GHG reporting and tracking programs and regulations that directly limit GHG emissions from certain sources.

In the United States, no comprehensive climate change legislation has been implemented at the federal level. However, President Biden has highlighted addressing climate change as a priority of his administration and has issued several Executive Orders addressing climate change. Moreover, following the U.S. Supreme Court finding that GHG emissions constitute a pollutant under the Clean Air Act (the “CAA”), the EPA has adopted regulations that, among other things, establish construction and operating permit reviews for GHG emissions from certain large stationary sources, require the monitoring and annual reporting of GHG emissions from certain petroleum and natural gas system sources in the United States, and together with the U.S. Department of Transportation (the “DOT”), implementing GHG emissions limits on vehicles manufactured for operation in the United States. The regulation of methane from oil and gas facilities has been subject to uncertainty in recent years. In September 2020, the Trump Administration revised prior regulations to rescind certain methane standards and remove the transmission and storage segments from the source category for certain regulations. However, subsequently, the U.S. Congress approved, and President Biden signed into law, a resolution under the Congressional Review Act to repeal the September 2020 revisions to the methane standards, effectively reinstating the prior standards. Additionally, in November 2021, the EPA issued a proposed rule that, if finalized, would establish OOOO(b) new source and OOOO(c) first-time existing source standards of performance for methane and volatile organic compound emissions for oil and gas facilities. Operators of affected facilities will have to comply with specific standards of performance to include leak detection using optical gas imaging and subsequent repair requirement, and reduction of emissions by 95% through capture and control systems. The EPA issued supplemental rules regarding methane emissions on December 6, 2022. The IRA established the Methane Emissions Reduction Program, which imposes a charge on methane emissions from certain petroleum and natural gas facilities, which may apply to our operations in the future and may require us to expend material sums. We cannot predict the scope of any final methane regulatory requirements or the cost to comply with such requirements. Given the long-term trend toward increasing regulation, future federal GHG regulations of the oil and gas industry remain a significant possibility.

Separately, various states and groups of states have adopted or are considering adopting legislation, regulation or other regulatory initiatives that are focused on such areas as GHG cap and trade programs, carbon taxes, reporting and tracking programs, and restriction of emissions. For example, New Mexico has adopted regulations to restrict the venting or flaring of methane from both upstream and midstream operations. At the international level, the United Nations-sponsored “Paris Agreement” requires member states to submit non-binding, individually-determined reduction goals known as Nationally Determined Contributions every five years after 2020. President Biden has recommitted the United States to the Paris Agreement and, in April 2021, announced a goal of reducing the United States’ emissions by 50-52% below 2005 levels by 2030. Additionally, at the 26th Conference of the Parties to the United Nations

Framework Convention on Climate Change (“COP26”) in Glasgow in November 2021, the United States and the European Union jointly announced the launch of a Global Methane Pledge, an initiative committing to a collective goal of reducing global methane emissions by at least 30% from 2020 levels by 2030, including “all feasible reductions” in the energy sector. The full impact of these actions cannot be predicted at this time.

Governmental, scientific, and public concern over the threat of climate change arising from GHG emissions has resulted in increasing political risks in the United States, including climate change related pledges made by certain candidates now in public office. On January 27, 2021, President Biden issued an Executive Order that calls for substantial action on climate change, including, among other things, the increased use of zero-emission vehicles by the federal government, the elimination of subsidies provided to the fossil fuel industry, and increased emphasis on climate-related risks across government agencies and economic sectors. The Biden Administration has also called for restrictions on leasing on federal land, including the Department of the Interior’s publication of a report recommending various changes to the federal leasing program, though many such changes would require Congressional action. Substantially all of Pogo’s interests are located on federal and state lands, but Pogo cannot predict the full impact of these developments or whether the Biden Administration may pursue further restrictions. Other actions that could be pursued by the Biden Administration may include the imposition of more restrictive requirements for the establishment of pipeline infrastructure or the permitting of liquefied natural gas (“LNG”) export facilities, as well as more restrictive GHG emission limitations for oil and gas facilities. Litigation risks are also increasing as a number of entities have sought to bring suit against various oil and natural gas companies in state or federal court, alleging among other things, that such companies created public nuisances by producing fuels that contributed to climate change or alleging that the companies have been aware of the adverse effects of climate change for some time but defrauded their investors or customers by failing to adequately disclose those impacts.

There are also increasing financial risks for fossil fuel producers as shareholders currently invested in fossil-fuel energy companies may elect in the future to shift some or all of their investments into non-fossil fuel related sectors. Institutional lenders who provide financing to fossil fuel energy companies also have become more attentive to sustainable lending practices and some of them may elect not to provide funding for fossil fuel energy companies. For example, at COP26, the Glasgow Financial Alliance for Net Zero (“GFANZ”) announced that commitments from over 450 firms across 45 countries had resulted in over $130 trillion in capital committed to net zero goals. The various sub-alliances of GFANZ generally require participants to set short-term, sector-specific targets to transition their financing, investing, and/or underwriting activities to net zero emissions by 2050. There is also a risk that financial institutions will be required to adopt policies that have the effect of reducing the funding provided to the fossil fuel sector. In late 2020, the Federal Reserve announced that is has joined the Network for Greening the Financial System, a consortium of financial regulators focused on addressing climate-related risks in the financial sector. Subsequently, in November 2021, the Federal Reserve issued a statement in support of the efforts of the Network for Greening the Financial System to identify key issues and potential solutions for the climate-related challenges most relevant to central banks and supervisory authorities. Limitation of investments in and financing for fossil fuel energy companies could result in the restriction, delay or cancellation of drilling programs or development or production activities. Additionally, the SEC announced its intention to promulgate rules requiring climate disclosures. Although the form and substance of these requirements is not yet known, this may result in additional costs to comply with any such disclosure requirements.

The adoption and implementation of new or more stringent international, federal or state legislation, regulations or other regulatory initiatives that impose more stringent standards for GHG emissions from the oil and natural gas sector or otherwise restrict the areas in which this sector may produce oil and natural gas or generate the GHG emissions could result in increased costs of compliance or costs of consuming, and thereby reduce demand for oil and natural gas, which could reduce the profitability of Pogo’s interests. Additionally, political, litigation and financial risks may result in Pogo restricting or cancelling production activities, incurring liability for infrastructure damages as a result of climatic changes, or impairing their ability to continue to operate in an economic manner, which also could reduce the profitability of its interests. One or more of these developments could have a material adverse effect on Pogo’s business, financial condition and results of operation.

Climate change may also result in various physical risks, such as the increased frequency or intensity of extreme weather events or changes in meteorological and hydrological patterns, that could adversely impact our operations, as well as those of our operators and their supply chains. Such physical risks may result in damage to operators’ facilities or otherwise adversely impact their operations, such as if they become subject to water use curtailments in response to drought, or demand for their products, such as to the extent warmer winters reduce the demand for energy for heating purposes.

Increased attention to ESG matters and conservation measures may adversely impact Pogo’s business.

Increasing attention to climate change, societal expectations on companies to address climate change, investor and societal expectations regarding voluntary ESG disclosures and consumer demand for alternative forms of energy may result in increased costs, reduced demand for Pogo’s products, reduced profits, and increased investigations and litigation. Increasing attention to climate change and environmental conservation, for example, may result in demand shifts for oil and natural gas products and additional governmental investigations and private litigation against Pogo. Additionally, the SEC proposed rules on climate change disclosure requirements for public companies which, if adopted as proposed, could result in substantial compliance costs. To the extent that societal pressures or political or other factors are involved, it is possible that such liability could be imposed without regard to Pogo’s causation of, or contribution to, the asserted damage, or to other mitigating factors.

Moreover, while Pogo may create and publish voluntary disclosures regarding ESG matters from time to time, many of the statements in those voluntary disclosures are based on hypothetical expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain and may be prone to error or subject to misinterpretation given the long timelines involved and the lack of an established single approach to identifying, measuring and reporting on many ESG matters.

In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings and recent activism directed at shifting funding away from companies with energy-related assets could lead to increased negative investor sentiment toward Pogo and its industry and to the diversion of investment to other industries, which could have a negative impact on Pogo’s access to and costs of capital. Also, institutional lenders may decide not to provide funding for fossil fuel energy companies based on climate change related concerns, which could affect Pogo’s access to capital for potential growth projects.

Pogo’s results of operations may be materially impacted by efforts to transition to a lower-carbon economy.

Concerns over the risk of climate change have increased the focus by global, regional, national, state and local regulators on GHG emissions, including carbon dioxide emissions, and on transitioning to a lower-carbon future. A number of countries and states have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions. These regulatory measures may include, among others, adoption of cap and trade regimes, carbon taxes, increased efficiency standards, prohibitions on the sales of new automobiles with internal combustion engines, and incentives or mandates for battery-powered automobiles and/or wind, solar or other forms of alternative energy. Compliance with changes in laws, regulations and obligations relating to climate change could result in increased costs of compliance for Pogo or costs of consuming crude oil and natural gas for such products, and thereby reduce demand, which could reduce the profitability of Pogo. For example, Pogo may be required to install new emission controls, acquire allowances or pay taxes related to their greenhouse gas emissions, or otherwise incur costs to administer and manage a GHG emissions program. Additionally, Pogo could incur reputational risk tied to changing customer or community perceptions of its, customers contribution to, or detraction from, the transition to a lower-carbon economy. These changing perceptions could lower demand for oil and gas products, resulting in lower prices and lower revenues as consumers avoid carbon-intensive industries, and could also pressure banks and investment managers to shift investments and reduce lending.

Separately, banks and other financial institutions, including investors, may decide to adopt policies that restrict or prohibit investment in, or otherwise funding, Pogo based on climate change-related concerns, which could affect its or Pogo’s access to capital for potential growth projects.

Approaches to climate change and transition to a lower-carbon economy, including government regulation, company policies, and consumer behavior, are continuously evolving. At this time, Pogo cannot predict how such approaches may develop or otherwise reasonably or reliably estimate their impact on its or its operators’ financial condition, results of operations and ability to compete. However, any long-term material adverse effect on the oil and gas industry may adversely affect Pogo’s financial condition, results of operations and cash flows.

Additional restrictions on development activities intended to protect certain species of wildlife may adversely affect Pogo’s ability to conduct development activities.

In the United States, the Endangered Species Act (the “ESA”) restricts activities that may affect endangered or threatened species or their habitats. Similar protections are offered to migratory birds under the Migratory Bird Treaty Act (the “MBTA”). To the extent species that are listed under the ESA or similar state laws, or are protected under the MBTA, live in the areas where Pogo operates, Pogo’s ability to conduct or expand operations could be limited, or Pogo could be forced to incur additional material costs. Moreover, Pogo’s development drilling activities may be delayed, restricted or precluded in protected habitat areas or during certain seasons, such as breeding and nesting seasons. For example, in June 2021, the U.S. Fish & Wildlife Service (the “FWS”) proposed to list two distinct population sections (“DPS”) of the Lesser Prairie Chicken, including one in portions of the Permian Basin, under the ESA (the “southern DPS”). On November 25, 2022, the FWS finalized the proposed rule, listing the southern DPS of the Lesser Prairie-Chicken as endangered and the northern DPS of the Lesser Prairie-Chicken as threatened.

Recently, there have also been renewed calls to review protections currently in place for the dunes sagebrush lizard, whose habitat includes parts of the Permian Basin, and to reconsider listing the species under the ESA.

In addition, as a result of one or more settlements approved by the FWS, the agency was required to make a determination on the listing of numerous other species as endangered or threatened under the ESA by the end of the FWS’ 2017 fiscal year. The FWS did not meet that deadline, but continues to evaluate whether to take action with respect to those species. The designation of previously unidentified endangered or threatened species could cause Pogo’s operations to become subject to operating restrictions or bans, and limit future development activity in affected areas. The FWS and similar state agencies may designate critical or suitable habitat areas that they believe are necessary for the survival of threatened or endangered species. Such a designation could materially restrict use of or access to federal, state and private lands.

Risks Related to Pogo’s Financial and Debt Arrangements

Restrictions in Pogo’s current and future debt agreements and credit facilities could limit its growth and its ability to engage in certain activities.

Pogo’s revolving credit facility is available for working capital, acquisitions and general company purposes and is secured by substantially all of the assets of Pogo. Pogo’s revolving credit facility contains certain customary representations and warranties and various covenants and restrictive provisions that limit Pogo’s ability to, among other things:

•        incur or guarantee additional debt;

•        pay dividends on, or redeem or repurchase, their equity interests, return capital to the holders of their equity interests, or make other distributions to holders of their equity interests;

•        enter into certain swap arrangements;

•        make certain investments and acquisitions;

•        incur certain liens or permit them to exist;

•        enter into certain types of transactions with affiliates;

•        merge or consolidate with another company;

•        transfer, sell or otherwise dispose of assets;

•        enter into certain other lines of business; and

•        repay or redeem certain debt.

A failure to comply with the provisions of Pogo’s revolving credit facility could result in an event of default, which could enable the lenders to declare, subject to the terms and conditions of Pogo’s revolving credit facility, any outstanding principal of that debt, together with accrued and unpaid interest, to be immediately due and payable. If the payment of the debt is accelerated, cash flows from Pogo’s operations may be insufficient to repay such debt in full. Pogo’s revolving credit facility contains events of default customary for transactions of this nature, including the occurrence of a change of control.

Any significant reduction in the borrowing base under Pogo’s revolving credit facility as a result of the periodic borrowing base redeterminations or otherwise may negatively impact Pogo’s ability to fund its operations.

Pogo’s revolving credit facility limits the amounts Pogo can borrow up to a borrowing base amount, which the lenders, in their sole discretion, will unilaterally determine on a regular basis based in part upon projected revenues from the oil and natural gas properties securing the loans issued thereunder. If the borrowing base is reduced, Pogo may not have access to capital needed to fund its expenditures and it would be required to repay outstanding borrowings in excess of the borrowing base after applicable grace periods. Pogo may not have other collateral or the financial resources in the future to make mandatory principal prepayments required under its revolving credit facility, which could lead to a default.

Any significant contraction in the reserve-based lending syndication market may negatively impact Pogo’s ability to fund its operations.

Lending institutions have significantly curtailed reserved-based lending or entirely exited the reserve-based lending market. In the prevailing market, it may be difficult for the arrangers under Pogo’s revolving credit facility, or under any other potential future reserve-based credit facility, to obtain sufficient commitments for the borrowing base or to do so on terms favorable or acceptable to Pogo. Pogo has funded its operations since inception primarily through capital contributions and cash generated from operations, and it may finance acquisitions, and potentially other working capital needs, with borrowings under its revolving credit facility. Pogo intends to continue to make significant acquisitions to support its business growth. If the arrangers under Pogo’s revolving credit facility, or under any other potential future reserve-based credit facility, are unable to obtain sufficient commitments for the borrowing base, Pogo may not have sufficient funds to finance its operations and future growth. If adequate funds are not available, Pogo may be required to reduce expenditures, including curtailing its growth strategies or forgoing acquisitions.

In addition, during previous periods of economic instability, it has been difficult for many companies to obtain financing in the public markets or to obtain debt financing, and during any future period of economic instability Pogo may not be able to obtain additional financing on commercially reasonable terms, if at all. If Pogo is unable to obtain adequate financing or financing on terms satisfactory to it, Pogo could experience a material adverse effect on its business, financial condition and results of operations.

Pogo’s debt levels may limit its flexibility to obtain additional financing and pursue other business opportunities.

Pogo’s existing and any future indebtedness could have important consequences to it, including:

•        its ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired, or such financing may not be available on terms acceptable to it;

•        covenants in its revolving credit facility require, and in any future credit and debt arrangement may require, Pogo to meet financial tests that may affect its flexibility in planning for and reacting to changes in its business, including possible acquisition opportunities;

•        its access to the capital markets may be limited;

•        its borrowing costs may increase;

•        it will use a portion of its discretionary cash flows to make principal and interest payments on its indebtedness, reducing the funds that would otherwise be available for operations, future business opportunities and payment of dividends to its stockholders; and

•        its debt level will make Pogo more vulnerable than its competitors with less debt to competitive pressures or a downturn in its business or the economy generally.

Pogo’s ability to service its indebtedness will depend upon, among other things, Pogo’s future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond its control. If Pogo’s operating results are not sufficient to service its current or future indebtedness, Pogo will be forced to take actions such as reducing distributions, reducing or delaying business activities, acquisitions, investments and/or capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital or bankruptcy protection. Pogo may not be able to effect any of these remedies on satisfactory terms or at all.

General Risk Factors

Increased costs of capital could adversely affect Pogo’s business.

Pogo’s business and ability to make acquisitions could be harmed by factors such as the availability, terms, and cost of capital, increases in interest rates or a reduction in its credit rating. Changes in any one or more of these factors could cause Pogo’s cost of doing business to increase, limit its access to capital, limit its ability to pursue acquisition opportunities, and place it at a competitive disadvantage. A significant reduction in the availability of capital could materially and adversely affect Pogo’s ability to achieve its planned growth and operating results.

Since March 2022, the Federal Reserve has raised its target range for the federal funds rate seven times, including by 25 basis points in March 2022, by 50 basis points in May 2022, by 75 basis points in each of June 2022, July 2022, September 2022 and November 2022, by 50 basis points in December 2022 and by 25 basis points in February 2023. Furthermore, the Federal Reserve has signaled that additional rate increases are likely to occur for the foreseeable future. An increase in the interest rates associated with our floating rate debt would increase our debt service costs and affect our results of operations and cash flow available for payments of our debt obligations. In addition, an increase in interest rates could adversely affect our future ability to obtain financing or materially increase the cost of any additional financing.

Pogo may be involved in legal proceedings that could result in substantial liabilities.

Like many crude oil and natural gas companies, Pogo may from time to time be involved in various legal and other proceedings, such as title, royalty or contractual disputes, regulatory compliance matters and personal injury or property damage matters, in the ordinary course of its business. Such legal proceedings are inherently uncertain and their results cannot be predicted. Regardless of the outcome, such proceedings could have an adverse impact on Pogo because of legal costs, diversion of management and other personnel and other factors. In addition, it is possible that a resolution of one or more such proceedings could result in liability, penalties or sanctions, as well as judgments, consent decrees or orders requiring a change in Pogo’s business practices, which could materially and adversely affect its business, operating results and financial condition. Accruals for such liability, penalties or sanctions may be insufficient. Judgments and estimates to determine accruals or range of losses related to legal and other proceedings could change from one period to the next, and such changes could be material.

Risk Factors Related to the Purchase

In this section “we,” “us” and “our” refer to HNRA prior to the Purchase and to the Post-Combination Company following the Purchase.

The HNRA Board has potential conflicts of interest in recommending that the HNRA stockholders vote in favor of approval of the Proposals described in this Proxy Statement.

When considering the HNRA Board’s recommendation that HNRA stockholders vote in favor of the Proposals, HNRA stockholders should be aware that members of the HNRA Board have interests in the Purchase that may be different from, or in addition to, the interests of HNRA stockholders. These interests include that:

•        HNRA’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the Post-Combination Company following the Purchase Effective Time;

•        certain members of the HNRA Board are expected to be elected to the Post-Combination Company’s Board;

•        certain directors and officers of HNRA may receive payouts from HNRA pursuant to the Severance Program (as defined below); and

•        The Sponsor and its affiliates can earn a positive rate of return on their investments, even if the other HNRA stockholders experience a negative rate of return on their investments in HNRA and the Post-Combination Company, as the Sponsor has purchased 2,501,250 Founder Shares for an aggregate of $25,000 (or $0.009 per share).

For more information, see the section entitled “The Purchase — Interests of HNRA’s Directors and Officers in the Purchase.”

The unaudited pro forma condensed consolidated combined financial information and HNRA’s respective unaudited forecasted financial information included in this Proxy Statement may not be indicative of what the actual financial position or results of operations would have been or will be. Our future results following the Purchase may differ, possibly materially, from the unaudited pro forma condensed consolidated combined financial information and HNRA’s respective unaudited forecasted financial information presented in this Proxy Statement.

The unaudited pro forma condensed consolidated combined financial information and HNRA’s respective unaudited forecasted financial information are presented for illustrative purposes only, contain a variety of adjustments, assumptions, and preliminary estimates and do not represent the actual financial position or results of operations of HNRA and Pogo prior to the transaction or that of the Post-Combination Company following the Purchase. Specifically, the transaction and post-transaction integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of Purchase-related litigation or other claims. In addition, the assumptions used in preparing the unaudited pro forma condensed consolidated combined financial information and HNRA’s and Pogo’s respective unaudited forecasted financial information in this Proxy Statement may not prove to be accurate and may be affected by other factors. Any significant changes in the market price of the HNRA Common Stock may cause a significant change in the purchase price used for HNRA’s accounting purposes and the unaudited pro forma condensed consolidated combined financial information and HNRA’s and Pogo’s respective unaudited forecasted financial information contained in this Proxy Statement. Because the unaudited pro forma condensed consolidated combined financial information and HNRA’s and Pogo’s respective unaudited forecasted financial information in this Proxy Statement is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations would have been had the Purchase been completed on the dates indicated, our future results following the Purchase may differ, possibly materially, from such unaudited pro forma condensed consolidated combined financial information and HNRA’s and Pogo’s respective unaudited forecasted financial information. See the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” and the historical financial statements of HNRA included elsewhere in this Proxy Statement for more information.

The historical financial results of HNRA and the unaudited pro forma condensed consolidated combined financial information included elsewhere in this Proxy Statement may not be indicative of what HNRA’s actual financial position or results of operations would have been if it were a public company.

The historical financial results of HNRA included in this Proxy Statement do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those the Post-Combination Company will achieve in the future. The Post-Combination Company’s future financial condition, results of operations and cash flows could be materially different from amounts reflected in HNRA’s historical financial statements included elsewhere in this Proxy Statement. As such, it may be difficult for investors to compare the Post-Combination Company’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma condensed consolidated combined financial information in this Proxy Statement is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, those assumptions described in the accompanying unaudited pro forma condensed consolidated combined financial statements. Accordingly, such pro forma financial information may not be indicative of the Post-Combination Company’s future operating or financial performance and Post-Combination Company’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this Proxy Statement, including as a result of such assumptions not being accurate. See the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”

The announcement and pendency of the proposed Purchase may adversely affect our business, financial condition and results of operations, and, whether or not the Purchase is consummated, we have incurred and will continue to incur significant costs, fees and expenses relating to professional services and transaction fees.

The MIPA generally requires us to, (i) conduct our business in all material respects in the ordinary course of business consistent with past practice and (ii) use our reasonable best efforts to maintain in all material respects our assets and properties in their current condition, preserve intact our business organizations in all material respects, and maintain existing relations and goodwill with governmental entities and customers in all material respects, pending consummation of the proposed Purchase, and restricts us, without Pogo’s consent, from taking certain specified actions until the proposed Purchase is completed. These restrictions may affect our ability to execute our business strategies, including our ability to acquire or dispose of certain assets and to enter into certain contracts, respond effectively to competitive pressures and industry developments, pursue alternative business opportunities or strategic transactions, undertake significant capital projects, undertake significant financing transactions, modify our lease arrangements and otherwise pursue other actions that are not permitted by the MIPA, even if such actions would constitute appropriate changes to our business and help us attain our financial and other goals, and, as a result, these restrictions may impact our financial condition and results of operations.

Employee retention, motivation and recruitment may be challenging before the completion of the proposed Purchase, as employees and prospective employees may experience uncertainty about their future roles with the Post-Combination Company following consummation of the proposed Purchase. If, despite our retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with or join the Post-Combination Company following consummation of the proposed Purchase, or if an insufficient number of employees are retained to maintain effective operations, our business, financial condition and results of operations could be adversely affected.

The proposed Purchase could also cause disruptions to our business or business relationships, which could have an adverse impact on our business, financial condition and results of operations. Parties with which we have business relationships may experience uncertainty as to the future of such relationships and may delay or defer certain business decisions concerning us, seek alternative relationships with third parties or seek to alter their present business relationships with us. Parties with whom we otherwise may have sought to establish business relationships may seek alternative relationships with third parties. Operators, lenders and other business partners may also seek to change existing agreements with us as a result of the proposed Purchase. Any such delay or deferral of those decisions or changes in existing agreements could adversely impact our business, regardless of whether the proposed Purchase is ultimately consummated. The consummation of the proposed Purchase may adversely affect our relationship with our operators, lenders or other business partners.

The pursuit of the proposed Purchase and the preparation for the integration may place a significant burden on management and internal resources. The diversion of management’s time, efforts, resources and attention away from day-to-day business concerns that could have been otherwise beneficial to us could adversely affect our business, financial condition and results of operations.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition or other business combination agreements similar to the MIPA. It is possible that stockholders may file lawsuits challenging the proposed Purchase or the other transactions contemplated by the MIPA, which may name us, HNRA and/or the HNRA Board as defendants. We cannot assure you as to the outcome of such lawsuits, including the amount of costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation of these claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the proposed Purchase on the agreed-upon terms, such an injunction may delay the consummation of the proposed Purchase in the expected timeframe, or may prevent the proposed Purchase from being consummated altogether. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. Regardless of whether any plaintiff’s claim is successful, this type of litigation may result in significant costs and divert management’s attention and resources, which could adversely affect the operation of our business. Further, there can be no assurance that any of the defendants in any potential future lawsuits will be successful in the outcome of such lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Purchase is completed may adversely affect our business, financial condition, results of operations, and cash flows.

In addition to potential litigation-related expenses, we may incur other significant costs, expenses and fees for professional services and other transaction costs in connection with the proposed Purchase, and many of these fees and costs are payable regardless of whether the Purchase is consummated. Payment of these costs, fees and expenses could adversely affect our business, financial condition and results of operations.

We will incur significant transaction costs in connection with the Purchase.

We have and expect to incur significant, non-recurring costs in connection with consummating the Purchase. All expenses incurred in connection with the MIPA and the Purchase, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.

We may be subject to business uncertainties while the Purchase is pending.

Uncertainty about the effect of the Purchase on employees and third parties may have an adverse effect on HNRA and Pogo. These uncertainties may impair the ability to retain and motivate key personnel and could cause third parties that deal with Pogo to defer entering into contracts or making other decisions or seek to change existing business relationships.

The parties to the MIPA may waive one or more of the conditions to the Purchase.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Purchase, to the extent permitted by the HRNA Charter, bylaws and applicable laws. For example, it is a condition to our obligation to close the Purchase that certain of Pogo’s representations and warranties be true and correct to the standards applicable to such representations and warranties. However, if the HNRA Board determines that it is in the best interests of HNRA to proceed with the Purchase, then the HNRA Board may elect to waive that condition and close the Purchase.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the HNRA Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the HNRA Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, the HNRA Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our inability to complete the Purchase, or to complete the Purchase in a timely manner, including as a result of the failure to obtain the Required HNRA Stockholder Approvals, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Purchase could negatively affect our business, financial condition and results of operations.

The Purchase is subject to various closing conditions, such as the Required HNRA Stockholder Approvals. It is possible that we will not receive the Required HNRA Stockholder Approvals or that a governmental authority may prohibit, enjoin or refuse to grant approval for the consummation of the Purchase. If any condition to the Closing is not satisfied or, if permissible, not waived, the Purchase will not be completed. In addition, satisfying the conditions to the Closing may take longer than we expect. There can be no assurance that any of the conditions to the Closing will be satisfied or waived or that other events will not intervene to delay or result in the failure to consummate the Purchase.

Depending on the circumstances that would have caused the Purchase not to be completed, the price of shares of HNRA Common Stock may decline materially, including as a result of negative reactions from the financial markets due to the fact that current prices may reflect a market assumption that the Purchase will be completed. If that were to occur, it is uncertain when, if ever, shares of HNRA Common Stock would return to the price levels at which the shares currently trade.

If the MIPA is terminated and we decide to seek another Purchase transaction, we may not be able to negotiate or consummate a transaction with another party on terms comparable to, or better than, the terms of the MIPA.

HNRA’s existing stockholders will experience dilution as a consequence of the Purchase. Having a minority share position may reduce the influence that our current stockholders have on the management of the Post-Combination Company.

As of the Record Date, HNRA’s current stockholders, own approximately [          ]% of the outstanding shares of SPAC Common Stock. It is anticipated that, upon completion of the Purchase, assuming all of our stockholders not subject to agreements elect not to have their shares redeemed, HNRA’s current stockholders, will own approximately [          ]% of the outstanding shares of common stock of the Post-Combination Company. Pogo and affiliates will own approximately [          ]% of the outstanding shares of common stock of the Post-Combination Company. It is anticipated that, upon completion of the Purchase, assuming the maximum number of our stockholders not subject to agreements elect to have their shares redeemed, HNRA’s current stockholders, will own approximately [ ]% of the outstanding shares of common stock of the Post-Combination Company and Pogo and affiliates will own approximately [      ]% of the outstanding shares of common stock of the Post-Combination Company.

Under the Common Stock Purchase Agreement, HNRA has the right, but not the obligation to require White Lion to purchase, from time to time, up to $150,000,000 in aggregate gross purchase price of newly issued shares of SPAC Common Stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

If the benefits of the Purchase do not meet the expectations of investors or securities analysts, the market price of the Post-Combination Company’s securities may decline.

If the benefits of the Purchase do not meet the expectations of investors or securities analysts, the market price of the Post-Combination Company’s securities following Closing may decline. The market values of HNRA’s securities at the time of the Purchase may vary significantly from their prices on the date the MIPA was executed, the date of this Proxy Statement, or the date on which HNRA stockholders vote on the Proposals. Because the number of shares to be issued pursuant to the MIPA will not be adjusted to reflect any changes in the market price of the HNRA Common Stock, the market value of SPAC Common Stock issued in the Purchase may be higher or lower than the values of these shares on earlier dates.

In addition, following the Purchase, fluctuations in the price of the Post-Combination Company’s securities could contribute to the loss of all or part of your investment. Prior to the Purchase, there has not been a public market for the securities of HNRA. Accordingly, the valuation ascribed to HNRA in the Purchase may not be indicative of the price that will prevail in the trading market following the Purchase. The trading price of the Post-Combination Company’s securities following the Purchase could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Post-Combination Company’s securities may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the Post-Combination Company or the industry in which the Post-Combination Company operates in general;

•        operating and stock price performance of other companies that investors deem comparable to the Post-Combination Company;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving the Post-Combination Company;

•        changes in the Post-Combination Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of the Post-Combination Company’s Common Stock available for public sale;

•        any major change in the Post-Combination Company’s Board or management; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and NYSE, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the Post-Combination Company could depress the Post-Combination Company’s stock price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Unless the Company completes a Preferred Stock PIPE Investment, HNRA may not have sufficient funds to meet the minimum cash amount provided for in the MIPA for Closing.

As of the date of this Proxy Statement, the Company has not entered into any Subscription Agreements with potential investors for the Preferred Stock PIPE Investment. It is not anticipated that the Sponsor, any directors of the Company, or any officers of the Company, or any of their respective affiliates, will participate in the Preferred Stock PIPE Investment. If the Company is not able to consummate a Preferred Stock PIPE Investment to raise additional funds prior to Closing, and the maximum number of stockholders eligible to redeem their shares of SPAC Common Stock choose to redeem their shares, the Company may not have sufficient funds to meet the minimum cash amount provided for in the MIPA and may be unable to close the Purchase. If the Company does not have sufficient funds to pay the minimum cash amount to Seller at Closing, Seller may terminate the MIPA. If the MIPA is terminated, it is unlikely that we will be able to consummate an initial business combination on or prior to October 15, 2023, or by November 15, 2023, if the Sponsor deposits the requisite amounts into the Trust Account.

HNRA has extended the period of time by which it must complete its initial business combination to October 15, 2023.

On February 8, 2023, HNRA’s Sponsor designee deposited into $862,500 into the trust account, representing $0.10 per public share of HNRA Common Stock, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from February 15, 2023 to May 15, 2023. On May 11, 2023, the stockholders of the Company approved an amendment to the Company’s certificate of designation to allow up to six (6) one-month extensions to November 15, 2023, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the trust account in which the proceeds of the HRNA’s initial public offering were placed (the “Trust Account”) the lesser of (x) $120,000 or (y) $0.04 per share for each public share of common stock outstanding as of the applicable deadline for each such one-month extension until November 15, 2023. In connection with the May 11, 2023, stockholders meeting, stockholders holding 4,115,597 shares of the Company’s common stock issued in the Company’s initial public offering exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $43 million was removed from the Company’s Trust Account to pay such holders. On May 11, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from May 15, 2023 to June 15, 2023. On June 9, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from June 15, 2023 to July 15, 2023. On July 11, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from July 15, 2023 to August 15, 2023. On August 7, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from August 15, 2023 to September 15, 2023. On September 11, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from September 15, 2023 to October 15, 2023.

The process of taking a company public by means of a business combination with a special purpose acquisition company (“SPAC”) is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors.

An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary on an underwritten offering.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, “PIPE” investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is often no such book of demand built up in connection with SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the consummation of the Business Combination.

The Post-Combination Company may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making such warrants worthless.

Following the Purchase, the Post-Combination Company may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making such warrants worthless. The Post-Combination Company will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the shares of the common stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrantholders. Please note that the closing price of the Company’s common stock has not exceeded $18.00 per share for any of the 30 trading days prior to the date of this proxy statement. The Post-Combination Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of the common stock issuable upon exercise of such warrants is effective and a current prospectus relating to shares of the common stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by the Post-Combination Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

The value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Public Warrants. The fair value of the Public Warrants that may be retained by redeeming shareholders is $776,250 based on recent trading prices, and 8,625,000 Public Warrants held by Public Shareholders.

We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of shares of our common stock purchasable upon exercise of a warrant could be decreased, all without a holder’s approval.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder (i) to cure any ambiguity or to correct any mistake, including to conform the provisions therein to the descriptions of the terms of the warrants, or to cure, correct or supplement any defective provision, or (ii) to add or change any other provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the warrants. The warrant agreement requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

Purchases made pursuant to the Common Stock Purchase Agreement will be made at a discount to the volume weighted average price of SPAC Common Stock, which may result in negative pressure on the stock price following the Closing of the Purchase.

On October 17, 2022, the Company entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $150,000,000 in aggregate gross purchase price of newly issued shares of SPAC Common Stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

The Company is obligated under the Common Stock Purchase Agreement and the White Lion RRA to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the SPAC Common Stock under the Securities Act of 1933, as amended, for the resale by White Lion of shares of SPAC Common Stock that the Company may issue to White Lion under the Common Stock Purchase Agreement.

The securities to be purchased by White Lion pursuant to the Common Stock Purchase Agreement are the same SPAC Common Stock issued in the IPO. The purchase price to be paid by White Lion for any such shares will equal 96% of the lowest daily volume-weighted average price of SPAC Common Stock during a period of two consecutive trading days following the applicable Notice Date.

Such purchases will dilute our stockholders and could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future offerings of equity or equity-linked securities, although the Company intends to carefully control such purchases as to minimize the impact. Accordingly, the adverse market and price pressures resulting from the purchase and registration of SPAC Common Stock pursuant to the Common Stock Purchase Agreement may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.

It is not possible to predict the actual number of shares of SPAC Common Stock, if any, we will sell under the Common Stock Purchase Agreement to White Lion or the actual gross proceeds resulting from those sales.

We generally have the right to control the timing and amount of any sales of the SPAC Common Stock to White under the Common Stock Purchase Agreement. Sales of SPAC Common Stock, if any, to White under the Common Stock Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to White Lion all, some or none of the SPAC Common Stock that may be available for us to sell to White Lion pursuant to the Common Stock Purchase Agreement.

Because the purchase price per share of SPAC Common Stock to be paid by White Lion will fluctuate based on the market prices of the SPAC Common Stock at the time we elect to sell SPAC Common Stock to White Lion pursuant to the Common Stock Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of SPAC Common Stock that we will sell to White Lion under the Common Stock Purchase Agreement, the purchase price per share that White Lion will pay for SPAC Common Stock purchased from us under the Common Stock Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by White Lion under the Common Stock Purchase Agreement.

The number of shares of SPAC Common Stock ultimately offered for sale by White Lion is dependent upon the number of shares of SPAC Common Stock, if any, we ultimately elect to sell to White Lion under the Common Stock Purchase Agreement. However, even if we elect to sell SPAC Common Stock to White Lion pursuant to the Common Stock Purchase Agreement, White Lion may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

Although the Common Stock Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the Common Stock Purchase Agreement, direct White Lion to purchase SPAC Common Stock from us in one or more purchases under the Common Stock Purchase Agreement for a maximum aggregate purchase price of up to $150 million, we are not registering any such shares at this time.

Accordingly, if it becomes necessary for us to issue and sell to White Lion under the Common Stock Purchase Agreement shares which we must register pursuant to the White Lion RRA, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by White Lion of any such shares of SPAC Common Stock we wish to sell from time to time under the Common Stock Purchase Agreement. Any issuance and sale by us under the Common Stock Purchase Agreement of a substantial amount of SPAC Common could cause additional substantial dilution to our shareholders.

The sale and issuance of SPAC Common Stock to White Lion will cause dilution to our existing securityholders, and the resale of the SPAC Common Stock acquired by White Lion, or the perception that such resales may occur, could cause the price of our SPAC Common Stock to decrease.

The purchase price per share of SPAC Common Stock to be paid by White Lion for the SPAC Common Stock that we may elect to sell to White Lion under the Common Stock Purchase Agreement, if any, will fluctuate based on the market prices of our SPAC Common Stock at the time we elect to sell SPAC Common Stock to White Lion pursuant to the Common Stock Purchase Agreement. Depending on market liquidity at the time, resales of such SPAC Common Stock by White Lion may cause the trading price of our SPAC Common Stock to decrease.

If and when we elect to sell SPAC Common Stock to White Lion, sales of newly issued SPAC Common Stock by us to White Lion could result in substantial dilution to the interests of existing holders of our SPAC Common Stock. Additionally, the sale of a substantial number of SPAC Common Stock to White Lion, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We expect to grant equity awards to employees and directors under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may make or receive investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of our SPAC Common Stock to decline.

The Post-Combination Company’s dividend policy following completion of the Purchase will be subject to change at the sole discretion of the Post-Combination Company’s Board of Directors and there is no assurance that the Post-Combination Company’s Board of Directors will declare dividends in accordance with this policy, and may change its dividend philosophy at any time.

HNRA’s Board of Directors has not adopted a formal dividend policy for a recurring quarterly fixed dividend payment to shareholders. Each quarter, HNRA’s Board of Directors determines the appropriate dividend for that quarter based on, among other things, general economic and business conditions, financial performance and operating results, the Company’s liquidity and capital needs and such other factors as HNRA’s Board of Directors deems relevant. As a matter of practice, HNRA’s Board of Directors will develop a dividend formula for shareholders within the first year following the Purchase, as it is the Board’s intent to pay a shareholder dividend.

However, while the Post-Combination Company expects to pay quarterly dividends in accordance with this financial philosophy, it does not plan to adopt a formal written dividend policy to pay a fixed amount of cash each quarter or to pay any particular quarterly amount based on the achievement of, or derivable from, any specific financial metrics, including discretionary cash flow. Specifically, while the Post-Combination Company expects to make distributions of its discretionary cash flow as described above, the actual amount of any dividends paid may fluctuate depending on cash flow needs, which may be impacted by potential acquisition opportunities and the availability of financing alternatives, the need to service indebtedness or other liquidity needs, and general industry and business conditions, including the impact of commodity prices and the pace of the development of its properties by E&P companies.

We cannot assure you that our diligence review has identified all material risks associated with the Purchase, and you may be less protected as an investor from any material issues with respect to Pogo’s business, including any material omissions or misstatements contained in this proxy statement relating to the Purchase than an investor in an initial public offering.

Before entering into the MIPA, we performed a due diligence review of Pogo and its business and operations; however, we cannot assure you that our due diligence review identified all material issues, and certain unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Additionally, the scope of due diligence we have conducted in conjunction with the Purchase may be different than would typically be conducted in the event Pogo pursued an underwritten initial public offering. In a typical initial public offering, the underwriters of the offering conduct due diligence on the company to be taken public, and following the offering, the underwriters are subject to liability to private investors for any material misstatements or omissions in the registration statement. While potential investors in an initial public offering typically have a private right of action against the underwriters of the offering for any of these material misstatements or omissions, there are no underwriters pursuant to this proxy statement and thus no corresponding right of action is available to investors in the Purchase for any material misstatements or omissions in this proxy statement. Therefore, as an investor, you may be exposed to future losses, impairment charges, write-downs, write-offs or other charges that could have a significant negative effect on Pogo’s financial condition, results of operations and the price of its securities, which could cause you to lose some or all of your investment without recourse against an underwriter that may have been available had Pogo been taken public through an underwritten public offering.

HNRA cannot be certain as to the number of shares of public stock that will be redeemed and the potential impact to public stockholders who do not elect to redeem their public stock.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position. We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Purchase or any alternative business combination. Redemptions of public shares and certain events following the consummation of the Purchase may cause an increase or decrease in our stock price, and may result in a lower value realized now than a stockholder of HNRA might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of the Purchase, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult, and rely solely upon, the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

On [•], 2023, the most recent practicable date prior to the date of this proxy statement, the closing price per share of the common stock was $[•]. Public stockholders should be aware that, while we are unable to predict the price per share of the common stock following the consummation of the Purchase — and accordingly we are unable to predict the potential impact of redemptions on the per share value of public shares owned by non-redeeming stockholders — increased levels of redemptions by public stockholders may be a result of the price per share of the common stock falling below the redemption price. We expect that more public stockholders may elect to redeem their public shares if the share price of the common stock is below the projected redemption price of $[•] per share, and we expect that more public stockholders may elect not to redeem their public shares if the share price of the common stock is above the projected redemption price of $[•] per share. Each public share that is redeemed will represent both (i) a reduction, equal to the amount of the redemption price, of the cash that will be available to HNRA from the Trust Account and (ii) a corresponding increase in each public stockholder’s pro rata ownership interest in HNRA following the consummation of the Purchase.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of common stock for a pro rata portion of the funds held in the Trust Account.

In order to exercise their redemption rights, holders of public shares are required to submit a request in writing and deliver their shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account, including interest not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Purchase. See the section entitled “Questions and Answers About the Purchase and the Special Meeting — How do I exercise my redemption rights” for additional information on how to exercise your redemption rights.

If a public stockholder fails to receive notice of HNRA’s offer to redeem its public shares in connection with the Purchase, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

HNRA will comply with the proxy rules when conducting redemptions in connection with the Purchase. Despite HNRA’s compliance with these rules, if a public stockholder fails to receive HNRA’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that HNRA will furnish to holders of its public shares in connection with the Purchase will describe the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following February 10, 2027, the fifth anniversary of our IPO, (ii) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to irrevocably opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time public companies adopt the new or revised standard. This may make comparison of our financial statements with another emerging growth company that has not opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be less active trading market for our common stock and our stock price may be more volatile.

The Proposed Second A&R Charter will designate state courts within the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

The Proposed Second A&R Charter will provide that, unless HNRA consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of HNRA, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, employee or agent of HNRA to HNRA or HNRA’s stockholders, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against HNRA or any director, officer, employee or agent of the Company arising pursuant to any provision of the DGCL, the Proposed Second A&R Charter (as may be amended, restated, modified, supplemented or waived from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Proposed Second A&R Charter (as may be amended, restated, modified, supplemented or waived from time to time), (v) any action asserting a claim against HNRA or any director, officer, employee or agent of HNRA that is governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

In addition, the Proposed Second A&R Charter will provide that, unless HNRA consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Proposed Second A&R Charter provides that the exclusive forum provision will not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in HNRA’s amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Proposed Second A&R Charter contains a waiver of the corporate opportunities doctrine for our directors and officers, and therefore such persons have no obligations to make opportunities available to us.

The “corporate opportunities” doctrine provides that directors and officers of a corporation, as part of their duty of loyalty to the corporation and its shareholders, generally have a fiduciary duty to disclose opportunities to the corporation that are related to its business and are prohibited from pursuing those opportunities unless the corporation determines that it is not going to pursue them. Our amended and restated certificate of incorporation waives the corporate opportunities doctrine. It states that, to the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company or any of its officers or directors or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of the amended and restated certificate of incorporation or in the future, and the Company renounces any expectancy that any of the directors or officers of the Company will offer any such corporate opportunity of which he or she may become aware to the Company, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Company with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Company and (i) such opportunity is one the Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Company to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

Our directors and officers or their respective affiliates may pursue acquisition opportunities that may be complementary to our business and, as a result of the waiver described above, those acquisition opportunities may not be available to us. In addition, our directors and officers or their respective affiliates may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination.

The Company does not believe that its waiver of the corporate opportunities doctrine has impacted its search for an acquisition target.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

HNR Acquisition Corp is providing the following unaudited pro forma combined financial information to aid HNRA’s stockholders in their analysis of the financial aspects of the Purchase. The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma combined balance sheet as of June 30, 2023 combines the historical balance sheet of HNRA and the historical consolidated balance sheet of Pogo for such period on a pro forma basis as if the Purchase had been consummated on June 30, 2023.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 combine the historical statements of operations of HNRA and Pogo for such periods on a pro forma basis as if the Purchase had been consummated on January 1, 2022.

The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Purchase occurred on the dates indicated. The unaudited pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of the Post-Purchase company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with Pogo’s audited and unaudited consolidated financial statements and related footnotes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Pogo,” HNRA’s audited financial statements and related footnotes and Management’s Discussion and Analysis for the year ended December 31, 2022 included in the Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023 (the “HNRA Form 10-K”), the unaudited financial statements and related footnotes included in the Form 10-Q for the three and six months ended June 30, 2023 filed with the SEC on August 18, 2023 (the “HNRA Form 10-Q”) and other financial information included in the proxy statement. The unaudited pro forma combined financial information presented herein also reflect adjustments related to the deposit of $120,000 into the Trust Account for the July 11, 2023 extension payment, the deposit of $120,000 into the Trust Account for the August 7, 2023 extension payment, and the deposit of $120,000 as payment of the September 11, 2023 extension payment.

Under both the minimum redemptions and contractual maximum redemption scenarios, the Purchase will be accounted for as a business combination in accordance with GAAP. HNRA was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances under both the no redemption and contractual maximum redemption scenarios:

•        HNRA’s senior management will comprise the senior management of the combined company;

•        HNRA will control a majority of the initial Board of Directors;

•        HNR Acquisition Corp’s existing equityholders will have a majority voting interest in the Post-Combination company.

The unaudited pro forma combined financial information has been prepared using the assumptions below with respect to the potential redemption of Public Shares for cash:

•        Assuming Minimum Redemptions — This presentation assumes that none of the HNRA stockholders exercises redemption rights with respect to its Redeemable Common Stock for a pro rata portion of the funds in the Trust Account.

•        Assuming 50% Redemptions — This presentation assumes that 50% of the stockholders of HNRA, or 2,254,702 Public Shares, exercise redemption rights with respect to its Redeemable Common Stock for a pro rata share (approximately $10.60 per share) of the funds in the Trust Account for aggregate redemption proceeds of approximately $23.9 million. This scenario includes all assumptions under the Minimum Redemptions Scenario, and additional adjustments to reflect the effect of redemptions of 50% of the Public Shares of the Company.

•        Assuming Maximum Redemptions — This presentation assumes that HNRA stockholders holding 4,509,403 Redeemable Common Stock exercise their redemption rights and that such Public Shares are redeemed for their pro rata share (approximately $10.60 per share) of the funds in the Trust Account for aggregate redemption proceeds of approximately $47.8 million. Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination (such that we become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete the Purchase even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Description of the Purchase

On December 27, 2022, the Company entered into the Original MIPA with the Seller, and, solely with respect to Section 7.20 of the Original MIPA, the Sponsor. On August 28, 2023, the Company, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Company (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with Seller, and, solely with respect to Section 6.20 of the A&R MIPA, the Sponsor, which amended and restated the Original MIPA in its entirety (as amended and restated, the “MIPA”). The post-purchase Company will be organized in an “Up-C” structure and the only direct assets of HNRA will consist of equity interests in OpCo.

Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA, (i) (A) the Company will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B Common Stock, par value $0.0001 per share, of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to the Company a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A Common Stock, par value $0.0001 per share, of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the A&R OpCo LLC Agreement and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller

(the “Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the Escrow Agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions herein. The Aggregate Consideration is subject to adjustment in accordance with the MIPA.

Immediately following the Closing, HNRA will be the sole manager of and control OpCo, and will own 100% of the outstanding OpCo Class A Units. Further, Seller will own 100% of the outstanding OpCo Class B Units, shares of Class B Common Stock, and OpCo Preferred Units.

The current shares of common stock of the Company will be reclassified as Class A Common Stock. Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our Proposed Second A&R Charter (as defined below). We do not intend to list any shares of Class B Common Stock on any exchange.

Following the Closing, under the OpCo A&R LLC Agreement, each holder of OpCO Class B Units will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B OpCo Units for, at OpCo’s election, (i) shares of our Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date.

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock, (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, the Company will issue a number of shares of Class B Common Stock to Seller equivalent to the number of OpCo Class B Units issued to Seller. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

Debt Commitment Letter

On August 28, 2023, the Company entered into a commitment letter (the “Debt Commitment Letter”) with First International Bank & Trust (“FIBT” or “Lender”), pursuant to which FIBT has agreed to provide the Company with a senior secured term loan in the amount of $28,000,000 (the “Credit Facility”) to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $3,000,000 at the Closing Date and an additional $2,000,000 to be deposited within 60 days following the Closing Date (the “Debt Service Reserve Account”), (c) cash secure outstanding letters of credit issued by Pogo’s existing lender, (d) pay fees and expenses in connection with the Purchase and the closing of the Credit Facility and (e) other general corporate purposes. The Credit Facility will be provided on the Closing Date subject to a number of specified conditions set forth in the Debt Commitment Letter.

The obligations of FIBT to provide the Credit Facility will terminate on October 30, 2023 if the Closing Date has not occurred by such date. The definitive documentation for the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described in this proxy statement. Please see the section entitled “Summary of the Proxy Statement — Related Agreements — Debt Commitment Letter” for additional information.

Option Agreement

In connection with the MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company (or a newly created special purpose entity of the Company) and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to the Company to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

Director Nomination and Board Observer Agreement

In connection with the MIPA, at the Closing, the Company will enter into director nomination and board observer agreement (the “Board Designation Agreement”) with CIC. Pursuant to the Board Designation Agreement, CIC will have the right, at any time CIC beneficially owns capital stock of the Company, to appoint two board observers to attend all meetings of the board of directors of the Company. In addition, after the time of the conversion of the OpCo Preferred Units owned by Seller, CIC will have the right to nominate a certain number of members of the board of directors depending on its ownership percentage of Class A Common Stock as further provided in the Board Designation Agreement.

Backstop Agreement

The Company has agreed to, at Closing, enter into and cause certain of its founders (the “Founders”) to enter into the Backstop Agreement with Seller whereby the Seller will have the right (“Put Right”) to cause the Founders to purchase Seller’s OpCo Preferred Units at a purchase price per unit equal to $10.00 per unit plus the product of (i) the number of days elapsed since the effective date of the Backstop Agreement and (ii) $10.00 divided by 730. Seller’s right to exercise the Put Right will survive for six (6) months following the date the Trust Shares (as defined below) are not restricted from transfer under the Letter Agreement (as defined in the A&R MIPA).

As security that the Founders will be able to purchase the OpCo Preferred Units upon exercise of the Put Right, the Founders will agree to place 1,500,000 shares of Class A Common Stock into trust (the “Trust Shares”), which the Founders can sell or borrow against to meet their obligations upon exercise of the Put Right with the prior consent of Seller. The Company is not obligated to purchase the OpCo Preferred Units from Seller under the Backstop Agreement. Until the Backstop Agreement is terminated, Seller will not be permitted to engage in any transaction which is designed to sell short the Class A Common Stock of the Company or any other publicly traded securities of the Company.

The purpose of the Backstop Agreement is to give the Seller some liquidity in the OpCo Preferred Units prior to the Mandatory Conversion Date. The Put Right allows Seller to receive cash in exchange for the OpCo Preferred Units prior to the Mandatory Conversion Date, but without the Company being required to provide further cash at Closing. The Backstop Agreement was a critical part of the business transaction agreed to by the Company and Seller for agreement to the A&R MIPA, and was a factor in the agreement to issue additional equity in the Company in lieu of cash as a part of the consideration to paid at Closing. The Backstop Agreement is the full agreement between the parties thereto, and besides receiving greater assurances of the consummation of the Purchase, there is no additional consideration or benefit given.

The Preferred Stock PIPE Investment

In connection with the transactions contemplated by the MIPA, the Company may enter into Subscription Agreements with certain investors (the “Preferred Stock PIPE Investors”) pursuant to which the Company would issue and sell in private placement transactions to close concurrently with the Closing, up to an aggregate of 125,000 shares of a to-be-authorized class of preferred stock, par value $0.0001 per share that will be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $40.00 per share, resulting in an aggregate purchase price of $5,000,000 (the “Preferred Stock PIPE Investment”).

The Series A Preferred Stock would participate equally in any dividends declared to holders of the Class A Common Stock, carry no additional dividends, be automatically convertible by holders into shares of Class A Common Stock on the two-year anniversary of the issuance date of such Series A Preferred Stock at a rate of one share of Series A Preferred Stock into eight shares of Class A Common Stock, which is subject to adjustment upon the occurrence of certain events, and have no voting rights (whether on a preferential basis or an as-converted basis). At the Closing, the Preferred Stock PIPE Investors and the Company would consummate the Preferred Stock PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements. As of the date of this Proxy Statement, the Company has not executed any Subscription Agreements with any investors. It is not anticipated that the Sponsor, any directors of the Company, or any officers of the Company, or any of their respective affiliates, will participate in the Preferred Stock PIPE Investment.

The following summarizes the pro forma shares of HNRA common stock outstanding under the three scenarios, assuming such Purchase closes prior to June 30, 2023:

	No Redemptions		50% Redemptions		Maximum Redemptions
Shareholders of HNRA Post Purchase	Number of SPAC Common Stock	% of Total	Number of SPAC Common Stock	% of Total	Number of SPAC Common Stock	% of Total
SPAC Public Shareholders	4,509,403	45.8%	2,254,702	29.7%	—	0.0%
Founders(1)	2,501,250	25.4%	2,501,250	32.9%	2,501,250	43.3%
Private Placement(2)	505,000	5.1%	505,000	6.6%	505,000	8.7%
CIC Partners/Sellers(3)	2,000,000	20.3%	2,000,000	26.3%	2,000,000	34.6%
Transaction fee shares to advisors(4)	193,178	2.0%	193,178	2.5%	193,178	3.3%
White Lion Commitment Shares	140,187	1.4%	140,187	1.8%	140,187	2.4%
Class A Common shares issuable under Potential Preferred Stock PIPE Investment(5)	—	—	—	—	440,000	7.6%
Total Fully Diluted	9,849,018	100%	7,594,317	100.0%	5,779,615	100%

IPO Underwriting Fee*	$1,800,000		$1,800,000		$1,800,000
Effective fee per share %	18.3%		23.7%		31.1%

____________

(1)      All 2,501,250 of the Founders Shares are owned by the Sponsor and its transferees.

(2)      Excludes 8,625,000 Public Warrants and 505,000 Private Warrants to purchase three quarters of a share of common stock of the Company at an exercise price of $11.50 per share. All 505,000 private placement shares and Private Warrants are owned by the Sponsor.

(3)      All scenarios include 2,000,000 shares of Class A Common Stock assuming the OpCo Exchange Right is exercised and assuming that OpCo elects to issues shares of Class A common stock under such Exchange Right. Does not include any Class B Common Stock upon conversion of OpCo Preferred Units, due to conversion only occurring on the date that is two (2) years after Closing. See table below for potential dilution upon automatic conversion two years following the Closing.

(4)      Includes: (i) 83,178 shares of Class A Common Stock to be issued at Closing to a consultant in connection with referrals as payment of $890,000, based on the Closing price of the Company’s stock on August 28, 2023, which was $10.70; (ii) 10,000 shares of Class A Common Stock to be issued at Closing to a consultant for past consulting services rendered; (iii) 10,000 shares of Class A Common Stock to be issued at Closing to another consultant for past consulting services rendered; (iv) 30,000 shares of Class A Common Stock to be issued to Donald Orr in connection with a consulting agreement as an initial fee for future services; and (v) 60,000 shares of Class A Common Stock to be issued to Rhône Merchant House, Ltd. (which Donald Gorée has control over) in connection with a consulting agreement as an initial fee for future services.

(5)      Represents common shares issuable upon conversion of 55,000 shares of Series A Preferred Stock which are expected to be convertible into eight shares of Class A Common Stock for each share of Series A Preferred Stock.

*        Underwriting fee was agreed to be paid at closing of the initial public offering of HNRA. The effective fee for shares at each redemption level is shown in the table above.

The following summarizes the pro forma shares of HNRA common stock outstanding under the three scenarios, noted above, and reflects the automatic conversion of OpCo Preferred units into Class A common shares of HNRA on the two year anniversary of Closing. The below table does not represent dilution at Closing, since the OpCo Preferred Units are only convertible upon the two-year anniversary of the Closing, but does provide total dilution upon that date, and assuming that no other shares are issued between Closing and conversion:

	No Redemptions		50% Redemptions		Maximum Redemptions
Shareholders of HNRA Post Purchase	Number of SPAC Common Stock	% of Total	Number of SPAC Common Stock	% of Total	Number of SPAC Common Stock	% of Total
SPAC Public Shareholders	4,509,403	45.8%	2,254,702	19.9%	—	0.0%
Founders(6)	2,501,250	25.4%	2,501,250	22.1%	2,501,250	26.3%
Private Placement(7)	505,000	5.1%	505,000	4.5%	505,000	5.3%
CIC Partners/Sellers(8)	2,000,000	20.3%	5,738,318	50.6%	5,738,318	60.3%
Transaction fee shares to advisors(9)	193,178	2.0%	193,178	1.7%	193,178	2.0%
White Lion Commitment Shares	140,187	1.4%	140,187	1.2%	140,187	1.5%
Class A Common shares issuable under Preferred Stock PIPE Investment(10)	—	—	—	—	440,00	4.6%
Total Fully Diluted	9,849,018	100%	11,332,634	100.0%	9,517,933	100%

IPO Underwriting Fee*	$1,800,000		$1,800,000		$1,800,000
Effective fee per share %	18.3%		15.9%		18.9%

____________

(6)      All 2,501,250 of the Founders Shares are owned by the Sponsor and its transferees.

(7)      Excludes 8,625,000 Public Warrants and 505,000 Private Warrants to purchase three quarters of a share of common stock of the Company at an exercise price of $11.50 per share. All 505,000 private placement shares and Private Warrants are owned by the Sponsor.

(8)      All scenarios include 2,000,000 shares of Class A Common Stock assuming the OpCo Exchange Right is exercised and assuming that OpCo elects to issues shares of Class A common stock under such Exchange Right. The 50% and Maximum Redemptions scenario also include 3,738,318 shares of Class A Common Stock issued assuming conversion of the OpCo Preferred Units and exercise of the OpCo Exchange Right for those OpCo Preferred Units and assuming that OpCo elects to issues shares of Class A common stock under such Exchange Right. The conversion of OpCo Preferred Units is based on a market price of the Company’s Common stock of $10.70 per share based on the closing price of the Company’s common stock at August 28, 2023. The conversion of OpCo Preferred Units can only occur on the date that is two (2) years after Closing.

(9)      Includes: (i) 83,178 shares of Class A Common Stock to be issued at Closing to a consultant in connection with referrals as payment of $890,000, based on the Closing price of the Company’s stock on August 28, 2023, which was $10.70; (ii) 10,000 shares of Class A Common Stock to be issued at Closing to a consultant for past consulting services rendered; (iii) 10,000 shares of Class A Common Stock to be issued at Closing to another consultant for past consulting services rendered; (iv) 30,000 shares of Class A Common Stock to be issued to Donald Orr in connection with a consulting agreement as an initial fee for future services; and (v) 60,000 shares of Class A Common Stock to be issued to Rhône Merchant House, Ltd. (which Donald Gorée has control over) in connection with a consulting agreement as an initial fee for future services.

(10)    Represents common shares issuable upon conversion of 55,000 shares of Series A Preferred Stock which are expected to be convertible into eight shares of Class A Common Stock for each share of Series A Preferred Stock.

*        Underwriting fee was agreed to be paid at closing of the initial public offering of HNRA. The effective fee for shares at each redemption level is shown in the table above.

The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information. Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma combined financial statements are described in the accompanying notes.

HNR ACQUISITION CORP

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2023

	HNR Acquisition Corp	POGO Resources LLC	Other Transaction Accounting (Assuming Minimum Redemptions)		Combined Pro Forma (Assuming Minimum Redemptions)	Other Transaction Accounting (Assuming 50% Redemptions)		Combined Pro Forma (Assuming 50% Redemptions)	Other Transaction Accounting (Assuming Maximum Redemptions)		Combined Pro Forma (Assuming Maximum Redemptions)
ASSETS
Current Assets
Cash	$813,177	$2,559,662	$10,284,123		$13,656,962	$(10,656,962)		$3,000,000	$48,612		$3,048,612
			—	A
			48,466,123	B		13,247,213	L		23,952,787	O
			27,380,000	C		(23,904,175)	M		(23,904,175)	P
			(63,000,000)	D
			(2,562,000)	E
Accounts receivable – Oil and Gas sales	—	2,204,292	—		2,204,292	—		2,204,292	—		2,204,292
Accounts receivable – other	—	152,542	—		152,542	—		152,542	—		152,542
Prepaid expenses and other current assets	—	327,696	—		327,696	—		327,696	—		327,696
Total current assets	813,177	5,244,192	10,284,123		16,341,492	(10,656,962)		5,684,530	48,612		5,733,142

Non-current Assets
Right of Use Asset, operating leases	—	90,737	—		90,737	—		90,737	—		90,737
Fixed assets	—	—	—		—	—		—	—		—
Oil and Gas properties, net	—	58,089,686	29,234,373	F	87,324,059	—		87,324,059	—		87,324,059
Note receivable, related party	—	4,174,251	(4,174,251)	F	—	—		—	—		—
Marketable Securities held in Trust	48,106,123	—	(48,106,123)		—	—		—	—		—
		—	360,000	A	—	—		—	—		—
	—	—	(48,466,123)	B	—	—		—	—		—
Other assets	—	4,444	—		4,444	—		4,444	—		4,444
TOTAL ASSETS	$48,919,300	$67,603,310	$(12,761,878)		$103,760,732	$(10,656,962)		$93,103,770	$48,612		$93,152,382

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	$1,150,132	$469,369	$(437,000)	E	$1,182,501	$—		$1,182,501	$—		$1,182,501
Accrued expenses	—	1,102,049	—		1,102,049	—		1,102,049	—		1,102,049
Royalties payable	—	695,462	—		695,462	—		695,462			695,462
Operating lease liabilities	—	64,373	—		64,373	—		64,373	—		64,373
Short-term derivative instrument liabilities	—	129,656	—		129,656	—		129,656	—		129,656
Franchise tax payable	100,000	—	—		100,000	—		100,000	—		100,000
Income tax payable	557,774	—	—		557,774	—		557,774	—		557,774
Notes payable from related party, net of discount	925,654	—	360,000	A	1,285,654	—		1,285,654	—		1,285,654
Excise tax payable	436,665	—			436,665			436,665			436,665
Seller Promissory Note	—	—	—		—	13,247,213	N	13,247,213	1,752,787	Q	15,000,000
Deferred underwriting fee payable	—	—	1,300,000		1,300,000	—		1,300,000	—		1,300,000
Total current liabilities	3,170,225	2,460,909	1,223,000		6,854,134	13,247,213		20,101,347	1,752,787		21,854,134

HNR ACQUISITION CORP

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2023 — (Continued)

	HNR Acquisition Corp	POGO Resources LLC	Other Transaction Accounting (Assuming Minimum Redemptions)		Combined Pro Forma (Assuming Minimum Redemptions)	Other Transaction Accounting (Assuming 50% Redemptions)		Combined Pro Forma (Assuming 50% Redemptions)	Other Transaction Accounting (Assuming Maximum Redemptions)		Combined Pro Forma (Assuming Maximum Redemptions)
Long-term liabilities
Long-term debt, net	—	26,250,000	1,130,000		27,380,000	—		27,380,000	—		27,380,000
			(26,250,000)	G
			27,380,000	C
Deferred underwriting fee payable	2,587,500	—	(2,587,500)	E	—	—		—	—		—
Warrant liabilities	1,459,691	—	—		1,459,691	—		1,459,691	—		1,459,691
Right of use liability, operating leases	—	28,303	—		28,303	—		28,303	—		28,303
Other liabilities	—	675,000	—		675,000	—		675,000	—		675,000
Asset retirement obligation, net	—	5,099,220	—		5,099,220	—		5,099,220	—		5,099,220
Total liabilities	7,217,416	34,513,432	(234,500)		41,496,348	13,247,213		54,743,561	1,752,787		56,496,348

Commitments and Contingencies
Redeemable Common stock, $0.0001 par value; 4,509,403 shares outstanding subject to redemption at $10.52 per share	47,448,349	—	(47,448,349)		—	—		—	—		—
		—	360,000	A
			(47,808,349)	H
EQUITY
Owners’ equity		33,089,878	(33,089,878)	F	—	—		—	—		—
Series A Convertible Preferred stock									6	R	6
Class A common stock	—	—	785		785	(225)		560	(226)		334
			451	H		(225)	M		(226)	Q
			301	I
			14	J
			19	K
Class B Common stock	—	—	200	D	200			200			200
Common stock	301	—	(301)	I	—	—		—	—		—
Additional paid-in capital	—	—	72,774,665		72,774,665	(23,903,950)		48,870,715	(21,703,955)		27,166,760
			47,807,898	H		(23,903,950)	M		(23,903,949)	P
			21,399,800	D					2,199,994	R
			1,499,986	J
			2,066,981	K
Retained earnings (accumulated deficit)	(5,746,766)	—	(4,644,500)		(10,511,266)	—		(10,511,266)	—		(10,511,266)
			(4,404,500)	E
			(240,000)	A
Total Equity attributable to HNRA shareholders	(5,746,465)	33,089,878	34,920,971		62,264,384	(23,904,175)		38,360,209	(21,704,175)		16,656,034
Noncontrolling interest	—	—	—		—	—		—	20,000,000	S	20,000,000
Total stockholder’s equity	(5,746,465)	33,089,878	34,920,971		62,264,384	(23,904,175)		38,360,209	(1,704,175)		36,656,034

TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$48,919,300	$67,603,310	$(12,761,878)		$103,760,732	$(10,656,962)		$93,103,770	$48,612		$93,152,382

HNR ACQUISITION CORP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023

	HNR Acquisition Corp Historical	POGO Resources LLC Historical	Transaction Accounting (Assuming Minimum Redemptions)		Combined Pro Forma (Assuming Minimum Redemptions)	Transaction Accounting (Assuming 50% Redemptions)		Combined Pro Forma (Assuming 50% Redemptions)	Transaction Accounting (Assuming Maximum Redemptions)	Combined Pro Forma (Assuming Maximum Redemptions)
Revenue
Crude Oil	$—	$13,500,743	$(1,350,074)	T	$12,150,669	$—		$12,150,669	$—	$12,150,669
Natural gas and natural gas liquids	—	462,642	(46,264)	T	416,378	—		416,378	—	416,378
Gain on derivative instruments, net	—	763,043	—		763,043	—		763,043		763,043
Other Revenue	—	317,721	—		317,721	—		317,721	—	317,721
Total revenue	—	15,044,149	(1,396,339)		13,647,811			13,647,811	—	13,647,811

Expenses:
Production taxes, transportation and processing	—	1,171,861	(117,186)	T	1,054,675	—		1,054,675	—	1,054,675
Lease operating	—	4,905,164	—		4,905,164	—		4,905,164	—	4,905,164
Depletion, depreciation and amortization	—	858,992	154,279	U	1,013,419	—		1,013,419	—	1,013,419
Accretion of asset retirement obligations	—	608,634	—		608,634	—		608,634	—	608,634
General and administrative	1,268,479	2,129,379	871,667	V	4,269,525	—		4,269,525	—	4,269,525
Franchise taxes	100,000	—	—		100,000	—		100,000	—	100,000
Total operating expenses	1,368,479	9,674,030	908,907		11,951,416	—		11,951,416	—	11,951,416
Income (loss) from operations	(1,368,479)	5,370,119	(2,305,246)		1,696,394	—		1,696,394	—	1,696,394

Other income (expense):
Amortization of debt discount	(499,058)	—	—		(499,058)	—		(499,058)		(499,058)
Other income (expense)	—	(83,801)	—		(83,801)	—		(83,801)	—	(83,801)
Change in Fair value warrant liability	(92,713)	—	—		92,713	—		92,713	—	92,713
Interest income	4,001	174,251	—		178,252	—		178,252	—	178,252
Interest expense	(93,156)	(874,938)	(1,328,396)		(2,296,490)	(1,125,000)	AA	(3,421,490)	—	(3,421,490)
			(2,203,334)	W
			874,938	X
Interest income on marketable securities held in Trust Account	1,789,672	—	(1,789,672)	Y	—	—		—	—	—
Total other income (expense)	1,294,172	(784,488)	(3,118,068)		(2,608,384)	(1,125,000)		(3,733,384)	—	(3,733,384)
Income (loss) before income taxes	(74,307)	4,585,631	(5,423,314)		(911,990)	(1,125,000)		(2,036,990)	—	(2,036,990)
Net income (loss)	(410,417)	4,585,631	(5,087,204)		(911,990)	(1,125,000)		(2,036,990)	—	(2,036,990)
Net income (loss) attributable to noncontrolling interests	—	—	—		—	—		—	—	—
Net income (loss) attributable to HNR Acquisition Corp	$(410,417)	$4,585,631	$(5,087,204)		$(911,990)	$(1,125,000)		$(2,036,990)	$—	$(2,036,990)
Net income (loss)	$(410,417)	$4,585,631	$(5,087,204)		$(911,990)	$(1,125,000)		$(2,036,990)	$—	$(2,036,990)
Weighted Average shares outstanding, Class A common stock – basic and diluted					9,849,018			7,594,317		5,339,615
Net income (loss) per share of Class A common stock – basic and diluted					$(0.09)			$(0.27)		$(0.38)
Weighted Average shares outstanding, redeemable common stock – basic and diluted	7,618,965
Net income (loss) per share of common stock – basic and diluted	$0.03
Weighted average shares outstanding, non-redeemable common stock – basic and diluted	3,006,250
Net income (loss) per share of common stock – basic and diluted	$(0.21)

HNR ACQUISITION CORP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022

	HNR Acquisition Corp Historical	POGO Resources LLC Historical	Transaction Accounting (Assuming Minimum Redemptions)		Combined Pro Forma (Assuming Minimum Redemptions)	Transaction Accounting (Assuming 50% Redemptions)			Combined Pro Forma (Assuming 50% Redemptions)	Transaction Accounting (Assuming Maximum Redemptions)	Combined Pro Forma (Assuming Maximum Redemptions)
Revenue
Crude Oil	$—	$37,982,367	$(3,798,237)	AB	$34,184,130	$			$34,184,130	$—	$34,184,130
Natural gas and natural gas liquids	—	1,959,411	(195,941)	AB	1,763,470				1,763,470	—	1,763,470
Other Revenue	—	255,952			255,952				255,952		255,952
Loss on derivative instruments, net	—	(4,793,790)	—		(4,793,790)				(4,793,790)	—	(4,793,790)
Total revenue	—	35,403,940	(3,994,178)		31,409,762				31,409,762	—	31,409,762

Expenses:
Production taxes, transportation and processing	—	3,484,477	(348,448)	AB	3,136,029		—		3,136,029	—	3,136,029
Lease operating	—	8,418,739	—		8,418,739		—		8,418,739	—	8,418,739
Depletion, depreciation and amortization	—	1,613,402	580,680	AC	2,194,082		—		2,194,082	—	2,194,082
Accretion of asset retirement obligations	—	1,575,296	—		1,575,296		—		1,575,296	—	1,575,296
General and administrative	1,598,013	2,953,202	3,243,333	AD	7,794,548		—		7,794,548	—	7,794,548
Franchise taxes	200,000	—	—		200,000		—		200,000	—	200,000
Total operating expenses	1,798,013	18,045,116	3,475,565		23,318,694		—		23,318,694	—	23,318,694
Income (loss) from operations	(1,798,013)	17,358,824	(7,469,743)		8,091,068		—		8,091,068	—	8,091,068

Other income (expense):
Other income (expense)	—	13,238	—		13,238		—		13,238	—	13,238
Insurance policy recovery	—	2,000,000	—		2,000,000		—		2,000,000	—	2,000,000
Interest income (expense)	969	(1,076,060)	(3,330,607)		(4,405,698)		(2,250,000)	AI	(6,655,698)	—	(6,655,698)
			(4,406,667)	AE
			1,076,060	AF
Interest income on marketable securities held in Trust Account	1,268,362	—	(1,268,362)	AG	—		—		—	—	—
Total other income (expense)	1,269,331	937,178	(4,598,969)		(2,392,460)		(2,250,000)		(4,642,460)	—	(4,642,460)
Income (loss) before income taxes	(528,682)	18,296,002	(12,068,712)		5,698,608		(2,250,000)		3,448,608	—	3,448,608
Income tax (expense) benefit	(221,665)	—	(975,043)	AH	(1,196,708)		472,500	AH	(724,208)	—	(724,208)
Net income (loss)	(750,347)	18,296,002	(13,043,755)		4,501,900		(1,777,500)		2,724,400	—	2,724,400
Net income (loss) attributable to noncontrolling interests	—	—	—		—		—		—	—	—
Net income (loss) attributable to HNR Acquisition Corp	$(750,347)	$18,296,002	$(13,043,755)		$4,501,900		$(1,777,500)		$2,724,400	$—	$2,724,400
Weighted Average shares outstanding, Class A common stock – basic and diluted					9,830,271				7,581,746		5,333,222
Net income (loss) per share of Class A common stock – basic and diluted					$0.46				$0.36		$0.51
Weighted Average shares outstanding, redeemable common stock – basic and diluted	7,538,014
Net income (loss) per share of common stock – basic and diluted	$(0.02)
Weighted average shares outstanding, non-redeemable common stock – basic and diluted	2,978,445
Net income (loss) per share of common stock – basic and diluted	$(0.19)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

Under both the no redemption and maximum redemption scenarios, the Purchase will be accounted for as an acquisition, in accordance with GAAP. The Company was deemed the accounting acquirer in the Purchase based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805, Business Combinations. Pogo was deemed to be the predecessor entity of the Company. Accordingly, the historical financial statements of Pogo will become the historical financial statements of the Company, upon the consummation of the Purchase. Under the acquisition method of accounting, the assets and liabilities of Pogo will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill.

The unaudited pro forma combined balance sheet as of June 30, 2023, assumes that the Purchase occurred on June 30, 2023. The unaudited pro forma combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022, reflects pro forma effect to the Purchase as if it had been completed on January 1, 2022.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Purchase.

The pro forma adjustments reflecting the consummation of the Purchase are based on certain currently available information and certain assumptions and methodologies that HNRA believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. HNRA believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Purchase based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Purchase taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of HNRA’s Form 10-K and Form 10-Q and Pogo included in this proxy statement.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Purchase (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). HNRA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma combined financial information.

2. Accounting Policies

Upon consummation of the Purchase, management will perform a comprehensive review of the accounting policies of the two entities. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma combined financial information. As a result, the unaudited pro forma combined financial information does not assume any differences in accounting policies.

3. Preliminary Purchase Price Allocation

The preliminary purchase price of Pogo has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocations herein are preliminary. The final purchase price allocations for the Purchase will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the closing date of the acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

Preliminary Purchase Price (no redemptions scenario):
Cash	$63,000,000
2,000,000 OpCo Class B Units	21,400,000
Total preliminary purchase consideration	$84,400,000

Preliminary Purchase Price (50% redemptions scenario):
Cash	$49,752,787
Promissory note to Sellers of Pogo	13,247,213
2,000,000 OpCo Class B Units	21,400,000
Total preliminary purchase consideration	$84,400,000

Preliminary Purchase Price (maximum redemptions scenario):
Cash	$28,000,000
Promissory note to Sellers of Pogo	15,000,000
2,000,000 OpCo Class B Units	21,400,000
2,000,000 OpCo Preferred Units	20,000,000
Total preliminary purchase consideration	$84,400,000

Preliminary Purchase Price Allocation
Cash	$2,559,662
Accounts receivable	2,356,834
Prepaid expenses	327,696
Operating lease assets	90,737
Property, plant and equipment	—
Oil & gas reserves	87,324,059
Other assets	4,444
Accounts payable	(469,369)
Accrued liabilities	(1,927,167)
Asset retirement obligations, net	(5,099,220)
Other liabilities	(675,000)
Operating lease liability	(92,676)
Net assets acquired	$84,400,000

The preliminary fair value of the OpCo Class B Units is based on the equivalent of 2,000,000 shares of Class A common stock of HNR Acquisition Corp and a Closing price of the Company’s common stock at August 28, 2023, which was $10.70. In each scenario, the Exchange Right of the holders of OpCo Class B Units is presumed to have been exercised, and the OpCo is presumed to have elected to issue Class A common Shares to the holders of the OpCo Class B Units upon such Exchange Right exercise.

4. Adjustments to Unaudited Pro forma combined Financial Information

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Purchase and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statement of operations are based upon the number of the combined company’s shares outstanding, assuming the Purchase occurred on January 1, 2021.

Transaction Adjustments (Assuming Minimum Redemptions)

(A)    Reflects the deposit of $120,000 each into the Trust Account related to the extension of the Business Combination period on July 11, 2023, August 7, 2023 and September 11, 2023, funded through the issuance of notes payable.

(B)    Reflects the reclassification of $48.3 million of cash and investments held in the Trust Account that becomes available to fund the Purchase.

(C)    Reflects expected net cash proceeds of $26,880,000 from the Debt Commitment Letter under a senior secured term loan in the amount of $28,000,000, net of expected closing costs of $620,000. Under the terms of the Debt Commitment Letter, the Company must maintain a minimum cash balance of $3,000,000 after closing of the MIPA.

(D)    Reflects the payment of the Base Purchase Price to the sellers of Pogo, consisting of the Cash Consideration of $63.0 million, the issuance of 2,000,000 OpCo Class B units with an estimated fair value of $10.70 per share based on the Closing price of the Company’s common stock at August 28, 2023. In each scenario, the Exchange Right of the holders of OpCo Class B Units is presumed to have been exercised, and the OpCo is presumed to have elected to issue Class A common Shares to the holders of the OpCo Class B Units upon such Exchange Right exercise.

(E)    Reflects the payment of estimated transaction costs in connection with the closing of the Purchase of $2,062,000, and payment of a portion of the deferred underwriting fee payable of $500,000 from HNRA’s initial public offering due to the closing. On September 7, 2023, the Company and EF Hutton entered into a Satisfaction and Discharge of Indebtedness pursuant to Underwriting Agreement whereby EF Hutton agreed to, in lieu of the original deferred underwriting commission of $2,587,000, accept a lower fee of $1,800,000 payable as follows: $500,000 in cash at Closing and $1,300,000 in cash due 90 days after the Closing Date. The estimated pro forma impact to accumulated deficit of $5,192,000 as of June 30, 2023 includes the $1,625,000 of cash closing costs, $2,067,000 of transaction fees that will be settled through the issuance of 193,718 shares of common stock (based on an estimated price of $10.70 per share based on the Closing price of the Company’s common stock at August 28, 2023 for certain advisors), and $1,500,000 related to the fair value of shares issued to White Lion as a commitment fee in connection with Closing of the MIPA (see note J and K below). The accumulated deficit impact Also includes a $787,500 reduction of the deferred underwriting fee payable pursuant to the Satisfaction and Discharge of Indebtedness agreement.

(F)    Reflects the estimated fair value adjustments under the acquisition method of accounting from the preliminary purchase price allocation of the net assets of Pogo. See Note 3 to these unaudited proforma combined financial statements.

(G)   Reflects the elimination of Pogo long-term debt not assumed by HNRA in the Purchase.

(H)   Reflects the reclassification of $47.7 million of temporary equity from the 4,509,403 shares Redeemable Common Stock from temporary equity to permanent equity as Class A common stock as a result of the Purchase.

(I)     Reflects the conversion of existing non-redeemable HNRA common stock to Class A common stock as a result of the Up-C structure.

(J)    Reflects the issuance of an estimated 140,187 shares of common stock with a value of $1,500,000 to White Lion as a commitment fee in connection with closing of the MIPA pursuant to the Common Stock Purchase Agreement. The estimated shares of common stock to be issued to White Lion are based on a stock price of $10.70 per share based on the Closing price of the Company’s common stock at August 28, 2023.

(K)   Reflects the issuance of an estimated 193,178 shares of common stock with a value of $2,067,000 to officers and advisors as a transaction fees in connection with closing of the MIPA. Includes 30,000 shares issued to the Company’s President and 60,000 shares to the Company’s Chairman. The estimated shares of common stock to be issued to White Lion are based on a stock price of $10.70 per share based on the Closing price of the Company’s common stock at August 28, 2023.

Additional Transaction Adjustments (Assuming 50% Redemptions)

(L)    Reflects the reduction in the Cash Consideration paid to the Sellers as a result of redemptions of common stock by HNRA shareholders under the 50% Redemption scenario.

(M)   Reflects the redemption of 2,254,702 shares of Redeemable Common Stock for $23.9 million at an estimated redemption price of $10.60 per share.

(N)    Reflects the issuance of $13,307,213 in principal under the Seller Promissory Note as part of the Purchase. The Seller Promissory Note will bear interest at the greater of 12% per annum or the highest interest rate applicable to HNR Acquisition Corp financing. If the Seller Promissory Note is not repaid in full on or prior to the six month anniversary of closing of the Purchase, HNR Acquisition Corp will owe interest equal to the lesser of 18% per annum and the highest amount permissible under law, compounded monthly.

Additional Transaction Adjustments (Assuming Maximum Redemptions)

(O)   Reflects the reduction in the Cash Consideration paid to the Sellers as a result of redemptions of common stock by HNRA shareholders under the 50% Redemption scenario.

(P)    Reflects the redemption of the remaining 2,254,701 shares of Redeemable Common Stock for $23.9 million at an estimated redemption price of $10.60 per share.

(Q)   Reflects the issuance of additional principal of $1,692,787 in principal under the Seller Promissory Note as part of the purchase, for a total Seller Note of $15,000,000.

(R)    Reflects the potential sale of an estimated 55,000 shares of Series A Convertible Preferred Stock for aggregate consideration of $2,200,000 in order for the Company to have sufficient cash to close the MIPA. The Series A Preferred Stock would participate equally in any dividends declared to holders of the Class A Common Stock, carry no additional dividends, be automatically convertible by holders into shares of Class A Common Stock on the two-year anniversary of the issuance date of such Series A Preferred Stock at a rate of one share of Series A Preferred Stock into eight shares of Class A Common Stock, which is subject to adjustment upon the occurrence of certain events, and have no voting rights (whether on a preferential basis or an as-converted basis). At the Closing, the Preferred Stock PIPE Investors and the Company would consummate the Preferred Stock PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements. As of the date of this Proxy Statement, the Company has not executed any Subscription Agreements with any investors. It is not anticipated that the Sponsor, any directors of the Company, or any officers of the Company, or any of their respective affiliates, will participate in the Preferred Stock PIPE Investment.

(S)    Reflects the issuance of an additional 2,000,000 OpCo Preferred Units to the Seller as a result of the reduced Cash Consideration under the maximum redemptions scenario.

Adjustments to Unaudited Pro forma combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the six months ended June 30, 2023, are as follows:

Transaction Adjustments (All Scenarios)

(T)    Reflects the reduction of the historical results of operations of POGO for the impact of the 10% overriding royalty interest in the acquired properties not acquired by the Company.

(U)         Reflects the adjustment to depletion, depreciation and amortization for the estimated new basis of property plant and equipment and oil and gas reserves as a result of the preliminary purchase price allocation.

(V)    Reflects the adjustment to include $415,000 of quarterly salary of the Company’s officers beginning after closing of the MIPA for three officers, pursuant to the Company’s compensation plan. This adjustment also includes the estimate of $276,667 in expense related to one year of vesting of the RSU grants to those officers that pursuant to the Company’s compensation plan, and $180,000 of consulting fees payable to the Company’s President and an entity controlled by the Company’s Chairman pursuant to their consulting agreements entered into in February 2023.

(W)  Reflects six months of interest expense on the senior secured term loan pursuant to the Debt Commitment Letter, including amortization of deferred finance costs paid at closing. The senior secured term loan is expected to bear interest at Prime plus 6.5%.

(X)    Reflects the reversal of historical interest expense of Pogo.

(Y)    Reflects the reversal of interest income earned on marketable securities held in the Trust Account.

(Z)    Represents the estimated income tax effect of the pro forma adjustments and calculated using the enacted applicable statutory income tax rates and the estimated income tax impact of historical Pogo results of operations being taxed under the Company’s structure as a C-Corporation.

(AA) Reflects six months of interest expense related to the issuance of the Seller Promissory Note, as the pro forma closing of the Purchase is assumed to be January 1, 2022. The Seller Promissory Note will bear interest at the greater of 12% per annum or the highest interest rate applicable to HNR financing.

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2022, are as follows:

Transaction Adjustments (All Scenarios)

(AB) Reflects the reduction of the historical results of operations of POGO for the impact of the 10% overriding royalty interest in the acquired properties not acquired by the Company.

(AC) Reflects the adjustment to depletion, depreciation and amortization for the estimated new basis of property plant and equipment and oil and gas reserves as a result of the preliminary purchase price allocation.

(AD) Reflects the adjustment to include $830,000 of annual salary of the Company’s officers beginning after closing of the MIPA for three officers, pursuant to the Company’s compensation plan. This adjustment also includes the estimate of $553,333 in expense related to one year of vesting of the RSU grants to those officers that pursuant to the Company’s compensation plan. Also includes $1,500,000 of expense for the shares of common stock to be issued to White Lion at closing of the MIPA in connect with the Common Stock Purchase Agreement and $180,000 of consulting fees payable to the Company’s President and an entity controlled by the Company’s Chairman pursuant to their consulting agreements entered into in February 2023.

(AE) Reflects one year of interest expense on the senior secured term loan pursuant to the Debt Commitment Letter, including amortization of deferred finance costs paid at closing. The senior secured term loan is expected to bear interest at Prime plus 6.5%.

(AF) Reflects the reversal of historical interest expense of Pogo.

(AG) Reflects the reversal of interest income earned on marketable securities held in the Trust Account.

(AH)Represents the estimated income tax effect of the pro forma adjustments and calculated using the enacted applicable statutory income tax rates and the estimated income tax impact of historical Pogo results of operations being taxed under the Company’s structure as a C-Corporation.

(AI)  Reflects a full year of interest expense related to the issuance of the Seller Promissory Note, as the pro forma closing of the Purchase is assumed to be January 1, 2022. The Seller Promissory Note will bear interest at the greater of 12% per annum or the highest interest rate applicable to HNR financing.

5. Pro Forma Earnings per Share

Basic earnings per share is computed based on the historical weighted average number of shares of common stock outstanding during the period, and the issuance of additional shares in connection with the Purchase, assuming the shares were outstanding since January 1, 2022. As the Purchase is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Purchase have been outstanding for the entire period presented. If the maximum number of Public Shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period presented. Diluted earnings per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method.

The unaudited pro forma combined financial information has been prepared assuming three alternative levels of redemption for the six months ended June 30, 2023 and for the year ended December 31, 2022:

	Pro Forma Combined
	(Assuming No Redemptions)	(Assuming 50% Redemptions)	(Assuming Maximum Redemptions)
For the Six Months Ended June 30, 2023
Pro forma net loss attributable to Class A common stockholders	$(911,990)	$(2,036,990)	$(2,036,990)
Pro forma net loss per share attributable to Class A common stockholders, basic and diluted	$(0.09)	$(0.27)	$(0.38)
Weighted average shares outstanding, basic and diluted	9,849,018	7,594,317	5,339,615
Excluded Securities(1)
Public Warrants	8,625,000	8,625,000	8,625,000
Private Warrants	505,000	505,000	505,000

For the Year Ended December 31, 2022
Pro forma net income attributable to Class A common stockholders	$4,501,900	$2,724,400	$2,724,400
Pro forma net income per share attributable to Class A common stockholders, basic and diluted	$0.46	$0.36	$0.51
Weighted average shares outstanding, basic and diluted	9,830,271	7,581,746	5,333,222
Excluded Securities:(1)
Public Warrants	8,625,000	8,625,000	8,625,000
Private Warrants	505,000	505,000	505,000

____________

(1)      The potentially dilutive outstanding securities were excluded from the computation of pro forma net income per share, basic and diluted, because their effect would have been anti-dilutive, due to the exercise price of the Public Warrants and Private Warrants being greater that the average market price of the Company’s common stock.

6. Supplemental Oil and Gas Reserve Information (Unaudited)

Estimated Net Quantities of Oil and Gas Reserves

The pro forma estimates of proved oil and gas reserves and discounted future net cash flows for the Target Interests as of December 31, 2021 and December 31, 2022 were prepared by William M. Cobb & Associates, Inc. The reserve reports exclude the 10% overriding royalty interest not acquired in the transaction and are included in this filing as Annex D and Annex E, respectively. Users of this information should be aware that the process of estimating quantities of proved oil and gas reserves is very complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering, and economic data for each reservoir. The data for any given reservoir may also change substantially over time as a result of numerous factors, including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variance in available data for various reservoirs make estimates generally less precise than other estimates included in the statement of revenue and direct operating expenses disclosures.

The pro forma estimated proved net recoverable reserves presented below include only those quantities of oil and gas geologic and engineering data that demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating and regulatory practices. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. Proved undeveloped reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required. All of the pro forma properties’ proved reserves set forth herein are located in the Continental United States. The estimate of reserves and the standardized measure of discounted future net cash flows shown below reflect Pogo’s development plan for these properties.

The following tables set forth certain unaudited pro forma information concerning Pogo’s proved oil and gas reserves for the year ended December 31, 2022, giving effect to the Purchase as if it had occurred on January 1, 2022. The following tables provide a summary of the changes in estimated reserves for the periods presented and reconciles the changes from the original transaction estimates to the amended transaction estimates.

	Original Transaction			Reconciling Differences(2)			Amended Transaction
	HNRA (Mboe)	Pogo (Mboe)	Pro Forma Combined (Mboe)	HNRA (Mboe)	Pogo (Mboe)	Pro Forma Combined (Mboe)	HNRA (Mboe)	Pogo (Mboe)	Pro Forma Combined (Mboe)
Proved reserves as of January 1, 2022	—	18,487	18,487	—	(2,184)	(2,184)	—	16,303	16,303
Revisions of previous estimates(1)	—	325	325	—	(29)	(29)	—	296	296
Extensions, discoveries and other additions	—	—	—	—	—	—	—	—	—
Purchases of reserves in place	—	—	—	—	—	—	—	—	—
Sales of reserves in place	—	—	—	—	—	—	—	—	—
Production	—	(473)	(473)	—	47	47	—	(426)	(426)
Proved reserves as of December 31, 2022	—	18,339	18,339	—	(2,166)	(2,166)	—	16,173	16,173
Proved developed reserves:
As of December 31, 2022	—	13,609	13,609	—	(1,608)	(1,608)	—	12,001	12,001
Proved undeveloped reserves:
As of December 31, 2022	—	4,730	4,730	—	(558)	(558)	—	4,172	4,172

____________

(1)      The positive revision in 2022 is primarily attributable to the increase in year-end SEC commodity prices for oil and natural gas.

(2)      The reconciling differences as shown in the table above are the result of the 10% overriding royalty interest not acquired in the amended transaction.

Standardized Measure of Discounted Future Net Cash Flows

The pro forma standardized measure related to proved oil, gas and NGL reserves is summarized below. This summary is based on a valuation of proved reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to proved reserves from new discoveries and extensions and the impact of changes in prices and costs associated with proved reserves could vary significantly from year to year. Accordingly, the information presented below is not an estimate of fair value and should not be considered indicative of any trends.

The pro forma standardized measure of discounted future cash flows does not purport, nor should it be interpreted to present, estimates of the fair value of the properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and risks inherent in reserve estimates.

The following summary sets forth future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed by FASB ASC Topic 932 and reconciles the changes from the original transaction estimates to the amended transaction estimates.

	Original Transaction			Reconciling Differences(1)			Amended Transaction
	HNRA (Mboe)	Pogo (Mboe)	Pro Forma Combined (Mboe)	HNRA (Mboe)	Pogo (Mboe)	Pro Forma Combined (Mboe)	HNRA (Mboe)	Pogo (Mboe)	Pro Forma Combined (Mboe)
Future cash inflows	$—	$1,680,514	$1,680,514	$—	$(198,481)	$(198,481)	—	1,482,033	1,482,033
Future Cost
Production	—	(451,155)	(451,155)	—	16,450	16,450	—	(434,705)	(434,705)
Development	—	(124,216)	(124,216)	—	—	—	—	(124,216)	(124,216)
Future inflows before income tax	—	1,105,143	1,105,143	—	(182,031)	(182,031)	—	923,112	923,112
Future income tax expense	—	—	—	—	—	—	—	—	—
Future net cash flows	—	1,105,143	1,105,143	—	(182,031)	(182,031)	—	923,112	923,112
Discount of 10% per annum		(585,596)	(585,596)		96,144	96,144		(489,452)	(489,452)
Standardized measure of discounted future net cash flows	$—	$519,547	$519,547	$—	$(85,887)	$(85,887)	$—	$433,660	$433,660

____________

(1)      The reconciling differences as shown in the table above are the result of the 10% overriding royalty interest not acquired in the amended transaction.

In accordance with SEC and Financial Accounting Standards Board (“FASB”) requirements, our estimated net proved reserves and standardized measure at December 31, 2022 utilized prices (subsequently adjusted for quality and basis differentials) based on the twelve month unweighted average of the first of the month prices of West Texas Intermediate (“WTI”) oil price which equates to $93.67 per Bbl and an average Henry Hub spot gas price which equates to $6.358 per MMBtu of gas. Furthermore, future development costs include abandonment costs.

The following table sets forth the pro forma changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the periods indicated and reconciles the changes from the original transaction estimates to the amended transaction estimates.

Changes in Standardized Measure

	Original Transaction			Reconciling Differences(1)			Amended Transaction
	HNRA (Mboe)	Pogo (Mboe)	Pro Forma Combined (Mboe)	HNRA (Mboe)	Pogo (Mboe)	Pro Forma Combined (Mboe)	HNRA (Mboe)	Pogo (Mboe)	Pro Forma Combined (Mboe)
Standardized measure, beginning of year	$—	$307,409	$307,409	$—	$(57,226)	$(57,226)	$—	$250,183	$250,183
Accretion of discount		30,741	30,741		(5,723)	(5,723)		25,018	25,018
Net change in sales and transfer prices and in production (lifting) costs related to future production	—	176,448	176,448	—	(24,615)	(24,615)	—	151,833	151,833
Purchase of minerals in place	—	—	—	—	—	—	—	—	—
Changes in estimated future developments	—	12,926	12,926	—	—	—	—	12,926	12,926
Previously estimated development incurred during the period	—	2,100	2,100	—	—	—	—	2,100	2,100
Revision of quantity estimates	—	9,217	9,217	—	(1,182)	(1,182)	—	8,035	8,035
Net change in income taxes	—	—	—	—	—	—	—	—	—
Sales of oil and gas produced, net of production costs	—	(23,501)	(23,501)	—	3,646	3,646	—	(19,855)	(19,855)
Timing and other differences	—	4,207	4,207	—	(787)	(787)	—	3,420	3,420
Standardized measure, end of year	$—	$519,547	$519,547	—	(85,887)	(85,887)	—	$433,660	$433,660

____________

(1)      The reconciling differences as shown in the table above are the result of the 10% overriding royalty interest not acquired in the amended transaction.

THE PARTIES TO THE PURCHASE

HNR Acquisition Corp

HNR Acquisition Corp, a Delaware corporation, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Prior to executing the MIPA, the Company’s efforts were limited to organizational activities, completion of the IPO and the evaluation of possible business combinations.

The SPAC Common Stock and the SPAC Warrants are currently listed on NYSE American under the symbols “HNRA” and “HNRW,” respectively.

HNRA’s principal executive offices are located at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, and its telephone number is (720) 590-4760. HNRA’s website address is www.HNRA-NYSE.com. The information provided on HNRA’s website is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement by this or any other reference to our website in this Proxy Statement.

Additional information about HNRA is contained in its public filings, which are incorporated by reference in this Proxy Statement. See the section entitled “Where You Can Find More Information” for more information.

HNRA Upstream, LLC

HNRA Upstream, LLC, a Delaware limited liability company, is a newly-formed entity that is managed by and is a subsidiary of HNR Acquisition Corp. HNRA Upstream, LLC currently has no assets, other than 100% of the capital stock of HNRA Partner, Inc. HNRA Upstream, LLC’s principal executive offices are located at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, and its telephone number is (720) 590-4760.

HNRA Partner, Inc.

HNRA Partner, Inc., a Delaware corporation, is a newly-formed entity that is wholly owned by the HNRA Upstream, LLC. HNRA Partner, Inc. currently has no assets. HNRA Partner, Inc.’s principal executive offices are located at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, and its telephone number is (720) 590-4760.

Pogo Resources, LLC

Pogo Resources, LLC is a Texas limited liability company. Pogo’s principal executive offices are located at 4809 Cole Avenue, Suite 200, Dallas, Texas 75205 and its telephone number at that address is 214-526-9701.

CIC Pogo LP

CIC Pogo LP is a Delaware limited partnership. CIC’s principal executive offices are located at 3879 Maple Avenue, Suite 400, Dallas, Texas 75219 and its telephone number at that address is 214-871-6812.

Pogo Resources Management, LLC

Pogo Resources Management, LLC is a Texas limited liability company. Pogo Management’s principal executive offices are located at 4809 Cole Ave Suite 200 Dallas, Texas 75205 and its telephone number at that address is 214-526-9701.

DenCo Resources, LLC

DenCo Resources, LLC is a Texas limited liability company. DenCo’s principal executive offices are located at 4809 Cole Ave Suite 200 Dallas, Texas 75205 and its telephone number at that address is 214-526-9701.

4400 Holdings, LLC

4400 Holdings, LLC is a Texas limited liability company. 4400’s principal executive offices are located at 4809 Cole Ave Suite 200 Dallas, Texas 75205 and its telephone number at that address is 214-526-9701.

HNRAC Sponsors LLC

HNRAC Sponsors LLC is a Delaware limited liability company. HNRAC Sponsors LLC’s principal executive offices are located at 3320 Kirby Drive, Suite 1200, Houston, Texas 77098, and its telephone number is 713-814-4657.

SPECIAL MEETING OF THE HNRA STOCKHOLDERS

General

HNRA is furnishing this Proxy Statement to its stockholders as part of the solicitation of proxies by the HNRA board of directors for use at the Special Meeting to be held on [            ], 2023, and at any adjournments or postponements thereof. This Proxy Statement is first being furnished to HNRA’s stockholders on or about [            ], 2023 in connection with the vote on the Proposals described in this Proxy Statement. This Proxy Statement provides HNRA’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held via live webcast at [            ], to consider and vote upon the Proposals to be put to the HNRA stockholders at the Special Meeting, including, if necessary, the Adjournment Proposal. You will be able to vote and submit questions and access HNRA’s stockholder list by visiting [            ]. A secure control number that will allow you to participate in the meeting electronically can be found on the enclosed proxy card. If you do not have a control number, please contact the bank or broker that you hold your shares with directly. HNRA stockholders will be able to log in beginning at [            ]. To attend the Special Meeting, go to [            ] and enter the 16-digit control number included on your proxy card or notice of the meeting to log in up to 15 minutes prior to the start time of the meeting. No registration is required. We encourage HNRA stockholders to access the Special Meeting prior to the start time. The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants in the Special Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage participants in the Special Meeting to log on to the live webcast 15 minutes prior to the start time of the Special Meeting and ensure that they can hear streaming audio.

Purpose of the Special Meeting

At the Special Meeting, HNRA is asking holders of shares of SPAC Common Stock to vote on proposals to:

Proposal No. 1: The Purchase Proposal — to approve and adopt the MIPA, as amended and restated, the transactions contemplated thereby and the Purchase;

Proposal No. 2: The Incentive Plan Proposal — to approve and adopt the Incentive Plan, a copy of which is attached to this Proxy Statement as Annex B;

Proposal No. 3: The NYSE American Proposal — to approve, for purposes of complying with NYSE American Rule 713(a), the potential and likely issuance of more than 19.99% of the Company’s shares of Class A Common Stock including securities convertible into Class A Common Stock pursuant to the Purchase transactions and issuances which may be made pursuant to a potential Preferred Stock PIPE Investment (the “NYSE American Proposal”); and

Proposal No. 4: The Charter Proposal — to consider and vote upon a proposal to approve and adopt, assuming the Purchase Proposal and the NYSE American Proposal are approved and adopted, the second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”), a copy of the form of which is attached to the accompanying proxy statement as Annex I (the “Charter Proposal”) which, if approved, would take effect upon Closing.

Proposal No. 5: The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Other Business

HNRA’s bylaws provide that at a special meeting of stockholders, the business discussed must be specified in the notice of meeting. As such, at the Special Meeting, no matters may come before the stockholders other than the Proposals presented in this Proxy Statement.

Recommendation of the HNRA Board of Directors

HNRA’s board of directors believes that each of the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal, the Charter Proposal, and the Adjournment Proposal is in the best interests of HNRA and its stockholders and recommends that its stockholders vote “FOR” each of the proposals to be presented at the special meeting.

Record Date; Who is Entitled to Vote

HNRA stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of SPAC Common Stock at the close of business on [            ], 2023, which is the Record Date for the Special Meeting. HNRA stockholders will have one vote for each share of SPAC Common Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. SPAC Warrants do not have voting rights. On the Record Date, there were [            ] shares of SPAC Common Stock outstanding.

Quorum

A quorum of HNRA stockholders is necessary to hold a valid meeting. The presence, in person (which includes presence virtually at the Special Meeting) or by proxy of shares of outstanding SPAC Common Stock representing a majority of the voting power of all outstanding shares of SPAC Common Stock entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date, [            ] shares of SPAC Common Stock would be required to achieve a quorum.

Failure to Vote and Abstentions

With respect to each proposal in this Proxy Statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If a HNRA stockholder fails to return a proxy card or fails to instruct a bank, broker or other nominee how to vote, and does not attend the Special Meeting in person (which includes presence virtually at the Special Meeting), then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Under the rules of various national and regional securities exchanges, banks, brokers or other nominees do not have discretionary authority to vote on any of the proposals in this Proxy Statement because they are all non-discretionary proposals. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” on Proposal 4 — The Charter Proposal, but will have no effect on the outcome of any other proposal in this Proxy Statement.

Abstentions will be counted in connection with the determination of whether a valid quorum is established, but their effect on the Proposals differ as follows:

•        An abstention will have no effect on the Purchase Proposal, the Incentive Plan Proposal, the NYSE American Proposal or the Adjournment Proposal.

•        In contrast, an abstention will have the same effect as a vote “AGAINST” on the Charter Proposal.

Vote Required for Approval

The following votes are required for each Proposal at the Special Meeting:

•        The Purchase Proposal:    Approval of the Purchase Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Incentive Plan Proposal:    Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The NYSE American Proposal:    Approval of the NYSE American Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Charter Proposal:    Approval of the Charter Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the SPAC Common Stock entitled to vote thereon at the Special Meeting.

•        The Adjournment Proposal:    Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Voting Your Shares

Each share of SPAC Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of SPAC Common Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your shares of SPAC Common Stock at the Special Meeting.

•        You Can Vote by Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the HNRA Board: “FOR” the Purchase Proposal, “FOR” the Incentive Plan Proposal, “FOR” the NYSE American Proposal, “FOR” the Charter Proposal, and “FOR” the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•        You Can Attend the Special Meeting and Vote in Person (Which Includes Presence Virtually at the Special Meeting).    We will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at [            ], in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting.

Revoking Your Proxy

If you are a HNRA stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify David M. Smith, HNRA’s General Counsel, in writing before the Special Meeting that you have revoked your proxy; or

•        you may attend the Special Meeting, revoke your proxy, and vote in person (which would include presence at the virtual Special Meeting), as indicated above.

Questions

During the live question and answer portion of the Special Meeting, HNRA stockholders may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging in to the virtual Special Meeting platform on the Special Meeting website, typing your question into the “Ask a Question” field and clicking “Submit.” Only questions relevant to Special Meeting matters will be answered during the Special Meeting, subject to time constraints. Questions relevant to Special Meeting matters that HNRA does not have time to answer during the Special Meeting will be posted to HNRA’s website following the Special Meeting.

Technical Support

HNRA will have technicians ready to assist HNRA stockholders with any technical difficulties they may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log in page.

Who Can Answer Your Questions About Voting Your Shares

If you are a HNRA stockholder and have any questions about how to vote or direct a vote in respect of your shares of SPAC Common Stock, please contact Advantage Proxy, Inc., our proxy solicitor, by calling (877)-870-8565, or banks and brokers may call collect at (206)-870-8565, or by emailing ksmith@advantageproxy.com. This notice of Special Meeting and the Proxy Statement are available at [            ].

Vote of HNRA Sponsor, Directors and Officers

HNRA’s Sponsor, officers and directors have agreed to vote all of their SPAC Common Stock and any Public Shares acquired by them in favor of the Purchase Proposal and the other proposals described in this Proxy Statement. As a result, HNRA would not need any additional votes in favor of such proposals in order to have the Purchase approved. HNRA’s issued and outstanding warrants do not have voting rights at the special meeting of stockholders.

Appraisal Rights

Neither HNRA stockholders nor holders of SPAC Warrants have appraisal rights in connection with the Purchase under the DGCL.

Proxy Solicitation Costs

HNRA is soliciting proxies on behalf of the HNRA Board. This solicitation is being made by mail but also may be made by telephone or in person. HNRA and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. HNRA will bear the cost of the solicitation.

HNRA has hired Advantage Proxy, Inc. to assist in the proxy solicitation process. HNRA will pay that firm a fee of $[            ] plus disbursements.

HNRA will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. HNRA will reimburse them for their reasonable expenses.

Material U.S. Federal Income Tax Consequences of the Exercise of Redemptions to HNRA Stockholders

The following is a discussion of the material U.S. federal income tax consequences of the election by the holders of SPAC Common Stock to redeem for cash their shares of SPAC Common Stock.

This discussion applies only to SPAC Common Stock held as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their individual circumstances (including consequences under the alternative minimum tax or net investment income tax) and does not address state, local, non-U.S. or other tax laws (such as estate or gift tax laws). This discussion also does not address:

•        banks or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        controlled foreign corporations or passive foreign investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in any such entities;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received shares of SPAC Common Stock through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons required under Section 451(b) of the Code (defined below) to conform to the timing of income accruals with respect to the SPAC Common Stock;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of SPAC Common Stock; or

•        persons holding SPAC securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds SPAC Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of redeeming their shares of SPAC Common Stock for cash.

This discussion is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

This section applies to you if you are a U.S. Holder. For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of SPAC Common Stock that is, for U.S. federal income tax purposes:

•        an individual who is a United States citizen or resident of the United States;

•        a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Exercise of Redemption Rights

In the event that a U.S. Holder elects to redeem its SPAC Common Stock for cash as described in the redemption provisions herein, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the SPAC Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of the SPAC Common Stock, the U.S. Holder will be treated as described under “— U.S. Holders — Gain or Loss on Redemption Treated as a Sale of SPAC Common Stock” below. If the redemption does not qualify as a sale of the SPAC Common Stock, the U.S. Holder will be treated as described under “— U.S. Holders — Taxation of Redemption Treated as a Distribution” below.

Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of SPAC Common Stock treated as held by the U.S. Holder (including any SPAC Common Stock constructively owned by the U.S. Holder as a result of owning SPAC Warrants) relative to all of the shares of SPAC Common Stock outstanding both before and after the redemption. The redemption of SPAC Common Stock generally will be treated as a sale of the SPAC Common Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in SPAC or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only SPAC Common Stock actually owned by the U.S. Holder, but also shares of SPAC Common Stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include SPAC Common Stock which could be acquired pursuant to the exercise of the SPAC Warrants. In order to meet the substantially disproportionate test, the percentage of SPAC’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the SPAC Common Stock must, among other requirements, be less than 80% of the percentage of SPAC’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the SPAC Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the SPAC Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other SPAC Common Stock. The redemption of the SPAC Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in SPAC. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in SPAC will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— U.S. Holders — Taxation of Redemption Treated as a Distribution” below. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed SPAC Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining SPAC Common Stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its SPAC Warrants or possibly in other SPAC Common Stock constructively owned by it.

Gain or Loss on Redemption Treated as a Sale of SPAC Common Stock

If the redemption qualifies as a sale of SPAC Common Stock, a U.S. Holder must treat any gain or loss recognized as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the SPAC Common Stock so disposed of exceeds one year. Generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received in such redemption and (ii) the U.S. Holder’s adjusted tax basis in its SPAC Common Stock so redeemed. A U.S. Holder’s adjusted tax basis in its SPAC Common Stock generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a SPAC Unit allocated to a share of SPAC Common Stock or the purchase price of a share of SPAC Common Stock purchased in the open market) less any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Taxation of Redemption Treated as a Distribution

If the redemption does not qualify as a sale of SPAC Common Stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders generally will constitute dividends for U.S. federal income tax purposes to the extent paid from SPAC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in SPAC Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the SPAC Common Stock and will be treated as described under “— U.S. Holders — Gain or Loss on Redemption Treated as a Sale of SPAC Common Stock.” Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to the “extraordinary dividend” provisions of the Code (which could cause a reduction in the tax basis of such corporate U.S. Holder’s SPAC Common Stock and increase the amount of gain or decrease the amount of loss recognized by such U.S. Holder in connection with a disposition of its shares). With certain exceptions, and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to redemptions from U.S. Holders of SPAC Common Stock. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of SPAC Common Stock that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes, including:

•        a nonresident alien individual, other than certain former citizens and residents of the United States;

•        a foreign corporation; or

•        a foreign estate or trust.

Exercise of Redemption Rights

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s SPAC Common Stock as described in the redemption provisions herein generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s SPAC Common Stock, as described under “— U.S. Holders — Exercise of Redemption Rights”.

Gain or Loss on Redemption Treated as a Sale of SPAC Common Stock

If the redemption qualifies as a sale of SPAC Common Stock, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale of its SPAC Common Stock, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if provided by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain for the year; or

•        SPAC is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held SPAC Common Stock, and, in the case where shares of SPAC Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of SPAC Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of SPAC Common Stock. We do not believe we are or have been a U.S. real property holding corporation.

Taxation of Redemption Treated as a Distribution

If the redemption does not qualify as a sale of SPAC Common Stock, the Non-U.S. Holder will be treated as receiving a distribution. In general, any distributions to a Non-U.S. Holder of SPAC Common Stock, to the extent paid out of SPAC’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if provided by an applicable income tax treaty, are not attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), SPAC will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of SPAC Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the SPAC Common Stock, which will be treated as described under “— Non-U.S. Holders — Gain or Loss on Redemption Treated as a Sale of SPAC Common Stock.”

Dividends paid to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if provided by an applicable income tax treaty, are attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to United States withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to redemptions from Non-U.S. Holders of SPAC Common Stock. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

FATCA

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose U.S. federal withholding tax of 30% on certain withholdable payments to a “foreign financial institution” (as defined in the Code) (an “FFI”) unless the FFI (1) enters into an agreement with the IRS (or is subject to an applicable intergovernmental agreement) to withhold on certain payments and to collect and provide to the IRS (or local revenue authorities, as required under an applicable intergovernmental agreement) information regarding United States persons who hold accounts with the FFI and its affiliates (including certain foreign entities owned by United States persons), and (2) provides the payor with a properly completed IRS Form W-8BEN-E to document its status or the FFI otherwise qualifies for an exemption. This IRS Form W-8BEN-E must include the FFI’s Global Intermediary Identification Number, which is obtained by registering with the IRS. FATCA may also impose a 30% withholding tax on withholdable payments to a “non-financial foreign entity” (as defined in the Code) unless the entity provides the withholding agent with a properly completed IRS Form W-8BEN-E certifying that it does not have any “substantial United States owners” (as defined in the Code) or identifying its direct and indirect substantial United States owners or the entity otherwise qualifies for an exemption.

For purposes of FATCA, “withholdable payments” generally include U.S.-source payments otherwise subject to non-resident withholding tax (e.g., U.S. source interest or U.S. source dividends, such as dividends on SPAC Common Stock), and, subject to the proposed Treasury regulations discussed below, payments of gross proceeds from the sale or other disposition of any property of a type that can produce U.S. source interest or dividends (e.g., redemptions of stock treated a sale or exchange of such stock), even if the payment would otherwise not be subject to U.S. non-resident withholding tax (e.g., because it is capital gain).

While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of property, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may (but are not required to) rely on these proposed Treasury regulations until final Treasury regulations are issued. Redeeming Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible application of FATCA to redemptions of SPAC Common Stock.

PROPOSAL NO. 1 — THE PURCHASE PROPOSAL

As discussed in this Proxy Statement, HNRA stockholders are being asked to consider and vote on the Purchase Proposal. You should read carefully this Proxy Statement in its entirety for more detailed information concerning the Purchase. In particular, you are directed to the A&R MIPA, which is attached as Annex A to this Proxy Statement.

THE MIPA

Capitalized terms not defined in this section shall have the meanings assigned to them in the A&R MIPA.

The following is a summary of the material terms of the A&R MIPA. The provisions of the A&R MIPA are extensive and not easily summarized. The following summary is qualified in its entirety by reference to the A&R MIPA, a copy of which is attached to this Proxy Statement as Annex A and is incorporated into this Proxy Statement by reference. You should read carefully the A&R MIPA in its entirety because it, and not this Proxy Statement, is the legal document that governs the terms of the Purchase.

The A&R MIPA contains representations and warranties by each of the parties to the A&R MIPA (each referred to individually as a “party” and collectively as the “parties”). The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the A&R MIPA. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached A&R MIPA. Accordingly, you should keep in mind that the representations and warranties are modified in part by the underlying disclosure schedules. The disclosure schedules contain information that has been included in HNRA’s prior public disclosures, as well as additional information, some of which may be non-public. Information concerning the subject matter of the representations and warranties may have also changed since the date of the A&R MIPA, and all of this information may or may not be fully reflected in A&R HNRA’s public disclosures. Accordingly, the representations, warranties and covenants in the A&R MIPA and the description of them in this Proxy Statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings of HNRA filed with the SEC.

The Purchase

On December 27, 2022, HNR Acquisition Corp, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Original MIPA”) with CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 7.20 of the Original MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”). On August 28, 2023, the Company, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Company (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with Seller, and, solely with respect to Section 6.20 of the A&R MIPA, the Sponsor, which amended and restated the Original MIPA in its entirety (as amended and restated, the “MIPA”). The post-purchase Company will be organized in an “Up-C” structure and the only direct assets of HNRA will consist of equity interests in OpCo.

Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA (the “Closing”), (i) (A) the Company will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to the Company a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that will be effective at Closing (the “A&R OpCo LLC Agreement”) and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the “Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the Escrow Agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions herein. The Aggregate Consideration is subject to adjustment in accordance with the MIPA.

The current shares of common stock of the Company will be reclassified as Class A Common Stock. Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our Proposed Second A&R Charter (as defined below). We do not intend to list any shares of Class B Common Stock on any exchange.

Following the Closing, under the amended and restated limited liability company agreement of OpCo (the “OpCo A&R LLC Agreement”), each holder of OpCO Class B Units will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B OpCo Units for, at OpCo’s election, (i) shares of our Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date.

In connection with any exchange of OpCo Class B Units pursuant to the OpCo Exchange Right or acquisition of OpCo Class B Units pursuant to a Mandatory Exchange, a corresponding number of shares of Class B Common Stock held by the relevant OpCo unitholder will be cancelled. See “Summary of the Proxy Statement — Related Agreements — OpCo A&R LLC Agreement.”

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, the Company will issue a number of shares of Class B Common Stock to Seller equivalent to the number of OpCo Class B Units issued to Seller. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

Conditions to Closing of the Purchase

The obligation of Seller to consummate the transactions contemplated by the MIPA are subject, at the option of Seller, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of the Company, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by the Company, except for such covenants and agreements for which the nonperformance or nonobservance does not or would not be reasonably expected to have a material adverse effect; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief; (iv) execution and delivery of certain agreements, including the registration rights agreement, SPAC Stockholder Support Agreement, Escrow Agreement, Board Designation Agreement, the Backstop Agreement, and the Option Agreement by the Company or its affiliates; (v) the Company will be ready, willing, and able to pay the Cash Consideration to Seller (with at least $33,000,000 payable in cash and no more than $15,000,000 subject to payment through the terms of the Seller Promissory Note and no more than $20,000,000 subject to payment through the OpCo Preferred Units) and issue the Unit Consideration and Class B Common Stock to Seller; (vi) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have been approved for listing on the NYSE American, Nasdaq or another nationally recognized securities exchange listing mutually agreed by the Parties, subject only to official notice of issuance thereof; (vii) any waiting period applicable to the transactions contemplated by the MIPA under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) will have been terminated or have expired; and (viii) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting.

The obligations of the Company to consummate the transactions contemplated by the MIPA are subject, at the option of the Company, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of Seller, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by Seller in all material aspects; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief, with certain exceptions; (iv) execution and delivery of certain transaction documents and financial statements by Seller; (v) any waiting period applicable to the transactions contemplated by the MIPA under the HSR Act will have been terminated or shall have expired; (vi) the transactions contemplated by the MIPA will have been approved by the Company’s stockholders at a special meeting; (vii) the Company will not have redeemed shares of Class A Common Stock in an amount that would cause the Company to have less than $5,000,001 of net tangible assets; (viii) no material adverse effect will have occurred between the date of the MIPA and the date of closing (the “Closing Date”) with respect to the Target; (ix) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have listed, and will have been approved for continued listing, on the NYSE American, Nasdaq or another nationally recognized securities exchange mutually agreed by the Parties; and (x) Seller will have caused the assignment of all equity interests in Pogo Oil & Gas Operating, Inc., a subsidiary of Target, so that Pogo Oil & Gas Operating, Inc. is no longer a member of the Company Group.

Representations, Warranties and Covenants

The MIPA contains customary representations, warranties and covenants of the Buyer, Target and Seller.

Termination

The MIPA may be terminated (i) at any time prior to Closing by the mutual prior written consent of Seller and Buyer; (ii) by Seller or Buyer if Closing has not occurred on or before October 30, 2023 (the “Outside Date”); (iii) by Buyer, if all conditions to Seller’s obligation to proceed with Closing have been satisfied or waived by Buyer but Seller has refused to close; (iv) by Seller or Buyer if, after the final adjournment of the special meeting of the Company’s stockholders at which a vote of the Company’s stockholders has been taken in accordance with the MIPA, the Company’s stockholder approval has not been obtained; (v) by Seller, if the Closing has not occurred on or before November 15, 2023 and Sponsor has not effected the extension of time allowed for the Company to consummate a purchase; (vi) by either party if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the other party set forth in the MIPA will have occurred that would cause any of the conditions to closing to not to be satisfied, and is incapable of being cured by the Outside Date or, if curable, is not cured by the breaching party within thirty (30) days of receipt by the breaching party of written notice of such breach or failure (or, if the Outside Date is less than thirty (30) days from the date of receipt of such notice, by the Outside Date); or (vii) by Seller, if all conditions to Buyer’s obligation to proceed with Closing have been satisfied or waived by Seller (other than those conditions that, by their nature, are to be satisfied at Closing) but Buyer has refused to close.

If the MIPA is validly terminated, the transactions contemplated therein will become void and of no further force or effect without any further action of or liability to indemnitees (absent fraud, or any willful and material breach of the MIPA by a party hereto), and following such termination, Seller will be free immediately to enjoy all rights of ownership of the Target Interests and to sell, transfer, encumber, or otherwise dispose of the Target Interests to any Person without any restriction under the MIPA.

SPAC Stockholder Support Agreement

Concurrently with the execution of the Original MIPA, the Company entered into a SPAC Stockholder Support Agreement with certain of the holders of the Company’s common stock and warrants (each, a “SPAC Stockholder”), pursuant to which, among other things, (i) each SPAC Stockholder agrees not to, exercise redemption rights or otherwise elect to redeem, tender or submit for redemption any securities pursuant to or in connection with the transactions contemplated by the MIPA, and waives any redemption rights; (ii) agrees unconditionally and irrevocably to vote in favor of the transactions contemplated by the MIPA at a special meeting of the Company’s stockholders and in favor of any other proposals set forth in the proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) relating to the transactions contemplated by the MIPA, and against any transaction, proposal, agreement or action made in competition or inconsistent with the transactions or matters contemplated by the MIPA. The SPAC Stockholders’ aggregate voting power is 3,006,250 shares of SPAC Common Stock, which is equal to approximately 30.5% of the total outstanding shares of the Company post-Purchase (assuming no redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued) and approximately 52.0% the total outstanding shares of the Company post-Purchase (assuming maximum redemptions and assuming 505,000 shares of SPAC Common Stock underlying 505,000 private placement units have been issued). The SPAC Stockholders received no consideration in return for entering into the SPAC Stockholder Support Agreement.

Debt Commitment Letter

On August 28, 2023, the Company entered into a commitment letter (the “Debt Commitment Letter”) with First International Bank & Trust (“FIBT” or “Lender”), pursuant to which FIBT has agreed to provide the Company with a senior secured term loan in the amount of $28,000,000 (the “Credit Facility”) to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $3,000,000 at the Closing Date and an additional $2,000,000 to be deposited within 60 days following the Closing Date (the “Debt Service Reserve Account”), (c) cash secure outstanding letters of credit issued by Pogo’s existing lender, (d) pay fees and expenses in connection with the Purchase and the closing of the Credit Facility and (e) other general corporate purposes. The Credit Facility will be provided on the Closing Date subject to a number of specified conditions set forth in the Debt Commitment Letter. The obligations of FIBT to provide the Credit Facility will terminate on October 30, 2023 if the Closing Date has not occurred by such date. The definitive documentation for the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described in this proxy statement. Please see the section entitled “Summary of the Proxy Statement — Related Agreements — Debt Commitment Letter” for additional information.

Option Agreement

In connection with the MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company (or a newly created special purpose entity of the Company) and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”).

Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to the Company to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

Director Nomination and Board Observer Agreement

In connection with the MIPA, at the Closing, the Company will enter into director nomination and board observer agreement (the “Board Designation Agreement”) with CIC. Pursuant to the Board Designation Agreement, CIC will have the right, at any time CIC beneficially owns capital stock of the Company, to appoint two board observers to attend all meetings of the board of directors of the Company. In addition, after the time of the conversion of the OpCo Preferred Units owned by Seller, CIC will have the right to nominate a certain number of members of the board of directors depending on its ownership percentage of Class A Common Stock as further provided in the Board Designation Agreement.

Backstop Agreement

The Company has agreed to, at Closing, enter into and cause certain of its founders (the “Founders”) to enter into a backstop agreement (the “Backstop Agreement”) with Seller whereby the Seller will have the right (“Put Right”) to cause the Founders to purchase Seller’s OpCo Preferred Units at a purchase price per unit equal to $10.00 per unit plus the product of (i) the number of days elapsed since the effective date of the Backstop Agreement and (ii) $10.00 divided by 730. Seller’s right to exercise the Put Right will survive for six (6) months following the date the Trust Shares (as defined below) are not restricted from transfer under the Letter Agreement (as defined in the A&R MIPA).

As security that the Founders will be able to purchase the OpCo Preferred Units upon exercise of the Put Right, the Founders will agree to place 1,500,000 shares of Class A Common Stock into trust (the “Trust Shares”), which the Founders can sell or borrow against to meet their obligations upon exercise of the Put Right with the prior consent of Seller. The Company is not obligated to purchase the OpCo Preferred Units from Seller under the Backstop Agreement. Until the Backstop Agreement is terminated, Seller will not be permitted to engage in any transaction which is designed to sell short the Class A Common Stock of the Company or any other publicly traded securities of the Company.

The purpose of the Backstop Agreement is to give the Seller some liquidity in the OpCo Preferred Units prior to the Mandatory Conversion Date. The Put Right allows Seller to receive cash in exchange for the OpCo Preferred Units prior to the Mandatory Conversion Date, but without the Company being required to provide further cash at Closing. The Backstop Agreement was a critical part of the business transaction agreed to by the Company and Seller for agreement to the A&R MIPA, and was a factor in the agreement to issue additional equity in the Company in lieu of cash as a part of the consideration to paid at Closing. The Backstop Agreement is the full agreement between the parties thereto, and besides receiving greater assurances of the consummation of the Purchase, there is no additional consideration or benefit given.

The Preferred Stock PIPE Investment

In connection with the transactions contemplated by the MIPA, the Company may enter into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “Preferred Stock PIPE Investors”) pursuant to which the Company would issue and sell in private placement transactions to close concurrently with the Closing, up to an aggregate of 125,000 shares of a to-be-authorized class of preferred stock, par value $0.0001 per share that will be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $40.00 per share, resulting in an aggregate purchase price of $5,000,000 (the “Preferred Stock PIPE Investment”).

The Series A Preferred Stock would participate equally in any dividends declared to holders of the Class A Common Stock, carry no additional dividends, be automatically convertible by holders into shares of Class A Common Stock on the two-year anniversary of the issuance date of such Series A Preferred Stock at a rate of one share of Series A Preferred Stock into eight shares of Class A Common Stock, which is subject to adjustment upon the occurrence of certain events, and have no voting rights (whether on a preferential basis or an as-converted basis). At the Closing, the Preferred Stock PIPE Investors and the Company would consummate the Preferred Stock PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements. As of the date of this Proxy Statement, the Company has not executed any Subscription Agreements with any investors. It is not anticipated that the Sponsor, any directors of the Company, or any officers of the Company, or any of their respective affiliates, will participate in the Preferred Stock PIPE Investment.

Background of the Purchase

The terms of the Purchase are the result of negotiations between representatives of HNRA and Pogo. The following is a brief description of the background of these negotiations and the resulting Purchase.

HNRA is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Prior to executing the MIPA, HNRA’s efforts were limited to organizational activities, completion of the IPO and the evaluation of possible business combinations. The Purchase is the result of an extensive search for a potential business combination using the investing and operating experience of HNRA’s Board and management team. The terms of the Purchase are the result of arm’s-length negotiations between representatives of HNRA and Pogo. The following is a brief discussion of the background of these negotiations, the Purchase, and related transactions.

On February 15, 2022, the Company consummated its initial public offering (“IPO”) of 8,625,000 of its public units (“Public Units”) with EF Hutton (formerly Kingswood Capital Markets) (“EF Hutton”) acting as underwriter. Each Public Unit consists of one share of common stock, $0.0001 par value per share, and one warrant (“SPAC Warrant”), with each SPAC Warrant entitling the holder to purchase three quarters of one share of SPAC Common Stock at a price of $11.50 per share. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $86,250,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 505,000 private units (“Private Units,” and together with Public Units, “SPAC Units”) at a price of $10.00 per Private Unit, generating total proceeds of $5,050,000, to Sponsor. The Private Units are identical to the Public Units sold in the IPO, except that the Private Units cannot be transferred except to certain permitted transferees until 30 days after the completion of our initial business combination and holders of Private Units (and their constituent securities) are entitled to registration rights.

Of the proceeds received from the consummation of the IPO, $86,250,000 (or $10.00 per unit sold in the public offering) was placed in the Trust Account.

Prior to the closing of the IPO, neither HNRA, nor anyone on its behalf, had selected any business combination target or initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target.

After the IPO, HNRA’s officers and directors commenced an active search for prospective businesses or assets to acquire in the initial business combination.

On February 2, 2022, HNRA began holding weekly acquisition target review calls. HNRA began by identifying 20 targets which was reduced down to 9 target candidates. The initial targets were identified by HNRA’s directors and Dante Caravaggio (an outside consultant) through their contacts and with very broad search criteria. HNRA’s board of directors narrowed the list by taking a deep dive into each of the potential targets, including reviewing financials that were provided, speaking to management, and reviewing the potential target as compared to the market. Through this process, potential targets were eliminated due to reasons such as: unsatisfactory EBITDA, too high of a valuation, lack of desire to sell, failure to provide adequate information to HNRA, failure to agree on fundamental elements of a purchase agreement, or due to a potential target’s preferred deal structure (i.e. all cash). Based on these factors that appeared early in the process, a reduced list was created, which contained 2 California operating oil and gas companies, one midstream company, 3 oil pipeline constructors, 1 solar company, 2 engineering companies, and 1 chemicals producer. Many of these firms are still on the market and remain confidential, so they are referred to herein anonymously.

In March of 2022, the HNRA team was introduced to Prospect 1, a 7000 BOPD producer in California, potentially valued at $300,000,000. On March 25, 2022, HNRA spoke to Prospect 1’s advisor, Petrie. HNRA was granted a sole source negotiating position but HNRA could not satisfy the seller that HNRA had adequate financing. Over the 3 months following that introduction, HNRA conducted due diligence, interviewed personnel, and made an offer through a proposed letter of intent, but never came to agreed-upon terms. HNRA and Prospect 1 reached an impasse in negotiations in Mid-June 2022.

On March 24, 2022, HNRA was introduced to Stifel, the advisor to PLH Group, an integrated mechanical and electrical construction company potentially valued between $450,000,000 and $600,000,000. Over the following 2 months, HNRA reviewed financials, interviewed staff and made an offer, which was ultimately rejected resulting in an impasse in negotiations.

On April 7, 2022, HNRA was introduced to Prospect 3, an Engineering Company in Houston focused on Hydrocarbons. Over the following month, HNRA reviewed Prospect 3’s financials, made Prospect 3 an offer, and a counter offer, but ultimately did not reach an agreement with Prospect 3. HNRA resulting in an impasse in negotiations.

On April 13, 2022, HNRA was introduced by Houlihan Lokey to Warren Resources, a California producer potentially valued at $100,000,000. Over the following month, HNRA reviewed Warren Resources’ financials and made an offer through a proposed letter of intent to purchase that was ultimately rejected resulting in an impasse in negotiations.

On May 9, 2022, BOK Financial Securities, Inc. (a consultant of Dante Caravaggio), introduced HNRA to Prospect 5, a Texas oil producer from a prolific formation, producing 1700 BOPD equivalent. HNRA was in a sole source negotiating position and entered into a non-binding letter of intent to purchase Prospect 5. Prospect 5 was a Texas property that required $6MM per well to drill and frack. Ultimately, HNRA could not agree on a definitive purchase agreement due to differences concerning cash amounts required to close by Prospect 5. Due diligence and negotiations commenced and continued for 3 months following introduction, but HNRA ultimately reached an impasse in negotiations with Prospect 5.

On May 18, 2022, HNRA was introduced to Prospect 6, a Houston-based Engineering firm of 160 professionals. HNRA representatives met with Prospect 6’s team and ultimately decided not to pursue a transaction with Prospect 6 because HNRA felt Prospect 6’s earnings were inadequate.

On June 1, 2022, HNRA was introduced by Seaport to Valkyrie Offshore Oil Producers. Over the following month, HNRA sought methods to finance a purchase of their assets potentially valued at $600,000,000 but was unable to do so. HNRA and Valkyrie Offshore Oil producers reached impasse in negotiations roughly 30 days following their introduction.

On June 6, 2022, HNRA met with the owner of Shuler Industries to determine if HNRA could be used as a vehicle to take some of its companies public. HNRA and Shuler Industries ultimately reached impasse in negotiations and a transaction was not pursued.

On June 27, 2022, HNRA was introduced to Prospect 9, a Houston-based chemicals company with $100,000,000 in annual revenues. HNRA and Prospect 9 reached an impasse in negotiations on August 9, 2022.

On August 18, 2022, HNRA was introduced to Pogo through a meeting in California with Chris Cowan of CIC Partners facilitated by BOK Financial Securities, Inc. Mr. Cowan and HNRA discussed the assets of CIC Partners, including the introduction of the basic information of LH Operating, including information on the size and location of wells, cash flow from legacy wells and waterflood patterns, and PDNP and PUD patterns. The initial proposal from CIC Partners was $130 million in cash for 100% of LH Operating. HNRA requested access to Pogo’s financials and a data room containing information related to Pogo following the meeting.

On September 8, 2022, Pogo’s consultant, Anderson King, provided initial information regarding valuation of Pogo’s assets and discussions were had regarding purchase price.

On September 10, 2022, further discussions were had between HNRA and Anderson King regarding purchase price and how consideration would be paid.

On September 12, 2022, HNRA and Pogo entered into a confidentiality agreement for the potential acquisition of Pogo, and HNRA was provided a teaser presentation thereafter. The confidentiality agreement did not contain any DADW standstill provisions.

On September 12, 2022, Pogo gave HNRA access to their virtual data room containing information regarding Pogo, and HNRA began review of the documents contained therein, including land and legal documentation, accounting and commercial models, reserves reports and economics (including third-party reserve and economic reports provided by William Cobb & Associates), reserves support of Seven R (7R) reservoir, and documents regarding geology, operations, marketing, and more.

Over the following week, HNRA diligently reviewed all of the information contained in the virtual data room and began drafting a non-binding proposal to acquire Pogo. Included as a part of the HNRA diligence team were a geologist and petroleum engineers.

On September 13, 2022, HNRA’s management team and the entire board of directors attended a virtual meeting with LH Operating’s management team and their advisers to thoroughly review material information regarding LH Operating and to ask questions.

On September 13, 2022, HNRA was approached by Fortify, owned by Arena, with respect to Fortify using HNRA as a vehicle to go public. Impasse was reached approximately 30 days later.

On September 14, 2022, the HNRA diligence team provided an extensive review of the information located in the virtual data room to the HNRA board of directors, and the board of directors approved the Company to begin drafting and negotiating a letter of intent. That evening, the HNRA board of directors revised a draft of the letter of intent and approved the material terms, which included: a purchase price of $120 million dollars for purchase of 100% of the equity of LH Operating, with $100 million of the purchase price consisting of cash and $20 million to be paid in the form of unregistered stock of HNRA issued to Seller valued at $10 per share; and a deposit of 500,000 shares of HNRA into escrow by Seller for 12 months post-closing to cover claims for indemnification.

On September 20, 2022, a letter of intent was executed by HNRA and LH Operating with regard to the acquisition of Pogo containing the material terms listed above in the initial draft of the letter of intent.

Over the following days, HNRA began discussions regarding the terms and conditions pertinent to a definitive agreement to acquire Pogo.

On September 23, 2022, HNRA was approached by Litgo, a law firm, with respect to Litgo using HNRA as a vehicle to go public. After careful consideration, HNRA rejected this option as Litgo was not energy related, nor did it have a track record of consistent earnings.

On September 25, 2022, Donald Orr asked an outside consultant to review and make recommendations regarding current commodity prices to use for HNRA’s own reserve report.

Over the following week, Donald Orr prepared a management presentation for in-house review of Pogo.

During October, 2022, HNRA continued to review Pogo diligence materials, including, but not limited to, lease operating statements, historical CAPEX, and third-party reserve reports prepared by William Cobb & Associates.

On October 6, 2022, Pogo’s legal counsel delivered a first draft of the Original MIPA to HNRA.

Between October 15, 2022 and October 31, 2022, HNRA explored options to finance the purchase of Pogo with several banks, including an equity line of credit provided by White Lion.

On October 17, 2022, HNRA’s counsel and Pogo’s counsel had an initial discussion regarding the initial draft Original MIPA and to discuss basic deal terms and structure.

On October 25, 2022, HNRA and its counsel provided responsive comments to the Original MIPA to Pogo, with the primary issues involving minimum cash amount for closing and indemnification for fundamental representations.

On October 25, 2022, HNRA engaged RSI & Associates, Inc. to prepare an opinion as to whether the consideration to be paid by HNRA pursuant to the Original MIPA was fair, from a financial point of view, to HNRA and its shareholders.

In October 2022, the Company began the process of identifying potential financing sources. FIBT, along with other potential lenders, were identified.

On November 4, 2022, HNRA, with counsel, and Pogo, with counsel, conferred regarding scenarios in event of redemptions of HNRA stock and HNRA’s potential avenues to raise additional capital.

On November 10, 2022, Pogo’s counsel sent an updated Original MIPA to HNRA, the primary changes, among others, included: a change in structure to purchase 100% of Pogo Resources, LLC (the parent of LH Operating, LLC) instead of LH Operating, LLC, addition of a condition precedent for HNRA to achieve binding commitments for additional capital by a particular date, changes to the outside date for termination, additional disclaimers of certain representations and warranties, and addition of a requirement for HNRA to acquire tail insurance policies.

In November 2022, FIBT presented the Company with an original term sheet with the intent of lending to the Company.

On December 2, 2022, HNRA’s counsel sent a revised Original MIPA to Pogo, the primary changes, among others, included: addition that the federal tax treatment would be as an asset sale, introduction of a concept for Pogo to have a minimum amount of cash on hand at closing, introduction of a promissory note as a part of consideration for the purchase, removal of Pogo’s ability to update disclosure schedules post-signing, change of choice of law to Delaware, introduction of a double materiality scrape, and continued discussion regarding tail insurance, disclaimers of certain breaches, indemnification recovery, and type of acceptable binding cash commitment facilities.

On December 6, HNRA conducted a due diligence trip to the Pogo property in Eddy Co., New Mexico. HNRA toured the property, including its wells and facilities.

On December 7, 2022, Pogo’s counsel sent an updated Original MIPA, the primary changes, among others, included: removal of requirement for Pogo to deliver a minimum level of cash at closing, finding resolution regarding amendment of disclosure schedules, revision to a single materiality scrape, change of choice of law to Texas, and continued discussion regarding tail insurance, disclaimers of certain breaches, indemnification recovery, and type of acceptable binding cash commitment facilities.

On December 8 and 9, 2022, business principals and counsel for both Pogo and HNRA met in person in Dallas, Texas to discuss all outstanding issues

On December 10, 2022, Pogo’s counsel delivered an initial draft of the SPAC Stockholder Support Agreement to HNRA.

On December 12, 2022, Pogo’s counsel sent an updated draft Original MIPA incorporating the discussions had on December 8 and 9, 2022, including, among other things: that Pogo would coordinate in good faith with their auditors to ensure that financial statements needed for public filings would be disclosed and would comply with regulation S-X, an added obligation of HNRA that the Sponsor shall make all SPAC extensions, an added obligation of HNRA that shares of HNRA would remain listed on NYSE American as a condition to close, a change to the date for termination to March 31, 2023, that a condition of closing would be at least 60 million commitments from reputable lenders, and choice of law to be Texas.

Minimal comments were traded via email and teleconference following this draft, and on December 16, 2022, the parties agreed to all material terms of the Original MIPA.

On December 16, 2022, HNRA’s counsel delivered initial drafts of certain ancillary documents, including the registration rights agreement and the seller promissory note. HNRA’s counsel also delivered minor comments to the SPAC Stockholder Support Agreement to list the appropriate parties, but otherwise agreed upon the draft SPAC Stockholder Support Agreement.

On December 27, 2022, the parties agreed to the forms of all agreements.

On December 30, 2022, the Original MIPA was executed by the parties thereto.

After the Original MIPA was signed, the Company had ongoing discussions with potential lenders (with three potential lenders having the strongest potential. Discussions included negotiations of potential terms of the eventual lending agreement).

On January 30, 2023, HNRA and CIC Partners met in Dallas at CIC Partners’ office to discuss potentially financing the Purchase by use of a Term Over Riding Royalty or Over Riding Royalty to cover any shortfall of the cash at close required by the Original MIPA.

On February 8, 2023, HNRA’s Sponsor designee deposited into $862,500 into the trust account, representing $0.10 per public share of HNRA Common Stock, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from February 15, 2023 to May 15, 2023.

On February 9, 2023, RSI & Associates, Inc. delivered its opinion to HNRA that, as of February 9, 2023, the consideration to be paid by HNRA pursuant to the Original MIPA is fair, from a financial point of view, to HNRA.

On March 30, 2023, HNRA (represented by Mitch Trotter and Dante Caravaggio), Seller (represented by Kirk Poogloff), CIC Partners (represented by Chris Cowan), and BOK Financial Securities, Inc. (represented by Jason Reimbold) met to further discuss conceptual options to meet sufficient consideration at Closing, including a potential preferred issuance to Seller if the amount of an RBL was not sufficient, and the Over Riding Royalty, which the parties came to agreement on the amount of the Over Riding Royalty and reduction in purchase price at Closing based on the resulting reduction in the PDP PV-10 valuation.

On May 11, 2023, the Company held a special meeting of its stockholders, and the stockholders of the Company approved an amendment to the Company’s certificate of designation to allow up to six (6) one-month extensions to November 15, 2023, provided that the Sponsor (or its affiliates or permitted designees) will deposit into Trust Account the lesser of (x) $120,000 or (y) $0.04 per share for each public share of common stock outstanding as of the applicable deadline for each such one-month extension until November 15, 2023. In connection with the May 11, 2023, stockholders meeting, stockholders holding 4,115,597 shares of the Company’s common stock issued in the Company’s initial public offering exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $43 million was removed from the Company’s Trust Account to pay such holders. Additionally, on May 11, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from May 15, 2023 to June 15, 2023.

On June 8, 2023, Pogo’s legal counsel delivered a first draft of the A&R MIPA and Option Agreement to HNRA to address the Option and updated funding. The primary items addressed were adding the Option Agreement into the transaction structure and the minimum cash required for Closing.

On June 9, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from June 15, 2023 to July 15, 2023.

On June 22, 2023, HNRA’s business team met with Seller’s business team to discuss business transition to discuss a in more detail the potential preferred issuance to Seller as a part of consideration to be paid at closing as a put option to give Seller liquidity in the preferred issuance.

On July 11, 2023, FIBT and HNRA executed the initial term sheet for the potential Credit Facility. FIBT was chosen over other potential lenders due to more compatible terms and loan amount. Other potential lenders were not chosen for a multiple factors, including but not limited to: loan amount; restrictive covenants; excessive hedging requirements; excessive fees; and other incompatible requirements.

On July 11, 2023, HNRA’s legal counsel delivered a first draft of the Backstop Agreement to Pogo to introduce the concept of a put option providing liquidity to Seller and provided comments on the Option Agreement regarding the exercisability of the Option.

On July 11, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from July 15, 2023 to August 15, 2023.

On July 12, 2023, HNRA, with counsel, Pogo, with counsel, and FIBT, with counsel, discussed the Credit Facility and steps towards closing.

During July 2023, FIBT and its counsel reviewed diligence materials regarding Pogo and HNRA.

On July 17, 2023 FIBT’s legal counsel delivered an initial draft of the Debt Commitment Letter and the related term sheet to HNRA.

On July 19, 2023 HNRA’s legal counsel provided responsive comments to the Debt Commitment Letter to FIBT.

On July 24, 2023, HNRA and its counsel provided responsive comments to the A&R MIPA to Pogo, with the primary issue involving minimum cash amount and to address the potential Credit Facility with FIBT.

On July 25, 2023, HNRA, with counsel, and Pogo, with counsel, discussed the proposed new “Up-C” structure for the transaction, which was proposed by Seller primarily due to the fact that Seller would have a tax liability greater than the cash received at Closing based on the contemplated deal structure and the amount of cash to be provided by FIBT.

On July 28, 2023, HNRA and its counsel provided updated comments to the Debt Commitment Letter following changes for the “Up-C” structure.

On August 2, 2023, Pogo’s legal counsel provided a revised A&R MIPA, primarily to address the “Up-C” structure.

On August 7, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from August 15, 2023 to September 15, 2023.

On August 7, 2023, HNRA, with counsel, and Pogo, with counsel, discussed the revised A&R MIPA and the Option Agreement, including timing of the Option, minimum closing cash amount, and Outside Date.

On August 8, 2023, HNRA and its counsel provided responsive comments to the A&R MIPA to Pogo to match discussions had on August 7, 2023.

On August 9, 2023, HNRA and its counsel formed OpCo and SPAC Subsidiary by filing a certificate of formation and certificate of incorporation, respectively, with the State of Delaware.

On August 9, 2023, Pogo’s legal counsel delivered a draft of the revised Seller Promissory Note.

On August 10, 2023, Pogo’s legal counsel delivered a revised draft of the A&R MIPA and Backstop Agreement to conform to the “Up-C” structure to HNRA.

On August 11, 2023, HNRA’s legal counsel delivered a draft of the Proposed Second A&R Charter to conform to the “Up-C” structure.

On August 14, 2023, HNRA and its counsel provided responsive comments to the A&R MIPA and the Backstop Agreement to Pogo, with the primary issues involving the Option, the number of board observers and ability to designate board members, the number of times the Put Right may be exercised, the definition of the Put Maximum (as defined in the Backstop Agreement), and the assignability of the Backstop Agreement.

On August 14, 2023, Pogo’s legal counsel delivered a first draft of the Board Designation Agreement to provide for two board observers and the ability to designate board members in the future and comments to the Option Agreement to HNRA.

On August 14, 2023, FIBT’s legal counsel delivered updated drafts of the Debt Commitment Letter and related term sheet.

On August 15, 2023, HNRA, with counsel, and Pogo, with counsel, discussed all outstanding issues with the Option Agreement, the Backstop Agreement, and the Board Designation Agreement and came to agreement on numerous issues.

On August 16, 2023, Pogo’s legal counsel provided an initial draft of the OpCo A&R LLC Agreement, a revised Registration Rights Agreement (following the draft included with the Original MIPA), and responsive comments to the Proposed Second A&R Charter to HNRA. Pogo and HNRA agreed to the form of the Registration Rights Agreement and the Proposed Second A&R Charter.

On August 17, 2023, Pogo’s legal counsel provided responsive comments to the Backstop Agreement to HNRA.

On August 18, 2023, HNRA, with counsel, and Pogo, with counsel, discussed outstanding issues with the Backstop Agreement, including the definition of the Put Maximum and assignability of the Backstop Agreement. Following discussions, HNRA and its counsel provided a revised Backstop Agreement to Pogo.

On August 21, 2023, HNRA and its counsel provided responsive comments to the OpCo A&R LLC Agreement, with the primary issues involving distribution preference, transferability of units, and confidentiality.

On August 22, 2023, HNRA, with counsel, and Pogo, with counsel, discussed all open issues remaining with the transaction documents.

On August 25, 2023, HNRA and Pogo came to final agreement on all transaction documents and finalized all transaction documents.

On August 28, 2023, the parties executed the A&R MIPA.

On August 28, 2023, HNRA entered into the Debt Commitment Letter with FIBT for the Credit Facility.

On September 6, 2023, RSI & Associates, Inc. delivered its opinion to HNRA that, as of September 6, 2023, the consideration to be paid by HNRA pursuant to the A&R MIPA is fair, from a financial point of view, to HNRA. HNRA received an updated opinion from RSI & Associates, Inc. because of the change to the transaction based on the A&R MIPA and the change in the purchase price due at Closing and updates to the Cobb Report.

On September 7, 2023, the Company and EF Hutton entered into a Satisfaction and Discharge of Indebtedness pursuant to Underwriting Agreement whereby EF Hutton agreed to, in lieu of the original deferred underwriting commission of $2,587,000, accept a lower fee of $1,800,000 payable as follows: $500,000 in cash at Closing and $1,300,000 in cash due 90 days after the Closing Date. As of the date of this Proxy Statement, HNRA has not received any notice, or any other indication, from EF Hutton that EF Hutton will cease involvement with the Company or the Purchase. EF Hutton has been actively involved in assisting the Company with closing the Purchase.

On September 11, 2023, HNRA’s Sponsor designee deposited $120,000 into the trust account, to extend the period of time by which, if agreed upon, HNRA must complete its initial business combination from September 15, 2023 to October 15, 2023.

HNRA’s Board’s Reasons for the Approval of the Purchase

In reaching its unanimous decision to approve the Purchase and the transactions contemplated by the MIPA, HNRA’s board of directors considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Purchase, HNRA’s board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. HNRA’s board of directors viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

This explanation of HNRA’s reasons for the approval by HNRA’s board of directors of the Purchase and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the HNRA Board reviewed the results of the due diligence conducted by our management, which included:

•        extensive meetings and telephone conferences with Pogo’s management and advisors to understand and analyze Pogo’s business and properties;

•        consultation with industry experts regarding competitive landscape, industry outlook, company reputation, business model and validity;

•        consultation with Pogo’s management, legal and financial advisors;

•        consultation with HNRA’s legal and accounting advisors;

•        review of Pogo’s material contracts and conducted financial, tax, legal, accounting, environmental, and other due diligence;

•        review of Pogo’s financial statements and operations;

•        financial review and analysis of Pogo and the Purchase;

•        study of analyst reports and market trends in the industries;

•        research on comparable private companies;

•        research on comparable public companies;

•        research on comparable transactions;

•        review and analysis of the Evaluations of Certain Oil and Gas Properties owned by Pogo rendered by William Cobb & Associates for Pogo.

HNRA’s management also diligently analyzed the Evaluations of Certain Oil and Gas Properties owned by Pogo provided by William Cobb & Associates to ascribe a value to Pogo and assess the potential value that the public markets would likely ascribe to Pogo, and these analyses were discussed with HNRA’s board. HNRA’s determination of the purchase price of Pogo was based in large part on the William Cobb & Associates report, which is customary for valuing oil and gas companies such as Pogo. An analysis on the determination of the purchase price of Pogo, and why such purchase price is deemed reasonable by the HNRA Board, follows.

The purchase price of Pogo is based upon the proved developed producing oil and gas properties it owns with a present value attributable to future production revenue calculated using 10% (“PDP PV 10”) of approximately $176,356,000 provided in the William Cobb & Associates report, dated December 31, 2022 (the “Cobb Report”). The Cobb Report provided that the total assets of Pogo, with development of additional waterflood patterns, was worth $434,000,000. No value was given for the additional $258,000,000 in value for the asset given for “development” reserves. The major reserve classifications and amounts using a PV-10 valuation in the Cobb Report dated December 31, 2022 (attached hereto as Annex E) are summarized in the table below.

Reserve Category	December 31, 2022 ($)
Legacy PDP	23,623,960
Seven Rivers PDP	152,732,560
Total PDP	176,356,520
Seven Rivers PNP	153,042,760
Seven Rivers PUD	104,488,550
Total PNP & PUD	257,491,310
Total Proved Reserves (discounted at 10%)	433,887,840

By virtue of the Cobb Report, HNRA’s board of directors approved the acquisition of approximately $434,000,000 for $63,000,000. Because Oil and Gas is very much out of favor with the general investment community, HNRA is able to purchase Pogo at what HNRA believes to be a discount. HNRA plans to gain investor interest by steadily increasing production and profits for the next 4.5 years to ~4000 BOPD by following the recommendations of the third-party engineering study, which findings have already been proven over the last 2 years of historical performance.

Additionally, HNRA’s board of directors considered some of the following potentially negative factors in approving the Purchase:

•        Pogo is a 50-year old oil producing asset with 50 year-old wells. With time, oil wells require more maintenance; however, at current operating costs of $15 per barrel, it is less than half the costs of most other properties to operate.

•        Waterfloods require water, which is becoming more scarce (especially fresh water). HNRA will attempt to mitigate this issue by recycling water through the use of water treatment plants. The fields being acquired are new waterflood properties and do not require as much new make-up water to meet the waterflood design needs to achieve the forecasted production levels.

•        Oil and gas producing properties are out of favor with the American public that are focused on ESG issues. HNRA plans to mitigate this by recycling more water and by building several solar farms to reduce our needs to take power from the local utility provider. HNRA’s long range plan is to reduce our carbon footprint by using more renewable energy as well as to improve our surroundings and communities with creating more jobs and more green spaces.

However, HNRA’s board of directors approved the Purchase following review of the diligence and reports as provided above, and for the following reasons: the Cobb Report valuation compared to the purchase price; the comparatively lower cost and lower risk with wells already in place, mitigating the need and costs to drill new wells; the proven geology of the area by virtue of the drilled wells; use of a waterflood for oil and gas recover creates a potentially increasing EBITDA as the field responds to water injection; and the Seller is motivated and willing to accept stock as part of the consideration as well as potentially accepting an overriding royalty as partial consideration.

Current and Past Issues Addressed

Pogo’s producing properties are located on 13,700 contiguous acres in Eddy Co., New Mexico and are geographically concentrated in the prolific oil producing Permian Basin. The assets are on 20 federal and 3 state leases with no private ownership. The operations fall under the regulatory requirements of the New Mexico Oil Conservation Division (NMOCD) and the U.S. Department of Interior’s Bureau of Land Management (BLM).

About the NMOCD

The Oil Conservation Division regulates oil and gas activity in New Mexico. The Division gathers well production data, permits new wells, enforces the division’s rules and the state’s oil and gas statues, makes certain abandoned wells are properly plugged and ensures the land is responsibly restored.

About the Bureau of Land Management

The BLM’s mission is to sustain the health, diversity, and productivity of public lands for the use and enjoyment of present and future generations, which includes the rules and regulations of oil and gas production on said lands.

Currently Pogo has no known environmental issues with this asset. All sites have been reviewed and are in good standing with the NMOCD and the BLM. Since acquiring the property in 2018 until current, Pogo has worked diligently to initiate processes and procedures to be best in class of stewards of the properties they operate. Below is a list of those processes and initiatives.

•        NMOCD’s Gas Production-vs-Emissions Release Requirement

—     Pogo is already in compliance with the 98%-gas-capture requirement (all operators required to comply by YE2026)

—     C-115B State Emissions reports are up to date and following protocol (submitted monthly)

—     Conducted aerial methane survey of all facilities in March 2022

•        Initiated processes and procedures for the lease operators, as part of their daily routine, to inspect each well for leaks, both fluid and gas. A procedure was initiated to report, address, repair and clean up these non-reportable spills as soon as possible.

•        Initiated quarterly environmental inspections on each of the facilities within the property area. Hired a BLM inspector familiar with BLM rules and regulations to conduct these inspections and ensure compliance of all NMOCD and BLM regulations.

•        When Pogo acquired the properties, most tank batteries, where the oil and gas is accumulated, stored and sold were flaring the gas. Due to high nitrogen content the purchaser was turning down the gas and therefore it was being flared. Working diligently and recompleting wells as part of the waterflood development, the nitrogen content to the point that gas sales were resumed and flaring of the gas was virtually eliminated. Methane emissions have been reduced dramatically along with CO2 emissions that were a result of flaring the gas.

•        Contracted flyover service (twice per week) to patrol entire property checking for leaks and to report any unusual activity.

•        Conducted an aerial greenhouse gas (GHG) methane leak survey of the entire property. All problems found were addressed and repaired.

•        Initiated several procedures to reduce wellhead and flowline leaks and leaks in general.

—     Installed satellite facilities to eliminate and consolidate old flowlines that were susceptible to leaks. Approximately 55 miles of approximately 400 miles of flowlines have been eliminated significantly reducing line leaks and repairs.

—     Pressure shutdowns (both high pressure and low pressure) have been installed on wellhead tubing and flowlines. Pressures are monitored and tested daily by the lease operator when checking the well. Leaks at the wellsite have virtually been eliminated due to this action.

—     Implemented a standard to repack the wellhead stuffing box on a regular basis. Leaks at the stuffing box have been virtually eliminated.

—     Installed alarm system across the field facilities to monitor tank levels, injection pump pressures/downtime and power failures to address and remedy in the shortest time possible.

•        Maintenance issues addressed across property.

—     Lease roads were in disrepair. Started maintenance program to grade roads as needed for safe travel to the wells and facilities.

—     Monitored property for noxious, evasive, non-native weeds and eliminated.

—     Removed old oil and water tanks with holes not in service and inspected, then removed those tanks that were deemed unfit for service.

—     From inspections conducted by operating personnel, repaired 60 wellhead casings from original cellar to ground level. Removed contaminated soil and disposed appropriately.

—     Hauled off and disposed of over 1000 tons of scrap and trash from across the property.

—     Upgraded containment walls around tank batteries and rebuilt a key tank battery installing a 40-mil plastic liner and installed a steel reinforced containment wall. In doing so hauled 800 yards of contaminated soil during the re-build.

•        Efforts to reduce freshwater usage for the waterflood development will continue as 6000 barrels of fresh water per day were replaced with produced water from an offset operator. Additional sources of produced water injection will continue with other offset operators.

The Future

HNRA will continue with the above initiatives plus the additional programs below.

•        Idle Well Program:    An idle well management program will be initiated. Of the 550 wells within the property, currently 13 wells are idle. A plan of action to evaluate and address the wells that need to be abandoned is to be initiated. A regular program and associated timeline will be part of the evaluation.

•        Fieldwide Methane and CO2 Emissions Reduction Program:    Continue to reduce methane and CO2 emissions by limiting flaring as much as possible.

•        Fieldwide Water Minimization and Recycling Program:    All produced water within the property area is re-injected in the injection wells as part of the waterflood development. Further reduce freshwater makeup by soliciting offset operators to take and use their produced water in our waterflood development.

•        New Mexico Community Outreach Program:    Get involved in the local community outreach programs in the places where we own and operate oil and gas properties. This would include Artesia, Lost Hills, Lovington, and Roswell, New Mexico and the other surrounding communities. We want to be part of community solutions by volunteering our time and moneys to aid wherever we can (churches, United Way, etc.).

Fairness Opinion of RSI & Associates, Inc.

The fairness opinion prepared by RSI & Associates, Inc. reviewed many elements to conclude that the $90 million price being paid is fair. Key in this is the asset itself, which is located in the most prolific oilfield in America, the Permian Basin, and its location in an oil producing friendly state, New Mexico. Information regarding the property is included in this proxy statement.

The asset is producing from 342 producing wells located on approximately 13,700 acres. In addition, there are 207 injection wells and one water source well, for a total of 550 wells. Significant production response since initiation of the waterflood in 2018 by Pogo has and is occurring. The waterflood of the Seven Rivers producing intervals is tracking the forecast given in the Cobb and Associates 3rd party Engineering Study, which is the basis for future oil and gas production rates and revenue forecasts. The key study data considerations from the Cobb and Associates 3rd Party Engineering Study dated December 31, 2022 revised on June 30, 2023 to exclude the 10% overriding royalty interest now held by Pogo Royalty, LLC, include:

Proved Reserves (PDP + PNP + PUD) = 15,501.35 MBBL and 4,031.74 MMCF with a PV-10% value = $433.9 million

Proved Developed Producing (PDP) = 5,342.20 MBBL and 1,830.91 MMCF with a PV-10% = $175.4 million

The oil and gas current and forecasted production rates, oil and gas forecasted pricing, lease operating expenses, and forecasted capital expenditures are all major elements that combine over the next 30 years to determine the value of the asset. The Cobb report and the plans of the HNRA buyer combine to create a resultant HNRA asset profile.

RSI, after considering other similar transactions, that also focus on PDP PV-10% proved reserves, HNRA is doing the same. In times when oil and gas producing properties were more in vogue (up until 2012), investors did typically pay for proved undeveloped reserves. A purchase including the PDNP and PUD reserves in addition to the PDP reserves, enhances the value of the acquisition.

In summary, if HNRA can continue the work of POGO to expand the existing waterflood to all available patterns, the Cobb report forecasts a double and then a triple of today’s oil and gas production. Under that scenario, with today’s favorable outlook for oil prices, the HNRA Directors are very pleased with the purchase price and outlook for increased earnings that will benefit all shareholders.

In connection with RSI & Associates’ preparation of the fairness opinion, HNRA agreed to pay to RSI & Associates an aggregate fee of $75,829 (which includes $54,210 for the original opinion, $5,168 for updates based on SEC comments, and $16,451 for an updated opinion based on the A&R MIPA structure). In addition, HNRA has agreed to reimburse certain of RSI & Associates expenses arising, and to indemnify RSI & Associates against certain liabilities that may arise, out of RSI & Associates’ engagement. No compensation owed to RSI & Associates is contingent upon consummation of the Purchase. Other than in connection with the fairness opinion for the Purchase, RSI & Associates has not performed any past services to Pogo or HNRA.

WMC&A Report Projections

In connection with the opinion of RSI & Associates, RSI & Associates reviewed post-Purchase financial projections of Pogo. Certain projections, which are included in Annex C, were prepared by HNRA relating to the operations of the Pogo property and were presented to RSI & Associates, Inc. for the fairness opinion are solely based on the December 31, 2022 Cobb Report. Because of the transition of ownership period, there was a shift in timing, but not amounts. The timing shift was primarily a delay in the capital investments start date by six months to July 2023 for PDNP and PUD reserves because the Cobb Report the start date was January 2023, which did not occur. We determined that this was the conservative approach because it would have over-inflated the results, which is demonstrated below. There were no material assumptions other than the Cobb Report for these projections.

Projections were presented via two slides relating to: revenues and operating cash flow; and investment or capital expenditures (Cap-Ex).

Revenues and operating cash flow:    The projections for revenues and operating cash flows for the first 12 months of operations was presented to RSI for review and support to the fairness opinion via the slide below. HNRA specifically presented to RSI the first 12 months of operations for revenues was $40 million (rounded) and operating cash flow was $30 million (rounded).

Key Metrics Overview

Unique Opportunity

A long-standing oil producing asset acquisition opportunity located on the NW Shelf of the prolific oil producing region of the Permian Basin.

Asset Overview

- 13,700 gross contiguous acres (100% HBP) located in Eddy County, New Mexico
- 342 producing wells, 207 injectors, and 1 WSW - 100% WI / 84% NRI - Primary producing targets are Seven Rivers (7R), Queen, Grayburg, and San Andres formations
- Conventional, vertical play utilizing enhanced oil recovery methods in shallow reservoirs between 1500 ft and 4000 ft.
- Between 2019 and June 2022, 95 new patterns created over 1,000 bopd of additional, sustained oil production. Legacy oil production from the San Andres averages 275 bopd.

Production & Cash Flow Profile

- PDP PV-10 of $199.7MM, Total Proved PV-10 of $492.6MM
- Current net production volumes of 1,400 BOEPD primarily from the 7R formation (85% oil, 15% gas)
- When fully developed, water flood expected to raise gross oil rates to 3,700 BOPD
- Significant monthly net operating cash flow
- Forward twelve-month PDP revenues of $40MM and opreating cash flow of $30MM, which is net of operating costs and production taxes

Additional Information

- Significant upside by downsizing all reservoirs from 40 acres to 20 spacing. Adds 30mm+ recoverable barrels of oil
- All producing zones in same regulatory pool
- 98% of well inventory is active
- No regulatory issues
- All wells can be monitored remotely
- Field employees to remain after closing: 12 experienced, field personnel currently staffed

Area of Operations

CHAVES
MALJAMAR
VACUUM
LEA
EDDY

September 2022	Total
Net Production	1400 Boe/d
PDP Reserves	5.99 MM Bo, 1.76 Bcfg
Total Proved	17.5 MM Bo, 3.8 Bcfg
% Operations	100%
Active Wells	342 producing, 207 injectors, 1 WSW
PDP PV 10%	199.7MM[1]

[1] Effective September 30, 2022. SEC pricing as of 9/30/2022

2022 HNRA - Confidential 2

The revenues were based on the Cobb Report for the production of oil and gas using the September 30, 2022 SEC Commodity Price Forecast. The operating cash flows are the revenues less the operating costs and production taxes. Both of which are from the Cobb Report. The table below shows the amounts per the Cobb Report for 2023, and the conservative amounts presented.

In addition to the slide, HNRA provided projections with respect to the operations performance of the Pogo property for years 2024 and 2025. The table below compares the Cobb Report versus the projections primarily due to the shift in the timing of the capital expenditures from the Cobb Report with respect to the PDNP and PUD reserves.

Investment or capital expenditures (Cap-Ex):    The projections for Cap-Ex were based on the Cobb Report investment amounts with a shift in timing due to the transition of ownership. The shift in timing was a delay in the capital investments start by six months to July 2023 for PDNP and PUD reserves because the Cobb Report the start was January 2023, which did not occur. The following slide was presented to RSI for review and support to the fairness opinion. The amount of the investment costs was $94.2 million in the Cobb Report and the projections.

The table below compares the Cobb Report versus the projections for the timing of the capital expenditures with respect to the PDNP and PUD reserves.

In summary, the financial projections were based on the production volumes, commodity pricing and costs per the Cobb Report adjusted for a six month timing delay for capital expenditures and related timing of production and costs.

Interests of HNRA’s Directors and Officers in the Purchase

When you consider the recommendation of our board of directors that you vote in favor of approval of the Purchase Proposal, you should be aware that the initial stockholders, including the HNRA’s directors and officers, have interests in the business combination that may be different from, or in addition to, the interests of the HNRA’s other stockholders and warrant holders. In considering these conflicts of interest, the HNRA board of directors determined that the overall benefits expected to be received by HNRA and its stockholders in the Purchase outweighed any potential risk created by the conflicts stemming from these interests. In addition, the HNRA board of directors determined that these interests could be adequately disclosed to stockholders in this proxy statement, and that stockholders could take them into consideration when deciding whether to vote in favor of the proposals set forth herein. These interests include, among other things, the interests listed below:

•        The Sponsor and HNRA’s officers and directors will lose their entire investment (and potentially any loans or expenses fronted by the Sponsor and its affiliates and permitted transferees) in HNRA if HNRA does not complete a business combination within the completion window. The Sponsor’s investment in the Company consists of 2,501,250 Founder Shares for an aggregate value of $25,000 (or $0.009 per share), with certain of such Founder Shares having been since transferred to affiliates of the Sponsor. Additionally, JVS Alpha Property, LLC owns 940,000 shares of SPAC Common Stock for an aggregate value of approximately $9,950,000 (or $10.58 per share), and is controlled by Joseph V. Salvucci, Jr., an independent director of the Company. In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. There were no such Working Capital Loans taken as of December 31, 2022. In addition, the Sponsor or an affiliate of the Sponsor or certain of the Company’s or Sponsor’s officers and directors may provide the Company with uncompensated advisory services. Finally, a shareholder of the Sponsor advanced a total of $63,200 in cash advances to the Company to pay certain deferred offering costs, and paid an additional $25,000 on the Company’s behalf for offering costs. These advances are unsecured, non-interest bearing and are due on demand.

•        The initial stockholders and HNRA’s officers and directors have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of the business combination. In addition, the initial stockholders and HNRA’s officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete a business combination within the completion window. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if HNRA fails to complete an initial business combination within the required period. HNRA’s initial stockholders and officers and directors did not receive separate consideration for their waiver of redemption rights other than the receipt of founder shares for a nominal purchase price.

•        The nominal purchase price paid by the Sponsor and HNRA’s officers and directors for the founder shares may result in significant dilution to the implied value of the public shares upon consummation of the business combination. In addition, the value of the founder shares following the Closing is likely to be substantially higher than the nominal price paid for them, even if the trading price of HNRA’s common stock is substantially less than $10.00 per share. As a result, the Sponsor and HNRA’s officers and directors are likely able to recoup their investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, the Sponsor and HNRA’s officers and directors may have an economic incentive that differs from that of HNRA’s public stockholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust account to the public stockholders, even if that business combination were with a riskier or less-established target business.

•        Following the closing of the Purchase, HNRA will continue to indemnify its existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•        Certain directors and officers of HNRA may continue as the directors and officers of the Post-Combination Company.

•        Upon the closing of the Purchase, subject to the terms and conditions of the MIPA, HNRA’s officers and directors are entitled to reimbursement for any out-of-pocket expenses incurred in connection with activities on HNRA’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

•        The Sponsor and its affiliates can earn a positive rate of return on their investments, even if the other HNRA stockholders experience a negative rate of return on their investments in HNRA and the Post-Combination Company, as the Sponsor has purchased 2,501,250 Founder Shares for an aggregate of $25,000 (or $0.009 per share), with certain of such Founder Shares having been since transferred to affiliates of the Sponsor.

Vote Required for Approval

The Purchase Proposal will be approved and adopted only if the holders of a majority of the outstanding shares of SPAC Common Stock entitled to vote thereon at the special meeting vote “FOR” the Purchase Proposal.

This Purchase Proposal is conditioned upon the approval and completion of the NYSE American Proposal and the Charter Proposal. If the NYSE American Proposal or the Charter Proposal is not approved, this proposal will have no effect even if approved by our stockholders. If any of the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal are not approved, the Company will not be able to consummate the Purchase.

Recommendation of the Board

HNRA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PURCHASE PROPOSAL.

PROPOSAL NO. 2 — THE INCENTIVE PLAN PROPOSAL

Overview

HNRA stockholders are also being asked to approve and adopt the Incentive Plan. The HNRA Board intends to approve the Incentive Plan prior to, and subject to stockholder approval at, the Special Meeting. For further information about the Incentive Plan, please refer to the complete copy of the Incentive Plan, which is attached hereto as Annex B.

Purpose of the Incentive Plan Proposal

After careful consideration, the HNRA Board believes that approving the Incentive Plan is in the best interests of HNRA’s stockholders. The Incentive Plan promotes ownership in the Post-Combination Company by its employees, non-employee directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, HNRA’s common stock.

In addition, stockholder approval of the Incentive Plan is necessary in order for the Post-Combination Company to (a) meet the stockholder approval requirements of NYSE American and (b) grant incentive stock options (“ISOs”).

Therefore, the HNRA Board recommends that the HNRA stockholders approve the Incentive Plan. If the Incentive Plan Proposal is not approved by the HNRA stockholders, the Incentive Plan will not become effective and HNRA will not be able to grant equity awards under the Incentive Plan. We believe that our ability to recruit, retain and incentivize top talent will be adversely affected if the Incentive Plan Proposal is not approved.

Notable Features of the Incentive Plan

As described in more detail below, certain notable features of the Incentive Plan include:

•        granting of options and stock appreciation rights only at a per share exercise price at least equal to the fair market value of a share of common stock on the grant date;

•        granting of options with a ten-year maximum term;

•        awards are subject to potential clawback, forfeiture, repayment or other similar action pursuant to any clawback policy adopted by HNRA or an affiliate or applicable law;

•        no liberal share recycling;

•        no payment of dividends or dividend equivalent rights on options or stock appreciation rights, and no current payment of dividends or dividend equivalent rights on unvested performance-based awards; and

•        no repricing of options or stock appreciation rights without prior stockholder approval.

Summary of the Material Terms of the Incentive Plan

A summary of the material terms of the Incentive Plan is set forth below. The following is qualified in its entirety by the full text of the Incentive Plan, which is attached to this proxy statement as Annex B and is incorporated by reference into this proposal. We encourage stockholders to read and refer to the complete plan document in Annex B for a more complete description of the Incentive Plan.

Purpose and Eligibility.    The purpose of the Incentive Plan is (i) to provide eligible persons with an incentive to contribute to HNRA’s success and to operate and manage HNRA’s business in a manner that will provide for HNRA’s long-term growth and profitability and that will benefit HNRA’s stockholders and other important stakeholders, including HNRA’s employees and customers, and (ii) to provide a means of recruiting, rewarding, and retaining key personnel.

Equity awards may be granted under the Incentive Plan to officers, directors, including non-employee directors, other employees, advisors, consultants or other service providers of HNRA or HNRA’s subsidiaries or other affiliates, and to any other individuals who are approved by the Committee (as defined below) as eligible to participate in the Incentive Plan. As of [___], 2023, there are no employees or directors that are eligible to participate in the Incentive Plan, but we expect that [_____] employees, including each of HNRA’s named executive officers, and approximately [___] non-employee directors, consultants, and advisors of HNRA will be eligible to participate in the Incentive Plan after the consummation of the transactions contemplated by the MIPA. Only HNRA’s employees or employees of HNRA’s corporate subsidiaries are eligible to receive incentive stock options.

Effective Date and Term.    If approved by stockholders at the special meeting, the Incentive Plan will be effective as of [___], 2023, the date the plan was adopted by our board of directors (the “Effective Date”). The Incentive Plan will terminate automatically at 11:59PM ET on the day before the tenth (10th) anniversary of the Effective Date unless earlier terminated by the board of directors of HNRA (the “HNRA Board”) or in accordance with the terms of the Incentive Plan.

Administration, Amendment and Termination.    The Incentive Plan will generally be administered by a committee composed of not fewer than two directors of HNRA designated by HNRA’s Board, each of whom will be a “non-employee director” and satisfy the composition requirements under the listing rules of any stock exchange on which Class A Common Stock is listed (the “Committee”).

Except where the authority to act on such matters is specifically reserved to the HNRA Board under the Incentive Plan or applicable law, the Committee will have full power and authority to interpret and construe all provisions of the Incentive Plan, any award, and any award agreement, and take all actions and to make all determinations required or provided for under the Incentive Plan, any award, and any award agreement, including the authority to:

•        designate grantees of awards;

•        determine the type or types of awards to be made to a grantee;

•        determine the number of shares of common stock subject to an award or to which an award relates;

•        establish the terms and conditions of each award;

•        prescribe the form of each award agreement;

•        subject to limitations in the Incentive Plan (including the prohibition on repricing of options or share appreciation rights without stockholder approval), amend, modify, or supplement the terms of any outstanding award; and

•        make substitute awards.

The HNRA Board will also be authorized to appoint one or more committees of the HNRA Board consisting of one or more directors of HNRA who need not meet the independence requirements above for certain limited purposes permitted by the Incentive Plan, and to the extent permitted by applicable law, the Committee will be authorized to delegate authority to the Chief Executive Officer of HNRA and/or any other officers of HNRA for certain limited purposes permitted by the Incentive Plan. The HNRA Board will retain the authority under the Incentive Plan to exercise any or all of the powers and authorities related to the administration and implementation of the Incentive Plan.

The HNRA Board may amend, suspend, or terminate the Incentive Plan at any time; provided that with respect to awards that are granted under the Incentive Plan, no amendment, suspension or termination may materially impair the rights of the award holder without such holder’s consent. No such action may amend the Incentive Plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by the HNRA Board, the terms of the Incentive Plan, or applicable law.

Awards.    Awards under the Incentive Plan may be made in the form of:

•        stock options, which may be either incentive stock options or nonqualified stock options;

•        stock appreciation rights or “SARs”;

•        restricted stock;

•        restricted stock units;

•        dividend equivalent rights;

•        performance awards, including performance shares;

•        other equity-based awards; or

•        cash.

An incentive stock option is an option that meets the requirements of Section 422 of the Code, and a nonqualified stock option is an option that does not meet those requirements. A SAR is a right to receive upon exercise, in the form of stock, cash or a combination of stock and cash, the excess of the fair market value of one share on the exercise date over the exercise price of the SAR. Restricted stock is an award of common stock subject to restrictions over restricted periods that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Code. A restricted stock unit or deferred stock unit is an award that represents a conditional right to receive shares in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. Dividend equivalent rights are awards entitling the grantee to receive cash, shares, other awards under the Incentive Plan or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of stock. Performance awards are awards made subject to the achievement of one or more performance goals over a performance period established by the Committee. Other equity-based awards are awards representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to stock, other than an option, SAR, restricted stock, restricted stock unit, unrestricted stock, dividend equivalent right, or a performance award.

The Incentive Plan provides that each award will be evidenced by an award agreement, which may specify terms and conditions of the award that differ from the terms and conditions that would otherwise apply under the Incentive Plan in the absence of the different terms and conditions in the award agreement. In the event of any inconsistency between the Incentive Plan and an award agreement, the provisions of the Incentive Plan will control.

Awards under the Incentive Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the Incentive Plan, other awards under another compensatory plan of HNRA or any of its affiliates (or any business entity that has been a party to a transaction with HNRA or any of HNRA’s affiliates), or other rights to payment from HNRA or any of its affiliates. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

The Committee may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by the Committee. Awards under the Incentive Plan generally will be granted for no consideration other than past services by the grantee of the award or, if provided for in the award agreement or in a separate agreement, the grantee’s promise to perform future services to HNRA or one of its subsidiaries or other affiliates.

Forfeiture; Recoupment.    HNRA may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of HNRA or any affiliate, confidentiality obligations with respect to HNRA or any affiliate, or otherwise in competition with HNRA or any affiliate, to the extent specified in such award agreement. If the grantee is an employee and is terminated for “Cause” (as defined in the Incentive Plan), the Committee may annul the grantee’s award as of the date of the grantee’s termination.

In addition, any award granted pursuant to the Incentive Plan will be subject to mandatory repayment by the grantee to HNRA to the extent (i) set forth in the Incentive Plan or in an award agreement, or (ii) the grantee is or becomes subject to a HNRA or affiliate clawback policy, or any applicable laws which impose mandatory recoupment.

Shares Subject to the Incentive Plan.    Subject to adjustment as described below, the maximum number of shares of common stock reserved for issuance under the Incentive Plan will be equal to 1,400,000 shares of Class A Common Stock. The maximum number of shares of Class A Common Stock available for issuance pursuant to incentive stock options granted under the Incentive Plan will be the same as the total number of shares of Class A Common Stock reserved for issuance under the Incentive Plan. Shares issued under the Incentive Plan may be authorized and unissued shares, or treasury shares, or a combination of the foregoing.

Any shares covered by an award, or portion of an award, granted under the Incentive Plan that are not purchased or forfeited or canceled, or expire or otherwise terminate without the issuance of shares or are settled in cash in lieu of shares, will again be available for issuance under the Incentive Plan.

Shares subject to an award granted under the Incentive Plan will be counted against the maximum number of shares reserved for issuance under the Incentive Plan as one share for every one share subject to such an award. In addition, at least the target number of shares of stock issuable under a performance award will be counted against the maximum number of shares reserved for issuance under the Incentive Plan as of the grant date, but such number will be adjusted to equal the actual number of shares of stock issued upon settlement of the performance award to the extent different from such number initially counted against the share reserve.

The number of shares available for issuance under the Incentive Plan will not be increased by the number of shares of common stock: (i) tendered or withheld or subject to an award surrendered in connection with the purchase of shares upon exercise of an option; (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR, (iii) deducted or delivered from payment of an award in connection with HNRA’s tax withholding obligations; or (iv) purchased by HNRA with proceeds from option exercises.

Options.    The Incentive Plan authorizes the Committee to grant incentive stock options (under Section 422 of the Code) and options that do not qualify as incentive stock options. An option granted under the Incentive Plan will be exercisable only to the extent that it is vested. Each option will become vested and exercisable at such times and under such conditions as the Committee may approve consistent with the terms of the Incentive Plan. No option may be exercisable more than ten years after the option grant date, or five years after the option grant date in the case of an incentive stock option granted to a “ten percent stockholder” (as defined in the Incentive Plan); provided that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any option granted to a grantee who is a foreign national or is a natural person who is employed outside of the United States, such option may terminate, and all rights to purchase shares of stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the date of grant of such option as the Committee shall determine. The Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service. The exercise price of each option will be determined by the Committee, provided that the per share exercise price will be equal to or greater than 100% of the fair market value of a share of Class A Common Stock on the grant date (other than as permitted for substitute awards). If HNRA were to grant incentive stock options to any ten percent stockholder, the per share exercise price will not be less than 110% of the fair market value of a share of Class A Common Stock on the grant date.

Incentive stock options and nonqualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The Committee may, in its discretion, determine that a nonqualified stock option may be transferred to family members by gift or other transfers deemed not to be for value.

Share Appreciation Rights.    The Incentive Plan authorizes the Committee to grant SARs that provide the recipient with the right to receive, upon exercise of the SAR, cash, common stock, or a combination of the two. The amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of shares of common stock on the date of exercise over the fair market value of shares of common stock on the grant date. SARs will become exercisable in accordance with terms determined by the Committee. SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten (10) years from the date of grant. The per share exercise price of a SAR will be no less than the fair market value of one share of Class A Common Stock on the grant date of such SAR.

SARs will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a SAR may be transferred to certain family members of the grantee by gift or other transfers deemed not to be for value.

Fair Market Value.    For so long as the Class A Common Stock remains listed on NYSE American, the fair market value of the Class A Common Stock on an award’s grant date, or on any other date for which fair market value is required to be established under the Incentive Plan, will be the closing price of the Class A Common Stock as reported on NYSE American on such date. If there is no such reported closing price on such date, the fair market value of the Class A Common Stock will be the closing price of the Class A Common Stock as reported on such market on the next preceding date on which any sale of Class A Common Stock will have been reported.

If the Class A Common Stock ceases to be listed on NYSE American and is listed on another established national or regional stock exchange, or traded on another established securities market, fair market value will similarly be determined by reference to the closing price of the Class A Common Stock on the applicable date as reported on such other stock exchange or established securities market.

If the Class A Common Stock ceases to be listed on NYSE American or another established national or regional stock exchange, or traded on another established securities market, the Committee will determine the fair market value of the Class A Common Stock by the reasonable application of a reasonable valuation method in a manner consistent with Section 409A of the Code.

No Repricing.    Except in connection with a corporate transaction involving HNRA (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, extraordinary dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities or similar transaction), HNRA may not, without obtaining stockholder approval, (a) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs, (b) cancel outstanding options or SARs in exchange for, or in substitution of, options or SARs with an exercise price that is less than the exercise price of the original options or SARs, (c) cancel outstanding options or SARs with an exercise price above the current price of common stock in exchange for cash or other securities, in each case, unless such action is (i) subject to and approved by HNRA’s stockholders or (ii) would not be deemed to be a repricing under the rules of any stock exchange or securities market on which the common stock is listed or publicly traded.

Restricted Stock; Restricted Stock Units.    The Incentive Plan authorizes the Committee to grant restricted stock and restricted stock units. Subject to the provisions of the Incentive Plan, the Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price, if any, for the shares of stock subject to the award. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Committee may determine. A grantee of restricted stock will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Committee. The Committee may provide in an award agreement evidencing a grant of restricted stock that (a) cash dividend payments or distributions paid on restricted stock will be reinvested in shares of stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such shares of restricted stock or (b) any dividend payments or distributions declared or paid on shares of restricted stock will only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of restricted stock. Dividend payments or distributions declared or paid on shares of restricted stock which vest or are earned based on upon the achievement of performance goals will not vest unless such performance goals for such shares of restricted stock are achieved, and if such performance goals are not achieved, the grantee of such shares of restricted stock will promptly forfeit and, to the extent already paid or distributed, repay to HNRA such dividend payments or distributions. Grantees of restricted stock units and deferred stock units will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units.

During the restricted period, if any, when restricted stock and restricted stock units are non-transferable or forfeitable, a grantee is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating, or otherwise encumbering or disposing of the grantees’ restricted stock and restricted stock units.

Dividend Equivalent Rights.    The Incentive Plan authorizes the Committee to grant dividend equivalent rights. Dividend equivalent rights may be granted independently or in connection with the grant of any equity-based award, except that no dividend equivalent right may be granted in connection with, or related to an option or SAR. Dividend equivalent rights may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of stock or awards which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation) and may be payable in cash, common shares, or a combination of the two. Dividend equivalent rights granted as a component of another award may (a) provide that such dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restriction on, such other award and that such dividend equivalent will expire or be forfeited or annulled under the same conditions as such award or (b) contain terms and conditions which are different from the terms and conditions of such other award, provided that dividend equivalent rights credited pursuant to a dividend equivalent right granted as a component of another award which vests or is earned based on the achievement of performance goals will not vest unless such performance goals for such underlying award are achieved, and if such performance goals are not achieved, the grantee of such dividend equivalent right will promptly forfeit and, to the extent already paid or distributed, repay to HNRA payments or distributions made in connection with such dividend equivalent rights.

Performance Awards.    The Incentive Plan authorizes the Committee to grant performance awards. The Committee will determine the applicable performance period, the performance goals, and such other conditions that apply to the performance award. Any performance measures may be used to measure the performance of HNRA and its subsidiaries and other affiliates as a whole or any business unit of HNRA, its subsidiaries, and/or its affiliates or any combination thereof, as the Committee may deem appropriate, or any performance measures as compared to the performance of a group of comparable companies, or published or special index that the Committee deems appropriate. Performance goals may relate to HNRA’s financial performance or the financial performance of HNRA’s operating units, the grantee’s performance, or such other criteria determined by the Committee. If the performance goals are met, performance awards will be paid in cash, shares of stock, other awards, or a combination thereof.

Other Equity-Based Awards.    The Incentive Plan authorizes the Committee to grant other types of stock-based awards under the Incentive Plan. The terms and conditions that apply to other equity-based awards are determined by the Committee.

Forms of Payment.    The exercise price for any option or the purchase price (if any) for restricted stock, and vested restricted stock units is generally payable (i) in cash or in cash equivalents acceptable to HNRA, (ii) to the extent the award agreement provides, by the tender (or attestation of ownership) of shares of Class A Common Stock having a fair market value on the date of tender (or attestation) equal to the exercise price or purchase price, (iii) to the extent permitted by law and to the extent permitted by the award agreement, through a broker-assisted cashless exercise, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise or net settlement and service rendered to HNRA or HNRA’s affiliates.

Change in Capitalization.    The Committee may adjust the terms of outstanding awards under the Incentive Plan to preserve the proportionate interests of the holders in such awards on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of share, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by HNRA. The adjustments will include proportionate adjustments to (i) the number and kind of shares subject to outstanding awards and (ii) the per share exercise price of outstanding options or SARs.

Transaction not Constituting a Change in Control.    If HNRA is the surviving entity in any reorganization, merger, or consolidation of HNRA with one or more other entities which does not constitute a “change in control” (as defined in the Incentive Plan), any awards will be adjusted to pertain to and apply to the securities to which a holder of the number of common shares subject to such award would have been entitled immediately after such transaction, with a corresponding proportionate adjustment to the per share price of options and SARs so that the aggregate price per share of each option or SAR thereafter is the same as the aggregate price per share of each option or SAR subject to the option or SAR immediately prior to such transaction. Further, in the event of any such transaction, performance awards (and the related performance measures if deemed appropriate by the Committee) will be adjusted to apply to the securities that a holder of the number of common stock subject to such performance awards would have been entitled to receive following such transaction.

Effect of a Change in Control in which Awards are not Assumed.    Except as otherwise provided in the applicable award agreement, in another agreement with the grantee, or as otherwise set forth in writing, upon the occurrence of a change in control in which outstanding awards are not being assumed or continued, the following provisions will apply to such awards, to the extent not assumed or continued:

•        Immediately prior to the occurrence of such change in control, in each case with the exception of performance awards, all outstanding shares of restricted stock and all restricted stock units, and dividend equivalent rights will be deemed to have vested, and all shares of stock and/or cash subject to such awards will be delivered; and either or both of the following two actions will be taken:

•        At least fifteen (15) days prior to the scheduled consummation of such change in control, all options and SARs outstanding will become immediately exercisable and will remain exercisable for a period of fifteen (15) days. Any exercise of an option or SAR during this fifteen (15) day period will be conditioned on the consummation of the applicable change in control and will be effective only immediately before the consummation thereof, and upon consummation of such change in control, the Incentive Plan and all outstanding but unexercised options and SARs will terminate, with or without consideration as determined by the Committee in its sole discretion; and/or

•        The Committee may elect, in its sole discretion, to cancel any outstanding awards of options, SARs, restricted stock, restricted stock units, and/or dividend equivalent rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or capital stock having a value (as determined by the Committee acting in good faith), in the case of restricted stock, restricted stock units, deferred stock units, and dividend equivalent rights (for shares of stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of stock pursuant to such change in control and, in the case of options or SARs, equal to the product of the number of shares of stock such subject to such options or SARs multiplied by the amount, if any, which (i) the formula or fixed price per share paid to holders of shares of stock pursuant to such change in control exceeds (ii) the option price or SAR price applicable to such options or SARs.

•        For performance awards, if less than half of the performance period has lapsed, such awards will be treated as though the target performance thereunder has been achieved. If at least half of the performance period has lapsed, such performance awards will be earned, as of immediately prior to but contingent on the occurrence of such change in control, based on the greater of (i) deemed achievement of target performance or (ii) determination of actual performance as of a date reasonably proximate to the date of consummation of the change in control as determined by the Committee, in its sole discretion.

•        Other Equity-Based Awards will be governed by the terms of the applicable award agreement.

Effect of a Change in Control in which Awards are Assumed.    Except as otherwise provided in the applicable award agreement, in another agreement with the grantee, or as otherwise set forth in writing, upon the occurrence of a change in control in which outstanding awards are being assumed or continued, the following provisions will apply to such awards, to the extent not assumed or continued: The Incentive Plan and the options, SARs, restricted stock, restricted stock units, dividend equivalent rights, and other equity-based equity awards granted under the Incentive Plan will continue in the manner and under the terms so provided in the event of any change in control to the extent that provision is made in writing in connection with such change in control for the assumption or continuation of such awards, or for the substitution for such awards of new options, SARs, restricted stock, restricted stock units, dividend equivalent rights, and other equity-based awards relating to the capital stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustment as to the number of shares and exercise price of options and SARs.

In general, a “change in control” means:

•        a transaction or series of related transactions whereby a person or group (other than HNRA or any of its affiliates) becomes the beneficial owner of 50% or more of the total voting power of the HNRA’s voting stock on a fully diluted basis;

•        individuals who, as of the Effective Date, constitute the HNRA Board (together with any new directors whose election was approved by at least a majority of the members of the HNRA Board then in office), cease to constitute a majority of the members of the HNRA Board then in office;

•        a merger or consolidation of HNRA, other than any such transaction in which the holders of HNRA’s voting stock immediately prior to the transaction own directly or indirectly at least a majority of the voting power of the surviving entity immediately after the transaction;

•        a sale of substantially all of HNRA’s assets to another person or entity; or

•        the consummation of a plan or proposal for the dissolution or liquidation of HNRA.

Certain Material U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the Incentive Plan for grantees and HNRA will depend on the type of award granted. The summary does not contain a complete analysis of all the potential tax consequences relating to grants under the Incentive Plan, including state, local or foreign tax consequences. This summary is intended for the information of our stockholders considering how to vote at the special meeting and not as tax guidance to grantees under the Incentive Plan. This summary is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, grantees are advised to consult their own tax advisors with respect to the tax consequences of receiving grants under the Incentive Plan.

Incentive Stock Options.    An optionholder will not realize taxable income upon the grant of an incentive stock option under the Incentive Plan. In addition, an optionholder generally will not realize taxable income upon the exercise of an incentive stock option. An optionholder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an optionholder’s death or disability, if an option is exercised more than three months after the optionholder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to nonqualified stock options, as summarized below.

If an optionholder sells the shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the optionholder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the optionholder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an optionholder engages in a disqualifying disposition, HNRA will not be entitled to a deduction with respect to an incentive stock option. If an optionholder engages in a disqualifying disposition, HNRA will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder if HNRA complies with applicable reporting requirements and subject to Section 162(m) of the Code.

If an optionholder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the optionholder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Nonqualified Stock Options.    An optionholder will not realize taxable income upon the grant of a nonqualified stock option. When an optionholder exercises the option, however, the excess of the fair market value of the shares purchased pursuant to the option over the exercise price of the option will constitute compensation income taxable to the optionholder. HNRA will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder if HNRA complies with applicable reporting requirements and subject to Section 162(m) of the Code.

If an optionholder tenders shares in payment of part or all of the exercise price of a nonqualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares tendered were acquired pursuant to the exercise of an incentive stock option. In such an event, the optionholder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The excess of the fair market value of the shares received upon the exercise of the option over the exercise price will be taxed as ordinary income, just as if the optionholder had paid the exercise price in cash.

Share Appreciation Rights.    The grant of SARs will not result in taxable income to the grantee. Upon exercise of a SAR, the grantee will recognize ordinary income in an amount equal to the cash or the fair market value of the common shares received by the grantee. HNRA will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Code and if HNRA complies with applicable reporting requirements.

Restricted Stock and Restricted Stock Units.    Upon the grant of restricted stock or restricted stock units, there will be no tax consequences to the grantee. Generally, the grantee will recognize ordinary income on the date the award vests, in an amount equal to, in the case of restricted stock, the value of the shares on the vesting date, or, in the case of restricted stock units, the amount of cash paid and the fair market value of any shares delivered upon vesting. With respect to restricted stock, under Section 83 of the Code, a grantee may elect to recognize income at the grant date rather than the date of vesting. If HNRA complies with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Code, HNRA will be entitled to a deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalents.    Grantees under the Incentive Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If HNRA complies with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Code, it will be entitled to a deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance Awards.    A distribution of shares of common stock or a payment of cash in satisfaction of a performance award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the grantee. The amount taxable as ordinary income is the aggregate fair market value of the shares of common stock determined as of the date they are received or, in the case of a cash award, the amount of the cash payment. HNRA will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the grantee if HNRA complies with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Code.

Tax Withholding.    Payment of the taxes imposed on awards made under the Incentive Plan may be made by withholding from payments otherwise due and owing to the grantee.

New Plan Benefits

Grants under the Incentive Plan will be made at the discretion of the Committee, and therefore, the benefits or number of shares subject to awards that may be granted in the future to HNRA’s executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.

Vote Required for Approval

Assuming that a quorum is present at the special meeting, the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the special meeting and entitled to vote on this Incentive Plan Proposal is required to approve the Incentive Plan. Accordingly, neither a stockholder’s failure to vote online or by proxy, a broker non-vote nor an abstention will be considered a “vote cast,” and thus will have no effect on the outcome of this proposal.

This Incentive Plan Proposal is conditioned upon the approval and completion of the Purchase Proposal, the NYSE American Proposal, and the Charter Proposal. If the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal is not approved, this proposal will have no effect even if approved by our stockholders.

Recommendation of the HNRA Board

THE HNRA BOARD RECOMMENDS THAT HNRA STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 3 — THE NYSE AMERICAN PROPOSAL

Overview

Assuming the Purchase Proposal and the Charter Proposal are approved, our stockholders will also be asked to approve the NYSE American Proposal.

The NYSE American Proposal is a proposal to approve, assuming the Purchase Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE American, the issuance of more than 20% of our issued and outstanding common stock, including (i) pursuant to Preferred Stock PIPE Investment, and (ii) pursuant to the term of the MIPA. Please see the section entitled “Proposal No. 1 — The Purchase Proposal.”

Purpose of the NYSE American Proposal

We are seeking stockholder approval in order to comply with Rule 713(a) of the NYSE American Company Guide.

Under Rule 713(a) of the NYSE American Company Guide, stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if such securities are not issued in a public offering for cash and due to the present or potential issuance of common stock or securities convertible into or exercisable for common stock (a) have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

If the NYSE American Proposal and the Purchase Proposal are adopted, (i) up to 2,000,000 shares of Class B Common Stock are issuable to Seller pursuant to the MIPA, (ii) up to 2,000,00 OpCo Class B Units are issuable to Seller pursuant to the MIPA (which, when combined with the 2,000,000 shares of Class B Common Stock, are convertible into 2,000,000 shares of Class A Common Stock), and (iii) up to 2,000,000 OpCo Preferred Units are issuable to Seller pursuant to the MIPA (which assuming a stock price of $10.00, will be convertible into 4,000,000 OpCo Class B Units and 4,000,000 shares of Class B Common Stock), and (iii) up to an aggregate of 125,000 shares of Series A Preferred Stock (convertible into 1,000,000 shares of SPAC Common Stock) may be issuable to the Preferred Stock PIPE Investors pursuant to a potential Preferred Stock PIPE Investment. Upon such issuances, Seller will hold up to 55.7%, and the Preferred Stock PIPE Investors will own 9.3%, respectively, of HNRA common stock outstanding before the Purchase, assuming (a) maximum redemptions, and (b) and no shares are issued pursuant to the Incentive Plan. The above percentages represent if the OpCo Preferred Units and the Series A Preferred Stock were converted immediately after the Purchase; however, both the OpCo Preferred Units and the Series A Preferred Stock may only convert upon the two-year anniversary of the Closing of the Purchase.

In the event that this proposal is not approved by our stockholders, the Purchase may not be consummated. In the event that this proposal is approved by our stockholders, but the MIPA is terminated (without the Purchase being consummated) prior to the issuance of stock pursuant to the MIPA or the Preferred Stock PIPE Investment, HNRA will not issue the shares of stock.

Vote Required for Approval

Assuming that a quorum is present at the special meeting, the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the special meeting and entitled to vote on this NYSE American Proposal is required to approve the NYSE American Proposal. Accordingly, neither a stockholder’s failure to vote online or by proxy, a broker non-vote nor an abstention will be considered a “vote cast,” and thus will have no effect on the outcome of this proposal.

This NYSE American Proposal is conditioned upon the approval and completion of the Purchase Proposal and the Charter Proposal. If the Purchase Proposal or the Charter Proposal are not approved, this proposal will have no effect even if approved by our stockholders. If any of the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal are not approved, the Company will not be able to consummate the Purchase.

Recommendation of the HNRA Board

THE HNRA BOARD RECOMMENDS THAT HNRA STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE NYSE AMERICAN PROPOSAL.

PROPOSAL NO. 4 — THE CHARTER PROPOSAL

Overview

HNRA stockholders are being asked to approve and adopt, assuming the Purchase Proposal and the NYSE American Proposal are approved, the Proposed Second A&R Charter, which if approved would take effect upon the Closing. The following summary of the proposed amendments to the Proposed Second A&R Charter should be read in conjunction with the full Proposed Second A&R Charter, a copy of which is attached hereto as Annex I.

•        Increase the number of authorized shares of HNRA’s capital stock, par value $0.0001 per share, from 101,000,000 shares, consisting of (a) 100,000,000 shares of common stock and (b) 1,000,000 shares of preferred stock, to 121,000,000 shares, par value $0.0001 per share consisting of (i) 120,000,000 shares of common stock, which will, as amended, consist of 100,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock and (ii) 1,000,000 shares of preferred stock;

•        Remove certain provisions in the Charter relating to HNRA’s Initial Business Combination and provisions applicable only to blank check companies that will no longer be applicable to HNRA following the Closing;

•        Allow stockholders to act by written consent;

•        Absolve certain HNRA stockholders from certain competition and corporate opportunities obligations;

•        Allow officers of HNRA to be exculpated from personal monetary liability pursuant to the DGCL; and

•        Provide that holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class on all matters, except as required by law or by our Proposed Second A&R Charter.

The Proposed Second A&R Charter differs in material respects from the HNRA Charter, and we urge stockholders to carefully consult the full text of the Proposed Second A&R Charter. The Charter Proposal is conditioned on the approval of the Purchase Proposal and the NYSE American Proposal. Therefore, if the Purchase Proposal and the NYSE American Proposal are not approved, the Charter Proposal will have no effect, even if approved by HNRA stockholders. If any of the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal are not approved, the Company will not be able to consummate the Purchase.

Reasons for the Amendments

The HNRA Board’s reasons for proposing each of the amendments to the HNRA Charter are as follows:

Provisions Specific to Authorized Share Capital

The amendment to HNRA’s authorized share capital is intended to provide adequate authorized share capital to accommodate the issuance of shares of Class B Common Stock in the Purchase, which issuance is required to give to holders of membership interests in Pogo voting stock in HNRA that is equivalent to the number of membership interests such holders are receiving in OpCo. The issuance of shares of Class B Common Stock to holders of membership interests in Pogo is necessary in order to retain such holders’ voting rights in the post-Purchase company.

Provisions Specific to Special Purpose Acquisition Companies

Currently, the HNRA Charter contains provisions related to HNRA’s status as a blank check company. The HNRA Board believes that making corporate existence perpetual is desirable to reflect the Purchase. The elimination of certain provisions related to the HNRA’s status as a blank check company is desirable because these provisions will serve no purpose following the Purchase. For example, the Proposed Second A&R Charter does not include the requirement to dissolve the post-combination company and instead allow the post-combination company to continue as a corporate entity with perpetual existence following consummation of the Purchase. Perpetual existence is the usual period of existence for public corporations, and the HNRA Board believes it is the most appropriate period for the post-combination company following the Purchase. In addition, certain other provisions in HNRA’s current organizational documents require that proceeds from the IPO be held in the Trust

Account until a business combination or liquidation of HNRA has occurred. These provisions cease to apply once the Purchase is consummated and are therefore not included in the Proposed Second A&R Charter of the post-combination company.

Stockholders’ Ability to Act by Written Consent

Currently the HNRA Charter does not allow stockholders to take action by written consent. The HNRA Board has determined that it is in the best interests of HNRA and its stockholders to provide that any action required or permitted to be taken by the stockholders of HNRA may be effected by the consent in writing of the holders as required under Delaware law. The HNRA Board seeks to balance stockholder rights while recognizing that actions by written consent can be potentially disruptive to certain stockholders’ interests and to business operations, can be misused and can cause us to incur substantial expenses. Accordingly, the HNRA Board believes the above described threshold for acting by written consent will help to balance these considerations, ensuring that action by written consent is done by stockholders with a significant meaningful interest in HNRA but is less likely to be disruptive to HNRA and its operations and be more likely to address matters that merit the unusual step of convening a meeting in advance of the regularly scheduled annual meeting process.

Changes in Connection with the Corporate Opportunity Doctrine

Currently the HRNA Charter does contain provisions waiving the corporate opportunity doctrine; however, the HNRA Board has determined that it is in the best interests of HNRA and its stockholders to revise the existing waiver of the corporate opportunity doctrine so that such waiver is more fulsomely addressed towards the ownership structure of HNRA.

Limitation of Liability for Officers

Currently the HNRA Charter does contain provisions allowing directors of HNRA to be exculpated from personal monetary damages for breach of fiduciary duty as a director. Pursuant to the DGCL, the HNRA Board has determined that it is in the best interests of HNRA and its stockholders to expand this exculpation from personal monetary liability to officers of HNRA as well.

Voting Rights

Currently the HNRA Charter provides that the holders of common stock possess all voting power for the election of the directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. The HNRA Board has determined that it is in the best interests of HNRA and its stockholders to create to classes of common stock — Class A Common Stock and Class B Common Stock — and to provide that holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class on all matters.

Vote Required for Approval

The Closing is conditioned on the approval of the Purchase Proposal, the Charter Proposal and the NYSE American Proposal at the special meeting.

The Charter Proposal is conditioned on the approval of the Purchase Proposal and the NYSE American Proposal at the special meeting. If the Purchase Proposal or the NYSE American Proposal are not approved, this Proposal No. 4 will have no effect, even if approved by our stockholders. If any of the Purchase Proposal, the NYSE American Proposal, or the Charter Proposal are not approved, the Company will not be able to consummate the Purchase.

The approval of the Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the SPAC Common Stock entitled to vote thereon at the Special Meeting. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the HNRA Board

THE HNRA BOARD RECOMMENDS THAT HNRA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 5 — THE ADJOURNMENT PROPOSAL

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Purchase Proposal or the Incentive Plan Proposal, the HNRA Board may adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will HNRA solicit proxies to adjourn the Special Meeting beyond the date by which it may properly do so under the HNRA Charter and Delaware law.

The chairman of the HNRA Board has the authority to adjourn any meeting of the HNRA stockholders, including the Special Meeting. Pursuant to the MIPA, HNRA is required to adjourn the Special Meeting (i) to the extent necessary to ensure that any legally required supplement or amendment to this Proxy Statement is provided to the HNRA stockholders, (ii) if, on a date for which the Special Meeting is scheduled, there are insufficient shares of SPAC Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting or (iii) if, on a date for which the Special Meeting is scheduled, HNRA has not received proxies representing a sufficient number of shares of SPAC Common Stock to adopt the Purchase Proposal, the Incentive Plan Proposal, or the NYSE American Proposal, which, other than the first adjournment or postponement pursuant to this clause (iii), will be subject to Pogo’s consent (provided, that HNRA will not postpone or adjourn the Special Meeting (x) unless otherwise agreed to by HNRA and Pogo, to a date that is more than 10 days after the date previously scheduled (it being understood that HNRA will adjourn or postpone the Special Meeting every time the circumstances described in the foregoing clauses (i), (ii) or (iii) exist) or (y) to a date that is less than two business days prior to the Outside Date (excluding any adjournments or postponements required by applicable law)).

Required Vote

The Purchase Proposal is not conditioned upon the approval of the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of SPAC Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the HNRA Board

THE HNRA BOARD RECOMMENDS THAT HNRA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT POGO

Overview

Pogo Resources, LLC (“Pogo”) is a private equity backed exploration and production company that began operations in February 2017. Pogo is based in Dallas, Texas, and a field office in Loco Hills, New Mexico. As of December 31, 2022, Pogo’s operating focus is the Northwest Shelf of the Permian Basin, with a specific emphasis on oil and gas producing properties located in the Grayburg-Jackson Field in Eddy County, New Mexico. Pogo is the Operator of Record of its oil and gas properties, operating its properties through its wholly owned subsidiary, LH Operating LLC. Pogo completed multiple acquisitions in 2018 and 2019. These acquisitions included multiple producing properties in Lea and Eddy counties, New Mexico. In 2020, after identifying its core development property, Pogo successfully completed a series of divestures of its non-core properties. Then, with one key asset, its Grayburg-Jackson Field in Eddy County, New Mexico, Pogo focused all of its efforts on developing this asset. This has been Pogo’s focus for 2021 and 2022. Pogo’s private equity sponsor is CIC Partners. Pogo’s equity backer, CIC Partners, has made an equity commitment of $15 million. Pogo’s bank, Pegasus Bank, provides an RBL credit facility for Pogo’s operations. Pogo seeks to maintain a conservative balance sheet. Currently, Pogo has 16 employees (3 executive officers and 1 engineering staff in Dallas; 12 field staff in Loco Hills). From time to time, on an as needed basis, contract workers handle additional necessary responsibilities.

Pogo owns, manages, and operates, through its wholly owned subsidiary, LH Operating, LLC, 100% working interest in a gross 13,700 acres located on the Northwest Shelf of the prolific oil and gas producing Permian Basin. Pogo benefits from cash flow growth through continued development of its working interest’s ownership, with relatively low capital cost and lease operating expenses. As of December 31, 2022, average net daily production associated with Pogo’s working interests was 1,296 BOE per day consisting of 84% oil and 16% natural gas. Pogo expects to continue to grow its cash flow by production enhancements in its operations on its gross 13,700-acre leasehold. Furthermore, Pogo intends to make additional acquisitions within the Permian Basin, as well as other oil and gas producing regions in the USA, that meet its investment criteria for minimum risk, geologic quality, operator capability, remaining growth potential, cash flow generation and, most importantly, rate of return.

As of December 31, 2022, 100% of Pogo’s gross 13,700 leasehold acres were located in Eddy County, New Mexico, where there 100% of the leasehold working interests owned by Pogo consist of state and federal lands. Pogo believes the Permian Basin offers some of the most compelling rates of return for Pogo and significant potential for cash flow growth. As a result of compelling rates of return, development activity in the Permian Basin has outpaced all other onshore U.S. oil and gas basins since the end of 2016. This development activity has driven basin-level production to grow faster than production in the rest of the United States.

Pogo’s working interests entitle it to receive an average of 84% of the net revenue from crude oil and natural gas produced from the oil and gas reservoirs underlying its acreage. Pogo is not under any mandatory obligation to fund drilling and completion costs associated with oil and gas development because 100% of its lease holdings are held by production. As a working interest owner with significant net earnings, Pogo seeks to fully capture all remaining oil and gas reserves underlying its leasehold acres by systematically developing its low risk, predictable, proven reserves by means of adding perforations in previously drilled and completed wells, were applicable, and drilling new wells in a predetermined drilling pattern. Accordingly, Pogo’s development model generates strong margins greater than 70%, at low risk, predictable, production outcomes that requires low overhead and is highly scalable. For the year ended December 31, 2022, Pogo’s lifting cost was about $17.79 per barrel of oil equivalent at a realized price of $84.41 per BOE, excluding the impact of settled commodity derivatives. As a result, Pogo’s operating margin and cash flows are higher, as a percentage of revenue, than those of traditional E&P companies. Pogo is led by a management team with extensive oil and gas engineering, geologic and land expertise, purchases and acquisitions and capital markets experience, long-standing industry relationships and a history of successfully acquiring and managing a portfolio of working and leasehold interests, producing crude oil and natural gas assets. Pogo intends to capitalize on its management team’s expertise and relationships to 1) increase cash flow in the field, 2) continue to make value-enhancing acquisitions in the Permian Basin, and 3) evaluate significant targets in other well-known producing basins in order to further increase its cash flows per share.

Pogo’s Key Producing Region

As of December 31, 2022, all of Pogo’s properties were located exclusively within the Northwest Shelf of the Permian Basin. As of December 2022, the Permian Basin had the highest level of drilling activity in the United States with 344 drilling rigs operating, according to Baker Hughes. By comparison, The Eagle Ford Shale region located in Southwest-central Texas had only 72 rigs operating. The Permian Basin includes three major geologic provinces: the Delaware Basin to the west, the Midland Basin to the east and the Central Basin Platform in between. The Northwest Shelf is the western limits of the Delaware Basin, a sub-basin within the Permian Basin complex. The Delaware Basin is identified by an abundant amount of oil-in-place, stacked pay potential across an approximately 3,900-foot hydrocarbon column, attractive well economics, favorable operating environment, well developed network of oilfield service providers, and significant midstream infrastructure in place or actively under construction. One hundred percent (100%) of Pogo’s working interests are located as of December 31, 2022, on the New Mexico side of the Delaware Basin. According to the USGS, the Delaware Basin contains the largest recoverable reserves among all unconventional basins in the United States.

Pogo believes the stacked-play potential of the Delaware Basin combined with favorable drilling economics support continued production growth as Pogo develops its leasehold position and improve well-spacing and completion techniques. Relative to other basins in the continental United States, Pogo believes the Delaware Basin is in a mid-stage of well development and that per-well returns will improve as Pogo continues to employ enhanced oil recovery technologies on its leasehold acreage. Pogo believes these enhanced oil recoveries will continue to support development activity where it holds significant working interest, with predictable returns leading to increasing cash flows with low maintenance costs.

Pogo’s Working Interests in Grayburg-Jackson Field

As of December 31, 2022, Pogo owns 100% working interest in 13,700 gross acres located in Eddy County, New Mexico, with a 84% weighted average net revenue. It should be noted that Pogo’s net revenue is substantially higher when compared to other E & P operators in the Permian Basin where their net revenue interest is usually 75%. The 13,700 gross acres are strategically located in the prolific oil field, Grayburg-Jackson field. Working interests granted to the Lessee (Pogo) under an Oil and Gas Lease are real property interests that grant ownership of the crude oil and natural gas underlying a specific tract of land and the rights to explore for, drill for and produce crude oil and natural gas on that land or to lease those exploration and development rights to a third party. Those rights to explore for, drill for and produce crude oil and natural gas on that land have a set period of time for the working interest owner to exercise those rights. Typically, an Oil and Gas Lease can be automatically extended beyond the initial lease term with continuous drilling, production or other operating activities or through negotiated contractual lease extension options. Only when production and drilling cease, the lease terminates.

As of December 31, 2022, 100% of Pogo’s working interests are held by production (“HBP”) meaning that Pogo is not under time sensitive obligation to drill or work-over any wells on its 13,700 acres. As of December 31, 2022, 100% of the wells and leases are operated by Pogo. Pogo is the official Operator of record with the state and federal regulatory agencies. As of December 31, 2022, Pogo generates a substantial majority of its revenues and cash flows from its working interests when crude oil and natural gas are produced and sold from its acreage.

Currently, Pogo’s working interests reside entirely in the Northwest Shelf of the Permian Basin, which Pogo believes is one of the premier crude oil and natural gas producing regions in the United States. As of December 31, 2022, Pogo’s working interests covered 13,700 gross acres, with the royalty owners retaining a weighted average 16% royalty. The following table summarizes Pogo’s working interest’s position in the lands comprising its leasehold as of December 31, 2022.

LH Operating, LLC Northwest Shelf (Permian Basin) Leasehold
Date of Acquisition	Gross Acres	Federal Leases	State Leases	Working Interest	NRI (weighted avg.)(1)	Royalty Interest(2)	Operations	HBP
2018	13,700	20	3	100%	84%	16%	100%	100%

____________

(1)      Pogo’s net revenue interests are based on its weighty average royalty interests across its entire leasehold

(2)      No unleased royalty interests as of December 31, 2022.

As of December 31, 2022, Pogo has working interests in 342 shallow (above 4,000 ft), vertical wells producing oil and gas in paying quantities. Ninety-five of the 342 producing wells were completed between 2019 and June 2022 by Pogo. In 2019, Pogo initiated a 4-well pilot water injection project into the Seven Rivers (“7R”) oil reservoir underlying its 13,700-acre leasehold. After an evaluation period extending into early 2020, Pogo determined the pilot project was successful by producing oil in paying quantities by simply adding perforations in the 7R reservoir in previously drilled and completed wells. Following the successful completion of the 4-well pilot project, Pogo commenced a work-over program by adding perforations in the 7R reservoir in 91 previously drilled wells between 2019 and June 2022. Prior to initiating the 4-well pilot project the legacy wells were averaging 275 BOE/d. By June 2022, the total production increased to 1,292 BOE/d. Pogo’s management team has determined, and verified by William M. Cobb & Associates (Cobb & Associates”), that 115 proved well patterns, developed but non-producing, are scheduled to be brought into production between 2023 and 2025.

As of December 31, 2022, the estimated proved crude oil and natural gas reserves attributable to Pogo’s interests in its underlying acreage were 18,339 MBOE (96% oil and 4% natural gas), based on a reserve report prepared by Cobb & Associates, worldwide petroleum consultants. Of these reserves, approximately 35% were classified as proved developed producing (“PDP”) reserves, 39% were classified as proved developed non-producing (“PDNP”) reserves and 26% were classified as proved undeveloped (“PUD”) reserves. PUD reserves included in these estimates relate solely to wells that are not yet drilled nor were not yet producing in paying quantities as of December 31, 2022. Estimated proved reserves included in this section is presented on an actual basis, without giving pro forma effect to transactions completed after such dates.

Pogo believes its production and discretionary cash flows will grow significantly as Pogo completes its substantial PDNP inventory of 7R well patterns located on its gross 13,700 acreage. As of December 31, 2022, Pogo had production from 342 vertical wells, and it has identified 115 additional PDNP well patterns based on its assessment of current geological, engineering and land data. As of December 31, 2022, Pogo has identified 43 PUD well patterns based on its assessment of current geological, engineering and land data

Pogo’s working interest development strategy anticipates shifting any drilling activity associated with its PUD reserves following Pogo’s completion of its PDNP reserves. The work-over costs attributable to adding perforations in wells previously drilled and completed is significantly less than drilling new wells. As of December 31, 2022, Pogo’s leasehold position has 25.7 wells per square mile. Pogo expects to see increases in its production, revenue and discretionary cash flows from the development of 115 well patterns in the 7R reservoir. Pogo believes its current leasehold working interests provide the potential for significant long-term organic revenue growth as Pogo develops its PDNP reserves to increase crude oil and natural gas production.

Business Strategies

Pogo’s primary business objective is to generate discretionary cash flow by maintaining its strong cash flow from the PDP reserves and increasing cash flow by developing predictable, low cost PDNP reserves in its Permian Basin asset. Pogo intends to accomplish this objective by executing the following strategies:

Generate strong cash flow supported by means of disciplined development of its PDNP Reserves.    As the sole working interest owner, Pogo benefits from the continued organic development of its acreage in the Permian Basin. As of December 31, 2022, Pogo, in conjunction with Cobb & Associates, a third-party engineering consulting firm, has confirmed that Pogo has 115, low cost, well patterns to be developed during 2023, 2024, and 2025. The total costs to complete these 115 well patterns have been predetermined by historical analysis. The estimated cost to complete each PDNP pattern is $377,652 and the estimated cost to complete each PUD pattern is $1,187,698. A single well pattern consists of one each producing well with its corresponding or dedicated water injection wells, with each injection well situated on four sides of the producing well. Water injection wells are necessary to maintain reservoir pressure in its original state and to move the oil in place toward the producing well. Pressure maintenance helps ensure maximum oil and gas recovery. Without pressure maintenance, oil recoveries from a producing oil reservoir generally do not exceed 10% of the original oil in place (“OOIP”). With pressure maintenance by re-injecting produced water into the oil reservoir, then Pogo expects to see ultimate oil recoveries 25% or greater of the OOIP. Offsetting oil wells on its leasehold also take advantage of the water injected into the oil reservoir, and is able to convert a high percentage of its revenue to discretionary cash flow, which it defines as its Adjusted EBITDA less cash interest expense and cash taxes. Because Pogo owns 100% working interests it incurs 100% of the monthly leasehold operating costs for the production of crude oil and natural gas or capital costs for the drilling and completion of wells on its acreage. Because these wells are shallow oil producers, with vertical depths between 1500 ft and 4000 ft, the monthly operating expenses are relatively low.

As of December 31, 2022, on Pogo’s monthly leasehold operating expenses attributable to each PDNP well were $4,381 per month. Pogo also pays 100% of the capital expenditure to develop each well pattern. Pogo’s monthly cash operating costs for the production of crude oil and natural gas consist of certain severance taxes gathering, processing and transportation costs, labor, and general and administrative expenses. As of December 31, 2022, Pogo’s production and ad valorem taxes were approximately $7.05 per BOE at a realized price of $84.41 per BOE, excluding the impact of settled commodity derivatives. Pogo believes that its working interest’s ownership in Grayburg-Jackson Field are positioned for cash flow growth as Pogo continues to focus on developing its PDNP reserves identified by its management in conjunction with Cobb & Associates. Pogo also expects to continue to grow its cash flow by making acquisitions that meet its investment criteria for geologic quality, operator capability, remaining growth potential, cash flow generation and, most importantly, rate of return.

•        Focus primarily on the Permian Basin.    All of Pogo’s working interests are currently located in the Permian Basin, one of the most prolific oil and gas basins in the United States. Pogo believes the Permian Basin provides an attractive combination of highly-economic and oil-weighted geologic and reservoir properties, opportunities for development with significant inventory of drilling locations and zones to be delineated our top-tier management team.

•        Business Relations.    Leverage expertise and relationships to continue acquiring Permian Basin targets with high working interests in actively producing oil fields from top-tier E&P operators, with predictable, stable cash flow, and with significant growth potential. Pogo has a history of evaluating, pursuing and consummating acquisitions of crude oil and natural gas targets in the Permian Basin and other oil producing basins. Pogo’s management team intends to continue to apply this experience in a disciplined manner when identifying and acquiring working interests. Pogo believes that the current market environment is favorable for oil and gas acquisitions in the Permian Basin and other oil generating basins. Numerous asset packages from sellers presents attractive opportunities for assets that meet Pogo’s target investment criteria. With sellers seeking to monetize their investments, Pogo intends to continue to acquire working interests that have substantial resource potential in the Permian Basin. Pogo expects to focus on acquisitions that complement its current footprint in the Permian Basin while targeting working interests underlying large scale, contiguous acreage positions that have a history of predictable, stable oil and gas production rates, and with attractive growth potential. Furthermore, Pogo seeks to maximize its return on capital by targeting acquisitions that meet the following criteria:

•        sufficient visibility to production growth;

•        attractive economics;

•        de-risked geology supported by stable production;

•        targets from top-tier E&P operators; and

•        a geographic footprint that Pogo believes is complementary to its current Permian Basin asset and maximizes its potential for upside reserve and production growth.

•        Maintain conservative and flexible capital structure to support Pogo’s business and facilitate long-term operations.    Pogo is committed to maintaining a conservative capital structure that will afford it the financial flexibility to execute its business strategies on an ongoing basis. Pogo believes that internally generated cash flows from its working interests and operations, available borrowing capacity under its revolving credit facility, and access to capital markets will provide it with sufficient liquidity and financial flexibility to continue to acquire attractive targets with high working interests that will position it to grow its cash flows in order to distributed to its shareholders as dividends and/or reinvested to further expand its base of cash flow generating assets. Pogo intends to maintain a conservative leverage profile and utilize a mix of cash flows from operations and issuance of debt and equity securities to finance future acquisitions.

Competitive Strengths

Pogo believes that the following competitive strengths will allow it to successfully execute its business strategies and achieve its primary business objective:

•        Permian Basin focused public company positioned as a preferred buyer in the basin.    Pogo believes that its focus on the Permian Basin will position it as a preferred buyer of Permian Basin working interests in known producing oil and gas fields. Pogo anticipates all of the post business combination with HNRA will be located in the Permian Basin, one of the most prolific oil plays in the United States. As of December 31, 2022, 100% of its current leasehold is located in an area with proven results from multiple stacked productive zones. Pogo’s properties in the Permian Basin are high-quality, high-margin, and oil weighted, and Pogo believes they will be viewed favorably by the investment community as compared to equity consideration diluted by lower quality assets located in less prolific basins. Pogo targets acquisitions of operated properties with high working interest percentages that are relatively undeveloped in the Permian Basin, and it believes the organic development of its acreage will result in substantial production growth regardless of acquisition activity.

•        Favorable and stable operating environment in the Permian Basin.    With over 400,000 wells drilled in the Permian Basin since 1900, the region features a reliable and predictable geological and regulatory environment, according to Enverus. Pogo believes that the impact of new technology, combined with the substantial geological information available about the Permian Basin, also reduces the risk of development and exploration activities as compared to other, emerging hydrocarbon basins. As of December 31, 2022, 100% of Pogo’s acreage was located in New Mexico and does not require federal approval to develop its 115 well patterns classified as PDNP reserves and does not have impediments in order to deliver Pogo’s production to market.

•        Experienced management team with an extensive track record.    Pogo’s management team has deep industry experience focused on development in the Permian Basin as well as other significant oil producing regions and has a track record of identifying acquisition targets, negotiating agreements, and successfully consummating acquisitions, and operating the acquired target using industry standards. Pogo plans to continue to evaluate and pursue acquisitions of all sizes. Pogo expects to benefit from the industry relationships fostered by its management team’s decades of experience in the oil and natural gas industry with a focus on the Permian Basin, in addition to leveraging its relationships with many E & P company executives.

•        Development potential of the properties underlying Pogo’s Permian Basin working interests.    Pogo’s assets consist of 100% working interests in a gross 13,700 acres located in the Northwest Shelf of the Permian Basin. Pogo expects production from its working interest ownership to increase its oil and gas production to 2,491 BOE from 1,292 BOE/d as it develops its PDNP reserves after completing 115 well patterns. Pogo believes its assets in the Permian Basin is in an earlier to mid-stage of development and that the average number of producing wells per section in its 13,700-acre leasehold will increase as Pogo continues to add PUD well patterns, which would allow Pogo to achieve higher realized cash flows to distributed to its shareholders as dividends and/or reinvested to further expand its base of cash flow generating assets. From December 2019 to December 2022, production attributable to Pogo’s working interest ownership in producing properties located in the Northwest Shelf of the Permian Basin increased from 683 BOE/d to 1,265 BOE/d. Pogo believes that once it completes its PDNP and PUD program as detailed in the Cobb & Associates reserve report, Pogo expects its BOE/d will increase to 1,296 BOE/d.

Crude Oil and Natural Gas Data

In this Proxy Statement, Pogo includes estimates of reserves associated with the assets located in New Mexico as of December 31, 2021, and December 31, 2022. Such reserve estimates are based on evaluations prepared by the independent petroleum engineering firm of Cobb & Associates, in accordance with Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Evaluation Engineers and definitions and guidelines established by the SEC. The December 31, 2021 and December 31, 2022 reserve reports include the total interests of Pogo Resources, LLC, including the 10% overriding royalty interest not acquired in the transaction, and are included in this filing as attachments Annex F and Annex G, respectively. As such, the estimates of proved oil and gas and discounted future net cash flows include the total interests of Pogo Resources, LLC.

Cobb & Associates, Inc. is an independent consulting firm founded in 1983. Its compensation is not contingent on the results obtained or reported. Frank J. Marek, a Registered Texas Professional Engineer and a senior technical advisor of Cobb & Associates, Inc., is primarily responsible for overseeing the preparation of the reserve report. His professional qualifications meet or exceed the qualifications of reserve estimators set forth in the “Standards Pertaining to Estimation and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers. His qualifications include: Bachelor of Science degree in Petroleum Engineering from Texas A&M University 1977; member of the Society of Petroleum Engineers; member of the Society of Petroleum Evaluation Engineers; and 40 years of experience in estimating and evaluating reserve information and estimating and evaluating reserves; he is proficient in judiciously applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserve definitions and guidelines.

Preparation of Reserve Estimates

Pogo’s reserve estimates as of December 31, 2021 and December 31, 2022 included in this Proxy Statement are based on evaluations prepared by the independent petroleum engineering firm of Cobb & Associates in accordance with Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Evaluation Engineers and definitions and guidelines established by the SEC. The December 31, 2021 and December 31, 2022 reserve reports include the total interests of Pogo Resources, LLC, including the 10% overriding royalty interest not acquired in the transaction, and are included in this filing as attachments Annex F and Annex G, respectively. As such, the estimates of proved oil and gas and discounted future net cash flows include the total interests of Pogo Resources, LLC. Pogo selected Cobb & Associates as its independent reserve engineer for its historical experience and geographic expertise in engineering similar resources.

In accordance with rules and regulations of the SEC applicable to companies involved in crude oil and natural gas producing activities, proved reserves are those quantities of crude oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term “reasonable certainty” means deterministically, the quantities of crude oil and/or natural gas are much more likely to be achieved than not, and probabilistically, there should be at least a 90% probability of recovering volumes equal to or exceeding the estimate. All of Pogo’s proved reserves were estimated using a deterministic method. The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable crude oil and natural gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions established under SEC rules. The process of estimating the quantities of recoverable reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into four broad categories or methods: (i) production performance-based methods, (ii) material balance-based methods; (iii) volumetric-based methods and (iv) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserves for proved developed producing wells were estimated using production performance methods. Non-producing reserve estimates, for developed and undeveloped properties, were forecast using a pattern simulation model.

To estimate economically recoverable proved reserves and related future net cash flows, Pogo considered many factors and assumptions, including the use of reservoir parameters derived from geological and engineering data that cannot be measured directly, economic criteria based on current costs and the SEC pricing requirements and forecasts of future production rates.

Under SEC rules, reasonable certainty can be established using techniques that have been proven effective by actual production from projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology that establishes reasonable certainty. Reliable technology is a grouping of one or more technologies (including computational methods) that have been field tested and have been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation. To establish reasonable certainty with respect to Pogo’s estimated proved reserves, the technologies and economic data used in the estimation of its proved reserves have been demonstrated to yield results with consistency and repeatability, and include production and well test data, downhole completion information, geologic data, electrical logs, radioactivity logs, core data, and historical well cost and operating expense data.

Internal Controls

Pogo’s internal staff of petroleum engineers and geoscience professionals work closely with its independent reserve engineer to ensure the integrity, accuracy and timeliness of data furnished to such independent reserve engineer in their preparation of reserve estimates. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil and natural gas that are ultimately recovered. See “Other Risk Factors of Pogo” appearing elsewhere in this Proxy Statement. Pogo’s engineering group is responsible for the internal review of reserve estimates Pogo’s Chief Operating Officer is primarily responsible for overseeing the preparation of its reserve estimates and has more than 16 years of experience as an engineer. Pogo’s Chief Executive Officer is directly responsible for overseeing the engineering group.

No portion of Pogo’s engineering group’s compensation is directly dependent on the quantity of reserves booked. The engineering group reviews the estimates with the third-party petroleum consultant, Cobb & Associates, an independent petroleum engineering firm.

Reconciliation of Standardized Measure to PV-10

Neither PV-10 nor PV-10 after ARO are financial measures defined under GAAP; therefore, the following table reconciles these amounts to the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. Management believes that the non-GAAP financial measures of PV-10 and PV-10 after ARO are relevant and useful for evaluating the relative monetary significance of oil and natural gas properties. PV-10 and PV-10 after ARO are used internally when assessing the potential return on investment related to oil and natural gas properties and in evaluating acquisition opportunities. Management believes that the presentation of PV-10 and PV-10 after ARO provide useful information to investors because they are widely used by professional analysts and sophisticated investors in evaluating oil and natural gas companies. PV-10 and PV-10 after ARO are not measures of financial or operating performance under GAAP, nor are they intended to represent the current market value of our estimated oil and natural gas reserves. PV-10 after ARO is equivalent to the standardized measure of discounted future net cash flows as defined under GAAP. Investors should not assume that PV-10, or PV-10 after ARO, of our proved oil and natural gas reserves shown above represent a current market value of our estimated oil and natural gas reserves.

The reconciliation of PV-10 and PV-10 after ARO to the standardized measure of discounted future net cash flows relating to our estimated proved oil and natural gas reserves is as follows (in thousands):

	December 31, 2022	December 31, 2021
Present value of estimated future net revenues (PV-10)	$519,775	$307,615
Present value of estimated ARO, discounted at 10%	(228)	(206)
Standardized measure	$519,547	$307,409

Summary of Reserves

The following table presents Pogo’s estimated proved reserves as of December 31, 2021 and December 31, 2022. The December 31, 2021 and December 31, 2022 reserve reports include the total interests of Pogo Resources, LLC, including the 10% overriding royalty interest not acquired in the transaction, and are included in this filing as attachments Annex F and Annex G, respectively. As such, the estimates of proved oil and gas and discounted future net cash flows include the total interests of Pogo Resources, LLC. The reserve estimates presented in the table below are based on reports prepared by Cobb & Associates, Pogo’s independent petroleum engineers, which reports were prepared in accordance with current SEC rules and regulations regarding oil and natural gas reserve reporting:

	December 31, 2022(1)	December 31, 2021(2)
Estimated proved developed producing reserves:
Crude Oil (MBbls)	6,060	5,649
Natural Gas (MMcf)	2,077	1,536
NGLs (MBbls)	0	0
Total (MBOE)	6,406	5,905

Estimated proved non-producing reserves:
Crude Oil (MBbls)	6,954	7,513
Natural Gas (MMcf)	1,496	1,339
NGLs (MBbls)	0	0
Total (MBOE)	7,203	7,736

Estimated proved undeveloped reserves:
Crude Oil (MBbls)	4,564	4,707
Natural Gas (MMcf)	1,000	839
NGLs (MBbls)	0	0
Total (MBOE)	4,730	4,847

Estimated proved reserves:
Crude Oil (MBbls)	17,577	17,868
Natural Gas (MMcf)	4,572	3,714
NGLs (MBbls)	0	0
Total (MBOE)	18,339	18,487

____________

(1)      Pogo’s estimated proved reserves were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. For crude oil volumes, the average WTI posted price of $93.67 per Bbl as of December 31, 2022 was adjusted for quality, transportation fees and a regional price differential. For natural gas volumes, the average Henry Hub spot price of $6.35 per MMBtu as of December 31, 2022 was adjusted for energy content, transportation fees and a regional price differential. The average adjusted product prices weighted by production over the remaining lives of the proved properties are $94.53 per Bbl of crude oil and $4.14 per Mcf of natural gas as of December 31, 2022.

(2)      Pogo’s estimated proved reserves were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. For crude oil volumes, the average WTI posted price of $66.56 per Bbl as of December 31, 2021 was adjusted for quality, transportation fees and a regional price differential. For natural gas volumes, the average Henry Hub spot price of $3.598 per MMBtu as of December 31, 2021was adjusted for energy content, transportation fees and a regional price differential. The average adjusted product prices weighted by production over the remaining lives of the proved properties are $65.73 per Bbl of crude oil and $2.73 per Mcf of natural gas as of December 31, 2021.

Reserve engineering is a process of estimating volumes of economically recoverable crude oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing, and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of crude oil and natural gas that are ultimately recovered. Estimates of economically recoverable crude oil and natural gas and of future net revenues are based on a number of variables and assumptions, all of which may vary from actual results, including geologic interpretation, prices, and future production rates and costs. Please read “Other Risk Factors of Pogo.”

Additional information regarding Pogo’s proved reserves can be found in the notes to its financial statements included elsewhere in this Proxy Statement and its proved reserve reports, which are included as annexes to this Proxy Statement.

PUDs

As of December 31, 2021, Pogo estimated its PUD reserves to be 4,707 MBbls of crude oil and 839 MMcf of natural gas for a total of 4,847 MBOE. As of December 31, 2022, Pogo estimated its PUD reserves to be 4,564 MBbls of crude oil and 1,000 MMcf of natural gas for a total of 4,730 MBOE. PUDs will be converted from undeveloped to developed as the applicable wells begin production.

The following table summarizes Pogo’s changes in PUD reserves during the year ended December 31, 2021 (in MBOE):

Proved Undeveloped Reserves (MBOE)
Balance, December 31, 2020	0
Acquisitions of Reserves	0
Extensions and Discoveries	4,847
Revisions of Previous Estimates	0
Transfers to Estimated Proved Developed	0
Balance, December 31, 2021	4,847

Changes in Pogo’s PUD reserves that occurred during the year ended December 31, 2021 were due to successful pilot wells for the Seven Rivers waterflood implementation, which resulted in the subsequent identification of 43 development patterns.

The following table summarizes Pogo’s changes in PUD reserves during the nine months ended December 31, 2022 (in MBOE):

Proved Undeveloped Reserves (MBOE)
Balance, December 31, 2021	4,847
Acquisitions of Reserves	0
Extensions and Discoveries	0
Revisions of Previous Estimates	(117)
Transfers to Estimated Proved Developed	0
Balance, December 31, 2022	4,730

Changes in Pogo’s PUD reserves that occurred during the year ended December 31, 2022 were primarily due to increased operating costs.

Pogo has not made any capital expenditures in order to convert its existing PUDs because Pogo has been allocating its capital resources to convert PDNP reserves to PDP reserves and not to convert its PUD reserves to PDNP or PDP reserves.

Pogo’s PUD reserves at December 31, 2022 are based on a development plan instituted by Pogo’s management. All of such reserves are scheduled to be developed within five years from the date such locations were initially disclosed as PUD reserves. Our development plan is prepared annually by management and approved by the Board of Directors. Our PUD reserves only represent reserves that are scheduled, based on such plan, to be developed within five years from the date such locations were initially disclosed as PUDs. At December 31, 2022, Pogo estimates that its future development costs relating to the development of PUD reserves are $0 in 2023, $28.8 million in 2024 and $22.2 million in 2025. Under our development plan, our existing PUDs are expected to be converted to PDP reserves by 2025.

Crude Oil and Natural Gas Production Prices and Costs

Production and Price History

The following table sets forth information regarding net production of crude oil and natural gas and certain price and cost information for each of the periods indicated:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Production data:
Crude Oil (MBbls)	397	332
Natural Gas (MMcf)	457	355
NGLs (MBbls)	0	0
Total (MBOE)	473	391

Average realized prices:
Crude Oil (per Bbl)	$95.66	$67.98
Natural Gas (per Mcf)	$4.29	$3.97
NGLs (per Bbl)	$0.00	$0.00
Total (per BOE)(1)	$84.41	$61.30

Average cost (per BOE):
Lease Operating Expenses	$17.79	$13.58
Production and ad valorem taxes	$7.05	$5.33

____________

(1)      “Btu-equivalent” production volumes are presented on an oil-equivalent basis using a conversion factor of six Mcf of natural gas per Bbl of “oil equivalent,” which is based on approximate energy equivalency and does not reflect the price or value relationship between crude oil and natural gas.

Productive Wells

Productive wells located on Pogo’s leasehold consist of producing vertical wells that are capable of producing oil and gas in paying quantities and are not dry wells. As of December 31, 2022, Pogo owned working interests in 342 producing wells, 207 water injectors, and one water source well, all located on its 13,700 gross acre leasehold. Only one well owned by Pogo is approved to be plugged and abandoned.

Pogo is not aware of any dry holes drilled on the acreage underlying its working interest during the relevant periods.

The following table sets forth the total number of gross and net productive wells, all of which are oil wells.

	As of December 31, 2022
	Gross	Net
Productive	342	342
Dry holes	—	—
Total	342	342

Drilling and other exploration and development activities

For the years ended 2022, 2021, and 2020, Pogo did not drill any new wells.

As of December 31, 2022, there were no wells being completed or waiting on completion. Furthermore, we were not installing any waterfloods or pressure maintenance systems or engaging in any other development activity as of such date.

Acreage and Ownership

The following figures sets forth information relating to Pogo’s acreage for its working interests as of December 31, 2022:

Pogo owns 100% working interests that is subject to a 16% weighted average net royalty interest across its 13,700 gross acres as of December 31, 2022. For information regarding the impact of lease expirations on our interests, please see “Risk Factors — Risk Factors Related to Pogo — Risks Related to Pogo’s Business.” All of Pogo’s 13,700 acres are held by production and or not under any mandatory lease expiration.

Pogo’s leasehold is 100% operated through its wholly owned subsidiary LH Operating and 100% of its 13,700 gross acre leasehold is HBP. The leasehold is comprised of 23 total leases, 20 BLM and 3 NM State leases. Ninety-seven percent of its leasehold classified as PDP has title opinion coverage. For regulatory purposes, the current producing reservoirs, 7R, Queen, Grayburg, and San Andres, are considered a single, unitized pool (“pool”) for all current PDP reserves and PDNP reserves. No regulatory approval is required prior to performing workovers on existing wells within the pool (i.e. perforations, fracking, or acidizing, etc.).

LH Operating, LLC was created to solely manage this asset on behalf of Pogo. LH Operating has performed its duties for two (2) years without any known liabilities, and are in good standing with regulatory agencies. LH Operating is fully bonded to operate in New Mexico.

Leasehold acreage

The following table sets forth certain information regarding the total developed and undeveloped acreage in which Pogo owned an interest as of December 31, 2022.

	Developed Acres		Undeveloped Acres
	Gross	Net	Gross	Net
Total	13,700	13,700	—	—

Pogo’s acreage has undergone development activities, including drilling, completion, and production operations in the Grayburg/San Andres (“legacy zones”) and/or the Seven Rivers waterflood zones. As a result, there are no remaining acreage portions that require initial development. Pogo has identified new potential proved reserves within the incremental waterflood zone of the Seven Rivers. The undeveloped reserves in this context signify the portion of hydrocarbons within the Seven Rivers waterflood zone that have yet to be produced or fully exploited. The planned additional development of the Seven Rivers zone as recognized with the PUD reserves are associated with approximately 1,677 acres of the 13,700 total developed acres.

Regulation

The following disclosure describes regulations directly associated with E&P companies who are classified with state and federal regulatory agencies as Operator of record of crude oil and natural gas properties, including Pogo.

Crude oil and natural gas operations are subject to various types of legislation, regulation and other legal requirements enacted by governmental authorities. This legislation and regulation affecting the crude oil and natural gas industry is under constant review for amendment or expansion. Some of these requirements carry substantial penalties for failure to comply. The regulatory burden on the crude oil and natural gas industry increases the cost of doing business.

Environmental Matters

Crude oil and natural gas exploration, development and production operations are subject to stringent laws and regulations governing the discharge of materials into the environment or otherwise relating to protection of the environment or occupational health and safety. These laws and regulations have the potential to impact production on the properties in which Pogo owns working interest, which could materially adversely affect its business and its prospects. Numerous federal, state and local governmental agencies, such as the EPA, issue regulations that often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties and may result in injunctive obligations for non-compliance. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit construction or drilling activities on certain lands lying within wilderness, wetlands, ecologically sensitive and other protected areas, require action to prevent or remediate pollution from current or former operations, such as plugging abandoned wells or closing earthen pits, result in the suspension or revocation of necessary permits, licenses and authorizations, require that additional pollution controls be installed and impose substantial liabilities for pollution resulting from operations. The strict, joint and several liability nature of such laws and regulations could impose liability upon the Operator of record regardless of fault. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances, hydrocarbons or other waste products into the environment. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly pollution control or waste handling, storage, transport, disposal or cleanup requirements could materially adversely affect Pogo’s business and prospects.

Non-Hazardous and Hazardous Waste

The Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes and regulations promulgated thereunder, affect crude oil and natural gas exploration, development, and production activities by imposing requirements regarding the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. With federal approval, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Administrative, civil and criminal penalties can be imposed for failure to comply with waste handling requirements. Although most wastes associated with the exploration, development and production of crude oil and natural gas are exempt from regulation as hazardous wastes under RCRA, these wastes typically constitute nonhazardous solid wastes that are subject to less stringent requirements. From time to time, the EPA and state regulatory agencies have considered the adoption of stricter disposal standards for nonhazardous wastes, including crude oil and natural gas wastes. Moreover, it is possible that some wastes generated in connection with exploration and production of oil and gas that are currently classified as nonhazardous may, in the future, be designated as “hazardous wastes,” resulting in the wastes being subject to more rigorous and costly management and disposal requirements. On May 4, 2016, a coalition of environmental groups filed a lawsuit against EPA in the U.S. District Court for the District of Columbia for failing to update its RCRA Subtitle D criteria regulations governing the disposal of certain crude oil and natural gas drilling wastes. In December 2016, EPA and the environmental groups entered into a consent decree to address EPA’s alleged failure. In response to the consent decree, in April 2019, the EPA signed a determination that revision of the regulations is not necessary at this time. However, any changes in the laws and regulations could have a material adverse effect on the Operator of record (Pogo) of its properties’ capital expenditures and operating expenses, which in turn could affect production from the acreage underlying Pogo’s working interests and adversely affect Pogo’s business and prospects.

Remediation

The Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and analogous state laws generally impose strict, joint and several liability, without regard to fault or legality of the original conduct, on classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current owner or operator of a contaminated facility, a former owner or operator of the facility at the time of contamination, and those persons that disposed or arranged for the disposal of the hazardous substance at the facility. Under CERCLA and comparable state statutes, persons deemed “responsible parties” may be subject to strict, joint and several liability for the costs of removing or remediating previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination), for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. In addition, the risk of accidental spills or releases could expose Pogo’s working interests underlying its leasehold acreage to significant liabilities that could have a material adverse effect on the operators’ businesses, financial condition and results of operations. Liability for any contamination under these laws could require Pogo to make significant expenditures to investigate and remediate such contamination or attain and maintain compliance with such laws and may otherwise have a material adverse effect on their results of operations, competitive position or financial condition.

Water Discharges

The Clean Water Act (“CWA”), the SDWA, the Oil Pollution Act of 1990 (“OPA”), and analogous state laws and regulations promulgated thereunder impose restrictions and strict controls regarding the unauthorized discharge of pollutants, including produced waters and other crude oil and natural gas wastes, into regulated waters. The definition of regulated waters has been the subject of significant controversy in recent years. The EPA and U.S. Army Corps of Engineers published a revised definition on January 18, 2023, which has been challenged in court. To the extent any future rule expands the scope of jurisdiction, it may impose greater compliance costs or operational requirements on Pogo.as the Operator of record. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or the state. The CWA and regulations implemented thereunder also prohibit the discharge of dredge and fill material into regulated waters, including jurisdictional wetlands, unless authorized by an appropriately issued permit. In addition, spill prevention, control and countermeasure plan requirements under federal law require appropriate containment berms and similar structures to help prevent the contamination of navigable waters in the event of a petroleum hydrocarbon tank spill, rupture or leak. Production EPA has also adopted regulations requiring certain crude oil and natural gas facilities to obtain individual permits or coverage under general permits for storm water discharges, and in June 2016, the EPA finalized effluent limitation guidelines for the discharge of wastewater from hydraulic fracturing.

The OPA is the primary federal law for crude oil spill liability. The OPA contains numerous requirements relating to the prevention of and response to petroleum releases into regulated waters, including the requirement that operators of offshore facilities and certain onshore facilities near or crossing waterways must develop and maintain facility response contingency plans and maintain certain significant levels of financial assurance to cover potential environmental cleanup and restoration costs. The OPA subject’s owners of facilities to strict, joint and several liability for all containment and cleanup costs and certain other damages arising from a release, including, but not limited to, the costs of responding to a release of crude oil into surface waters.

Noncompliance with the CWA, the SDWA, or the OPA may result in substantial administrative, civil and criminal penalties, as well as injunctive obligations, for the Operator of record (Pogo) underlying its leasehold working interest.

Air Emissions

The CAA, and comparable state laws and regulations, regulate emissions of various air pollutants through the issuance of permits and the imposition of other requirements. The EPA has developed, and continues to develop, stringent regulations governing emissions of air pollutants at specified sources. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to obtain additional permits and incur capital costs in order to remain in compliance. For example, in June 2016, the EPA established criteria for aggregating multiple small surface sites into a single source for air quality permitting purposes, which could cause small facilities, on an aggregate basis, to be deemed a major source subject to more stringent air permitting processes and requirements. These laws and regulations may increase the costs of compliance for crude oil and natural gas producers and impact production of the acreage underlying Pogo’s working interests. In addition, federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the federal CAA and associated state laws and regulations. Moreover, obtaining or renewing permits has the potential to delay the development of crude oil and natural gas projects.

Climate Change

Climate change continues to attract considerable public and scientific attention. As a result, numerous proposals have been made and are likely to continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of carbon dioxide, methane and other GHGs. These efforts have included consideration of cap-and-trade programs, carbon taxes, GHG reporting and tracking programs and regulations that directly limit GHG emissions from certain sources.

In the United States, no comprehensive climate change legislation has been implemented at the federal level. However, President Biden has highlighted addressing climate change as a priority of his administration and has issued several executive orders addressing climate change. Moreover, following the U.S. Supreme Court finding that GHG emissions constitute a pollutant under the CAA, the EPA has adopted regulations that, among other things, establish construction and operating permit reviews for GHG emissions from certain large stationary sources, require the monitoring and annual reporting of GHG emissions from certain petroleum and natural gas system sources in the United States, and together with the DOT, implementing GHG emissions limits on vehicles manufactured for operation in the United States. The regulation of methane from oil and gas facilities has been subject to uncertainty in recent years. In September 2020, the Trump Administration revised regulations initially promulgated in June 2016 to rescind certain methane standards and remove the transmission and storage segments from the source category for certain regulations. However, subsequently, the U.S. Congress approved, and President Biden signed into law, a resolution under the Congressional Review Act to repeal the September 2020 revisions to the methane standards, effectively reinstating the prior standards. Additionally, in November 2021, the EPA issued a proposed rule that, if finalized, would establish new source and first-time existing source standards of performance for methane and volatile organic compound emissions for oil and gas facilities. Operators of affected facilities will have to comply with specific standards of performance to include leak detection using optical gas imaging and subsequent repair requirement, and reduction of emissions by 95% through capture and control systems. The EPA issued supplemental rules regarding methane emissions on December 6, 2022. The IRA established the Methane Emissions Reduction Program, which imposes a charge on methane emissions from certain petroleum and natural gas facilities, which may apply to our operations in the future and may require us to expend material sums. We cannot predict the scope of any final methane regulatory requirements or the cost to comply with such requirements. However, given the long-term trend toward increasing regulation, future federal GHG regulations of the oil and gas industry remain a significant possibility.

Separately, various states and groups of states have adopted or are considering adopting legislation, regulation or other regulatory initiatives that are focused on such areas as GHG cap and trade programs, carbon taxes, reporting and tracking programs, and restriction of emissions. For example, New Mexico has adopted regulations to restrict the venting or flaring of methane from both upstream and midstream operations. At the international level, the United Nations-sponsored “Paris Agreement” requires member states to submit non-binding, individually-determined reduction goals known as Nationally Determined Contributions every five years after 2020. President Biden has recommitted the United States to the Paris Agreement and, in April 2021, announced a goal of reducing the United States’ emissions by 50-52% below 2005 levels by 2030. Additionally, at COP26 in Glasgow in November 2021, the United States and the European Union jointly announced the launch of a Global Methane Pledge, an initiative committing to a collective goal of reducing global methane emissions by at least 30 percent from 2020 levels by 2030, including “all feasible reductions” in the energy sector. The full impact of these actions cannot be predicted at this time.

Governmental, scientific, and public concern over the threat of climate change arising from GHG emissions has resulted in increasing political risks in the United States, including climate change related pledges made by certain candidates now in public office. On January 27, 2021, President Biden issued an Executive Order that calls for substantial action on climate change, including, among other things, the increased use of zero-emission vehicles by the federal government, the elimination of subsidies provided to the fossil fuel industry, and increased emphasis on climate-related risks across government agencies and economic sectors. The Biden Administration has also called for restrictions on leasing on federal land, including the Department of the Interior’s publication of a report recommending various changes to the federal leasing program, though many such changes would require Congressional action. Substantially all of Pogo’s interests are located on state and federal, and it cannot predict the full impact of these developments or whether the Biden Administration may pursue further restrictions. Other actions that could be pursued by the Biden Administration may include the imposition of more restrictive requirements for the establishment of pipeline infrastructure or the permitting of LNG export facilities, as well as more restrictive GHG emission limitations for oil and gas facilities. Litigation risks are also increasing as a number of entities have sought to bring suit against various oil and natural gas companies in state or federal court, alleging among other things that such companies created public nuisances by producing fuels that contributed to climate change or alleging that the companies have been aware of the adverse effects of climate change for some time but defrauded their investors or customers by failing to adequately disclose those impacts.

There are also increasing financial risks for fossil fuel producers as shareholders currently invested in fossil-fuel energy companies may elect in the future to shift some or all of their investments into non-fossil fuel related sectors. Institutional lenders who provide financing to fossil fuel energy companies also have become more attentive to sustainable lending practices and some of them may elect not to provide funding for fossil fuel energy companies. For example, at COP26, GFANZ announced that commitments from over 450 firms across 45 countries had resulted in over $130 trillion in capital committed to net zero goals. The various sub-alliances of GFANZ generally require participants to set short-term, sector-specific targets to transition their financing, investing, and/or underwriting activities to net zero emissions by 2050. There is also a risk that financial institutions will be required to adopt policies that have the effect of reducing the funding provided to the fossil fuel sector. In late 2021, the Federal Reserve announced that it had joined the Network for Greening the Financial System, a consortium of financial regulators focused on addressing climate-related risks in the financial sector. Subsequently, in November 2021, the Federal Reserve issued a statement in support of the efforts of the Network for Greening the Financial System to identify key issues and potential solutions for the climate-related challenges most relevant to central banks and supervisory authorities. Limitation of investments in and financing for fossil fuel energy companies could result in the restriction, delay or cancellation of drilling programs or development or production activities. Additionally, the SEC announced its intention to promulgate rules requiring climate disclosures. Although the form and substance of these requirements is not yet known, this may result in additional costs to comply with any such disclosure requirements.

The adoption and implementation of new or more stringent international, federal or state legislation, regulations or other regulatory initiatives that impose more stringent standards for GHG emissions from the oil and natural gas sector or otherwise restrict the areas in which this sector may produce oil and natural gas or generate the GHG emissions could result in increased costs of compliance or costs of consuming, and thereby reduce demand for oil and natural gas, which could reduce the profitability of Pogo’s working interests. Additionally, political, litigation and financial risks may result in Pogo restricting or cancelling production activities, incurring liability for infrastructure damages as a result of climatic changes, or impairing their ability to continue to operate in an economic manner, which also could reduce the profitability of Pogo’s working interests. One or more of these developments could have a material adverse effect on Pogo’s business, financial condition and results of operation.

Climate change may also result in various physical risks, such as the increased frequency or intensity of extreme weather events or changes in meteorological and hydrological patterns, that could adversely impact our operations and Pogo’s supply chains. Such physical risks may result in damage to Pogo’s facilities or otherwise adversely impact our operations, such as if they become subject to water use curtailments in response to drought, or demand for their products, such as to the extent warmer winters reduce the demand for energy for heating purposes. Extreme weather conditions can interfere with production and increase costs and damage resulting from extreme weather may not be fully insured. However, at this time, Pogo is unable to determine the extent to which climate change may lead to increased storm or weather hazards affecting its business.

Regulation of Hydraulic Fracturing

Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons from tight formations. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. Hydraulic fracturing operations have historically been overseen by state regulators as part of their crude oil and natural gas regulatory programs. However, several agencies have asserted regulatory authority over certain aspects of the process. For example, in August 2012, the EPA finalized regulations under the federal CAA that establish new air emission controls for crude oil and natural gas production and natural gas processing operations. Federal regulation of methane emissions from the oil and gas sector has been subject to substantial controversy in recent years. For more information, see “Risk Factors titled “Pogo’s Operations,” as with many E&P operators, are subject to a series of risks arising from climate change.

In addition, governments have studied the environmental aspects of hydraulic fracturing practices. These studies, depending on their degree of pursuit and whether any meaningful results are obtained, could spur initiatives to further regulate hydraulic fracturing under the SDWA or other regulatory authorities. For example, in December 2016, the EPA issued its final report on a study it had conducted over several years regarding the effects of hydraulic fracturing on drinking water sources. The final report, concluded that “water cycle” activities associated with hydraulic fracturing may impact drinking water under certain limited circumstances.

Several states have adopted, or are considering adopting, regulations that could restrict or prohibit hydraulic fracturing in certain circumstances and/or require the disclosure of the composition of hydraulic fracturing fluids. For example, the Railroad Commission of Texas has previously issued a “well integrity rule,” which updates the requirements for drilling, putting pipe down, and cementing wells. The rule also includes new testing and reporting requirements, such as: (i) the requirement to submit cementing reports after well completion or after cessation of drilling, whichever is later; and (ii) the imposition of additional testing on wells less than 1,000 feet below usable groundwater. The well integrity rule took effect in January 2014. Local governments also may seek to adopt ordinances within their jurisdictions regulating the time, place and manner of drilling activities in general or hydraulic fracturing activities in particular or prohibit the performance of well drilling in general or hydraulic fracturing in particular.

State and federal regulatory agencies recently have focused on a possible connection between the hydraulic fracturing related activities, particularly the disposal of produced water in underground injection wells, and the increased occurrence of seismic activity. When caused by human activity, such events are called induced seismicity. In some instances, operators of injection wells in the vicinity of seismic events have been ordered to reduce injection volumes or suspend operations. Some state regulatory agencies, including those in Colorado, Ohio, Oklahoma and Texas, have modified their regulations to account for induced seismicity. For example, in October 2014, the Railroad Commission published a new rule governing permitting or re-permitting of disposal wells that would require, among other things, the submission of information on seismic events occurring within a specified radius of the disposal well location, as well as logs, geologic cross sections and structure maps relating to the disposal area in question. If the permittee or an applicant of a disposal well permit fails to demonstrate that the produced water or other fluids are confined to the disposal zone or if scientific data indicates such a disposal well is likely to be or determined to be contributing to seismic activity, then the agency may deny, modify, suspend or terminate the permit application or existing operating permit for that well. The Railroad Commission of Texas has used this authority to deny permits for waste disposal wells. In some instances, regulators may also order that disposal wells be shut in. In late 2021, the Railroad Commission of Texas issued a notice to operators of disposal wells in the Midland area, to reduce saltwater disposal well actions and provide certain data to the commission. Separately, in November 2021, New Mexico implemented protocols requiring operators to take various actions within a specified proximity of certain seismic activity, including a requirement to limit injection rates if a seismic event is of a certain magnitude. As a result of these developments, Pogo as the Operator of record may be required to curtail operations or adjust development plans, which may adversely impact Pogo’s business.

The USGS has identified six states with the most significant hazards from induced seismicity, including New Mexico, Oklahoma and Texas. In addition, a number of lawsuits have been filed, most recently in Oklahoma, alleging that disposal well operations have caused damage to neighboring properties or otherwise violated state and federal rules regulating waste disposal. These developments could result in additional regulation and restrictions on the use of injection wells and hydraulic fracturing. Such regulations and restrictions could cause delays and impose additional costs and restrictions on Pogo’s properties and on their waste disposal activities.

If new laws or regulations that significantly restrict hydraulic fracturing and related activities are adopted, such laws could make it more difficult or costly to perform fracturing to stimulate production from tight formations. In addition, if hydraulic fracturing is further regulated at the federal or state level, fracturing activities could become subject to additional permitting and financial assurance requirements, more stringent construction specifications, increased monitoring, reporting and recordkeeping obligations, plugging and abandonment requirements and also to attendant permitting delays and potential increases in costs. Such legislative changes could cause Pogo to incur substantial compliance costs, and compliance or the consequences of any failure to comply could have a material adverse effect on Pogo’s financial condition and results of operations. At this time, it is not possible to estimate the impact on Pogo’s business of newly enacted or potential federal or state legislation governing hydraulic fracturing.

Endangered Species Act

The ESA restricts activities that may affect endangered and threatened species or their habitats. The designation of previously unidentified endangered or threatened species could cause E&P operators to incur additional costs or become subject to operating delays, restrictions or bans in the affected areas. Recently, there have been renewed calls to review protections currently in place for the dunes sagebrush lizard, whose habitat includes parts of the Permian Basin, and to reconsider listing the species under the ESA. For example, in October 2019 environmental groups filed a lawsuit against the FWS seeking to compel the agency to list the species under the ESA, and in July 2020, FWS agreed to initiate a 12-month review to determine whether listing the species was warranted, which determination remains outstanding. Additionally, in June 2021, the FWS proposed to list two distinct population sections of the Lesser Prairie Chicken, including one in portions of the Permian Basin, under the ESA, which was finalized on November 25, 2022. To the extent species are listed under the ESA or similar state laws, or previously unprotected species are designated as threatened or endangered in areas where Pogo’s properties are located, operations on those properties could incur increased costs arising from species protection measures and face delays or limitations with respect to production activities thereon.

Employee Health and Safety

Operations on Pogo’s properties are subject to a number of federal and state laws and regulations, including the federal Occupational Safety and Health Act (“OSHA”) and comparable state statutes, whose purpose is to protect the health and safety of workers. In addition, the OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act, and comparable state statutes require that information be maintained concerning hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and citizens.

Other Regulation of the Crude Oil and Natural Gas Industry

The crude oil and natural gas industry is extensively regulated by numerous federal, state and local authorities. Legislation affecting the crude oil and natural gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations that are binding on the crude oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Although the regulatory burden on the crude oil and natural gas industry increases the cost of doing business, these burdens generally do not affect us any differently or to any greater or lesser extent than they affect other companies in the industry with similar types, quantities and locations of production.

The availability, terms and conditions and cost of transportation significantly affect sales of crude oil and natural gas. The interstate transportation of crude oil and natural gas and the sale for resale of natural gas is subject to federal regulation, including regulation of the terms, conditions and rates for interstate transportation, storage and various other matters, primarily by the Federal Energy Regulatory Commission (“FERC”). Federal and state regulations govern the price and terms for access to crude oil and natural gas pipeline transportation. FERC’s regulations for interstate crude oil and natural gas transmission in some circumstances may also affect the intrastate transportation of crude oil and natural gas.

Pogo cannot predict whether new legislation to regulate crude oil and natural gas might be proposed, what proposals, if any, might actually be enacted by the U.S. Congress or the various state legislatures, and what effect, if any, the proposals might have on its operations. Sales of crude oil and condensate are not currently regulated and are made at market prices.

Drilling and Production

The operations on Pogo’s properties are subject to various types of regulation at the federal, state and local level. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. The state, and some counties and municipalities, in which Pogo operates also regulate one or more of the following:

•        the location of wells;

•        the method of drilling and casing wells;

•        the timing of construction or drilling activities, including seasonal wildlife closures;

•        the rates of production or “allowables”;

•        the surface use and restoration of properties upon which wells are drilled;

•        the plugging and abandoning of wells;

•        and notice to, and consultation with, surface owners and other third parties.

State laws regulate the size and shape of drilling and spacing units or proration units governing the pooling of crude oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce Pogo’s interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from crude oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of crude oil and natural gas that the Pogo’s properties can produce from Pogo’s wells or limit the number of wells or the locations at which can be drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of crude oil and natural gas within its jurisdiction. States do not regulate wellhead prices or engage in other similar direct regulation, but Pogo cannot assure you that they will not do so in the future. The effect of such future regulations may be to limit the amounts of crude oil and natural gas that may be produced from Pogo’s wells, negatively affect the economics of production from these wells or to limit the number of locations operators can drill.

Federal, state and local regulations provide detailed requirements for the abandonment of wells, closure or decommissioning of production facilities and pipelines and for site restoration in areas where Pogo operates. The U.S. Army Corps of Engineers and many other state and local authorities also have regulations for plugging and abandonment, decommissioning and site restoration. Although the U.S. Army Corps of Engineers does not require bonds or other financial assurances, some state agencies and municipalities do have such requirements.

Natural Gas Sales and Transportation

FERC has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 (“NGA”) and the Natural Gas Policy Act of 1978. Since 1978, various federal laws have been enacted which have resulted in the complete removal of all price and non-price controls for sales of domestic natural gas sold in “first sales.”

Under the Energy Policy Act of 2005, FERC has substantial enforcement authority to prohibit the manipulation of natural gas markets and enforce its rules and orders, including the ability to assess substantial civil penalties. FERC also regulates interstate natural gas transportation rates and service conditions and establishes the terms under which Pogo’s properties may use interstate natural gas pipeline capacity, as well as the revenues received for release of natural gas pipeline capacity. Interstate pipeline companies are required to provide nondiscriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. FERC’s initiatives have led to the development of a competitive, open access market for natural gas purchases and sales that permits all purchasers of natural gas to buy gas directly from third-party sellers other than pipelines.

Gathering service, which occurs upstream of jurisdictional transmission services, is regulated by the states onshore and in state waters. Section 1(b) of the NGA exempts natural gas gathering facilities from regulation by FERC under the NGA. FERC has in the past reclassified certain jurisdictional transmission facilities as non-jurisdictional gathering facilities, which may increase the operators’ costs of transporting gas to point-of-sale locations. This may, in turn, affect the costs of marketing natural gas that Pogo’s properties produce.

Historically, the natural gas industry was more heavily regulated; therefore, Pogo cannot guarantee that the regulatory approach currently pursued by FERC and the U.S. Congress will continue indefinitely into the future nor can Pogo determine what effect, if any, future regulatory changes might have on its natural gas related activities.

Crude Oil Sales and Transportation

Crude oil sales are affected by the availability, terms and cost of transportation. The transportation of crude oil in common carrier pipelines is also subject to rate regulation. FERC regulates interstate crude oil pipeline transportation rates under the Interstate Commerce Act and intrastate crude oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate crude oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate crude oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, Pogo believes that the regulation of crude oil transportation rates will not affect its operations in any materially different way than such regulation will affect the operations of its competitors.

Further, interstate and intrastate common carrier crude oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all similarly situated shippers requesting service on the same terms and under the same rates. When crude oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines’ published tariffs. Accordingly, Pogo believes that access to crude oil pipeline transportation services of Pogo’s properties will not materially differ from Pogo’s competitors’ access to crude oil pipeline transportation services.

State Regulation

New Mexico regulates the drilling for, and the production, gathering and sale of, crude oil and natural gas, including imposing severance taxes and requirements for obtaining drilling permits. New Mexico currently imposes a 3.75% severance tax on the market value of crude oil and natural gas production as well as other production taxes for conservation, schools, ad valorem, and equipment. Combined, these taxes amount to 8-9% tax on market value of crude and natural gas production. States also regulate the method of developing new fields, the spacing and operation of wells and the prevention of waste of crude oil and natural gas resources.

States may regulate rates of production and may establish maximum daily production allowables from crude oil and natural gas wells based on market demand or resource conservation, or both. States do not regulate wellhead prices or engage in other similar direct economic regulation, but Pogo cannot assure you that they will not do so in the future. Should direct economic regulation or regulation of wellhead prices by the states increase, this could limit the amount of crude oil and natural gas that may be produced from wells on Pogo’s properties and the number of wells or locations Pogo’s properties can drill.

The petroleum industry is also subject to compliance with various other federal, state and local regulations and laws. Some of those laws relate to resource conservation and equal employment opportunity. Pogo does not believe that compliance with these laws will have a material adverse effect on its business.

Title to Properties

Prior to completing an acquisition of a target or working interests, Pogo performs a title review on each tract to be acquired. Pogo’s title review is meant to confirm the working interests owned by a prospective seller, the property’s lease status and royalty amount as well as encumbrances or other related burdens. As a result, title examinations have been obtained on substantially all of Pogo’s properties.

In addition to Pogo’s initial title work, Pogo often will conduct a thorough title examination prior to leasing any new acres, and/or drilling a well. Should any further title work uncover any further title defects, Pogo will perform curative work with respect to such defects. Pogo generally will not commence drilling operations on a property until any material title defects on such property have been cured.

Pogo believes that the title to its assets is satisfactory in all material respects. Although title to these properties is in some cases subject to encumbrances, such as customary royalty interest generally retained in connection with the acquisition of crude oil and gas interests, non-participating royalty interests and other burdens, easements, restrictions or minor encumbrances customary in the crude oil and natural gas industry, Pogo believes that none of these encumbrances will materially detract from the value of these properties or from its interest in these properties.

Competition

The crude oil and natural gas business is highly competitive; Pogo primarily competes with companies for the acquisition of targets with high percentage of working interests underlying crude oil and natural gas leases. Many of Pogo’s competitors not only own and acquire working interests but also explore for and produce crude oil and natural gas and, in some cases, carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis. By engaging in such other activities, Pogo’s competitors may be able to develop or obtain information that is superior to the information that is available to us. In addition, certain of Pogo’s competitors may possess financial or other resources substantially larger than Pogo possesses. Pogo’s ability to acquire additional working interests and properties and to discover reserves in the future will be dependent upon its ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

In addition, crude oil and natural gas products compete with other forms of energy available to customers, primarily based on price. These alternate forms of energy include electricity, coal, and fuel oils. Changes in the availability or price of crude oil and natural gas or other forms of energy, as well as business conditions, conservation, legislation, regulations, and the ability to convert to alternate fuels and other forms of energy may affect the demand for crude oil and natural gas.

Seasonality of Business

Weather conditions affect the demand for, and prices of, natural gas and can also delay drilling activities, disrupting Pogo’s overall business plans. Additionally, Pogo’s properties are located in areas adversely affected by seasonal weather conditions, primarily in the winter and spring. During periods of heavy snow, ice or rain, Pogo may be unable to move their equipment between locations, thereby reducing its ability to operate Pogo’s wells, reducing the amount of crude oil and natural gas produced from the wells on Pogo’s properties during such times. Additionally, extended drought conditions in the areas in which Pogo’s properties are located could impact its ability to source sufficient water or increase the cost for such water. Furthermore, demand for natural gas is typically higher during the winter, resulting in higher natural gas prices for Pogo’s natural gas production during its first and fourth quarters. Certain natural gas users utilize natural gas storage facilities and purchase some of their anticipated winter requirements during the summer, which can lessen seasonal demand fluctuations. Seasonal weather conditions can limit drilling and producing activities and other crude oil and natural gas operations in Pogo’s operating areas. Due to these seasonal fluctuations, Pogo’s results of operations for individual quarterly periods may not be indicative of the results that it may realize on an annual basis.

Employees

Pogo has salaried and regular pay employees in the field. As of December 31, 2022, Pogo employed 13 full-time salaried and regular pay field individuals under no ongoing employment contracts who provided direct support to Pogo’s operations. None of these employees are covered by collective bargaining agreements. Immediately after the Closing, Pogo expects to employ 4-6 individuals, top-level management, none of which are expected to be covered by collective bargaining agreements.

Legal Proceedings

Pogo is not party to lawsuits arising outside the ordinary course of its business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF POGO

The following discussion and analysis provide information that the management of Pogo Resources, LLC (referred to as the “Company”, “we”, “us”, “our” and “Pogo”) believes is relevant to an assessment and understanding of Pogo’s consolidated results of operations and financial condition. The discussion and analysis should be read together with the section of this Proxy Statement entitled “Summary Historical Consolidated Financial Information of Pogo”, Pogo’s audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021 and the related notes thereto included elsewhere in this Proxy Statement, and Pogo’s unaudited consolidated financial statements as of the three and six months ended June 30, 2023 and 2022 and the related notes thereto included elsewhere in this Proxy Statement.

This discussion and analysis contain forward-looking statements based upon Pogo’s current expectations, estimates and projections that involve risks and uncertainties. Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors — Risks Related to Pogo” or elsewhere in this Proxy Statement.

Overview

We are an independent oil and natural gas company based in Texas and formed in 2017 that is focused on the acquisition, development, exploration, production and divestiture of oil and natural gas properties in the Permian Basin. The Permian Basin is located in west Texas and southeastern New Mexico and is characterized by high oil and liquids-rich natural gas content, multiple vertical and horizontal target horizons, extensive production histories, long-lived reserves and historically high drilling success rates. Pogo’s properties are in the Grayburg-Jackson Field in Eddy County, New Mexico, which is a sub-area of the Permian Basin. Pogo focuses primarily on production through waterflooding recovery methods.

Pogo is a limited liability company and is not subject to federal and state income taxes. However, it must file informational tax returns and all taxable income or loss flows through to the owners in their individual tax returns. Pogo had no authorized, issued and outstanding units for any of the financial periods presented in this proxy statement.

The Company’s assets as mentioned above consist of contiguous leasehold positions of approximately 13,700 gross (13,700 net) acres with an average working interest of 100%. We operate 100% of the net acreage across the Company’s assets, all of which is net operated acreage of vertical wells with average depths of approximately 3,810 feet.

Our average daily production for the three months ended June 30, 2023, was 1,183 barrel of oil equivalent (“Boe”) per day, and for the three months ended June 30, 2022 was 1,368 Boe per day. Our average daily production for the six months ended June 30, 2023, was 1,183 barrel of oil equivalent (“Boe”) per day, and for the six months ended June 30, 2022 was 1,289 Boe per day. The decrease in production is due to an increase in well downtime during the three and six months ended June 30, 2023.

Impact of Coronavirus (“COVID-19”)

The COVID-19 pandemic resulted in a severe worldwide economic downturn, significantly disrupting the demand for oil throughout the world, and created significant volatility, uncertainty and turmoil in the oil and gas industry. The decrease in demand for oil, combined with pressures on the global supply-demand balance for oil and related products, resulted in oil prices declining significantly in late February 2020. Since mid-2020, oil prices have improved, with demand steadily increasing despite the uncertainties surrounding the COVID-19 variants, which have continued to inhibit a full global demand recovery. In addition, worldwide oil inventories are, from a historical perspective, very low and supply increases from the Organization of the Petroleum Exporting Countries (“OPEC”), Russia and other oil producing nations are not expected to be sufficient to meet forecasted oil demand growth in 2023, with many OPEC countries not able to produce at their OPEC agreed upon quota levels due to their lack of capital investments over the past few years in developing incremental oil supplies.

Global oil price levels will ultimately depend on various factors and consequences beyond the Company’s control, such as: (i) the effectiveness of responses to combat the COVID-19 virus and their impact on domestic and worldwide demand, (ii) the ability of OPEC, Russia and other oil producing nations to manage the global oil supply, (iii) the timing and supply impact of any Iranian sanction relief on Iran’s ability to export oil, (iv) additional actions by businesses and governments in response to the pandemic, (v) the global supply chain constraints associated with manufacturing delays, and (vi) political stability of oil consuming countries.

The Company continues to assess the impact of the COVID-19 pandemic on the Company and may modify its response as the impact of COVID-19 continues to evolve.

Selected Factors That Affect Our Operating Results

Our revenues, cash flows from operations and future growth depend substantially upon:

•        the timing and success of production and development activities;

•        the prices for oil and natural gas;

•        the quantity of oil and natural gas production from our wells;

•        changes in the fair value of the derivative instruments we use to reduce our exposure to fluctuations in the price of oil and natural gas;

•        our ability to continue to identify and acquire high-quality acreage and development opportunities; and

•        the level of our operating expenses.

In addition to the factors that affect companies in our industry generally, the location of substantially all of our acreage discussed above subjects our operating results to factors specific to these regions. These factors include the potential adverse impact of weather on drilling, production and transportation activities, particularly during the winter and spring months, as well as infrastructure limitations, transportation capacity, regulatory matters and other factors that may specifically affect one or more of these regions.

The price at which our oil and natural gas production are sold typically reflects either a premium or discount to the New York Mercantile Exchange (“NYMEX”) benchmark price. Thus, our operating results are also affected by changes in the oil price differentials between the applicable benchmark and the sales prices we receive for our oil production. Our oil price differential to the NYMEX benchmark price during the three and six months ended June 30, 2023, was $(0.73) and $(0.76) per barrel, respectively, as compared to $2.12 and $1.22 per barrel, in the three and six months ended June 30, 2022, respectively. Our natural gas price differential during the three and six months ended June 30, 2023, was $(0.08) and $0.09 per one thousand cubic feet (“Mcf”), respectively, as compared to $(2.68) and $(1.36) per one thousand cubic feet (“Mcf”), in the three and six months ended June 30, 2022, respectively. Fluctuations in our price differentials and realizations are due to several factors such as gathering and transportation costs, takeaway capacity relative to production levels, regional storage capacity, gain/loss on derivative contracts and seasonal refinery maintenance temporarily depressing demand.

Market Conditions

The price that we receive for the oil and natural gas we produce is largely a function of market supply and demand. Because our oil and gas revenues are heavily weighted toward oil, we are more significantly impacted by changes in oil prices than by changes in the price of natural gas. World-wide supply in terms of output, especially production from properties within the United States, the production quota set by OPEC, and the strength of the U.S. dollar can adversely impact oil prices.

Historically, commodity prices have been volatile, and we expect the volatility to continue in the future. Factors impacting the future oil supply balance are world-wide demand for oil, as well as the growth in domestic oil production.

Prices for various quantities of natural gas and oil that we produce significantly impact our revenues and cash flows. The following table lists average NYMEX prices for oil and natural gas for the three and six months ended June 30, 2023, and 2022.

	For the three months ended June 30,
	2023	2022
Average NYMEX Prices(1)
Oil (per Bbl)	$73.76	$108.72
Natural gas (per Mcf)	$2.16	$7.48
	For the six months ended June 30,
	2023	2022
Average NYMEX Prices(1)
Oil (per Bbl)	$74.92	$101.59
Natural gas (per Mcf)	$2.41	$6.07

____________

(1)      Based on average NYMEX closing prices.

For the three months ended June 30, 2023, the average NYMEX oil pricing was $73.76 per barrel of oil or 32% lower than the average NYMEX price per barrel for the three months ended June 30, 2022. Our settled derivatives decreased our realized oil price per barrel by $1.46 and $35.08 in the three months ended June 30, 2023, and 2022, respectively. For the three months ended June 30, 2023, our average realized oil price per barrel after reflecting settled derivatives and location differentials was $71.57 compared to $75.76 for the three months ended June 30, 2022.

The average NYMEX natural gas pricing for the three months ended June 30, 2023, was $2.16 per Mcf, or 71% lower than the average NYMEX price per Mcf for the three months ended June 30, 2022. For the three months ended June 30, 2023, our average realized natural gas price per Mcf was $2.09 compared to $4.80 for the three months ended June 30, 2022.

For the six months ended June 30, 2023, the average NYMEX oil pricing was $74.92 per barrel of oil or 26% lower than the average NYMEX price per barrel for the six months ended June 30, 2022. Our settled derivatives decreased our realized oil price per barrel by $1.64 and $33.61 in the six months ended June 30, 2023, and 2022, respectively. For the six months ended June 30, 2023, our average realized oil price per barrel after reflecting settled derivatives and location differentials was $72.52 compared to $69.20 for the six months ended June 30, 2022.

The average NYMEX natural gas pricing for the six months ended June 30, 2023, was $2.41 per Mcf, or 60% lower than the average NYMEX price per Mcf for the six months ended June 30, 2022. For the six months ended June 30, 2023, our average realized natural gas price per Mcf was $2.50 compared to $4.71 for the six months ended June 30, 2022. The following table lists average NYMEX prices for oil and natural gas for the year ended December 31, 2022 and 2021.

	For the years ended December 31,
	2022	2021
Average NYMEX Prices(1)
Oil (per Bbl)	$94.79	$67.99
Natural gas (per Mcf)	6.42	3.91

____________

(1)      Based on average NYMEX closing prices.

For the year ended December 31, 2022, the average NYMEX oil pricing was $94.79 per barrel of oil, or 39% higher than the average NYMEX price per barrel for the year ended December 31, 2021. Our settled derivatives decreased our realized oil price per barrel by $17.58 and $11.47 in the years ended December 31, 2022, and 2021, respectively. For the year ended December 31, 2022, our average realized oil price per barrel after reflecting settled derivatives and location differentials was $78.09 compared to $56.51 for the year ended December 31, 2021.

The average NYMEX natural gas pricing for the year ended December 31, 2022 was $6.42 per Mcf, or 64% higher than the average NYMEX price per Mcf for the year ended December 31, 2021. For the year ended December 31, 2022, our average realized natural gas price per Mcf was $4.29 compared to $3.97 for the year ended December 31, 2021.

Results of Operations

Three and six months ended June 30, 2023 Compared to Three and six months ended June 30, 2022 (unaudited)

For the three months ended June 30, 2023, 85% and 15% of sales volumes were attributable to crude and natural gas, respectively. For the six months ended June 30, 2023, 86% and 14% of sales volumes were attributable to crude and natural gas, respectively. Further, as of June 30, 2023, the Company owned an interest in approximately 341 gross (341 net) producing wells.

The following table sets forth selected operating data for the periods indicated. Average sales prices are derived from accrued accounting data for the relevant period indicated.

	For the three months ended June 30,
	2023	2022
Net sales:
Oil sales	$6,586,495	$11,596,160
Natural gas	204,477	533,080
Gain (loss) on derivative instruments, net	346,009	(771,619)
Other revenue	147,978	—
Total revenues	$7,284,959	$11,357,621

Average sales prices:
Oil (per Bbl)	$73.03	$110.84
Effect on gain (loss) of settled oil derivatives on average price (per Bbl)	$(1.46)	$(35.08)
Oil net of settled oil derivatives (per Bbl)	$71.57	$75.76

Natural gas (per Mcf)	$2.09	$4.80

Realized price on a Boe basis excluding settled commodity derivatives	$63.76	$98.52
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	$(1.24)	$(29.81)
Realized price on a Boe basis including settled commodity derivatives	$62.52	$68.71

Operating expenses
Lease operating expenses	$1,981,362	$2,140,782
Production taxes, transportation, and processing	590,842	1,046,322
Depreciation, depletion, and amortization expense	441,611	402,825
General and administrative	857,963	760,431
Accretion of asset retirement obligations	267,568	258,803
Total operating expenses	$4,139,346	$4,609,163

Costs and expenses (per Boe):
Lease operating expenses	$18.60	$17.39
Production taxes	$5.66	$8.50
Depreciation, depletion, and amortization expense	$4.15	$3.27
General and administrative	$8.05	$6.18
Accretion of asset retirement obligations	$2.51	$2.10

Net producing wells at period-end	341	342

	For the six months ended June 30,
	2023	2022
Net sales:
Oil sales	$13,500,743	$19,855,445
Natural gas	462,642	1,097,449
Gain (loss) on derivative instruments, net	763,043	(3,903,297)
Other revenue	317,721	—
Total revenues	$15,044,149	$17,049,597

Average sales prices:
Oil (per Bbl)	$74.16	$102.81
Effect on gain (loss) of settled oil derivatives on average price (per Bbl)	$(1.64)	$(33.61)
Oil net of settled oil derivatives (per Bbl)	$72.52	$69.20

Natural gas (per Mcf)	$2.50	$4.71

Realized price on a Boe basis excluding settled commodity derivatives	$65.60	$90.31
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	$(1.40)	$(27.98)
Realized price on a Boe basis including settled commodity derivatives	$64.20	$62.33

Operating expenses
Lease operating expenses	$4,905,164	$4,082,001
Production taxes, transportation, and processing	1,171,861	1,820,469
Depreciation, depletion, and amortization expense	858,992	722,639
General and administrative	2,129,379	1,340,520
Accretion of asset retirement obligations	608,634	556,518
Total operating expenses	$9,674,030	$8,522,147

Costs and expenses (per Boe):
Lease operating expenses	$23.04	$17.59
Production taxes, transportation, and processing	$5.51	$7.85
Depreciation, depletion, and amortization expense	$4.04	$3.11
General and administrative	$10.00	$5.78
Accretion of asset retirement obligations	$2.86	$2.40

Net producing wells at period-end	341	342

Oil and Natural Gas Sales

Our revenues vary from year to year primarily as a result of changes in realized commodity prices and production volumes. For the three months ended June 30, 2023, our oil and natural gas sales decreased 44% from the three months ended June 30, 2022, driven by a 35% decrease in realized prices, excluding the effect of settled commodity derivatives, and a 13% decrease in production volumes. For the six months ended June 30, 2023, our oil and natural gas sales decreased 33% from the six months ended June 30, 2022, driven by a 27% decrease in realized prices, excluding the effect of settled commodity derivatives, and an 8% decrease in production volumes. The lower average price in the three months ended June 30, 2023, as compared to the three and six months ended June 30, 2022 was driven by lower average NYMEX oil and natural gas prices. Realized production from oil and gas properties decreased due to an increase in well downtime during the three and six months ended June 30, 2023.

Production for the comparable periods is set forth in the following table:

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Production:
Oil (MBbl)	90	105	182	193
Natural gas (MMcf)	98	111	185	233
Total (Mboe)(1)	107	123	213	232

Average daily production:
Oil (Bbl)	1,002	1,162	1,011	1,073
Natural gas (Mcf)	1,089	1,233	1,027	1,296
Total (Boe)(1)	1,183	1,368	1,183	1,289

____________

(1)      Natural gas is converted to Boe at the rate of one-barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

Derivative Contracts

We enter into commodity derivatives instruments to manage the price risk attributable to future oil production. We recorded a gain on derivative contracts of $346,009 for the three months ended June 30, 2023, compared to a loss of $771,619 for the three months ended June 30, 2022. Lower commodity prices in the three months ended June 30, 2023, resulted in realized losses of $131,665 compared to realized losses of $3,669,780 for the three months ended June 30, 2022. For the three months ended June 30, 2023, unrealized gains were $477,674 compared to unrealized gains of $2,898,161 for the three months ended June 30, 2022.

We recorded a gain on derivative contracts of $763,043 for the six months ended June 30, 2023, compared to a loss of $3,903,297 for the six months ended June 30, 2022. Lower commodity prices in the six months ended June 30, 2023, resulted in realized losses of $298,655 compared to realized losses of $6,492,180 for the six months ended June 30, 2022. For the six months ended June 30, 2023, unrealized gains were $1,061,698 compared to unrealized gains of $2,588,883 for the six months ended June 30, 2022.

For the three months ended June 30, 2023, our average realized oil price per barrel after reflecting settled derivatives was $71.57 compared to $75.76, for the three months ended June 30, 2022. For the three months ended June 30, 2023, our settled derivatives decreased our realized oil price per barrel by $1.46 compared to decreasing the price per barrel by $35.08 for the three months ended June 30, 2022.

For the six months ended June 30, 2023, our average realized oil price per barrel after reflecting settled derivatives was $72.52 compared to $69.20, for the six months ended June 30, 2022. For the six months ended June 30, 2023, our settled derivatives decreased our realized oil price per barrel by $1.64 compared to decreasing the price per barrel by $33.61 for the six months ended June 30, 2022. As of June 30, 2023, we ended the period with a $129,656 net derivative liability compared to $1,191,354 as of December 31, 2022.

Other Revenue

Other revenue was $147,978 for the three months ended June 30, 2023, compared to $0 for the three months ended June 30, 2022. Other revenue was $317,721 for the six months ended June 30, 2023, compared to $0 for the six months ended June 30, 2022. The revenue is related to a new contract that the Company entered into to provide water services to a third party. The contract is for one year starting on September 1, 2022, and can be renewed by mutual agreement.

Lease Operating Expenses

Lease operating expenses were $1,981,362 for the three months ended June 30, 2023, compared to $2,140,782 for the three months ended June 30, 2022. On a per unit basis, production expenses increased 7% from $17.39 per Boe for the three months ended June 30, 2022, to $18.60 per Boe for the three months ended June 30, 2023, due primarily to increases in proactive maintenance activities and increased oil field service costs. On an absolute dollar basis, the 7% decrease in our production related expenses for the three months ended June 30, 2023, compared to the three months ended June 30, 2022, was primarily due to a 7% increase in per unit costs and partially offset by a 13% reduction in production volumes.

Lease operating expenses were $4,905,164 for the six months ended June 30, 2023, compared to $4,082,001 for the six months ended June 30, 2022. On a per unit basis, production expenses increased 31% from $17.59 per Boe for the six months ended June 30, 2022, to $23.04 per Boe for the six months ended June 30, 2023, due primarily to increases in proactive maintenance activities and increased oil field service costs. On an absolute dollar basis, the 20% increase in our production related expenses for the six months ended June 30, 2023, compared to the six months ended June 30, 2022, was primarily due to a 31% increase in per unit costs and partially offset by a 8% reduction in production volumes.

Production Taxes, Transportation and Processing

We pay production taxes, transportation and processing costs based on realized oil and natural gas sales. Production taxes, transportation and processing costs were $590,842 for the three months ended June 30, 2023, compared to $1,046,322 for the three months ended June 30, 2022. Production taxes, transportation and processing costs were $1,171,861 for the six months ended June 30, 2023, compared to $1,820,469 for the six months ended June 30, 2022. As a percentage of oil and natural gas sales, these costs were 9% in both the three months ended June 30, 2023, and 2022. As a percentage of oil and natural gas sales, these costs were 8% and 9% in the six months ended June 30, 2023, and 2022, respectively. Production taxes, transportation, and processing as a percent of total oil and natural gas sales are consistent with historical trends.

Depletion, Depreciation and Amortization

Depletion, depreciation and amortization (“DD&A”) was $441,611 for the three months ended June 30, 2023, compared to $402,825 for the three months ended June 30, 2022. DD&A was $4.15 per Boe for the three months period ended June 30, 2023, compared to $3.27 per Boe for the three month period ended June 30, 2022. The aggregate increase in DD&A expense for the three months period ended June 30, 2023, compared to the three month period ended June 30, 2022, was driven by a 27% increase in the DD&A rate per Boe, partially offset by a 13% decrease in production levels.

Depletion, depreciation and amortization (“DD&A”) was $858,992 for the six months ended June 30, 2023, compared to $722,639 for the six months ended June 30, 2022. DD&A was $4.04 per Boe for the six months period ended June 30, 2023, compared to $3.11 per Boe for the six month period ended June 30, 2022. The aggregate increase in DD&A expense for the six months period ended June 30, 2023, compared to the six month period ended June 30, 2022, was driven by a 30% increase in the DD&A rate per Boe, partially offset by a 8% decrease in production levels. The increase in the DD&A rate per Boe was driven by the increase in the oil and gas properties balance due to the development of the Seven Rivers waterflood interval.

Accretion of Asset Retirement Obligations

Accretion expense was $267,568 for the three months ended June 30, 2023, compared to $258,803 for the three months ended June 30, 2022. Accretion expense was $2.51 per Boe for the three months ended June 30, 2023, compared to $2.10 per Boe for the three months ended June 30, 2022.

Accretion expense was $608,634 for the six months ended June 30, 2023, compared to $556,518 for the six months ended June 30, 2022. Accretion expense was $2.86 per Boe for the six months ended June 30, 2023, compared to $2.40 per Boe for the six months ended June 30, 2022. The aggregate increase in accretion expense for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022, was driven by a 19% increase in the accretion rate per Boe, which was due to changes in certain assumptions, specifically the inflation factor.

General and Administrative

General and administrative expenses were $857,963 for the three months ended June 30, 2023, compared to $760,431 for the three months ended June 30, 2022. General and administrative expenses were $2,129,379 for the six months ended June 30, 2023, compared to $1,340,520 for the six months ended June 30, 2022. The increase for general and administrative expenses is primarily due to increased cost of outsourced legal, professional, and accounting services.

Interest Expense

Interest expense was $559,846 for the three months ended June 30, 2023, compared to $243,557 for the three months ended June 30, 2022. Interest expense was $874,938 for the six months ended June 30, 2023, compared to $406,687 for the six months ended June 30, 2022. The increase was primarily due to an increase in the average amount of the revolving credit facility outstanding and a 463-basis point increase in the weighted average interest rate.

Interest Income

Interest income was $88,822 for the three months ended June 30, 2023, compared to $0 for the three months ended June 30, 2022. Interest income was $174,251 for the six months ended June 30, 2023, compared to $0 for the six months ended June 30, 2022. The increase was due to the Company entering into a related party promissory note receivable agreement in December 2022 with an entity controlled by owners of the Company in an amount of $4,000,000. The loan bears interest at a rate equal to that of the rate that the Company pays to borrow funds for its own account plus 0.5%. Accrued interest and principal are due at maturity on December 31, 2024.

Year Ended December 31, 2022, Compared to Year Ended December 31, 2021

For the year ended December 31, 2022, 84% and 16% of sales volumes from the assets were attributable to crude and natural gas, respectively. As of December 31, 2022, the company was continuing development of the Seven River waterflood interval. Further, as of December 31, 2022, the Company owned an interest in approximately 342 gross (342 net) producing wells. As of December 31, 2022, of the 18,339 MBoe of proved reserves associated with the assets, 74% were developed.

The following table sets forth selected operating data for the periods indicated. Average sales prices are derived from accrued accounting data for the relevant period indicated.

	For the year ended December 31,
	2022	2021
Net sales:
Oil sales	$37,982,367	$22,554,736
Natural gas	1,959,411	1,411,639
Gain (loss) on derivative instruments, net	(4,793,790)	(5,704,113)
Other revenue	255,952	—
Total revenues	$35,403,940	$18,262,262

Average sales prices:
Oil (per Bbl)	$95.66	$67.98
Effect on gain (loss) of settled oil derivatives on average price (per Bbl)	$(17.58)	$(11.47)
Oil net of settled oil derivatives (per Bbl)	$78.09	$56.51

Natural gas (per Mcf)	$4.29	$3.97

Realized price on a Boe basis excluding settled commodity derivatives	$84.41	$61.30
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	$(14.75)	$(9.73)
Realized price on a Boe basis including settled commodity derivatives	$69.66	$51.57

Operating expenses
Lease operating expenses	$8,418,739	$5,310,139
Production taxes	3,484,477	2,082,371
Depreciation, depletion, and amortization expense	1,613,402	4,783,832
General and administrative	2,953,202	1,862,969
Accretion of asset retirement obligations	1,575,296	368,741
Total operating expenses	$18,045,116	$14,408,052

Costs and expenses (per Boe):
Lease operating expenses	$17.79	$13.58
Production taxes	$7.36	$5.33
Depreciation, depletion, and amortization expense	$3.41	$12.24
General and administrative	$6.24	$4.76
Accretion of asset retirement obligations	$3.33	$0.94

Net producing wells at period-end	342	342

Oil and Natural Gas Sales

Our revenues vary from year to year primarily as a result of changes in realized commodity prices and production volumes. For the year ended December 31, 2022, our oil and natural gas sales increased 67% from the year ended December 31, 2021, driven by an 38% increase in realized prices, excluding the effect of settled commodity derivatives, and a 21% increase in production volumes. The higher average price for the year ended December 31, 2022 as compared to the year ended December 31, 2021 was driven by higher average NYMEX oil and natural gas prices. Realized production from oil and gas properties increased through continued development of the Seven Rivers interval.

Production for the comparable periods is set forth in the following table:

	For the year ended December 31,
	2022	2021
Production:
Oil (MBbl)	397	332
Natural gas (MMcf)	457	355
Total (Mboe)(1)	473	391

Average Daily Production:
Oil (Bbl)	1,088	909
Natural gas (Mcf)	1,252	973
Total (Boe)(1)	1,296	1,071

____________

(1)      Natural gas is converted to Boe at the rate of one-barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

Derivative Contracts

We enter into commodity derivatives instruments to manage the price risk attributable to future oil production. We recorded a loss on derivative contracts of approximately $4,793,790 for the year ended December 31, 2022 compared to a loss of $5,704,113 for the year ended December 31, 2021. Higher commodity prices in the year ended December 31, 2022 resulted in realized losses of $6,978,790 compared to realized losses of $3,804,396 for the year ended December 31, 2021. For the year ended December 31, 2022, unrealized gains were $2,185,000 compared to unrealized losses of $1,899,717 for the year ended December 31,2021. For the year ended December 31, 2022, our average realized oil price per barrel after reflecting settled derivatives was $78.09 compared to $56.51 for the year ended December 31, 2021. For the year ended December 31, 2022, our settled derivatives decreased our realized oil price per barrel by $17.58 compared to decreasing the price per barrel by $11.47 for the year ended December 31, 2021. As of December 31, 2022, we recorded a $1,191,354 net derivative liability compared to a $3,376,354 net derivative liability as of December 31, 2021.

Other Revenue

Other revenue was $255,952 for the year ended December 31, 2022, compared to $0 for the year ended December 31, 2021. The revenue is related to a new contract that the Company entered into to provide water services to a third party. The contract has a one year term which began on September 1, 2022, and can be renewed by mutual agreement of the parties.

Lease Operating Expenses

Lease operating expenses were $8,418,739 for the year ended December 31, 2022 compared to $5,310,139 for the year ended December 31, 2021. On a per unit basis, operating expenses increased 31% to $17.79 per Boe for the year ended December 31, 2022 compared to $13.58 per Boe for the year ended December 31, 2021 due primarily to increases in utilities, chemicals, and treatments as the company worked to reduce the number of inactive wells in the field. On an absolute dollar basis, the 59% increase in our production related expenses for the year ended December 31, 2022 compared to the year ended December 31, 2021 was primarily due to a 21% increase in production and a 31% increase in per unit costs.

Production Taxes, Transportation and Processing

We pay production taxes, transportation and processing costs based on realized oil and natural gas sales. Production taxes were $3,484,477 for the year ended December 31, 2022 compared to $2,082,371 for the year ended December 31, 2021. As a percentage of oil and natural gas sales, our production taxes were 9% in each of the years ended December 31, 2022 and 2021. Production taxes, transportation, and processing as a percent of total oil and natural gas sales are consistent with historical trends.

Depreciation, Depletion and Amortization

Depletion, depreciation and amortization (“DD&A”) was $1,613,402 for the year ended December 31, 2022 compared to $4,783,832 for the year ended December 31, 2021. DD&A was $3.41 per Boe for the year ended December 31, 2022 compared to $12.24 per Boe for the year ended December 31, 2021. The aggregate decrease in DD&A expense for the year ended December 31, 2022 compared to the year ended December 31, 2021 was driven by a 72% decrease in the DD&A rate per Boe, and partially offset by a 21% increase in production levels. The decrease in the DD&A rate per Boe was driven by the increase in reserves due to the proving of the Seven Rivers waterflood interval for the year ended December 31, 2022.

General and Administrative

General and administrative expenses were $2,953,202 for the year ended December 31, 2022 compared to $1,862,969 for the year ended December 31, 2021. The increase for general and administrative expenses is primarily due to increased salaries and cost of outsourced legal, accounting, and professional services.

Accretion of Asset Retirement Obligations

Accretion expense was $1,575,296 for the year ended December 31, 2022 compared to $368,741 for the year ended December 31, 2021. Accretion was $3.33 per Boe for the year ended December 31, 2022 compared to $0.94 per Boe for the year ended December 31, 2021. The aggregate increase in accretion expense for the year ended December 31, 2022 compared to the year ended December 31, 2021 was driven by a 21% increase in production levels and a 253% increase in the accretion rate per Boe, which was due to changes in certain assumptions, specifically the inflation factor.

Interest Expense

Interest expense was $1,076,060 for the year ended December 31, 2022 compared to $498,916 for the year ended December 31, 2021. The increase was primarily due to an increase in the average amount of the revolving credit facility outstanding and a 161-basis point increase in the weighted average interest rate.

Liquidity and Capital Resources

Six months ended June 30, 2023, Compared to Six months ended June 30, 2022 (unaudited)

Liquidity

Our main sources of liquidity have been internally generated cash flows from operations and credit facility borrowings. Our primary use of capital has been for the development of oil and gas properties and the return of initial invested capital to our owners. We continually monitor potential capital sources for opportunities to enhance liquidity or otherwise improve our financial position.

As of June 30, 2023, we had outstanding debt of $26,250,000 under our revolving credit facility and $702,600 of letters of credit outstanding, resulting in $47,400 of committed borrowing capacity available under the revolving credit facility. The revolving credit facility matures in June 2024. We had $2,607,062 of liquidity as of June 30, 2023, consisting of the committed borrowing capacity and $2,559,662 of cash and cash equivalents on hand.

With our cash on hand, cash flows from operations, and borrowing capacity under our revolving credit facility, we believe that we have sufficient cash flow and liquidity to fund our budgeted capital expenditures and operating expenses for at least the next twelve months. However, we may seek additional access to capital and liquidity. We cannot assure you, however, that any additional capital will be available to us on favorable terms or at all.

We expect to fund our near-term capital requirements and working capital needs with cash flows from operations and any available borrowing capacity under our revolving credit facility. Our capital expenditures could be curtailed if our cash flows decline from expected levels.

Cash Flows

Sources and uses of cash for the six months ended June 30, 2023, and 2022, are as follows:

	(unaudited)
	Six months ended June 30,
	2023	2022	Change
Net cash provided by operating activities	$5,594,971	$9,759,664	$(4,164,693)
Net cash used in investing activities	(4,551,624)	(10,735,590)	6,183,966
Net cash provided by financing activities	(500,000)	3,990,000	(4,990,000)
Net change in cash and cash equivalents	$543,347	$3,014,074	$(2,470,727)

Operating Activities

The decrease in net cash flow provided by operating activities during the six months ended June 30, 2023, as compared to 2022 is primarily due to decreased net income as a result of decreased prices and production volumes.

Investing Activities

The decrease in net cash used in investing activities during the six months ended June 30, 2023, as compared to 2022 is primarily due to a decrease in spend on the development of oil and gas properties and partially offset by increases in the issuance of related party notes.

Financing Activities

The decrease in net cash provided by financing activities during the six months ended June 30, 2023, as compared to 2022 is due to repayments instead of additional draws on the revolving credit facility.

Off Balance Sheet Arrangements

As of and for the six months ended June 30, 2023 and 2022, the Company did not have any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”).

Contractual Obligations

We have contractual commitments under our revolving credit facility which include periodic interest payments. See Note 6 to our interim condensed consolidated unaudited financial statements. We have contractual commitments that may require us to make payments upon future settlement of our commodity derivative contracts. See Note 3 to our interim condensed consolidated unaudited financial statements. We have short-term and long-term lease obligations primarily that relate to contracted drilling rigs, storage tanks, equipment, and office facilities. See Note 5 to our interim condensed consolidated unaudited financial statements.

The Company’s other liabilities represent current and noncurrent other liabilities that are primarily comprised of environmental contingencies, asset retirement obligations and other obligations for which neither the ultimate settlement amounts nor their timings can be precisely determined in advance. See Note 5 and Note 9 of notes to the consolidated financial statements as of and the periods ended December 31, 2022, and 2021, included elsewhere in this Proxy Statement.

Year Ended December 31, 2022, Compared to Year Ended December 31, 2021

Liquidity

As of December 31, 2022, we had outstanding debt of $26,750,000 under our revolving credit facility and $702,600 of letters of credit outstanding, resulting in $2,547,400 of committed borrowing capacity available under the revolving credit facility. The revolving credit facility matures in June 2024. We had $4,563,715 of liquidity as of December 31, 2022, consisting of the committed borrowing capacity and $2,016,315 of cash and cash equivalents on hand.

Cash Flows

Sources and uses of cash for the years ended December 31, 2022, and 2021, are as follows:

	Years ended December 31,
	2022	2021	Change
Net cash provided by operating activities	$18,651,132	$9,719,795	$8,931,337
Net cash used in investing activities	(20,700,859)	(24,260,882)	3,560,023
Net cash provided by financing activities	3,000,000	15,500,000	(12,500,000)
Net change in cash and cash equivalents	$950,273	$958,913	$(8,640)

Operating Activities

The increase in net cash flow provided from operating activities during the year ended December 31, 2022, as compared to the year ended December 31, 2021 is primarily due to an increase in oil and gas revenues as a result of higher commodity prices and sales volumes attributable to the Company’s development program.

Investing Activities

The decrease in net cash used in investing activities during the year ended December 31, 2022 as compared to the year ended December 31, 2021 is primarily due to a decrease in spend on the development of oil and gas properties. This decrease is partially offset by having no proceeds from the sale of assets, as no sales occurred in the year ended December 31, 2022 compared to proceeds of $150,000 received in the year ended December 31, 2021.

Financing Activities

The decrease in net cash provided by financing activities during the year ended December 31, 2022 as compared to the year ended December 31, 2021 is due primarily to a decrease in the additional amount drawn on the loan in comparison to 2021, as well as repayments of the loan principal that were made in the current year.

Off Balance Sheet Arrangements

As of and for the years ended December 31, 2022 and 2021, the Company did not have any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Contractual Obligations

We have contractual commitments under our revolving credit facility which include periodic interest payments. See Note 7 of notes to the consolidated financial statements as of and for the years ended December 31, 2022 and 2021, included elsewhere in this Proxy Statement. We have contractual commitments that may require us to make payments upon future settlement of our commodity derivative contracts. See Note 3 of notes to the consolidated financial statements. We have short-term and long-term lease obligations primarily that relate to contracted drilling rigs, storage tanks, equipment, and office facilities. See Note 6 of notes to the consolidated financial statements.

The Company’s other liabilities represent current and noncurrent other liabilities that are primarily comprised of environmental contingencies, asset retirement obligations and other obligations for which neither the ultimate settlement amounts nor their timings can be precisely determined in advance. See Note 5 and Note 9 of notes to the consolidated financial statements.

Critical Accounting Estimates

The Company prepares its consolidated financial statements for inclusion in this Proxy Statement in accordance with GAAP. We did not have any material changes in critical accounting estimates, judgements, and uncertainties during the first six months of 2023. See Note 2 of notes to the consolidated financial statements elsewhere in this Proxy Statement for additional information. The following is a discussion of the Company’s most critical accounting estimates, judgements and uncertainties that are inherent in the Company’s application of GAAP.

Successful Efforts Method of Accounting

The Company utilizes the successful efforts method of accounting for crude oil and gas producing activities as opposed to the alternate acceptable full cost method. In general, the Company believes that net assets and net income are more conservatively measured under the successful efforts method of accounting for crude oil and gas producing activities than under the full cost method, particularly during periods of active exploration. The critical difference between the successful efforts method of accounting and the full cost method is that under the successful efforts method, exploratory dry holes and geological and geophysical exploration costs are charged against earnings during the periods in which they occur; whereas, under the full cost method of accounting, such costs and expenses are capitalized as assets, pooled with the costs of successful wells and charged against the earnings of future periods as a component of depletion expense.

Proved Reserve Estimates

Estimates of the Company’s proved reserves included in this proxy statement/prospectus are prepared in accordance with GAAP and SEC guidelines. The accuracy of a proved reserve estimate is a function of:

•        the quality and quantity of available data;

•        the interpretation of that data;

•        the accuracy of various mandated economic assumptions; and

•        the judgment of the persons preparing the estimate.

The Company’s proved reserve information included in this Proxy Statement as of December 31, 2022 and 2021, was prepared by independent petroleum engineers. Because these estimates depend on many assumptions, all of which may substantially differ from future actual results, proved reserve estimates will be different from the quantities of oil and gas that are ultimately recovered. In addition, results of drilling, testing and production after the date of an estimate may justify, positively or negatively, material revisions to the estimate of proved reserves.

It should not be assumed that the standardized measure included in this Proxy Statement as of December 31, 2022, is the current market value of the Company’s estimated proved reserves. In accordance with SEC requirements, the Company based the 2022 standardized measure on a twelve-month average of commodity prices on the first day of each month in 2022 and prevailing costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs utilized in the estimate. See Note 12 of notes to the consolidated financial statements for additional information.

The Company’s estimates of proved reserves materially impact depletion expense. If the estimates of proved reserves decline, the rate at which the Company records depletion expense will increase, reducing future net income. Such a decline may result from lower commodity prices, which may make it uneconomical to drill for and produce higher cost fields. In addition, a decline in proved reserve estimates may impact the outcome of the Company’s assessment of its proved properties for impairment.

Impairment of Proved Oil and Gas Properties

The Company reviews its proved properties to be held and used whenever management determines that events or circumstances indicate that the recorded carrying value of the properties may not be recoverable. Management assesses whether or not an impairment provision is necessary based upon estimated future recoverable proved reserves, commodity price outlooks, production and capital costs expected to be incurred to recover the reserves, discount rates commensurate with the nature of the properties and net cash flows that may be generated by the properties. Proved oil and gas properties are reviewed for impairment at the level at which depletion of proved properties is calculated. See Note 2 of notes to the consolidated financial statements.

Asset Retirement Obligations

The Company has significant obligations to remove tangible equipment and facilities and to restore the land at the end of crude oil and natural gas production operations. The Company’s removal and restoration obligations are primarily associated with plugging and abandoning wells. Estimating the future restoration and removal costs is difficult and requires management to make estimates and judgments because most of the removal obligations are many years in the future and contracts and regulations often have vague descriptions of what constitutes removal. Asset removal technologies and costs are constantly changing, as are regulatory, political, environmental, safety and public relations considerations.

Inherent in the present value calculation are numerous assumptions and judgments including the ultimate settlement amounts, credit-adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the present value of the existing asset retirement obligations, a corresponding adjustment is generally made to the crude oil and natural gas property or other property and equipment balance. See Note 5 of notes to the consolidated financial statements.

Litigation and Environmental Contingencies

The Company makes judgments and estimates in recording liabilities for ongoing litigation and environmental remediation. Actual costs can vary from such estimates for a variety of reasons. The costs to settle litigation can vary from estimates based on differing interpretations of laws and opinions and assessments on the amount of damages. Similarly, environmental remediation liabilities are subject to change because of changes in laws and regulations, developing information relating to the extent and nature of site contamination and improvements in technology. A liability is recorded for these types of contingencies if the Company determines the loss to be both probable and reasonably estimable. See Note 9 of notes to the consolidated financial statements.

New Accounting Pronouncements

The effects of new accounting pronouncements are discussed in Note 2 of notes to the consolidated financial statements.

BUSINESS OF HNRA AND CERTAIN INFORMATION ABOUT HNRA

This section summarizes information from HNRA’s Annual Report on Form 10-K for the year ended December 31, 2022, the Quarterly Report on Form 10-Q for the three months ended March 31, 2023, the three and six months ended June 30, 2023 and the other filings incorporated into this Proxy Statement by reference. For a more detailed discussion of HNRA’s business, please read the “Business” section contained in HNRA’s Annual Report on Form 10-K for the year ended December 31, 2022 and in HNRA’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2023 and the three and six months ended June 30, 2023, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in HNRA’s Annual Report on Form 10-K for the year ended December 31, 2022, in HNRA’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2023 and the three and six months ended June 30, 2023, and the other filings incorporated into this Proxy Statement by reference.

Overview

HNR Acquisition Corp, a Delaware corporation, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Prior to executing the MIPA, the Company’s efforts were limited to organizational activities, completion of the IPO and the evaluation of possible business combinations.

The registration statement for the Company’s IPO was declared effective on February 10, 2022 (the “Effective Date”). On February 15, 2022, the Company consummated the IPO of 7,500,000 units (the “Units” and, with respect to the common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating proceeds of $75,000,000. Additionally, the underwriter fully exercised its option to purchase 1,125,000 additional Units, for which the Company received cash proceeds of $11,250,000. Simultaneously with the closing of the IPO, the Company consummated the sale of 505,000 units (the “Private Placement Units”) at a price of $10.00 per unit generating proceeds of $5,050,000 in a private placement to HNRAC Sponsors, LLC, the Company’s sponsor (the “Sponsor”) and EF Hutton (formerly Kingswood Capital Markets) (“EF Hutton”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating the Purchase.

Transaction costs amounted to $4,793,698 comprised of $1,725,000 of underwriting discount, $2,587,500 of deferred underwriting fee, and $481,198 of other offering costs. In addition, $1,368,050 of cash from the IPO was held outside of the Trust Account and is available for working capital purposes. On September 7, 2023, the Company and EF Hutton entered into a Satisfaction and Discharge of Indebtedness pursuant to Underwriting Agreement whereby EF Hutton agreed to, in lieu of the original deferred underwriting commission of $2,587,000, accept a lower fee of $1,800,000 payable as follows: $500,000 in cash at Closing and $1,300,000 in cash due 90 days after the Closing Date.

The SPAC Common Stock and SPAC Warrants are currently listed on NYSE American under the symbols “HNRA” and “HNRW,” respectively.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and all other applicable federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of, and Rule 10b-5 under, the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act.

Redemption rights for public stockholders

We are providing our public stockholders with the opportunity to redeem all or a portion of their shares of common stock at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.62 per public share.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of our initial business combination in connection with a stockholder meeting called to approve the business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Under the NYSE American rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirement or we choose to seek stockholder approval for business or other legal reasons. So long as we maintain a listing for our securities on the NYSE American, we would be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•        file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our sponsor will count toward this quorum and has agreed to vote all shares of our common stock having voting rights that it then owns in favor of our initial business combination. These quorum and voting thresholds, and the voting agreement of our sponsor, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor and its permitted transferees each has entered into a letter agreement with us, pursuant to which each has agreed to waive its redemption rights with respect to all shares of our common stock then owned by it in connection with the completion of a business combination.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption upon completion of our initial business combination if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us, our sponsor or our management to purchase their shares at a significant premium to then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding an aggregate of 10% or more of the public shares could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to less than 10% of the public shares, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Redemption of public shares and liquidation if no initial business combination

We only have until October 15, 2023 (or an additional 1 month thereafter if we extend the period of time to consummate a business combination if extended by the Sponsor, as described in more detail in this Proxy Statement) to complete our initial business combination. If we are unable to complete our business combination within such period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination within the time period.

Our sponsor and its permitted transferees each has entered into a letter agreement with us, pursuant to which each has waived its rights to liquidating distributions from the trust account with respect to its founder shares and, solely with respect to the sponsor, the private placement shares, if we fail to complete our initial business combination by October 15, 2023 (or an additional 1 month thereafter if we extend the period of time to consummate a business combination if extended by the Sponsor, as described in more detail in this Proxy Statement). However, with respect to shares our sponsor acquired after the IPO, it will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time period.

Our executive officers, directors, sponsor and sponsor’s permitted transferees have agreed, pursuant to written letter agreements with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by October 15, 2023 (or an additional 1 month thereafter if we extend the period of time to consummate a business combination if extended by the Sponsor, as described in more detail in this Proxy Statement) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $800,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds in the trust account, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.62. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.62. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all creditors, vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a creditor or a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.62 (or, if all extensions occur, $10.73) per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not asked our sponsor to reserve for such indemnification obligations, and our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all creditors, vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below (i) $10.62 (or, if all extensions occur, $10.73) per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.62 (or, if all extensions occur, $10.73) per share.

We will have access to up to $800,000 from the proceeds of the IPO with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses (excluding underwriting discounts and commissions) exceed our estimate of $800,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses (excluding underwriting discounts and commissions) are less than our estimate of $800,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within the prescribed time frame may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within prescribed time is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete our business combination by October 15, 2023 (or an additional 1 month thereafter if we extend the period of time to consummate a business combination if extended by the Sponsor, as described in more detail in this Proxy Statement) we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of the amount of interest which may be withdrawn to pay taxes, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible on October 15, 2023 (or an additional 1 month thereafter if we extend the period of time to consummate a business combination if extended by the Sponsor, as described in more detail in this Proxy Statement) and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers and investment bankers) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all creditors, vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.62 (or, if all extensions occur, $10.73) per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes, and will not be liable as to any claims under our indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.62 (or, if all extensions occur, $10.73) per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of (i) the completion of our initial business combination and (ii) our redemption of all of our public shares if we are unable to complete our business combination within October 15, 2023 (or an additional 1 month thereafter if we extend the period of time to consummate a business combination if extended by the Sponsor, as described in more detail in this Proxy Statement). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

In identifying, evaluating and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098. The cost for this space is included in the $10,000 per month fee that we will pay to our sponsor for office space, utilities, secretarial and administrative services. We believe that the amount we will pay under the administrative services agreement is comparable to the cost of similar services that we could obtain from unaffiliated persons. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Title
Donald H. Gorée	65	Chief Executive Officer, Director and Chairman
Donald W. Orr	71	President and Director
Joseph V. Salvucci, Sr.	67	Independent Director
Diego Rojas	69	Independent Director
Joseph V. Salvucci, Jr.	38	Independent Director

Donald H. Gorée Mr. Gorée founded HNR Acquisition Corp and has served as our Chairman and Chief Executive Officer since our inception in April 2020. Mr. Gorée is also the founder of Houston Natural Resources, Inc., a global natural resource corporation located in Houston, Texas and controlling member of our sponsor, and has served as its Chairman and Chief Executive Officer since January 2018. Mr. Gorée has over 40 years’ experience in the oil and gas industry involving exploration and production, oil and gas pipeline construction and operations, natural gas gathering, processing and gas liquification. In 2003, Mr. Gorée founded Global Xchange Solutions AG., a publicly reporting corporation, private equity, investment bank and market-making firm, based in Zurich, Switzerland, with offices in Frankfurt, Germany and London, United Kingdom, and served as Chairman and Chief Executive Officer of Global Xchange Solutions from 2002 to 2012. Global Xchange Solutions sponsored listings of private companies to the London Stock Exchange, AIM, the Frankfurt Stock Exchange, the Berlin Stock Exchange and the Börse Stuttgart, and provided public company development and market development advice. From 2003 to 2005, Mr. Gorée served as Chairman and Chief Executive officer of Azur Holdings, Inc., a Fort Lauderdale, Florida-based, OTC-listed luxury real estate developer of mid-rise waterfront condominiums. From 2012 to 2019, Mr. Gorée served as the Managing Director of Rhone Merchant House Ltd., a firm which provides merchant banking and investment banking services to a small and elite list of clients. Mr. Gorée has an Executive Master of Business and Entrepreneurship degree from the Rice University Jones Graduate School of Business. We believe Mr. Goree is qualified to serve as a member of our board of directors based on our review of his experience, qualifications, attributes and skills, including co-founding our company and other companies and his executive leadership experience in the oil and gas industry.

Donald W. Orr has served as our President and a member of our Board of Directors since January 2021. Mr. Orr is a geologist with over 42 years of experience in petroleum geology and production operations. Mr. Orr began his career as a junior geologist with Texas Oil and Gas Corporation in 1976. In February 1979, Mr. Orr helped form American Shoreline, Inc., an independent oil and gas company. Mr. Orr was previously held the title of Senior Geologist at Seven Energy LLC, a wholly owned subsidiary of Weatherford International plc from June 2005 to August 2008, where he helped pioneered numerous innovations in UBD (underbalanced drilling), including drilling with unconventional materials and devising the methodology for unlocking the productive capacity of the Buda Lime through the use of UBD. In June 2009, Mr. Orr founded XNP Resources, LLC, an independent oil and gas company engaged in the exploration, development, production, and acquisition of oil and natural gas resources. Shortly thereafter, XNP Resources teamed up with Tahoe Energy Partners, LLC in 2012 to acquire oil and gas leases for drilling in the Rocky Mountain region. At Mr. Orr’s direction, XNP Resources began acquiring a strategic leasehold position in the Sand Wash Basin in Colorado. XNP Resources was able to secure a major leasehold position in the heart of what has become the highly competitive Niobrara Shale formation in western Colorado. Since 2014, Mr. Orr has been developing an unconventional resource play in Alaska that contains over 600 billion cubic feet of gas in stacked coal reservoirs. More recently, Mr. Orr assembled a team of oil and gas professionals in order to study certain oil provinces in Columbia. S.A. Mr. Orr also serves as President and on the Board of Directors of Houston Natural Resources, Inc. Mr. Orr has a Bachelor of Science degree in Geology from Texas A&I University, with a minor in Mathematics.

Joseph V. Salvucci, Sr. has served as a member of our board of directors since December 2021. JVS Alpha Property, LLC, an entity which the majority is beneficially owned by Mr. Salvucci, with the balance owned by his immediate family, purchased 940,000 HNRA shares as a founder. Mr. Salvucci acquired PEAK Technical Staffing USA (“PEAK”), peaktechnical.com in 1986 and has grown the business to be a premier provider of USA-based contract engineers and technical specialists, on assignment worldwide through a comprehensive, customer focused, enterprise-wide Managed Staffing Solution. During his 35-year tenure as owner of the company, PEAK has expanded from Pittsburgh to do business in all 50 States, Canada, Europe, South America, India, and the Philippines.

He served 10 years on the board of directors culminating as President and Board Chairman of the National Technical Services Association, a trade association representing 300,000 contractors on assignment in the technical staffing industry that later merged with the American Staffing Association. He is an active member of the Young Presidents Organization (YPO GOLD), formerly known as the World Presidents Organization (WPO) and has served as a member of the WPO International Board, as well as chairman of East Central US (ECUS) Region and Pittsburgh chapters as Chairman of the Board. As a 1976 Civil Engineering graduate of the University of Pittsburgh, he was a member of the Triangle (Engineering) Fraternity and its Alumni Association. He earned the Triangle Fraternity Distinguished Alumnus Citation in 2011 and currently serves on the Board of Directors. After earning the rank of Eagle Scout in 1970, he has remained active with the Boy Scouts of America, having served as the founding Chairman of the Board of the Pittsburgh Chapter of the National Eagle Scout Association, earning the NOESA (National Outstanding Eagle Scout Award) and the Silver Beaver Award and is past VP of Development and a board member of the Laurel Highlands Council in Western Pennsylvania. He was awarded the Manifesting the Kingdom of God Award by the Catholic Diocese of Pittsburgh in 2011. He was awarded the “Big Mac Award” from the Ronald McDonald Charities. As well as earning his BS in Civil Engineering from the University of Pittsburgh in 1976 and attended Harvard Business School’s OPM 33, graduating in 2003. We believe Mr. Salvucci is qualified to serve as a member of our board of directors based on our review of his extensive executive experience, qualifications, attributes and skills, including founding and growing PEAK into a global staffing enterprise.

Diego Rojas has served as a member of our board of directors since January 2021. Mr. Rojas has 40 years’ experience in the oil and gas industry with most of that experience in energy operations onshore, offshore, and internationally. He began his career in 1975 with Exxon Company USA in their Southeast Division headquarters in New Orleans, Louisiana, and eventually became District Engineering Manager for Exxon’s Offshore District, with responsibility for more than 75 engineers, 200 offshore platforms and 2,000 wells. After leaving Exxon, Mr. Rojas led several independent companies both in the United States and Latin America, including Enercap Corp (formerly, DCR Petroleum), which he founded in 1983, and served as Principal Owner until 1985. Prior to DRC Petroleum, Mr. Rojas was an independent acquisitions and operations consultant involved in exploration and production (E&P) and services company activities. From 1991 to 1994, Mr. Rojas served as Vice President of King Ranch Capital, where he managed King Ranch Capital’s acquisitions group. For the past five years Mr. Rojas has served as a consultant with Enerlat, a private consulting company which he controls. Mr. Rojas graduated with honors from the University of Florida with a Bachelor of Science in Mechanical Engineering. We believe Mr. Rojas is qualified to serve as a member of our board of directors based on our review of his experience, qualifications, attributes and skills, including his management experience and his considerable experience in the oil and gas industry.

Joseph V. Salvucci, Jr. has served as a member of our board of directors since December 2021. Mr. Salvucci began his career with PEAK Technical Staffing USA in November 2010 and is currently serving as the Chief Executive Officer overseeing nine branches with several hundred employees, and managing strategic initiatives for the company, including Staff Training, Career Pathing, and Organic Growth. Mr. Salvucci Jr received his Executive MBA from the University of Pittsburgh. In addition to his responsibilities as President/COO of PEAK, Mr. Salvucci serves on the board of Temporary Services Insurance Limited, a Workers’ Compensation company serving staffing companies. We believe Mr. Salvucci is qualified to serve as a member of our board of directors based on our review of his extensive experience, qualifications, attributes and skills, including his education and expertise in finance, and his management and executive experience as President and COO of PEAK.

Family Relationships

There are no family relationships between any of our officers and directors, except that Mr. Joseph V. Salvucci Jr. and Mr. Joseph V. Salvucci Sr. are father and son.

Number and Terms of Office of Officers and Directors

Our board of directors has five directors. Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a one-year term. The class I directors consist of Diego Rojas and Joseph V. Salvucci, Jr., and their term expires at our first annual meeting of stockholders. The class II directors will consist of Donald H Goree, Donald W. Orr and Joseph V. Salvucci, Sr. and their term expires at the second annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

The NYSE American listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Of the current members of our board of directors, Messrs. Salvucci Sr., Rojas and Salvucci Jr. are each considered an “independent director” under the NYSE American listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash compensation for services rendered to us, other than Donald W. Orr, as detailed below.

We currently pay our sponsor $5,000 per month for providing us with office space, utilities, secretarial and administrative services. We’ve also agreed to pay Sponsor an additional $5,000 per month for such services, but have agreed with Sponsor to defer payment to Sponsor of such additional accrued amounts until the closing of the Purchase. However, this arrangement is solely for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary. Our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval.

Other than the $10,000 per month, including the deferred payments, administrative fee for office space, utilities, secretarial and administrative services, and the reimbursement for out-of-pocket expenses, and $5,000 per month paid to Donald W. Orr, no compensation or fees of any kind will be paid to our sponsor, or members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is).

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board of directors and has the composition and responsibilities described below. The charter of each committee is available on our website. Our audit committee, compensation committee and nominating and corporate governance committee is composed solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. The members of our audit committee are Messrs. Salvucci Sr. and Salvucci Jr., and Mr. Salvucci Jr. serves as chairman of the audit committee. As a smaller reporting company under the NYSE American listing standards, we are required to have at least two members on the audit committee. The rules of the NYSE American and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Each of Messrs. Salvucci Sr. and Salvucci Jr. qualifies as an independent director under applicable rules. Each member of the audit committee is financially literate and our board of directors has determined that Mr. Salvucci Jr. qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered accounting firm describing (i) the independent registered accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors consisting of three members. The members of our Compensation Committee are Messrs. Rojas and Salvucci, Jr. Mr. Salvucci, Jr. serves as chairman of the compensation committee. Under the NYSE American listing standards and applicable SEC rules, we are required to have at least two members on the compensation committee, all of whom must be independent.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE American and the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee. The members of our nominating and corporate governance are Messrs. Rojas and Salvucci Jr. Mr. Rojas serves as chair of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee are to assist the board in:

•        identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•        developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of the NYSE American.

A copy of each of our Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and Audit Committee Charter can be accessed at https://hnra-nyse.com/.

Director Nominations

Our nominating and corporate governance committee will recommend to the board of directors candidates for nomination for election at the annual meeting of the stockholders. The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders).

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors, except that Donald W. Orr, our President and Board member, serves on the Board of Directors of Houston Natural Resources, Inc., an entity of which Donald H. Goree, our Chairman of the Board, serves as Chief Executive Officer.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. The Code of Ethics and the charter of each committee is available on our website. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor these fiduciary obligations under applicable law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Executive Officers.”

•        Our sponsor and its permitted transferees each has entered into a letter agreement with us, pursuant to which each has agreed to waive (i) its redemption rights with respect to all shares of our common stock then owned by it in connection with the completion of our initial business combination and (ii) its rights to liquidating distributions from the trust account with respect to its founder shares and, solely with respect to the sponsor, the private placement shares, if we fail to complete our initial business combination within by October 15, 2023 (or an additional 1 month thereafter if we extend the period of time to consummate a business combination if extended by the Sponsor, as described in more detail in this Proxy Statement) (although its will be entitled to liquidating distributions from the trust account with respect to any public shares it holds if we fail to complete our business combination within the prescribed time frame). If we do not complete our initial business combination within the allotted time period, the proceeds of the sale of the private placement units will be used to fund the redemption of our public shares, and the private placement units (and their constituent securities) will expire worthless. Except for transfers to permitted transferees, the founder shares will not be transferable, assignable or salable by our sponsor until the earlier of (i) 180 days following the completion of our initial business combination or earlier if, subsequent to our initial business combination, the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after our initial business combination and (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property. The private placement units (and their constituent securities) cannot be transferred except to certain permitted transferees until 30 days after the completion of our initial business combination. Given these characteristics of certain of our securities held by our sponsor, our sponsor may have a conflict of interest with respect to whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. We do not believe that these contractual obligations will materially affect our ability to complete our business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

In the event that we submit our initial business combination to our public stockholders for a vote, our sponsor has agreed to vote all shares of our common stock having voting rights that it then owns in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnification agreements are necessary to attract and retain talented and experienced officers and directors.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations OF HNRA

References in this section to “we,” “us”, “HNRA”, or the “Company” refer to HNR Acquisition Corp. References to our “management” or our “management team” refer to our officers and directors, and references to the “Sponsor” refer to HNRAC Sponsors, LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this Proxy Statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Special Note Regarding Forward-Looking Statements

This Proxy Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Proxy Statement including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We are a newly organized blank check company incorporated on December 9, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We closed our Initial Public Offering on February 15, 2022.

On December 27, 2022, the Company entered into the Original MIPA with the Seller, and, solely with respect to Section 7.20 of the Original MIPA, the Sponsor. On August 28, 2023, the Company, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Company (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with Seller, and, solely with respect to Section 6.20 of the A&R MIPA, the Sponsor, which amended and restated the Original MIPA in its entirety (as amended and restated, the “MIPA”). The post-purchase Company will be organized in an “Up-C” structure and the only direct assets of HNRA will consist of equity interests in OpCo.

Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA, (i) (A) the Company will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B Common Stock, par value $0.0001 per share, of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to the Company a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A Common Stock, par value $0.0001 per share, of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary

Contribution, Seller shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine (99.0%) interest, the “ Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the A&R OpCo LLC Agreement and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the “Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the Escrow Agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions herein. The Aggregate Consideration is subject to adjustment in accordance with the MIPA.

Immediately following the Closing, HNRA will be the sole manager of and control OpCo, and will own 100% of the outstanding OpCo Class A Units. Further, Seller will own 100% of the outstanding OpCo Class B Units, shares of Class B Common Stock, and OpCo Preferred Units.

The current shares of common stock of the Company will be reclassified as Class A Common Stock. Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our Proposed Second A&R Charter (as defined below). We do not intend to list any shares of Class B Common Stock on any exchange.

Following the Closing, under the OpCo A&R LLC Agreement, each holder of OpCO Class B Units will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B OpCo Units for, at OpCo’s election, (i) shares of our Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date.

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, the Company will issue a number of shares of Class B Common Stock to Seller equivalent to the number of OpCo Class B Units issued to Seller. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

Debt Commitment Letter

On August 28, 2023, the Company entered into a commitment letter (the “Debt Commitment Letter”) with First International Bank & Trust (“FIBT” or “Lender”), pursuant to which FIBT has agreed to provide the Company with a senior secured term loan in the amount of $28,000,000 (the “Credit Facility”) to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $3,000,000 at the Closing Date and an additional $2,000,000 to be deposited within 60 days following the Closing Date (the “Debt Service Reserve Account”), (c) cash secure outstanding letters of credit issued by Pogo’s existing lender, (d) pay fees and expenses in connection with the Purchase and the closing of the Credit Facility and (e) other general corporate purposes. The Credit Facility will be provided on the Closing Date subject to a number of specified conditions set forth in the Debt Commitment Letter. The obligations of FIBT to provide the Credit Facility will terminate on October 30, 2023 if the Closing Date has not occurred by such date. The definitive documentation for the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described in this proxy statement. Please see the section entitled “Summary of the Proxy Statement — Related Agreements — Debt Commitment Letter” for additional information.

Option Agreement

In connection with the MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company (or a newly created special purpose entity of the Company) and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to the Company to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

Director Nomination and Board Observer Agreement

In connection with the MIPA, at the Closing, the Company will enter into director nomination and board observer agreement (the “Board Designation Agreement”) with CIC. Pursuant to the Board Designation Agreement, CIC will have the right, at any time CIC beneficially owns capital stock of the Company, to appoint two board observers to attend all meetings of the board of directors of the Company. In addition, after the time of the conversion of the OpCo Preferred Units owned by Seller, CIC will have the right to nominate a certain number of members of the board of directors depending on its ownership percentage of Class A Common Stock as further provided in the Board Designation Agreement.

Backstop Agreement

The Company has agreed to, at Closing, enter into and cause certain of its founders (the “Founders”) to enter into the Backstop Agreement with Seller whereby the Seller will have the right (“Put Right”) to cause the Founders to purchase Seller’s OpCo Preferred Units at a purchase price per unit equal to $10.00 per unit plus the product of

(i) the number of days elapsed since the effective date of the Backstop Agreement and (ii) $10.00 divided by 730. Seller’s right to exercise the Put Right will survive for six (6) months following the date the Trust Shares (as defined below) are not restricted from transfer under the Letter Agreement (as defined in the A&R MIPA).

As security that the Founders will be able to purchase the OpCo Preferred Units upon exercise of the Put Right, the Founders will agree to place 1,500,000 shares of Class A Common Stock into trust (the “Trust Shares”), which the Founders can sell or borrow against to meet their obligations upon exercise of the Put Right with the prior consent of Seller. The Company is not obligated to purchase the OpCo Preferred Units from Seller under the Backstop Agreement. Until the Backstop Agreement is terminated, Seller will not be permitted to engage in any transaction which is designed to sell short the Class A Common Stock of the Company or any other publicly traded securities of the Company.

The purpose of the Backstop Agreement is to give the Seller some liquidity in the OpCo Preferred Units prior to the Mandatory Conversion Date. The Put Right allows Seller to receive cash in exchange for the OpCo Preferred Units prior to the Mandatory Conversion Date, but without the Company being required to provide further cash at Closing. The Backstop Agreement was a critical part of the business transaction agreed to by the Company and Seller for agreement to the A&R MIPA, and was a factor in the agreement to issue additional equity in the Company in lieu of cash as a part of the consideration to paid at Closing. The Backstop Agreement is the full agreement between the parties thereto, and besides receiving greater assurances of the consummation of the Purchase, there is no additional consideration or benefit given.

The Preferred Stock PIPE Investment

In connection with the transactions contemplated by the MIPA, the Company may enter into Subscription Agreements with certain investors (the “Preferred Stock PIPE Investors”) pursuant to which the Company would issue and sell in private placement transactions to close concurrently with the Closing, up to an aggregate of 125,000 shares of a to-be-authorized class of preferred stock, par value $0.0001 per share that will be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $40.00 per share, resulting in an aggregate purchase price of $5,000,000 (the “Preferred Stock PIPE Investment”).

The Series A Preferred Stock would participate equally in any dividends declared to holders of the Class A Common Stock, carry no additional dividends, be automatically convertible by holders into shares of Class A Common Stock on the two-year anniversary of the issuance date of such Series A Preferred Stock at a rate of one share of Series A Preferred Stock into eight shares of Class A Common Stock, which is subject to adjustment upon the occurrence of certain events, and have no voting rights (whether on a preferential basis or an as-converted basis). At the Closing, the Preferred Stock PIPE Investors and the Company would consummate the Preferred Stock PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements. As of the date of this Proxy Statement, the Company has not executed any Subscription Agreements with any investors. It is not anticipated that the Sponsor, any directors of the Company, or any officers of the Company, or any of their respective affiliates, will participate in the Preferred Stock PIPE Investment. We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception (December 9, 2020) through June 30, 2023 were organizational activities, those necessary to prepare for our Initial Public Offering, and, after our Initial Public Offering, identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of the Purchase. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended June 30, 2023, we had a net loss of $232,803 which consisted of $614,748 of operating costs, franchise tax expense of $50,000, amortization of debt discount of $314,479 and interest expense of $64,671. These were partially offset by $842,756 of interest income on marketable securities held in our Trust Account and a gain from the change in fair value of warrant liabilities of $113,469. The Company also recognized $147,392 of income tax expense during the three months ended June 30, 2023. For the three months ended June 30, 2022, we had a net loss of $480,696, which consisted of $499,621 of operating costs, franchise tax expense of $100,000, partially offset by $118,795 of interest income on marketable securities held in our Trust Account, respectively.

For the six months ended June 30, 2023, we had a net loss of $410,417, which consisted of $1,268,479 of operating costs, $100,000 of franchise tax, amortization of debt discount of $499,058, interest expense on promissory notes of $93,156, a change in fair value of warrant liabilities of $92,713. These were partially offset by $1,789,672 of interest income on marketable securities held in our Trust Account, respectively. The Company also recognized $336,110 of income tax expense during the months ended June 30, 2023. For the six months ended June 30, 2022, we had operating costs of $806,041 and interest income on marketable securities held in our Trust Account of $127,088.

For the years ended December 31, 2022 and 2021, we had a net loss of $750,347 and $13,782, respectively, which consisted of $1,598,013 and $13,782 of operating costs, respectively, $200,000 and $0 of franchise tax, partially offset by $1,268,362 and $0 of interest income on marketable securities held in our Trust Account, and $969 and $0 of interest income, respectively. Operating costs increased during the current year due to the Company’s Initial Public Offering that closed in February 2022, and costs related to pursuit of the Company’s Initial Business Combination. We also recognized income tax expense of $221,665 and $0 for the years ended December 31, 2022 and 2021, respectively.

Liquidity and Capital Resources and Going Concern

On February 15, 2022, we consummated our Initial Public Offering of 8,625,000 Units at a price of $10.00 per Unit (including 1,125,000 Units from the full exercise of the underwriters’ over-allotment option), generating gross proceeds of $86,250,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 505,000 private placement Units to the Sponsor at a price of $10.00 per Unit, generating gross proceeds of $5,050,000. Following the Initial Public Offering, the exercise of the over-allotment option and the sale of the private placement Units, net proceeds of $82,925,000 were placed in the Trust Account.

The Company recorded $2,724,400 of offering costs as a reduction of equity in connection with the shares of Common Stock previously included in the Units prior to their separation, including $1,725,000 of underwriting discount, $2,587,500 of deferred underwriting fee, and $481,198 of other offering costs. On September 7, 2023, the Company and EF Hutton entered into a Satisfaction and Discharge of Indebtedness pursuant to Underwriting Agreement whereby EF Hutton agreed to, in lieu of the original deferred underwriting commission of $2,587,000, accept a lower fee of $1,800,000 payable as follows: $500,000 in cash at Closing and $1,300,000 in cash due 90 days after the Closing Date.

As of June 30, 2023, we had cash of $813,177 and marketable securities held in the Trust Account of $48,106,123 consisting of U.S. Treasury Bills with a maturity of 180 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. On May 11, 2023, in connection with the stockholder vote for the amendment to the Company’s certificate of incorporation, a total of 4,115,597 Public Shares for an aggregate redemption amount of $43,318,207 were redeemed from the Trust Account by the stockholders of the Company. The Company also withdrew a total of $711,204 from the Trust Account to pay franchise and federal income taxes.

We intend to use substantially all of the remaining funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions and income taxes payable), to complete the Purchase. Due to the redemptions of Public Shares on May 11, 2023, the Company does not have sufficient funds in the Trust Account to complete the closing of the MIPA. The Company is actively pursuing Reserve Based Lending (RBL) debt sufficient to complete the purchase under any redemption scenario. The Company is also pursuing sources for private equity placements to fill any potential gap in financing for the closing and working requirement needs of the post-close entity. The Company also may, but does not expect to utilize the ELOC to complete the closing of the MIPA. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete the Purchase, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

In order to fund working capital deficiencies or finance transaction costs in connection with the Purchase, our sponsor and our initial stockholders or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete the Purchase, we would repay such loaned amounts. In the event that the Purchase does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into warrants identical to the private placement warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

We believe we will need to raise additional funds in order to meet the expenditures required for operating our business. If our estimate of the costs of closing the Purchase are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to closing the Purchase. Moreover, we may need to obtain additional financing either to complete the Purchase or because we become obligated to redeem a significant number of our public shares upon consummation of the Purchase, in which case we may issue additional securities or incur debt in connection with the Purchase. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of the Purchase. If we are unable to complete the Purchase because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following the closing of the Purchase, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations, including pursuant to the Seller Promissory Note. Pursuant to the terms of the proposed Credit Facility, the Seller Promissory Note may not be repaid with proceeds from operations of OpCo. The Company expects to have sufficient cash to satisfy the obligations of the Seller Promissory Note upon its maturity though the Common Stock Purchase Agreement with White Lion or through the sale of additional debt or equity, or combination thereof. As of the date of this Proxy Statement, the Company has no agreements in place for such sale of additional debt or equity, or combination thereof, and there is no guarantee the Company will be able to enter agreements for such sale of additional debt or equity, or combination thereof, or that such agreements will have terms that are favorable to the Company.

On October 17, 2022, the Company entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $150,000,000 in aggregate gross purchase price of newly issued shares of SPAC Common Stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms by the Common Stock Purchase Agreement.

The Company is obligated under the Common Stock Purchase Agreement and the White Lion RRA to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the SPAC Common Stock under the Securities Act of 1933, as amended, for the resale by White Lion of shares of SPAC Common Stock that the Company may issue to White Lion under the Common Stock Purchase Agreement.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a registration statement registering the shares issuable pursuant to the Common Stock Purchase Agreement, the Company’s right to sell shares to White Lion will commence on the effective date of the registration statement and extend until December 31, 2025. During such term, subject to the terms and conditions of the Common Stock Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The number of shares sold pursuant to any such notice may not exceed (i) the lower of (a) $2,000,000 and (b) the dollar amount equal to the product of (1) the Effective Daily Trading Volume (2) the closing price of SPAC Common Stock on the Effective Date (3) 400% and (4) 30%, divided by the closing price of SPAC Common Stock on NYSE American preceding the Notice Date and (ii) a number of shares of SPAC Common Stock equal to the Average Daily Trading Volume multiplied by the Percentage Limit.

The securities to be purchased by White Lion pursuant to the Common Stock Purchase Agreement are the same SPAC Common Stock issued in the IPO. The purchase price to be paid by White Lion for any such shares will equal 96% of the lowest daily volume-weighted average price of SPAC Common Stock during a period of two consecutive trading days following the applicable Notice Date.

The Company will have the right to terminate the Common Stock Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice. Additionally, White Lion will have the right to terminate the Common Stock Purchase Agreement upon three days’ prior written notice to the Company if (i) there is a Fundamental Transaction, (ii) the Company is in breach or default in any material respect of the White Lion RRA, (iii) there is a lapse of the effectiveness, or unavailability of, the Registration Statement for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, (iv) the suspension of trading of the SPAC Common Stock for a period of five consecutive trading days, (v) the material breach of the Common Stock Purchase Agreement by the Company, which breach is not cured within the applicable cure period or (vi) a Material Adverse Effect has occurred and is continuing. No termination of the Common Stock Purchase Agreement will affect the registration rights provisions contained in the White Lion RRA.

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion shares of SPAC Common Stock having a value of $1,500,000 based on the volume-weighted average price of the SPAC Common Stock on a date which is the earlier to occur of (i) two Trading Days prior to the filing of the registration statement it will file pursuant to the White Lion RRA and (ii) after the closing of any business combination agreement, the Trading Day prior to the Investor sending a written request to the Company for such commitment shares, and to include such shares in the registration statement it will file pursuant to the White Lion RRA.

Should the Company choose to exercise its right under the Common Stock Purchase Agreement, the subsequent resale by White Lion of a significant amount of shares of SPAC Common Stock, or the perception that these sales may occur, could cause the market price of our SPAC Common Stock to decline and to be highly volatile. Sales of our SPAC Common Stock, if any, to White Lion under the Common Stock Purchase Agreement will be determined by us in our sole discretion and will depend upon market conditions and other factors. We may ultimately decide to sell to White Lion all, some or none of the SPAC Common Stock that may be available for us to sell to White Lion pursuant to the Common Stock Purchase Agreement. If and when we elect to sell SPAC Common Stock to White Lion pursuant to the Common Stock Purchase Agreement, after White Lion has acquired such shares, White Lion may resell all, some or none of such shares of SPAC Common Stock at any time or from time to time in its discretion and at different prices. As a result, investors who purchase SPAC Common Stock from White Lion in subsequent offerings at different times will likely pay different prices for those shares of SPAC Common Stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors — Risks Relating to this Offering — The sale and issuance of SPAC Common Stock to White Lion will cause dilution to our existing securityholders, and the resale of the SPAC Common Stock acquired by White Lion, or the perception that such resales may occur, could cause the price of our SPAC Common Stock to decrease.”

Investors may experience a decline in the value of our SPAC Common Stock that they purchase from White Lion in such a future offering as a result of future sales made by us to White Lion at prices lower than the prices such investors paid for their shares in past offerings. In addition, if we sell a substantial number of SPAC Common Stock to White Lion under the Common Stock Purchase Agreement, or if investors expect that we will do so, the actual sales of SPAC Common Stock or the mere existence of our arrangement with White Lion may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by White Lion for the SPAC Common Stock that we may elect to sell to White Lion under the Common Stock Purchase Agreement, if any, will fluctuate based on the market prices of our SPAC Common Stock during the applicable period for each sale of SPAC Common Stock shares made pursuant to the Common Stock Purchase Agreement, if any, as of the date of this proxy statement, it is not possible for us to predict the number of shares of SPAC Common Stock that we will sell to White Lion under the Common Stock Purchase Agreement, the actual purchase price per share to be paid by White Lion for those SPAC Common Stock, or the actual gross proceeds to be raised by us from those sales, if any. We may receive up to $150 million in aggregate gross proceeds from White Lion under the Common Stock Purchase Agreement. However, the actual proceeds may be less than this amount depending on the number of shares of SPAC Common Stock sold and the price at which the shares of SPAC Common Stock are sold.

The issuance of our SPAC Common Stock to White Lion pursuant to the Common Stock Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of shares of SPAC Common Stock that our existing shareholders own will not decrease, the SPAC Common Stock owned by our existing shareholders will represent a smaller percentage of our total outstanding SPAC Common Stock after any such issuance.

The following table sets forth information at varying purchase prices, for illustrative purposes only and are not intended to be estimates or predictions of the future performance of our SPAC Common Stock. The actual number of SPAC Common Stock shares we sell to White Lion, and the prices at which we sell them, will vary and be subject to the terms and conditions of the Common Stock Purchase Agreement described above:

Assumed Trading Price of SPAC Common Stock(1)	Purchase Price per SPAC Common Stock Sold Under the Common Stock Purchase Agreement(2)	Number of SPAC Common Stock to be Issued and Sold Under the Common Stock Purchase Agreement(3)	Purchase Price for SPAC Common Stock Sold Under the Common Stock Purchase Agreement(4)	Percentage of Outstanding SPAC Common Stock After Giving Effect to Issuances to White Lion(5)
$4.00	$3.84	520,833	$2,000,000	5.29%
$6.00	$5.76	347,222	$2,000,000	3.53%
$8.00	$7.68	260,417	$2,000,000	2.64%
$10.00	$9.60	208,333	$2,000,000	2.12%
$12.00	$11.52	173,611	$2,000,000	1.76%

____________

Notes:-

(1)      The Assumed Trading Price of SPAC Common Stock is for illustration purposes only and does not reflect estimates or predictions of future performance of SPAC Common Stock.

(2)      The Purchase Price per SPAC Common Stock is equal to 96% of the assumed trading price of SPAC Common Stock listed in the first column.

(3)      The Number of SPAC Common Stock to be issued and sold under the Common Stock Purchase Agreement listed in this column is for illustration purposes only. It does not reflect the actual number of SPAC Common Stock we ultimately may sell to White Lion and is therefore not intended to be estimates or predictions of the future performance of our SPAC Common Stock.

(4)      The Purchase Price for SPAC Common Stock is the illustrative aggregate purchase price to be received from the sale of SPAC Common Stock issued and sold under the Common Stock Purchase Agreement.

(5)      The denominator used to calculate the percentages in this column is based on 9,849,018 SPAC Common Stock outstanding assuming no redemptions as illustrated in the section titled “Impact of the Purchase on HNRA’s Public Float”, adjusted to include an illustrative amount of SPAC Common Stock issued and sold to White Lion under the Common Stock Purchase Agreement.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2023.

Contractual obligations

We currently pay our Sponsor $5,000 per month for providing us with office space, utilities, secretarial and administrative services. We also agreed to pay Sponsor an additional $5,000 per month for such services, but have agreed with Sponsor to defer payment to Sponsor of such additional accrued amounts until the closing of the MIPA. The Company has paid $154,250 to the Sponsor through June 30, 2023 for administrative support services and owes the Sponsor $35,000 as of June 30, 2023.

The Company has entered into various working capital unsecured promissory notes with existing investors of the Company, totaling $2,514,000 to date. These notes will mature at the five year anniversary of the MIPA. The investor may demand repayment beginning six months from the closing date of the MIPA.

The underwriters are entitled to a deferred fee of $1,800,000 in the aggregate. The deferred fee will become payable to the underwriters solely in the event that we complete a business combination, subject to the terms of the underwriting agreement and the terms of the Satisfaction and Discharge of Indebtedness pursuant to Underwriting Agreement.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

In accordance with Accounting Standards Codification ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, the warrants issued in connection with the working capital loans do not meet the criteria for equity classification due to the redemption right whereby the holder may require the Company to settle the warrant in cash 18 months after the closing of the MIPA, and must be recorded as liabilities. The warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the statements of operations in the period of change.

Common Stock Subject to Possible Redemption:

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to the redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock issued in the Initial Public Offering feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, the shares of common stock subject to possible redemption will be presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet upon closing of the Initial Public Offering.

Net Loss Per Share:

Net loss per share of common stock is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement warrants to purchase an aggregate of 6,847,500 shares and warrants to purchase 972,750 issued in connection with working capital loans in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per share of common stock is the same as basic loss per share of common stock for the period presented.

The Company’s statements of operations include a presentation of net loss per share for common stock shares subject to possible redemption in a manner similar to the two-class method of income per share. Net loss per common share, basic and diluted, for redeemable common stock is calculated by dividing the net income allocable to redeemable common stock, by the weighted average number of redeemable common shares outstanding since original issuance. Net loss per common stock, basic and diluted, for non-redeemable common stock is calculated by dividing net income allocable to non-redeemable common stock, by the weighted average number of shares of non-redeemable common stock outstanding for the periods. Shares of non-redeemable common stock include the founder shares as these common shares do not have any redemption features and do not participate in the income earned on the Trust Account.

Fair Value of Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement”, approximates the carrying amounts represented on the balance sheet.

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates:

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Quantitative and Qualitative Disclosures About Market Risk

As of December 31, 2022, we were not subject to any market or interest rate risk. Following the consummation of our IPO, the net proceeds of our IPO, including amounts in the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, the information we provide to you may be different than you might get from other public companies in which you hold securities.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the closing of our Initial Public Offering, or December 31, 2027, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

MANAGEMENT AFTER THE PURCHASE

Following the closing of the Purchase, the Post-Combination Company’s Board will consist of five directors. Three of the five directors will be independent. Two of our existing directors will resign from the board and take on Executive officer roles. The Company did not engage in any discussions with directors or officers about post-Purchase positions or compensation until after execution of the MIPA.

Name	Age	Title
Diego Rojas	69	Chief Executive Officer and Director
Mitchell B. Trotter	64	Chief Financial Officer and Director
David M. Smith	68	General Counsel and Secretary
Joseph V. Salvucci Sr	67	Director and Chairman
Joseph V. Salvucci Jr.	38	Director
Byron Blount	66	Director
Donald W. Orr	71	Geology and Acquisition Consultant
Donald Gorée	65	Founder, Former Chairman/CEO/CFO, Public Markets Consultant

Diego Rojas — Chief Executive Officer and Director Nominee.    Mr. Rojas has served as a member of our board of directors since January 2021. Mr. Rojas has 40 years’ experience in the oil and gas industry with most of that experience in energy operations onshore, offshore, and internationally. He began his career in 1975 with Exxon Company USA in their Southeast Division headquarters in New Orleans, Louisiana, and eventually became District Engineering Manager for Exxon’s Offshore District, with responsibility for more than 75 engineers, 200 offshore platforms and 2,000 wells. After leaving Exxon, Mr. Rojas led several independent companies both in the United States and Latin America, including Enercap Corp (formerly, DCR Petroleum), which he founded in 1983, and served as Principal Owner until 1985. Prior to DRC Petroleum, Mr. Rojas was an independent acquisitions and operations consultant involved in exploration and production (E&P) and services company activities. From 1991 to 1994, Mr. Rojas served as Vice President of King Ranch Capital, where he managed King Ranch Capital’s acquisitions group. For the past five years Mr. Rojas has served as a consultant with Enerlat, a private consulting company which he controls. Mr. Rojas graduated with honors from the University of Florida with a Bachelor of Science in Mechanical Engineering.

Mr. Rojas is qualified to serve as CEO and as a member of our board of directors based on our review of his qualifications, attributes, and skills, including his oil and gas management experience and oil and gas acquisition experience.

Mitchell B. Trotter — Chief Financial Officer and Director Nominee.    Mr. Trotter joined the company and has served as our Senior Vice President of Finance since October 2022. Mr. Trotter has 41 years of experience beginning his career in 1981 as an auditor with Coopers & Lybrand for seven years. He then served as CFO of two private investor backed private companies where the first was in real estate development and the latter in the engineering and construction industry. For the next 30 years, Mr. Trotter served in various CFO and Controller positions with three publicly traded companies in the engineering and construction services industry which were: Earth Tech to 2002; Jacobs Engineering to 2017; and AECOM to 2022. In those roles Mr. Trotter managed up to 400 plus staff across six continents supporting global operations with clients in multiple industries across private, semi-public and public sectors. Mr. Trotter earned his BS Accounting from Virginia Tech in 1981 and his MBA from Virginia Commonwealth University in 1994. He professional credentials are: Certified Public Accountant in Virginia; Certified Management Accountant; and Certified in Financial Management.

Partners, LLC in 2012 to acquire oil and gas leases for drilling in the Rocky Mountain region. At Mr. Orr’s direction, XNP Resources began acquiring a strategic leasehold position in the Sand Wash Basin in Colorado. XNP Resources was able to secure a major leasehold position in the heart of what has become the highly competitive Niobrara Shale formation in western Colorado. Since 2014, Mr. Orr has been developing an unconventional resource play in Alaska that contains over 600 billion cubic feet of gas in stacked coal reservoirs. More recently, Mr. Orr assembled a team of oil and gas professionals in order to study certain oil provinces in Columbia. S.A. Mr. Orr also serves as President and on the Board of Directors of Houston Natural Resources, Inc. Mr. Orr has a Bachelor of Science degree in Geology from Texas A&I University, with a minor in Mathematics.

David M. Smith, Esq. — Vice President, General Counsel and Secretary of the Company.    Mr. Smith is a licensed attorney in Texas with over 40 years’ experience in the legal field of oil and gas exploration and production, manufacturing, purchase and sale agreements, exploration agreements, land and leaseholds, right of ways, pipelines, surface use, joint operating agreements, joint interest agreements, participation agreements and operations as well as transactional and litigation experience in oil and gas, real estate, bankruptcy and commercial industries. Mr. Smith purchased 142,500 HNRA shares as a founder. Mr. Smith has represented a number of companies in significant oil and gas transactions, mergers and acquisitions, intellectual property research and development and sales in the oil and gas drilling business sector. Mr. Smith began his career by serving in a land and legal capacity as Vice President of Land and, subsequently, as President of a public Canadian company until beginning his legal practice as a partner with several law firms and ultimately creating his own independent legal practice. Mr. Smith holds a degree in Finance from Texas A&M University, a Doctor of Jurisprudence from South Texas College of Law and is licensed before the Texas Supreme Court.

Joseph V. Salvucci, Sr. — Independent Director Nominee and Chairman of the Board Nominee. Joseph V. Salvucci, Sr. — Independent Director and Chairman of the Board has served as a member of our board of directors since December 2021. JVS Alpha Property, LLC, an entity which the majority is beneficially owned by Mr. Salvucci, with the balance owned by his immediate family, purchased 940,000 HNRA shares as a founder. Mr. Salvucci acquired PEAK Technical Staffing USA (“PEAK”), peaktechnical.com in 1986 and has grown the business to be a premier provider of USA-based contract engineers and technical specialists, on assignment worldwide through a comprehensive, customer focused, enterprise-wide Managed Staffing Solution. During his 35-year tenure as owner of the company, PEAK has expanded from Pittsburgh to do business in all 50 States, Canada, Europe, South America, India, and the Philippines. He served 10 years on the board of directors culminating as President and Board Chairman of the National Technical Services Association, a trade association representing 300,000 contractors on assignment in the technical staffing industry that later merged with the American Staffing Association. He is an active member of the Young Presidents Organization (YPO GOLD), formerly known as the World Presidents Organization (WPO) and has served as a member of the WPO International Board, as well as chairman of East Central US (ECUS) Region and Pittsburgh chapters as Chairman of the Board. As a 1976 Civil Engineering graduate of the University of Pittsburgh, he was a member of the Triangle (Engineering) Fraternity and its Alumni Association. He earned the Triangle Fraternity Distinguished Alumnus Citation in 2011 and currently serves on the Board of Directors. After earning the rank of Eagle Scout in 1970, he has remained active with the Boy Scouts of America, having served as the founding Chairman of the Board of the Pittsburgh Chapter of the National Eagle Scout Association, earning the NOESA (National Outstanding Eagle Scout Award) and the Silver Beaver Award and is past VP of Development and a board member of the Laurel Highlands Council in Western Pennsylvania. He was awarded the Manifesting the Kingdom of God Award by the Catholic Diocese of Pittsburgh in 2011. He was awarded the “Big Mac Award” from the Ronald McDonald Charities. As well as earning his BS in Civil Engineering from the University of Pittsburgh in 1976 and attended Harvard Business School’s OPM 33, graduating in 2003.

Joseph V. Salvucci, Jr. — Independent Director Nominee has served as a member of our board of directors since December 2021. Mr. Salvucci began his career with PEAK Technical Staffing USA in November 2010 and is currently serving as the Chief Executive Officer overseeing nine branches with several hundred employees, and managing strategic initiatives for the company, including Staff Training, Career Pathing, and Organic Growth. Mr. Salvucci Jr received his Executive MBA from the University of Pittsburgh. In addition to his responsibilities as President/COO of PEAK, Mr. Salvucci serves on the board of Temporary Services Insurance Limited, a Workers’ Compensation company serving staffing companies.

Byron Blount — Independent Director Nominee will join the board of directors and will be the chair the audit committee. Mr. Blount has extensive experience in finance, investments, and acquisitions. He was Managing Director for the Blackstone Real Estate Group from 2011 to 2021 where he: had Primary Asset Management responsibilities for several industries and portfolio companies; oversaw the onboarding of acquisitions and establishment of Blackstone-affiliated portfolio companies; and had Primary Disposition responsibilities for several portfolios and companies across several industries. Mr. Blount was the LXR/Blackstone Executive Vice President from 2005 to 2010. His primary responsibilities involved: underwriting and acquisition of domestic and international property and mortgage loan portfolios; asset management; renovation and reconstruction projects, debt, and business model restructuring; and dispute resolution. He was a Principal of Colony Capital from 1993 to 2004 and was responsible for sourcing and structuring new investments, consummating transactions valued in excess of $5 billion. His Primary Acquisitions responsibilities included domestic and international acquisitions of real property, distressed mortgage debt, and real estate-related assets and entities. From 1987 to 1992, Mr. Blount was Vice President of WSGP which was formed to capitalize on the struggles of the US Savings and Loan industry and the FSLIC. He was responsible for structuring and managing/working out new investment opportunities, generally acquired from failed financial institutions. He graduated from University of Southern California in 1982 with a B.S. in Business Administration. Mr. Blount earned his MBA from University of Southern California’s Marshall School of Business in 1987 and is a member Beta Gamma Sigma (International Business Honor Society).

Donald H. Gorée — Founder/Public Markets Consultant.    Mr. Gorée founded HNR Acquisition Corp and has served as our Chairman and Chief Executive Officer since our inception in April 2020. Mr. Gorée is also the founder of Houston Natural Resources, Inc., a global natural resource corporation located in Houston, Texas and controlling member of our sponsor, and has served as its Chairman and Chief Executive Officer since January 2018. Mr. Gorée has over 40 years’ experience in the oil and gas industry involving exploration and production, oil and gas pipeline construction and operations, natural gas gathering, processing and gas liquification. In 2003, Mr. Gorée founded Global Xchange Solutions AG., a publicly reporting corporation, private equity, investment bank and market-making firm, based in Zurich, Switzerland, with offices in Frankfurt, Germany and London, United Kingdom, and served as Chairman and Chief Executive Officer of Global Xchange Solutions from 2002 to 2012. Global Xchange Solutions sponsored listings of private companies to the London Stock Exchange, AIM, the Frankfurt Stock Exchange, the Berlin Stock Exchange and the Börse Stuttgart, and provided public company development and market development advice. From 2003 to 2005, Mr. Gorée served as Chairman and Chief Executive officer of Azur Holdings, Inc., a Fort Lauderdale, Florida-based, OTC-listed luxury real estate developer of mid-rise waterfront condominiums. From 2012 to 2019, Mr. Gorée served as the Managing Director of Rhone Merchant House Ltd., a firm which provides merchant banking and investment banking services to a small and elite list of clients. Mr. Gorée has an Executive Master of Business and Entrepreneurship degree from the Rice University Jones Graduate School of Business.

Mr. Gorée is qualified to serve as Public Markets Consultant based on our review of his experience, qualifications, attributes and skills, including co-founding our company and experience advising companies in public market transactions and his executive leadership experience in the oil and gas industry.

Donald W. Orr — Geology and Acquisition Consultant.    Mr. Orr has served as our President and a member of our Board of Directors since January 2021. Mr. Orr is a geologist with over 42 years of experience in petroleum geology and production operations. Mr. Orr began his career as a junior geologist with Texas Oil and Gas Corporation in 1976. In February 1979, Mr. Orr helped form American Shoreline, Inc., an independent oil and gas company. Mr. Orr was previously held the title of Senior Geologist at Seven Energy LLC, a wholly owned subsidiary of Weatherford International plc from June 2005 to August 2008, where he helped pioneered numerous innovations in UBD (underbalanced drilling), including drilling with unconventional materials and devising the methodology for unlocking the productive capacity of the Buda Lime through the use of UBD. In June 2009, Mr. Orr founded XNP Resources, LLC, an independent oil and gas company engaged in the exploration, development, production, and acquisition of oil and natural gas resources. Shortly thereafter, XNP Resources teamed up with Tahoe Energy Partners, LLC in 2012 to acquire oil and gas leases for drilling in the Rocky Mountain region. At Mr. Orr’s direction, XNP Resources began acquiring a strategic leasehold position in the Sand Wash Basin in Colorado. XNP Resources was able to secure a major leasehold position in the heart of what has become the highly competitive Niobrara Shale formation in western Colorado. Since 2014, Mr. Orr has been developing an unconventional resource play in Alaska that contains over 600 billion cubic feet of gas in stacked coal reservoirs. More recently, Mr. Orr assembled a team of oil and gas professionals in order to study certain oil provinces in Columbia. S.A. Mr. Orr also serves as President and on the Board of Directors of Houston Natural Resources, Inc. Mr. Orr has a Bachelor of Science degree in Geology from Texas A&I University, with a minor in Mathematics.

Family Relationships

There are no family relationships between any of our officers and directors, except that Mr. Joseph V. Salvucci Sr. and Mr. Joseph V. Salvucci Jr. are father and son, respectively.

Number and Terms of Office of Officers and Directors

Our board of directors has five directors. Our board of directors will be divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The class I directors will consist of Diego Rojas and Joseph V. Salvucci, Jr., and their term will expire at our first annual meeting of stockholders. The class II directors will consist of, Mitchell Trotter, Byron Blount, and Joseph V. Salvucci, Sr. and their term will expire at the second annual meeting of stockholders.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

The NYSE American listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Of the current members of our board of directors, Messrs. Salvucci Sr., Salvucci Jr., and Byron Blount would each be considered an “independent director” under the NYSE American listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Upon the consummation of the Purchase, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating, corporate governance, and ESG committee. Each committee will operate under a charter that has been approved by our board of directors and will have the composition and responsibilities described below. The charter of each committee will be available on our website. Our audit committee, compensation committee and nominating, corporate governance, and ESG committee will be composed solely of independent directors.

Audit Committee

Upon the consummation of the Purchase, we will establish an audit committee of the board of directors. The members of our audit committee will be Messrs. Blount, Salvucci Sr. and Salvucci Jr., and Mr. Blount will serve as chairman of the audit committee. As a smaller reporting company under the NYSE American listing standards, we are required to have at least two members on the audit committee. The rules of the NYSE American and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Each of Messrs. Salvucci Sr., Salvucci Jr. and Blount qualifies as an independent director under applicable rules. Each member of the audit committee is financially literate and our board of directors has determined that Mr. Blount qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered accounting firm describing (i) the independent registered accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the consummation of the Purchase, we will establish a compensation committee of the board of directors consisting of three members. The members of our Compensation Committee will be Messrs. Salvucci Sr., Salvucci, Jr., and Blount. Mr. Salvucci, Jr. will serve as chairman of the compensation committee. Under the NYSE American listing standards and applicable SEC rules, we are required to have at least two members on the compensation committee, all of whom must be independent.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE American and the SEC.

Nominating, Corporate Governance, and ESG Committee

Upon the consummation of the Purchase, we will establish a nominating, corporate governance, and ESG committee. The members of our nominating, corporate governance, and ESG committee will be Messrs. Blount, Salvucci Sr. and Salvucci Jr. Mr. Salvucci Jr. will serve as chair of the nominating, corporate governance and ESG committee.

The primary purposes of our nominating, corporate governance, and ESG committee will be to assist the board in:

•        identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•        developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

•        assist the Board in discharging its oversight responsibility related to ESG matters, which are defined to include topics such as climate change impacts, energy and natural resources conservation, environmental and supply chain sustainability, human rights, diversity and inclusion, and other ESG issues that are relevant and material to the Company, provide guidance to the Board on the aforementioned matters, and perform an oversight role in shaping the Company’s ESG strategy.

The nominating, corporate governance, and ESG committee will be governed by a charter that complies with the rules of the NYSE American.

Upon consummation of the Purchase, a copy of each of our Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and Audit Committee Charter will be accessible at https://hnra-nyse.com/.

Director Nominations

Our nominating, corporate governance, and ESG committee will recommend to the board of directors candidates for nomination for election at the annual meeting of the stockholders. The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders).

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our future executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

Prior to the closing of the Purchase, we will have adopted a Code of Ethics applicable to our directors, officers and employees. The Code of Ethics and the charter of each committee will be available on our website. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor these fiduciary obligations under applicable law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

The conflicts described above may not be resolved in our favor.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AFTER THE PURCHASE

Compensation Advisor

The Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, to assist it in evaluating the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and equity-based incentives for our executive officers, consultant, and directors. In November 2022, the Committee determined that Pearl Meyer is independent from management and that Pearl Meyer’s work has not raised any conflicts of interest. Pearl Meyer reports directly to the Committee and the Committee has the sole authority to approve Pearl Meyer’s compensation and may terminate the relationship at any time.

Executive Officer Compensation

None of our executive officers have received any cash compensation for services rendered to us.

Following the closing of the Purchase, we expect that our executive officers will receive an annual base salary, will be eligible to receive equity-based sign-on incentives and will participate in employee benefits on the same basis as other employees. All of the initial equity-based awards that we intend to grant in connection with the establishment of our executive team will be subject to time-based vesting, as described in further detail below under “Sign-On Equity Awards.” Below is a description of the anticipated compensation programs and practices for our executive officers, who are the individuals who will be eligible to qualify as our named executive officers in the future. As we grow as an independent company, our compensation programs and practices may evolve and change and may, in the future, include different elements and items of compensation from those described herein.

Base Salary

Effective upon the consummation of the Purchase, the annualized base salary of our executive officers is currently expected to be set as follows:

Name	Base Salary
Diego Rojas – Chief Executive Officer and Director Nominee	$330,000
Mitchell B. Trotter – Chief Financial Officer and Director Nominee	$250,000
David M. Smith – General Counsel and Secretary	$250,000

Cash Bonuses

We do not currently expect to pay cash bonuses to our executive officers pursuant to a formal bonus program.

Other Benefits

It is expected that participation in broad-based retirement, health and welfare plans will be offered to all of our employees, including our executive officers who are eligible to participate in such plans on the same basis as all other employees. This is expected to include a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended, where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating executive officers, to save for the future. It is anticipated that a competitive matching contribution based on a portion of an employee’s eligible compensation will also be provided.

Equity Sign-On Incentive

One-time Equity Award

Following the consummation of the Purchase for executives who choose to remain on board, and upon hiring a new executive, we intend to grant one-time Equity Sign-On Incentive (each, a “Equity Sign-On Incentive”) to our executive officers under the Incentive Plan (which is described in more detail under “Proposal No. 5 (Incentive Plan Proposal)”), which Transaction Equity Awards will consist of restricted stock units (“RSUs”) subject to time-based vesting.

The Transaction Equity Award granted to each of our executive officers is expected to consist of the number of RSUs equal to 200% of base salary, for each of Messrs. Rojas, Trotter, Orr, and Smith, in each case, divided by ten dollars.

The Transaction Equity Awards are expected to vest 1/3 on the first anniversary of the applicable date of grant, 1/3 on the second anniversary of the applicable date of grant, and 1/3 on the third anniversary of the applicable date of grant, so long as the executive officer remains continuously employed by us through such vesting date. Vesting of the Transaction Equity Awards will accelerate in full upon a termination by us of the recipient’s employment without cause or, following a change in control of us, by the recipient for good reason.

Options

Within 12 months of the consummation of the Purchase, subject to a shareholder vote of the finalized plan, we intend to engage a compensation consultant to help us establish an industry standard plan to grant Annual Stock Options under the Incentive Plan. The compensation consultant will help us determine eligibility, type of options, vesting schedule, number of shares, exercise price, exercise conditions, exercise term, payment and share issue procedures, and other terms, conditions, and provisions. Pursuant to the Incentive Plan, we intend to establish an Annual Stock Option plan that is typical for our industry, company size, and business objectives; and which closely aligns executives with shareholders.

Severance Plan

We believe that it is important to provide our executive officers with certain severance and change in control payments and benefits to establish a stable work environment for the individuals responsible for our day-to-day management. To better assist us in our above-stated goal, we expect to adopt a Severance Plan (the “Severance Plan”), which will cover our executive officers. The following description of the Severance Plan is based on the form we anticipate adopting, but the Severance Plan has not yet been adopted and the provisions discussed below remain subject to change. As a result, the following description is qualified in its entirety by reference to the final Severance Plan once adopted.

The Severance Plan provides certain severance and change in control payments and benefits to our executive officers and certain other individuals who are selected for participation by our board of directors, or a committee thereof (as applicable, for purposes of the Severance Plan, the “Administrator”).

If a participant’s employment with us is terminated by us without cause the participant is entitled to receive: (i) an amount equal to 12 months of base salary, paid in a lump sum, and (ii) all unvested equity-based awards granted under the Incentive Plan that are held by the participant immediately prior to the termination date shall immediately become fully vested.

The Severance Plan does not provide a tax gross-up provision for federal excise taxes that may be imposed under section 4999 of the Code. Instead, the Severance Plan includes a “best of net” provision, which states that, if amounts payable to a plan participant under the Severance Plan (together with any other amounts that are payable by us as a result of a change in control, the “Payments”) exceed the amount allowed under section 280G of the Code for such participant, thereby subjecting the participant to an excise tax under section 4999 of the Code, then the Payments will either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to $1 less than three times the participant’s “base amount,” which is generally the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (ii) paid in full, which would subject the participant to the excise tax.

The Severance Plan contains restrictive covenants that apply to participants, including confidentiality, non-competition (which applies for three months following a participant’s termination of employment) and non-solicitation (which applies for 12 months following a participant’s termination of employment).

Strategy Consultant Compensation

We believe that maintaining the services of Donald Gorée, our founder, former CEO, and Former Chairman of the Board, as a strategy consultant by and through a company in which he is an owner and Managing Director, Rhône Merchant House, Ltd., will be critical to our ability to pursue growth. We also believe that structuring our Strategy Consultant compensation with a significant equity component is key to achieving our goals and maintaining alignment with stockholder interests. We anticipate that this strategy consultation will enhance our ability to grow and unlock value for stockholders. Accordingly, we have entered into a Consulting Agreement with Rhône Merchant House, Ltd. which will become effective upon the closing of the MIPA, Rhône Merchant House, Ltd. will be compensated as follows in order for the Company to engage Mr. Gorée as the designated strategy consultant:

•        Initial cash incentive of $50,000;

•        A monthly retainer of $22,000; and

•        Two grants, each consisting of RSUs calculated by dividing $250,000 by the stock price on the one year and two year anniversary of the initial business combination.

Following the initial business combination, we intend to present an initial grant (“Initial Grant”), which Initial Grant will consist of restricted stock units (“RSUs”) subject to time-based vesting.

The Initial Grant granted to Rhône Merchant House, Ltd. consists of the number of 60,000 RSUs.

The Initial Grants and annual grants are expected to vest 1/3 on the first anniversary of the applicable date of grant, 1/3 on the second anniversary of the applicable date of grant, and 1/3 on the third anniversary of the applicable date of grant, so long as Mr. Gorée serves on behalf of Rhône Merchant House, Ltd. through such vesting date. Vesting of the Transaction Equity Awards will accelerate in full upon a termination by the executive officers, by the recipient for good reason.

Geology and Acquisition Consultant Compensation

We believe that maintaining the services of Donald Orr, former President, as a strategy consultant will be critical to our ability to pursue growth through acquisition and property improvement. We also believe that structuring our Geology and Acquisition Consultant compensation with a significant equity component is key to achieving our goals and maintaining alignment with stockholder interests. We anticipate that this consultation will enhance our ability to grow and unlock value for stockholders. Accordingly, we have entered into a Consulting Agreement with Donald Orr which will become effective upon the closing of the MIPA. Donald Orr will be compensated as follows as the designated Geology and Acquisition consultant:

•        Initial cash incentive of $25,000;

•        A cash consulting retainer fee of Eight Thousand Dollars ($8,000) per month for the first 12 months; and a cash consulting retainer fee of Twelve Thousand Dollars ($12,000) per month for the next 24 months; and

•        Two grants, each consisting of RSUs calculated by dividing $150,000 by the stock price on the one year and two year anniversary of the initial business combination.

Following the initial business combination, we intend to present an initial grant (“Initial Grant”), which Initial Grant will consist of restricted stock units (“RSUs”) subject to time-based vesting.

The Initial Grant granted to Donald Orr is expected to consist of 30,000 RSUs.

The Initial Grants and annual grants are expected to vest 1/3 on the first anniversary of the applicable date of grant, 1/3 on the second anniversary of the applicable date of grant, and 1/3 on the third anniversary of the applicable date of grant, so long as Mr. Orr service through such vesting date. Vesting of the Transaction Equity Awards will accelerate in full upon a termination by the executive officers, by the recipient for good reason.

Director Compensation

None of our directors have received any cash compensation for services rendered to us.

Following the consummation of the Purchase, we believe that attracting and retaining qualified directors will be critical to our ability to grow in a manner that is consistent with our corporate governance principles and that is designed to create value for stockholders. We also believe that structuring director compensation with a significant equity component is key to achieving our goals. We believe that this structure will also allow directors to carry out their responsibilities with respect to oversight of the Company while also maintaining alignment with stockholder interests and fiduciary obligations. We anticipate that embedding these core principles and values of alignment and solid governance will enhance our ability to grow and unlock value for stockholders. Accordingly, in connection with, or shortly following the consummation of, the Purchase, we intend to implement a comprehensive director compensation policy for our non-employee directors, which is expected to consist of:

•        An annual retainer for non-employee directors of $75,000;

•        An annual grant for non-employee directors of RSUs, calculated by dividing $75,000 by the stock price, which will vest on the first anniversary of the grant;

•        an additional annual retainer payment of $50,000 to the independent Chairman; $25,000 to the independent chair of the Audit Committee; $20,000 to the independent chair of the Compensation Committee; and $15,000 to the independent chair of the Nominating, Corporate Governance, and ESG Committee.

Following the initial business combination for independent directors who choose to remain on board, and for new independent directors who onboard, we intend to present an initial grant (each, a “Initial Grant”), which Initial Grant will consist of restricted stock units (“RSUs”) subject to time-based vesting.

The Initial Grant granted to each of our independent directors is expected to consist of the number of RSUs equal to 200% of the sum of annual retainer plus annual grant of stock, for each of Messrs. Salvucci Sr, Salvucci Jr, and Blount, in each case, divided by ten dollars.

The Initial Grants are expected to vest 1/3 on the first anniversary of the applicable date of grant, 1/3 on the second anniversary of the applicable date of grant, and 1/3 on the third anniversary of the applicable date of grant, so long as the director continues service through such vesting date. Vesting of the Transaction Equity Awards will accelerate in full upon a termination by shareholders, by the recipient for good reason.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of HNRA’s common stock as of the record date based on information obtained from the persons named below, with respect to the beneficial ownership of shares of HNRA’s common stock, by:

•        each person known by HNRA to be the beneficial owner of more than 5% of the outstanding shares of SPAC Common Stock;

•        each of HNRA’s executive officers and directors that beneficially owns shares of common stock; and

•        all of HNRA’s officers and directors as a group.

As of the record date, there were [        ] shares of common stock issued and outstanding. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the SPAC Warrants.

Unless otherwise indicated, (i) we believe that all persons named in the table have sole voting and investment power with respect to all shares of SPAC Common Stock beneficially owned by them and (ii) the business address of each of our directors and “named executive officers” has the same business address as HNRA.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Number of Shares Beneficially Owned following Purchase assuming No Redemptions	Number of Shares Beneficially Owned following Purchase assuming Maximum Redemptions	Approximate Percentage of Outstanding Common Stock as of the Record Date(3)		Approximate Percentage of Outstanding Common Stock following Purchase assuming No Redemptions		Approximate Percentage of Outstanding Common Stock following Purchase assuming Maximum Redemptions
Donald H. Gorée(4)	367,969	712,031	712,031	[•]	%	7.2	%(5)	13.3	%(6)
Donald W. Orr(7)	—	30,000	30,000	—		*		*
Joseph V. Salvucci, Sr.	—	—	—	—		—		—
Diego Rojas	—	—	—	—		—		—
Joseph V. Salvucci, Jr.(8)	—	—	—	—		—		—
Mitchell B. Trotter	—	—	—	—		—		—
Byron Blount	—	—	—	—		—		—
All directors and executive officers as a group (5 individuals prior to Closing of the Purchase and 5 individuals following Closing of the Purchase)	367,969	—	—	[•]	%	—		—
JVS Alpha Property, LLC(9)	940,000	940,000	940,000	[•]	%	9.5	%(5)	17.6	%(6)
HNRAC Sponsors LLC(10)	490,625	869,375	869,375	[•]	%	8.5	%(11)	15.2	%(12)
Pogo Royalty, LLC(13)	—	2,000,000	2,000,000	—		20.3	%(5)	37.5	%(6)

____________

*        Represents beneficial ownership of less than 1% of the outstanding shares of our common stock

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

(2)      Consists solely of founder shares.

(3)      Based on [•] shares of common stock outstanding as of the Record Date.

(4)      Mr. Goree has sole voting and dispositive control over the securities held by Rhone Merchant House Ltd, which indirectly holds 367,969 private placement shares by virtue of its 75% ownership in HNRAC Sponsors LLC, which owns 490,625 private placement shares. Includes the assumption that 378,750 shares of common stock underlying 505,000 private placement warrants have been issued to Sponsor.

(5)      Based on 9,849,018 shares of common stock outstanding.

(6)      Based on 5,339,615 shares of common stock outstanding.

(7)      Mr. Orr, as Manager of HNRAC Sponsors LLC, has sole voting and dispositive control over the securities held by such entity, however he disclaims any beneficial ownership of such shares.

(8)      Mr. Salvucci Jr. has sole voting and dispositive control over the securities held by JVS Alpha Property, LLC, however he disclaims any beneficial ownership of such shares.

(9)      JVS Alpha Property, LLC’s Manager is Joseph V. Salvucci, Jr., who has voting and dispositive control over the shares held by such entity.

(10)    Don Orr, as Manager of HNRAC Sponsors LLC, has voting and dispositive control over the securities held by such entity, however he disclaims any beneficial ownership of such shares. Includes the assumption that 378,750 shares of common stock underlying 505,000 private placement warrants have been issued.

(11)    Based on 10,227,768 shares of common stock outstanding (assumes 378,750 shares of common stock underlying 505,000 private placement warrants have been issued).

(12)    Based on 5,718,365 shares of common stock outstanding (assumes 378,750 shares of common stock underlying 505,000 private placement warrants have been issued).

(13)    Includes all Class B Common Stock that will be held by Pogo Royalty following closing of the Purchase. Fouad Bashour, Amir Yoffe, Michael Rawlings and Marshall Payne have voting and dispositive control over the securities held by such entity. Does not include any Class B Common Stock upon conversion of OpCo Preferred Units, due to conversion only occurring on the date that is two (2) years after Closing. The address of Messrs. Bashour, Yoffe, Rawlings and Payne is 3879 Maple Avenue, Suite 400, Dallas, Texas 75219 and the telephone number at that address is 214-871-6812.

MARKET PRICES AND DIVIDENDS

HNRA

SPAC Common Stock is listed on the NYSE American under the ticker symbol “HNRA.” As of [            ], there were [            ] shares of SPAC Common Stock issued and outstanding, with [            ]% of shares held by insiders and [        ]%, with closing price on [            ] of $[            ] per share. The last reported sale price of SPAC Common Stock on NYSE American on August 25, 2023, the last trading day before HNRA entered into the A&R MIPA, was $10.80 per share.

The last reported sale price of SPAC Common Stock on NYSE American on [            ], the last trading day before the filing of this Proxy Statement, was $[            ] per share.

Pogo

Pogo’s securities are not currently publicly traded.

Post-Combination Company Financial Philosophy

HNRA’s Board of Directors has not adopted a formal dividend policy for a recurring quarterly fixed dividend payment to shareholders. Each quarter, HNRA’s Board of Directors determines the appropriate dividend for that quarter based on, among other things, general economic and business conditions, financial performance and operating results, the Company’s liquidity and capital needs and such other factors as HNRA’s Board of Directors deems relevant. As a matter of practice, HNRA’s Board of Directors will develop a dividend formula for shareholders within the first year following the business combination, as it is the Board’s intent to pay a shareholder dividend.

While the Post-Combination Company expects to pay quarterly dividends in accordance with this financial philosophy, it does not plan to adopt a formal written dividend policy to pay a fixed amount of cash each quarter or to pay any particular quarterly amount based on the achievement of, or derivable from, any specific financial metrics, including discretionary cash flow. Specifically, while the Post-Combination Company expects to make distributions of its discretionary cash flow as described above, the actual amount of any dividends paid may fluctuate depending on cash flow needs, which may be impacted by potential acquisition opportunities and the availability of financing alternatives, the need to service indebtedness or other liquidity needs, and general industry and business conditions, including the impact of commodity prices and the pace of the development of its properties by E&P companies. The payment of dividends following completion of the Purchase will be at the sole discretion of the Post-Combination Company’s board of directors, which may change its dividend philosophy at any time. We expect the Post-Combination Company’s dividend philosophy to take effect Q1 of 2024.

The White Lion $150 million dollar Equity Line of Credit (ELOC) facility will be used for short term loans to take advantage of market opportunities to acquire new properties as well as to address short term borrowing needs, which may include closing costs and seller notes made as a part of the business combination, whenever the ELOC is a better option than conventional financing. The ELOC is designed to not depress the stock price by selling shares in accordance with a trading volume formula that meters the number of shares sold into the market. We expect the ELOC to be able to generate $2 million in cash per week, if required. The ELOC is necessary to back up our investment funds from IPO Investor Redemptions.

The use of a Reserve Based Loan (RBL) with FIBT is envisioned to support the purchase of initial business combination. Reserved Based Loans are common in the oil and gas industry, with some of the lowest cost term loans available. HNRA, as a new oil and gas company, is yet not established, so we anticipate paying low double digits vs much lower rates once we are an established company. The RBL is necessary to back up our investment funds from IPO Investor Redemptions.

ANTICIPATED ACCOUNTING TREATMENT

In accordance with GAAP, HNRA will account for the transaction using the acquisition method of accounting. Under the acquisition method of accounting, HNRA’s assets and liabilities will retain their carrying values and Pogo’s assets and liabilities will be recorded at their fair values measured as of the acquisition date. The excess of the consideration transferred over the fair values of Pogo’s net assets acquired, if applicable, will be recorded as goodwill.

As part of the purchase price allocation, HNRA will allocate certain amounts to proved and unproved oil and gas properties. HNRA examines several different factors prior to allocating value to unproved oil and gas properties. Transactions that are consummated in the normal course of business and those that require pro forma consideration are treated in the same manner. First, HNRA examines the total consideration transferred. From this amount, it calculates the value that should be attributable to proved reserves based on the relevant pricing data and discount factors for future net cash flows. These assumptions are utilized when formulating the amount attributable to proved reserves. After Pogo determines the value of the proved reserves, it examines unproved properties with input from geological and engineering assessments when formulating the amount attributable to unproved properties.

As a result, HNRA will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and assumed liabilities of Pogo at their respective fair values upon consummation of the acquisition.

APPRAISAL RIGHTS

In accordance with the DGCL, no appraisal rights will be available with respect to the transactions contemplated by the agreement.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more HNRA stockholders reside if we believe the HNRA stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if HNRA stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the HNRA stockholders should follow the instructions described below. Similarly, if an address is shared with another HNRA stockholder and together both of the HNRA stockholders would like to receive only a single set of our disclosure documents, the HNRA stockholders should follow these instructions:

If the shares are registered in the name of the HNRA stockholder, the HNRA stockholder should contact us at our offices at HNR Acquisition Corp 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, telephone (713) 834-1145. If a bank, broker or other nominee holds the shares, the HNRA stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is the Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

The HNRA Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Purchase is not consummated, for any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2023 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and HNRA’s bylaws. Proposals should be addressed to: HNR Acquisition Corp, 3730 Kirby Drive- Suite 1200, Houston, Texas 77098. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, if the Purchase is consummated, the bylaws of the Post-Combination Company will provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to HNR Acquisition Corp at 3730 Kirby Drive, Suite 1200, Houston, Texas 770098, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (which, in the case of the first annual meeting of stockholders following the consummation of the Purchase, the preceding year’s annual meeting date is deemed under the bylaws of the Post-Combination Company to be the date of this Special Meeting); provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date

WHERE YOU CAN FIND MORE INFORMATION

HNRA files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on HNRA at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Statements contained in this Proxy Statement, or in any document incorporated in this Proxy Statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement. This Proxy Statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Proxy Statement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•        HNRA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023, as amended don May 24, 2023 (the “Annual Report”).

•        HNRA’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, which was filed with the SEC on May 22, 2023.

•        HNRA’s Quarterly Report on Form 10-Q for the six months ended June 30, 2023, which was filed with the SEC on August 18, 2023.

•        HNRA’s Current Reports on Form 8-K filed with the SEC on January 3, 2023, February 9, 2023, May 16, 2023, July 14, 2023, August 10, 2023, August 30, 2023, and September 13, 2023 (other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit).

If you would like additional copies of this Proxy Statement or if you have questions about the Purchase, you should contact via phone or in writing:

HNR Acquisition Corp
Attn: David M. Smith, Chief Legal Officer and Secretary
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
Telephone: (713) 834-1145
Email: dmsmith@HNRA-NYSE.com

If you are a HNRA stockholder and would like to request documents, please do so no later than five business days before the Special Meeting in order to receive them before the Special Meeting. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means.

All information contained in this Proxy Statement relating to HNRA has been supplied by HNRA, and all such information relating to Pogo has been supplied by Pogo. Information provided by either HNRA or Pogo does not constitute any representation, estimate or projection of the other.

This document is a proxy statement of HNRA for the Special Meeting. HNRA has not authorized anyone to give any information or make any representation about the Purchase, HNRA or Pogo that is different from, or in addition to, that contained in this Proxy Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this Proxy Statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

HNR ACQUISITION CORP

POGO RESOURCES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
HNR Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of HNR Acquisition Corp (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ (deficit) equity and cash flows for each of the two years in the period ended December 31, 2022, and the related notes collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s business plan is dependent on the completion of a business combination. If the Company is unable to complete a business combination, a mandatory liquidation and subsequent dissolution will occur. The Company has a significant working capital deficiency as of December 31, 2022, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit[s] also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2022.

Houston, Texas
March 31, 2023, except for Notes 1 and 9 to the financial statements, as to which the date is May 12, 2023

HNR ACQUISITION CORP
BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Cash	$75,612	$38,743
Prepaid expenses	81,914	—
Deferred offering costs	—	297,233
Total current assets	157,526	335,976
Marketable securities held in Trust Account	89,243,362	—
Total assets	$89,400,888	$335,976

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities	$395,550	$136,558
Income tax payable	221,665	—
Franchise tax payable	200,000	—
Advances from related party	129,000	88,200
Total current liabilities	946,215	224,758
Deferred underwriting fee payable	2,587,500	—
Total liabilities	3,533,715	224,758

Commitments and Contingencies (Note 6)
Redeemable Common Stock
Redeemable Common Stock, $0.0001 par value; 8,625,000 shares outstanding subject to redemption at $10.32 per share as of December 31, 2022 and 0 outstanding as of December 31, 2021	89,043,362	—

Stockholders’ (deficit) equity
Preferred stock, $0.0001 par value; 1,000,000 authorized shares, 0 shares issued and outstanding at December 31, 2022; None outstanding at December 31, 2021	—	—
Common stock, $0.0001 par value; 100,000,000 authorized shares, 3,006,250 and 2,875,000 shares issued and outstanding (excluding 8,625,000 and 0 shares subject to redemption) at December 31, 2022 and 2021, respectively	301	288
Additional paid-in capital	—	124,712
Accumulated deficit	(3,176,490)	(13,782)
Total stockholders’ (deficit) equity	(3,176,189)	111,218
Total redeemable common stock, liabilities and stockholders’ (deficit) equity	$89,400,888	$335,976

The accompanying notes are an integral part of these financial statements.

HNR ACQUISITION CORP
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2022 and 2021

	Year Ended December 31,
	2022	2021
Expenses:
Formation and operating costs	$1,598,013	$13,782
Franchise taxes	200,000	—
Loss from operations	(1,798,013)	(13,782)
Other income
Interest income	969	—
Interest income on marketable securities held in Trust Account	1,268,362	—
Total other income	1,269,331	—
Loss before income taxes	(528,682)	(13,782)
Income tax provision	(221,665)	—
Net Loss	$(750,347)	$(13,782)
Weighted average shares outstanding, redeemable common stock – basic and diluted	7,538,014	—
Net income (loss) per share of common stock – basic and diluted	$(0.02)	$—
Weighted average shares outstanding, non-redeemable common stock – basic and diluted(1)	2,978,445	2,500,000
Net income (loss) per share of common stock – basic and diluted	$(0.19)	$(0.01)

____________

(1)      This number for the year ended December 31, 2021 excludes an aggregate of up to 375,000 shares of common stock subject to forfeiture if the overallotment option is not exercised in full or in part by the underwriter (see Note 4).

The accompanying notes are an integral part of these financial statements.

HNR ACQUISITION CORP
STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
For the Years Ended December 31, 2022 and 2021

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount
Balance – December 31, 2021	2,875,000	$288	$24,712	$—	$25,000
Capital contribution by Sponsor	—	—	100,000	—	100,000
Net loss	—	—	—	(13,782)	(13,782)
Balance – December 31, 2021	2,875,000	288	124,712	(13,782)	111,218
Forfeiture of shares by Sponsor	(373,750)	(37)	37	—	—
Issuance of Private Placement Units	505,000	50	5,023,334	—	5,023,384
Fair value of public warrants	—	—	5,879,729	—	5,879,729
Offering costs allocated to public warrants	—	—	(30,989)	—	(30,989)
Remeasurement of redeemable common stock to redemption value	—	—	(10,996,823)	(2,412,361)	(13,409,184)
Net loss	—	—	—	(750,347)	(750,347)
Balance – December 31, 2022	3,006,250	$301	$—	$(3,176,490)	$(3,176,189)

The accompanying notes are an integral part of these financial statements.

HNR ACQUISITION CORP
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net loss	$(750,347)	$(13,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income on marketable securities held in Trust Account	(1,268,362)	—
Changes in operating assets and liabilities
Prepaid expenses	(81,914)	—
Accounts payable and accrued liabilities	171,274	(72,925)
Accounts payable related parties	190,202
Income tax payable	221,665
Franchise tax payable	200,000	—
Net cash used in operating activities	(1,317,482)	(86,707)

Cash flows from investing activities:
Marketable securities held in Trust Account	(87,975,000)	—
Net cash used in investing activities	(87,975,000)	—

Cash flows from financing activities:
Proceeds from Initial Public Offering, net of costs of capital	84,319,667	—
Proceeds from Private Placement, net of costs of capital	5,023,384	—
Capital contributions from Sponsor	—	100,000
Payment of deferred offering costs	(25,500)	(62,750)
Proceeds received from related party	100,000	63,200
Repayment of advances from related party	(88,200)	—
Net cash provided by financing activities	89,329,351	100,450

Net increase in cash	36,869	13,743
Cash at beginning of period	38,743	25,000
Cash at end of period	$75,612	$38,743

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accounts payable and accrued liabilities	$—	$134,483
Deferred offering costs paid directly by related party	$—	$25,000
Remeasurement of redemption value of redeemable common stock	$13,409,184	$—
Deferred underwriting fee payable	$2,587,500	$—
Expenses paid by related party	$29,000

The accompanying notes are an integral part of these financial statements.

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

HNR Acquisition Corp (the “Company”) was incorporated in Delaware on December 9, 2020. The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from December 9, 2020 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“Initial Public Offering” or “IPO”) described below, and, after our Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after completion of the Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its year end.

Sponsor and Financing:

The registration statement for the Company’s IPO was declared effective on February 10, 2022 (the “Effective Date”). On February 15, 2022, the Company consummated the IPO of 7,500,000 units (the “Units” and, with respect to the common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating proceeds of $75,000,000, which is described in Note 3. Additionally, the underwriter fully exercised its option to purchase 1,125,000 additional Units, for which the Company received cash proceeds of $11,250,000. Simultaneously with the closing of the IPO, the Company consummated the sale of 505,000 units (the “Private Placement Units”) at a price of $10.00 per unit generating proceeds of $5,050,000 in a private placement to HNRAC Sponsors, LLC, the Company’s sponsor (the “Sponsor”) and EF Hutton (formerly Kingswood Capital Markets) (“EF Hutton”) that is described in Note 4 (“Related Party Transactions - Private Placement Units”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating the Business Combination.

Transaction costs amounted to $4,793,698, comprised of $1,725,000 of underwriting discount, $2,587,500 of deferred underwriting fee, and $481,198 of other offering costs. In addition, $1,368,050 of cash from the IPO was held outside of the Trust Account (as defined below) and is available for working capital purposes.

The Trust Account:

Funds from the Initial Public Offering were placed in a trust account (the “Trust Account”). The Trust Account shall invest only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial business combination within 15 months (or within 18 months if we further extend the period of time to consummate a business combination, as described in more detail in the prospectus) from the closing of the Initial Public Offering

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

(the “Combination Period”) or (B) with respect to any other provision relating to stockholders’ rights or pre-business combination activity; or (iii) the redemption of 100% of the shares of common stock previously included in the Units sold in the Initial Public Offering if the Company is unable to complete a Business Combination within 15 months from the closing of the Initial Public Offering (subject to the requirements of law).

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” means one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of the signing of a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders holding common stock may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders holding common stock with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. As a result, shares of common stock will be recorded at their redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by law or under the NYSE American rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Business Combination, and instead may search for an alternate Business Combination.

The Company will only have 15 months (with one additional three-month extensions available to the Company in accordance with the Company’s amended and restated certificate of incorporation) from the closing date of the Initial Public Offering, February 15, 2022, to complete its initial Business Combination. See Note 9 for discussion of the first extension of this time period. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholders have entered into a letter agreement with the Company, pursuant to which they have waived their right to participate in any redemption with respect to their initial shares; however, if the initial

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

stockholders or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Initial Public Offering, they will be entitled to a pro rata share of the Trust Account, with respect to such public shares, upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Initial Public Offering price per Unit in the Initial Public Offering.

In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to have all third parties, including, but not limited to, all vendors, service providers (excluding its independent registered public accounting firm), prospective target businesses and other entities with which the Company does business execute agreements with the Company waiving any right, title, interest or claims of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination,

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

(iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Going Concern Consideration

At December 31, 2022, the Company had $75,612 in cash and a working capital deficit of $788,689. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. On February 5, 2023, the Company received notice from the Sponsor of its intention to extend the Combination period by three months until May 15, 2023. On February 8, 2023 in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor’s designee deposited $862,500 into the Company’s trust account in connection with the extension. On May 11, 2023, in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor’s designee deposited $120,000 into the Company’s trust account in connection with the extension. There are five additional one-month extensions available to the Company. In the event the Company does not complete a Business Combination by June 15, 2023, or within an additional five months from that date if the available extensions are exercised, the Company is required to redeem the public shares sold in the Initial Public Offering. Additionally, the Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company:

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Loss Per Shares of Common Stock:

Net loss per share of common stock is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares for the year ended December 31, 2021 were reduced for the effect of an aggregate of 375,000 shares of common stock subject to forfeiture if the over-allotment option was not exercised by the underwriter (see Note 3). The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 6,847,500 shares in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per share of common stock is the same as basic loss per share of common stock for the period presented.

The Company’s statements of operations include a presentation of net loss per share for common stock shares subject to possible redemption in a manner similar to the two-class method of income per share. Net loss per common share, basic and diluted, for redeemable common stock is calculated by dividing the net income allocable to redeemable common stock, by the weighted average number of redeemable common shares outstanding since original issuance. Net loss per common stock, basic and diluted, for non-redeemable common stock is calculated by dividing net income allocable to non-redeemable common stock, by the weighted average number of shares of non-redeemable common stock outstanding for the periods. Shares of non-redeemable common stock include the founder shares as these common shares do not have any redemption features and do not participate in the income earned on the Trust Account.

	Year Ended
	December 31, 2022	December 31, 2021
Redeemable common stock
Numerator: net income (loss) allocable to redeemable common stock	$(178,613)	$—
Denominator: weighted average number of redeemable common stock	7,538,014	—
Basic and diluted net income (loss) per redeemable common stock	$(0.02)	$—

Non-redeemable common stock
Numerator: net loss allocable to non-redeemable common stock	$(571,734)	$(13,782)
Denominator: weighted average number of non-redeemable common stock	2,978,445	2,500,000
Basic and diluted net loss per non-redeemable common stock	$(0.19)	$(0.01)

Fair Value of Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement”, approximates the carrying amounts represented on the balance sheet.

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates:

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash:

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The balance of the Company’s cash and cash equivalents as of December 31, 2022 and 2021 was $75,612 and $38,743, respectively.

Marketable Securities Held in Trust Account:

At December 31, 2022, the assets held in the Trust Account were held in mutual funds. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in Interest Income on marketable securities held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2022, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Common Stock Subject to Possible Redemption:

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to the redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock issued in the Initial Public Offering feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, the shares of common stock subject to possible redemption will be presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet upon closing of the Initial Public Offering.

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

At December 31, 2022, the redeemable common stock reflected on the Company’s balance sheet consisted of the following:

Gross Proceeds	$86,250,000
Less: fair value of public warrants	(5,879,729)
Less: common stock issuance costs	(4,736,093)
Accretion to redemption value	13,409,184
Redeemable common stock	$89,043,362

Offering Costs:

Offering costs consist of legal and accounting costs incurred through the balance sheet date that are directly related to the Initial Public Offering. These costs, together with the underwriter discount, will be charged to additional paid in capital upon completion of the Initial Public Offering.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2022 and 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 7,500,000 units at a price of $10.00 per unit (the “Units”). Each Unit consisted of one (1) share of the Company’s common stock, $0.0001 par value and one (1) warrant to purchase three quarters of one share of Common Stock (the “Warrants”). On April 4, 2022, the Units separated into common stock and warrants, and ceased trading. On April 4, 2022, the common stock and warrants commenced trading on the NYSE American. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Business Combination. Each Warrant entitles the holder to purchase three quarters of one share of common stock at a price of $11.50. Each Warrant will become exercisable on the later of: (i) one (1) year after the date that the registration statement for the Offering (the “Registration Statement”) is declared effective by the SEC and (ii) the consummation by the Company of a Business

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — INITIAL PUBLIC OFFERING (cont.)

Combination and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants issued in connection with the 7,500,000 public Units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.

The Company granted the underwriter a 45-day option to purchase up to fifteen percent (15%) of additional Units to cover any over-allotments, at the Initial Public Offering price less the underwriting discounts and commissions. Simultaneously with the IPO, on February 15, 2022, the over-allotment was fully exercised.

The Warrants issued in connection with the Units that were issued upon exercise of the underwriters’ over-allotment option are identical to the public Warrants and have no net cash settlement provisions. The Company accounts for its Public and Private warrants as equity-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

The Company paid an underwriting discount of five percent (5%) of the gross proceeds of the Initial Public Offering, of which (i) two percent (2.0%) was paid at the closing of the offering in cash and (ii) three percent (3%) will be paid at the consummation of the Business Combination in cash.

In addition, for a period of 18 months from the closing of the Business Combination offering, EF Hutton has an irrevocable right of first refusal to act as a sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings on terms and conditions customary to EF Hutton for such transactions.

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

On December 24, 2020, the Company issued an aggregate of 2,875,000 shares of common stock to the Sponsor for an aggregate purchase price of $25,000. Accordingly, as of December 31, 2020, the $25,000 payment due to the Company was recorded to the par value and additional paid-in-capital sections of the balance sheet. The agreement resulted in an aggregate of 2,875,000 shares of common stock held by the initial stockholders, of which an aggregate of up to 375,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part. On February 4, 2022, the Sponsor forfeited 373,750 shares and as a result, there are currently 2,501,250 founder shares issued and outstanding. An aggregate of up to 326,250 of such shares was subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriter in full or in part, so that the Sponsor will own 22.48% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial shareholders do not purchase any Units in the Initial Public Offering and excluding the representative and consultant shares). No shares were forfeited since the underwriter did exercise the over-allotment in full.

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

The Founder Shares are identical to the common stock previously included in the Units sold in the Initial Public Offering except that the Founder Shares are convertible under the circumstances described below and subject to certain transfer restrictions, as described in more detail below.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) 180 days after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

The Sponsor, together with such other members, if any, of the Company’s executive management, directors, advisors or third party investors as determined by the Sponsors in its sole discretion, purchased, in the aggregate, 505,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement which included a share of common stock and warrant to purchase three quarters of one share of common stock at an exercise price of $11.50 per share, subject to certain adjustments (“Private Placement Warrants” and together, the “Private Placement”) that occurred immediately prior to the Public Offering in such amounts as is required to maintain the amount in the Trust Account at $10.30 per Unit sold. The Sponsor agreed that if the over-allotment option was exercised by the underwriter in full or in part, the Sponsor and/or its designees shall purchase from us additional private placement units on a pro rata basis in an amount that is necessary to maintain in the trust account $10.30. Since the over-allotment was exercised in full, the Sponsor purchased 505,000 Private Placement Units. The purchase price of the Private Placement Units was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Units (including the warrants and common stock issuable upon exercise of the Private Placement Units) will not be transferable, assignable, or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the original holders or their permitted transferees. If the Private Placement Units are held by someone other than the original holders or their permitted transferees, the Private Placement Units will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants included in the Units being sold in the Initial Public Offering. Otherwise, the Private Placement Units have terms and provisions that are substantially identical to those of the Warrants sold as part of the Units in the Initial Public Offering.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distributions to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Related Party Loans and Costs

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Working Capital Loans may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the Working Capital Loans may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. There were no such Working Capital Loans taken as of December 31, 2022.

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

In December 2022, the Company received $100,000 in cash proceeds from a member of the Board of Directors on an unsecured, non-interest bearing basis. This amount was included in Advances from related parties on the Company’s balance sheet as of December 31, 2022. In January 2023, the Company received an additional $300,000 in cash proceeds and entered into a note and warrant purchase agreement. See Note 9.

In addition, the Sponsor or an affiliate of the Sponsor or certain of the Company’s or Sponsor’s officers and directors may provide the Company with uncompensated advisory services.

During the three months ended March 31, 2021, a shareholder of the Sponsor advanced a total of $63,200 in cash advances to the Company to pay certain deferred offering costs, and paid an additional $25,000 on the Company’s behalf for offering costs. These advances are unsecured, non-interest bearing and are due on demand.

In February 2022, the Company repaid the $88,200 in short-term advances from a shareholder of the Sponsor, and agreed to pay an additional $190,202 for expenses the individual incurred related to services provided by our Sponsor, included in Formation and operating costs on the Company’s statements of operations.

Following the IPO, effective April 14, 2022, the Company entered into an agreement with Rhone Merchant Resources Inc. (formerly known as Houston Natural Resources Inc)., a Company controlled by our Chairman and CEO, for services related to identifying potential business combination targets. The Company paid $275,000 up front related to this agreement in February 2022, and is included in Prepaid Expenses on the Company’s balance sheet. Based on the terms of the agreement, the prepaid expense is being amortized through the earlier of the one-year anniversary of the Company’s IPO, or the date the Business Combination is completed. As of December 31, 2022, the unamortized balance of the prepaid balance was $37,089.

Administrative Service Agreement

The Company has agreed to pay $10,000 a month for office space, utilities and secretarial support provided by Rhone Merchant Resources Inc. (formerly known as Houston Natural Resources, Inc.), an affiliate of the Sponsor. The administrative services will commence on the date the securities are first listed on NYSE American and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. The Company has paid a total of $105,000 under this agreement during the year ended December 31, 2022 and paid an additional $10,000 prior to the effective date of the agreement. The Company owed $5,000 under this agreement as of December 31, 2022. The Company recognized $105,000 of expense related to this agreement during the year ended December 31, 2022, with $15,000 recorded as a prepaid expense. The Company paid $9,250 under this agreement during the year ended December 31, 2021.

Other

On December 8, 2021, the Board of Directors of the Company agreed to compensate the directors of the Company through the issuance of shares of the Company equal in value to $100,000 per director, which shall be payable and issued subject to one year of continued service to the Company commencing after the completion of the initial business combination (and which shall be pro-rated for any period less than one year of service).

On May 1, 2022, and effective April 6, 2022, the Company entered into a consulting agreement in the ordinary course of business with a stockholder who owns 400,000 non-redeemable common shares, whereby any business acquisition that the Company closes through referral by the consultant will entitle the consultant to a finders fee. During the year ended December 31, 2022, the Company also paid this stockholder $61,000 related to costs of capital associated with the Company’s IPO and $30,260 of acquisition related costs. During the year ended December 31, 2022, this stockholder paid expenses of $29,000 on behalf of the Company. The Company included the amount owed to the stockholder in Advances from related parties on the Company’s balance sheet as of December 31, 2022. These expenses and an additional $27,000 paid subsequent to December 31, 2022 were restructured into a promissory note as discussed in Note 9.

During the year ended December 31, 2022, the Company incurred and paid $15,000 to a company controlled by a member of the Board of Directors of the Company for due diligence costs of potential acquisition targets.

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 5 — STOCKHOLDERS’ EQUITY

Common Stock

At December 31, 2022, the authorized common stock of the Company was 100,000,000 shares with a par value of $0.0001 per share. At December 31, 2022, the authorized preferred stock of the Company was 1,000,000 shares with a par value of $0.0001 per share. After completion of the Initial Public Offering, the Company will likely (depending on the terms of the Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its Business Combination. Holders of the Company’s common stock vote together as a single class and are entitled to one vote for each share of common stock.

At December 31, 2021, there were 2,875,000 shares of common stock issued and outstanding, of which an aggregate of up to 375,000 shares were subject to forfeiture to the extent that the underwriter’s over-allotment option is exercised in full or in part. On February 4, 2022, the Sponsor forfeited 373,750 shares and as a result, there are currently 2,501,250 founder shares issued and outstanding, of which an aggregate of up to 326,250 of such shares were subject to forfeiture to the extent that the over-allotment option would not be exercised by the underwriter in full or in part. The over-allotment was exercised in full and as such there are no such shares subject to forfeiture.

On December 8, 2021, the Board of Directors of the Company agreed to compensate the directors of the Company through the issuance of shares of the Company equal in value to $100,000 per director, which shall be payable and issued subject to one year of continued service to the Company commencing after the completion of the initial business combination (and which shall be pro-rated for any period less than one year of service). No such awards were granted as of December 31, 2022.

As of December 31, 2022, there were 11,631,250 shares of common stock outstanding, of which 8,625,000 are subject to redemption at $10.32 per share and are reflected as mezzanine equity on the Company’s balance sheet at redemption value.

On October 17, 2022, the Company entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $150,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms by the Common Stock Purchase Agreement.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a registration statement registering the shares issuable pursuant to the Common Stock Purchase Agreement, the Company’s right to sell shares to White Lion will commence on the effective date of the registration statement and extend until December 31, 2025. During such term, subject to the terms and conditions of the Common Stock Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The number of shares sold pursuant to any such notice may not exceed (i) the lower of (a) $2,000,000 and (b) the dollar amount equal to the product of (1) the Effective Daily Trading Volume (2) the closing price of Common Stock on the Effective Date (3) 400% and (4) 30%, divided by the closing price of Common Stock on NYSE American preceding the Notice Date and (ii) a number of shares of Common Stock equal to the Average Daily Trading Volume multiplied by the Percentage Limit.

The purchase price to be paid by White Lion for any such shares will equal 96% of the lowest daily volume-weighted average price of Common Stock during a period of two consecutive trading days following the applicable Notice Date.

The Company will have the right to terminate the Common Stock Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice. Additionally, White Lion will have the right to terminate the Common Stock Purchase Agreement upon three days’ prior written notice to the Company if (i) there is a Fundamental Transaction, (ii) the Company is in breach or default in any material respect

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 5 — STOCKHOLDERS’ EQUITY (cont.)

of the White Lion RRA, (iii) there is a lapse of the effectiveness, or unavailability of, the Registration Statement for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, (iv) the suspension of trading of the Common Stock for a period of five consecutive trading days, (v) the material breach of the Common Stock Purchase Agreement by the Company, which breach is not cured within the applicable cure period or (vi) a Material Adverse Effect has occurred and is continuing. No termination of the Common Stock Purchase Agreement will affect the registration rights provisions contained in the White Lion RRA.

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion shares of Common Stock having a value of $1,500,000 based on the volume-weighted average price of the Common Stock on a date which is the earlier to occur of (i) two Trading Days prior to the filing of the registration statement it will file pursuant to the White Lion RRA and (ii) after the closing of any business combination agreement, the Trading Day prior to the Investor sending a written request to the Company for such commitment shares, and to include such shares in the registration statement it will file pursuant to the White Lion RRA.

Registration Rights Agreement (White Lion)

Concurrently with the execution of the Common Stock Purchase Agreement, the Company entered into the White Lion RRA with the White Lion in which the Company has agreed to register the shares of Common Stock purchased by White Lion with the SEC for resale within 30 days of the consummation of a business combination. The White Lion RRA also contains usual and customary damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified.

The Common Stock Purchase Agreement and the White Lion RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of $1,725,000 or 2% from the gross proceeds of the Offering. In addition, the underwriters are entitled to a deferred fee of $2,587,500 upon closing of the Business Combination, which represents 3% of the gross proceeds from Units sold to the Public. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

Registration Rights Agreement (Founder Shares)

The holders of the Founder Shares and the Private Placement Units and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the Private Placement Units or warrants issued upon conversion of the working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Initial Public Offering. The holders of these securities are entitled to make up to three demands in the case of the founder shares, excluding short form registration demands, and one demand in the case of the private placement warrants, the working capital loan warrants and, in each case, the underlying shares that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. In the case of the private placement warrants, representative shares issued to EF Hutton, the demand registration rights provided will not be exercisable for longer than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(iv) and the piggyback registration right provided will not be exercisable for longer than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(v). The Company will bear the expenses incurred in connection with the filing of any such registration statements.

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Other agreements

On September 30, 2022, the Company entered into an agreement with a consultant for services related to securing additional financing for potential future acquisitions for a period of one year. In connection with this agreement, the consultant may receive a finders fee from any financing that is secured by the Company from a referral by the consultant.

NOTE 7 — PROPOSED BUSINESS COMBINATION

On December 27, 2022, the Company, entered into a membership interest purchase agreement (the “MIPA”) with CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 7.20 of the MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”).

The Purchase

Pursuant to the MIPA, at the closing of the transactions contemplated by the MIPA the Company will purchase and from Seller 100% of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (the “Target”).

The purchase price for the Target will be (a) cash in the amount of $100,000,000; provided, that up to $15,000,000 of the cash consideration may be payable through a promissory note to Seller and (b) 2,000,000 shares of the Company’s common stock. The purchase price is subject to adjustment in accordance with the MIPA.

NOTE 8 — INCOME TAXES

As of December 31, 2022 and 2021, the Company’s net deferred tax assets are as follows:

Deferred tax asset:	2022	2021
Federal net operating loss	$—	$3,000
Start-up costs	251,777	—
Total deferred tax asset	251,777	3,000
Valuation allowance	(251,777)	(3,000)
Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	For the year ending December 31, 2022	For the year ending December 31, 2021
Federal:
Current	$221,665	$—
Deferred	(248,777)	(3,000)
State:
Current	—	—
Deferred	—	—
Change in Valuation allowance	248,777	3,000
Income tax provision	$221,665	$—

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — INCOME TAXES (cont.)

As of December 31, 2021 and December 31, 2022, the Company had $0 and $14,000, respectively, of estimated U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

	For the year December 31, 2022	For the period from February 18, 2021 (inception) through December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
Transaction costs	(15.9)%	—%
Change in valuation allowance	(47.1)%	(21.0)%
Income tax provision	(41.9)%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities.

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On January 20, 2023, the Company entered into a promissory note and warrant purchase agreement for working capital purposes with a stockholder who owns 400,000 non-redeemable shares of common stock in the amount of $56,000, representing amounts paid by the holder on behalf of the Company for expenses, including $29,000 that were paid on behalf of the Company during the year ended December 31, 2022 and included in Advances from related parties on the Company’s balance sheet. The unsecured promissory note bears interest at the lesser of 15% or the highest rate allowable by law per annum and matures on the fifth anniversary of the Closing of the MIPA. The holder may demand repayment after six months from the Closing of the MIPA.

In connection with this promissory note, the holder received 56,000 warrants to purchase 42,000 shares of common stock of the Company at an exercise price of $11.50 per share. The warrants shall become exercisable beginning at the Closing of the MIPA and expire on January 20, 2028. The warrant holder shall have the one time right on the 18 month anniversary of the effective date of the warrants to require the Company to repurchase the warrants.

On January 20, 2023, the Company entered into a promissory note and warrant purchase agreement for working capital purposes with member of the Board of the Directors of the Company in the amount of $400,000, related to $100,000 of cash proceeds received by the Company during the year ended December 31, 2022 and included in Advances from related parties on the Company’s balance sheet, and $300,000 of proceeds received in

HNR ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 9 — SUBSEQUENT EVENTS (cont.)

January 2023. The unsecured promissory note bears interest at the lessor of 15% or the highest rate allowable by law per annum and matures on the fifth anniversary of the Closing of the MIPA. The holder may demand repayment after six months from the Closing of the MIPA.

In connection with this promissory note, the holder received 400,000 warrants to purchase 300,000 shares of common stock of the Company at an exercise price of $11.50 per share. The warrants shall become exercisable beginning at the Closing of the MIPA and expire on January 20, 2028. The warrant holder shall have the one time right on the 18 month anniversary of the effective date of the warrants to require the Company to repurchase the warrants.

On February 5, 2023, the Company received notice from the Sponsor of its intention to extend the Combination period by three months until May 15, 2023. On February 8, 2023 in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor’s designee deposited $862,500 into the Company’s trust account in connection with the extension.

On May 11, 2023, in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor’s designee deposited $120,000 into the Company’s trust account in connection with the extension until June 15, 2023.

HNR ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Cash	$813,177	$75,612
Prepaid expenses	—	81,914
Total current assets	813,177	157,526
Marketable securities held in Trust Account	48,106,123	89,243,362
Total assets	$48,919,300	$89,400,888

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,150,132	$395,550
Income tax payable	557,774	221,665
Franchise tax payable	100,000	200,000
Excise tax payable	436,665	—
Notes payable from related party, net of discount	925,654	129,000
Total current liabilities	3,170,225	946,215
Warrant liabilities	1,459,691	—
Deferred underwriting fee payable	2,587,500	2,587,500
Total non-current liabilities	4,047,191	2,587,500
Total liabilities	7,217,416	3,533,715

Commitments and Contingencies (Note 6)
Redeemable Common Stock, $0.0001 par value; 4,509,403 and 8,625,000 shares outstanding subject to redemption at $10.52 and $10.32 per share as of June 30, 2023 and December 31, 2022, respectively	47,448,349	89,043,362

Stockholders’ deficit
Preferred stock, $0.0001 par value; 1,000,000 authorized shares, 0 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.0001 par value; 100,000,000 authorized shares, 3,006,250 shares issued and outstanding (excluding 4,509,403 and 8,625,000 shares subject to redemption) at June 30, 2023 and December 31, 2022, respectively	301	301
Additional paid in capital	—	—
Accumulated deficit	(5,746,766)	(3,176,490)
Total stockholders’ deficit	(5,746,465)	(3,176,189)
Total liabilities and stockholders’ deficit	$48,919,300	$89,400,888

The accompanying notes are an integral part of these unaudited condensed financial statements.

HNR ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Expenses:
Formation and operating costs	$614,748	$499,621	$1,268,479	$806,041
Franchise taxes	50,000	100,000	100,000	100,000
Loss from operations	(664,748)	(599,621)	(1,368,479)	(906,041)
Other Income (expenses)
Interest income on marketable securities held in Trust Account	842,756	118,795	1,789,672	127,088
Change in fair value of warrant liability	(113,469)	—	92,713	—
Amortization of debt discount	(314,479)	—	(499,058)	—
Dividend income	2,262	130	4,001	130
Interest expense	(64,671)	—	(93,156)	—
Total Other Income	579,337	118,925	1,294,172	127,218
Loss before income taxes	(85,411)	(480,696)	(74,307)	(778,823)
Income tax provision	(147,392)	—	(336,110)	—
Net loss	$(232,803)	$(480,696)	$(410,417)	(778,823)
Weighted average share outstanding, redeemable common stock – basic and diluted	6,612,930	8,625,000	7,618,965	6,433,011
Net income (loss) per share of redeemable common stock – basic and diluted	$0.02	$(0.04)	$0.03	$(0.08)
Weighted average share outstanding, non-redeemable common stock – basic and diluted	3,006,250	3,006,250	3,006,250	2,950,180
Net income (loss) per share of non-redeemable common stock – basic and diluted	$(0.11)	$(0.05)	$(0.21)	$0.10

The accompanying notes are an integral part of these unaudited condensed financial statements.

HNR ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022
(UNAUDITED)

	Three and Six Months Ended June 30, 2023
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount
Balance – January 1, 2023	3,006,250	$301	$—	$(3,176,490)	$(3,176,189)
Remeasurement of redeemable common stock to redemption value	—	—	—	(1,759,415)	(1,759,415)
Net loss	—	—	—	(177,614)	(177,614)
Balance – March 31, 2023	3,006,250	301	—	(5,113,519)	(5,113,218)
Remeasurement of redeemable common stock to redemption value	—	—	—	36,221	36,221
Excise tax imposed on common stock redemptions	—	—	—	(436,665)	(436,665)
Net loss	—	—	—	(232,803)	(232,803)
Balance – June 30, 2023	3,006,250	$301	$—	$(5,746,766)	$(5,746,465)
	Three and Six Months Ended June 30, 2022
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount
Balance – January 1, 2022	2,875,000	$288	$124,712	$(13,782)	$111,218
Forfeiture of shares by Sponsor	(373,750)	(37)	37	—	—
Issuance of Private Placement Units	505,000	50	5,023,334	—	5,023,384
Fair value of warrants	—	—	5,879,729	—	5,879,729
Offering costs allocated to public warrants	—	—	(30,989)	—	(30,989)
Remeasurement of redeemable common stock to redemption value	—	—	(10,996,823)	(1,343,999)	(12,340,822)
Net loss	—	—	—	(298,127)	(298,127)
Balance – March 31, 2022	3,006,250	301	—	(1,655,908)	(1,655,607)
Remeasurement of redeemable common stock to redemption value
Net loss				(480,696)	(480,696)
Balance – June 30, 2022	3,006,250	$301	$—	$(2,136,604)	$(2,136,303)

The accompanying notes are an integral part of these unaudited condensed financial statements.

HNR ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
For the Three and Six Months Ended June 30, 2023 and 2022
(Unaudited)

	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net loss	$(410,417)	$(778,823)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income on marketable securities held in Trust Account	(1,789,672)	(127,088)
Change in fair value of warrant liability	(92,713)	—
Amortization of debt discount	499,058	—
Changes in operating assets and liabilities:
Prepaid expenses	81,914	(330,246)
Accounts payable and accrued liabilities	754,582	169,309
Income tax payable	336,109	—
Franchise tax payable	(100,000)	100,000
Net cash used in operating activities	(721,139)	(966,848)

Cash flows from investing activities:
Cash withdrawn from Trust Account for redemptions	43,318,207	—
Interest withdrawn from Trust Account to pay for franchise and federal income taxes	711,204	—
Marketable securities held in Trust Account	(1,102,500)	(87,975,000)
Net cash provided by (used in) investing activities	42,926,911	(87,975,000)

Cash flows from financing activities:
Proceeds from Initial Public Offering, net of costs of capital	—	84,319,667
Proceeds from Private Placement, net of costs of capital	—	5,023,384
Payment of deferred offering costs	—	(25,500)
Proceeds from related party notes payable	1,850,000	—
Repayment of advances from related party	—	(88,200)
Redemption of common stock	(43,318,207)	—
Net cash provided by (used in) financing activities	(41,468,207)	89,229,351

Net increase in cash	737,565	287,503
Cash at beginning of period	75,612	38,743
Cash at end of period	$813,177	$326,246

Supplemental disclosure of non-cash investing and financing activities:
Fair value of warrant liabilities issued in connection with notes payable	$1,552,404	$—
Remeasurement of redemption value of redeemable Class A common stock	$1,723,194	$12,340,822
Deferred underwriting fee payable	$—	$2,587,500
Excise tax liability accrued for common stock redemptions	$436,665	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

HNR Acquisition Corp (the “Company”) was incorporated in Delaware on December 9, 2020. The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of June 30, 2023, the Company had not commenced any operations. All activity for the period from December 9, 2020 (inception) through June 30, 2023 relates to the Company’s formation and the initial public offering (“Initial Public Offering” or “IPO”) described below, and, after our Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after completion of the Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its year end.

Sponsor and Financing:

The registration statement for the Company’s IPO was declared effective on February 10, 2022 (the “Effective Date”). On February 15, 2022, the Company consummated the IPO of 7,500,000 units (the “Units” and, with respect to the common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating proceeds of $75,000,000, which is described in Note 3. Additionally, the underwriter fully exercised its option to purchase 1,125,000 additional Units, for which the Company received cash proceeds of $11,250,000. Simultaneously with the closing of the IPO, the Company consummated the sale of 505,000 units (the “Private Placement Units”) at a price of $10.00 per unit generating proceeds of $5,050,000 in a private placement to HNRAC Sponsors, LLC, the Company’s sponsor (the “Sponsor”) and EF Hutton (formerly Kingswood Capital Markets) (“EF Hutton”) that is described in Note 4 (“Related Party Transactions — Private Placement Units”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating the Business Combination.

Transaction costs amounted to $4,793,698, comprised of $1,725,000 of underwriting discount, $2,587,500 of deferred underwriting fee, and $481,198 of other offering costs. In addition, $1,368,050 of cash from the IPO was held outside of the Trust Account (as defined below) and is available for working capital purposes.

The Trust Account:

Funds from the Initial Public Offering were placed in a trust account (the “Trust Account”). The Trust Account shall invest only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial business combination within 12 months (or within 18 months if we extend the period of time to consummate a business combination, as described in more detail in the prospectus) from the closing of the Initial Public Offering

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

(the “Combination Period”) or (B) with respect to any other provision relating to stockholders’ rights or pre-business combination activity; or (iii) the redemption of 100% of the shares of common stock previously included in the Units sold in the Initial Public Offering if the Company is unable to complete a Business Combination within 12 months from the closing of the Initial Public Offering (subject to the requirements of law).

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” means one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of the signing of a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders holding common stock may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders holding common stock with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. As a result, shares of common stock will be recorded at their redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by law or under the NYSE American rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Business Combination, and instead may search for an alternate Business Combination.

At June 30, 2023, the Company had $813,177 in cash and a working capital deficit of $1,699,274, which excludes franchise and income taxes payable as the net amounts can be paid from the interest earned in the Trust Account. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. On February 5, 2023, the Company received notice from the Sponsor of its intention to extend the Combination period by three months until May 15, 2023. On February 8, 2023 in accordance with the Company’s then-effective amended and restated certificate of incorporation, the Sponsor’s designee deposited $862,500 into the Company’s trust account in connection with the extension. On May 11, 2023, the stockholders of the Company approved, and the Company filed with the Secretary of State of Delaware, an amendment to the Company’s certificate of incorporation to extend the date by which the Company must consummate its initial Business Combination from May 15, 2023 by up to six (6) one-month extensions to November 15, 2023, provided that the Sponsor deposits into the Trust Account the lesser of (x) $120,000, or (y) $0.04 per share for each public share of common stock outstanding as of the applicable deadline for each such one-month extension until November 15, 2023, unless the closing of the Company’s initial Business Combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

consummation of the initial Business Combination. On May 11, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to June 15, 2023. On June 9, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to July 15, 2023. On July 11, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to August 15, 2023. On August 7, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to September 15, 2023. On September 11, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to October 15, 2023. In the event the Company does not complete a Business Combination by October 15, 2023, or within an additional one month from that date if the available extensions are exercised, the Company is required to redeem the public shares sold in the Initial Public Offering. Additionally, the Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On May 11, 2023 in connection with the stockholder vote for the amendment to the Company’s certificate of incorporation, a total of 4,115,597 Public Shares for an aggregate redemption amount of $43,318,207 were redeemed from the Trust Account by the stockholders of the Company. The Company also withdrew a total of $711,204 from the Trust Account to pay franchise and federal income taxes.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Initial Public Offering price per Unit in the Initial Public Offering.

In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to have all third parties, including, but not limited to, all vendors, service providers (excluding its independent registered public accounting firm), prospective target businesses and other entities with which the Company does business execute agreements with the Company waiving any right, title, interest or claims of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Excise Tax Liability

On May 11, 2023, in connection with the stockholder vote for the amendment to the Company’s certificate of incorporation, a total of 4,115,597 Public Shares for an aggregate redemption amount of $43,318,207 were redeemed from the Trust Account by the stockholders of the Company. As a result of the redemption of common stock on May 11, 2023, the Company recognized an estimated liability for the excise tax of $436,665 on the Company’s condensed balance sheet pursuant to the 1% excise tax under the IR Act. The liability does not impact the condensed statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available. This excise tax liability can be offset by future share issuances within the same fiscal year which will be evaluated and adjusted in the period in which the issuances occur. Should the Company liquidate prior to December 31, 2023, the excise tax liability will not be due. The Company will not use funds in trust in connection with the payment of any excise tax liabilities imposed by the Inflation Reduction Act of 2022.

Going Concern Considerations

At June 30, 2023, the Company had $813,177 in cash and a working capital deficit of $1,699,274, which excludes franchise and income taxes payable as the net amounts can be paid from the interest earned in the Trust Account. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. On February 5, 2023, the Company received notice from the Sponsor of its intention to extend the Combination period by three months until May 15, 2023. On February 8, 2023 in accordance with the Company’s then-effective amended and restated certificate of incorporation, the Sponsor’s designee deposited $862,500 into the Company’s trust account in connection with the extension. On May 11, 2023, the stockholders of the Company approved, and the Company filed with the Secretary of State of Delaware, an amendment to the Company’s certificate of incorporation to extend the date by which the Company must consummate its initial Business Combination from May 15, 2023 by up to six (6) one-month extensions to November 15, 2023, provided that the Sponsor deposits into the Trust Account the lesser of (x) $120,000, or (y) $0.04 per share for each public share of

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

common stock outstanding as of the applicable deadline for each such one-month extension until November 15, 2023, unless the closing of the Company’s initial Business Combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of the initial Business Combination. On May 11, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to June 15, 2023. On June 9, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to July 15, 2023. On July 11, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to August 15, 2023. On August 7, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to September 15, 2023. On September 11, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to October 15, 2023. In the event the Company does not complete a Business Combination by October 15, 2023, or within an additional one month from that date if the available extensions are exercised, the Company is required to redeem the public shares sold in the Initial Public Offering. Additionally, the Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Condensed Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2023. The interim results for the three and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future periods.

Emerging Growth Company:

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934) are required to comply with the new or revised financial accounting standards. The JOBS

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (loss) Per Share:

Net income (loss) per share of common stock is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement warrants to purchase an aggregate of 6,847,500 shares and warrants to purchase 1,484,250 issued in connection with working capital loans in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted income (loss) per share of common stock is the same as basic loss per share of common stock for the period presented.

The Company’s statements of operations include a presentation of net income (loss) per share for common stock shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income (loss) per common share, basic and diluted, for redeemable common stock is calculated by dividing the net income allocable to redeemable common stock, by the weighted average number of redeemable common shares outstanding since original issuance. Net income (loss) per common stock, basic and diluted, for non-redeemable common stock is calculated by dividing net income allocable to non-redeemable common stock, by the weighted average number of shares of non-redeemable common stock outstanding for the periods. Shares of non-redeemable common stock include the founder shares as these common shares do not have any redemption features and do not participate in the income earned on the Trust Account.

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Redeemable common shares
Numerator: net income (loss) allocable to redeemable common stock	$103,338	$(325,750)	$212,066	$(493,994)
Denominator: weighted average number of redeemable common shares	6,612,930	8,625,000	7,618,965	6,433,011
Basic and diluted net income (loss) per redeemable common share	$0.02	$(0.04)	$0.03	$(0.08)

Non-redeemable common shares
Numerator: net loss allocable to non-redeemable common shares	$(336,141)	$(154,946)	$(622,483)	$(284,829)
Denominator: weighted average number of non-redeemable common shares	3,006,250	3,006,250	3,006,250	2,950,180
Basic and diluted net loss per non-redeemable common share	$(0.11)	$(0.05)	$(0.21)	$(0.10)

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement”, approximates the carrying amounts represented on the balance sheet.

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates:

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash:

Cash includes cash on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The balance of the Company’s cash as of June 30, 2023 and December 31, 2022 was $813,177 and $75,612, respectively.

Marketable Securities Held in Trust Account:

At June 30, 2023, the assets held in the Trust Account were held in mutual funds. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in Interest Income on marketable securities held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

In accordance with Accounting Standards Codification ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, the warrants issued in connection with the working capital loans do not meet the criteria for equity classification due to the redemption right whereby the holder may require the Company to settle the warrant in cash 18 months after the closing of the MIPA, and must be recorded as liabilities. The warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the statements of operations in the period of change.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2023, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Common Stock Subject to Possible Redemption:

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to the redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock issued in the Initial Public Offering feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, the shares of common stock subject to possible redemption will be presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet upon closing of the Initial Public Offering.

At June 30, 2023 and December 31, 2022, the redeemable common stock reflected on the Company’s balance sheet consisted of the following:

Gross Proceeds	$86,250,000
Less: fair value of public warrants	(5,879,729)
Less: common stock issuance costs	(4,736,093)
Accretion to redemption value	13,409,184
Redeemable common stock as of December 31, 2022	$89,043,362
Redemptions of common stock	(43,318,207)
Accretion to redemption value	1,723,194
Redeemable common stock as of June 30, 2023	$47,448,349

Offering Costs:

Offering costs consist of legal and accounting costs incurred through the balance sheet date that are directly related to the Initial Public Offering. These costs, together with the underwriter discount, were charged to additional paid in capital upon the completion of the Initial Public Offering.

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”) Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2023 and December 31, 2022. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s effective tax rate was approximately 173% and 0% for the three months ended June 30, 2023 and 2022, respectively, and approximately 452% and 0% for the six months ended June 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% primarily due to changes in fair value of the warrant liability, which are not currently recognized in taxable income, non-deductible start-up costs, and the valuation allowance on the deferred tax assets.

Recent Accounting Pronouncements:

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. The Company adopted this guidance early on January 1, 2023 with no impact to the Company’s financial statements.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 7,500,000 units at a price of $10.00 per unit (the “Units”). Each Unit consisted of one (1) share of the Company’s common stock, $0.0001 par value and one (1) warrant to purchase three quarters of one share of Common Stock (the “Warrants”). On April 4, 2022, the Units separated into common stock and warrants, and ceased trading. On April 4, 2022, the common stock and warrants commenced trading on the NYSE American. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Business Combination. Each Warrant entitles the holder to purchase three quarters of one share of common stock at a price

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 — INITIAL PUBLIC OFFERING (cont.)

of $11.50. Each Warrant will become exercisable on the later of: (i) one (1) year after the date that the registration statement for the Offering (the “Registration Statement”) is declared effective by the SEC and (ii) the consummation by the Company of a Business Combination and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants issued in connection with the 7,500,000 public Units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.

The Company granted the underwriter a 45-day option to purchase up to fifteen percent (15%) of additional Units to cover any over-allotments, at the Initial Public Offering price less the underwriting discounts and commissions. Simultaneously with the IPO, on February 15, 2022, the over-allotment was fully exercised.

The Warrants issued in connection with the Units that were issued upon exercise of the underwriters’ over-allotment option are identical to the public Warrants and have no net cash settlement provisions. The Company accounts for its Public and Private warrants as equity-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

The Company paid an underwriting discount of five percent (5%) of the gross proceeds of the Initial Public Offering, of which (i) two percent (2.0%) was paid at the closing of the offering in cash and (ii) three percent (3%) will be paid at the consummation of the Business Combination in cash.

In addition, for a period of 18 months from the closing of the Business Combination offering, EF Hutton has an irrevocable right of first refusal to act as a sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings on terms and conditions customary to EF Hutton for such transactions.

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

On December 24, 2020, the Company issued an aggregate of 2,875,000 shares of common stock to the Sponsor for an aggregate purchase price of $25,000. Accordingly, as of December 31, 2020, the $25,000 payment due to the Company was recorded to the par value and additional paid-in-capital sections of the balance sheet. The agreement resulted in an aggregate of 2,875,000 shares of common stock held by the initial stockholders, of which an aggregate of up to 375,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part. On February 4, 2022, the Sponsor forfeited 373,750 shares and as a result, there are currently 2,501,250 founder shares issued and outstanding. An aggregate of up to 326,250 of such shares was

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriter in full or in part, so that the Sponsor will own 22.48% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial stockholders do not purchase any Units in the Initial Public Offering and excluding the representative and consultant shares). No shares were forfeited since the underwriter did exercise the over-allotment in full.

The Founder Shares are identical to the common stock previously included in the Units sold in the Initial Public Offering except that the Founder Shares are convertible under the circumstances described below and subject to certain transfer restrictions, as described in more detail below.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) 180 days after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

The Sponsor, together with such other members, if any, of the Company’s executive management, directors, advisors or third party investors as determined by the Sponsors in its sole discretion, purchased, in the aggregate, 505,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement which included a share of common stock and warrant to purchase three quarters of one share of common stock at an exercise price of $11.50 per share, subject to certain adjustments (“Private Placement Warrants” and together, the “Private Placement”) that occurred immediately prior to the Public Offering in such amounts as is required to maintain the amount in the Trust Account at $10.30 per Unit sold. The Sponsor agreed that if the over-allotment option was exercised by the underwriter in full or in part, the Sponsor and/or its designees shall purchase from us additional private placement units on a pro rata basis in an amount that is necessary to maintain in the trust account $10.30. Since the over-allotment was exercised in full, the Sponsor purchased 505,000 Private Placement Units. The purchase price of the Private Placement Units was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Units (including the warrants and common stock issuable upon exercise of the Private Placement Units) will not be transferable, assignable, or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the original holders or their permitted transferees. If the Private Placement Units are held by someone other than the original holders or their permitted transferees, the Private Placement Units will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants included in the Units being sold in the Initial Public Offering. Otherwise, the Private Placement Units have terms and provisions that are substantially identical to those of the Warrants sold as part of the Units in the Initial Public Offering.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distributions to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Related Party Loans and Costs

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Working Capital Loans may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the Working Capital Loans may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

In December 2022, the Company received $100,000 in cash proceeds from a member of the Board of Directors on an unsecured, non-interest bearing basis. This amount was included in Advances from related parties on the Company’s balance sheet as of December 31, 2022. In January 2023, the Company received an additional $300,000 in cash proceeds and entered into a note and warrant purchase agreement as discussed in Note 8.

In addition, the Sponsor or an affiliate of the Sponsor or certain of the Company’s or Sponsor’s officers and directors may provide the Company with uncompensated advisory services.

In February 2022, the Company repaid the $88,200 in short-term advances from a stockholder of the Sponsor, and paid an additional $190,202 for expenses the individual incurred related to services provided by our Sponsor, included in Formation and operating costs on the Company’s statements of operations.

Following the IPO, effective April 14, 2022, the Company entered into an agreement with Rhone Merchant Resources Inc. (formerly known as Houston Natural Resources Inc)., a Company controlled by our Chairman and CEO, for services related to identifying potential business combination targets. The Company paid $275,000 up front related to this agreement in February 2022, and is included in Prepaid Expenses on the Company’s balance sheet. Based on the terms of the agreement, the prepaid expense is being amortized through the earlier of the one-year anniversary of the Company’s IPO, or the date the Business Combination is completed. As of June 30, 2023 and December 31, 2022, the unamortized balance of the prepaid balance was $0 and $37,089, respectively.

Administrative Service Agreement

The Company has agreed to pay $10,000 a month for office space, utilities and secretarial support provided by Rhone Merchant Resources Inc. (formerly known as Houston Natural Resources, Inc.), an affiliate of the Sponsor. The administrative services will commence on the date the securities are first listed on NYSE American and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. The Company paid $30,000 under this agreement during the six months ended June 30, 2023, and owes the Sponsor $35,000 as of June 30, 2023.

Other

On December 8, 2021, the Board of Directors of the Company agreed to compensate the directors of the Company through the issuance of shares of the Company equal in value to $100,000 per director, which shall be payable and issued subject to one year of continued service to the Company commencing after the completion of the initial business combination (and which shall be pro-rated for any period less than one year of service).

On May 1, 2022, and effective April 6, 2022, the Company entered into a consulting agreement in the ordinary course of business with a stockholder who owns 400,000 non-redeemable common shares, whereby any business acquisition that the Company closes through referral by the consultant will entitle the consultant to a finder’s fee. During the year ended December 31, 2022, the Company also paid this stockholder $61,000 related to costs of capital associated with the Company’s IPO and $30,260 of acquisition related costs. During the year ended December 31, 2022, this stockholder paid expenses of $29,000 on behalf of the Company. The Company included the amount owed to the stockholder in Advances from related parties on the Company’s balance sheet as of December 31, 2022. These expenses were restructured into a promissory note as discussed in Note 8.

During the year ended December 31, 2022, the Company incurred and paid $15,000 to a company controlled by a member of the Board of Directors of the Company for due diligence costs of potential acquisition targets.

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 — STOCKHOLDERS’ EQUITY

Common Stock

At June 30, 2023, the authorized common stock of the Company was 100,000,000 shares with a par value of $0.0001 per share. At June 30, 2023, the authorized preferred stock of the Company was 1,000,000 shares with a par value of $0.0001 per share. After completion of the Initial Public Offering, the Company will likely (depending on the terms of the Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its Business Combination. Holders of the Company’s common stock vote together as a single class and are entitled to one vote for each share of common stock.

At December 31, 2021, there were 2,875,000 shares of common stock issued and outstanding, of which an aggregate of up to 375,000 shares were subject to forfeiture to the extent that the underwriter’s over-allotment option is exercised in full or in part. On February 4, 2022, the Sponsor forfeited 373,750 shares and as a result, there are currently 2,501,250 founder shares issued and outstanding, of which an aggregate of up to 326,250 of such shares were subject to forfeiture to the extent that the over-allotment option would not be exercised by the underwriter in full or in part. The over-allotment was exercised in full and as such there are no such shares subject to forfeiture.

As of June 30, 2023, there were 7,515,653 shares of common stock outstanding, of which 4,509,403 are subject to redemption at $10.52 per share and are reflected as mezzanine equity on the Company’s balance sheet at redemption value.

On October 17, 2022, the Company entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $150,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms by the Common Stock Purchase Agreement.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a registration statement registering the shares issuable pursuant to the Common Stock Purchase Agreement, the Company’s right to sell shares to White Lion will commence on the effective date of the registration statement and extend until December 31, 2025. During such term, subject to the terms and conditions of the Common Stock Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The number of shares sold pursuant to any such notice may not exceed (i) the lower of (a) $2,000,000 and (b) the dollar amount equal to the product of (1) the Effective Daily Trading Volume (2) the closing price of Common Stock on the Effective Date (3) 400% and (4) 30%, divided by the closing price of Common Stock on NYSE American preceding the Notice Date and (ii) a number of shares of Common Stock equal to the Average Daily Trading Volume multiplied by the Percentage Limit.

The purchase price to be paid by White Lion for any such shares will equal 96% of the lowest daily volume-weighted average price of Common Stock during a period of two consecutive trading days following the applicable Notice Date.

The Company will have the right to terminate the Common Stock Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice. Additionally, White Lion will have the right to terminate the Common Stock Purchase Agreement upon three days’ prior written notice to the Company if (i) there is a Fundamental Transaction, (ii) the Company is in breach or default in any material respect of the White Lion RRA, (iii) there is a lapse of the effectiveness, or unavailability of, the Registration Statement for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, (iv) the suspension of trading of the Common Stock for a period of five consecutive trading days, (v) the material

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 — STOCKHOLDERS’ EQUITY (cont.)

breach of the Common Stock Purchase Agreement by the Company, which breach is not cured within the applicable cure period or (vi) a Material Adverse Effect has occurred and is continuing. No termination of the Common Stock Purchase Agreement will affect the registration rights provisions contained in the White Lion RRA.

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion shares of Common Stock having a value of $1,500,000 based on the volume-weighted average price of the Common Stock on a date which is the earlier to occur of (i) two Trading Days prior to the filing of the registration statement it will file pursuant to the White Lion RRA and (ii) after the closing of any business combination agreement, the Trading Day prior to the Investor sending a written request to the Company for such commitment shares, and to include such shares in the registration statement it will file pursuant to the White Lion RRA.

Registration Rights Agreement (White Lion)

Concurrently with the execution of the Common Stock Purchase Agreement, the Company entered into the White Lion RRA with the White Lion in which the Company has agreed to register the shares of Common Stock purchased by White Lion with the SEC for resale within 30 days of the consummation of a business combination. The White Lion RRA also contains usual and customary damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified.

The Common Stock Purchase Agreement and the White Lion RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of $1,725,000 or 2% from the gross proceeds of the Offering. In addition, the underwriters are entitled to a deferred fee of $2,587,500 upon closing of the Business Combination, which represents 3% of the gross proceeds from Units sold to the Public. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

Registration Rights Agreement (Founder Shares)

The holders of the Founder Shares and the Private Placement Units and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the Private Placement Units or warrants issued upon conversion of the working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Initial Public Offering. The holders of these securities are entitled to make up to three demands in the case of the founder shares, excluding short form registration demands, and one demand in the case of the private placement warrants, the working capital loan warrants and, in each case, the underlying shares that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. In the case of the private placement warrants, representative shares issued to EF Hutton, the demand registration rights provided will not be exercisable for longer than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(iv) and the piggyback registration right provided will not be exercisable for longer than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(v). The Company will bear the expenses incurred in connection with the filing of any such registration statements.

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Other agreements

On September 30, 2022, the Company entered into an agreement with a consultant for services related to securing additional financing for potential future acquisitions for a period of one year. In connection with this agreement, the consultant may receive a finder’s fee from any financing that is secured by the Company from a referral by the consultant.

NOTE 7 — PROPOSED BUSINESS COMBINATION

On December 27, 2022, the Company, entered into a membership interest purchase agreement (the “MIPA”) with CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 7.20 of the MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”).

Pursuant to the MIPA, at the closing of the transactions contemplated by the MIPA, the Company will purchase and from Seller 100% of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (the “Target”). The purchase price for the Target will be (a) cash in the amount of $100,000,000; provided, that up to $15,000,000 of the cash consideration may be payable through a promissory note to Seller and (b) 2,000,000 shares of the Company’s common stock. The purchase price is subject to adjustment in accordance with the MIPA.

NOTE 8 — NOTES PAYABLE

During the six months ended June 30, 2023, the Company entered into various unsecured promissory notes with existing investors of the Company for total principal of $1,979,000. The Company received cash proceeds of $1,850,000 during the six months ended June 30, 2023 and received $100,000 of cash proceeds during the year ended December 31, 2022. The Company also recharacterized a related party advance of $29,000 from December 31, 2022 into a note payable for expenses paid on behalf of the Company.

The promissory notes bear interest at the greater of 15% or the highest rate allowed under law, and have a stated maturity date of the five-year anniversary of the closing of the MIPA. The investors may demand repayment beginning six months after the closing of the MIPA. The investors also received common stock warrants equal to the principal amount funded. Each warrant entitles the holder to purchase three quarters of one share of common stock at a price of $11.50. Each warrant will become exercisable on the closing date of the MIPA and is exercisable through the five-year anniversary of the promissory note agreement date. The warrants also grant the holder a one-time redemption right to require the Company pay the holder in cash equal to $1 per warrant 18 months following the closing of the MIPA. A total of 1,979,000 warrants were issued to these investors. Based on the redemption right present in these warrants, the warrants are accounted for as a liability in accordance with ASC 480 and ASC 815, with the changes in fair value of the warrants recognize in the statement of operations.

The Company valued the warrants using the trading prices of the Public Warrants, which mirror the terms of the note payable warrants. The Company also estimated the fair value of the redemption put using a present value calculation for the time from the estimated closing date of the MIPA through the 18 month redemption date, an estimated discount rate of 12%, and an estimated probably of the MIPA closing of 90%. The initial fair value of the warrant liabilities was $1,552,404 and was recognized as debt discount. The estimated fair value of the warrants and redemption put was $1,459,691 as of June 30, 2023, and the Company recognized a change in fair value of the warrant liability of $113,469 and $92,713 during the three and six months ended June 30, 2023, respectively.

The Company is amortizing the debt discount through a period of six months from the estimated closing date of the MIPA. The Company recognized amortization of debt discount of $314,479 and $499,058 during the three and six months ended June 30, 2023, respectively.

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued.

Subsequent to June 30, 2023, the Company received an additional $535,000 in cash proceeds under unsecured promissory notes with investors with the same terms as those disclosed in note 8. The Company issued an additional 535,000 warrants with an exercise price of $11.50 to these investors in connection with the agreements.

On July 11, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to August 15, 2023. On August 7, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to September 15, 2023. On September 11, 2023, the Sponsor’s designee deposited $120,000 into the Trust Account, extending the date by which the Company must consummate its initial Business Combination to October 15, 2023.

On August 28, 2023, the Company, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Company (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with Seller, and, solely with respect to Section 6.20 of the A&R MIPA, the Sponsor, which amended and restated the Original MIPA in its entirety (as amended and restated, the “MIPA”). The post-purchase Company will be organized in an “Up-C” structure and the only direct assets of HNRA will consist of equity interests in OpCo.

Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA (the “Closing”), (i) (A) the Company will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to the Company a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that will be effective at Closing (the “A&R OpCo LLC Agreement”) and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the “Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”)

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 — SUBSEQUENT EVENTS (cont.)

of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the Escrow Agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions herein. The Aggregate Consideration is subject to adjustment in accordance with the MIPA.

Immediately following the Closing, HNRA will be the sole manager of and control OpCo, and will own 100% of the outstanding OpCo Class A Units. Further, Seller will own 100% of the outstanding OpCo Class B Units, shares of Class B Common Stock, and OpCo Preferred Units.

The current shares of common stock of the Company will be reclassified as Class A Common Stock. Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our Proposed Second A&R Charter (as defined below). We do not intend to list any shares of Class B Common Stock on any exchange.

Following the Closing, under the amended and restated limited liability company agreement of OpCo (the “OpCo A&R LLC Agreement”), each holder of OpCO Class B Units will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B OpCo Units for, at OpCo’s election, (i) shares of our Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date.

In connection with any exchange of OpCo Class B Units pursuant to the OpCo Exchange Right or acquisition of OpCo Class B Units pursuant to a Mandatory Exchange, a corresponding number of shares of Class B Common Stock held by the relevant OpCo unitholder will be cancelled. See “Summary of the Proxy Statement — Related Agreements — OpCo A&R LLC Agreement.”

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, the Company will issue a number of shares of Class B Common Stock to Seller equivalent to the number of OpCo Class B Units issued to Seller. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 — SUBSEQUENT EVENTS (cont.)

Debt Commitment Letter

On August 28, 2023, the Company entered into a commitment letter (the “Debt Commitment Letter”) with First International Bank & Trust (“FIBT” or “Lender”), pursuant to which FIBT has agreed to provide the Company with a senior secured term loan in the amount of $28,000,000 (the “Credit Facility”) to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $3,000,000 at the Closing Date and an additional $2,000,000 to be deposited within 60 days following the Closing Date (the “Debt Service Reserve Account”), (c) cash secure outstanding letters of credit issued by Pogo’s existing lender, (d) pay fees and expenses in connection with the Purchase and the closing of the Credit Facility and (e) other general corporate purposes. The Credit Facility will be provided on the Closing Date subject to a number of specified conditions set forth in the Debt Commitment Letter. The obligations of FIBT to provide the Credit Facility will terminate on October 30, 2023 if the Closing Date has not occurred by such date. The definitive documentation for the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described in this proxy statement. Please see the section entitled “Summary of the Proxy Statement — Related Agreements — Debt Commitment Letter” for additional information.

Option Agreement

In connection with the MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company (or a newly created special purpose entity of the Company) and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to the Company to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

Director Nomination and Board Observer Agreement

In connection with the MIPA, at the Closing, the Company will enter into director nomination and board observer agreement (the “Board Designation Agreement”) with CIC. Pursuant to the Board Designation Agreement, CIC will have the right, at any time CIC beneficially owns capital stock of the Company, to appoint two board observers to attend all meetings of the board of directors of the Company. In addition, after the time of the conversion of the OpCo Preferred Units owned by Seller, CIC will have the right to nominate a certain number of members of the board of directors depending on its ownership percentage of Class A Common Stock as further provided in the Board Designation Agreement.

Backstop Agreement

The Company has agreed to, at Closing, enter into and cause certain of its founders (the “Founders”) to enter into a backstop agreement (the “Backstop Agreement”) with Seller whereby the Seller will have the right (“Put Right”) to cause the Founders to purchase Seller’s OpCo Preferred Units at a purchase price per unit equal to $10.00 per unit

HNR ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 — SUBSEQUENT EVENTS (cont.)

plus the product of (i) the number of days elapsed since the effective date of the Backstop Agreement and (ii) $10.00 divided by 730. Seller’s right to exercise the Put Right will survive for six (6) months following the date the Trust Shares (as defined below) are not restricted from transfer under the Letter Agreement (as defined in the A&R MIPA).

As security that the Founders will be able to purchase the OpCo Preferred Units upon exercise of the Put Right, the Founders will agree to place 1,500,000 shares of Class A Common Stock into trust (the “Trust Shares”), which the Founders can sell or borrow against to meet their obligations upon exercise of the Put Right with the prior consent of Seller. The Company is not obligated to purchase the OpCo Preferred Units from Seller under the Backstop Agreement. Until the Backstop Agreement is terminated, Seller will not be permitted to engage in any transaction which is designed to sell short the Class A Common Stock of the Company or any other publicly traded securities of the Company.

The purpose of the Backstop Agreement is to give the Seller some liquidity in the OpCo Preferred Units prior to the Mandatory Conversion Date. The Put Right allows Seller to receive cash in exchange for the OpCo Preferred Units prior to the Mandatory Conversion Date, but without the Company being required to provide further cash at Closing. The Backstop Agreement was a critical part of the business transaction agreed to by the Company and Seller for agreement to the A&R MIPA, and was a factor in the agreement to issue additional equity in the Company in lieu of cash as a part of the consideration to paid at Closing. The Backstop Agreement is the full agreement between the parties thereto, and besides receiving greater assurances of the consummation of the Purchase, there is no additional consideration or benefit given.

The Preferred Stock PIPE Investment

In connection with the transactions contemplated by the MIPA, the Company may enter into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “Preferred Stock PIPE Investors”) pursuant to which the Company would issue and sell in private placement transactions to close concurrently with the Closing, up to an aggregate of 125,000 shares of a to-be-authorized class of preferred stock, par value $0.0001 per share that will be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $40.00 per share, resulting in an aggregate purchase price of $5,000,000 (the “Preferred Stock PIPE Investment”).

The Series A Preferred Stock would participate equally in any dividends declared to holders of the Class A Common Stock, carry no additional dividends, be automatically convertible by holders into shares of Class A Common Stock on the two-year anniversary of the issuance date of such Series A Preferred Stock at a rate of one share of Series A Preferred Stock into eight shares of Class A Common Stock, which is subject to adjustment upon the occurrence of certain events, and have no voting rights (whether on a preferential basis or an as-converted basis). At the Closing, the Preferred Stock PIPE Investors and the Company would consummate the Preferred Stock PIPE Investment pursuant to and in accordance with the terms of the Subscription Agreements. As of the date of this Proxy Statement, the Company has not executed any Subscription Agreements with any investors. It is not anticipated that the Sponsor, any directors of the Company, or any officers of the Company, or any of their respective affiliates, will participate in the Preferred Stock PIPE Investment.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors of
Pogo Resources, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pogo Resources, LLC (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, owners’ equity and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2022.

Houston, Texas
April 6, 2023

POGO RESOURCES, LLC
CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$2,016,315	$1,066,042
Accounts receivable, net:
Crude oil and natural gas sales	2,862,945	2,809,163
Other	201,669	11,511
Prepaid expenses and other current assets	395,204	262,395
Total current assets	5,476,133	4,149,111
Crude oil and natural gas properties, successful efforts method:
Proved properties	64,799,213	49,826,116
Accumulated depreciation, depletion, amortization	(9,592,296)	(7,978,893)
Total oil and natural gas properties, net	55,206,917	41,847,223
Other property and equipment, net	83,004	8,004
Operating lease, right of use asset, net	126,678	174,751
Note receivable – related party	3,809,003	—
Other assets	6,668	10,344
Total assets	$64,708,403	$46,189,433
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,218,054	$2,913,672
Accrued liabilities	1,128,671	1,569,075
Royalties payable	617,163	606,462
Operating lease liabilities	70,232	173,543
Short-term derivative instrument liabilities	1,191,354	3,339,006
Total current liabilities	4,225,474	8,601,758
Long-term liabilities:
Debt, non-current	26,750,000	21,750,000
Operating lease liabilities	58,921	4,011
Asset retirement obligations	4,494,761	2,919,465
Derivative instrument liabilities	—	37,348
Other liabilities	675,000	675,000
Total liabilities	36,204,156	33,987,582
Commitments and contingencies (See Note 9)
Equity:
Owners’ equity	28,504,247	12,201,851
Total liabilities and equity	$64,708,403	$46,189,433

POGO RESOURCES, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2022	2021
Revenue:
Crude oil	$37,982,367	$22,554,736
Natural gas and natural gas liquids	1,959,411	1,411,639
Loss on derivative instruments, net	(4,793,790)	(5,704,113)
Other revenue	255,952	—
Total revenue	35,403,940	18,262,262
Costs and operating expenses:
Production taxes, transportation and processing	3,484,477	2,082,371
Lease operating	8,418,739	5,310,139
Depletion, depreciation and amortization	1,613,402	4,783,832
Accretion of asset retirement obligations	1,575,296	368,741
General and administrative	2,953,202	1,862,969
Total costs and operating expenses	18,045,116	14,408,052
Operating income	17,358,824	3,854,210
Net (gain) loss on asset sales	—	(69,486)
Interest expense	1,076,060	498,916
Other (income) expense	(13,238)	22,294
Insurance policy recovery	(2,000,000)	—
Net income attributable to Pogo Resources, LLC	$18,296,002	$3,402,486

POGO RESOURCES, LLC
CONSOLIDATED STATEMENTS OF OWNERS’ EQUITY
For the Years Ended December 31, 2022 and 2021

Owners’ equity
Balance at December 31, 2020	$8,738,334
Net income	3,402,486
Equity-based compensation	61,031
Balance at December 31, 2021	12,201,851
Net income	18,296,002
Equity-based compensation	6,394
Distributions	(2,000,000)
Balance at December 31, 2022	$28,504,247

POGO RESOURCES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2022	2021
Operating activities:
Net income	$18,296,002	$3,402,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization expense	1,613,402	4,783,832
Accretion of asset retirement obligations	1,575,296	368,741
Equity-based compensation	6,394	61,031
Amortization of operating lease right-of-use assets	(329)	4,636
Amortization of debt issuance costs	3,676	7,830
Change in fair value of unsettled derivatives	(2,185,000)	1,899,718
Gain on sale of assets	—	(69,486)
Changes in operating assets and liabilities:
Accounts receivable	(243,940)	(1,534,109)
Prepaid expenses and other current assets	(132,809)	(21,981)
Accounts payable	148,143	326,887
Accrued liabilities	(429,703)	490,210
Net cash provided by operating activities	18,651,132	9,719,795
Investing activities:
Development of crude oil and gas properties	(16,891,856)	(24,410,882)
Issuance of related party note receivable	(3,809,003)	—
Proceeds from sale of assets	—	150,000
Net cash used in investing activities	(20,700,859)	(24,260,882)
Financing activities:
Proceeds from issuance of long-term debt	8,000,000	15,500,000
Proceeds from short-term related party loans	—	200,000
Repayments of long-term debt	(3,000,000)
Repayments of short-term related party loans	—	(200,000)
Member distributions	(2,000,000)	—
Net cash provided by financing activities	3,000,000	15,500,000
Net change in cash and cash equivalents	950,273	958,913
Cash and cash equivalents at beginning of period	1,066,042	107,129
Cash and cash equivalents at end of period	$2,016,315	$1,066,042

Cash paid during the period for:
Interest on debt	$847,968	$452,043
Amounts included in the measurement of operating lease liabilities	$151,655	$187,347
Supplemental disclosure of non-cash investing and financing activities:
Operating lease assets obtained in exchange for operating lease obligations	$46,528	$259,108
Impact to right-of-use assets and lease liabilities due to lease modification	$50,921	$—
Accrued purchases of property and equipment at period end	$663,954	$2,507,713

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 1. ORGANIZATION AND NOTES OF OPERATIONS

Pogo Resources, LLC, a Texas company (either individually or together with its subsidiaries, as the context requires, “Pogo” or the “Company”), is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of oil and natural gas properties in the Permian Basin. The Permian Basin is located in west Texas and southeastern New Mexico and is characterized by high oil and liquids-rich natural gas content, multiple vertical and horizontal target horizons, extensive production histories, long-lived reserves and historically high drilling success rates. The Company’s properties are in the Grayburg-Jackson Field in Eddy County, New Mexico, which is a sub-area of the Permian Basin. The Company focuses exclusively on vertical development drilling.

The Company is a limited liability company and is not subject to federal and state income taxes. However, it must file informational tax returns and all taxable income or loss flows through to the owners in their individual tax returns. The Company had no authorized, issued and outstanding units, thus earnings (loss) per unit is not shown for the periods presented.

Plan of Merger

On December 27, 2022, the Company entered into a membership interest purchase agreement (“MIPA”) with HNR Acquisition Corporation (“HNRA”). Pursuant to the MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the MIPA, the Company will sell, assign, and convey to HRNA, and HNRA will purchase and accept from the Company, 100% of the outstanding membership interests of the Company.

The base purchase price for the Company’s interest will be (a) cash in the amount of $100,000,000 in immediately available funds (the “Cash Consideration”); provided, that up to $15,000,000 of the Cash Consideration may be payable through a promissory note to the Company’s owners and (b) 2,000,000 shares of HNRA’s common stock, par value $0.0001, valued at $10.00 per share (the “Share Consideration”); provided, that, at closing, 500,000 shares of Share Consideration (the “Escrowed Share Consideration”) will be placed in escrow for the benefit of HNRA. The cash and shared will be issued to the Company’s owners in proportion to their ownership of the Company. The base purchase price is subject to adjustment in accordance with the MIPA.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Presentation and Consolidation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Comprehensive Income (Loss)

The Company did not have any other comprehensive income or loss for the fiscal years 2022 and 2021. Accordingly, net income (loss) and comprehensive income (loss) are the same for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Significant estimates and assumptions reflected in the financial statements include: i) estimates of proved reserves of oil and natural gas, which affect the calculation of depletion, depreciation, and amortization (“DD&A”) and impairment of proved oil and natural gas properties, ii) impairment of undeveloped properties and other assets, iii) depreciation of property and equipment; and iv) the valuation of commodity derivative instruments.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ materially from management’s estimates using different assumptions or under different conditions. Future production may vary materially from estimated oil and natural gas proved reserves. Actual future prices may vary significantly from price assumptions used for determining proved reserves and for financial reporting.

COVID-19 Pandemic

Management considered the impacts of the COVID-19 pandemic on the Company’s critical and significant accounting estimates. As of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require the Company to update its estimates or judgments or revise the carrying value of its assets or liabilities because of the COVID-19 pandemic. Management’s estimates may change as new events occur and additional information is obtained. Actual results could differ from estimates and any such differences may be material to the Company’s consolidated financial statements.

Segment Reporting

The Company operates in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The ownership members of the Company have appointed one executive manager, the Chief Executive Officer (“CEO”) to oversee the Company. The Company has determined that the CEO is the CODM. To date, the Company’s CODM has made such decisions and assessed performance at the consolidated Company level.

The Company’s activities to date have been conducted entirely in the United States.

Cash and Cash Equivalents

The Company considers all cash on hand, depository accounts held by banks, money market accounts and investments with an original maturity of three months or less to be cash equivalents. The Company’s cash and cash equivalents are held in financial institutions in amounts that exceed the insurance limits of the Federal Deposit Insurance Corporation. The Company believes its counterparty risks are minimal based on the reputation and history of the institutions selected.

Accounts Receivable

Accounts receivable consist of receivables from crude oil, natural gas, NGL purchasers and are generally uncollateralized. Accounts receivable are typically due within 30 to 60 days of the production date and 30 days of the billing date and are stated at amounts due from purchasers and industry partners. Amounts are considered past due if they have been outstanding for 60 days or more. No interest is typically charged on past due amounts.

The Company reviews its need for an allowance for doubtful accounts on a periodic basis and determines the allowance, if any, by considering the length of time past due, previous loss history, future net revenues associated with the debtor’s ownership interest in oil and natural gas properties operated by the Company and the debtor’s ability to pay its obligations, among other things. The Company believes its accounts receivable are fully collectible. Accordingly, no allowance for doubtful accounts has been provided.

As of December 31, 2022 and 2021, the Company had approximately 93% and 99% of accounts receivable with two customers, respectively.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases

Operating Leases — Lessee

The Company determines if an arrangement is a lease at the inception of the arrangement. The Company leases certain office space and vehicles to support its operations. Certain lease agreements include lease and non-lease components which the Company accounts for these components as a single lease. Lease right-of-use (“ROU”) assets and liabilities are initially recorded on the lease commencement date based on the present value of lease payments over the lease term. As most of the lease contracts do not provide an implicit discount rate, the Company uses an incremental borrowing rate which is determined based on information available at the commencement date of a lease. Leases may include renewal, purchase or termination options that can extend or shorten the term of the lease. The exercise of those options is at the Company’s discretion and is evaluated at inception and throughout the contract to determine if a modification of the lease term is required. Leases with a term of 12 months or less are not recorded as a right-of-use asset and liability. Leased assets may be used in joint oil and gas operations with other working interest owners. The Company recognizes lease liabilities and ROU assets only when it is the signatory to a contract as an operator of joint properties. Such lease liabilities and ROU assets are determined and disclosed based on gross contractual obligations. Lease costs are also presented on a gross contractual basis.

Crude Oil and Natural Gas Properties

The Company accounts for its crude oil and natural gas properties under the successful efforts method of accounting. Under this method, costs of proved developed producing properties, successful exploratory wells and developmental dry hole costs are capitalized. Internal costs that are directly related to acquisition and development activities, including salaries and benefits, are capitalized. Internal costs related to production and similar activities are expensed as incurred. Capitalized costs are depleted by the unit-of-production method based on estimated proved developed producing reserves. The Company calculates quarterly depletion expense by using the estimated prior period-end reserves as the denominator. The process of estimating and evaluating crude oil and natural gas reserves is complex, requiring significant decisions in the evaluation of available geological, geophysical, engineering, and economic data. The data for a given property may also change substantially over time because of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, revisions in existing reserve estimates occur. Capitalized development costs of producing oil and natural gas properties are depleted over proved developed reserves and leasehold costs are depleted over total proved reserves. Upon the sale or retirement of significant portions of or complete fields of depreciable or depletable property, the net book value thereof, less proceeds or salvage value, is recognized as a gain or loss.

Exploration costs, including geological and geophysical expenses, seismic costs on unproved leaseholds and delay rentals are expensed as incurred. Exploratory well drilling costs, including the cost of stratigraphic test wells, are initially capitalized, but charged to expense if the well is determined to be economically nonproductive. The status of each in-progress well is reviewed quarterly to determine the proper accounting treatment under the successful efforts method of accounting. Exploratory well costs continue to be capitalized so long as the Company has identified a sufficient quantity of reserves to justify completion as a producing well, is making sufficient progress assessing reserves with economic and operating viability, and the Company remains unable to make a final determination of productivity.

If an in-progress exploratory well is found to be economically unsuccessful prior to the issuance of the financial statements, the costs incurred prior to the end of the reporting period are charged to exploration expense. If the Company is unable to make a final determination about the productive status of a well prior to issuance of the financial statements, the costs associated with the well are classified as suspended well costs until the Company has had sufficient time to conduct additional completion or testing operations to evaluate the pertinent geological and engineering data obtained. At the time the Company can make a final determination of a well’s productive status, the well is removed from suspended well status and the resulting accounting treatment is recorded.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognized depreciation, depletion, and amortization expense totaling $1,613,402 for the year ended December 31, 2022 and $4,783,832 for the year ended December 31, 2021.

In fiscal year 2022, the Company had no sales of property, plant and equipment. In fiscal year 2021, the Company completed the sale of certain property, plant and equipment for proceeds of $150,000 and recognized a $69,486 gain.

Impairment of Oil and Gas Properties

Proved oil and natural gas properties are reviewed for impairment when events and circumstances indicate a possible decline in the recoverability of the carrying amount of such property. The Company estimates the expected future cash flows of its oil and natural gas properties and compares the undiscounted cash flows to the carrying amount of the oil and natural gas properties, on a field-by-field basis, to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will write down the carrying amount of the oil and natural gas properties to estimated fair value.

In fiscal years 2022 and 2021, the Company did not recognize any impairment of oil and natural gas properties.

Asset Retirement Obligations

The Company recognizes the fair value of an asset retirement obligation (“ARO”) in the period in which it is incurred if a reasonable estimate of fair value can be made. The asset retirement obligation is recorded as a liability at its estimated present value, with an offsetting increase recognized in oil and natural gas properties on the consolidated balance sheets. Periodic accretion of the discounted value of the estimated liability is recorded as an expense in the consolidated statements of operations.

Other Property and Equipment, net

Other property and equipment are recorded at cost. Other property and equipment are depreciated over its estimated useful life on a straight-line basis. The Company expenses maintenance and repairs in the period incurred. Upon retirements or dispositions of assets, the cost and related accumulated depreciation are removed from the consolidated balance sheet with the resulting gains or losses, if any, reflected in operations.

Materials and supplies are stated at the lower of cost or market and consist of oil and gas drilling or repair items such a tubing, casing, and pumping units. These items are primarily acquired for use in future drilling or repair operations and are carried at lower of cost or market.

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered impaired, the impairment to be recorded is measured by the amount by which the carrying amount of the asset exceeds its estimated fair value. The estimated fair value is determined using either a discounted future cash flow model or another appropriate fair value method.

The carrying values of other property and equipment are net of accumulated depreciation of $14,709 as of December 31, 2022 and 2021.

Deferred Financing Charges

The Company defers costs directly associated with acquiring third-party financing, primarily loan origination costs and related professional expenses. Deferred financing charges for the Company’s revolving credit facility are capitalized and amortized over the term of the facility on a straight-line basis. Amortization is included in interest expense while the unamortized balance is included in other assets. Debt issuance costs for term loans are recorded as a direct reduction from the carrying amount of the note and are amortized over the term of the note using the effective interest method.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

When the borrowing base of the Company’s revolving credit facility base decreases, a portion of the unamortized debt issuance costs will be assessed to be written-off, and the remaining unamortized debt issuance costs will be amortized over the new or remaining term. When the borrowing base of the revolving credit facility increases, any new fees that meet the criteria to be capitalized with the event will be capitalized and amortized over the new or remaining term.

Unamortized debt issuance costs included in other assets on the balance sheet associated with the revolving credit facility were $6,668 and $10,344 as of December 31, 2022, and 2021, respectively.

Derivative Instruments

The Company uses derivative financial instruments to mitigate its exposure to commodity price risk associated with oil prices. The Company’s derivative financial instruments are recorded on the consolidated balance sheets as either an asset or a liability measured at fair value. The Company has elected not to apply hedge accounting for its existing derivative financial instruments, and as a result, the Company recognizes the change in derivative fair value between reporting periods currently in its consolidated statements of operations. The fair value of the Company’s derivative financial instruments is determined using industry-standard models that consider various inputs including: (i) quoted forward prices for commodities, (ii) time value of money and (iii) current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Realized gains and losses from the settlement of derivative financial instruments and unrealized gains and unrealized losses from valuation changes in the remaining unsettled derivative financial instruments are reported in a single line item as a component of revenues in the consolidated statements of operations. Cash flows from derivative contract settlements are reflected in operating activities in the accompanying consolidated statements of cash flows. See Note 3 for additional information about the Company’s derivative instruments.

The Company’s credit risk related to derivatives is a counterparties’ failure to perform under derivative contracts owed to the Company. The Company uses credit and other financial criteria to evaluate the credit standing of, and to select, counterparties to its derivative instruments. Although the Company does not obtain collateral or otherwise secure the fair value of its derivative instruments, associated credit risk is mitigated by the Company’s credit risk policies and procedures.

The Company has entered into International Swap Dealers Association Master Agreements (“ISDA Agreements”) with its derivative counterparty. The terms of the ISDA Agreements provide the Company and the counterparty with rights of set off upon the occurrence of defined acts of default by either the Company or a counterparty to a derivative, whereby the party not in default may set off all derivative liabilities owed to the defaulting party against all derivative asset receivables from the defaulting party.

Product Revenues

The Company accounts for sales in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Revenue is recognized when the Company satisfies a performance obligation in an amount reflecting the consideration to which it expects to be entitled. The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations in the contract; and (5) recognizing revenue when the performance obligation is satisfied.

The Company enters into contracts with customers to sell its oil and natural gas production. Revenue from these contracts is recognized when the Company’s performance obligations under these contracts are satisfied, which generally occurs with the transfer of control of the oil and natural gas to the purchaser. Control is generally considered transferred when the following criteria are met: (i) transfer of physical custody, (ii) transfer of title,

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(iii) transfer of risk of loss and (iv) relinquishment of any repurchase rights or other similar rights. Given the nature of the products sold, revenue is recognized at a point in time based on the amount of consideration the Company expects to receive in accordance with the price specified in the contract. Consideration under oil and natural gas marketing contracts is typically received from the purchaser one to two months after production.

Most of the Company’s oil marketing contracts transfer physical custody and title at or near the wellhead or a central delivery point, which is generally when control of the oil has been transferred to the purchaser. The majority of the oil produced is sold under contracts using market-based pricing, which price is then adjusted for differentials based upon delivery location and oil quality. To the extent the differentials are incurred at or after the transfer of control of the oil, the differentials are included in oil revenues on the statements of operations, as they represent part of the transaction price of the contract. If other related costs are incurred prior to the transfer of control of the oil, those costs are included in production taxes, transportation and processing expenses on the Company’s consolidated statements of operations, as they represent payment for services performed outside of the contract with the customer.

The Company’s natural gas is sold at the lease location. Most of the Company’s natural gas is sold under gas purchase agreements. Under the gas purchase agreements, the Company receives a percentage of the net production from the sale of the NGLs and residue gas, less associated expenses incurred by the buyer.

The Company does not disclose the value of unsatisfied performance obligations under its contracts with customers as it applies the practical expedient in accordance with ASC 606. The expedient, as described in ASC 606-10-50-14(a), applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required.

Customers

The Company sold 100% of its crude oil and natural gas production to two customers for the years ended December 31, 2022, and 2021. Inherent to the industry is the concentration of crude oil, natural gas and natural gas liquids (“NGLs”) sales to a limited number of customers. This concentration has the potential to impact the Company’s overall exposure to credit risk in that its customers may be similarly affected by changes in economic and financial conditions, commodity prices or other conditions. Given the liquidity in the market for the sale of hydrocarbons, the Company believes the loss of any single purchaser, or the aggregate loss of several purchasers, could be managed by selling to alternative purchasers in the operating areas.

Warranty Obligations

The Company provides an assurance-type warranty that guarantees its products comply with agreed-upon specifications. This warranty is not sold separately and does not convey any additional goods or services to the customer; therefore, the warranty is not considered a separate performance obligation. As the Company typically incurs minimal claims under the warranties, no liability is estimated at the time goods are delivered, but rather at the point of a claim.

Other Revenue

Other revenue is generated from the fees the Company charges a single customer for the disposal of water, saltwater, brine, brackish water, and other water (collectively, “Water”) into the Company’s water injection system. Revenue recognized under the agreement is variable in nature and primarily based on the volume of Water accepted during the period.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Equity-Based Compensation

In fiscal year 2017 and shortly after formation of the Company, Management was granted equity-based incentive units (the “Management Incentive Units” or “MIUs”) from an affiliated entity controlled by the owners of the Company. The equity-based incentive units allow for additional participation in the Company’s ownership waterfall distribution once the units are vested. See Note 8 for about the MIU plan.

Equity-based compensation expense for the MIUs was measured at the grant date or modification date, as applicable, using the fair value of the award, and is recorded, net of forfeitures, on a straight-line basis over the requisite service period of the respective award. The fair value of the MIUs are determined on the grant date or modification date, as applicable, using a Black-Scholes option valuation model with the following inputs; (i) the grant date’s closing stock price, (ii) the exercise price of the stock options, (iii) the expected term of the stock option, (iv) the estimated risk-free adjusted interest rate for the duration of the option’s expected term, (v) the expected annual dividend yield on the underlying stock and (vi) the expected volatility over the option’s expected term.

Equity-based compensation expense for the MIUs is recorded entirely in general and administrative expenses in the statements of operations.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes and is not subject to federal, state, or local income taxes. Any taxable income or loss will be recognized by the owners. Accordingly, no federal, state, or local income taxes have been reflected in the accompanying consolidated financial statements. Significant differences may exist between the results of operations reported in these consolidated financial statements and those determined for income tax purposes primarily due to the use of different asset valuation methods for tax purposes.

The Company files tax returns as prescribed by the tax laws of the United States of America, the jurisdiction in which it operates. In the normal course of business, the Company is subject to examination by federal, state, and local jurisdictions, where applicable.

The Company performs an annual review for any uncertain tax positions and, if necessary, will record the expected future tax consequences of uncertain tax positions in the consolidated financial statements.

Recent Accounting Pronouncements

Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Additionally, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326 in April 2019 and ASU 2019-05, Financial Instruments — Credit Losses (Topic 326) — Targeted Transition Relief in May 2019. The amendments affect loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. In November 2019, the FASB issued ASU No. 2019-10, which defers the effective date of ASU No. 2016-13 for the Company to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of these amendments on its financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting followed by ASU 2021-01, Reference Rate Reform (Topic 848): Scope, issued in January 2021, to provide clarifying guidance regarding the scope of Topic 848. ASU 2020-04 was issued to provide optional guidance for a limited period to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. Generally, the guidance is to be

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

applied as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to the date that the financial statements are available to be issued. ASU 2020-04 and ASU 2021-01 are effective for all entities through December 31, 2022. As of December 31, 2022, the Company has not elected to use the optional guidance and continues to evaluate the options provided by ASU 2020-04 and ASU 2021-01.

NOTE 3. DERIVATIVES

Derivative Activities

The Company is exposed to volatility in market prices and basis differentials for natural gas, oil and NGLs, which impacts the predictability of its cash flows related to the sale of those commodities. These risks are managed by the Company’s use of certain derivative financial instruments. The company has historically used crude diff swaps, fixed price swaps, and costless collars. As of December 31, 2022, the Company’s derivative financial instruments consisted of costless collars, which are described below:

Costless Collars

Arrangements that contain a fixed floor price (“purchased put option”) and a fixed ceiling price (“sold call option”) based on an index price which, in aggregate, have no net cost. At the contract settlement date, (1) if the index price is higher than the ceiling price, the Company pays the counterparty the difference between the index price and ceiling price, (2) if the index price is between the floor and ceiling prices, no payments are due from either party, and (3) if the index price is below the floor price, the Company will receive the difference between the floor price and the index price.

Additionally, the Company will occasionally purchase an additional call option at a higher strike price than the aforementioned fixed ceiling price. Often this is accomplished in conjunction with the costless collar at no additional cost. If an additional call option is utilized, at the contract settlement date, (1) if the index price is higher than the sold call strike price but lower than the purchased option strike price, then the Company pays the difference between the index price and the sold call strike price, (2) if the index price is higher than the purchased call price, then the company pays the difference between the purchased call option and the sold call option, and the company receives payment of the difference between the index price and the purchased option strike price, (3) if the index price is between the purchased put strike price and the sold call strike price, no payments are due from either party, (4) if the index price is below the floor price, the Company will receive the difference between the floor price and the index price.

The following table sets forth the derivative volumes by year as of December 31, 2022:

Period	Price collars
	Volume (Bbls/month)	Weighted average floor price ($/Bbl)	Weighted average ceiling price ($/Bbl)	Weighted average sold call ($/Bbl)
Q1-Q2 2023	20,000	$63.75	$97.79	$76.06
Q3-Q4 2023	20,000	$65.00	$100.00	$72.25

Derivative Assets and Liabilities

As of December 31, 2022, the Company is conducting derivative activities with one counterparty, which is secured by the lender in the Company’s bank credit facility. The Company believes the counterparty is acceptable credit risk, and the credit worthiness of the counterparty is subject to periodic review. The assets and liabilities are netted given

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 3. DERIVATIVES (cont.)

that all positions are held by a single counterparty and subject to a master netting arrangement. The combined fair value of derivatives included in the accompanying consolidated balance sheets as of December 31, 2022 and 2021 is summarized below.

	As of December 31, 2022
	Gross fair value	Amounts netted	Net fair value
Commodity derivatives:
Short-term derivative asset	$1,596,361	$1,596,361	$—
Long-term derivative asset	—	—	—
Short-term derivative liability	(2,787,715)	1,596,361	(1,191,354)
Long-term derivative liability	—	—	—
Total derivative liability			$(1,191,354)
	As of December 31, 2021
	Gross fair value	Amounts netted	Net fair value
Commodity derivatives:
Short-term derivative asset	$383,033	$383,033	$—
Long-term derivative asset	335,090	335,090	—
Short-term derivative liability	(3,722,038)	383,033	(3,339,006)
Long-term derivative liability	(372,438)	335,090	(37,348)
Total derivative liability			$(3,376,354)

The effects of the Company’s derivatives on the consolidated statements of operations for the last two years are summarized below:

	For the year ended December 31,
	2022	2021
Total gain (loss) on unsettled derivatives	$2,185,000	$(1,899,718)
Total (loss) on settled derivatives	(6,978,790)	(3,804,395)
Total (loss) on derivatives	$(4,793,790)	$(5,704,113)

NOTE 4. FAIR VALUE MEASUREMENTS

Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date. The Company’s assets and liabilities that are measured at fair value at each reporting date are classified according to a hierarchy that prioritizes inputs and assumptions underlying the valuation techniques. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs and consists of three broad levels:

•        Level 1 — Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.

•        Level 2 — Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date.

•        Level 3 — Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 4. FAIR VALUE MEASUREMENTS (cont.)

The carrying value of the Company’s financial instruments, consisting of cash, accounts receivable, accounts payable and accrued expenses, approximates their fair value due to the short maturity of such instruments. Financial instruments also consist of debt for which fair value approximates carrying values as the debt bears interest at fixed or variable rates which are reflective of current rates otherwise available to the Company. The Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

As of December 31, 2022 and 2021, the Company had no material assets or liabilities measured at fair value on a recurring basis other than certain derivative instruments discussed below.

Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are as follows:

Derivatives

The Company’s commodity price derivatives primarily represent crude oil collar contracts (some with long calls), fixed price swap contracts and differential swap contracts. The asset and liability measurements for the Company’s commodity price derivative contracts are determined using Level 2 inputs. The asset and liability values attributable to the Company’s commodity price derivatives were determined based on inputs that include, but not limited to, the contractual price of the underlying position, current market prices, crude oil forward curves, discount rates, and volatility factors. The Company had a net derivative liability of $1,191,354 and $3,376,354 as of December 31, 2022, and 2021 respectively, which are presented in short and long-term derivative instrument liabilities on the balance sheet.

Nonrecurring Basis

The carrying value of the Company’s financial instruments, consisting of cash, accounts receivable, accounts payable and accrued expenses, approximates their fair value due to the short maturity of such instruments. Financial instruments also consist of debt for which fair value approximates carrying values as the debt bears interest at fixed or variable rates which are reflective of current rates otherwise available to the Company. The Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

NOTE 5. ASSET RETIREMENT OBLIGATIONS

ARO’s represent the present value of the estimated amounts the Company will incur to plug, abandon, and remediate producing properties at the end of their productive lives. Significant inputs used in determining such obligations include estimates of plugging and abandonment costs, estimated future inflation rates and well lives. The inputs are calculated based on historical data as well as current estimated costs. The following is a reconciliation of the ARO liability as of December 31, 2022 and 2021:

	For the year ended December 31,
	2022	2021
Beginning of period	$2,919,465	$2,550,724
Accretion expense	1,575,296	368,741
Asset retirement obligations at end of period	$4,494,761	$2,919,465

The capital additions in 2022 and 2021 was the result of accessing new zones in existing bores. As such, there was no additional ARO liability associated to the incremental capital spend. If new well bores are needed to support the waterflood activity, management will add additional related to these additions.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 6. LEASES

The Company currently has operating leases associated with contracts for office space and their vehicle fleet. The Company’s leases have remaining lease terms ranging from approximately 8 months to three years. The vehicle leases are renewed on a month-to-month basis. The tables below, which present the components of lease costs and supplemental balance sheet information are presented on a gross basis. Other joint owners in the properties operated by the Company generally pay for their working interest share of costs associated with the vehicle leases.

The components of lease expense are presented as follows for the fiscal years 2022 and 2021:

	For the year ended December 31,
	2022	2021
Operating lease cost(1)	$110,493	$191,984
Variable lease cost	22,505	7,448
Total lease costs	$132,998	$199,432

____________

(1)      For the years ended December 31, 2022 and 2021, approximately $110,493 and $191,984, respectively. These costs were capitalized to components of “General and administrative” and “Lease operating” in the consolidated statements of operations.

The table below presents the weighted average remaining lease terms and weighted average discounts rates for the Company’s leases as of the period presented:

	As of December 31,
	2022	2021
Weighted average remaining lease terms (in years)
Operating leases	0.54	1.04

Weighted average discount rate
Operating leases	3.41%	3.19%

Undiscounted cash flows of operating lease liabilities as of December 31, 2022 are as follows:

Year	Lease amounts
2023	$74,348
2024	60,246
2025	—
2026	—
2027	—
Thereafter	—
Total lease payments	134,594
Less: interest and discount	(5,441)
Total lease liabilities	$129,153

NOTE 7. DEBT

Revolving Credit Facility

On June 25, 2019, the Company entered into a credit agreement (the “Credit Agreement”) with a banking institution for a revolving credit facility (the “Revolver”) that provided for a maximum facility amount of $50,000,000 and a letter of credit sublimit not to exceed ten percent of the available borrowing base. The Revolver is secured by substantially all the Company’s assets and has a maturity date of June 25, 2024, as extended most recently by the sixth amendment to the Credit Agreement in December 2022. The borrowing base is redetermined the first day of

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 7. DEBT (cont.)

May and November of each year. Borrowings under the Revolver bear interest at a rate equal to either the Base Rate (as defined in the Credit Agreement) plus a margin or the Secured Overnight Financing Rate (“SOFR”plus a margin. Any unused portion of the of available borrowing base is charged an annual interest rate of 0.375% on the average daily unused amount. Interest payments are payable quarterly in arrears until maturity, at which time all unpaid principal and accrued interest are due.

During fiscal years 2022 and 2021, the Company entered into amendments three through six to the Credit Agreement. Amongst other things, the amendments primarily updated the borrowing base (both increases and decreases) in accordance with the redetermined dates and/or extended the maturity date of the borrowing base. As of December 31, 2022 and 2021, the borrowing base of the Revolver was $30,000,000 and $25,000,000, respectively.

As of December 31, 2022, the Company had $26,750,000 of outstanding borrowings under the Revolver and $702,600 of letters of credit outstanding, resulting in $2,547,400 of committed borrowing capacity available under the Revolver. As of December 31, 2021, the Company had $21,750,000 of outstanding borrowings under the Revolver and $702,600 of letters of credit outstanding, resulting in $2,547,400 of committed borrowing capacity available under the Revolver.

For fiscal years 2022 and 2021, the weighted average interest rate was 4.70% and 3.09%, respectively. Interest expense for fiscal years 2022 and 2021 was $1,076,060 and $498,916, respectively.

Covenants

The Credit Agreement requires the Company meet specific financial covenants on a quarterly basis until the time the outstanding balances are fully repaid, which are: i) a current ratio greater than or equal to 1.0 and, ii) a debt to earnings before interest, tax, depreciation, amortization, and intangible drilling costs, non-recurring workover expenses, oil and gas exploration expense including dry hole and plugging and abandonment expense, and other consolidated non-cash losses or gains (“EBITDAX”) ratio less than 3.5. The Company was in compliance with these covenants for all periods presented.

NOTE 8. EQUITY

Net income or loss of the Company is allocated among its owners in proportion to the relative capital contributions made to the Company. The proceeds attributable by the Company (including cash or property) is distributable in accordance with the respective Company formation agreements. Non-controlling interest holders of the Company’s subsidiary do not participate in the distributions of the Company. Distributions of cash or property shall be distributed in the following priorities and ratios:

1.      First to the owners pro rata in accordance with their sharing percentages until each owner has received an amount sufficient to generate an internal rate of return of 8% with respect to their capital contributions.

2.      Second, until such time as the majority owner (“Parent”) has received distributions equal to $7,500,000:

a.      15% to the management incentive units (“MIUs” and discussed in the section below)

b.      85% to the owners pro rata in accordance with their sharing percentages.

3.      Third, if before the time that Parent has received distributions equal to $7,500,000, Parent receives an amount equal to 200% of its capital contributions:

a.      100% to the MIUs, until the MIUs have received 20% of the total distributions that have been made to the owners and the MIUs; and then:

i.       20% to the MIUs

ii.      80% to the owners pro rata in accordance with their sharing percentages

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 8. EQUITY (cont.)

4.      Fourth, following the time that Parent has received distributions of $7,500,000, but not 200% of its capital contributions:

a.      100% to the MIUs, until the MIUs have received 20% of the total distributions that have been made to the owners and MIUs; and then:

i.       20% to MIUs

ii.      80% to the owners pro rata in accordance with their sharing percentages

5.      Fifth, when Parent has received distributions of $7,500,000 and an amount equal to 200% of its capital contributions:

a.      100% to MIUs, until the MIUs have received 25% of the total distributions that have been made to the owners and MIUs, and then:

i.       25% to the MIUs

ii.      75% to the owners pro rata in accordance with their sharing percentages.

The Company made cash distributions to owners of $2,000,000 and $0 during fiscal years 2022 and 2021, respectively. To date, the Company has made distributions in accordance with the first and second distribution hurdles only.

Management Incentive Units

In fiscal year 2017, certain members of management who are also owners of the Company were granted equity awards from an affiliated entity that vest over a period of time for services rendered to the Company. The Executive Equity Compensation Plan (the “MIU Plan”) from the affiliated entity was adopted as of as of August 15, 2017. Under the MIU Plan, the affiliate entity may issue i) 15 Class A, ii) 20 Class B, and iii) 25 Class C units. Although there are different classes of units, the units have the same participation and preference rights. Distributions under the MIU Plan shall be made among the management team members as follows:

1.      Initial cash (made pursuant to the Company’s distribution agreement) shall be distributed to the management team members pro rata in accordance with their respective ownership of Class A Units;

2.      First payout cash (made pursuant to the Company’s distribution agreement) shall be distributed to the management team members pro rata in accordance with their respective ownership of Class B Units; and

3.      Second payout cash (made pursuant to the Company’s distribution agreement) shall be distributed to the management team members pro rata in accordance with their respective ownership of Class C Units.

Members of management were granted all the available units authorized for issuance in August 2017 with a total grant date fair value of $651,000. The MIU awards generally vest ratably over a three or five-year period from the date of grant, and were fully vested as of December 31, 2022. As of December 31, 2021, 99% of the awards were vested and the nonvested balance was $6,394. For fiscal years 2022 and 2021, the Company recorded $6,394 and $61,031, respectively, of equity-based expense, accounted for a as a capital contribution from the affiliated entity. As of December 31, 2022, equity-based expense related to the MIU Plan has been fully recognized and there has been no subsequent issuances or forfeitures.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 9. COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, and in the ordinary course of business, the Company may be subject to certain claims, charges and litigation concerning matters arising in connection with the conduct of the Company’s business activities. The Company is not currently aware of any matters that it expects will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Insurance Recovery

In fiscal year 2019, the Company filed a lawsuit against an insurance company for failure to assume responsibility for a claim related to a saltwater spill. Litigation against the insurer was resolved and the Company received payment totaling $2,000,000 on May 23, 2022. The settlement stipulated that both parties would pay their own legal fees. The company expensed legal fees related to this litigation as incurred.

Environmental

From time to time, and in the ordinary course of business, the Company may be subject to certain environmental liabilities. Environmental expenditures that relate to an existing condition caused by past operations and have no future economic benefits are expensed. Environmental expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. Liabilities for expenditures that will not qualify for capitalization are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are undiscounted unless the timing of cash payments for the liability is fixed or reliably determinable. Environmental liabilities normally involve estimates that are subject to revision until settlement or remediation occurs.

As of December 31, 2022 and 2021, the Company recorded an environmental remediation liability of $675,000 relating to an oil spill at one of the Company’s producing sites in fiscal year 2017 which is recorded in other liabilities in the consolidated balance sheets. The producing site was subsequently sold in 2019 and the Company indemnified the purchaser for the remediation costs. Management based the remediation liability on the undiscounted cost received from third- party quotes to remediate the spill. As of December 31, 2022, the Company does not believe it is likely remediation will be required in the next five years.

NOTE 10. RELATED PARTY TRANSACTIONS

The Company’s Members, Executive Committee, and management (collectively the “Policy Makers”) control other entities with which the Company transacts business. Consequently, the Policy Makers are in a position to influence the financial position and operating results of the Company and other entities that are under their control.

For fiscal year 2022, the Company incurred $105,000 of expenses with related parties, which are recorded as general and administrative expenses. Costs incurred with related parties are attributable to costs incurred in the ordinary course of the Company’s business and include director fees. In addition, in December of 2022 the Company entered into a related party promissory note receivable agreement with an entity controlled by owners of the Company in an amount of $3,809,003. The loan bears interest at a rate of 6.0% per annum. Accrued interest and principal are due at maturity on December 31, 2024.

For fiscal year 2021, the Company incurred $106,252 of expenses with related parties. The Company also received $200,000 of short-term loans from related parties and repaid the loans all within the months of August 2021 and September 2021. The related party loans did not bear interest due to their short-term nature. All related party expenses were recorded as general, and administrative expense. Costs incurred with related parties are attributable to costs incurred in the ordinary course of the Company’s business and include director fees and legal fees.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events through April 6, 2023, the date these financial statements were available to be issued. The Company did not identify any material subsequent events that required disclosure.

NOTE 12. SUPPLEMENTAL DISCLOSURE OF OIL AND NATURAL GAS OPERATIONS (UNAUDITED)

The Company has only one reportable operating segment, which is oil and natural gas development, exploration, and production in the United States. See the Company’s accompanying consolidated statements of operations for information about results of operations for oil and gas producing activities.

Capitalized Costs Related to Crude Oil and Natural Gas Producing Activities

Aggregate capitalized costs related to crude oil and natural gas exploration and production activities with applicable accumulated depreciation, depletion, and amortization are presented below as of the dates indicated:

	As of December 31,
	2022	2021
Oil and natural gas properties
Proved	$64,799,213	$49,826,116
Less: accumulated depreciation, depletion, and amortization	(9,592,296)	(7,978,893)
Net oil and natural gas properties capitalized costs	$55,206,917	$41,847,223

Costs Incurred for Oil and Natural Gas Producing Activities

Costs incurred in crude oil and natural gas exploration and development for the periods presented:

	For the year ended December 31,
	2022	2021
Exploration costs	$1,031,300	$336,852
Development costs	15,048,100	25,712,374
Total	$16,079,400	$26,049,226

Reserve Quantity Information

The following information represents estimates of the Company’s proved reserves as of December 31, 2022 and 2021, which have been prepared by an independent third party and they are presented in accordance with SEC rules. These rules require SEC reporting companies to prepare their reserve estimates using specified reserve definitions and pricing based on a 12-month unweighted average of the first-day-of-the-month pricing. The pricing that was used for estimates of the Company’s reserves as of December 31, 2022 and 2021 was based on an unweighted average 12-month average U.S. Energy Information Administration WTI posted price per Bbl for oil and Henry Hub prices for natural gas price per Mcf for natural gas, adjusted for transportation, quality and basis differentials.

Subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking. This requirement has limited and may continue to limit, the Company’s potential to record additional proved undeveloped reserves as it pursues its drilling program. Moreover, the Company may be required to write down its proved undeveloped reserves if it does not drill on those reserves within the required five-year timeframe. The Company does not have any proved undeveloped reserves which have

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 12. SUPPLEMENTAL DISCLOSURE OF OIL AND NATURAL GAS OPERATIONS (UNAUDITED) (cont.)

remained undeveloped for five years or more. The Company’s proved oil and natural gas reserves are located in the United States in the Permian Basin of southeast New Mexico. Proved reserves were estimated in accordance with the guidelines established by the SEC and the FASB. Oil and natural gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and natural gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future.

The following table and subsequent narrative disclosure provides a roll forward of the total proved reserves for the years ended December 31, 2022 and 2021 as well as proved developed and proved undeveloped reserves at the beginning and end of each respective year:

	For the years ended December 31,
	2022			2021
	Oil (MBbls)	Natural Gas (MMcf)	Total (MBoe)	Oil (MBbls)	Natural Gas (MMcf)	Total (MBoe)
Proved Reserves:
Beginning of period	17,868	3,714	18,487	2,466	491	2,548
Extensions and discoveries	—	—	—	12,219	2,178	12,582
Revisions to previous estimates	106	1,315	325	3,515	1,400	3,748
Production	(397)	(457)	(473)	(332)	(355)	(391)
End of period	17,577	4,572	18,339	17,868	3,714	18,487
Proved Developed Reserves:
Beginning of period	13,161	2,875	13,640	2,466	491	2,548
End of period	13,014	3,572	13,609	13,161	2,875	13,640
Proved Undeveloped Reserves:
Beginning of period	4,707	839	4,847	—	—	—
End of period	4,564	1,000	4,730	4,707	839	4,847

Extensions and discoveries.    For the year ended December 31, 2022 and 2021, extensions and discoveries contributed to the increase of 0 MBoe and 12,582 MBoe, respectively, in the Company’s proved reserves. The increase of extensions and discoveries in 2021 is due to the Company’s development of the Seven Rivers waterflood. Due to the recent and ongoing focus on the Seven Rivers waterflood implementation the engineering firm engaged by the Company to prepare the 2021 reserve report identified 170 development patterns that were categorized according to the producer status, with 127 patterns being Proved Developed Non-Producing and 43 patterns being Proved Undeveloped. As such, as noted in the table above, there was a 4,847 MBoe increase during 2021 in Proved Undeveloped Reserves, with the remaining volumes (7,735 MBoe) of the extensions and discoveries, being recognized in “Proved Developed Reserves”, in accordance with the 127 patterns categorized as proved developed.

Revisions of previous estimates.    For the year ended December 31, 2022, revisions of previous estimates partially offset the decrease in reserves with a positive revision of 325 MBoe in the Company’s proved reserves. The positive revision in 2022 is primarily attributable to the increase in year-end SEC commodity prices for oil and natural gas.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 12. SUPPLEMENTAL DISCLOSURE OF OIL AND NATURAL GAS OPERATIONS (UNAUDITED) (cont.)

For the year ended December 31, 2021, revisions of previous estimates contributed to the increase of 3,748 MBoe in the Company’s proved reserves. The positive revision in 2021 is primarily attributable to the increase in year-end SEC commodity prices for oil and natural gas.

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of a property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2022 and 2021 are based on the unweighted arithmetic average first-day-of-the-month price for the preceding 12-month period. Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on current costs and economic conditions. All wellhead prices are held flat over the forecast period for all reserve categories. The estimated future net cash flows are then discounted at a rate of 10%.

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

	For the year ended December 31,
	2022	2021
	(in thousands)
Future cash inflows	$1,680,514	$1,184,607
Future production costs	(451,155)	(362,540)
Future development costs	(124,216)	(126,316)
Future net cash flows	1,105,143	695,751
10% annual discount for estimated timing of cash flows	(585,596)	(388,342)
Standardized measure of discounted future net cash flows	$519,547	$307,409

In the foregoing determination of future cash inflows, sales prices used for oil and natural gas for December 31, 2022 and 2021 were estimated using the average price during the 12-month period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month. Prices were adjusted by lease for quality, transportation fees and regional price differentials. Future costs of developing and producing the proved gas and oil reserves reported at the end of each year shown were based on costs determined at each such year-end, assuming the continuation of existing economic conditions. Furthermore, future development costs include abandonment costs.

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations and no value may be assigned to probable or possible reserves.

POGO RESOURCES, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2022 and 2021

NOTE 12. SUPPLEMENTAL DISCLOSURE OF OIL AND NATURAL GAS OPERATIONS (UNAUDITED) (cont.)

Changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

	For the year ended December 31,
	2022	2021
	(in thousands)
Balance, beginning of period	$307,409	$13,298
Net change in sales and transfer prices and in production (lifting) costs related to future production	176,448	64,370
Sales and transfers of oil and natural gas produced during the period	(23,501)	(10,870)
Changes in estimated future development costs	12,926	(20)
Previously estimated development incurred during the period	2,100	—
Net purchases (divestitures) of reserves in place	—	—
Net change due to revisions in quantity estimates	9,217	105,825
Net change due to extensions and discoveries, and improved recovery	—	132,819
Accretion of discount	30,741	1,330
Timing and other differences	4,207	657
Standardized measure of discounted future net cash flows	$519,547	$307,409

POGO RESOURCES, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,559,662	$2,016,315
Accounts receivable, net:
Crude oil and natural gas sales	2,204,292	2,862,945
Other	152,542	201,669
Prepaid expenses and other current assets	327,696	395,204
Total current assets	5,244,192	5,476,133
Crude oil and natural gas properties, successful efforts method:
Proved properties	68,540,974	64,799,213
Accumulated depreciation, depletion, amortization	(10,451,288)	(9,592,296)
Total oil and natural gas properties, net	58,089,686	55,206,917
Other property, plant and equipment, net	—	83,004
Operating lease, right of use asset, net	90,737	126,678
Note and interest receivable – related party	4,174,251	3,809,003
Other assets	4,444	6,668
Total assets	$67,603,310	$64,708,403

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$469,369	$1,218,054
Accrued liabilities	1,102,049	1,128,671
Royalties payable	695,462	617,163
Operating lease liabilities	64,373	70,232
Short-term derivative instrument liabilities	129,656	1,191,354
Total current liabilities	2,460,909	4,225,474
Long-term liabilities:
Debt, non-current	26,250,000	26,750,000
Operating lease liabilities, non-current	28,303	58,921
Asset retirement obligations	5,099,220	4,494,761
Other liabilities	675,000	675,000
Total liabilities	$34,513,432	$36,204,156
Commitments and contingencies
Equity:
Owner’s equity	33,089,878	28,504,247
Total liabilities and equity	$67,603,310	$64,708,403

POGO RESOURCES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue:
Crude oil	$6,586,495	$11,596,160	$13,500,743	$19,855,445
Natural gas and natural gas liquids	204,477	533,080	462,642	1,097,449
Gain (loss) on derivative instruments, net	346,009	(771,619)	763,043	(3,903,297)
Other revenue	147,978	—	317,721	—
Total revenue	7,284,959	11,357,621	15,044,149	17,049,597

Costs and operating expenses:
Production taxes, transportation and processing	590,842	1,046,322	1,171,861	1,820,469
Lease operating	1,981,362	2,140,782	4,905,164	4,082,001
Depletion, depreciation and amortization	441,611	402,825	858,992	722,639
Accretion of asset retirement obligations	267,568	258,803	608,634	556,518
General and administrative	857,963	760,431	2,129,379	1,340,520
Total costs and operating expenses	4,139,346	4,609,163	9,674,030	8,522,147
Operating income	3,145,613	6,748,458	5,370,119	8,527,450
Interest expense	559,846	243,557	874,938	406,687
Interest income	(88,822)	—	(174,251)	—
Other expense (income)	(2,171)	(2,053,361)	83,801	(2,054,761)
Net income	$2,676,760	$8,558,262	$4,585,631	$10,175,524

POGO RESOURCES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OWNER’S EQUITY (UNAUDITED)
For the Three and Six Months Ended June 30, 2023 and 2022

Owner’s equity
Balance at December 31, 2021	$12,201,851
Net income	1,617,262
Equity-based compensation	6,394
Balance at March 31, 2022	13,825,507
Net income	8,558,262
Balance at June 30, 2022	$22,383,769
Owner’s equity
Balance at December 31, 2022	$28,504,247
Net income	1,908,871
Balance at March 31, 2023	30,413,118
Net income	2,676,760
Balance at June 30, 2023	$33,089,878

POGO RESOURCES, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended June 30,
	2023	2022
Operating activities:
Net income	$4,585,631	$10,175,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization expense	858,992	722,639
Accretion of asset retirement obligations	604,459	556,518
Equity-based compensation	—	6,394
Non-cash lease expense	(536)	883
Amortization of debt issuance costs	2,224	11,454
Change in fair value of unsettled derivatives	(1,061,698)	(2,588,883)
Change in other property, plant and equipment, net	83,004	—
Changes in operating assets and liabilities:
Accounts receivable	707,780	(1,895,751)
Prepaid expenses and other assets	67,508	(35,412)
Related party interest receivable	(174,251)	—
Accounts payable	(129,819)	872,598
Accrued liabilities	51,677	1,933,700
Net cash provided by operating activities	5,594,971	9,759,664
Investing activities:
Development of crude oil and gas properties	(4,360,627)	(10,735,590)
Issuance of related party note receivable	(190,997)	—
Net cash used in investing activities	(4,551,624)	(10,735,590)
Financing activities:
Proceeds from issuance of long-term debt	—	4,000,000
Repayments of debt	(500,000)	—
Payment of debt issuance costs	—	(10,000)
Net cash provided (used) by financing activities	(500,000)	3,990,000
Net change in cash and cash equivalents	543,347	3,014,074
Cash and cash equivalents at beginning of period	2,016,315	1,066,042
Cash and cash equivalents at end of period	$2,559,662	$4,080,116

Cash paid during the period for:
Interest on debt	$943,002	$401,177
Amounts included in the measurement of operating lease liabilities	$38,902	$96,558

Supplemental disclosure of non-cash investing and financing activities:
Operating lease assets obtained in exchange for operating lease obligations	$—	$23,436
Impact to right-of-use assets and lease liabilities due to lease modification	$—	$51,626
Accrued purchases of property and equipment	$45,087	$2,221,700

POGO RESOURCES, LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2023 and 2022

NOTE 1. ORGANIZATION AND NOTES OF OPERATIONS

Pogo Resources, LLC, a Texas company (either individually or together with its subsidiaries, as the context requires, “Pogo” or the “Company”), is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of oil and natural gas properties in the Permian Basin. The Permian Basin is located in west Texas and southeastern New Mexico and is characterized by high oil and liquids-rich natural gas content, multiple vertical and horizontal target horizons, extensive production histories, long-lived reserves and historically high drilling success rates. The Company’s properties are in the Grayburg-Jackson Field in Eddy County, New Mexico, which is a sub-area of the Permian Basin. The Company focuses exclusively on vertical development drilling.

The Company is a limited liability company and is not subject to federal and state income taxes. However, it must file informational tax returns and all taxable income or loss flows through to the owners in their individual tax returns. The Company had no authorized, issued and outstanding units, thus earnings (loss) per unit is not shown for the periods presented.

Plan of Merger

As previously disclosed, on December 27, 2022, the Company entered into a membership interest purchase agreement (“MIPA”) with HNR Acquisition Corporation (“HNRA”). On August 28, 2023, the Company entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, HNRA, and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”), which amended and restated the Prior MIPA in its entirety.

Pursuant to the A&R MIPA, at the closing of the transactions contemplated by the A&R MIPA (the “Closing”), (i) (A) HNRA will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to HNRA a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller, which includes the Company, shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of the Company, and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of the Company (together with the ninety-nine (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that will be effective at Closing (the “A&R OpCo LLC Agreement”) and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the “Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units”

POGO RESOURCES, LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2023 and 2022

NOTE 1. ORGANIZATION AND NOTES OF OPERATIONS (cont.)

and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the an escrow agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions therein. The Aggregate Consideration is subject to adjustment in accordance with the A&R MIPA.

In connection with the A&R MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to HNRA to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

Pogo Royalty obtained the ORR Interest effective July 1, 2023, when Pogo Resources, LLC and LH Operating, LLC transferred to Pogo Royalty, LLC an assigned an undivided royalty interest equal in amount to ten percent (10%) of Pogo Resources, LLC’s and LH Operating, LLC’s interest all oil, gas and minerals in, under and produced from each lease.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated interim financial statements are presented in accordance with accounting principles generally accepted in the United States (“GAAP”) and in the opinion of management, all necessary adjustments, which are of normal recurring nature, have been made for a fair presentation of the results of the interim periods. These accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting.

There are non-controlling interests representing the economic interests held by other equity holders of subsidiaries that are not 100% owned by the Company. The subsidiaries in which there are economic interests held by other equity holders have ceased operating activities, have no retained earnings, and no income or loss. As such, even though there is the existence of a non-controlling interest, the Company will not present any specific financial statement line items related to non-controlling interest as all captions would be for $0.

The condensed consolidated balance sheet as of December 31, 2022 included herein was derived from the audited consolidated financial statements as of that date. The accompanying condensed consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2022. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

POGO RESOURCES, LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2023 and 2022

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Comprehensive Income (Loss)

The Company did not have any other comprehensive income or loss for the three and six months ended June 30, 2023 and 2022. Accordingly, net income (loss) and comprehensive income (loss) are the same for the periods presented.

Summary of Significant Accounting Policies

There have been no significant changes, other than those disclosed within these interim condensed consolidated financial statements, to the Company’s significant accounting policies in Note 2. “Summary of Significant Accounting Policies,” of the notes to the consolidated financial statements for the year ended December 31, 2022 included in the HNRA Form S-4 Registration Statement under the Securities Act of 1933 filed with the SEC.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. The Company periodically evaluates its estimates and adjust prospectively, if necessary.

These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ materially from management’s estimates using different assumptions or under different conditions. Future production may vary materially from estimated oil and natural gas proved reserves. Actual future prices may vary significantly from price assumptions used for determining proved reserves and for financial reporting.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (‘‘ASU 2016-13’’), which changes the impairment model for most financial assets. The ASU introduces a new credit loss methodology, Current Expected Credit Losses (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. Since its original issuance in 2016, the FASB has issued several updates to the original ASU. The CECL framework utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The methodology replaces the multiple existing impairment methods, which generally require that a loss be incurred before it is recognized. On January 1, 2023, the Company adopted the guidance prospectively. The adoption of this standard did not have a material impact on the Company’s condensed consolidated financial statements.

NOTE 3. DERIVATIVES

Derivative Activities

The Company is exposed to volatility in market prices and basis differentials for natural gas, oil and natural gas liquids (“NGLs”), which impacts the predictability of its cash flows related to the sale of those commodities. These risks are managed by the Company’s use of certain derivative financial instruments. The company has historically used crude diff swaps, fixed price swaps, and costless collars. As of June 30, 2023, the Company’s derivative financial instruments consisted of costless collars, which are described below:

Costless Collars

Arrangements that contain a fixed floor price (“purchased put option”) and a fixed ceiling price (“sold call option”) based on an index price which, in aggregate, have no net cost. At the contract settlement date, (1) if the index price is higher than the ceiling price, the Company pays the counterparty the difference between the index price and ceiling

POGO RESOURCES, LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2023 and 2022

NOTE 3. DERIVATIVES (cont.)

price, (2) if the index price is between the floor and ceiling prices, no payments are due from either party, and (3) if the index price is below the floor price, the Company will receive the difference between the floor price and the index price.

Additionally, the Company will occasionally purchase an additional call option at a higher strike price than the aforementioned fixed ceiling price. Often this is accomplished in conjunction with the costless collar at no additional cost. If an additional call option is utilized, at the contract settlement date, (1) if the index price is higher than the sold call strike price but lower than the purchased option strike price, then the Company pays the difference between the index price and the sold call strike price, (2) if the index price is higher than the purchased call price, then the company pays the difference between the purchased call option and the sold call option, and the company receives payment of the difference between the index price and the purchased option strike price, (3) if the index price is between the purchased put strike price and the sold call strike price, no payments are due from either party, (4) if the index price is below the floor price, the Company will receive the difference between the floor price and the index price.

The following table sets forth the derivative volumes by year as of June 30, 2023:

Period	Price Collars
	Volume (Bbls/month)	Weighted average floor price ($/Bbl)	Weighted average ceiling price ($/Bbl)	Weighted average sold call ($/Bbl)
Q3-Q4 2023	20,000	$65.00	$100.00	$72.25

Derivative assets and liabilities

As of June 30, 2023, the Company is conducting derivative activities with one counterparty, which is secured by the lender in the Company’s bank credit facility. The Company believes the counterparty has acceptable credit risk, and the credit worthiness of the counterparty is subject to periodic review. The assets and liabilities are netted given that all positions are held by a single counterparty and subject to a master netting arrangement. The combined fair value of derivatives included in the accompanying condensed consolidated balance sheets as of June 30, 2023 and December 31, 2022 is summarized below.

	As of June 30, 2023
	Gross fair value	Amounts netted	Net fair value
Commodity derivatives:
Short-term derivative asset	$294,923	$294,923	—
Long-term derivative asset	—	—	—
Short-term derivative liability	(424,579)	294,923	(129,656)
Long-term derivative liability	—	—	—
Total derivative liability			$(129,656)
	As of December 31, 2022
	Gross fair value	Amounts netted	Net fair value
Commodity derivatives:
Short-term derivative asset	$1,596,361	$1,596,361	$—
Long-term derivative asset	—	—	—
Short-term derivative liability	(2,787,715)	1,596,361	(1,191,354)
Long-term derivative liability	—	—	—
Total derivative liability			$(1,191,354)

POGO RESOURCES, LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2023 and 2022

NOTE 3. DERIVATIVES (cont.)

The effects of the Company’s derivatives on the condensed consolidated statements of operations for the three and six months ended June 30, 2023 and 2022 are summarized below:

	For the three months ended June 30,
	2023	2022
Total gain (loss) on unsettled derivatives	$477,674	$2,898,161
Total gain (loss) on settled derivatives	(131,665)	(3,669,780)
Total gain (loss) on derivatives	$346,009	$(771,619)
	For the six months ended June 30,
	2023	2022
Total gain (loss) on unsettled derivatives	$1,061,698	$2,588,883
Total gain (loss) on settled derivatives	(298,655)	(6,492,180)
Total gain (loss) on derivatives	$763,043	$(3,903,297)

NOTE 4. FAIR VALUE MEASUREMENTS

Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date. The Company’s assets and liabilities that are measured at fair value at each reporting date are classified according to a hierarchy that prioritizes inputs and assumptions underlying the valuation techniques. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs and consists of three broad levels:

•        Level 1 — Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.

•        Level 2 — Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1 that are either directly or indirectly observable as of the reporting date.

•        Level 3 — Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.

As of June 30, 2023 and December 31, 2022, the Company had no material assets or liabilities measured at fair value on a recurring basis other than certain derivative instruments discussed below.

Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are as follows:

Derivatives

The Company’s commodity price derivatives primarily represent crude oil collar contracts (some with long calls), fixed price swap contracts and differential swap contracts. The asset and liability measurements for the Company’s commodity price derivative contracts are determined using Level 2 inputs. The asset and liability values attributable to the Company’s commodity price derivatives were determined based on inputs that include, but not limited to, the contractual price of the underlying position, current market prices, crude oil forward curves, discount rates, and volatility factors. The Company had a net derivative liability of $129,656 and $1,191,354 as of June 30, 2023 and December 31, 2022, respectively, which are presented in short-term derivative instrument liabilities on the balance sheet.

POGO RESOURCES, LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2023 and 2022

NOTE 4. FAIR VALUE MEASUREMENTS (cont.)

Nonrecurring Basis

The carrying value of the Company’s financial instruments, consisting of cash, accounts receivable, accounts payable and accrued expenses, approximates their fair value due to the short maturity of such instruments. Financial instruments also consist of debt for which fair value approximates carrying values as the debt bears interest at fixed or variable rates which are reflective of current rates otherwise available to the Company. The Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

NOTE 5. LEASES

The Company currently has operating leases associated with contracts for office space and their vehicle fleet. The Company’s leases have remaining lease terms ranging from approximately four months to two years. The vehicle leases are renewed on a month-to-month basis. The tables below, which present the components of lease costs and supplemental balance sheet information are presented on a gross basis. Other joint owners in the properties operated by the Company generally pay for their working interest share of costs associated with the vehicle leases.

The components of lease expense are presented as follows:

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Operating lease cost	$17,812	$45,617	$38,366	$97,441
Variable lease cost	882	2,042	1,764	4,083
Total lease costs	$18,694	$47,659	$40,130	$101,524

For the three months ended June 30, 2023 and 2022, $5,999 and $17,788, respectively, of the operating lease costs are recorded as lease operating expenses and $12,695 and $29,871, respectively, are recorded as general and administrative in the consolidated statements of operations. For the six months ended June 30, 2023 and 2022, $14,739 and $41,781, respectively, of the operating lease costs are recorded as lease operating expenses and $25,391 and $59,743, respectively, are recorded as general and administrative in the consolidated statements of operations. Variable lease costs for the periods presented are recorded entirely to General and administrative in the consolidated statements of operations.

The table below presents the weighted average remaining lease terms and weighted average discounts rates for the Company’s leases as of the period presented:

	As of June 30,
	2023	2022
Weighted average remaining lease terms (in years)
Operating leases	0.71	0.49

Weighted average discount rate
Operating leases	3.38%	3.27%

NOTE 6. DEBT

Revolving Credit Facility

On June 25, 2019, the Company entered into a credit agreement (the “Credit Agreement”) with a banking institution for a revolving credit facility (the “Revolver”) that provided for a maximum facility amount of $50,000,000 and a letter of credit sublimit not to exceed ten percent of the available borrowing base. The Revolver is secured by substantially all the Company’s assets and has a maturity date of December 31, 2024, as extended most recently by

POGO RESOURCES, LLC
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2023 and 2022

NOTE 6. DEBT (cont.)

an amendment to the Credit Agreement in August 2023. The borrowing base is redetermined the first day of May and November of each year. Borrowings under the Revolver bear interest at a rate equal to either the Base Rate (as defined in the Credit Agreement) plus a margin or the Secured Overnight Financing Rate (“SOFR”) plus a margin. Any unused portion of the available borrowing base is charged an annual interest rate of 0.375% on the average daily unused amount. Interest payments are payable quarterly in arrears until maturity, at which time all unpaid principal and accrued interest are due.

Through June 30, 2023, the Company entered into amendments one through six to the Credit Agreement and entered into letters addressing changes to the Borrowing Base and granting waivers. As noted above, the most recent amendment was signed in August 2023. Amongst other things, the amendments primarily updated the borrowing base (both increases and decreases) in accordance with the redetermined dates and/or extended the maturity date of the borrowing base and granted temporary waivers to hedging requirements. As of June 30, 2023 the borrowing base of the Revolver was $27,000,000. As of December 31, 2022, the borrowing base of the Revolver was $30,000,000.

As of June 30, 2023, the Company had $26,250,000 of outstanding borrowings under the Revolver and $702,600 of letters of credit outstanding, resulting in $47,400 of committed borrowing capacity available under the Revolver. As of December 31, 2022, the Company had $26,750,000 of outstanding borrowings under the Revolver and $702,600 of letters of credit outstanding, resulting in $2,547,400 of committed borrowing capacity available under the Revolver.

For the six months ended June 30, 2023 and 2022, the annualized weighted average interest rate was 8.10% and 3.47%, respectively. Interest expense for the three months ended June 30, 2023 and 2022 was $559,846 and $243,557, respectively. Interest expense for the six months ended June 30, 2023 and 2022 was $874,938 and $406,687, respectively.

Covenants

The Credit Agreement requires the Company meet specific financial covenants on a quarterly basis until the time the outstanding balances are fully repaid, which are: i) a current ratio greater than or equal to 1.0 and, ii) a debt to earnings before interest, tax, depreciation, amortization, and intangible drilling costs, non-recurring workover expenses, oil and gas exploration expense including dry hole and plugging and abandonment expense, and other consolidated non-cash losses or gains (“EBITDAX”) ratio less than 3.5. The Company was in compliance with these covenants for all periods presented.

NOTE 7. RELATED PARTY TRANSACTIONS

The Company’s members, executive committee, and management (collectively the “Policy Makers”) control other entities with which the Company transacts business. Consequently, the Policy Makers are in a position to influence the financial position and operating results of the Company and other entities that are under their control.

In December of 2022, the Company entered into a related party promissory note receivable agreement with an entity controlled by owners of the Company in an amount of $4,000,000. The loan bears interest at a rate equal to that of the rate that the Company pays to borrow funds for its own account plus 0.5%. Accrued interest and principal are due at maturity on December 31, 2024. No other transactions with related parties that require disclosure occurred during the six months ended June 30, 2023.

For the six months ended June 30, 2022, the Company did not have any transactions with related parties that required disclosure.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events through September 8, 2023, the date these financial statements were available to be issued. The Company did not identify any material subsequent events that required disclosure except for the amendment to the Credit Agreement as disclosed above in Note 6.

Annex A

AMENDED AND RESTATED

MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG

CIC POGO LP,

DENCO RESOURCES, LLC,

4400 HOLDINGS, LLC,

POGO RESOURCES MANAGEMENT, LLC,

HNR ACQUISITION CORP,

HNRA PARTNER, INC.,

HNRA UPSTREAM LLC,

AND

HNRAC SPONSORS LLC (solely with respect to Section 6.20)

AUGUST 28, 2023

Annex A-i

Annex A-ii

Annex A-iii

AMENDED AND RESTATED MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amended and Restated Membership Interest Purchase Agreement (this “Agreement”), dated as of August 28, 2023 (the “Execution Date”), is made by and among CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), HNR Acquisition Corp, a Delaware corporation (“HNRA” or the “SPAC”), HNRA PARTNER, INC., a Delaware corporation, (“SPAC Subsidiary”), HNRA UPSTREAM, LLC, a Delaware limited liability company (“OpCo”, and together with HNRA, SPAC Subsidiary and “Buyer” and each a “Buyer”) and, solely with respect to Section 6.20, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”). Seller and Buyer may hereafter be referred to each as a “Party” and together as the “Parties.”

RECITALS:

WHEREAS, Seller owns one hundred percent (100%) of the outstanding membership interests (the “Target Interests”) of Pogo Resources, LLC, a Texas limited liability company (the “Company”);

WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of Seller’s right, title and interest in and to the Target Interests for the consideration and on the terms in this Agreement;

WHEREAS, on December 27, 2022 (the “Original Execution Date”), the Parties entered into that certain Membership Interest Purchase Agreement (the “Prior MIPA”) pursuant to which Seller agreed to sell to SPAC, and SPAC agreed to purchase from the Seller, one hundred percent (100%) of the outstanding membership interests (the “Target Interests”) of the Company;

WHEREAS, the Parties wish to amend and restate the Prior MIPA in its entirety, to reflect the terms and conditions set forth in this Agreement.

WHEREAS, the boards of directors or managers, as applicable of Buyer and the Company have each (a) determined that this Agreement and the Transactions are in the best interests of their respective companies, including on behalf of (i) OpCo in SPAC’s capacity as the sole member of OpCo and (ii) SPAC Subsidiary in OpCo’s capacity the sole shareholder, and (b) approved this Agreement and the Transactions, including on behalf of OpCo in SPAC’s capacity as the sole member of OpCo, upon the terms and subject to the conditions set forth herein;

WHEREAS, the board of directors of SPAC has unanimously (a) determined that this Agreement and the Transactions are advisable, fair to, and in the best interests of, SPAC and its stockholders (the “SPAC Stockholders”), (b) adopted a resolution approving this Agreement and declaring its advisability and approving this Agreement and the other Transactions, and (c) recommended the approval and adoption of this Agreement and the other Transactions to its stockholders, including that the SPAC Stockholders not accept the Redemption Offer;

WHEREAS, SPAC, the Sponsor, certain holders of SPAC Common Stock and SPAC Warrants (the “SPAC Anchor Investors”), Seller and the Company previously entered into, concurrently with the execution and delivery of the Prior MIPA, that certain SPAC Transaction Support Agreement (the “SPAC Stockholder Support Agreement”), pursuant to which the Sponsor, SPAC and the SPAC Anchor Investors have agreed to take certain actions to support the Transactions;

WHEREAS, at Closing, SPAC and each Seller will enter into a registration rights agreement in the form attached hereto as Exhibit RRA (the “Registration Rights Agreement”);

WHEREAS, at Closing, each Buyer and each Seller will enter into an option agreement in the form attached hereto as Exhibit C (the “Option Agreement”);

WHEREAS, at Closing, each Buyer and each Seller will enter into an escrow agreement in a form to be mutually agreed by the Parties (the “Escrow Agreement”); and

WHEREAS, as a condition to the consummation of the transactions contemplated hereby and in accordance with the terms hereof, SPAC shall provide an opportunity to its stockholders to have their offering shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement and

Annex A-1

SPAC’s Organizational Documents in conjunction with obtaining the SPAC Stockholder Approval (collectively with the other transactions, authorization and approvals set forth in the Proxy Statement, the “Redemption Offer”);

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, representations, warranties, covenants, conditions, and agreements set forth herein, and for other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions; Construction

Section 1.1          Definitions. The terms defined below shall have the meaning set forth therein for all purposes under this Agreement.

“Actual Knowledge” has the meaning set forth in Section 4.1(c).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly, Controlling, Controlled by, or under common Control with, such Person, through one or more intermediaries or otherwise.

“Aggregate Consideration” means, collectively, the Cash Consideration, Common Unit Consideration, Promissory Note and Preferred Unit Consideration.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocated Value” means, with respect to a Property, the portion of the Aggregate Consideration allocated by Buyer to such Property as set forth in Exhibit A.

“Allocation” has the meaning set forth in Section 6.13(g)(ii).

“Approximate Hydrocarbon Proceeds Amount” has the meaning set forth in Section 2.3.

“Assets” means all of the assets owned by the Company.

“Asset Taxes” means ad valorem, property, excise, severance, production, sales, real estate, use, personal property and similar Taxes (including any interest, fine, penalty or additions to tax imposed by Governmental Bodies in connection with such taxes) based upon the operation or ownership of the Assets, the production of Hydrocarbons or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.

“Backstop Agreement” has the meaning set forth in Section 8.3(i).

“Board Designation Agreement” has the meaning set forth in Section 8.3(h).

“Books and Records” has the meaning set forth in Section 8.4.

“Business Day” means a day other than a day on which banks in the State of New York or Dallas, Texas are authorized or obligated to be closed.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Contracts” has the meaning set forth in Section 5.13.

“Buyer Indemnitees” means, individually and in any combination, each Buyer and their Affiliates and any of their joint venturers, partners, co-owners, co-lessors, or co-lessees, and the respective officers, directors, agents, servants, employees, contractors, subcontractors, licensees, and invitees of any tier of each, as well as the heirs, representatives, successors, or assigns of any of the foregoing.

“Cash Consideration” has the meaning set forth in Section 2.2.

“Cash Facility” means one or more debt or equity (including a private investment in a public entity transaction, or “PIPE”) financing arrangements from third parties, institutional banks and/or investors to be utilized by Buyer for use as (i) working capital, or (ii) an additional source of capital to fund the Cash Consideration.

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“Change in Recommendation” has the meaning set forth in Section 6.15(c).

“Claim Notice” has the meaning set forth in Section 10.3(b).

“Closing” has the meaning set forth in Section 8.1.

“Closing Date” has the meaning set forth in Section 8.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Combination Transaction” has the meaning set forth in Section 2.1(c).

“Common Unit Consideration” has the meaning set forth in Section 2.2.

“Company” has the meaning set forth in the Recitals.

“Company Group” means, collectively, the Company and each of its Subsidiaries.

“Company Operated Properties” means any Property that is operated by Company Group.

“Competing Transaction” has the meaning set forth in Section 6.15(c).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated September 12, 2022, by and between the Company and SPAC.

“Contracts” means all contracts, agreements, and instruments by which the Properties are bound, or to which the Properties are subject, but in each case only to the extent applicable to the Properties, including operating agreements, unitization, pooling, and communitization agreements, declarations and orders, pre-pooling agreements, joint venture agreements, farmin and farmout agreements, exploration agreements, area of mutual interest agreements, participation agreements, exchange agreements, transportation or gathering agreements, agreements for the sale and purchase of Hydrocarbons and processing agreements, but excluding master service agreements and the instruments constituting the Leases and Surface Rights.

“Control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Creditors’ Rights” has the meaning set forth in Section 4.4.

“Debt Commitment Letter” has the meaning set forth in Section 5.10.

“Debt Financing” has the meaning set forth in Section 5.10.

“Debt Financing Commitments” has the meaning set forth in Section 5.10.

“Debt Financing Sources” means First International Bank & Trust, a North Dakota banking institution.

“Defensible Title” means, with respect to the each of the Properties, title of the Company or any of its Subsidiaries, as applicable that, as of the Closing Date, is deducible of public record, is free and clear of liens and encumbrances, and, subject to and except for Permitted Encumbrances, meets the following conditions:

(1)    causes the Company Group to hold a Working Interest that is not greater than that set forth in Exhibit A for the Property, except to the extent that any excess Working Interest is accompanied by a proportionate increase in Net Revenue Interest;

(2)    entitles the Company Group to not less than the corresponding Net Revenue Interest as set forth in Exhibit A for the Property; and

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(3)    causes the Property to be in full force and effect and as of the Effective Time (which, in the case of an oil, gas, and/or mineral lease, means that the lease shall not have terminated in full or in part).

“Employee Benefit Plan” of any Person means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and any written personnel policy, equity option, restricted equity, equity purchase plan, other equity or equity-based compensation plan or arrangement, phantom equity or appreciation rights plan or arrangement, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and any other plan, agreement, arrangement, program, practice or understanding.

“Environmental Laws” means any and all applicable Laws pertaining to prevention of pollution or protection of the environment (including (a) any natural resource restoration and natural resource damages or (b) the presence, generation, use, storage, treatment, disposal or release of Hazardous Materials into the indoor or outdoor environment or the arrangement of any such activities) or to human health or safety to the extent such human health or safety relates to exposure to Hazardous Materials, in effect as of the Execution Date.

“Environmental Liabilities” means any and Losses incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment, or similar act (including settlements) by any Governmental Body to the extent arising out of any violation of, or remedial obligation under, any Environmental Law which is attributable to the ownership or operation of the Assets, or (ii) pursuant to any claim or cause of action by a Governmental Body or other Person for personal injury, property damage, damage to natural resources (including to soil, air, surface water, or groundwater), remediation, or remediation costs, in each case to the extent arising out of any violation of, or any remediation obligation under, any Environmental Law and attributable to the ownership or operation of the Assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Escrow Agent” means Continental Stock Transfer & Trust Company, LLC.

“Escrow Agreement” has the meaning set forth in the Recitals.

“Escrowed Unit Consideration” has the meaning set forth in Section 2.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” has the meaning set forth in the Recitals.

“Financial Statements” has the meaning set forth in Section 4.17.

“Fraud” means, with respect to any Seller or the Company Group, any actual and intentional fraud and misrepresentation with respect to the making of the representations and warranties Seller and/or the Company Group set forth in Article V; provided, that such actual and intentional fraud and misrepresentation of each Seller and/or Company Group shall only be deemed to exist if Kirk Pogoloff had Actual Knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made by any Seller and/or Company Group were actually inaccurate or otherwise breached when made, with the express intention that Buyer rely thereon to Buyer’s detriment. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, constructive fraud, or any torts based on negligence or recklessness.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Body” means any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

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“Hazardous Materials” means any (a) chemical, product, substance, waste, pollutant or contaminant, including those that are defined or listed as hazardous or toxic or that are otherwise regulated under any applicable Law; (b) asbestos containing materials, whether in a friable or non-friable condition, lead-containing material, polychlorinated biphenyls, NORM or radon; and (c) Hydrocarbons.

“Hedge Contracts” any forward, futures, swap, collar, put, call, floor, cap, option or other similar contract (excluding, for the avoidance of doubt, any physically settled contract, including index, fixed price or physical basis transactions) to which the Company is a party that is intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including any Hydrocarbons or other commodities, currencies, interest rates and indices, and any financial transmission rights and auction revenue rights.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Hydrocarbons” means crude oil, natural gas, condensate, drip gas and natural gas liquids, coalbed gas, ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases) or any combination thereof, produced or associated therewith.

“Imbalances” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to a Property, regardless of whether such imbalance arises at the platform, wellhead, pipeline, gathering system, transportation system, processing plant or other location.

“Income Taxes” means any U.S. federal, state or local or foreign income Tax or Tax based on profits (including any capital gains and net worth Taxes), net profits, margin, or similar measure.

“Indemnified Party” has the meaning set forth in Section 10.3(a).

“Indemnifying Party” has the meaning set forth in Section 10.3(a).

“Indemnified Personnel” has the meaning set forth in Section 6.10.

“Intended Tax Treatment” has the meaning set forth in Section 6.13(g)(i).

“Interest” means, with respect to any Person: (a) capital stock, membership interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest of such Person; (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing; and (c) any right (contingent or otherwise) to acquire any of the foregoing.

“Intervening Event” has the meaning set forth in Section 6.15(c)

“Intervening Event Notice” has the meaning set forth in Section 6.15(c).

“IRS” means the United States Internal Revenue Service.

“Lands” means all rights and interests in the lands and depths covered by the Leases or Units.

“Law” means any law, rule, regulation, ordinance, code, judgment, decree, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Body, including common law.

“Leases” means all (i) oil and gas leases, (ii) subleases and other leasehold interests, (iii) operating rights interests, (iv) equitable or beneficial titles to working interests under Contracts, (v) overriding royalty interests, and (vi) other properties and interests, in each case to the extent described or identified in Exhibit A, insofar as they cover and include the lands and depths described or referenced in Exhibit A or lands and depths covered by the Units, together with any and all other right, title, and interest in and to the leasehold estates created thereby, in all cases subject to the limitations and restrictions set forth in Exhibit A and terms, conditions, covenants, and obligations set forth therein or in the instruments from which they are derived.

“Letter Agreement” has the meaning set forth in Section 5.23.

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“Loss” means all losses, costs, liabilities, obligations, expenses, Taxes, fines, penalties, interest, payments, charges, indebtedness for borrowed money, expenditures, claims, awards, settlements, judgments, damages, reasonable and documented out-of-pocket attorneys’ fees and reasonable and documented out-of-pocket expenses of investigating, defending and prosecuting litigation, including liabilities, costs, losses and damages for personal injury, illness or death or property damage, loss or destruction.

“Material Adverse Effect” means, when used with respect to any Person, any occurrence, condition, change, event or effect that (a) has had, is or is reasonably likely to result in, a material adverse effect on the financial condition, assets, business or results of operations of such Person and its Subsidiaries, taken as a whole, or (b) prevents or materially delays or impairs the ability of such Person (and its Affiliates, if applicable) to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following constitute a Material Adverse Effect pursuant to clause (a): (i) any occurrence, condition, change, event or effect resulting from or relating to (A) changes in general economic or financial market conditions or (B) the coronavirus (COVID-19) pandemic or the related responses of Governmental Bodies with respect thereto; (ii) any occurrence, condition, change (including changes in applicable Law), event or effect that affects the oil and gas exploration and production industry generally (including changes in commodity prices, general market prices and regulatory changes affecting such industry generally); (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage or destruction to or loss of such Person’s physical properties to the extent such change or effect would otherwise constitute a Material Adverse Effect); (iv) any failure to meet internal estimates, projections or forecasts (it being understood that the underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a Material Adverse Effect has occurred or is reasonably expected to occur); (v) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the transactions contemplated by this Agreement; (vi) any change in GAAP, or in the interpretation thereof, as imposed upon such Person or their respective businesses or any change in applicable Law, or in the interpretation thereof; (vii) natural declines in well performance; and (viii) any reclassification or recalculation of reserves in the ordinary course of business.

“Material Contracts” has the meaning set forth in Section 4.12.

“Minimum Cash Amount” means an amount equal to the sum of all amounts in or from (a) the Trust Account (after giving effect to the exercise of the redemption rights and the payments related thereto), (b) the Cash Facility, and (c) any other readily available funds held by Buyer or its Affiliates, in each case, that are available for payment of the Cash Consideration at Closing.

“Net Revenue Interest” means, with respect to any Property, the interest in and to all Hydrocarbons produced, saved, and sold from or allocated thereto after satisfaction of all burdens.

“Non-Recourse Party” has the meaning set forth in Section 11.13.

“Notice Period” has the meaning set forth in Section 6.15(c).

“NORM” means naturally occurring radioactive material.

“NYSE American” has the meaning set forth in Section 5.12(c).

“OpCo A&R LLC Agreement” is defined in Section 8.3(g).

“OpCo Class A Units” means the common units of OpCo, on and after the Closing (after giving effect to the OpCo A&R LLC Agreement).

“OpCo Class B Units” means the units of OpCo, on and after the Closing (after giving effect to the OpCo A&R LLC Agreement).

“OpCo Holder Redemption Right” means, following the Closing, the right of a holder of OpCo Class B Units to cause OpCo to redeem one or more of such OpCo Class B Units for shares of SPAC Class A Common Stock on a one-for-one basis (subject to adjustment in certain cases), as set forth in the OpCo A&R LLC Agreement, the Second A&R SPAC Certificate of Incorporation.

Annex A-6

“OpCo Interests” means 100% of the issued and outstanding limited liability company interests of OpCo as of immediately prior to Closing (before giving effect to the OpCo A&R LLC Agreement).

“OpCo Preferred Units” means the preferred units of OpCo, on and after the Closing (after giving effect to the OpCo A&R LLC Agreement).

“Option Agreement” has the meaning set forth in the Recitals.

“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement thereof, and (d) with respect to any other Person, the organizational, constituent or governing documents or instruments of such Person.

“Original Execution Date” has the meaning set forth in the Recitals.

“Outside Date” has the meaning set forth in Section 9.1(b).

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Encumbrances” means:

(1)    with respect to a Property, burdens, to the extent their net cumulative effect does not reduce the Company Group’s Net Revenue Interest below the corresponding Net Revenue Interest in Exhibit A;

(2)    the terms, provisions, and legal effect of all Leases (including “Pugh” clauses or similar severance provisions that cause or have caused portions of Leases to be terminated), assignments and conveyances in the chain of title to the Leases, Surface Rights, and Contracts to the extent that they do not, individually or in the aggregate: (i) reduce the Company’s Net Revenue Interest below that shown in Exhibit A or increase the Company Group’s Working Interest above that shown in Exhibit A without a corresponding increase in the Net Revenue Interest, or (ii) materially interfere with the ownership and operation of the Properties as currently owned and operated;

(3)    with respect to a Property, any matter to the extent that it affects, pertains to, or relates to any depth, horizon, stratum, or formation other than the Subject Formation for such Property;

(4)    any matter set forth, identified, or referenced in Exhibit A;

(5)    Third Party consent requirements and preferential rights to purchase involving the Properties;

(6)    all rights to consent, required notices to, filings with, or other actions by Governmental Bodies in connection with the change in control of ownership of the Properties if they are not required prior to thereto or are of a type customarily obtained after closing;

(7)    any easements, rights-of-way, servitudes, permits, surface leases, and other rights relating to surface use in, on, under, upon, or across the Properties or otherwise affecting the Properties, including, without limitation, those for streets, alleys, highways, pipelines, telephone lines, power lines, railways, wind turbines, pipelines, stock tanks, water wells, injection wells, canals, ditches, reservoirs, grazing, hunting, and lodging, to the extent they do not materially interfere with the operation of the Properties;

Annex A-7

(8)    materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s, and other similar or inchoate liens or charges arising under Leases, Surface Rights, Contracts, or Law for amounts not yet delinquent (including any amounts being withheld as provided by Law), or if delinquent, being contested in good faith by appropriate actions;

(9)    any lien, security interest, or encumbrance affecting the Properties that is discharged by Seller;

(10)  liens for Taxes or assessments not yet due and delinquent;

(11)  any and all mortgages, outstanding deeds of trust, liens, or other encumbrances that are to be released at Closing;

(12)  any encumbrance on or affecting a Property which is expressly assumed, bonded, or paid by Buyer at or prior to Closing or which is discharged by Seller at or prior to Closing;

(13)  rights of reassignment normally arising upon final intention to abandon or release all or any part of the Properties;

(14)  Any Imbalances and any calls on Hydrocarbon production under existing Contracts as described and set forth in Schedule 4.15;

(15)  rights reserved to or vested in any Governmental Body to control or regulate any of the Properties in any manner, and all generally applicable laws, including rules and orders relating to pooling, spacing, density, proration, development of the Properties, and zoning and planning ordinances and regulations of any municipality or political subdivision;

(16)  any prior breaches of maintenance of uniform interest provisions in an operating agreement or similar agreement if waived by the parties having the right to enforce such provision or if the violation of such provision would not by its terms unwind or void the sale of the affected Properties hereunder;

(17)  restrictions or limitations (including drilling and operating limitations) imposed on the Properties by reason of the rights of cotenants, surface, or subsurface owners, or operators in a common property (including the rights of gravel, coal, timber, utility owners, licensees, and/or lessees);

(18)  any liens, charges, encumbrances, defects, irregularities, or other matters in the ordinary course of business consisting of minor defects and irregularities in title or other restrictions (whether created by, arising out of, or relating to Leases, Surface Rights, Contracts, or otherwise) that are of a nature customarily accepted by prudent purchasers of properties for the production of Hydrocarbons and do not, individually or in the aggregate, reduce the Company’s Net Revenue Interest below that shown in Exhibit A or increase the Company Group’s Working Interest above that shown in Exhibit A without a corresponding increase in Net Revenue Interest, in each case as to the applicable Subject Formation for a Property;

(19)  any liens, charges, encumbrances, defects, irregularities, or other matters which affect a Property from which Hydrocarbons have been and are being produced (or to which production of Hydrocarbons is allocable) for the last three (3) years and for which no claim related to title has been made in writing by any Person during such three (3) year period;

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(20)  the failure of an assignment or conveyance in the chain of title to a portion of the Properties to specifically describe such portion of the Properties where the assignment or conveyance contains blanket granting language that encompasses such portion of the Properties;

(21)  any lien, security interest, or encumbrance granted by the lessor or affecting the lessor’s interest in a Lease;

(22)  defects based on or relating to: (i) a lack of information in Seller’s or the Company Group’s files or references to a document if such document is not in Seller’s or the Company Group’s files; (ii) lack of corporate or other authorization or agency, unless Buyer provides affirmative evidence that the action was not authorized and results in another Person’s superior claim of title to the relevant Property; (iii) the failure to recite marital status in a document, or omissions of successions of heirship or estate Proceedings, unless Buyer provides affirmative evidence that such failure or omission could reasonably be expected to result in another Person’s superior claim of title to the relevant Property; (iv) a missing link in the chain of title, unless such missing link is affirmatively shown to exist after a review of the available public and county or parish records and the records of the Company Group, by an abstract of title, title opinion, or landman’s title chain; (v) lack of survey, unless a survey is expressly required by applicable Law;

(23)  the absence of a recorded vesting instrument relating to non-consent, carried, before-payout, or after-payout interests or the failure to hold record title to any Leases earned or purchased by the Company Group pursuant to the terms of any farmout, earnout, participation agreement, or other Contract, in each case where the applicable counterparty has not yet delivered the corresponding assignment but is otherwise required to do so;

(24)  defects based upon (i) the failure to record any federal or state Leases or rights-of-way included in the Properties or any assignments of interests in such Leases or rights-of-way in any applicable records, unless such failure resulted in a Third Party having a superior claim of title, (ii) the failure to hold record title under state or federal Leases where the Company Group holds operating rights thereunder; and (iii) any title discrepancy between state or federal and county records, it being understood that the omission of a Property in an assignment or transfer recorded in the county records shall not be a Title Defect where the assignment or transfer is evidenced by an instrument filed in state or federal records, and vice versa;

(25)  matters disclosed in this Agreement, including in any Schedule, Appendix, or Exhibit; and

(26)  defects or issues that have been cured by applicable Laws of limitation or prescription or applicable marketable title Law.

“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, Governmental Body, association or unincorporated organization or any other form of business or professional entity.

“Pre-Closing Date Tax Period” has the meaning set forth in Section 6.13(a)(1).

“Preferred Unit Consideration” has the meaning set forth in Section 2.2.

“Prior MIPA” has the meaning set forth in the Recitals.

“Proceeding” means any suit, proceeding or governmental investigation.

Annex A-9

“Promissory Note” means a promissory note issued by OpCo and payable to Seller in an amount equal to the lesser of (i) the difference between $63,000,000 and the Minimum Cash Amount and (ii) $15,000,000 in the form attached hereto as Exhibit B providing for a maturity date that will be six (6) months from the Closing Date, bearing an interest rate equal to the greater of 12% per annum and the highest interest rate applicable to the Cash Facilities, and with no penalty for prepayment; provided, that if the Promissory Note is not repaid in full on or prior to its stated maturity date, SPAC shall owe interest from and after default equal to the lesser of 18% per annum and the highest amount permissible under Law, compounded monthly. For the avoidance of doubt, the Promissory Note shall be subordinated to the Cash Facilities.

“Properties” means all right, title, interest, estate, privileges, and obligations, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, of Company Group in and to the Leases, Lands, Wells, and Units, and “Property” means all such right, title, interest, estate, privileges, and obligations with respect to any single unit of the Leases, Lands, Wells, or Units.

“Prospectus” has the meaning set forth in Section 6.16.

“Proxy Financial Statements” has the meaning set forth in Section 6.17.

“Proxy Statement” has the meaning set forth in Section 6.15(a).

“Redemption Offer” has the meaning set forth in the Recitals.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller OpCo Class B Units” means 2,000,000 OpCo Class B Units issuable to the Seller at Closing.

“Seller Class B Shares” has the meaning set forth in Section 2.1.

“Seller Indemnitees” means, individually and in any combination, Seller and its Affiliates and any of their joint venturers, partners, co-owners, co-lessors, or co-lessees, and the respective officers, directors, agents, servants, employees, contractors, subcontractors, licensees, and invitees of any tier of each, as well as the heirs, representatives, successors, or assigns of any of the foregoing.

“SPAC” has the meaning set forth in the preamble.

“SPAC Anchor Investors” has the meaning set forth in the preamble.

“SPAC Board” has the meaning set forth in Section 5.14.

“SPAC Board Recommendation” has the meaning set forth in Section 6.15(c).

“SPAC Class A Common Stock” means shares of Class A common stock of the SPAC, par value $0.0001 per share, as described in the Second A&R SPAC Certificate of Incorporation.

“SPAC Class B Common Stock” means shares of Class B common stock of the SPAC, par value $0.0001 per share, as described in the Second A&R SPAC Certificate of Incorporation.

“SPAC Common Stock” means shares of common stock of the SPAC, par value $0.0001 per share.

“SPAC Contribution” has the meaning set forth in Section 2.1(a).

“SPAC Extension” has the meaning set forth in Section 9.1(e).

“SPAC SEC Documents” has the meaning set forth in Section 5.12(a).

Annex A-10

“SPAC Redemption Right” means, following the Closing, the right of a holder of OpCo Class A Units to cause OpCo to redeem one or more of such OpCo Class A Units for shares of SPAC Class A Common Stock on a one-for-one basis (subject to adjustment in certain cases), as set forth in the OpCo A&R LLC Agreement and the Second A&R SPAC Certificate of Incorporation.

“SPAC Stockholders” has the meaning set forth in the preamble.

“SPAC Stockholder Approval” has the meaning set forth in Section 5.14.

“SPAC Stockholder Support Agreement” has the meaning set forth in the preamble.

“SPAC Subsidiary Contribution” has the meaning set forth in Section 2.1(b).

“Special Meeting” has the meaning set forth in Section 6.15(b).

“Specified Liabilities” has the meaning set forth in Section 10.2(a).

“Special Warranty” has the meaning set forth in Section 4.24.

“Sponsor” has the meaning set forth in the preamble.

“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Subject Formation” means, with respect to a Property, any formation or formations from which the Property is producing Hydrocarbons as of the Original Execution Date.

“Subsidiary” of any Person shall mean (a) any corporation more than 50% of whose shares of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or indirectly through one or more subsidiaries of such Person and (b) any partnership, association, joint venture, or other entity in which such Person directly or indirectly through one or more subsidiaries of such Person has more than a 50% equity interest.

“Superior Offer” has the meaning set forth in Section 6.15(c).

“Super 8-K Financial Statements” has the meaning set forth in Section 6.17.

“Surface Rights” means all permits, licenses, allowances, water rights, registrations, consents, orders, approvals, variances, authorizations, servitudes, easements, rights-of-way, surface leases, other surface interests, and surface rights, to the extent appurtenant to or used primarily in connection with the ownership and operation of the Properties or the production, gathering, treatment, processing, storing, sale, or disposal of Hydrocarbons or produced water from the Properties.

“Tail Insurance” has the meaning set forth in Section 6.10(b).

“Target Interests” has the meaning set forth in the Recitals.

“Tax Returns” means any return, report, statement, information return, claim for refund or other document filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or administration of any Taxes or the administration of any Laws relating to any Taxes, including any schedule or attachment thereto, any related or supporting information and any amendment thereof.

“Taxable Sale Component” has the meaning set forth in Section 6.13(g)(i).

“Taxes” means all federal, state, local and foreign income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), windfall profits, customs, duties or other taxes of any kind whatsoever, together with all interest, penalties and additions to tax, imposed by any Governmental Body.

“Termination Date” has the meaning set forth in Section 10.1.

Annex A-11

“Second A&R SPAC Certificate of Incorporation” has the meaning set forth in Section 8.3(f).

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third Party Claim” means any claim for indemnification based upon a claim by a Third Party against an Indemnified Party

“Transaction Documents” means each other agreement to be executed and delivered in connection with this Agreement, including the Escrow Agreement, the Registration Rights Agreement, the SPAC Stockholder Support Agreement, the Board Designation Agreement, the Backstop Agreement and the Option Agreement.

“Transaction Expenses” means (a) all out-of-pocket fees, costs and expenses (including all fees, costs and expenses of outside counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates and all fees, costs and expenses in connection with newly issued equity or debt financing in connection with the Transactions) incurred by Company or Seller or on its behalf in connection with or related to the authorization, preparation, review, negotiation, execution and performance of this Agreement and the other Transaction Documents and consummation of the Transactions, the Proxy Statement/Prospectus, and the solicitation of the SPAC Stockholders, SPAC Rights Holders and Company Shareholders and the preparation of any required filings or notices under applicable Governmental Authorities as required by applicable Law, (b) all bonuses, change-of-control, success, retention or similar payments which vest or become payable to any current or former employees, directors, officers or other service providers of the Company or any Seller as a result of the Transactions (including amounts subject to the satisfaction of an additional condition (e.g., remaining employed for a specified period following the Closing), and the employer share of any payroll, social security, unemployment or other Taxes with respect thereto, (c) any accrued or payable transaction, management, monitoring or similar fees payable to any Affiliate of the Company, (d) the aggregate amount of severance due and payable in connection with any termination of employment prior to the Closing Date of any employee of the Company that is outstanding as of the Closing Date, (e) origination fees, broker or finder fees or commissions, consulting fees payable concerning or related to the Transactions or Credit Facility and (f) the premiums, commissions and other fees paid or payable in connection with obtaining the Tail Insurance.

“Transactions” means all of the transactions contemplated by this Agreement, including, without limitation, the Combination Transaction, and the issuance of the Unit Consideration, the OpCo Class A Units and the SPAC Class B Common Shares.

“Transfer Taxes” has the meaning set forth in Section 6.13(a)(3).

“Trust Account” has the meaning given to such term in the Trust Agreement.

“Trust Agreement” means the Investment Management Trust Agreement, dated effective February 10, 2022, between SPAC and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company, a New York corporation.

“Underwriters” has the meaning set forth in Section 6.16.

“Unit Consideration” has the meaning set forth in Section 2.2.

“Units” means all rights, interests, and obligations in, under, or derived from all communitization, unitization, and pooling agreements, declarations, and orders in effect with respect to any of the Leases.

“Wells” means all oil, gas, water, monitoring, carbon dioxide, and injection wells located on the Lands, whether producing, operating, plugged, abandoned, shut-in, or temporarily abandoned, including, without limitation, those set forth in Exhibit A.

“Working Interest” means, with respect to any Property, the interest that is burdened with or subject to the obligation to bear or pay costs and expenses of maintenance, development, and operations on or in connection therewith.

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Section 1.2          Construction.

(a)         All Article, Section, Subsection, Schedule, Appendix, and Exhibit headings and references used in this Agreement are to Articles, Sections, Subsections, Schedules, Appendices, and Exhibits to this Agreement unless otherwise specified. The Exhibits, Appendices, and Schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall in any way affect the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) all words used in this Agreement in the singular number shall extend to and include the plural, and all words in the plural number shall extend to and include the singular; (ii) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (iii) the words “includes” or “including” require inclusion without limitation; (iv) the words “hereof,” “hereby,” “herein,” “hereunder,” and similar terms refer to this Agreement as a whole and not any particular Section or Article in which such words appear; (v) reference to a Person includes such Person’s successors and permitted assigns; (vi) reference to a Law encompass any amendment thereof or any successor thereto, together with any rules and regulations promulgated thereunder; and (vii) references to dollars and the symbol “$” mean United States Dollars. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and whenever an action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(b)         Each of the Parties has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions.

Article II
Combination Transactions

Section 2.1          Contribution, Purchase and Sale. Upon and subject to the terms, provisions, and conditions set forth in this Agreement, at Closing:

(a)         (i) SPAC shall contribute to OpCo (A) all of its assets (excluding the payments owed after giving effect to the exercise of redemption rights), including, for the avoidance of doubt, the Minimum Cash Amount, and (B) a number of newly issued shares of SPAC Class B Common Stock equal to the number of Seller Opco Class B Units (such shares, the “Seller Class B Shares”) and (ii) in exchange therefor, OpCo shall issue to SPAC a number of OpCo Class A Units, which shall equal the number of shares of SPAC Class A Common Stock issued and outstanding immediately after the Closing of the Transactions (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”);

(b)         Immediately following the SPAC Contribution, OpCo shall contribute $900,000 of the Aggregate Consideration to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”); and

(c)         Immediately following the SPAC Subsidiary Contribution, Seller shall sell, contribute, assign, and convey to (i) OpCo, and OpCo shall acquire and accept from Seller, 99.0% of the Target Interests and (ii) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, 1.0% of the Target Interests (such transactions, together with the SPAC Contribution, the “Combination Transaction”), in each case, in exchange for (A) $900,000 of the Cash Consideration in the case of SPAC Subsidiary and (B) the remainder of the Aggregate Consideration in the case of OpCo.

Section 2.2          Aggregate Consideration. The aggregate consideration for the Target Interests shall be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 units of OpCo Class B Units valued at $10.00 per unit (the “Common Unit Consideration”), which shall be equal to 2,000,000 shares of SPAC Class A Common Stock issuable upon exercise of the OpCo Holder Redemption Right, as reflected in the A&R OpCo LLC Agreement and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through the Promissory Note to Seller to the extent the Minimum Cash Amount is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 units of OpCo Preferred Units (the “Preferred

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Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 shares of Common Unit Consideration (the “Escrowed Unit Consideration”) shall be placed in escrow with the Escrow Agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions herein. The Unit Consideration and Escrowed Unit Consideration shall be proportionately adjusted to reflect any stock split, combination of shares, stock dividend, reorganization, recapitalization or other similar event affecting the SPAC Common Stock, the OpCo Class B Units, the Seller Class B Shares or the OpCo Preferred Units occurring after the date of this Agreement and prior to the Closing so as to provide Seller the same economic effect as contemplated by this Agreement prior to such change.

Section 2.3          Approximate Hydrocarbon Proceeds Amount. The Parties acknowledge and agree that (a) $6,000,000 is approximately the amount value of the production of Hydrocarbons from or attributable to the Properties and all other income, proceeds, receipts, and credits earned with respect to the Target Interests, net of all burdens, costs, expenses, royalty interests and expenses of production of Hydrocarbons, with respect to the period that is four (4) months prior to and through the Closing (the “Approximate Hydrocarbon Proceeds Amount”), (b) Seller shall be entitled to the value of such Hydrocarbon Proceeds, and (c) the Aggregate Consideration and the condition set forth in Section 7.1(e) requiring that the Minimum Cash Amount equal at least $33,000,000 take into account Seller receiving the benefit of the Approximate Hydrocarbon Proceeds Amount. Without limitation of the foregoing, from the Execution Date through the Closing, the Company shall use reasonable efforts to maintain normalized levels of working capital (i.e., current assets minus current liabilities, calculated in accordance with the prior practice of the Company), consistent with past practice and to provide for, as of the Closing Date, a positive working capital balance of at least $2,000,000; provided, that the maintenance of such level of working capital shall in no event result in a reduction of the Approximate Hydrocarbon Proceeds Amount, the Aggregate Consideration or otherwise impact the aggregate amount of proceeds received by Seller in connection with the transactions contemplated by this Agreement.

Article III
Certain Acknowledgements

Section 3.1          Inspection. It is understood and agreed by the Buyer that Buyer has had the opportunity to examine the Properties and perform all desired inspections and diligence relating to the Properties, including their condition and their compliance with Environmental Laws. The Aggregate Consideration reflects the value of the Properties in their “as-is” condition.

Section 3.2          NORM. Buyer acknowledges the following:

(a)         The Properties have been used for exploration, development, production, processing and/or gathering of Hydrocarbons and there may be Hydrocarbons, produced water, wastes, or other materials located upon, in, and under the Properties or associated with the Properties.

(b)         Equipment and sites located upon, used in connection with, associated with, or included in the Properties may contain asbestos, Hazardous Materials, or NORM.

(c)         NORM may affix or attach itself to the inside of Wells, materials, and equipment as scale, or in other forms.

(d)         The Wells, materials, and equipment located upon, used in connection with, associated with, or included in the Properties may contain NORM and other wastes or Hazardous Materials.

(e)         NORM containing material and other wastes or Hazardous Materials may have come in contact with the soil of or associated with the Properties.

(f)          Special procedures may be required for the remediation, removal, transportation, or disposal of soil, wastes, asbestos, Hazardous Materials, and NORM from the Properties.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, EXCEPT AS SET FORTH IN SECTION 4.14, SELLER DOES NOT MAKE, SELLER EXPRESSLY DISCLAIMS, AND BUYER HEREBY WAIVES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRESENCE OR ABSENCE OF ASBESTOS

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OR NORM IN OR ON THE PROPERTIES IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREAS WHERE THE PROPERTIES ARE LOCATED. BUYER SHALL HAVE INSPECTED AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO INSPECT THE PROPERTIES FOR ALL PURPOSES, AND SHALL BE DEEMED TO HAVE SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATING TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS MATERIALS, SOLID WASTES, ASBESTOS, OTHER MAN-MADE FIBERS, AND NORM. BUYER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE PROPERTIES.

Section 3.3          Limitations. Without limitation of Buyer’s rights under Section 10.2 with respect to any of the representations or warranties set forth in Article V, Buyer shall be deemed to have waived and released, and covenants that it shall waive and release, any and all claims for Losses related to conditions in, on, or under the Properties that cause the Property or the Company Group to be in violation of Environmental Laws and other defects or damages related to Environmental Liabilities or the environmental condition of the Assets. Except as expressly provided in Section 10.2, Buyer (on behalf of itself, each of the other Buyer Indemnitees, and their respective insurers and successors in interest) hereby releases and discharges and agrees to indemnify, defend, and hold harmless Seller Indemnitees from and against any and all Environmental Liabilities and any and all Losses with respect to any matter or circumstance relating to Environmental Laws, the release of materials into the environment, or protection of the environment or health, EVEN IF SUCH ENVIRONMENTAL LIABILITIES OR LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR OTHER LEGAL FAULT OF SELLER INDEMNITEES EXCEPT FOR FRAUD, FOR WHICH SELLER SHALL REMAIN LIABLE. Except as set forth in Article IV, Buyer acknowledges that Seller has not made and will not make any representation or warranty regarding any matter or circumstance relating to Environmental Laws, the release of materials into the environment, or protection of the environment or health, and that nothing in this Agreement or otherwise shall be construed as such a representation or warranty. Notwithstanding anything to the contrary, this Article III shall not limit Buyer’s rights to seek and obtain indemnification for Losses on the terms set forth in Article X.

Section 3.4           Exclusive Remedies. EXCEPT AS PROVIDED IN THE SPECIAL WARRANTY OR IN THE CASE OF ACTUAL FRAUD, FOR WHICH SELLER SHALL REMAIN LIABLE, BUYER, ON BEHALF OF THEMSELVES AND THE OTHER BUYER INDEMNITEES, RELEASES, REMISES, AND FOREVER DISCHARGES SELLER INDEMNITEES FROM ANY AND ALL LOSSES WHICH BUYER OR ANY BUYER INDEMNITEE MIGHT NOW OR SUBSEQUENTLY HAVE BASED ON, RELATING TO, OR ARISING OUT OF ANY TITLE DEFECT OR ANY DEFECT, IRREGULARITY, LIEN, ENCUMBRANCE, COVENANT, OBLIGATION, OR OTHER ISSUE, MATTER, OR DEFICIENCY AFFECTING TITLE TO ANY PROPERTY.

Article IV
Representations and Warranties of Seller

Section 4.1          Disclaimers.

(a)         EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS Article IV (INCLUDING IN THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN), IN THE CERTIFICATES OF SELLER TO BE DELIVERED AT CLOSING, OR IN THE SPECIAL WARRANTY, WITH RESPECT TO THE PROPERTIES AND THE TRANSACTIONS CONTEMPLATED HEREBY: (i) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, STATUTORY, EXPRESS, OR IMPLIED, AND (ii) BUYER HAS NOT RELIED UPON AND SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE OR COMMUNICATED, ORALLY OR IN WRITING, TO ANY PERSON (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY EMPLOYEE, AGENT, OFFICER, DIRECTOR, MEMBER, MANAGER, EQUITY OWNER, CONSULTANT, REPRESENTATIVE, OR ADVISOR OF SELLER, THE COMPANY, OR ANY OF THEIR AFFILIATES).

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(b)         EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS Article IV (INCLUDING IN THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN), IN THE CERTIFICATES OF SELLER TO BE DELIVERED AT CLOSING, OR IN THE SPECIAL WARRANTY, SELLER EXPRESSLY DISCLAIMS AND BUYER ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS, OR IMPLIED, AS TO (i) TITLE TO ANY OF THE PROPERTIES, (ii) THE CONTENTS, CHARACTER, OR NATURE OF ANY DESCRIPTIVE MEMORANDUM OR ANY REPORT OF ANY ENGINEER OR CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE PROPERTIES, (iii) THE QUANTITY, QUALITY, OR RECOVERABILITY OF HYDROCARBONS OR OTHER SUBSTANCES IN OR FROM THE PROPERTIES, (iv) ANY ESTIMATES OF THE VALUE OF THE PROPERTIES OR FUTURE REVENUES GENERATED BY THE PROPERTIES, (v) THE PRODUCTION OF HYDROCARBONS OR OTHER SUBSTANCES FROM THE PROPERTIES, (vi) ANY ESTIMATES OF OPERATING COSTS AND CAPITAL REQUIREMENTS FOR ANY WELL, OPERATION, OR PROJECT, (vii) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE PROPERTIES, (viii) THE CONTENT, CHARACTER, OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS, OR STATEMENTS PREPARED BY THIRD PARTIES, (ix) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT, TRADEMARK, TRADE DRESS, TRADE SECRET, OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT, (x) THE CALCULATION OF, OR LIABILITY WITH RESPECT TO, ANY TAXES OF THE COMPANY OR THE BUYER OR RELATING TO THE ASSETS, OR THE CORRECTNESS OR PRESENCE OF ANY TAX POSITIONS OR TAX ATTRIBUTES OF THE COMPANY OR RELATING TO THE ASSETS, IN EACH CASE FOR PERIODS OR STRADDLE PERIODS BEGINNING AT OR AFTER THE CLOSING DATE OR (xi) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ANY PERSON IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO; AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS, OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT. IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER, IN PURCHASING THE TARGET INTERESTS, SHALL BE DEEMED TO BE OBTAINING ALL PROPERTY AND EQUIPMENT OWNED BY THE COMPANY IN THEIR PRESENT STATUS, CONDITION, AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(c)         Any representation that is made “to the knowledge of Seller,” “to Seller’s knowledge,” or with other similar qualifier is limited to matters within the Actual Knowledge of Kirk Pogoloff, President and Chief Executive Officer of the Company, without any duty of inquiry. “Actual Knowledge” for purposes of this Agreement means information actually personally known.

(d)         Inclusion of a matter on a Schedule to a representation or warranty which addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect. Matters may be disclosed on a Schedule to this Agreement for purposes of information only. Matters disclosed in each Schedule shall qualify the representation and warranty in which such Schedule is referenced and any other representation and warranty to which the matters disclosed reasonably relate. The fact that any item of information is disclosed in a Schedule to this Agreement shall not constitute an admission that such item is material, that such item has had or would have a Material Adverse Effect, or that the disclosure is required under the terms of this Agreement.

(e)         Subject to the foregoing provisions of this Section 4.1 and the other terms and conditions of this Agreement, each Seller represents and warrants to Buyer, as of the Original Execution Date and the Closing Date, the matters set out in Sections 4.2 through Section 4.23.

Section 4.2          Organization and Qualification. Such Seller, if an entity, is duly organized, validly existing, and in good standing under the laws of the State of Texas and has the power and authority to conduct its business as it is currently being conducted and to own the Target Interests. The Company and each member of the Company Group is duly organized, validly existing, and in good standing under the laws of the State of Texas, has

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the power to conduct its business as it is currently being conducted, and is duly qualified to do business or own the Properties as a foreign limited liability company or corporation where the Properties are located to the extent required by Law, except where the failure to so qualify would not have a Material Adverse Effect.

Section 4.3          Power. Such Seller has the requisite power to enter into and perform this Agreement and each other Transaction Document to be executed by Seller in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby.

Section 4.4          Authorization and Enforceability. The execution, delivery, and performance of this Agreement and each other Transaction Document to be executed by such Seller in connection with the transactions contemplated hereby, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary company action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and all other Transaction Documents required hereunder to be executed and delivered by Seller at Closing will be duly executed and delivered by Seller) and this Agreement constitutes, and at Closing such documents will constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity regardless of whether such enforceability is considered in a Proceeding in equity or at Law (collectively, “Creditors’ Rights”).

Section 4.5          Capitalization.

(a)         The authorized membership interests of the Company consist solely of the Target Interests. All outstanding membership interests of the Company are duly authorized and validly issued. Except for the Target Interests, there are no outstanding (i) membership interests or other voting securities of the Company, (ii) securities of the Company or any other Person convertible into or exchangeable or exercisable for membership interests or other voting securities of, or any other interest in, the Company, and (iii) subscriptions, options, warrants, calls, rights (including preemptive rights), equity appreciation, phantom equity, profit participation, redemption rights, commitments, understandings, or agreements to which the Company is a party or by which it is bound obligating the Company to issue, grant, transfer, convey, assign, deliver, sell, purchase, redeem, or acquire membership interests or other voting securities of, or any other interest in, the Company (or securities convertible into or exchangeable or exercisable for membership interests or other voting securities of, or any other interest in, the Company) or obligating the Company to grant, extend, or enter into any such subscription, option, warrant, call, right, commitment, understanding, or agreement. The Target Interests were issues in compliance with applicable Law.

(b)         No membership interests of the Company have been reserved for issuance or issued in violation of, and none are subject to, any preemptive rights, purchase or call options, drag-along rights, tag-along rights, subscription rights, rights of first refusal, or other similar rights except as set forth in the Organizational Documents of the Company. At Closing, there will be no member agreement, irrevocable proxies, voting trust, or other agreement or understanding relating to the voting of any membership interests of the Company. There are, and there will be as of Closing, no outstanding stock appreciation, phantom stock, profit participation or similar rights which are obligations of the Company. There are no bonds, debentures, notes, or other indebtedness of the Company having the right to vote or consent (or convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which holders of membership interests of the Company may vote.

(c)         Except as set forth on Schedule 4.5(c), the Company does not own any securities or interests in, or have any investments in, any Person, and the Company does not have any Subsidiaries. There are no obligations, contingent or otherwise, of the Company to provide funds to, make any investment in (in the form of a loan, capital contribution, or otherwise), or provide any guarantee with respect to the obligations of, any Person.

Section 4.6          No Conflicts. The execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement, will not (i) violate any provision of the Organizational Documents of the Company or any of its Subsidiaries, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance, or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any promissory note, bond, mortgage, indenture, loan, or similar financing instrument to which the Company is a party, (iii) violate any judgment, order, ruling, or decree applicable to the Company as a party in interest, or (iv) violate any Law applicable to the Company, except any matters

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described in clauses (ii), (iii), or (iv) above which would not have, individually or in the aggregate, a Material Adverse Effect, and in all cases assuming the receipt of all applicable consents required in connection with the consummation of the transactions contemplated by this Agreement.

Section 4.7          Liability for Brokers’ Fees. Except as provided by Section 5.6, no broker, investment banker or other Person is entitled to any brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation in connection with this Agreement or any agreement or the transactions contemplated hereby.

Section 4.8          Bankruptcy. There are no bankruptcy, reorganization, or receivership Proceedings pending, being contemplated by, or, to Seller’s knowledge, threatened in writing against Seller or the Company.

Section 4.9          No Litigation. Except as disclosed on Schedule 4.9, there are no Proceedings pending against any member of the Company Group for which the Company has received written notice from any Governmental Body or arbitrator or, to Seller’s knowledge, threatened in writing against the Company Group or the Properties, in respect of which there is a reasonable possibility of a determination adverse to the Company and which, if determined adversely, would be or would reasonably be expected to have a Material Adverse Effect.

Section 4.10        Compliance with Law. Except as set forth in Schedule 4.10, to the knowledge of Seller:

(a)         all filings and notices relating to the Properties, or the ownership or operation thereof, required to be made by the Company Group with all applicable state and federal agencies have been made by or on behalf of the Company Group;

(b)         Each Member of the Company Group and the operation of the Properties are in compliance with all Laws (other than Environmental Laws, which are addressed in Article III), except for such violations as are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect; and

(c)         The Company Group holds all Governmental Body permits necessary for the operation of its business as currently conducted, other than those for which the failure to hold is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

Section 4.11        Taxes. Except as set forth in Schedule 4.11:

(a)         All Asset Taxes, and all Taxes imposed on or with respect to the Company Group, that have become due and owing have been timely paid. All Tax withholding and deposit requirements imposed by applicable Tax law with respect to any of the Assets or on or with respect to the Company Group (including with respect to amounts owing to any employee, creditor or third party) have been satisfied in all respects.

(b)         All Tax Returns required to be filed with respect to Asset Taxes, and all Tax Returns required to be filed by or with respect to the Company Group, have been timely filed and such Tax Returns are true, correct and complete in all respects.

(c)         There is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Asset Taxes or any Taxes imposed on or with respect to the Company Group.

(d)         There are no administrative or judicial Tax proceedings by any Governmental Body ongoing, pending or threatened in writing with respect to, relating to, or in connection with, any Asset Taxes or Taxes of the Company Group.

(e)         No written claim has been made by Governmental Body in a jurisdiction where Tax Returns with respect to the Assets of the Company Group are not filed that the Assets or any member of the Company Group is or may be subject to taxation by that jurisdiction, and to the Knowledge of Seller, no such claim has been threatened.

(f)          There is no Tax deficiency outstanding, proposed, or assessed against a member of the Company Group or with respect to the Assets.

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(g)         Neither any Seller nor any member of the Company Group has entered into or requested or is bound by (i) any closing agreement under applicable Tax law with respect to Asset Taxes or Taxes of the Company Group, (ii) any private letter ruling, technical advice memorandum or similar ruling or memorandum with any Governmental Body with respect to Asset Taxes or Taxes of the Company Group or (iii) any contract or other agreement or arrangement with any Governmental Body with respect to Asset Taxes or Taxes of the Company Group, in each case that requires any Person to take, or refrain from taking, any material action after the Closing Date.

(h)         There are no liens for Taxes on the Assets, except for Taxes not yet delinquent.

(i)          To the knowledge of Seller, none of the Assets is subject to any Tax partnership agreement or otherwise treated or required to be treated as a partnership, or as held in an arrangement requiring a partnership income Tax Return to be filed, under Section 761 of the Code or the Treasury Regulations thereunder, other than a partnership income Tax Return required to be filed by the Company.

(j)          The Company is, and has since its inception been, properly treated as a partnership for federal Tax purposes within the meaning of Treasury Regulations Sections 301.7701-2 and 301.7701-3. Each member of the Company Group (other than the Company) is, and has since its inception been, properly treated as a disregarded entity for federal Tax purposes within the meaning of Treasury Regulations Sections 301.7701-2 and 301.7701-3.

(k)         None of (i) the goodwill, (ii) going concern value, or (iii) other intangible Assets that would not be amortizable prior to the enactment of Section 197 of the Code was held by any related person (within the meaning of Section 197(f)(9)(C) of the Code) to the Company Group on or before August 10, 1993 or could constitute anti-churning property under Section 197(f)(9)(A) of the Code.

(l)          No member of the Company Group has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). No member of the Company Group is a party to or bound by any Tax sharing, allocation, indemnification or similar agreement (excluding for this purpose any contract or agreement entered into in the ordinary course of business, the primary subject matter of which does not relate to Taxes). No member of the Company Group is liable for Taxes of any other Person as a result of successor liability, transferee liability, joint or several liability (including pursuant to Treasury Regulations Section 1.1502-6 or any corresponding, similar or analogous provision of state, local, or non U.S. Laws) or contractual liability (other than any contract or agreement entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes).

Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in this Section 4.11 are the only representations and warranties of Seller with respect to Taxes.

Section 4.12        Contracts. Schedule 4.12 sets forth the Contracts to which the Company Group is a party or is bound that (i) is material to the business of the Company Group or to the ownership or operation of the Properties, (ii) will be binding upon the Company Group after the Closing Date, (iii) is not terminable, cancellable, or revocable without a penalty upon less than ninety (90) days’ notice, and (iv) is of the type described as follows (“Material Contracts”):

(a)         any Contract for the sale, exchange, or other disposition of Hydrocarbons produced from or attributable to the Properties having a term of not less than one year;

(b)         any Contract evidencing an obligation with respect to indebtedness for borrowed money for which the Company will be responsible after Closing (including any lien associated therewith);

(c)         any Contract (other than confidentiality or similar agreements entered into in the ordinary course of business) that prohibits or materially restricts the Company Group from competing in any jurisdiction, in any business, or with any Person;

(d)         any Contract (other than the Leases) that can reasonably be expected to result in aggregate payments by the Company Group of more than $500,000, net to the Company’s interest, during any fiscal year;

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(e)         any joint-operating agreement, exploration participation agreement, joint-development agreement, area-of-mutual-interest agreement, dedication agreements, farmout agreement, joint-venture agreement; partnership agreement, or similar Contract;

(f)          any seismic or data-licensing agreements;

(g)         any Contract that would require a member of the Company Group to drill additional wells or conduct other additional material development;

(h)         any Contract relating to the acquisition or disposition of any of the Properties;

(i)          any indemnification obligation; and

(j)          any Hedge Contracts.

Section 4.13        Enforceability of Material Contracts. Each of the Material Contracts is valid, binding, and enforceable against the Company and, to the knowledge of Seller, each other party thereto, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Law now or hereinafter in effect relating to Creditors’ Rights generally, general equitable principles, and considerations of public policy. With respect to each Material Contract, there are no defaults or breaches by a member of the Company Group or, to Seller’s knowledge, any other party, that would result in a termination thereof.

Section 4.14        Environmental Matters. Except as disclosed in Schedule 4.14, (i) there are no Proceedings pending, or to the knowledge of Seller or the Company Group, threatened in writing, before any Governmental Body with respect to the Properties alleging material violations of, or material liabilities under, Environmental Laws, or claiming remediation obligations, (ii) neither Seller nor the Company Group has received any notice from any Governmental Body of any alleged or actual material violation or non-compliance with, or material liability under, any Environmental Law or of material non-compliance with the terms or conditions of any environmental permits, arising from, based upon, associated with, or related to the Properties or the ownership or operation thereof by Seller or the Company Group, and (iii) neither Seller nor the Company Group has received written notice from any Person of any release or disposal of any Hazardous Materials concerning the Properties that would reasonably be expected to materially interfere or prevent compliance by Seller or the Company Group, in all material respects, with any Environmental Laws or the terms of any license or permit issued pursuant thereto. This Section 4.14 constitutes Seller’s sole representation and/or warranty regarding the environmental condition of the Assets or the compliance with, or violation of, Environmental Laws regarding the Assets by Seller or the Company.

Section 4.15        Imbalances. Schedule 4.15 sets forth all of the Company Group’s Imbalances and as of the Closing Date arising with respect to the Properties.

Section 4.16        Capital Commitments. Except as set forth on Schedule 4.16, there is no individual outstanding authority for expenditure for any incomplete operation which is binding on the Properties and for which Seller reasonably anticipates that the amount chargeable to the Company after the date hereof will exceed $200,000.

Section 4.17        Financial Statements. Schedule 4.17 sets forth the following financial statements of the Company Group: (i) the reviewed but unaudited consolidated statements of assets, liabilities and members’ capital on an income tax basis, as of December 31, 2020, (ii) the audited consolidated statements of assets, liabilities and members’ capital, on an income tax basis, as of December 31, 2021, the audited consolidated statements of revenues and expenses, on an income tax basis, for the year ended December 31, 2021, the audited consolidated statements of cash flows, on an income tax basis, for the year ended December 31, 2021, and (iii) the unaudited balance sheet, on an income tax basis, as of September 30, 2022, statements of operations, on an income tax basis, for the nine-month period ended September 30, 2022, and statements of cash flows, on an income tax basis, for the nine (9) months ended September 30, 2022 (collectively, the “Financial Statements”). The Financial Statements have been prepared on an income tax accrual basis, applied on a consistent basis throughout the period involved, except for the absence of footnotes and that such balance sheet and statements of operations for the period ended September 30, 2022 are subject to normal recurring year-end adjustments. The Financial Statements are based on the Books and Records of the Company and fairly present, in all material respects, the financial condition and the results of operations, and cash flows of the Company as at the respective dates of and for the periods referred to in such financial statements,

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all in accordance with a basis of accounting the entity uses for federal income tax purposes. Schedule 4.17 also sets forth certain unaudited pro forma financial statements of the Company Group as of December 31, 2021 that reflect certain expected adjustments necessary to revise the Financial Statements as of December 31, 2021 from a tax basis to GAAP (the “Adjusted Financial Statements”). The Adjusted Financial Statements reflect certain expected adjustments to restate as GAAP basis the Financial Statements as of December 31, 2021, as such adjustments have been presented through the date of this Agreement to Marcum LLP, the Company’s present auditor, for such purposes. The Adjusted Financial Statements are unaudited and subject to review and audit by Marcum LLP. Neither the Company nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company Group that the Company Group has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, the board of directors of the Company or any committee thereof other than in the ordinary course with the accounting or auditing firms engaged on behalf of the Company Group.

Section 4.18        Reserved.

Section 4.19        Undisclosed Liabilities. The Company Group does not have any indebtedness, obligations, or other liabilities, whether accrued, absolute, or contingent, of any nature, except those that (i) are accrued or reserved against in the Financial Statements or reflected in the notes thereto, (ii) were incurred in the ordinary course of business since the respective dates of the Financial Statements, (iii) have been or shall be discharged or paid in full prior to the Closing Date, or (iv) would not individually or in the aggregate, have a Material Adverse Effect.

Section 4.20        Employees. Schedule 4.20 sets forth a list of all employees of the Company Group as of the Original Execution Date, along with, for each employee who will be retained by the Company Group following the Closing, information on each employee’s job title, whether the employee is full-time or part-time and exempt or non-exempt (for purposes of overtime classification), and applicable salary and incentive compensation.

Section 4.21        Bank Accounts. Schedule 4.21 lists all bank accounts, safety deposit boxes, and lockboxes (designating each signatory with respect thereto) of the Company Group.

Section 4.22        Officers. Schedule 4.22 lists all officers of the Company and each of its Subsidiaries and all Persons holding any power of attorney on behalf of the Company Group that will remain in effect following the Closing Date unless released prior thereto or requested by Buyer to be released at Closing.

Section 4.23        Investment Intent. Each Seller is acquiring the Unit Consideration and the SPAC Class B Common Stock for its own account, for investment, and not with the intent to make or to offer or resell in connection with a distribution in violation of the Securities Act (and the rules and regulations promulgated thereunder) or a distribution in violation of any other applicable securities Laws.

Section 4.24        Special Warranty. As of the Closing, title to the Properties shall be held by Company Group free and clear of any lawful claims of Third Parties arising by, through, or under Seller or any member of the Company Group, but not otherwise, that cause title to the Properties to fail to qualify as Defensible Title (the “Special Warranty”); provided, however, that the Special Warranty shall not cover or include claims made by, through or under Seller or any member of the Company Group that arise from or relate to any act, omission, event, or circumstance occurring on or after the Closing Date.

Article V
Representation and Warranties of Buyer

Subject to the other terms and conditions of this Agreement, each Buyer represents and warrants to Seller, as of the Execution Date, the matters set out in Section 5.1 through Section 5.25.

Section 5.1          Organization and Qualification. Each Buyer is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

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Section 5.2          Power. Each Buyer has the requisite company power to enter into and perform this Agreement and each other Transaction Document to be executed by such Buyer in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby and thereby.

Section 5.3          Authorization and Enforceability. The execution, delivery, and performance of this Agreement and each other Transaction Document to be executed by such Buyer in connection with the transactions contemplated hereby, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary company action on the part of each Buyer. This Agreement has been duly executed and delivered by each Buyer (and all other Transaction Documents required hereunder to be executed and delivered by such Buyer at Closing will be duly executed and delivered by such Buyer) and this Agreement constitutes, and at Closing such documents will constitute, the valid and binding obligations of each Buyer, enforceable in accordance with their terms subject, as to enforceability, to Creditors’ Rights.

Section 5.4          Capitalization and Valid Issuance.

(a)         As of the date of this Agreement, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which SPAC is authorized to issue is 101,000,000 shares, consisting of (i) 100,000,000 shares of SPAC Common Stock and (ii) 1,000,000 shares of preferred stock. As of the date of this Agreement, all outstanding shares of SPAC Common Stock have been duly authorized and validly issued in accordance with the Organizational Documents of SPAC and are fully paid and nonassessable.

(b)         As of the Closing Date, (i) the total number of shares of SPAC Class A Common Stock which SPAC is authorized to issue will be 100,000,000 shares, and (ii) the total number of shares of SPAC Class B Common Stock which SPAC is authorized to issue will be 20,000,000 shares. As of the Closing Date, all outstanding shares of SPAC Class A Common Stock and SPAC Class B Common Stock have been duly authorized and validly issued in accordance with the Organizational Documents of SPAC and are fully paid and nonassessable.

(c)         As of the Closing Date, (i) the total number of units of OpCo Class A Units which OpCo is authorized to issue is 100,000,000 units, (ii) the total number of units of OpCo Class B Units which OpCo is authorized to issue is 20,000,000 units, and (iii) the total number of units of OpCo Preferred Units which OpCo is authorized to issue is 2,000,000 units.

(d)         Except for OpCo and SPAC Subsidiary, SPAC does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

(e)         SPAC owns the OpCo Interests. The OpCo Interests have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by SPAC free and clear of all Liens, other than transfer restrictions under applicable securities Laws and OpCo’s Organizational Documents.

(f)          The OpCo Class B Units and the OpCo Preferred Units contemplated hereunder will be duly authorized by OpCo pursuant to its Organizational Documents, the A&R OpCo LLC Agreement and, when issued and delivered by OpCo to Seller against payment therefor in accordance with the terms of this Agreement and the terms of the OpCo Class B Units and the OpCo Preferred Units, will be validly issued, fully paid and non-assessable and will be free of preemptive rights or any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance (collectively, “Liens”) and restrictions on transfer, other than (i) restrictions on transfer under the A&R OpCo LLC Agreement, this Agreement and under applicable state and federal securities laws and (ii) such Liens as are created by Seller or its affiliates.

Section 5.5          No Conflicts. The execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement, including the issuance of the OpCo Class A Units, the OpCo Class B Units and the OpCo Preferred Units, will not (i) violate any provision of the Organizational Documents of each Buyer, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any Lien, or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of
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Contract to which each Buyer is a party, (iii) violate any judgment, order, ruling, or decree applicable to each Buyer, or (iv) violate any Law applicable to each Buyer.

Section 5.6          Liability for Brokers’ Fees. No broker, investment banker or other Person is entitled to any brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation from Seller in connection with this Agreement or any agreement or the transactions contemplated hereby except for Anderson King who is entitled to a success fee from Seller. Alexandria VMA Capital, LLC and Dante Caravaggio are entitled to a referral fee as a form of compensation from Buyer in connection with this Agreement. Seller and each Buyer shall be obligated for their own broker or investment banker fees. Anderson King, Alexandria VMA Capital, LLC and Dante Caravaggio shall not be considered or deemed third-party beneficiaries of this Agreement for any purpose.

Section 5.7          Bankruptcy. There are no bankruptcy, reorganization, or receivership Proceedings pending, being contemplated by, or, to each Buyer’s knowledge, threatened in writing against any Buyer.

Section 5.8          Consents. No consent, approval, or authorization of any Person is required for or in connection with the execution of this Agreement by each Buyer or the consummation of the transactions contemplated hereby.

Section 5.9          No Litigation. There are no Proceedings pending against each Buyer or, to each Buyer’s knowledge, threatened in writing against such Buyer, which could reasonably be expected to have the effect of restricting, delaying, or prohibiting such Buyer’s ability to perform its obligations under this Agreement or the consummation of the transactions contemplated under this Agreement.

Section 5.10        Financing. Buyer has delivered to Sellers true and complete copies of (i) a debt commitment letter, dated the date hereof (including (i) all exhibits, schedules, and annexes thereto and as amended from time to time after the date hereof, the “Debt Commitment Letter” and the commitments under the Debt Commitment Letter, the “Debt Financing Commitments), addressed to Buyer, pursuant to which the Debt Financing Sources party thereto have committed to lend to Buyer, on the terms and subject to the conditions set forth therein, the amounts set forth therein (the “Debt Financing”). As of the date hereof, the Debt Commitment Letter is in full force and effect and has not been withdrawn or rescinded in any respect. As of the date hereof, there are no side letters or other written agreements to which Buyer is a party related to the funding or investing, as applicable, of the Debt Financing that impose additional conditions or expand any existing conditions to the receipt of the Debt Financing or the aggregate amount thereof to be funded on the Closing Date other than as expressly set forth in the Debt Financing Commitment. Buyer has fully paid, or caused to be fully paid, any and all commitment fees or other fees required by the Debt Financing Commitment to be paid on or prior to the date of this Agreement. As of the date hereof, the Debt Financing Commitment are the legal, valid, binding and enforceable obligations of Buyer, as the case may be, and each of the other parties thereto, in each case, as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity). As of the date hereof and assuming the satisfaction of the conditions set forth in Article VII, no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to constitute a material default or breach on the part of Buyer or, to the Knowledge of Buyer, any other party under, or a basis for termination by any party thereto of, any of the Debt Financing Commitments that would reasonably be expected to prevent, materially delay or materially impede the Closing. As of the date hereof and assuming the satisfaction of the conditions set forth in Article VII, Buyer reasonably believes that it will be able to satisfy on a timely basis each of the conditions precedent to the funding of the Debt Financing to be satisfied by and within the control of Buyer contained in the Debt Commitment Letter.

Section 5.11        Funding. Buyer will have sufficient cash, available lines of credit, or other sources of immediately available funds to enable it to pay the Cash Consideration to Seller at Closing.

Section 5.12        SEC Documents.

(a)         SPAC has made available to Seller (via the EDGAR system) a true and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by SPAC with the SEC since its initial registration of the SPAC’s units (the “SPAC SEC Documents”). Each of the SPAC SEC Documents has been timely filed and, as of their respective dates, each of the SPAC SEC Documents, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act or the

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Exchange Act or any other applicable Law, as the case may be, in each case, to the extent applicable to such SPAC SEC Documents, and none of the SPAC SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. SPAC has timely filed each report, statement, schedule, prospectus, and registration statement that SPAC was required to file with the SEC since its inception. SPAC has made available (including via the EDGAR system) to Seller all material correspondence between the SEC on the one hand, and SPAC or any of its subsidiaries, on the other hand, since the initial registration of the SPAC’s units. There are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SPAC SEC Documents. None of the SPAC SEC Documents is the subject of ongoing SEC review or outstanding SEC comment and neither the SEC nor any other Governmental Body is conducting any investigation or review of any SPAC SEC Document.

(b)         The financial statements of SPAC included in the SPAC SEC Documents complied, and in the case of financial statements filed following the Execution Date will comply, as to form in all material respects with Regulation S-X of the SEC, were prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, and in the case of financial statements filed following the Execution Date will fairly present, in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of SPAC as of their respective dates and the results of operations and the cash flows of SPAC for the periods presented therein.

(c)         SPAC makes and keeps books, records and accounts and has devised and maintains a system of internal controls, in each case, as required pursuant to Section 13(b)(2) under the Exchange Act. SPAC has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NYSE American LLC (“NYSE American”). Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by SPAC in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

Section 5.13        Certain Contracts and Arrangements. The lists of exhibits contained in the SPAC SEC Documents sets forth a true and complete list, as of the date of this Agreement, of (a) each agreement to which each Buyer is a party (other than this Agreement) that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the SEC if such a registration statement was filed by such Buyer on the date of this Agreement; (b) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any material portion of each Buyer’s business on a consolidated basis is conducted; (c) any contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of such Buyer and its subsidiaries and (d) any contract that includes any Affiliate of each Buyer (other than a subsidiary of such Buyer) as a counterparty (collectively, the “Buyer Contracts”). No Buyer is in breach or default under any Buyer Contract nor, to such Buyer’s knowledge as of the date of this Agreement, is any other party to any such Buyer Contract in breach or default thereunder.

Section 5.14        Board Approval; Vote Required. The board of directors of SPAC (the “SPAC Board”) has declared the advisability of the transactions contemplated by this Agreement in accordance with applicable Law and as required by SPAC’s Organizational Documents and has determined to recommend that holders of SPAC Common Stock vote in favor of the transactions contemplated by this Agreement and not accept the Redemption Offer.  The affirmative vote of the holders of a majority of the shares of SPAC Common Stock that are voted at the Special Meeting with respect to the approval and adoption of this Agreement and the transactions contemplated hereby is the only vote of holders of any class or series of SPAC’s capital stock necessary to approve the transactions contemplated by this Agreement (the vote of the holders of SPAC’s capital stock referred to above in this Section 5.14, the “SPAC Stockholder Approval”).

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Section 5.15        OpCo Approval. SPAC, in its capacity as the sole member of OpCo, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of OpCo and (ii) approved this Agreement and the Transactions. The only vote of the holders of any class or series of equity interests of OpCo necessary to approve this Agreement and the Transactions is the consent of the sole member of OpCo.

Section 5.16        SPAC Subsidiary Approval. SPAC, in its capacity as the sole member of OpCo, which is the sole shareholder of SPAC Subsidiary, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of SPAC Subsidiary and (ii) approved this Agreement and the Transactions. The only vote of the holders of any class or series of equity interests of SPAC Subsidiary necessary to approve this Agreement and the Transactions is the consent of OpCo.

Section 5.17        Listing. The issued and outstanding shares of SPAC Common Stock are registered pursuant to Section 12(b) of the Exchange Act and, as of the date of this Agreement, are listed for trading on the NYSE American under the symbol “HNRA”. There is no proceeding pending or, to SPAC’s knowledge, threatened against SPAC by the NYSE American or the SEC with respect to any intention by such entity to deregister the SPAC Common Stock or prohibit or terminate the listing of SPAC Common Stock on the NYSE American. SPAC has taken no action that is designed to terminate the registration of SPAC Common Stock under the Exchange Act. As of the Closing and prior to the Closing, the SPAC Common Stock shall be listed for trading on the NYSE American. Immediately prior to the Closing, the SPAC Class A Common Stock issuable upon the exercise of the OpCo Holder Redemption Right shall be approved for listing on the NYSE American, subject to official notice of issuance thereof.

Section 5.18        No Prior Operations of OpCo. OpCo was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement or in furtherance or anticipation of the Transactions.

Section 5.19        Trust Account. As of August 14, 2023, SPAC had approximately $48,433,053 in the Trust Account and held in trust by the Trustee pursuant to the Trust Agreement.

Section 5.20        Employees. Other than any officers as described in the SPAC SEC Documents, SPAC and OpCo do not have (and have never had) any employees on their payroll, and have not retained any contractors, other than consultants and advisors in the ordinary course of business that are independent contractors. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any officer or director. SPAC and OpCo have never and do not currently maintain, sponsor, or contribute to or have any liability (contingent or otherwise) with respect to any Employee Benefit Plan.

Section 5.21        Absence of Certain Changes or Events.

(a)         Since December 31, 2021, there has not been any event, change, effect or development that, individually or in the aggregate, had a Material Adverse Effect on any Buyer.

(b)         From December 31, 2021, each Buyer and its subsidiaries have conducted their business in the ordinary course of business in all material respects.

Section 5.22        Information Supplied. None of the information supplied or to be supplied by Buyer or its representatives for inclusion or incorporation by reference in the Proxy Statement to be sent to the stockholders of SPAC relating to the SPAC Stockholder Approval, will, at the date mailed to the stockholders of SPAC or at the time of the meeting of such stockholders to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

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Section 5.23        Letter Agreement. That certain letter agreement, dated as of February 10, 2022, by and among SPAC and each insider a party thereto including, without limitation, HNRAC Sponsors LLC is in full force and effect on the Execution Date, and will be in full force and effect as of the Closing Date.

Section 5.24        Independent Investigation. Buyer is experienced and knowledgeable in the oil-and-gas business and aware of the risks of that business. Buyer acknowledges and affirms that (a) in making the decision to enter into this Agreement, it has completed and relied solely upon its own independent investigation, verification, analysis, and evaluation of the Properties and of the Company as a business, (b) by Closing, it will have made all such reviews and inspections of the Properties and of the Company as it has deemed necessary or appropriate in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, and (c) except for the express representations, warranties, covenants, and remedies provided in this Agreement, it is acquiring the Properties and the Target Interests on an as-is, where-is basis with all faults, and has not relied upon any other representations, warranties, covenants, or statements of Seller in entering into this Agreement.

Section 5.25        Investment Intent. Buyer is acquiring the Target Interests for its own account, for investment, and not with the intent to make or to offer or resell in connection with a distribution in violation of the Securities Act (and the rules and regulations promulgated thereunder) or a distribution in violation of any other applicable securities Laws.

Article VI
Covenants of the Parties

Section 6.1          Access. Beginning on the Execution Date and continuing until the Closing Date, Seller will give Buyer and its representatives access to the records of the Company Group in Seller’s possession or control as requested by Buyer, including the right to make copies thereof at Buyer’s expense, for the sole purpose of conducting an investigation of the Target Interests. To the extent access to such records is granted at the offices of Seller or any member of the Company Group, such access by Buyer and its representatives shall be limited to normal business hours, and any weekends and after hours requested by Buyer that can be reasonably accommodated, and Buyer’s and its representatives’ investigation shall be conducted in a manner that minimizes interference with the business operations of Seller and the Company Group; provided that the foregoing shall not limit Buyer’s additional diligence rights under Article III. All information obtained by and access granted to Buyer and its agents, employees, and representatives under this Section 6.1 shall be subject to the terms of Section 6.6 and the terms of the Confidentiality Agreement.

Section 6.2          Government Reviews. Each Party shall in a timely manner (i) make all required filings, if any (including filings required under the HSR Act which shall be filed no later than ten (10) days after the execution of the Agreement), with and prepare applications to and conduct negotiations with each Governmental Body as to which such filings, applications, or negotiations are necessary or appropriate for such Party to consummate the transactions contemplated hereby as soon as practicable, and (ii) provide such information as the other Party may reasonably request to make such filings, prepare such applications, and conduct such negotiations. Each Party shall cooperate with and use all commercially reasonable efforts to assist the other with respect to such filings, applications, and negotiations. Buyer shall bear the cost of all filing or application fees payable to any Governmental Body with respect to the transactions contemplated by this Agreement.

Section 6.3          Notification of Breaches.

(a)         Until Closing:

(1)    Buyer shall notify Seller promptly after Buyer obtains Actual Knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect; and

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(2)    Seller shall notify Buyer promptly after Seller obtains Actual Knowledge that any representation or warranty of Buyer contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Buyer prior to or on the Closing Date has not been so performed or observed in any material respect.

(b)         If at any time after the Original Execution Date and prior to the Closing Date, Buyer determines in good faith that the Minimum Cash Amount condition set forth in Section 7.1(e) will not be satisfied (i.e., Buyer will not be able to raise Cash Facilities in an amount sufficient to fund, at Closing at least $33,000,000), Buyer shall promptly notify Seller in writing of such determination.

Section 6.4          Operation of the Company’s Business.

(a)         Except for operations that are necessary to prevent forfeiture of any Property, and except as set forth on Schedule 6.4, as expressly contemplated by the other provisions of this Agreement or as otherwise consented to in writing by Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed, until Closing, Seller:

(1)    will cause the Company Operated Properties to be operated in the ordinary course of business consistent with recent past practices;

(2)    will not permit the Company Group to commit to any single field operation reasonably anticipated by Seller to require future capital expenditures by the owner of the Properties in excess of $400,000 or make any capital expenditures for any single field operation related to the Properties in excess of $400,000, in each case net to the Company Group’s interest;

(3)    will not permit any member of the Company Group to terminate, materially amend, execute, or extend any Material Contracts;

(4)    will cause the Company Group to maintain their current insurance coverage on the Properties, if any, presently furnished by unaffiliated Third Parties in the amounts and of the types presently in force;

(5)    will cause the Company Group to use commercially reasonable efforts to maintain in full force and effect all Leases currently held by production in paying quantities, provided that the foregoing shall not require Seller to cause the Company Group to undertake any drilling, reworking, recompletion, or other operations to restore production of a Well that ceases production in paying quantities;

(6)    will cause the Company Group to maintain all material existing federal, state, and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges, and applications therefor necessary for the Company’s ownership or operation of the Company Operated Properties as currently owned and operated;

(7)    will not permit the Company Group to transfer, farmout, sell, hypothecate, encumber, or otherwise dispose of any Properties or property except for sales and dispositions of Hydrocarbon production and surplus, inventoried, damaged, or obsolete equipment made in the ordinary course of business consistent with recent past practices;

(8)    will not cause or permit the Company Group to make any changes in any method of accounting or accounting practice or policy other than as required by applicable Law or GAAP that become effective after the Execution Date; or

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(9)    will not cause or permit the Company Group to modify, extend or enter into new Hedge Contracts;

(10)  will not permit the Company Group to commit to do any act prohibited by the foregoing clauses (1) through (9).

(b)         With respect to any action restricted by this Section 6.4, Buyer’s approval shall be considered granted within five (5) days of Seller’s notice to Buyer requesting such consent unless Buyer notifies Seller to the contrary in writing during that period. Notwithstanding the foregoing, in the event of an emergency or a serious risk to life, property, or the environment, Seller may cause the Company Group to take or consent to such action as a prudent operator or non-operator, as the case may be, would take and without obtaining Buyer’s prior consent; provided Seller shall notify Buyer of such action promptly thereafter. However, except for emergency action that must be taken in the face of serious risk to life, property, or the environment, Seller has no obligation to cause the Company Group to undertake any actions with respect to the Properties that are not required in the course of the normal operation of the Properties consistent with recent past practices.

(c)         Notwithstanding anything to the contrary in this Agreement, Seller shall have no liability to Buyer for the incorrect payment by the Company Group of delay rentals, royalties, overriding royalties, shut-in payments, or similar payments made during the period between the date hereof and the Closing Date or for failure by the Company Group to make such payments through mistake or oversight (including due to Seller’s negligence or other fault), except to the extent such incorrect payment is inconsistent with past practices.

(d)         Buyer acknowledges that the Company Group may own fractional undivided interests in certain of the Properties and Buyer agrees that the acts or omissions of the other working interest owners, partners, or any operator who is not an Affiliate of Seller shall not constitute a violation of the provisions of this Section 6.4, nor shall any action required by a vote of working interest owners or partners constitute such a violation so long as Seller has caused the Company Group to vote its interest in a manner consistent with the provisions of this Section 6.4.

Section 6.5          Operation of the Buyer’s Business.

(a)         Except as expressly contemplated by the other provisions of this Agreement or as otherwise consented to in writing by Seller, which consent shall not be unreasonably withheld, conditioned, or delayed, until Closing, Buyer:

(1)    agrees to operate the Buyer’s business in the ordinary course of business consistent with recent past practices; and

(2)    unless required by the SEC, NYSE American or applicable Law, shall not (i) amend or propose to amend (A) the Organizational Documents of SPAC or (B) the Trust Agreement or any other agreement related to the Trust Account, (ii) offer, issue, sell, grant or deliver, or authorize or propose to offer, issue, sell, grant or deliver any Interest in SPAC or any of its subsidiaries, other than issuances of equity or debt securities in connection with (A) a Cash Facility, (B) the exercise of the SPAC’s outstanding warrants as of the Execution Date, or (C) issuances of equity or debt necessary to fund working capital, or other amounts required to be paid into the Trust Account to extend the period the SPAC can enter into an initial business combination, (iii) (A) effect a split, combine or reclassify any Interests in SPAC or any of its subsidiaries, (B) declare, set aside or pay any dividends on, or make any other distribution in respect of, any outstanding Interests in SPAC or any of its subsidiaries, (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Interests in SPAC or any of its subsidiaries, other than in connection with the Redemption Offer or (D) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Buyer or any of its subsidiaries, (iv) create, incur, guarantee or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person, in each case, other than in connection with (A) a Cash Facility or

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(B) issuances of equity or debt necessary to fund working capital, or other amounts required to be paid into the Trust Account to extend the period the SPAC can enter into an initial business combination, (v) (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any other Person or division of a business organization, (B) form any joint venture or similar arrangement or exercise any rights under any existing joint venture or similar agreement or (C) make any loans, advances or capital contributions to, or investments in, any Person or (vi) agree or commit to do any of the foregoing.

(b)         With respect to any action restricted by this Section 6.5, Seller’s approval shall be considered granted within five (5) days of Buyer’s notice to Seller requesting such consent unless Seller notifies Buyer to the contrary in writing during that period.

Section 6.6          Indemnity Regarding Access. Buyer, on behalf of itself and Buyer Indemnitees, hereby releases and agrees to indemnify, defend, and hold harmless Seller Indemnitees and the other owners of interests in the Leases, Lands, Units, and Wells from and against any and all Losses, including claims, liabilities, losses, costs, and expenses attributable to personal injuries, illness, death, or property damage, arising out of or relating to any and all access by Buyer Indemnitees to the offices of the Company Group, the Properties, and the records of the Company Group (or other related information), and arising out of or relating to any related activities of Buyer Indemnitees prior to Closing, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY SELLER INDEMNITEE OR OTHER PERSON INDEMNIFIED UNDER THIS Section 6.6, EXCLUDING, HOWEVER, ANY LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

Section 6.7          Post-Closing Preferential Rights. Should a Third Party fail to exercise its preferential right to purchase as to any portion of the Properties prior to Closing but the time for exercise or waiver has not then yet expired, subject to the remaining provisions of this Section 6.7, such Properties shall not be assigned to a Seller-designated Affiliate but shall remain vested in the Company, and such preferential right to purchase shall be a Permitted Encumbrance hereunder. In such event, if one or more of the holders of any such preferential right to purchase, after Closing, asserts its preferential purchase right, Buyer shall satisfy or cause to be satisfied all such preferential purchaser right obligations to such holders and shall indemnify and hold harmless Seller Indemnitees from and against any and all Losses in connection therewith, and Buyer or its Affiliates shall be entitled to receive all proceeds received from such holders in connection with such preferential rights to purchase.

Section 6.8          Further Assurances. After Closing, Seller and Buyer each agree to take such further actions and to execute, acknowledge, and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Agreement or of any other Transaction Document delivered pursuant to this Agreement.

Section 6.9          Amendment to Schedules. Seller agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller will have the continuing right until the Closing Date to provide Buyer with amendments to the Schedules referenced in connection with Seller’s representations and warranties contained in this Agreement. However, for all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Section 7.2 have been fulfilled, the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Original Execution Date and shall be deemed to exclude all information contained in any addition, supplement, or amendment thereto. Notwithstanding the foregoing, if Buyer elects to consummate Closing, Buyer shall be deemed to have waived any claims or rights related to any matter set forth in any such amendments to the Schedules pursuant to this Section 6.9 to the extent such matter gave rise to a right of Buyer to terminate this Agreement under Section 9.1(f).

Section 6.10        Personnel Indemnity.

(a)         Each Person that prior to Closing served as a director or officer of any member of the Company Group (collectively, with such person’s heirs, executors, or administrators, the “Indemnified Personnel”) is entitled to indemnification, expense reimbursement, and exculpation to the extent provided for in the Organizational Documents of the Company in effect as of the Execution Date, and no amendment or modification thereto shall affect

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in an adverse manner any Indemnified Personnel’s rights, or the Company’s obligations, as applicable, with respect to Losses arising from facts or events that occurred on or before Closing without such person’s consent for a period of six years after Closing.

(b)         On or before the Closing, the Company may purchase tail coverage, at Buyer’s expense, to extend to the Company’s existing directors’ and officers’ insurance in effect immediately prior to the Closing for a period of three (3) years following the Closing Date; provided, however, in the event tail coverage can be obtained for an additional three (3) years for a total of six (6) years for an additional premium cost of $50,000 or less, Buyer shall purchase a total of six (6) years of Tail Insurance (such tail policy, “Tail Insurance”). Buyer shall cause the Company to maintain in effect such Tail Insurance after the Closing Date. The obligations of Buyer and the Company under this Section 6.10 shall not be terminated or modified in such a manner as to adversely affect any person to whom this Section 6.10 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 6.10 applies shall be third-party beneficiaries of this Section 6.10, each of whom may enforce the provisions of this Section 6.10).

(c)         Buyer agrees that for a period of six years after the Closing, all rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Closing Date and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Personnel shall not be amended, repealed or otherwise modified in any manner that is adverse to any Indemnified Personnel, unless such affected Indemnified Personnel consents thereto in writing. In the event that any member of the Company Group or any of its respective successors or assigns consolidates or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger, or otherwise transfers all or substantially all of its properties and assets to any Person, the Buyer and the Company shall ensure that such Person assumes the obligations set forth in this Section.

Section 6.11        Insurance.

(a)         Other than as set forth in Section 6.10, Buyer shall be solely responsible for obtaining and maintaining, or causing the Company to obtain and maintain, in its sole discretion, insurance related to the business of the Company and the Properties for events or occurrences from and after Closing. Buyer acknowledges that all insurance arrangements maintained by Seller and its Affiliates (other than the Company) for the benefit of the Company, if any, will only be terminated as of Closing in the sole discretion of Buyer and, if cancelled, further Losses may not be covered under any such insurance arrangements; provided that to the extent permitted under the terms of the insurance policies in force prior to Closing, Seller shall use commercially reasonable efforts to assign, transfer, and set over to Buyer or subrogate Buyer to all of Seller’s right, title and interest (if any) in any insurance claims with respect to matters arising after the Closing Date and which remain outstanding as of Closing and any insurance claims that may have arisen prior to the Closing Date for which Buyer has assumed any liability, obligation, responsibility or for which Buyer indemnified Seller. Insurance policies maintained by the Company or otherwise maintained by Seller and its Affiliates (other than Company), expiration dates and annual premiums are set forth and described in Schedule 6.11.

Section 6.12        Liability for Employee Matters. Buyer shall be solely responsible for obligations and liabilities related to employment matters arising from and after the Closing Date.

Section 6.13        Tax Matters.

(a)         Tax Allocation.

(1)    Seller shall be allocated all Asset Taxes for any taxable period or portion thereof ending on or prior to the Closing Date, including the portion of any Straddle Period ending on or prior to the Closing Date (a “Pre-Closing Date Tax Period”), and Buyer shall be allocated all Asset Taxes for any Tax Period other than a Pre-Closing Date Tax Period (including the portion of any Straddle Period beginning after the Closing Date). For purposes of determining the Tax allocations described in the preceding sentence, (i) Asset Taxes that are attributable to severance or production (other than such Asset Taxes described in clause (iii)) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are based upon or related to sales or receipts or imposed

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on a transactional basis (other than such Asset Taxes described in clause (i) or (iii)) shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the Pre-Closing Date Tax Period and the portion of such Straddle Period beginning after the Closing Date by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur in the Pre-Closing Date Tax Period, on the one hand, and the number of days in such Straddle Period that occur after the Closing Date, on the other hand.

(2)    Except as provided in Section 6.13(a)(1) with respect to Asset Taxes, Seller shall be allocated all Taxes of the Company for any Pre-Closing Date Tax Period, and Buyer shall be allocated all Taxes of the Company for any Tax period other than a Pre-Closing Date Tax Period (including the portion of any Straddle Period beginning after the Closing Date). For purposes of determining the Tax allocations described in the preceding sentence, any Taxes (other than Asset Taxes) imposed on the Company shall be allocated using a “closing of the books” methodology as of the Closing Date.

(3)    Buyer shall be solely responsible for the timely payment of and shall bear all sales, use, documentary stamp, gross receipts, registration, transfer, conveyance, excise, recording, license, stock transfer stamps, and other similar Taxes and fees arising out of or in connection with or attributable to the transactions consummated under this Agreement (collectively, “Transfer Taxes”). Buyer shall or shall cause the Company to file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes as required by applicable Law and, if required by applicable Law, Seller will join in the execution of any such Tax Returns or other documentation. For the avoidance of doubt, Transfer Taxes shall exclude any Income Taxes that become due and owing by the Company or Sellers as a result of the transactions consummated under this Agreement.

(b)         Tax Returns.

(1)    Seller shall or shall cause the Company to (i) prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by the Company that are required to be filed on or before the Closing Date, and (ii) timely pay or cause to be paid all Taxes due with respect to such Tax Returns. Any such Tax Return prepared and filed or caused to be prepared and filed shall be prepared in accordance with past practice (to the extent permitted by applicable Law).

(2)    Buyer shall or shall cause the Company to (i) prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by the Company that are required to be filed after the Closing Date and (ii) timely pay or cause to be paid all Taxes due with respect to such Tax Returns. Each such Tax Return shall be prepared in accordance with past practice (to the extent permitted by applicable Law).

(c)         Tax Audits.

(1)    Each of Buyer, on the one hand, and Seller, on the other hand, shall notify Seller or Buyer, as the case may be, in writing within five (5) days of receipt by the first Party of written notice of any pending or threatened audits, adjustments, claims, examinations, assessments, or other proceedings which relate to Asset Taxes or Taxes of the Company for any Pre-Closing Date Tax Period (each, a “Tax Audit”). If such Tax Audit only relates to any Asset Taxes or Taxes of the Company for any Tax period ending on or prior to the Closing Date, Seller shall, at its expense, control the defense and settlement of such Tax Audit; provided that Seller

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shall (i) keep Buyer reasonably informed of the progress of such Tax Audit, (ii) permit Buyer (and Buyer’s counsel) to reasonably participate in such Tax Audit, including in meetings with the applicable Governmental Body, and (iii) not enter into any settlement of, or otherwise compromise or concede any portion of, any such Tax Audit without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned, or delayed). Buyer shall control any other Tax Audit not controlled by Seller; provided that Buyer and its Affiliates shall (x) keep Seller reasonably informed of the progress of such Tax Audit, (y) permit Seller (and Seller’s counsel) to reasonably participate in such Tax Audit, including in meetings with the applicable Governmental Body, and (z) not settle or enter into any compromise or concession with respect to any such Tax Audit without Seller’s consent (which consent shall not be unreasonably withheld, conditioned, or delayed).

(2)    With respect to any taxable year for which the Company did not elect the application of Section 6221(b) of the Code (and any corresponding, similar or analogous provision of state, local or non-U.S. Law), upon written request from Buyer, the Sellers will make, or cause to be made, an election under Section 6226 of the Code (and any corresponding, similar or analogous provision of state, local or non-U.S. Law) with respect to the Company for any Pre-Closing Date Tax Period.

(d)         Limitation on Actions Impacting Pre-Closing Date Tax Periods. Except as required under applicable Tax law, without the prior written consent of Seller (which shall not be unreasonably conditioned, withheld or delayed), Buyer shall not (i) extend or waive the applicable statute of limitations with respect to Asset Taxes or Taxes of the Company for a Pre-Closing Date Tax Period; (ii) file any ruling or request with any taxing authority with respect to Asset Taxes or Taxes of the Company for a Pre-Closing Date Tax Period; (iii) enter into any voluntary disclosure with any taxing authority with respect to Asset Taxes or Taxes of the Company for a Pre-Closing Date Tax Period; (iv) amend any Tax Return with respect to Asset Taxes or Taxes of the Company for a Pre-Closing Date Tax Period or (v) make, change or revoke any Tax election that relates Asset Taxes or Taxes of the Company for a Pre-Closing Date Tax Period, in each case, if such action would reasonably be expected to result in additional Taxes for which Seller is responsible under this Agreement.

(e)         Tax Refunds. Seller shall be entitled to any and all refunds of Asset Taxes and Taxes of the Company allocated to Seller pursuant to Section 6.13(a), and Buyer shall be entitled to any and all refunds of Asset Taxes and Taxes of the Company allocated to Buyer pursuant to Section 6.13(a); provided, however, that neither Party shall be entitled to any refund of Asset Taxes or Taxes of the Company allocated to it pursuant to Section 6.13(a) if such Party did not pay or otherwise economically bear such Taxes. If a Party or its Affiliates receives a refund of Taxes to which the other Party is entitled pursuant to this Agreement, such recipient Party shall forward to the entitled Party the amount of such refund within fifteen (15) days after such refund is received, net of any Taxes and reasonable costs or expenses incurred by such recipient Party in procuring such refund.

(f)          Cooperation. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of any Tax Returns described in Section 6.13(b) and any Tax Audit.

(g)         Tax Treatment and Allocation.

              (i)          For U.S. federal income tax purposes (and applicable state and local Tax purposes), the Parties agree to treat the transactions described in this Agreement as follows (clauses (A)-(C) collectively, the “Intended Tax Treatment”):

             (A)        The SPAC Contribution shall be treated as a contribution of property to OpCo (a newly formed partnership that is not a continuation of Company) under Section 721(a) of the Code;

              (B)         The purchase of 1% of the Target Interests by SPAC Subsidiary which is described in Section 2.1(c)(i) shall be treated as a taxable sale of a partnership interest;

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              (C)         The acquisition of 99% of the Target Interests by OpCo which is described Section 2.1(c)(ii) shall be treated (I) in part, as a nontaxable contribution of such Target Interests by Seller to OpCo pursuant to Section 721(a) of the Code in exchange for the Unit Consideration, and (II) in part, as a taxable sale of such Target Interests by Seller to OpCo (the portion described in this clause (II), together with the purchase described in Section 6.13(g)(i)(B) above, the “Taxable Sale Component”) in a transaction governed by Sections 707(a)(2)(B) and 1001 of the Code; provided, however, that, notwithstanding anything to the contrary in this Section 6.13(g)(i), (x) any payment of the Cash Consideration by OpCo to Seller (1) allocable to the proceeds of the Debt Financing shall be treated as a nontaxable debt-financed distribution in accordance with Section 731(a) of the Code and Treasury Regulations Section 1.707-5(b) to the extent that the Cash Consideration received by Seller does not exceed its allocable share of the Debt Financing, as determined in accordance with Section 752 of the Code and the Treasury Regulations promulgated thereunder, and (2) shall be treated as a reimbursement of the preformation capital expenditures of Seller within the meaning of, and to the maximum extent permissible under, Treasury Regulations Section 1.707-4(d), (y) the proceeds of the Debt Financing shall be allocated to any distribution of the Cash Consideration by OpCo to Seller in accordance with Treasury Regulations Section 1.163-8T and (z) each of the Seller Class B Shares and the right to request redemption of OpCo Units contemplated by the OpCo A&R LLC Agreement shall be treated as having a fair market value equal to zero dollars ($0) at the time of the Combination Transaction (and if any value is ascribed to such shares or redemption right, the receipt thereof shall be treated as a reimbursement of the preformation capital expenditures of Seller within the meaning of, and to the maximum extent permissible under, Treasury Regulations Section 1.707-4(d)).

Each Party agrees (x) it shall, and shall cause each of its Affiliates, to report, act, and file all Tax Returns in all respects and for all purposes consistent with the Intended Tax Treatment, and (y) it will not, and will not permit any of its Affiliates to, take any position for Tax purposes (whether on any Tax Return, in any Tax Audit or otherwise) that is inconsistent with the Intended Tax Treatment, unless required to do so by a “determination” within the meaning of Section 1313(a) of the Code (or any corresponding or similar provision of applicable state or local Tax Law).

              (ii)         The parties shall cooperate in causing an election to be made under Section 743(b) of the Code with respect to acquisition of the Target Interests. Buyer shall prepare an allocation of the portion of the Cash Consideration and other amounts treated for U.S. federal income tax purposes as taxable consideration received pursuant to the Taxable Sale Component (as determined for U.S. federal Income Tax purposes) among the assets of the Company in accordance with Section 755 of the Code and the Treasury regulations promulgated thereunder and, to the extent permitted by applicable Law, in a manner consistent with the Allocated Values (the “Allocation”) no later than sixty (60) days after the Closing Date. Seller shall notify Buyer in writing within fifteen (15) days of receipt of the Allocation of any comments or objections to the Allocation. If Seller does not deliver any written notice of objection to the Allocation within such fifteen (15) day period, Seller shall be deemed to have agreed to the Allocation, and the Allocation shall be final, conclusive, and binding on the Parties. If Seller timely delivers a written notice of objection, the Parties will negotiate in good faith for a period of twenty (20) days to resolve such dispute. If, during such period, the Parties resolve their differences in writing as to any disputed amount, such resolution shall be deemed final and binding with respect to such amount for the purpose of determining that component of the Allocation. To the extent the Parties reach or are deemed to reach agreement on components of the Allocation pursuant to the foregoing provisions of this Section 6.13(g)(ii), the Parties shall, and shall cause their Affiliates to, report consistently with the agreed components of the Allocation in all Tax Returns, and no Party shall take any Tax position (including in any Tax Return and in any Tax examination, audit, claim or similar Proceeding) that is inconsistent with the agreed components of the Allocation, in each case, unless required to do so by a final determination as defined in Section 1313 of the Code (or any similar provision of applicable state, local, or foreign law) or with the other Party’s prior written consent; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise, or settle any Tax examination, audit, claim or similar Proceedings in connection with the agreed Allocation. To the extent the Parties do not and are not deemed to reach agreement on a component of the Allocation pursuant to this Section 6.13(g)(ii), each Party shall be entitled to adopt their own position regarding such unagreed component of the Allocation, provided that such position shall, to the extent permitted by applicable Law, be consistent with the Allocated Values.

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(h)         Covenant to Maintain Tax Classification. From the Closing Date through December 31, 2024, Buyer shall cause the Company to continue to be classified and treated as a partnership for U.S. federal income tax purposes.

Section 6.14        Public Announcements. The Parties will not, and will cause their respective representatives not to, issue any other public announcements or make other public disclosures regarding this Agreement (including with respect to the execution of this Agreement) or the transactions contemplated hereby, without the prior written approval of Seller, in the case of a public announcement by Buyer or its representatives, or Buyer, in the case of a public announcement by Seller; provided, however, that a Party or its representatives may issue a public announcement or other public disclosures required by applicable Law (including the Proxy Statement and any offering or other documents prepared in connection with a Cash Facility); provided that such Party uses reasonable best efforts to afford the other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comment regarding same; provided, further, that no provision of this Agreement shall be deemed to restrict in any manner (a) any Party’s ability to communicate with its employees and financial and legal advisors in connection with the transactions contemplated hereby or the fact that the such Party has entered into this Agreement or (b) any Party’s ability to communicate with its equity-holders and other investors (including future investors) the fact that such Party has entered into this Agreement.

Section 6.15        The Proxy Statement and the Special Meeting.

(a)         SPAC previously prepared and filed with the SEC a proxy statement with respect to the transactions contemplated hereby (as amended or supplemented from time to time, the “Proxy Statement”) in preliminary form. Unless the SPAC Board has made a Change in Recommendation in accordance with the provisions of this Agreement, the SPAC Board Recommendation shall be included in the Proxy Statement. SPAC shall provide copies of the proposed final form of Proxy Statement to Seller such that Seller and its representatives are afforded a reasonable amount of time prior to the dissemination or filing thereof to review such materials and comment thereon prior to such dissemination or filing, and SPAC shall consider in good faith any comments of such Persons and shall make SPAC’s representatives available to discuss such comments with such Persons. SPAC shall provide Seller with copies of any written comments and inform Seller of the material terms of any oral comments that SPAC receives from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments and Seller and SPAC shall prepare any proposed written or material oral responses to such comments and SPAC shall give Seller a reasonable opportunity under the circumstances to review and comment on any final form of proposed written or material oral responses to such comments and SPAC shall reasonably consider such comments in good faith. SPAC will cause the Proxy Statement to be transmitted to the holders of SPAC Common Stock as promptly as practicable following the date on which the SEC confirms it has no further comments on the Proxy Statement.

(b)         SPAC will take, in accordance with applicable Law, NYSE American rules, the rules of any other applicable stock exchange and the Organizational Documents of SPAC, all action necessary to call, hold and convene a special meeting of holders of SPAC Common Stock (including any adjournment or postponement, the “Special Meeting”) to consider and vote upon the transactions contemplated hereby, as promptly as reasonably practicable after the filing of the Proxy Statement in definitive form with the SEC. Subject to any adjournment in accordance with this Section 6.15, SPAC will convene and hold the Special Meeting not later than ten (10) Business Days following the mailing of the Proxy Statement to the holders of SPAC Common Stock. Once the Special Meeting to consider and vote upon the matters has been called and noticed, SPAC will not postpone or adjourn the Special Meeting without the consent of Seller, which consent will not be unreasonably withheld, conditioned or delayed, other than (i) for the absence of a quorum, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that SPAC has determined in good faith, after consultation with its outside legal advisors, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of SPAC Common Stock prior to the Special Meeting or (iii) an adjournment or postponement of up to ten (10) Business Days to solicit additional proxies from holders of SPAC Common Stock. Subject to Section 6.15(c), SPAC will take all reasonable lawful action to solicit SPAC Stockholder Approval. SPAC shall not terminate or withdraw the Redemption Offer, other than in connection with the valid termination of this Agreement or with the prior written consent of Seller.

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(c)The SPAC Board will recommend that the holders of SPAC Common Stock approve the transactions contemplated hereby and not accept the Redemption Offer (the “SPAC Board Recommendation”). Notwithstanding the foregoing, at any time prior to obtaining the SPAC Stockholder Approval at the Special Meeting, the SPAC Board may withdraw, modify or qualify in any manner the SPAC Board Recommendation (any such action a “Change in Recommendation”) only (i) in response to an Intervening Event and (ii) if the SPAC Board shall have concluded in good faith, after consultation with its outside legal advisors and financial advisors, that the failure to take such action in response to such Intervening Event would be inconsistent with the SPAC Board’s fiduciary duties under applicable Law; provided, however, that the SPAC Board shall not be entitled to exercise its rights to make such a Change in Recommendation pursuant to this sentence unless (A) SPAC has provided to Seller three Business Days’ (a “Notice Period”) prior written notice advising Seller that the SPAC Board intends to take such action and specifying the reasons therefor in reasonable detail (including the facts and circumstances relating to such Intervening Event (an “Intervening Event Notice”) (it being understood that such Intervening Event Notice shall not in itself be deemed a Change in Recommendation and that any material change to the facts or circumstances relating to such Intervening Event shall require a new Intervening Event Notice)), (B) during such Notice Period, if requested by Seller, SPAC shall, and shall make available and direct its applicable representatives to, discuss and negotiate in good faith with Seller any proposed modifications to the terms and conditions of this Agreement and (C) following such Notice Period, the SPAC Board, after taking into account any modifications to the terms of this Agreement and the transactions to which Seller would agree, concludes in good faith and after consultation with its outside legal advisors and financial advisors, that the failure to take such action in response to such Intervening Event is necessary to comply with its duties under the Organizational Documents of SPAC or is reasonably likely to be inconsistent with its fiduciary duties under applicable Law. For the avoidance of doubt, unless this Agreement is terminated in accordance with its terms, any Change in Recommendation will not (I) change the approval of this Agreement or any other approval of the SPAC Board or (II) relieve SPAC of any of its obligations under this Agreement, including its obligation to hold the Special Meeting.

“Intervening Event” means a material event, change, effect, development (including, without limitation, a Superior Offer), condition or occurrence that affects the business, financial condition or continuing results of operations of the Company that is not known and is not reasonably foreseeable by the SPAC Board as of the Original Execution Date and does not relate to Seller or its Affiliates.

“Superior Offer” means any bona fide written Competing Transaction that the SPAC Board shall have determined in good faith (after consultation with its independent financial advisor of nationally recognized reputation and its outside legal counsel) (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal, by the Person making the proposal and (b) if consummated, would be materially more favorable from a financial point of view to the holders of SPAC Common Stock than the Transactions.

“Competing Transaction” means any (a) purchase of all or a substantial portion of the assets or equity of any person or (b) merger or business combination between SPAC, on the one hand, and any other person, on the other hand.

Section 6.16        Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VII, and provision of notice thereof by SPAC to the Trustee in accordance with the terms of the Trust Agreement, (a) in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC shall cause the documents, opinions, and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and shall use its best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (i) pay as and when due all amounts payable to stockholders of SPAC, and (ii) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein, pursuant to the terms and provisions of the Trust Agreement. Reference is made to SPAC’s final prospectus, dated February 11, 2022 (the “Prospectus”). Company understands that SPAC has established the Trust Account, in an approximate amount of $48,433,053 as of August 14, 2023, for the benefit of the SPAC Stockholders and the underwriters of SPAC’s initial public offering (the “Underwriters”) and that, except for certain exceptions described in the Prospectus, SPAC may disburse monies from the Trust Account only: (i) to the SPAC Stockholders in the event of the conversion of their shares or the liquidation of SPAC; or (ii) to SPAC and its Underwriters and/or marketing agent(s) after consummation of a business combination, as described in the Prospectus. For and in consideration of SPAC agreeing to enter into this Agreement, Seller hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and notwithstanding anything in this Agreement to the contrary, Company hereby waives any Claim it may have in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Account for any reason whatsoever.

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Section 6.17        Cooperation on Financial Statements. Seller shall coordinate in good faith with the Company’s auditors to prepare and deliver to Buyer the audited and unaudited financial statements of the Company as may be required for the Proxy Statement (the “Proxy Financial Statements”) and the filing of the Form 8-K (the “Super 8-K Financial Statements”) in connection with the Closing. Any financial statements of the Company Group provided by Seller or the Company Group and filed following the Execution Date in the Proxy Statement and such Form 8-K will (a) comply, as to form in all material respects with Regulation S-X of the SEC, (b) will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC), and (c) will fairly present, in all material respects, the financial condition and the results of operations, changes in shareholders’ equity and cash flows of the Company Group as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.

Section 6.18        Listing. SPAC shall use its reasonable best efforts to cause all shares of the SPAC Class A Common Stock issuable upon the exercise of the OpCo Holder Redemption Right to be approved for listing on the NYSE American, subject to official notice of issuance, prior to the Closing Date.

Section 6.19        The “Pogo” Name. Except as expressly provided in this Section 6.19, from and after Closing, Seller shall be vested with all rights to the Retained Names, and Buyer shall not (and shall cause its Affiliates not to) use the Retained Names. Buyer shall promptly (and in no event later than one hundred twenty (120) days after the Closing Date): (i) make all necessary filings and take all other necessary actions to discontinue any further references by the Buyer or its Affiliates to the Retained Names; and (ii) change signage and stationery and otherwise discontinue use of the Retained Names; provided, however, that Buyer may use the Retained Names in connection with an announcement made pursuant to Section 6.14 and otherwise to the limited extent necessary to comply with applicable Law. As used herein, the “Retained Names” means “Pogo” and any reasonable derivations, integrations, or variations thereof.

Section 6.20          Board Observer. Until the later of (i) the date that the Seller Representative no longer holds any SPAC Class A Common Shares or SPAC Class B Common Shares (ii) the repayment and termination of the Promissory Note in accordance with its terms, Seller Representative shall have the right to appoint two representatives to serve as non-voting observers at all meetings of the Board of Directors of SPAC. In addition, following the conversion of the OpCo Preferred Units, Seller Representative shall have the right to nominate a certain number of directors to the SPAC Board as provided in the form of Board Designation Agreement attached hereto as Exhibit F. In furtherance of the foregoing, at Closing, Seller Representative and SPAC shall execute and deliver the Board Designation Agreement.

Section 6.21        Issuance of SPAC Class B Common Stock. SPAC agrees to issue additional shares of Class B Common Stock to Seller, and its permitted transferees, upon conversion of the OpCo Preferred Units into Class B Units pursuant to the terms of the OpCo A&R LLC Agreement equivalent to the number of Class B Units issued to Seller upon such conversion. In the event SPAC does not have a sufficient number of shares of Class B Common Stock authorized for issuance of the additional Class B Common Stock in accordance with the preceding sentence, the SPAC Board shall approve, and recommend that the stockholders of SPAC approve at the next annual meeting of stockholders following such conversion, an increase in the number of authorized shares of Class B Common Stock sufficient for full conversion of the OpCo Preferred Units.

Article VII
Conditions to Closing

Section 7.1          Conditions to Obligation of Seller to Close. The obligation of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Closing of each of the following conditions:

(a)         Representations. The representations and warranties of Buyer set forth in Article V shall be true and correct as of the Original Execution Date and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which shall be true and correct on and as of such specified date), except for such breaches, if any, as would not have a Material Adverse Effect.

(b)         Performance. Buyer shall have performed and observed all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date except such covenants and agreements for which the nonperformance or noncompliance does not or would not be reasonably expected to have a Material Adverse Effect.

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(c)         Pending Litigation. No Proceeding by a Third Party (including any Governmental Body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body or have resulted in an injunction, order, or award that grants such relief.

(d)         Deliveries. Buyer shall have delivered to Seller duly executed counterparts of the Transaction Documents to be delivered by Buyer under Section 8.3.

(e)         Payment; Minimum Cash Amount. Buyer shall be ready, willing, and able to pay the Cash Consideration to Seller (with at least $33,000,000 payable in cash) and no more than $15,000,000 subject to payment through the terms of the Seller Promissory Note and no more than $20,000,000 subject to payment through the OpCo Preferred Units) and issue the Unit Consideration and the SPAC Class B Common Stock to Seller.

(f)          Listing. The shares of SPAC Class A Common Stock (including shares issuable upon the exercise of the OpCo Holder Redemption Right) shall have been approved for listing on the NYSE American, Nasdaq or another nationally recognized securities exchange listing mutually agreed by the Parties, subject only to official notice of issuance thereof.

(g)         Regulatory Approval. If applicable, any waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

(h)         Stockholder Approval. The transactions contemplated by this Agreement shall have been approved by the SPAC Stockholder Approval at the Special Meeting.

Section 7.2          Conditions to Obligation of Buyer to Close. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction on or prior to Closing of each of the following conditions:

(a)         Representations. The representations and warranties of Seller set forth in Article IV shall be true and correct as of the Original Execution Date and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which shall be true and correct on and as of such specified date), except for such breaches, if any, as would not have a Material Adverse Effect.

(b)         Performance. Seller shall have performed and observed all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date in all material respects.

(c)         Pending Litigation. No Proceeding by a Third Party (including any Governmental Body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body or have resulted in an injunction, order, or award that grants such relief, and except for any such Proceedings brought by holders of preferential purchase rights seeking to enforce such rights with respect to Properties with aggregate Allocated Values of less than twenty percent (20%) of the Aggregate Consideration.

(d)         Deliveries. Seller (i) shall be ready, willing, and able to deliver to Buyer duly executed counterparts of the Transaction Documents to be delivered by Seller under Section 8.2 and (ii) shall have delivered the Super 8-K Financial Statements to Buyer.

(e)         Regulatory Approval. If applicable, any waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

(f)          Stockholder Approval. The transactions contemplated by this Agreement shall have been approved by the SPAC Stockholder Approval at the Special Meeting.

(g)         Net Tangible Assets. SPAC shall not have redeemed shares of SPAC Common Stock in the Redemption in an amount that would cause SPAC to have less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(h)         Material Adverse Effect. No Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date with respect to the Company.

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(i)          Listing. SPAC Class A Common Stock (including shares issuable upon the exercise of the OpCo Holder Redemption Right) shall have listed, and shall have been approved for continued listing, on the NYSE American, Nasdaq or another nationally recognized securities exchange mutually agreed by the Parties.

(j)          Pogo Operating, Inc. Seller shall have caused the assignment of all equity interests of Pogo Operating Inc. so that Pogo Operating Inc. is no longer a member of the Company Group.

Article VIII
Closing

Section 8.1          Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Seller and Buyer, take place at the offices of Baker Botts L.L.P. at 2001 Ross Ave. Suite 900, Dallas TX 75201, at 10:00 a.m. Central Time, on date that is two Business Days following the satisfaction or waiver of the conditions in Article VII prior to Closing (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date), subject to the rights of the Parties under Article IX. The date on which Closing occurs is herein referred to as the “Closing Date.”

Section 8.2          Obligations of Seller at Closing. At Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a)         an executed counterpart of an assignment of all record and beneficial ownership of the Target Interests;

(b)         releases and terminations of any liens, other than Permitted Encumbrances, burdening the Properties, including a payoff and termination of existing indebtedness with Pegasus Bank;

(c)         releases and terminations of any liens burdening the Properties, including a payoff and termination of existing indebtedness with Pegasus Bank;

(d)         a certificate duly executed by an authorized officer of each Seller, dated as of Closing, certifying on behalf thereof in his or her capacity as officer that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied;

(e)         resignations of each of the individuals serving as officers, as may be requested by Buyer, or manager of the Company;

(f)          an executed counterpart of the Registration Rights Agreement and Escrow Agreement;

(g)         an executed counterpart of the Option Agreement;

(h)         evidence of the termination of the Contract Hedges at the cost of Seller;

(i)          an IRS Form W-9 duly executed by each Seller;

(j)          an executed counterpart of the Board Designation Agreement; and

(k)         all other documents required to be delivered by Seller on or prior to the Closing Date under this Agreement.

Section 8.3          Obligations of Buyer at Closing. At Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a)         an executed original of the Promissory Note to Seller;

(b)         an executed counterpart of the assignment described in Section 8.2(a);

(c)         an executed counterpart of the Registration Rights Agreement and Escrow Agreement;

(d)         an executed counterpart of the Option Agreement;

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(e)         a wire transfer of the Cash Consideration in same-day funds;

(f)          evidence of the filing with, and acceptance by, the Office of the Secretary of State of the State of Delaware of the second amended and restated certificate of incorporation of SPAC, substantially in the form attached hereto as Exhibit D (the “Second A&R SPAC Certificate of Incorporation”), to reflect, among other things, the issuance of the SPAC Class Common Stock and the SPAC Class B Common Stock, with such rights and powers as granted therein;

(g)         the amended and restated limited liability company agreement of OpCo substantially in the form attached as Exhibit E hereto (the “OpCo A&R LLC Agreement”), duly executed by SPAC, which shall include the OpCo Holder Redemption Right;

(h)         the board designation agreement substantially in the form attached as Exhibit F hereto (the “Board Designation Agreement”), by and between SPAC and the Sellers;

(i)          the backstop agreement substantially in the form attached as Exhibit G hereto (the “Backstop Agreement”), by and among SPAC, OpCo, the Founders (as defined in the Backstop Agreement), and the Sellers;

(j)          evidence of the issuance of the Unit Consideration to Seller or the Escrow Agent, as applicable;

(k)         evidence of the issuance of the SPAC Class B Common Stock to Seller;

(l)          a certificate duly executed by an authorized officer of such Buyer, dated as of Closing, certifying on behalf of Buyer in his or her capacity as officer that the conditions set forth in Section 7.1(a), Section 7.1(b), and Section 7.1(c) have been satisfied;

(m)        all other documents required to be delivered by Buyer on or prior to the Closing Date under this Agreement.

Section 8.4          Books and Records. Within fifteen (15) Business Days after Closing, Seller shall deliver to Buyer, at Seller’s sole expense, the books and records of the Company (including the books, records, documents, instruments, accounts, correspondence, writings, title documents, reports, and opinions, and other papers and electronic files relating to the business of the Company and the Properties) (“Books and Records”) that are in the possession of Seller and its Affiliates (for the voidance of doubt, excluding those in the possession of the Company). Notwithstanding the foregoing, Seller shall be entitled to retain copies of such Books and Records and Buyer shall grant Seller access at all reasonable time to such Books and Records relating to the period prior to the Closing Date (including the right to make copies and take extracts thereof) to the extent reasonably necessary to prepare Seller’s financial statements and Tax reports, to implement the provisions of this Agreement, to investigate, defend, or pursue any claims arising under this Agreement, and for any other purpose relating to Seller’s rights or obligations under this Agreement.

Article IX
Termination

Section 9.1          Termination. Subject to Section 9.2, this Agreement may be terminated:

(a)         at any time prior to Closing by the mutual prior written consent of Seller and Buyer;

(b)         by Seller or Buyer if Closing has not occurred on or before October 30, 2023 (the “Outside Date”);

(c)         by Buyer if all conditions to Seller’s obligation to proceed with Closing set forth in Section 7.1 have been satisfied or waived by Buyer (other than those conditions that, by their nature, are to be satisfied at Closing) but Seller has refused to close;

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(d)         by Seller or Buyer if, after the final adjournment of the Special Meeting at which a vote of SPAC’s stockholders has been taken in accordance with this Agreement, the SPAC Stockholder Approval has not been obtained;

(e)         by Seller if the Closing has not occurred on or before November 15, 2023 and Sponsor has not effected the extension of time allowed for the SPAC to consummate a business combination (the “SPAC Extension”);

(f)          by either Party if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the other Party set forth in this Agreement shall have occurred that (A) would cause any of the conditions set forth in Section 7.1 (if Seller is the breaching party) or Section 7.2 (if Buyer is the breaching party) to not to be satisfied, and (B) is incapable of being cured by the Outside Date or, if curable, is not cured by the breaching Party within thirty (30) days of receipt by the breaching Party of written notice of such breach or failure (or, if the Outside Date is less than thirty (30) days from the date of receipt of such notice, by the Outside Date); or

(g)         by Seller if all conditions to Buyer’s obligation to proceed with Closing set forth in Section 7.2 have been satisfied or waived by Seller (other than those conditions that, by their nature, are to be satisfied at Closing) but Buyer has refused to close;

provided, however, that termination under clauses (b), (c), (d), (e), (f), or (g) shall not be effective until the Party electing to terminate has delivered written notice to the other Party of its election to so terminate. Notwithstanding the foregoing, no Party shall be entitled to terminate under clauses (b), (c), (f), or (g) if Closing has failed to occur because such Party negligently or willfully failed to perform or observe in any materials respect its covenants or agreements hereunder or is then in a continuing, uncured material breach under this Agreement.

Section 9.2          Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.1, except as set forth in this Section 9.2, this Agreement shall become void and of no further force or effect (except for the Confidentiality Agreement, the provisions of Article I, Sections 4.7, 5.7, and Section 6.6, this Section 9.2, Article X, and Article XI, and all disclaimers herein, all of which shall survive such termination and continue in full force and effect in accordance with their respective terms), and the transactions contemplated hereby shall be abandoned without any further action of or liability to Seller Indemnitees or Buyer Indemnitees (absent Fraud, or any willful and material breach of this Agreement by a party hereto), and following such termination, Seller shall be free immediately to enjoy all rights of ownership of the Target Interests and to sell, transfer, encumber, or otherwise dispose of the Target Interests to any Person without any restriction under this Agreement.

Article X
Survival and Indemnification

Section 10.1        Limitations on Representations and Warranties. The representations and warranties of Seller contained in Sections 4.2, 4.3, 4.4, and 4.5, (the “Seller Fundamental Representations”) and the representations and warranties of Buyer contained in Sections 5.2, 5.3, and 5.5 shall survive Closing until the expiration of the applicable statute of limitations. The representations and warranties contained in Section 4.11 shall survive until the expiration of the applicable statute of limitations (taking into account waivers or extensions thereof) with respect to the underlying Tax claim plus 60 days. The representations and warranties in Section 4.14 and the Special Warranty shall survive until the one-year anniversary of the Closing Date. All other representations and warranties contained in this Agreement shall survive for a period of 12 months from and after the Closing Date. The covenants and other agreements of the Parties set forth in this Agreement to be performed on or before Closing shall survive the Closing Date until the one-year anniversary of the Closing Date, and each other covenant and agreement of the Parties shall survive Closing until 90 days after the expiration date expressly set forth for such covenant or agreement as provided herein, or in the absence of such an express expiration date, the covenant or agreement will survive until 90 days after such covenant or agreement is fully performed in accordance with its terms and expire thereafter. The affirmations of representations, warranties, covenants, and agreements contained in any certificates delivered by the Parties at Closing shall survive Closing as to each representation, warranty, covenant, and agreement so affirmed for the same period of time that the specific representation, warranty, covenant, or agreement survives Closing pursuant to this Section 10.1, and shall expire thereafter. A representation, warranty, covenant, or agreement shall terminate and be of no further force and effect after the respective date of its expiration (the “Termination Date”), after which time no claim may be asserted thereunder by any Person, provided that there

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shall be no termination of any bona fide claim properly asserted pursuant to this Agreement with respect to such a representation, warranty, covenant, or agreement prior to its Termination Date.

Section 10.2        Indemnification.

(a)         Indemnification by Seller. Subject to the limitations set forth in this Article X, each Seller shall, severally and not jointly, indemnify and hold harmless Buyer Indemnitees from and against any and all Losses imposed upon or incurred by any Buyer Indemnitee as a result of or in connection with any of the following:

(1)    any breach of a representation or warranty made by Seller in Article IV;

(2)    any breach of, or default in the performance by Seller of, any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement;

(3)    any Losses to the extent they are attributable to, arise out of, or in connection with or are based upon the following (the “Specified Liabilities”): (i) any personal injury or death resulting from or attributable to ownership or operation of the Properties by Seller or the Company prior to the Closing Date; (ii) monetary fines or penalties of Governmental Bodies arising from violations of Law by Seller or the Company directly involving the ownership or operation of the Assets that occurred prior to the Closing Date; and (iii) the disposal or transportation of any Hazardous Materials generated from the Properties and taken by (or on behalf of) Seller or the Company from the Properties to any location not located on the Lands to the extent occurring during the period of ownership of the Properties by Seller or the Company.

(b)         Indemnification by Buyer. Subject to the limitations set forth in this Article X, Buyer shall indemnify and hold harmless Seller Indemnitees from and against any and all Losses imposed upon or incurred by any Buyer Indemnitee as a result of or in connection with any of the following:

(1)    any breach of a representation or warranty made by Buyer in Article V; and

(2)    any breach of, or default in the performance by Buyer of, any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

(c)         Notwithstanding anything to the contrary contained in this Agreement, except (x) for remedies that cannot be waived as a matter of Law and injunctive and provisional relief (including specific performance), (y) for the resolution of the payments contemplated in Section 9.5 and (z) in the case of Fraud, if Closing occurs, indemnification pursuant to the provisions of this Article X shall be the sole and exclusive remedy of the Parties with respect to any matters arising under or relating to this Agreement, the Transaction Documents, the transactions contemplated by this Agreement, the Target Interests, or the Properties, and the only legal action that may be asserted by any Party with respect to any matter that is the subject of this Article X shall be a contract action to enforce or to recover Losses for the breach of this Article X. Without limiting the generality of the preceding sentence, no legal action sounding in tort or strict liability may be maintained by any Party, except in the case of Fraud.

(d)         Notwithstanding any other provision of this Agreement or in a Transaction Document to the contrary, any claim for indemnity to which a Seller Indemnitee or Buyer Indemnitee is entitled must be asserted by and through Seller or Buyer, as applicable. The amount of any Losses for which an Indemnified Party is entitled to under this Article X shall be reduced by the amount of insurance proceeds or other recoveries from Third Parties that are actually realized by the Indemnified Party or its Affiliates with respect to such Losses (net of any reasonable collection costs). Upon the request of the Indemnifying Party, the Indemnified Party shall provide the Indemnifying Party with information sufficient to allow the Indemnifying Party to calculate the amount of the indemnity payment in accordance with this Agreement. An Indemnified Party shall take all reasonable steps to mitigate Losses for which

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it is seeking indemnification and shall use commercially reasonable efforts to avoid costs or expenses associated with such Losses and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

Section 10.3        Indemnification Actions. All claims for indemnification under this Article X shall be asserted and resolved as follows:

(a)         For purposes of this Article X, the term “Indemnifying Party” shall mean the Party having an obligation to indemnify another Person or Persons with respect to any particular Losses pursuant to this Article X, and the term “Indemnified Party” shall mean the Person or Persons having the right to be indemnified with respect to such Losses by another Party pursuant to this Article X.

(b)         To make a claim for indemnification under this Article X, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 10.3, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has Actual Knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant, or agreement, the Claim Notice shall specify the representation, warranty, covenant, or agreement which was inaccurate or breached.

(c)         In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Third Party Claim. The Indemnified Party is authorized, prior to and during such period, to file any motion, answer, or other pleading that it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party, all costs of which shall be included as Losses in respect of such claim for indemnification. The failure to provide notice to the Indemnified Party shall be deemed to be a denial of liability, except as may be provided in a subsequent notice from the Indemnifying Party to the Indemnified Party.

(d)         If the Indemnifying Party expressly admits its liability for the claim of indemnification, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim. The Indemnifying Party shall have full control of such defense and all related Proceedings; provided that the Indemnifying Party shall have no right to settle or compromise such Proceeding without the written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed) except as contemplated herein. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate, at the sole cost of the Indemnifying Party, in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, at its sole cost without any right of reimbursement, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.3(d). Irrespective of whether the Indemnified Party elects to participate in contesting a Third Party Claim subject to this Section 10.3(d), the Indemnifying Party at its sole cost and expense shall provide to the Indemnified Party the following information with respect to the Third Party Claim: (i) all filings made by any party; (ii) all written communications exchanged between any parties to the extent available to the Indemnifying Party and not subject to a restriction on disclosure to the Indemnified Party or potential waiver of attorney-client privilege in favor of the Indemnifying Party or the Indemnified Party; and (iii) all orders, opinions, rulings, or motions. The Indemnifying Party shall deliver the foregoing items to the Indemnified Party promptly after they become available to the Indemnifying Party. An Indemnifying Party shall not, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned, or delayed), (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto unless such settlement includes a written release of the Indemnified Party from all liability in respect of such Third Party Claim and the only consideration in such settlement is the payment of money damages (or similar consideration) that is fully indemnifiable by the Indemnifying Party or obligations that would be the sole responsibility of the Indemnifying Party, or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (after given effect to the receipt of any amounts that are indemnifiable by the Indemnifying Party).

(e)         If the Indemnifying Party does not expressly admit its liability for the claim of indemnification, admits its liability but fails to diligently prosecute or settle a Third Party Claim, or if such Third Party Claim involves criminal charges or equitable remedies as its primary remedy, then the Indemnified Party (not

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the Indemnifying Party) shall have the right to defend against such Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing. If the Indemnifying Party admits its liability thereafter, the Indemnifying Party may assume the defense of such Third Party Claim at any time prior to settlement or final determination thereof (unless the Indemnifying Party is not able to assume such defense for any of the other reasons stated in the foregoing sentence). If the Indemnifying Party has not yet admitted its liability for a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed payment or settlement, whether whole or partial, and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to admit in writing its liability for the Third Party Claim or portion thereof. If the Indemnifying Party admits its liability, the Indemnified Party shall not settle or compromise such Third Party Claim without the written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed). If the Indemnifying Party fails to respond and admit in writing its liability during such ten (10) day period, the Indemnifying Party will be deemed to have denied liability (in which case the Indemnifying Party shall have no right to consent over such settlement or compromise).

(f)          In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure or remedy the Losses complained of, (ii) admit its liability for such Losses, or (iii) dispute the claim for such Losses. If the Indemnifying Party does not notify the Indemnified Party within such period that it has cured or remedied the Losses or that it disputes the claim for such Losses, the Indemnifying Party shall be deemed to have disputed the claim for such Losses.

Section 10.4        Limitation on Actions.

(a)         The Parties’ indemnity obligations hereunder with respect to a representation, warranty, covenant, or agreement shall continue as to such representation, warranty, covenant, or agreement only until the applicable Termination Date , except in each case as to matters for which a Claim Notice has been delivered to the Indemnifying Party on or before the Termination Date. The indemnity obligations with respect to the Specified Liabilities shall survive Closing until the one-year anniversary of the Closing Date.

(b)         Notwithstanding anything to the contrary contained elsewhere in this Agreement:

(1)    Seller shall not have any liability under this Article X for any individual Loss that does not exceed $250,000;

(2)    Subject to Section 10.4(b)(1), Seller shall not have any liability under this Article X unless and until the aggregate amount of the liability for all Losses for which Claim Notices are timely delivered by Buyer and for which Buyer is eligible for indemnity under Section 10.4(b)(1) exceeds a deductible amount equal to 3% of the Aggregate Consideration, after which point Buyer (or Buyer Indemnitees) shall be entitled to claim Losses only in excess of that amount;

(3)    In no event shall any Sellers aggregate liability to Buyer and Buyer Indemnitees under Section 10.2(a)(2) exceed the value of the Escrowed Unit Consideration, except in the case of breaches of the Seller Fundamental Representations or in the case of actual Fraud; and

(4)    In no event shall Sellers’ aggregate liability arising out of the indemnification obligations under Article X exceed the Aggregate Consideration, and Buyer waives and releases and shall have no recourse against Seller pursuant to Article X or under or by reason of this Agreement or the transactions contemplated hereunder in excess of the Aggregate Consideration.

(c)         Notwithstanding anything else to the contrary contained elsewhere in this Agreement, Seller’s aggregate liability to Buyer for a breach of the Special Warranty with respect to any Property shall not exceed the Allocated Value of such Property.

(d)         Notwithstanding anything to the contrary in this Agreement, solely for purposes of determining the amount of Losses that are the subject matter of an indemnification or reimbursement claim

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hereunder with respect to such representations and warranties (and not for purposes of determining whether there is any breach), such representations and warranties shall be read without regard and without giving effect to the terms “material” or “Material Adverse Effect” or similar terms, phrases or qualifiers contained in such representation or warranty.

(e)         TO THE FULLEST EXTENT PERMITTED BY LAW, A PARTY SHALL BE ENTITLED TO THE LIMITATIONS ON LIABILITY HEREUNDER, IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE APPLICABLE LOSS IS THE RESULT OF (IN WHOLE OR IN PART) THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT, OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, OTHER FAULT OR THE VIOLATION OF LAW, IN EACH CASE, OF OR BY SUCH PARTY. No Buyer Indemnitees or Seller Indemnitees shall be entitled to recover any Losses under any provision of this Article X to the extent Buyer or Seller, respectively, are compensated for such Losses under Article II or such Buyer Indemnitee or Seller Indemnitee, respectively, has received payment for such Losses under any provision of this Agreement.

(f)          In no event may Buyer or any of its Affiliates initiate a Proceeding alleging or asserting that any Seller or any other Person is liable for Fraud in connection with this Agreement or any of the acts or transactions contemplated hereunder unless such alleged Fraud (i) specifically relates to a matter with respect to which Seller remains responsible for Fraud by the express terms of this agreement, or (ii) does not relate to any representation, warranty, statement, or information made or communicated, orally or in writing, with respect to which Buyer has disclaimed reliance. Further, no Seller shall have any liability for Fraud of another Seller or Person unless such Seller committed or participated in the Fraud of such other Seller or Person.

Article XI
Miscellaneous

Section 11.1        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart signature page by facsimile or electronic transmittal (including in .pdf format) is as effective as executing and delivering this Agreement in the presence of other Parties to this Agreement.

Section 11.2        Notices. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by facsimile, by email or by registered or certified mail, postage prepaid, as follows:

If to Seller Representative:

CIC Pogo LP
Oak Lawn Hall at Old Parkland
3879 Maple Avenue
Suite 400
Dallas, TX 75219
Attention: Chris Cowan
ccowan@cicpartners.com
with copies (which shall not constitute notice) to:
Pogo Resources, LLC 4809 Cole Avenue, Suite 200 Dallas, Texas 75205 Attention: Kirk Pogoloff Email: kirk@pogoresources.com with copies (which shall not constitute notice) to:

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Hamilton Squibb & Shores, LLP 8150 N. Central Expy., Suite 1150 Dallas, Texas 75206 Attention: Clifton A. Squibb Email: csquibb@hamiltonsquibb.com
and
Baker Botts L.L.P. 2001 Ross Ave. Suite 900 Dallas, Texas 75201 Attention: Jon Platt Email: jonplatt@bakerbotts.com
If to Buyer:	HNR Acquisition Corp 3730 Kirby Drive, Suite 1200 Houston, Texas 77098 Attention: Donald W. Orr, President Email: donald.orr@hnra-nyse.com with a copy to (which shall not constitute notice):
Pryor Cashman LLP 7 Times Square New York, New York 10036 Attention Matthew Ogurick Email: mogurick@pryorcashman.com
HNR Acquisition Corp 3730 Kirby Drive, Suite 1200 Houston, Texas 77098 Attention: David M. Smith, General Counsel Email: dmsmith@hnra-nyse.com

Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given (i) when physically delivered in person to the Party to which such notice is addressed, (ii) when transmitted to the Party to which such notice is addressed by confirmed facsimile transmission or email transmission, or (iii) at the time of receipt by the Party to which such notice is addressed.

Section 11.3        Expenses. Except as otherwise provided in this Agreement, all Transaction Expenses incurred by Seller in connection with or related to the authorization, preparation, or execution of this Agreement, the Transaction Documents, and the Exhibits and Schedules hereto and thereto, and all other matters related to Closing, including all fees and expenses of counsel, accountants, and financial advisors, shall be borne solely and entirely by Seller, and all such Transaction Expenses incurred by Buyer shall be borne solely and entirely by Buyer. At Closing, Seller shall cause to be paid all outstanding Transaction Expenses attributable to Seller or the Company out of the Cash Consideration, and, for the avoidance of doubt, in no event shall any Transaction Expenses attributable to Buyer or its Affiliates reduce the Minimum Cash Amount or any amounts payable to Seller at Closing.

Section 11.4        Law; Venue. This Agreement and any claims, actions or Proceedings arising from this Agreement, whether in contract, tort, or otherwise shall be governed by, and construed in accordance with the Laws of the State of Texas without giving effect to any choice or conflict of Law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any other jurisdiction.

Section 11.5     Jurisdiction; Waiver of Jury Trial. EACH PARTY CONSENTS TO PERSONAL JURISDICTION IN ANY ACTION BROUGHT IN THE UNITED STATES FEDERAL COURTS LOCATED WITHIN DALLAS COUNTY, TEXAS, OR TO PERSONAL JURISDICTION IN ANY ACTION, BROUGHT

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IN THE STATE COURTS LOCATED IN DALLAS COUNTY, TEXAS, WITH RESPECT TO ANY DISPUTE, CLAIM, OR CONTROVERSY ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT, AND EACH OF THE PARTIES AGREES THAT ANY ACTION INSTITUTED BY IT AGAINST THE OTHER WITH RESPECT TO ANY SUCH DISPUTE, CONTROVERSY, OR CLAIM (EXCEPT A DISPUTE, CONTROVERSY, OR CLAIM REFERRED TO AN ARBITRATOR OR EXPERT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT) WILL BE INSTITUTED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, OR IN THE STATE COURTS LOCATED IN DALLAS COUNTY, TEXAS. IN ADDITION, EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION IN THE RESPECTIVE JURISDICTIONS REFERENCED IN THIS SECTION. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.6        Amendment; Waivers. No amendment, modification, or discharge of this Agreement, and no waiver under this Agreement, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge, or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. The waiver by either of the Parties of a breach of or a default under any of the provisions of this Agreement, or to exercise any right or privilege under this Agreement, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges under this Agreement.

Section 11.7        Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party, and any assignment or delegation made without such consent shall be void and of no effect. This Agreement shall inure to the benefit of, and be binding on and enforceable by and against, the Parties and their respective successors and permitted assigns.

Section 11.8        Entire Agreement. This Agreement and the other Transaction Documents to be executed hereunder and the Exhibits and Schedules attached hereto, together with the Confidentiality Agreement, constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties pertaining to the subject matter hereof. In the event of a conflict between the Confidentiality Agreement and this Agreement, the terms and provisions of this Agreement shall prevail to the extent of the conflict.

Section 11.9        No Third Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than the Parties to any claims, cause of action, remedy, or right of any kind, except the rights expressly provided to the Buyer Indemnitees and the Seller Indemnitees.

Section 11.10      Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term hereof, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, but the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

Section 11.11      Construction. Each of the Parties has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions.

Section 11.12      Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NONE OF SELLER INDEMNITEES OR BUYER INDEMNITEES SHALL BE ENTITLED TO PUNITIVE, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS, REVENUE, OR PRODUCTION) IN CONNECTION WITH THIS AGREEMENT AND THE

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TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF THE PARTIES, FOR ITSELF AND ON BEHALF SELLER INDEMNITEES OR BUYER INDEMNITEES, AS APPLICABLE, HEREBY EXPRESSLY WAIVES ANY RIGHT TO PUNITIVE, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS, REVENUE, OR PRODUCTION) IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY PUNITIVE, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS, REVENUE, OR PRODUCTION) TO A THIRD PARTY THAT IS NOT AN INDEMNIFIED PARTY.

Section 11.13      No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any other Transaction Document, Buyer, on behalf of Buyer Indemnitees, covenants, agrees, and acknowledges that no Person other than Seller has any obligation hereunder and that neither Buyer nor any other Buyer Indemnitee has any right of recovery under this Agreement or any other Transaction Document against, and no personal liability under this Agreement or any Transaction Document shall attach to, any of Seller’s former, current, or future equity holders, controlling Persons, directors, officers, employees, general or limited partners, members, managers, Affiliates, or agents, or any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, or agent of any of the foregoing (each of the foregoing, a “Non-Recourse Party”), whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Buyer against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable Law, whether in contract, tort, or otherwise.

Section 11.14      Relationship of Seller; Seller’s Representative. Each Seller hereby irrevocably constitutes and appoints CIC as its true and lawful agent and attorney-in-fact with full power of substitution to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated hereby and the exercise of all rights and the performance of all obligations hereunder, including: (i) receiving payments under or pursuant to this Agreement and disbursements thereof to each Seller, as contemplated by this Agreement, and setting aside portions of such payments reasonably determined by Sellers’ Representative to be necessary or appropriate as a reserve to make payments required under this Agreement or to fund out-of-pocket expenses (including the fees and expenses of counsel) incurred in connection with the performance of its duties under this Agreement; (ii) receiving and forwarding of notices and communications pursuant to this Agreement and accepting service of process; (iii) giving or agreeing to, on behalf of all the Sellers or any Sellers, any and all consents, waivers and amendments deemed by the Sellers’ Representative, in its reasonable and good faith discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (iv) with respect to any indemnification claims, title defect processes and all other matters arising under this Agreement, (A) disputing or refraining from disputing, on behalf of any Seller relative to any amounts to be received by any Seller under this Agreement or any agreements contemplated hereby, or any claim made by Buyer under this Agreement, (B) negotiating and compromising, on behalf of each Seller, any dispute, controversy or dispute that may arise under, and exercise or refrain from exercising any rights or remedies available under, this Agreement, and (C) executing, on behalf of each Seller, any settlement agreement, release or other document with respect to such dispute or remedy, except in each case with respect to a dispute between any Seller on the one hand and the Sellers’ Representative on the other hand; and (v) performing those actions or exercising those powers otherwise specifically provided to the Sellers’ Representative pursuant to the terms of this Agreement; provided, however, that, in each case, the Sellers’ Representative shall not take any action adverse to any Seller unless such action is also taken proportionately with respect to all the Sellers. Notices and communications to or from the Sellers’ Representative shall constitute Notice to or from each of the Sellers. Any decision, act, consent or instruction of the Sellers’ Representative (acting in its capacity as the Sellers’ Representative) shall constitute a decision of all Sellers and shall be final, binding and conclusive upon each Seller, and Buyer may rely upon any such decision, act, consent or instruction. Each Seller hereby agrees that: (i) in all matters in which action by the Sellers’ Representative is required or permitted, the Sellers’ Representative is authorized to act on behalf of such Seller, notwithstanding any dispute or disagreement among the Sellers, and Buyer shall be entitled to rely on any and all action taken by the Sellers’ Representative under this Agreement without any liability to, or obligation to inquire of, any Seller, notwithstanding any knowledge on the part of Buyer of any such dispute or disagreement; and (ii) the appointment of the Sellers’ Representative is coupled with an interest and shall be irrevocable by each Seller in any manner or for any reason. Each Seller hereby agrees

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to indemnify, defend, and hold harmless and release Sellers’ Representative from any and all Damages (known or unknown, actual or contingent, or existing or arising hereinafter) incurred or claimed against Sellers’ Representative in connection with its actions (and any inactions) taken or refrained to be taken by Sellers’ Representative in its capacity as agent of such Seller, regardless of fault of Sellers’ Representative.

Section 11.15      Certain Waivers. Buyer and the Company agree, on their own behalf and on behalf of their respective Affiliates, that, following the Closing, Baker Botts L.L.P. and/or Hamilton Squibb & Shores, LLP may serve as counsel to any Seller and its Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby, including any dispute arising out of or relating to this Agreement and the transactions contemplated hereby, notwithstanding any representation by Baker Botts L.L.P. and/or Hamilton Squibb & Shores, LLP of Company Group prior to the Closing Date. Buyer, on behalf of itself and its Affiliates (including Company Group after the Closing) hereby (a) consents to each of Baker Botts L.L.P. and/or Hamilton Squibb & Shores, LLP representation of any Seller or its Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby (the “Subject Representation”), (b) waives any claim it has or may have that Baker Botts L.L.P. and/or Hamilton Squibb & Shores, LLP has a conflict of interest or is otherwise prohibited from engaging in such Subject Representation based on its representation of Company Group prior to the Closing and (c) agrees that, in the event that a dispute arises between Buyer, Company Group or any of their respective Affiliates, on the one hand, and any Seller and/or its Affiliates, on the other hand, none of Buyer, Company Group or any of their respective Affiliates will object to Baker Botts L.L.P. and/or Hamilton Squibb & Shores, LLP representing any Seller and/or its Affiliates in such dispute due to the interests of any Seller and its Affiliates being directly adverse to Buyer, Company Group or any of their respective Affiliates or due to Baker Botts L.L.P. and/or Hamilton Squibb & Shores, LLP having represented Company Group in a matter substantially related to such dispute. Buyer further agrees that, as to all communications among Baker Botts L.L.P. and/or Hamilton Squibb & Shores, LLP, Company Group, any Seller or their respective Affiliates and representatives prior to the Closing that relate in any way to the Subject Representation, the attorney-client privilege belongs, to the extent such privilege exists, to Seller and its Affiliates and may be controlled by any Seller and each of its Affiliates and will not, with respect to such privileged communications, pass to or be claimed by Buyer, Company Group, or any of their respective Affiliates. To the extent that Buyer, Company Group, or any of their respective Affiliates has or maintains any ownership of the privilege with respect to these communications, they agree, except as may be required by applicable Law, not to waive or to attempt to waive the privilege without the express written approval of the applicable Seller. Notwithstanding the foregoing, in the event that a dispute arises between Buyer, any member of Company Group and a Third Party (other than a Seller and its Affiliates) or any Governmental Body after the Closing, any member of Company Group may assert the attorney-client privilege against such Third Party to prevent disclosure of confidential communications by or with Baker Botts L.L.P. and/or Hamilton Squibb & Shores, LLP.

[Execution Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below, effective as of the Execution Date.

SELLER:

CIC:

CIC Pogo LP

________________________________________      Date: _________________

By: Fouad Bashour, Manager

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SELLER (Continued):

DenCo:

DenCo Resources, LLC

________________________________________      Date: _________________

By: John L. Denman, Jr., President

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SELLER (Continued):

4400:

4400 Holdings, LLC

________________________________________      Date: _________________

By: Kirk Pogoloff, Manager

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SELLER (Continued):

Pogo Management:

Pogo Resources Management, LLC

________________________________________      Date: _________________

By: Kirk Pogoloff, Manager

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BUYER:

HNR Acquisition Corp

________________________________________      Date: _________________

By: Donald W. Orr, President

HNRA PARTNER, INC.

________________________________________      Date: _________________

By: Mitchell B. Trotter, President

HNRA UPSTREAM, LLC

________________________________________      Date: _________________

By: Mitchell B. Trotter, President

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SPONSOR:

HNRAC SPONSORS LLC

________________________________________      Date: _________________

By:

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Exhibit B

PROMISSORY NOTE

HNRA Upstream, LLC	[•]%
Promissory Note

THIS PROMISSORY NOTE AND ANY SECURITIES ISSUABLE RELATED TO THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

This unsecured, subordinated note (the “Note”) is being delivered pursuant to that certain Amended and Restated Membership Interest Purchase Agreement dated as of August 28, 2023 (the “Purchase Agreement”), by and among CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), 4400 Holdings, LLC, a Texas limited liability company (“4400”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”, and together with CIC, DenCo and 4400, collectively the, “Holder”), HNR Acquisition Corp., a Delaware corporation (the “Company”), HNRA Partner, Inc., a Delaware corporation (“Partner”), and HNRA Upstream, LLC, a Delaware limited liability company (“Obligor”), and, solely for purposes of Section 6.20 thereof, HNRAC Sponsors LLC, a Delaware limited liability company, pursuant to which the Obligor and Partner have agreed to acquire 100% of the outstanding equity interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo”). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

FOR VALUE RECEIVED, Obligor hereby promises to pay to the Holder, an amount equal to $___________1 (the “Principal”) on or before _______________, 20242 (the “Maturity Date”), together with accrued interest thereon at an interest rate equal to [•]%3 per annum (“Interest”).

1. Payment Terms.

(a) Payment. Payment of the Principal and any accrued Interest (including Default Interest, as such term is defined herein (if any)) shall be made on the Maturity Date by certified or bank cashier’s check payable to the Holder, or by bank wire transfer, in immediately available funds, to the account so specified, in lawful money of the United States of America. If the Maturity Date occurs on a date that is not a Business Day then the Principal or Interest (including Default Interest, if applicable) then due shall be paid on the next succeeding Business Day. “Business Day” shall mean any day other than Saturday, Sunday or any day upon which banks in Dallas, Texas are authorized or required to be closed.

(b) Prepayment. Obligor may prepay this Note at any time, without premium or penalty, in whole or in part, with accrued Interest to the date of such payment on the amount prepaid.

(c) Interest. Interest shall be paid to the Holder in cash, on or prior to the Maturity Date. Any Default Interest shall be paid to the Holder in cash promptly.

2. Default and Remedies.

(a) If any of the following events or conditions (each an “Event of Default”) shall occur and be continuing:

(i) Obligor shall fail to pay the Principal and any Interest due (or any lesser amount due) on the Maturity Date;

____________

1        Principal amount to be the lesser of (i) the difference between $63,000,000 and the Minimum Cash Amount and (ii) $15,000,000.

2        Maturity Date to be six (6) months from Closing Date (as defined in the Purchase Agreement).

3        Interest rate to be greater of 12% per annum and the highest interest rate applicable to the Cash Facilities (as defined in the Purchase Agreement).

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(ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Obligor, or of a substantial part of the property or assets of Obligor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Obligor or for a substantial part of the properties or assets of Obligor or (C) the winding-up, liquidation or dissolution of Obligor; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(iii) Obligor (A) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other federal or state bankruptcy, insolvency, receivership or similar law, (B) consents to, or fails to contest in a timely and appropriate manner, the commencement against of any proceeding or the filing of any petition described in clause (A) above, (C) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Obligor or for a substantial part of the properties or assets of Obligor, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment for the benefit of creditors, (F) becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or (G) takes any action for the purpose of effecting any of the foregoing;

(iv) Obligor shall fail to materially comply with any material covenant or obligation set forth in this Note, including the covenants set forth in Section 4 hereof; or

(v) Any Event of Default under and as defined in the [Term Loan Agreement, dated on or about the date hereof (the “Senior Loan Agreement”), among First International Bank & Trust, as Lender, the Company, as Borrower, and the other parties thereto]4;

; then, (x) in the case of an Event of Default specified in clause (a)(i), (a)(iv) or (a)(v) above, the Holder may, at any time during the continuance of such Event of Default, by written notice to Obligor, declare the entire outstanding Principal, together with all accrued and unpaid Interest, to be due and payable and (y) in the case of an Event of Default specified in clauses (a)(ii) or (a)(iii) above, the entire outstanding Principal, together with all accrued and unpaid Interest, shall automatically forthwith become due and payable without presentment, protest or notice of any kind, all of which are hereby expressly waived by Obligor.

(b) Subject to the other terms of this Note, if an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of the Principal or Interest or to enforce the performance of any provision of this Note. If an Event of Default occurs and is continuing, the Holder may proceed to protect and enforce its rights by any action at law, suit in equity or other appropriate proceeding. In the case of a default in the payment of the Principal or Interest, and in addition to any Default Interest that shall accrue and become payable, Obligor will pay to the Holder such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

(c) Default Interest. If an Event of Default occurs, at the option of the Holder, all outstanding amounts of the Principal and Interest shall thereafter bear interest at the lesser of (i) 18% per annum and (ii) the highest amount permissible under applicable Law (“Default Interest”) per annum and compounded monthly; provided, that such Default Interest shall apply retroactive to the date of this Note for all amounts outstanding.

3. Representations and Warranties.

Each of the Company and Obligor hereby represents and warrants to the Holder that on and as of the date hereof:

(a) Each of the Company and Obligor is duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b) Each of the Company and Obligor is duly authorized to execute and deliver this Note and to perform their respective obligations under this Note. The execution and delivery of this Note, and the performance by each of the Company and Obligor of their respective obligations hereunder, (i) have been duly authorized by all necessary

____________

4 Note to Draft: To be confirmed upon finalization of FIBT documentation.

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corporate or limited liability company action on the part of each of the Company and Obligor, (ii) do not conflict with or violate any provisions of either the Company’s Organizational Documents or Obligor’s Organizational Documents, (iii) do not violate or cause a default under any applicable Law; and (iv) do not result in a violation of, or a default under, or give rise to a right for any third-party to terminate any Material Contract to which either the Company or Obligor is party or by which either the Company’s or Obligor’s assets are bound, including the Senior Loan Agreement, except in the case of clauses (iii) and (iv) as would not reasonably be expected to have a material adverse effect on the business, property, operations or financial condition of either the Company or Obligor, or of either the Company’s or Obligor’s Subsidiaries, taken as a whole, or the validity or enforceability of this Note or the rights and remedies of the Holder hereunder (including the right of timely repayment of all Principal and Interest) (a “Material Adverse Effect”);

(c) this Note is a legal, valid and binding obligation of the Company and Obligor, enforceable against the Company and Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law);

(d) except for such filings or other actions that have been made or taken on or prior to the date hereof and such filings or other actions the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or other action by, or filing with or notification to, any Person or any Governmental Body on the part of the Company or Obligor is required in connection with the execution, delivery and performance by the Company or Obligor of this Note;

(e) there is no Proceeding pending or, to the knowledge of the Company or Obligor, threatened in writing against the Company or Obligor, which, if determined adversely, would reasonably be expected to have a Material Adverse Effect; and

(f) there is no judgment, order, ruling, or decree outstanding against the Company or Obligor that would reasonably be expected to have a Material Adverse Effect.

4. Certain Covenants.

(a) Until the obligations under this Note are repaid in full (including all Principal, Interest and Default Interest (if any)), Obligor shall conduct the business of Pogo and its Subsidiaries in the ordinary course, consistent with past practice during the nine (9) months prior to the closing of the transactions contemplated by the Purchase Agreement (including by maintaining levels of compensation to employees that are no more than such expenses and costs incurred by Pogo and its Subsidiaries for compensation to employees during the nine (9) months prior to the closing of the transactions contemplated by the Purchase Agreement), except that the Company or Obligor may pay its executives that compensation which has been approved by the Company’s compensation committee, with the advice of an independent compensation consultant, not to exceed $700,000 annually (which, for the avoidance of doubt, shall exclude compensation payable as deferred compensation after full satisfaction of this Note).

(b) Without limiting the foregoing, unless otherwise consented to in writing by each Holder, so long as the obligations under this Note are outstanding, Obligor shall not (i) transfer, sell, hypothecate, encumber, or dispose of any material assets of Pogo or its Subsidiaries except for (x) sales of inventory (including hydrocarbons produced) in the ordinary course of business on ordinary and market-based trade terms, (y) the creation of liens securing the Senior Debt (as defined below) or (z) other transactions consented to in writing by Holder, or (ii) acquire any material assets outside of the ordinary course of business.

(c) Until the obligations under this Note are repaid in full (including all Principal, Interest and Default Interest (if any)), (i) any net proceeds raised by Obligor, Pogo or any of their Subsidiaries in connection with the issuance of any equity or debt securities shall be used to repay (whether in full or in part) the accrued and outstanding obligations under this Note, and (ii) none of the Company, Obligor, SPAC Subsidiary, Pogo or any of their respective Subsidiaries shall incur additional indebtedness for borrowed money that is senior (in right or structurally (other than the indebtedness and other obligations under the Senior Loan Agreement)) or materially amend or restate the Senior Loan Agreement to allow for additional borrowings thereunder.

5. Subordination. Anything in this Note to the contrary notwithstanding, the Principal and any Interest, including Default Interest (collectively the “Subordinated Debt”), shall be subordinate and junior to all obligations (collectively the “Senior Debt”) owing to the lender (the “Senior Lender”) under the Debt Financing. Payment

Annex A-57

of this Note is subject to that certain Subordination Agreement of even date herewith between Holder, Obligor and Senior Lender. Unless permitted under the Subordination Agreement, Holder shall not accept nor receive any direct or indirect payment of or on account of the Subordinated Debt. Holder and Obligor hereby designate the Senior Lender as a third-party beneficiary of this Section 5. The subordination contained in this Section 5 shall be binding upon any transferee or nominee of Holder and any such transferee, by its acceptance of this Note shall be deemed to agree to the subordination and covenants and other agreements contained in this Section 5.

6. Notices.

All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent to:

If to Obligor to:

HNRA Upstream, LLC
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
Attention: CFO
Email: mbtrotter@comcast.net

with a copy to (not constituting notice):

David M. Smith, General Counsel
HNR Acquisition Corp.
10142 Holly Chase Dr.
Houston, Texas 77042
Email: dmsmith@HNRA-NYSE.com

If to the Holder to:

3879 Maple Avenue
Suite 400
Dallas, TX 75219

7. Governing Law; Jurisdiction.

This Note shall be construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws rules. Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of Texas and of the United States federal courts located within Dallas County, Texas, and any appellate court of such courts, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and Obligor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas court (or, to the extent permitted by law, in such federal court). Obligor agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Note against Obligor or its properties in the courts of any jurisdiction.

8. Waiver of Presentment.

Except as otherwise expressly provided in this Note, Obligor waives presentment for payment, demand, notice of nonpayment, diligence, notice of acceptance, notice of dishonor, demand for payment, protest of any dishonor, notice of protest, and protest of this Note and all other notices of any kind in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note.

9. Severability.

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, Obligor and the Holder shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, that the validity, legality and

Annex A-58

enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

10. Amendments.

This Note may not be changed, amended or modified except by agreement in writing signed by Obligor and the Holder.

11. Entire Agreement.

This Note, together with the Purchase Agreement and the other documents and agreements delivered at the closing pursuant to the express provisions of the Purchase Agreement, constitute the full and entire understanding and agreement of Obligor and the Holder hereto in respect of its subject matter, and supersedes all prior agreements, understandings (oral and written) and negotiations between or among Obligor or the Holder with regard to such subject matter.

[Signature page follows]

Annex A-59

IN WITNESS WHEREOF, Obligor has caused this Note to be signed on its behalf, in its limited liability company name, by its duly authorized officer as an instrument under seal, as of [•], 2023.

HNRA Upstream, LLC
By:
[_______________, President]
HNR Acquisition Corp (solely with respect to Sections 3 and 4)
By:
Donald W. Orr, President

Annex A-60

Exhibit C

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made as of this [•], 2023 (the “Effective Date”), by and between POGO ROYALTY, LLC, a Texas limited liability company, with offices at 4809 Cole Avenue, Suite 200, Dallas, Texas 75205 (“Pogo Royalty”), HNRA UPSTREAM, LLC a Delaware limited liability company with offices at 3730 Kirby Drive, Suite 1200 Houston, Texas 77098 (“HNRA Upstream”), and, solely with respect to Section 1.2, HNR ACQUISITION CORP, a Delaware corporation with offices at 3730 Kirby Drive, Suite 1200 Houston, Texas 77098 (“SPAC”). Pogo Royalty and HNRA Upstream may hereafter be referred to each as a “Party” and together as “Parties”. Capitalized terms shall have the meanings set forth on Exhibit A.

WHEREAS, Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”) in oil, gas, and mineral leases covering lands in Eddy County, New Mexico as identified and described in that certain Conveyance of Overriding Royalty Interest from Pogo Resources, LLC and LH Operating, LLC to Pogo Royalty, LLC dated effective July 1, 2023, which assigned an undivided royalty interest equal in amount to ten percent (10%) of Pogo Resources, LLC’s and LH Operating, LLC’s interest all oil, gas and minerals in, under and produced from each lease described therein;

WHEREAS, SPAC and HNRA Upstream, SPAC’s wholly-owned subsidiary, have entered into that certain Amended and Restated Membership Interest Purchase Agreement (the “MIPA”), dated as of August 28, 2023, pursuant to which HNRA Upstream and its subsidiary Affiliate have agreed to acquire 100% of the membership interests of Pogo Resources, LLC;

WHEREAS, in connection with the closing of the transactions contemplated by the MIPA, Pogo Royalty desires to grant to HNRA Upstream, and HNRA Upstream desires to accept from Pogo Royalty, an option to purchase the ORR Interest pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Pogo Royalty and HNRA Upstream, intending to be legally bound, hereby agree as follows:

Article I
GRANT OF OPTION

Section 1.1 The Option; Expiration Date. Pogo Royalty hereby grants HNRA Upstream an irrevocable and exclusive option (the “Option”) to purchase, in one or more series of related transactions, all (but not less than all unless otherwise agreed) of the ORR Interest from Pogo Royalty for the Option Price (as defined below) at any time prior to the date that is twelve (12) months following the Effective Date (the “Expiration Date”) by giving Pogo Royalty written notice thereof from time to time (a “Option Notice”). Notwithstanding anything to the contrary contained herein, HNRA Upstream shall not have the right to exercise the Option at any time prior to the date that the Promissory Note (as defined in the MIPA) has been paid in full and satisfied. At no time prior to the Expiration Date shall Pogo Royalty convey, transfer, sell, or otherwise dispose of all or any portion of the ORR Interest to an unaffiliated third-party without the prior written consent of HNRA Upstream.

Section 1.2 Option Consideration. Upon execution of this Agreement, and as consideration for Pogo Royalty granting the Option, SPAC shall issue to Pogo Royalty 10,000 shares of SPAC Class a Common Stock (as defined in the MIPA), valued at $10.00 per share (the “Option Consideration”) for the purchase of the Option.

Section 1.3 Option Price. The purchase price for the ORR Interest upon exercise of the Option shall be (i) the product of (1) $30,000,000 and (2) the percentage of the ORR Interest for which the Option is being exercised at such time (with (1) and (2) together, the “Base Option Price”), plus (ii) an additional amount equal to interest on the Base Option Price of twelve percent (12%) per annum, compounded monthly, from the Effective Date through the date of acquisition of the ORR Interest so acquired, minus (iii) any amounts received by or attributable to Pogo Royalty in respect of the ORR Interest acquired from the month of production in which the Effective Date occurs through the date of the exercise of the Option (such aggregate purchase price in any one instance, the “Option Price”).

Annex A-61

Section 1.4 Option Closing. The Option Notice shall include HNRA Upstream’s good faith determination of the Option Price, and Pogo Royalty shall have fifteen (15) business days to review the proposed Option Price and notify HNRA Upstream of any good faith objections to HNRA Upstream’s calculation. Pogo Royalty and HNRA Upstream shall work together in good faith to resolve any disputes with respect to the calculation of the Option Price. The consummation of the acquisition of the ORR Interest upon exercise of the Option shall occur within five (5) Days following Pogo Royalty’s acceptance of the Option Price.

Section 1.5 Exercise Date Deliverables. At the consummation of such purchase (the “Closing”), Pogo Royalty shall execute, acknowledge and deliver to HNRA Upstream (or its designee) such instruments as HNRA Upstream reasonably requests evidencing that the ORR Interest has been assigned to HNRA Upstream. Following the Closing, Pogo Royalty shall promptly remit to HNRA Upstream any and all amounts received by Pogo Royalty that are attributable to the ORR Interest after the date of the exercise of the Option.

Article II
Representations and Warranties

Section 2.1 Each Party represents to the other that:

(A) it is duly formed and validly existing under the laws of its jurisdiction of formation;

(B) it has the legal right and full power and authority to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement;

(C) all corporate or company action required by it validly and duly to authorize the execution and delivery of, and to exercise its rights and perform its obligations under, this Agreement has been duly taken; and

(D) it is duly formed and validly existing under the laws of its jurisdiction of formation.

Section 2.2 Except as expressly provided in this Agreement or as required by law, no Party makes any warranties or guarantees to the other, either express or implied, with respect to the MIPA or any other subject matter not expressly set forth in this this Agreement, and, to the extent permitted by law, each Party disclaims and waives any implied warranties or warranties imposed by law.

Article III
TERMINATION

Section 3.1 Termination. This Agreement and the Option shall immediately terminate and be of no further force or effect upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with this Agreement and (b) the date that is twelve (12) months following the Effective Date. Notwithstanding anything to the contrary contained herein, unless otherwise agreed by the Parties, (i) the rights of HNRA Upstream contained herein are personal to HNRA Upstream and may not be assigned or conveyed to any third-party, whether by merger, change of control, operation of law or otherwise, without the consent of Pogo Royalty and (ii) any assignment or transfer of any or all of the ORR Interest by Pogo Royalty after the Expiration Date shall be free and clear of this Agreement and this Agreement shall not be binding on any successor or assign of the ORR Interest assigned in accordance with this Agreement.

Article IV
MISCALLANEOUS

Section 4.1 Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall (at its own cost and expense) at any time and from time to time, upon reasonable request, (i) do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, transfers or assignments as may be reasonably required to consummate the transactions in accordance with the terms hereof and (ii) take such other actions as may be reasonably required in order to carry out the intent of this Agreement; provided that in no event shall any Party be required to take any action which in the opinion of its counsel, is unlawful or would or could constitute a violation of any applicable law or require the approval of any Governmental Authority.

Annex A-62

Section 4.2 Entire Agreement; Amendments. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof and contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

Section 4.3 Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party, whether by merger, change of control, operation of law or otherwise without the prior written consent of the other Party; provided, however, that no consent shall be required in the event an assignee is an Affiliate of the assignor. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

Section 4.4 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCEPT THAT, WITH RESPECT TO ISSUES RELATED TO REAL PROPERTY FOR ASSETS LOCATED IN A SPECIFIC STATE, THE LAWS OF SUCH STATE SHALL GOVERN), WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN DALLAS, TEXAS AND APPROPRIATE APPELLATE COURTS THEREFROM FOR THE RESOLUTION OF ANY DISPUTE, CONTROVERSY, OR CLAIM ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL ACTIONS, SUITS, AND PROCEEDINGS IN RESPECT OF SUCH DISPUTE, CONTROVERSY, OR CLAIM MAY BE HEARD AND DETERMINED IN SUCH COURTS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 4.5 Injunctive Relief. Each Party acknowledges and agrees that the other Party would suffer irreparable harm if the first Party failed to comply with its obligations arising pursuant to Article I. Accordingly, each Party hereby consents to and agrees that, in the event of a breach or threatened breach of Article I by the breaching Party, the injured Party shall have the right to exercise any and all rights by appropriate action either by law or in equity, including specific performance and other injunctive relief. The breaching Party further agrees that the injured Party shall not request that the injured Party post, nor shall the injured Party be obligated to post, a bond in connection with any equitable relief authorized pursuant to this Section 4.5.

Section 4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or electronically transmitted copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 4.7 No Partnership. Nothing contained in this Agreement shall be construed to create an association, joint venture, trust or partnership covenant, obligation or liability on or with regard to any one or more of the parties to this Agreement.

Section 4.8 Interpretation. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. The Parties agree that the terms and provisions of this Agreement embody their mutual intent and that such terms and conditions are not to be construed more liberally in favor, nor more strictly against, either Party.

Section 4.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision will be fully severable, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Annex A-63

Section 4.10 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to Pogo Royalty or HNRA Upstream, shall be sent to such Person’s address as set forth in the first paragraph of this Agreement. Each notice hereunder shall be in writing and may be personally served or sent United States certified or registered mail or courier service and shall be deemed delivered on the date of receipt. Either Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to the other Party, in the manner provided in this Section 4.10, at least ten (10) Days prior to the effective date of such change of address.

Section 4.11 Waiver. The failure of Pogo Royalty or HNRA Upstream to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

Section 4.12 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 4.13 Entire Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG POGO ROYALTY AND HNRA UPSTREAM AND SUPERSEDES IN THEIR ENTIRETY ANY PRIOR WRITTEN OR ORAL AGREEMENT BETWEEN POGO ROYALTY AND HNRA UPSTREAM AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF POGO ROYALTY AND HNRA UPSTREAM. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG POGO ROYALTY AND HNRA UPSTREAM.

[Remainder of page intentionally blank]

Annex A-64

IN WITNESS WHEREOF, this Agreement shall be effective for all purposes as of the Effective Date.

POGO ROYALTY:
POGO ROYALTY, LLC
By:
Name:
Title:
HNRA UPSTREAM:
HNR UPSTREAM, LLC
By:
Name:
Title:
SPAC, SOLELY FOR THE PURPOSES OF SECTION 1.2:
HNRA ACQUISITION CORP
By:
Name:
Title:

Signature Page to Option Agreement

Annex A-65

Exhibit A

Definitions

As used herein, the following terms shall have the meaning given to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly, Controlling, Controlled by, or under common Control with, such Person, through one or more intermediaries or otherwise.

“Agreement” has the meaning given to it in the preamble to this Agreement

“Base Option Price” has the meaning given to it in Section 1.3 to this Agreement

“Control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Day” means each period of twenty-four (24) consecutive hours beginning and ending at 7:00 A.M., Mountain Time. The reference date for any Day shall be the calendar date upon which the twenty- four (24) hour period commences.

“Effective Date” has the meaning given to it in the preamble to this Agreement

“Expiration Date” has the meaning given to it in Section 1.1 to this Agreement

“FIBT” means First International Bank & Trust, a North Dakota state banking institution.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“HNRA Upstream” has the meaning given to it in the preamble to this Agreement

“MIPA” has the meaning given to it in the recitals to this Agreement

“Option” has the meaning given to it in Section 1.1 to this Agreement

“Option Consideration” has the meaning given to it in Section 1.2 to this Agreement

“Option Notice” has the meaning given to it in Section 1.1 to this Agreement

“Option Price” has the meaning given to it in Section 1.3 to this Agreement

“ORR Interest” has the meaning given to it in the recitals to this Agreement

“Party” and “Parties” has the meaning given to it in the preamble to this Agreement

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pogo Royalty” has the meaning given to it in the preamble to this Agreement

“SPAC” has the meaning given to it in the preamble to this Agreement

Annex A-66

Exhibit E

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

HNRA UPSTREAM, LLC

A Delaware limited liability company

dated as of [__]

THE LIMITED LIABILITY COMPANY INTERESTS IN HNRA UPSTREAM, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE COMPANY AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE COMPANY AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

Annex A-67

Annex A-68

Annex A-69

Annex A-70

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF HNRA UPSTREAM, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of HNRA Upstream, LLC, a Delaware limited liability company (the “Company”), dated as of [__], is entered into by and among the Members that are party hereto, HNR Acquisition Corp., a Delaware corporation (the “Manager”), and each other Person as may become a Member from time to time, pursuant to the provisions of this Agreement.

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq. (as it may be amended from time to time, and any successor to such statute, the “Act”), under the name “HNRA UPSTREAM, LLC” by the filing of a Certificate of Formation (together with any amendments, the “Certificate of Formation”) of the Company in the office of the Secretary of State of the State of Delaware on August 9, 2023;

WHEREAS, immediately prior to the adoption of this Agreement, the Company was governed by the Limited Liability Company Agreement, dated August 9, 2023 (the “Initial Operating Agreement”); and

WHEREAS, in connection with the Amended and Restated MIPA, by and among CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), the Manager, HNRA Partner, Inc., a Delaware corporation, (“SPAC Subsidiary”) and the Company (and together with the Manager and SPAC Subsidiary, “Buyer”) and, solely with respect to Section 6.20 thereof, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”) (as further amended or modified in whole or in part from time to time in accordance with such agreement, the “Purchase Agreement”), the Initial Operating Agreement is amended and restated in its entirety by this Agreement, with this Agreement superseding and replacing the Initial Operating Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

Article I
GENERAL PROVISIONS

Section 1.1 Formation. The Company has been formed as a Delaware limited liability company by the filing of the Certificate of Formation, pursuant to the Act on August 9, 2023.

Section 1.2 Name. The name of the Company is “HNRA Upstream, LLC.” The Company may also conduct business at the same time under one or more fictitious names if the Manager determines that such is in the best interests of the Company. The Company may change its name, from time to time, in accordance with Law.

Section 1.3 Principal Place of Business; Other Places of Business. The principal business office of the Company shall be in Houston, Texas or such other location as may be designated by the Manager from time to time. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Manager deems advisable.

Section 1.4 Designated Agent for Service of Process. So long as required by the Act, the Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. The address of the registered office of the Company in the State of Delaware shall be as set forth in the Certificate of Formation. The Company’s registered agent for service of process at such address shall also be as set forth in the Certificate of Formation.

Section 1.5 Term. The term of the Company shall be perpetual unless and until the Company is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until its termination pursuant to this Agreement or as otherwise provided in the Act.

Annex A-71

Section 1.6 No State Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be an agent, partner or joint venturer of any other Member, for any purposes other than for U.S. federal, and applicable state and local, income tax purposes, and this Agreement shall not be construed to suggest otherwise. Neither the Company nor any Member shall take action inconsistent with the express intent of the parties hereto as set forth in this Section 1.6. Other than in respect of the Company, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, or organized group of Persons, whether incorporated or not, among or involving any Member or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth in this Agreement.

Section 1.7 Business Purpose. The purpose of the Company is to carry on any and all lawful businesses and activities permitted from time to time under the Act. On the terms and subject to the conditions of this Agreement, the Company is authorized to enter into, make and perform all contracts and other undertakings, and engage in all other activities and transactions as the Manager may deem necessary, advisable or convenient for carrying out the purposes of the Company.

Section 1.8 Powers. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act, any other Law, or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purposes of the Company set forth in Section 1.7.

Section 1.9 Certificates; Filings. The Certificate of Formation was previously filed on behalf of the Company in the office of the Secretary of State of the State of Delaware as required by the Act. The Manager shall take any and all other actions reasonably necessary to maintain the status of the Company under the Laws of the State of Delaware or any other state in which the Company shall do business. If requested by the Manager, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Manager to accomplish all filing, recording, publishing, and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the Laws of the State of Delaware, (b) if the Manager deems it advisable, the operation of the Company as a limited liability company, in all jurisdictions in which the Company proposes to operate, and (c) all other filings required (or determined by the Manager to be necessary or appropriate) to be made by the Company.

Section 1.10 Representations and Warranties by the Members.

(a) Individual-Member-Specific Representations. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) that is an individual represents and warrants to, and covenants with, each other Member that (i) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other Law to which such Member is subject and (ii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except (A) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (B) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b) Non-Individual-Member-Specific Representations. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) that is not an individual represents and warrants to, and covenants with, each other Member that (i) the execution of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), managing member(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the execution of this Agreement and consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other Law to which such

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Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except (A) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (B) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(c) Securities Laws. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) represents and warrants that it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a speculative and illiquid investment.

(d) Survival of Representations and Warranties. The representations and warranties contained in Sections 1.10(a), 1.10(b), and 1.10(c) shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company), and the dissolution, liquidation, and termination of the Company.

(e) No Representations as to Performance. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or the Manager have been made by the Company or any Member or any employee or representative or Affiliate of the Company or any Member, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Modification of Representations and Warranties. The Manager may permit the modification of any of the representations and warranties contained in Sections 1.10(a), 1.10(b), and 1.10(c), as applicable, to any Member (including any Additional Member or Substituted Member or any transferee of either); provided, that such representations and warranties, as modified, shall be set forth in either (i) a Unit Designation applicable to the Units held by such Member or (ii) a separate writing addressed to the Company.

Article II
UNITS; CAPITAL CONTRIBUTIONS

Section 2.1 Units.

(a) Generally. The interests of the Members in the Company are divided into, and represented by, the Units, each having the rights and obligations specified in this Agreement.

(b) Classes. The Units are initially divided into:

(i) “Class A Units,” which are issuable solely to the Manager and such other persons as the Manager shall determine;

(ii) “Class B Units,” which are issuable to the Members as set forth on the Register and as otherwise provided in this Agreement;

(iii) “Class A Convertible Preferred Units,” which are issuable to the Members as set forth on the Register and as otherwise provided in this Agreement; and

(iv) Other Classes of Units. The Company may issue additional Units or create additional classes, series, subclasses, or sub-series of Units in accordance with this Agreement.

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Section 2.2 Capital Contributions of the Members; No Deficit Restoration Obligation.

(a) Capital Contributions. The Members made, shall be treated as having made, or have agreed to make, Capital Contributions to the Company and were issued the Units indicated on the Register. Except as provided by Law or in this Agreement, the Members shall have no obligation or, except as otherwise provided in this Agreement or with the prior written consent of the Manager, right to make any other Capital Contributions or any loans to the Company.

(b) No Deficit Restoration Obligation. No Member shall have an obligation to make any contribution to the capital of the Company as the result of a deficit balance in its Capital Account, and any such deficit shall not be considered a Debt owed to the Company or to any other Person for any purpose whatsoever.

Section 2.3 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account balance. Except as provided by this Agreement, any Unit Designation, or by Law, no Member shall have any right to demand or receive a withdrawal or the return of its Capital Contribution from the Company. Except to the extent provided in this Agreement or in any Unit Designation, no Member shall have priority over any other Member as to distributions or the return of Capital Contributions.

Section 2.4 Issuances of Additional Units. Subject to Section 2.5 and the rights of any Member set forth in a Unit Designation:

(a) General. The Company may issue additional Units for any Company purpose at any time or from time to time to the Members (including, subject to Section 2.4(b), the Manager) or any other Person and may admit any such Person as an Additional Member for such consideration and on such terms and conditions as shall be established by the Company. Any additional Units may be issued in one or more classes or one or more series of any of such classes with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Units) as shall be determined by the Company and set forth in a written document attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated into this Agreement by reference (each, a “Unit Designation”). Upon the issuance of any additional Unit, the Manager shall amend the Register and the books and records of the Company as appropriate to reflect such issuance. Except to the extent specifically set forth in any Unit Designation, a Unit of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter.

(b) Issuances to the Manager. No additional Units shall be issued to the Manager unless at least one of the following conditions is satisfied:

(i) The additional Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests in the Common Units;

(ii) There is a recapitalization of the Capital Stock of the Manager, including any stock split, stock dividend, reclassification or similar transaction;

(iii) The additional Units are issued upon the conversion, redemption or exchange of Debt, Units or other securities issued by the Company and held by the Manager; or

(iv) The additional Units are issued in accordance with the express terms of Section 2.5(g) or any of the other provisions of this Article II (other than Section 2.4(a)).

(c) Issuances of Class B Units. No additional Class B Units shall be issued except in the event of a recapitalization of the Capital Stock of the Manager, including any stock split, stock dividend, reclassification or similar transaction.

(d) Issuances of Class A Convertible Preferred Units. No additional Class A Convertible Preferred Units (the “Class A Preferred Units”) shall be issued.

(e) No Preemptive Rights. Except as expressly provided in this Agreement or in any Unit Designation, no Person shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Unit.

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Section 2.5 Additional Funds and Additional Capital Contributions.

(a) General. The Company may, at any time and from time to time, determine that it requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Units, or for such other purposes as the Company may determine. Additional Funds may be obtained by the Company in any manner provided in, and in accordance with, the terms of this Section 2.5 without the approval of any Member or any other Person.

(b) Additional Capital Contributions. The Company may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution, the Company is hereby authorized from time to time to issue additional Units (as set forth in Section 2.4(a) but subject to Section 2.4(b), (c) and (d)) in consideration for such Capital Contribution.

(c) Loans by Third Parties. The Company may obtain any Additional Funds by incurring Debt payable to any Person upon such terms as the Company determines appropriate, including making such Debt convertible, redeemable, or exchangeable for Units; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of all or any portion of such Debt unless that Member otherwise agrees in writing.

(d) Issuance of Securities by the Manager.

(i) Unless otherwise agreed to by the Members, after the completion of the SPAC Transaction, except in the case of a Liquidity Offering for purposes of a Cash Settlement and subject to Section 2.5(d)(ii) and Article XI, the Manager shall not issue any additional Capital Stock or New Securities unless the Manager contributes the net proceeds received from the issuance of such additional Capital Stock or New Securities (as the case may be), and from the exercise of the rights contained in any such additional Capital Stock or New Securities to the Company in exchange for (i) in the case of an issuance of Class A Common Stock, Class A Units, or (ii) in the case of an issuance of Preferred Stock or New Securities, Equivalent Units. If at any time any Preferred Stock or New Securities are issued that are convertible into or exercisable for Class A Common Stock or another security of the Manager, then upon any such conversion or exercise, the corresponding Equivalent Unit shall be similarly converted or exercised, as applicable, and an equal number of Class A Units or other Equivalent Units shall be issued to the Manager. It is the intent of the parties that the Manager will always own Units equivalent in number and rights to its outstanding Capital Stock, except as provided pursuant to Section 11.4, and the parties hereby acknowledge that the Manager may make reasonable adjustments to its own capitalization, subject to applicable Law and the terms of any such outstanding Capital Stock, in order to effect such parity.

(ii) New Securities that are derivative securities issued under any Incentive Compensation Plan of the Manager shall not require issuance of Equivalent Units by the Company until such time as such derivative securities are exercised for Capital Stock of the Manager.

(e) Reimbursement of Issuance Expenses. If the Manager issues additional Capital Stock or New Securities and contributes the net proceeds (after deduction of any underwriters’ discounts and commissions) received from such issuance to the Company pursuant to Section 2.5(d), the Company shall reimburse or assume (on an after-tax basis) the Manager’s expenses associated with such issuance.

(f) Repurchase or Redemption of Capital Stock. If any shares of Capital Stock, or New Securities are repurchased, redeemed or otherwise retired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Manager, then the Manager shall cause the Company, immediately before such repurchase, redemption or retirement of such Capital Stock or New Securities, to redeem, repurchase or otherwise retire a corresponding number of Class A Units, Class B Units, or Equivalent Units held by the Manager, upon the same terms and for the same consideration as the Capital Stock or New Securities to be repurchased, redeemed, or retired.

(g) Reinvestment of Excess Cash. Notwithstanding anything to the contrary in this Agreement, if the Manager (i) receives Tax Distributions in an amount in excess of the amount necessary to enable the Manager to meet or pay its U.S. federal, state and local Tax obligations and any other operating expenses or (ii) holds any other excess cash amount, the Manager may, in its sole discretion, (A) distribute such excess cash amount to its shareholders or (B) contribute such excess cash amount to the Company in exchange for a number of Class A Units,

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and in the case of clause (B), the Manager may distribute to the holders of Class A Common Stock an amount of shares of Class A Common Stock corresponding to the Class A Units issued by the Company and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Class A Units of the Company that were issued to the Manager.

Article III
DISTRIBUTIONS

Section 3.1 Distributions Generally.

(a) Except as otherwise provided in this Article III and Article XII and subject to the terms of any Unit Designation, the Company shall distribute an amount of Available Cash if, when, and as determined by the Manager to the Members pro rata in proportion to the number of Class A Units owned by each of them.

Section 3.2 Tax Distributions.

(a) Generally. If the amount distributed to a Member pursuant to Section 3.1, in respect of a Fiscal Year is less than that Member’s Assumed Tax Liability in respect of such Fiscal Year, the Company shall distribute an amount of Available Cash to the Members, pro rata in accordance with the number of Common Units owned (subject to any Unit Designation), such that each Member receives distributions of Available Cash in respect of each Fiscal Year in an amount at least equal to the Member’s Assumed Tax Liability for such Fiscal Year (each such distribution, a “Tax Distribution”); provided that notwithstanding any distributions pursuant to Section 3.1 or any other provision of this Agreement, the amounts required to be distributed as Tax Distributions under this Section 3.2(a) shall be an amount such that the Manager receives at least an amount equal to the Manager Tax-Related Liabilities with respect to such Fiscal Year. Except as provided in Section 3.2(d) and subject to any Unit Designation, all Tax Distributions shall be made pro rata in accordance with Units.

(b) Calculation of Assumed Tax Liability. For purposes of calculating the amount of each Member’s Tax Distributions under Section 3.2(a), a Member’s “Assumed Tax Liability” means an amount equal to the product of:

(i) the sum of (A) the net taxable income and gain allocated to that Member in respect of its Common Units from the Company for U.S. federal income tax purposes in the Fiscal Year and (B) to the extent (x) determined by the Company in its sole discretion and (y) attributable to the Company, the amount the Member is required to include in income by reason of Code Sections 707(c) (but not including guaranteed payments for services within the meaning of Code Sections 707(c)), 951(a), and 951A(a); multiplied by

(ii) unless otherwise determined by the Company, the combined effective U.S. federal, state, and local rate of tax applicable to the Manager for the Fiscal Year (such tax rate, the “Assumed Tax Rate”).

The calculation required by this Section 3.2(b) shall be made by taking into account (w) the character of the income or gain, (x) any allocations under Code Section 704(c), (y) any special basis adjustments resulting from any election under Section 754 of the Code, including adjustments under Code Sections 732, 734(b) or 743(b), and (z) any limitations on the use of deductions or credits allocable with respect to the Fiscal Year. In addition, the Company shall adjust a Member’s Assumed Tax Liability to the extent the Company reasonably determines is necessary or appropriate as a result of any differences between U.S. federal income tax law and the tax laws of other jurisdictions in which the Company has a taxable presence. The Company shall calculate the amount of any increase described in the preceding sentence by applying the principles of Section 3.2(b)(i) and (ii) replacing the words “U.S. federal” with a reference to the applicable jurisdiction.

(c) Timing of Tax Distributions. If reasonably practicable, the Company shall make distributions of the estimated Tax Distributions in respect of a Fiscal Year on a quarterly basis to facilitate the payment of quarterly estimated income taxes, taking into account amounts previously distributed by reason of this Section 3.2; provided that, if necessary for the Manager to timely satisfy any Manager Tax-Related Liabilities, the Company shall make Tax Distributions on a more frequent basis. Not later than sixty (60) Business Days after the end of the Fiscal Year, the Company shall make a final Tax Distribution in an amount sufficient to fulfill the Company’s obligations under Section 3.2(a).

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(d) Impact of Insufficient Available Cash. If the amount of estimated or final Tax Distributions to be made exceeds the amount of the Available Cash, the Tax Distribution to which each Member is entitled pursuant to Section 3.2(a) shall be reduced in accordance with the provisions of this Section 3.2(d) (the amount of such reduction with respect to each Member, such Member’s “Tax Distribution Shortfall Amount”), and Available Cash shall be distributed in the following order of priority:

(i)  First, to the Manager in an amount equal to the full amount of its Tax Distribution; and

(ii) Second, to the Members other than the Manager pro rata in accordance with their Units (subject to any Unit Designation) in an aggregate amount such that each such Member has received distributions pursuant to this Section 3.2(d)(ii) that is not less than its Assumed Tax Liability.

Any Tax Distribution Shortfall Amounts will be carried forward to subsequent Fiscal Years, and distributions will be made to resolve such amounts, in accordance with the foregoing order of priority when and to the extent that the Company has sufficient Available Cash (for the avoidance of doubt, taking into account any cash required to make Tax Distributions in respect of subsequent Fiscal Years). Any outstanding Tax Distribution Shortfall Amounts must be resolved prior to making (or must be taken into account in making) any distribution under Section 3.1 or Section 9.3(a).

(e) No Tax Distributions on Liquidation. No Tax Distributions shall be made in connection with a Liquidating Event or the liquidation of a Member’s Units in the Company.

Section 3.3 Distributions in Kind. No Member may demand to receive property other than cash as provided in this Agreement. The Company may make a distribution in kind of Assets to the Members, and if a distribution is made both in cash and in kind, such distribution shall be made so that, to the fullest extent practical, the percentage of the cash and any other Assets distributed to each Member entitled to such distribution is identical.

Section 3.4 Distributions to Reflect Additional Units. If the Company issues additional Units pursuant to the provisions of Article II, subject to the provisions of any Unit Designation, the Manager is authorized to make such revisions to this Article III and to Annex C as it determines are reasonably necessary or desirable to reflect the issuance of such additional Units, including making preferential distributions to certain classes of Units.

Section 3.5 Other Distribution Rules.

(a) Transfers. From and after the Transfer of a Unit, for purposes of determining the rights to distributions (including Tax Distributions) under this Agreement, distributions (including Tax Distributions) made to the transferor Member, along with any withholding or deduction in respect of any such distribution, shall be treated as having been made to the transferee unless otherwise determined by the Company.

(b) Record Date for Distributions. The Company may designate a Record Date for purposes of calculating and giving effect to distributions. All distributions shall be made to the holders of record as of the applicable Record Date.

(c) Over-Distributions. If the amount of any distribution to a Member under the Agreement exceeds the amount to which the Member in entitled (e.g., by reason of an accounting error), the Member shall, upon written notice of the over-distribution delivered to the Member within one year of the over-distribution, promptly return the amount of such over-distribution to the Company.

(d) Reimbursements of Preformation Capital Expenditures. To the extent a distribution (or deemed distribution resulting from a reduction in a Member’s share of Company liabilities for federal tax purposes) otherwise would be treated as proceeds in a sale under Code Section 707(a)(2)(B), the Members intend such actual or deemed distribution to reimburse preformation capital expenditures under Treas. Reg. § 1.707-4(d) to the maximum extent permitted by Law.

(e) Limitation on Distributions. Notwithstanding any provision of this Agreement to the contrary, the Company shall not make a distribution to any Member to the extent such distribution would violate the Act or other Law or would result in the Company or any of its Subsidiaries being in default under any material agreement.

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Article IV
Management and Operations

Section 4.1 Management.

(a) Authority of Manager.

(i) Except as otherwise provided in this Agreement, the Manager shall have full, exclusive, and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, as the Manager deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company. Without limiting the generality of the preceding sentence and subject to Section 4.1, the Manager may cause the Company, without the consent or approval of any other Member, to enter into any of the following in one or a series of related transactions: (i) any merger, (ii) any acquisition, (iii) any consolidation, (iv) any sale, lease or other transfer or conveyance of Assets, (v) any recapitalization or reorganization of outstanding securities, (vi) any merger, sale, lease, spin-off, exchange, transfer or other disposition of a Subsidiary, division or other business, (vii) any issuance of Debt or equity securities (subject to any limitations expressly provided for in this Agreement), or (viii) any incurrence of Debt.

(ii) The Manager shall have the exclusive power and authority to bind the Company and shall be an agent of the Company’s business. The actions of the Manager taken in such capacity and in accordance with this Agreement shall bind the Company. Except to the extent expressly delegated in writing by the Manager, no Member or Person other than the Manager shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or act for or on behalf of or to bind the Company.

(iii) Subject to the rights of any Member set forth in Section 4.1(f), any determinations to be made by the Company pursuant to this Agreement shall be made by the Manager, and such determinations shall be final, conclusive and binding upon the Company and every Member.

(iv) The Manager shall constitute a “manager” (as that term is defined in the Act) of the Company.

(v) The Manager may not be removed by the Members, with or without cause, except with the consent of the Manager.

(b) Appointment of Officers. The Manager may, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Company as the Manager deems necessary or advisable, each of which shall have such powers, authority, and responsibilities as are delegated in writing by the Manager from time to time. Each such officer and/or board or committee member shall serve at the pleasure of the Manager. The initial Officers of the Company are set forth on Annex D attached to this Agreement.

(c) No Participation by Members. Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other Law and subject to Section 4.1, no Member (acting in such capacity) shall (x) have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business or any other matter, or (y) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. No Member, as such, shall have the power to bind the Company.

(d) Bankruptcy. Only the Manager may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Member, to the fullest extent permitted by Law, shall be deemed an unauthorized and bad faith filing, and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

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(e) Amendment of Agreement. All amendments to this Agreement must be approved by the Manager. Subject to the rights of any Member set forth in a Unit Designation and Section 4.1(f) and Section 4.1(g), the Manager shall have the power, without the consent or approval of any Member, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the Manager or surrender any right or power granted to the Manager or any Affiliate of the Manager for the benefit of the Members;

(ii) to reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with Law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with Law or with the provisions of this Agreement;

(iii) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency, or in federal or state Law;

(iv) to reflect the admission, substitution, or withdrawal of Members, the Transfer of any Units, the issuance of additional Units, or the termination of the Company in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal, or Transfer;

(v) to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Units issued pursuant to Article II;

(vi) if the Company is the Surviving Company in any Termination Transaction, to modify Section 10.1 or any related definitions to provide the holders of interests in the Surviving Company rights that are consistent with Section 7.5(b)(iii); and

(vii) to reflect any other modification to this Agreement as is reasonably necessary or appropriate for the business or operations of the Company or the Manager and that does not violate a Unit Designation, Section 4.1(f), or Section 4.1(g).

(f) Certain Amendments and Actions Requiring Member Consent.

(i) Notwithstanding anything in Section 4.1(e) or Article X to the contrary, this Agreement shall not be amended, and no action may be taken by the Manager or the Company without the consent of any Member holding Common Units or Class A Preferred Units that would be adversely affected by such amendment or action. Without limiting the generality of the preceding sentence, for purposes of this Section 4.1(f)(i), the Members holding Common Units or Class A Preferred Units will be deemed to be adversely affected by an amendment or action that would (A) adversely alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article III or Section 9.3(a)(iv), (B) convert the Company into a corporation or cause the Company to be classified as a corporation for U.S. federal income tax purposes (other than in connection with a Termination Transaction), or (C) amend this Section 4.1(f)(i). Notwithstanding the provisions of the preceding two sentences of this Section 4.1(f)(i), but subject to Section 4.1(f)(ii), the consent of any Member holding Common Units or Class A Preferred Units that would be adversely affected by an amendment or action shall not be required for any such amendment or action that affects all Members holding the same class or series of Units on a uniform or pro rata basis if such amendment or action is approved by a Majority-in-Interest of the Members of such class or series. If some, but not all, of the Members consent to such an amendment or action, the Company may, in its discretion, make such amendment or action effective only as to the Members that consented to it, to the extent it is practicable to do so.

(ii) This Agreement shall not be amended, and no action may be taken by the Manager without the consent of any Member holding Common Units or Class A Preferred Units that would be adversely affected by such amendment or action if such amendment or action would (A) modify the limited liability of a Member or increase the obligation of a Member to make a Capital Contribution to the Company or (B) amend this Section 4.1(f)(ii).

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(g) Implementation of Amendments. Upon obtaining any Consent required under this Section 4.1 or otherwise required by this Agreement, and without further action or execution by any other Person, including any Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Manager, and (ii) the Members shall be deemed a party to and bound by that amendment of this Agreement.

Section 4.2 Tax Actions. All tax-related actions, decisions, or determinations (or failure to take any available tax-related action, decision, or determination) by or with respect to the Company or any Subsidiary of the Company not expressly reserved for the Members shall be made, taken, or determined by the Manager; provided, however, any action, decision, or determination that could reasonably be expected to have a material consequence to any Seller that is disproportionately adverse to them as compared to the Manager shall not be taken without the prior written consent of the Company Unitholder Representative (such consent not to be unreasonably withheld, conditioned or delayed).

Section 4.3 Compensation and Reimbursement of Manager.

(a) General. The Manager shall not receive any fees from the Company for its services in administering the Company, except as otherwise provided in this Agreement.

(b) Reimbursement of Manager. The Company shall be liable for, and shall reimburse the Manager on an after-tax basis at such intervals as the Manager may determine, all:

(i) overhead, administrative expenses, insurance and reasonable legal, accounting and other professional fees and expenses of the Manager;

(ii) expenses of the Manager incidental to being a public reporting company;

(iii) reasonable fees and expenses related to the SPAC Transactions or any subsequent public offering of equity securities of the Manager (without duplicating any provisions of Section 2.5(e)) or private placement of equity securities of the Manager (including any reasonable fees and expenses related to the registration for resale of any such securities), whether or not consummated;

(iv) franchise and similar taxes of the Manager and other fees and expenses in connection with the maintenance of the existence of the Manager;

(v) customary compensation and benefits payable by the Manager, and indemnities provided by the Manager on behalf of, the officers, directors, and employees of the Manager; and

(vi) reasonable expenses paid by the Manager on behalf of the Company; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Manager with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted pursuant to Section 4.4. Such reimbursements shall be in addition to any reimbursement of the Manager as a result of indemnification pursuant to Section 4.7.

Section 4.4 Outside Activities.

(a) Limitation on Outside Activities of Manager. The Manager shall not directly or indirectly enter into or conduct any business, other than in connection with (i) the ownership, acquisition, and disposition of Units, (ii) maintaining its legal existence (including the ability to incur and pay, as applicable, fees, costs, expenses and taxes relating to that maintenance), (iii) the management of the business of the Company and its Subsidiaries, (iv) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (v) the offering, sale, syndication, private placement, or public offering of stock, bonds, securities, or other interests of the Manager, (vi) the financing or refinancing of any type related to the Company or its Assets or activities, (vii) receiving and paying dividends and distributions or making contributions to the capital of its Subsidiaries, (viii) filing tax reports and tax returns and paying taxes and other customary obligations in the ordinary course (and contesting any taxes), (ix) participating in tax, accounting, and other administrative matters with respect to its Subsidiaries and providing administrative and advisory services (including treasury and insurance services, including maintaining directors’ and officers’ insurance on its behalf and on behalf of its Subsidiaries) to its Subsidiaries, (x) holding any cash or property (but not operating any property), (xi) indemnifying officers, directors, members of management, managers, employees, consultants, or independent contractors of the Manager, the Company or their respective Subsidiaries, (xii) entering into any Termination Transaction or similar transaction in

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accordance with this Agreement, (xiii) preparing reports to governmental authorities and to its shareholders, (xiv) holding director and shareholder meetings, preparing organizational records, and other organizational activities required to maintain its separate organizational structure, (xv) complying with applicable Law, (xvi) engaging in activities relating to any management equity plan, stock option plan or any other management or employee benefit plan of the Manager, the Company or their respective Subsidiaries, and (xvii) engaging in activities that are incidental to clauses (i) through (xvi). The provisions of this Section 4.4 shall restrict only the Manager and its Subsidiaries (other than the Company and its Subsidiaries) and shall not restrict the other Members or any Affiliate of the other Members (other than the Manager).

(b) Outside Activities of Members.

(i) Subject to (x) Article XI of the Third Amended and Restated Certificate of Incorporation of the Manager, (y) any agreements entered into pursuant to Section 4.5, and (z) any other agreements (including any employment agreement) entered into by a Member or any of its Affiliates with the Manager, the Company or a Subsidiary, any Member (but, with respect to the Manager, subject to Section 4.4(a)), or any officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company, and, in any such case, need not (A) first offer the Company or any of its Subsidiaries an opportunity to participate in such business interests or activities or (B) account to the Company or any of its Subsidiaries with respect to such business interests or activities.

(ii) None of the Members, the Company or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Member or Person. Subject to any other agreements entered into by a Member or its Affiliates with the Manager, the Company or a Subsidiary, no Member (other than the Manager) or any such other Person shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, any Member, or any such other Person.

Section 4.5 Transactions with Affiliates. Subject to the provisions of Section 4.1(f) and Section 4.4, the Company may enter into any transaction or arrangement with the Manager or Subsidiaries of the Company or other Persons in which the Company has an equity investment on terms and conditions determined by the Manager. Without limiting the foregoing, but subject to Section 4.4, (a) the Company may (i) lend funds to, or borrow funds from, the Manager or to Subsidiaries of the Company or other Persons in which the Company has an equity investment and (ii) transfer Assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which the Company or any of its Subsidiaries is or thereby becomes a participant, and (b) the Manager may (i) propose and adopt on behalf of the employee benefit plans funded by the Company for the benefit of employees of the Manager, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, to or for the benefit of the Manager, the Company or any of the Company’s Subsidiaries and (ii) sell, transfer or convey any property to the Company, directly or indirectly.

Section 4.6 Limitation on Liability.

(a) General. To the fullest extent permitted by Law, no Indemnitee, in such capacity, shall be liable to the Company, any Member or any of their respective Affiliates, for any losses sustained or liabilities incurred as a result of any act or omission of such Person if (i) either (A) the Indemnitee, at the time of such act or omission, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Company or (B) in the case of omission by the Indemnitee, the Indemnitee did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company and (ii) the act or omission did not constitute fraud or intentional misconduct by the Indemnitee.

(b) Action in Good Faith. An Indemnitee acting under this Agreement shall not be liable to the Company for its, his, or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand, restrict, or eliminate the duties and liabilities of such Persons otherwise existing at Law or in equity, are agreed by the Members to replace fully and completely such other duties and liabilities of such Persons. Whenever the Manager or the Company is permitted or required to make a decision or take an action under this Agreement (i) in making such decisions, such Person shall be entitled to take into account

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its own interests as well as the interests of the Members as a whole or (ii) in its “good faith” or under another expressed standard, such Person shall act under such express standard and shall not be subject to any other or different standards.

(c) Outside Counsel. The Manager may consult with legal counsel, accountants and financial or other advisors, and any act or omission suffered or taken by the Manager on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Manager will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

(d) Duties of Members. Other than obligations of Members explicitly set forth in this Agreement, no Member (other than the Manager in its capacity as a manager), including any Member who may be deemed to be a controlling Member under applicable Law (other than the Manager in its capacity as a manager), shall owe any duty (of loyalty, care or otherwise) to the Company or to any other Member solely by reason of being a Member. With respect to each matter requiring approval of a Majority-in-Interest of the Members, each Member having voting rights may grant or withhold such Member’s vote under this Agreement, in such Member’s sole judgment, as directed or otherwise determined by such Member, without regard to the interests of any other Member or of the Company, and no Member shall have any duty to represent or act in the best interests of the Company or any other Member.

Section 4.7 Indemnification.

(a) General. The Company shall indemnify and hold harmless each Indemnitee (and such Person’s heirs, successors, assigns, executors or administrators) to the full extent permitted by Law and to the same extent and in the same manner provided by the provisions of Article VIII of the Amended and Restated Bylaws of the Manager applicable to officers and directors as if such provisions were set forth herein, mutatis mutandis, and applied to each such Indemnitee.

(b) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 4.7 shall not be exclusive of any other right that any Person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

(c) Nature of Rights. The rights conferred upon Indemnitees in this Section 4.7 shall be contract rights and shall continue as to an Indemnitee who has ceased to be the Manager, an Affiliate of the Manager, the Tax Representative, the Designated Individual, or an officer or director of the Manager, the Company, or their respective Affiliates. Any amendment, alteration or repeal of this Section 4.7 or of Article VI of the Amended and Restated Bylaws of the Manager that would adversely affect any right of an Indemnitee or its successors shall apply prospectively only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment, alteration or repeal.

Article V
BOOKS AND RECORDS

Section 5.1 Books and Records.

(a) General. The Company shall maintain in its principal business office, or any other place as may be determined by the Company, the books and records of the Company.

(b) Specific Records. In particular, the Company shall maintain:

(i) A register containing the name, address, and number and class of Units (including Equivalent Units) of each Member, and such other information as the Manager may deem necessary or desirable and attached to this Agreement as Annex (A) (as may be amended or updated from time to time, the “Register”). The Manager shall from time to time update the Register as necessary to ensure the Register is accurate, including as a result of any sales, exchanges, or other Transfers, or any redemptions, issuances, or similar events involving Units. Except as required by Law, no Member shall be entitled to receive a copy of the Register or of the information set forth in the Register relating to any Member other than itself.

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(ii) A copy of the Certificate of Formation and this Agreement and all amendments thereto.

Section 5.2 Financial Accounts. At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied.

Section 5.3 Inspection; Confidentiality. The Manager may keep confidential from the Members (or any of them) for such period of time as the Manager determines to be reasonable, any information (a) that the Manager believes to be in the nature of trade secrets, (b) the disclosure of which the Manager in good faith believes is not in the best interests of the Company or the Manager, or (c) that the Company or the Manager is required by Law, agreement, or customary commercial practice to keep confidential. Subject to the provisions of the previous sentence, the Members (personally or through an authorized representative) may, for purposes reasonably related to their respective interests in the Company, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours upon reasonable prior notice.

Section 5.4 Information to Be Provided by Manager to Members. The Company shall deliver (or otherwise make accessible) to each Member a copy of any information mailed or delivered electronically to all of the common stockholders of the Manager as soon as practicable after such mailing or electronic delivery.

Article VI
TAX MATTERS, ACCOUNTING, AND REPORTING

Section 6.1 Tax Matters.

(a) Tax Returns. The Company shall cause to be prepared and timely filed (taking into account available extensions) all federal, state, and local, and non-U.S. tax returns of the Company for each year for which such returns are required to be filed and shall determine the appropriate treatment of each tax item of the Company and make all other determinations with respect to such tax returns.

(b) Other Tax-Related Matters. Each of the provisions of Annex C, which address various tax-related matters, is incorporated into and shall constitute a part of this Agreement.

Section 6.2 Accounting and Fiscal Year. Unless otherwise determined by the Company or required by Code Section 706, the fiscal year of the Company (the “Fiscal Year”) shall be the calendar year ending December 31st, or, in the case of the last Fiscal Year of the Company, the fraction thereof ending on the date on which the winding up of the Company is completed.

Article VII
UNIT TRANSFERS AND MEMBER WITHDRAWALS

Section 7.1 Transfer Generally Prohibited. No Units shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article VII and Article X. Any Transfer or purported Transfer of a Unit not made in accordance with this Article VII or Article X shall be null and void ab initio. Units shall not be subject to the claims of any creditor, spouse for alimony or support, or legal process and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

Section 7.2 Conditions Generally Applicable to All Transfers. All Transfers are subject to the satisfaction of the following conditions:

(a) Transfers by Members Other than the Manager of Class A Units, Class B Units or Other Classes of Units.

(i) Consent of Manager. No Member other than the Manager shall Transfer any portion of its Class A Units, Class B Units or other Classes of Units to any transferee without the prior written consent of the Manager unless the Transfer is a Related-Party Transfer.

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(ii) Assumption of Obligations; No Relief from Obligations. Any transferee of all or a portion of a Unit (whether or not admitted as a Substituted Member) shall take subject to and assume, by operation of Law or express agreement, all of the obligations of the transferor Member under this Agreement with respect to such Transferred Unit. No Transfer (other than pursuant to a statutory merger or consolidation pursuant to which all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of Law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Manager.

(iii) No Rights as Member. No transferee, whether by a voluntary Transfer, by operation of Law or otherwise, shall have any rights under this Agreement unless admitted as a Substituted Member.

(b) Transfer by Members other than the Manager of Class A Preferred Units.

(i) Transfer of the Class A Preferred Units. No Member shall Transfer any portion of its Class A Preferred Units to any transferee within ninety (90) days from the date hereof; thereafter, a Member may Transfer all or any portion of its Class A Preferred Units; provided, that the aggregate number of holders of Class A Preferred Units shall at no time exceed ten (10) Persons.

(ii) Assumption of Obligations; No Relief from Obligations. Any transferee of all or a portion of a Unit (whether or not admitted as a Substituted Member) shall take subject to and assume, by operation of Law or express agreement, all of the obligations of the transferor Member under this Agreement with respect to such Transferred Unit.

(iii) No Rights as Member. No transferee, whether by a voluntary Transfer, by operation of Law or otherwise, shall have any rights under this Agreement unless admitted as a Substituted Member.

(c) Transfers by the Manager.

(i) Consent of Members. The Manager may not Transfer any of its Units without the consent of a Majority-in-Interest of the Members, except in connection with a Termination Transaction or to a wholly owned subsidiary in accordance with Section 7.2(b)(ii).

(ii) Transfer to Subsidiary. Subject to compliance with the other provisions of this Article VII, the Manager may Transfer all of its Units at any time to any Person that is, at the time of such Transfer, a direct or indirect wholly owned Subsidiary of the Manager without the consent of any Member and may designate the transferee to become the new Manager for all purposes of this Agreement.

(d) Withholding with Respect to a Transfer of Units. A Member making a Transfer permitted by this Agreement shall comply with Section 4.10(b) of Annex C.

(e) Other Restrictions on Transfer. In addition to any other restrictions on Transfer in this Agreement, no Member may Transfer a Unit (including by way of acquisition of Units by the Manager or any other acquisition of Units by the Company) if the Manager determines:

(i) such Transfer (A) would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (B) would create an undue risk that the Company be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or otherwise classified as an association taxable as a corporation for U.S. federal, state, or local income tax purposes; provided, that a Transfer by a Member shall not be prohibited under Section 7.2(d)(i)(B) if the Member obtains a tax opinion on which the Manager and the Company can rely from nationally recognized tax counsel that the Transfer will not result in the Company being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or otherwise classified as an association taxable as a corporation for U.S. federal, state, or local income tax purposes;

(ii) that the Transfer would be to any Person or entity that lacks the legal right, power or capacity to own a Unit;

(iii) that the Transfer would be in violation of Law;

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(iv) that the Transfer would be of any fractional or component portion of a Unit or rights to distributions, separate and apart from all other components of a Unit;

(v) that the Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified Person” (as defined in Code section 4975(c));

(vi) that the Transfer would create a material risk that any portion of the Assets would constitute assets of any employee benefit plan pursuant to Department of Labor Reg. § 2510.2-101;

(vii) that the Transfer would require the registration of such Unit pursuant to any applicable federal or state securities Laws;

(viii) that such Transfer would create a material risk that the Company would become a reporting company under the Exchange Act; or

(ix) that the Transfer would subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Section 7.3 Substituted Members.

(a) Admission as Member. A transferee of Units of a Member, other than a Related-Party Transferee or a transferee of Class A Preferred Units transferred as permitted by Section 7.2(b), may be admitted as a Substituted Member only with the consent of the Company. A Related-Party Transferee and any transferee of Class A Preferred Units shall be admitted as a Substituted Member without the consent of the Company, subject to compliance with Section 7.3(b). A transferee who has been admitted as a Substituted Member in accordance with this Article VII shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

(b) Documents to Be Provided by Transferee. No transferee shall be admitted as a Substituted Member until and unless it furnishes to the Manager (i) evidence of acceptance, in form and substance satisfactory to the Manager, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such transferee and (iii) such other documents and instruments as the Manager may require to effect such transferee’s admission as a Substituted Member, including a certification from the transferee or an opinion of counsel reasonably acceptable to the Company in respect of any of the restrictions on transfer set forth in Section 7.2(d) (which certification or opinion may be waived, in whole or in part, in the sole discretion of the Company).

(c) Amendment of Books and Records. In connection with, and as evidence of, the admission of a Substituted Member, the Manager or Company shall amend the Register and the books and records of the Company to reflect the name, address and number of Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Member.

Section 7.4 Withdrawal.

(a) Permissible Withdrawals. Subject to any Unit Designation, no Member may withdraw from the Company other than:

(i) as a result of a Transfer of all of such Member’s Units in accordance with this Article VII or Article X with respect to which the transferee becomes a Substituted Member;

(ii) pursuant to an acquisition by the Manager or Subsidiary of the Manager of all of its Units; or

(iii) with the prior written consent of the Company.

(b) Consequences of Withdrawal. Any Member who Transfers all of its Units in a Transfer (i) permitted pursuant to this Article VII where such transferee was admitted as a Substituted Member or (ii) to the Manager, whether or not pursuant to Section 10.1, shall cease to be a Member but shall continue to have the obligations of a former Member that are expressly set forth in this Agreement.

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Section 7.5 Restrictions on Termination Transactions.

(a) General. Except as provided in Section 7.5(b), neither the Company nor the Manager shall engage in, or cause or permit, a Termination Transaction.

(b) Consent. The Company or Manager may engage in, cause, or permit a Termination Transaction only if at least one of the following conditions is satisfied:

(i) A Majority-in-Interest of the Members give Consent;

(ii) In connection with any such Termination Transaction, each holder of Common Units (other than the Manager and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities or other property equal to the greatest amount of cash, securities or other property that the holder of Common Units would have received had it exercised its right to Exchange pursuant to Article X and received Class A Common Stock in exchange for its Common Units immediately before such Termination Transaction; or

(iii) All of the following conditions are met: (1) substantially all of the Assets directly or indirectly owned by the Company before the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Company or another limited partnership or limited liability company that is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (2) the Surviving Company is classified as a partnership for U.S. federal income tax purposes and each of its Subsidiaries has the same classification for U.S. federal, state, and local tax purposes immediately after the Termination Transaction that each Subsidiary had immediately before the Termination Transaction; (3) the rights of such Members with respect to the Surviving Company are at least as favorable as those of Members holding Units immediately before the consummation of such Termination Transaction (except to the extent that any such rights are consistent with clause (4) of this Section 7.5(b)(iii)) and as those applicable to any other limited partners or non-managing members of the Surviving Company; and (4) such rights include the right to cause their interests in the Surviving Company to be redeemed at any time or times for cash in an amount equal to the Fair Market Value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Company.

Section 7.6 Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Member’s estate (a “Member Representative”) shall have the same rights as the Incapacitated Member possessed to Transfer its Units. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company. Unless a Member or Member Representative informs the Company in writing of the Member’s Incapacity, the Company shall have the right to assume each Member is not Incapacitated. The Company shall have no obligation to determine whether or not a Member is Incapacitated.

Section 7.7 Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF HNRA UPSTREAM, LLC DATED AS OF [__], AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

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Article VIII
ADMISSION OF ADDITIONAL MEMBERS

Section 8.1 Admission of Additional Members.

(a) Requirements for Admission. A Person (other than a then-existing Member) who makes a Capital Contribution to the Company in exchange for Units and in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Manager (i) evidence of acceptance, in form and substance satisfactory to the Manager, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 11.1, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required by the Manager in order to effect such Person’s admission as an Additional Member. In connection with, and as evidence of, the admission of an Additional Member, the Manager shall amend the Register and the books and records of the Company to reflect the name, address, number and type of Units of such Additional Member.

(b) Consent of Company Required. Notwithstanding anything to the contrary in this Section 8.1, no Person shall be admitted as an Additional Member without the consent of the Company. The admission of any Person as an Additional Member shall become effective on the date determined by the Company (but in no case earlier than the satisfaction of all the conditions set forth in Section 8.1(a)).

Section 8.2 Limit on Number of Members. Unless otherwise permitted by the Manager, no Person shall be admitted to the Company after the date of this Agreement as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act.

Article IX
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.1 Dissolution Generally.

(a) Dissolution Only in Accordance with This Agreement. The Company shall not be dissolved by the substitution of Members or the admission of Additional Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Article IX, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company’s Assets.

(b) Termination of Members. The death, retirement, resignation, expulsion, Bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not in and of itself cause dissolution of the Company.

Section 9.2 Events Causing Dissolution.

(a) Actions by Members. No Member shall take any action to dissolve, terminate or liquidate the Company, or require apportionment, appraisal or partition of the Company or any of its Assets, or file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Law, waives any rights to take any such actions under Law, including any right to petition a court for judicial dissolution under Section 18-802 of the Act.

(b) Liquidating Events. The Company shall dissolve and commence winding up and liquidating its affairs upon the occurrence of any of the following events (each, a “Liquidating Event”):

(i) an election to dissolve the Company made by the Manager, with the Consent of a Majority-in-Interest of the Members;

(ii) the sale or other disposition of all or substantially all Assets; or

(iii) any other event that results in a mandatory dissolution under the Act.

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Section 9.3 Distribution upon Dissolution.

(a) Order of Distributions. Upon the dissolution of the Company pursuant to Section 9.2, the Manager (or, in the event that the Manager has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority-in-Interest of the Members (the Manager or such other Person, the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s Assets and liabilities, and the Company’s Assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Manager, include shares of stock in the Manager) shall be applied and distributed in the following order:

(i) first, to the satisfaction of all of the Company’s Debts and liabilities to creditors, including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for previously declared distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for previously declared distributions, whether by payment or the making of reasonable provision for payment thereof;

(iii) third, to the holders of Class A Preferred Units then outstanding in an amount equal to the greater of (A) the Liquidation Preference per unit and (B) the amount such holder of Class A Preferred Units would have been entitled to receive had such holder’s Class A Preferred Units converted to Class A Common Stock pursuant to Section 12.2; and

(iv) the balance, if any, to the Members, in accordance with Section 3.1.

(b) Discretion of Liquidator and Manager.

(i) Notwithstanding the provisions of Section 9.3(a) that require liquidation of the Assets, but subject to the order of priorities set forth therein, if before or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s Assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any Assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants-in-common and in accordance with the provisions of Section 9.3(a), undivided interests in such Company Assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and any agreements governing the operation of such properties at such time. The Liquidator shall determine the Fair Market Value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(ii) In the sole discretion of the Manager, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article IX may be:

(A) Distributed to a trust established for the benefit of the Manager and the Members for the purpose of liquidating Company Assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Manager arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Manager, in the same proportions and amounts as would otherwise have been distributed to the Members pursuant to this Agreement; or

(B) Withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided, that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 9.3(a) as soon as practicable.

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Section 9.4 Rights of Members. Except as otherwise provided in this Agreement and subject to the rights of any Member set forth in a Unit Designation, (a) each Member shall look solely to the Assets for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company, and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions or distributions.

Section 9.5 Termination. The Company shall terminate when all of the Assets, after payment of or due provision for all Debts, liabilities, and obligations of the Company, have been distributed to the Members in the manner provided for in this Article IX and the Certificate of Formation shall have been cancelled in the manner required by the Act.

Article X
PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; MEETINGS

Section 10.1 Actions and Consents of Members. The actions requiring Consent of any Member pursuant to this Agreement or otherwise pursuant to Law are subject to the procedures set forth in this Article X.

Section 10.2 Procedures for Meetings and Actions of the Members.

(a) Time; Quorum; Consent. Meetings of the Members may be called only by the Manager and shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than two (2) days nor more than ninety (90) days before the date of such meeting. Members may vote in Person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement or any Unit Designation, the affirmative vote of a Majority-in-Interest of the Members shall be sufficient to approve such proposal at a meeting of the Members. Whenever the Consent of any Members is permitted or required under this Agreement, such Consent may be given at a meeting of Members or in accordance with the procedure prescribed in Section 10.2(b).

(b) Written Consents. Any action requiring the Consent of any Member or a group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a Consent in writing or by electronic transmission and filed with the Manager setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such Consent may be in one or several instruments and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Manager may require a response within a reasonable specified time, and failure to respond in such time period shall constitute a Consent that is consistent with the Manager’s recommendation with respect to the proposal.

(c) Proxy. Each Member entitled to act at a meeting of Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) Record Date for Meetings and Other Purposes.

(i) The Manager may set, in advance, a Record Date (x) for the purpose of determining the identities of the Members entitled to Consent to any action or entitled to receive notice of or vote at any meeting of the Members or (y) to make a determination of Members for any other proper purpose. Any such date shall not be before the close of business on the day the Record Date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than two (2) days, before the date on which the meeting is to be held.

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(ii) If no Record Date is set, the Record Date for the determination of Members entitled to notice of or vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the Record Date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this Section 10.2(d)(ii), such determination shall apply to any adjournment thereof.

(e) Conduct of Meetings. Each meeting of Members shall be conducted by the Manager or such other Person as the Manager may appoint pursuant to such rules for the conduct of the meeting as the Manager or such other Person deems appropriate.

(f) Waivers. Any time period for notice with respect to meetings or consents of the Members may be waived by a Member as to such Member.

Article XI
EXCHANGE RIGHTS

Section 11.1 Elective and Mandatory Exchanges.

(a) Elective Exchanges. Subject to the Policy Regarding Exchanges set forth in Annex E, as amended from time to time by the Company (the “Policy Regarding Exchanges”), an Exchangeable Unit Member shall have the right, from time to time, to surrender Exchangeable Units, along with an equal number of shares of Class B Common Stock (in each case, free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement), to the Company and to thereby cause the Company to deliver to such Exchangeable Unit Member (or its designee) the Exchange Consideration as set forth in Section 11.3 (an “Elective Exchange”).

(b) Mandatory Exchange Events. Class B Units are subject to Mandatory Exchange, in the following circumstances: (i) at the discretion of the Manager with the consent of Members whose Class B Units represent fifty percent (50%) of the Class B Units of all Members in the aggregate; or (ii) automatically, without the consent of any Members of the Company, upon the one-year anniversary of the Mandatory Conversion Trigger Date. Upon a Mandatory Exchange, all Members will be required to exchange all Exchangeable Units then held by the Members.

(c) Mandatory Exchange Notices and Dates. Upon the occurrence of the circumstances set out in Section 11.1(b), a mandatory exchange of a Member’s Exchangeable Units and an equal number of shares of Class B Common Stock (a “Mandatory Exchange”) shall be initiated by the Manager by delivering to each Member holding Exchangeable Units a written notice pursuant to the notice provisions in Section 13.6 (a “Mandatory Exchange Notice”). A Mandatory Exchange Notice will specify the basis for the Mandatory Exchange, the Exchangeable Units of the Company to which the Mandatory Exchange applies, the Exchange Consideration and the effective date of such Mandatory Exchange (the “Mandatory Exchange Date”), which shall be no earlier than ten (10) Business Days after delivery of the Mandatory Exchange Notice. The Member receiving the Mandatory Exchange Notice shall use its reasonable best efforts to deliver the Certificates, as applicable, representing the applicable Exchangeable Units and corresponding shares of Class B Common Stock (free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement) no later than one (1) Business Day before the Mandatory Exchange Date. Upon the Mandatory Exchange Date, the Manager will effect the Mandatory Exchange.

Section 11.2 Additional Terms Applying to Exchanges.

(a) Rights of Exchangeable Unit Member. On an Exchange Date, all rights of the Exchangeable Unit Member as a holder of the Exchangeable Units and, if the applicable Exchangeable Units are Class B Units, shares of Class B Common Stock held by the holder of the Class B Units that are subject to the Exchange, shall cease, and, unless the Company or Manager, as applicable, has elected Cash Settlement as to all Exchangeable Units tendered, the Manager shall use commercially reasonable efforts to cause the transfer agent or registrar of the Manager to update the stock register of the Manager such that such Exchangeable Unit Member (or its designee) becomes the record holder of the shares of Class A Common Stock to be received by the Exchangeable Unit Member in respect of such Exchange.

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(b) Expenses. Except as otherwise agreed by the Company, the Manager and an Exchangeable Unit Member, the Company, the Manager, and each Exchangeable Unit Member shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated. Notwithstanding the foregoing sentence, the Manager (or the Company, at the Manager’s direction) shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered pursuant to an Elective Exchange in a name other than that of the Exchangeable Unit Member that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Exchangeable Unit Member) or the Cash Settlement is to be paid to a Person other than the Exchangeable Unit Member that requested the Exchange, then such Exchangeable Unit Member or the Person in whose name such shares are to be delivered or to whom the Cash Settlement is to be paid shall pay to the Manager (or the Company, at the Manager’s direction) the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Manager that such tax has been paid or is not payable.

(c) Concurrent Delivery of Class B Common Stock. No Exchange of Class B Units may be made without a concurrent delivery of an equal number of shares of Class B Common Stock. Any shares of Class B Common Stock surrendered in an Exchange shall automatically be deemed retired without any action on the part of any Person, including the Manager. Any such retired shares of Class B Common Stock shall no longer be outstanding, all rights with respect to such shares shall automatically cease and terminate, and such shares shall return to the status of authorized but unissued shares of the Manager.

Section 11.3 Exchange Consideration; Settlement.

(a) Generally. The Manager (in the case of a Mandatory Exchange) or the Company (in the case of an Elective Exchange) shall have the right, in its sole discretion, to elect the form of Exchange Consideration with respect to any Exchange. On an Exchange Date, provided the Exchangeable Unit Member has satisfied its obligations under the Policy Regarding Exchanges and not validly retracted such proposed Exchange, the Manager or the Company, as applicable, shall deliver or cause to be delivered the Exchange Consideration to such Exchangeable Unit Member (or its designee), at the address set forth on the applicable Exchange Notice. If the Manager or the Company, as applicable, elects a Cash Settlement, the Manager shall only be obligated to contribute to the Company (or, if the Manager elects to settle directly pursuant to Section 11.9, settle directly for an amount equal to) an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts and commissions, if applicable) from the sale by the Manager of a number of shares of Class A Common Stock equal to the number of Exchangeable Units being Exchanged for such Cash Settlement. Except as otherwise required by Law, the Manager shall, for U.S. federal income tax purposes, be treated as paying an appropriate portion of the selling expenses described in the previous sentence as agent for and on behalf of the Exchangeable Unit Member. Except as otherwise determined by the Manager or the Company, as applicable, if (i) the Company or the Manager determines that some or all of the Exchange Consideration with respect to an Exchange will be Class A Common Stock and (ii) such Exchange would, but for this Section 11.3(a), result in the Exchangeable Unit Member’s receipt of a fractional share of Class A Common Stock, then the number of shares of Class A Common Stock to be received by the Exchangeable Unit Member shall be rounded down to the nearest whole number of shares and the amount of the reduction shall be paid as a Cash Settlement.

(b) Restriction on Cash Settlement of Class B Units. Except in connection with a payment in respect of a fractional share (as described in the final sentence of Section 11.3(a)), the Manager or the Company, as applicable, may elect Cash Settlement with respect to an Exchange of Exchangeable Units that are Class B Units only to the extent the Cash Settlement is funded by the proceeds (net of underwriting discounts and commissions) of a Liquidity Offering with respect to that Exchange.

(c) Notice of Intended Exchange Consideration. At least two (2) Business Days before the Exchange Date, the Manager or the Company, as applicable, shall give written notice to the other (with a copy to the Exchangeable Unit Member) of its intended Exchange Consideration. If the Manager or the Company does not timely deliver such written notice, the Manager or the Company shall be deemed to have elected to settle the Exchange with shares of Class A Common Stock.

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(d) Settlement through Depository Trust Company. To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Manager or the Company will, upon the written instruction of an Exchangeable Unit Member, deliver the shares of Class A Common Stock deliverable to such Exchangeable Unit Member through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such Exchangeable Unit Member in the Exchange Notice.

(e) Obligations of Manager and Company. Upon any Exchange, the Manager or the Company, as applicable, shall take such actions as (A) may be required to ensure that such Exchangeable Unit Member receives the shares of Class A Common Stock and/or the Cash Settlement that such Exchangeable Unit Member is entitled to receive in connection with such Exchange pursuant to Section 11.3(a), and (B) may be reasonably within its control that would cause such Exchange to be treated as a direct exchange between the Manager and the Member for U.S. federal and applicable state and local income tax purposes.

Section 11.4 Adjustment. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then, upon any subsequent Exchange, an Exchangeable Unit Member shall be entitled to receive the amount of such security, securities or other property that such Exchangeable Unit Member would have received if such Exchange had occurred immediately before the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 11.4 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 11.5 Class A Common Stock to Be Issued in Connection with an Exchange.

(a) Class A Common Stock Reserve. The Manager shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable under this Agreement upon all such Exchanges; provided, however, that the Manager may satisfy its obligations in respect of any such Exchange or conversion by delivery of unencumbered purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Manager or any subsidiary thereof). The preceding sentence shall not affect the Manager’s right, where applicable, to elect a Cash Settlement (for the avoidance of doubt the Manager cannot force a Cash Settlement to the extent there are not enough authorized or legally available Class A Common Stock).

(b) Rule 16(b) Exemption. The Manager has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Manager (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Manager for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Manager (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Manager upon the registration of any class of equity security of the Manager pursuant to Section 12 of the Exchange Act.

(c) Validity of Class A Common Stock. The Manager covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Manager or any right of first refusal or other right in favor of any Person.

Section 11.6 Tax Treatment. Unless otherwise agreed to in writing by the Exchangeable Unit Member and the Manager, it is intended that, for U.S. federal and applicable state and local income tax purposes, each Exchange be treated as direct exchange between the Manager and the Exchangeable Unit Member that is a taxable

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transaction to the Exchangeable Unit Member. All applicable parties shall treat each Exchange consistently with the intended treatment for all U.S. federal and applicable state and local tax purposes unless otherwise required by a “determination” within the meaning of Code Section 1313(a) or a change in Law.

Section 11.7 Contribution by Manager. Except as otherwise provided in Section 11.9, on the Exchange Date (i) the Manager shall contribute to the Company the shares of Class A Common Stock and/or Cash Settlement that the Manager has elected to deliver and that the Exchangeable Unit Member is entitled to receive in the applicable Exchange and (ii) the Company shall issue to the Manager a number of Class A Units equal to the number of Exchangeable Units (and corresponding number of shares of Class B Common Stock) surrendered by the Exchangeable Unit Member.

Section 11.8 Apportionment of Distributions. Distributions with a Record Date on or before the Exchange Date shall be made to the Exchangeable Unit Member.

Section 11.9 Right of Manager to Acquire Exchangeable Units. With respect to Class B Units surrendered in an Elective Exchange or subject to a Mandatory Exchange, the Manager shall have the right but not the obligation to have the Manager (in lieu of the Company) acquire Exchangeable Units and, if the applicable Exchangeable Units are Class B Units, an equal number of shares of Class B Common Stock held by the holder of those Class B Units, directly from an Exchangeable Unit Member for the elected Exchange Consideration. If the Manager acquires Exchangeable Units as described in the preceding sentence, those Exchangeable Units shall be automatically recapitalized into the same number of Class A Units as the Exchangeable Units. The applicable provisions of this Article XI shall apply to any such direct exchange, mutatis mutandis.

Article XII
CLASS A PREFERRED UNITS

Section 12.1 Distributions. Notwithstanding anything herein to the contrary, the Company shall not effect any distributions on Units of any class or series of Units if any such distribution shall be used to pay dividends to the Manager’s stockholders without the prior written consent of the Series A Preferred Units, voting as a class, which written consent shall not be unreasonably withheld, conditioned, or delayed.

Section 12.2 Mandatory Conversion . Each Class A Preferred Unit that is outstanding on (i) the date that is the second year anniversary of the date of Original Issue Date or (ii) the date that is immediately prior to the consummation of a Change of Control will be converted into Class B Common Units at the Conversion Ratio (the “Mandatory Conversion Trigger Date”). The “Conversion Ratio” means, for each Class A Preferred Unit, the quotient of (i) the Stated Conversion Value and (ii) the Market Price, plus declared and unpaid distributions per Class A Preferred Unit through the date the conversion occurs pursuant to Section 12.1, if any (the “Conversion Price”). The “Stated Conversion Value” of the Class A Preferred Units shall be $20.00 per unit. The “Market Price” shall mean the average of the daily VWAP of the Class A Common Stock during the five (5) Trading Days prior to the Mandatory Conversion Trigger Date. The “VWAP” means, for any Trading Day, the per share daily volume weighted average price of the Class A Common Stock for such Trading Day on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB, the OTCBB or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time (the “Measurement Period”) or, if such price is not available, “VWAP” shall mean the market value per share of Class A Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm reasonably acceptable to the holders of a majority of the Class A Preferred Units. A “Trading Day” means any days during the course of which the Principal Market on which the Class A Common Stock is listed or admitted to trading is open for the exchange of securities.

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Section 12.3 Mandatory Conversion Notice. The Company will provide notice to holders of Class A Preferred Units within five days of the occurrence of the Mandatory Conversion Trigger Date (provided, however that failure of the Company to timely give such notice does not void the mandatory conversion). The holders of Class A Preferred Units will be deemed a Class B Common Unit holder of record as of Mandatory Conversion Trigger Date.

Section 12.4 Fractional Shares. No fractional Class B Common Unit or scrip shall be issued upon conversion of the Class A Preferred Units. If more than one Class A Preferred Unit shall be surrendered for conversion at any one time by the same holder, the number of full Class B Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class A Preferred Units so surrendered. Instead of any fractional Class B Common Unit which would otherwise be issuable upon conversion of any Class A Preferred Units, the Manager shall make an adjustment in respect of such fractional interest by rounding the fractional unit up to the next whole Class B Common Unit.

Section 12.5 Registration. If any Class B Common Units to be reserved for the purpose of conversion of Class A Preferred Units require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, including registration under the Securities Act, and appropriate state securities laws, before such shares may be validly issued or delivered upon conversion, the Manager shall, at its sole cost and expense, in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

Section 12.6 Adjustment. If, after the Original Issuance Date, the Manager (i) makes a distribution on its Class B Common Units in securities (including Class B Common Units), (ii) subdivides or splits its outstanding Class B Common Units into a greater number of Class B Common Units, (iii) combines or reclassifies its Class B Common Units into a smaller number of Class B Common Units or (iv) issues by reclassification of its Class B Common Units any securities (including any reclassification in connection with a merger, consolidation or business combination in which the Manager is the surviving person), then the Conversion Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Class A Preferred Units after such time shall entitle the holder to receive the aggregate number of Class B Common Units that such holder would have been entitled to receive if the Class A Preferred Units had been converted into Class B Common Units immediately prior to such record date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Manager is the surviving person, the Manager and the Company shall provide effective provisions to ensure that the provisions in this Agreement relating to the Class A Preferred Units shall not be abridged or amended and that the Class A Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Class A Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 12.7 shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Manager or the Company is the surviving person) or split. Such adjustment shall be made successively whenever any event described above shall occur. The Manager and the Company, as the case may be, agrees that it will act in good faith to make any adjustment(s) required by this Section 12.7 equitably and in such a manner as to afford the holders of Class A Preferred Units the benefits of the provisions hereof, and will not intentionally take any action to deprive such holders of the express benefit hereof. Upon any adjustment to the Conversion Price pursuant to this Section 12.7, the Company promptly shall deliver to each holder of Class A Preferred Units a certificate signed by an appropriate officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

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Section 12.7 Voting. In addition to any vote required by the Act, other applicable law or this Agreement, for so long as any of the Class A Preferred Units shall remain outstanding, neither the Manager nor the Company shall, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the following actions, including whether by merger, consolidation or otherwise, without (in addition to any other vote required the Act, other applicable law or this Agreement) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Class A Preferred Units, consenting or voting as a single class, by relative liquidation value, to:

(a) authorize or create, or increase the authorized amount of, or issue any class or series of Senior Units or Parity Units or reclassify or amend the provisions of any existing class of securities of the Company into Senior Units or Parity Units;

(b) authorize, create or issue any stock or debt instrument or other obligation that is convertible or exchangeable into Senior Units or Parity Units (or that is accompanied by options or warrants to purchase such Senior Units or Parity Units);

(c) amend, alter or repeal any provision of this Agreement in a manner that adversely affects the rights, preferences, privileges or powers of the Class A Preferred Units;

(d) declare or pay any distributions in cash or property with respect to its Common Units (other than distributions of cash or property paid on the Class A Preferred Units); or

(e) redeem, repurchase, recapitalize or acquire the Common Units or other Junior Units.

If the Company or the Manager shall propose to take any action enumerated above in clauses (a) through (e) of this Section 12.8 then, and in each such case, the Company or the Manager shall give notice of such proposed action to each holder of record of Class A Preferred Units as of the date of such notice at the address of said holder shown in the books and records of the Company. Such notice shall specify, inter alia (x) the proposed effective date of such action; (y) the date on which a record is to be taken for the purposes of such action, if applicable; and (z) the other material terms of such action. Such notice shall be given at least ten calendar days prior to the applicable date or effective date specified above. If at any time the Company or the Manager shall cancel any of the proposed actions for which notice has been given under this Section 12.8 prior to the consummation thereof, the Company or the Manager shall give prompt notice of such cancellation to each holder of record of the Class A Preferred Units as of the date of such notice at the address of said holder shown in the books and records of the Company. For the avoidance of doubt, if a holder of record of Class A Preferred Units does not respond to the aforementioned notice, such non-response shall in no way be deemed to constitute the written consent or affirmative vote of such holder regarding any of the aforementioned actions in this Section 12.8 or described within such notice.

Article XIII
MISCELLANEOUS

Section 13.1 Conclusive Nature of Determinations. All determinations, interpretations, calculations, adjustments and other actions of the Manager, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), or a designee of any of the foregoing that are within such Person’s authority under this Agreement shall be binding and conclusive on a Member absent manifest error. In connection with any such determination, interpretation, calculation, adjustment, or other action, the Manager, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), or the designee of any of the foregoing shall be entitled to resolve any ambiguity with respect to the manner in which such determination, interpretation, calculation, adjustment or other action is to be made or taken, and shall be entitled to interpret the provisions of this Agreement in such a manner as such Person determines to be fair and equitable, and such resolution or interpretation shall be binding and conclusive on a Member absent manifest error.

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Section 13.2 Company Counsel. THE COMPANY, THE MANAGER AND AFFILIATED ENTITIES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY MAY ALSO PERFORM SERVICES FOR THE MANAGER AND AFFILIATES THEREOF. THE MANAGER MAY, WITHOUT THE CONSENT OF THE MEMBERS, EXECUTE ON BEHALF OF THE COMPANY ANY CONSENT TO THE REPRESENTATION OF THE COMPANY THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. THE COMPANY HAS INITIALLY SELECTED PRYOR CASHMAN LLP (“COMPANY COUNSEL”) AS LEGAL COUNSEL TO THE COMPANY. EACH MEMBER ACKNOWLEDGES THAT COMPANY COUNSEL DOES NOT REPRESENT ANY MEMBER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH MEMBER AND COMPANY COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN THE ABSENCE OF ANY SUCH AGREEMENT COMPANY COUNSEL SHALL OWE NO DUTIES TO ANY MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT COMPANY COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH MEMBER WITH RESPECT TO OTHER MATTERS, UNLESS OTHERWISE EXPRESSLY AGREED BY COMPANY COUNSEL, COMPANY COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY MEMBER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

Section 13.3 Appointment of Manager as Attorney-in-Fact.

(a) Execution of Documents. Each Member, including each Additional Member and Substituted Member that is a Member, irrevocably makes, constitutes and appoints the Manager, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including:

(i) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, that the Manager deems appropriate to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act) in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Manager, necessary or desirable to protect the limited liability of the Members.

(ii) All amendments to this Agreement adopted in accordance with the terms of this Agreement, and all instruments that the Manager deems appropriate in accordance with the terms of this Agreement.

(iii) All conveyances of Company Assets and other instruments that the Manager reasonably deems necessary in order to complete a dissolution and termination of the Company pursuant to this Agreement.

(b) Power and Interest. The appointment by all Members of the Manager as attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Manager to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power and the Transfer of all or any portion of such Person’s Units, and shall not be affected by the subsequent Incapacity of the Person.

Section 13.4 Entire Agreement. This Agreement, together with the Registration Rights Agreement, and the certificate of incorporation of the Manager, in each case, as amended, supplemented or restated in accordance with its terms, and the other documents contemplated hereby and thereby, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior or contemporaneous agreements or understandings between the parties to this Agreement pertaining to the subject matter hereof, including the Initial Operating Agreement.

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Section 13.5 Further Assurances. Each of the parties to this Agreement does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.

Section 13.6 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or an officer of the Person to whom the same is directed, (b) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) (except with respect to notice to the Company or the Manager) sent by email, with electronic, written or oral confirmation of receipt, in each case addressed as follows:

(i)     if to the Company or the Manager:
c/o
HNR Acquisition Corp.
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
Attention:Donald W. Orr, President
Email:donald.orr@hnra-nyse.com
with copies (which shall not constitute notice) to:
Pryor Cashman LLP
7 Times Square
New York, New York 10036
Attention Matthew Ogurick
Email: mogurick@pryorcashman.com

or to such other address as the Company may from time to time specify by notice to the Members

(ii)    if to any Member, to:

the address, email, or facsimile number of such Member set forth in the records of the Company.

Any such notice shall be deemed to be delivered, given and received for all purposes as of: (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or email, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 13.7 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties to this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to otherwise governing principles of conflicts of Law.

Section 13.8 Jurisdiction and Venue. The parties to this Agreement agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court, or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (the “Selected Courts”), and each of the parties hereby irrevocably consents to the jurisdiction of the Selected Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Selected Court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided for notice in Section 13.6 shall be deemed effective service of process on such party.

Section 13.9 Equitable Remedies. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which

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they are entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties to this Agreement. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at Law would be adequate.

Section 13.10 Construction. This Agreement shall be construed as if all parties to this Agreement prepared this Agreement.

Section 13.11 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

Section 13.12 Third-Party Beneficiaries. Except as provided in Section 4.7, nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties to this Agreement that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person.

Section 13.13 Binding Effect. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding on, shall inure to the benefit of and shall be enforceable by the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Substituted Members or otherwise.

Section 13.14 Severability. If any provision of this Agreement as applied to any party or any circumstance shall be adjudged by a court to be void, unenforceable or inoperative as a matter of Law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 13.15 Survival. The provisions of Section 4.6 (Limitation on Liability), Section 4.7 (Indemnification), Section 13.1 (Conclusive Nature of Determinations), Section 13.3 (Appointment of Manager as Attorney-in-Fact), Section 13.4 (Entire Agreement), Section 13.5 (Further Assurances), Section 13.6 (Notices), Section 13.7 (Governing Law), Section 13.8 (Jurisdiction and Venue), Section 4.8 (Survival of Obligations) of Annex C, and this Section 13.15 (Survival) (and any other provisions of this Agreement necessary for the effectiveness of the enumerated sections) shall survive the termination of the Company and/or the termination of this Agreement.

Section 13.16 Effect on Other Obligations of Members or the Company. Nothing in this Agreement shall modify, amend, terminate or supersede any obligations or rights of any Member or the Company under any agreement between or among Member(s) and/or the Company (other than the Initial Operating Agreement) that is in effect as of the date hereof.

Section 13.17 Confidentiality. Each Member recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company (including its predecessors), including confidential information of the Company (and its predecessors) regarding identifiable, specific and discrete business opportunities being pursued by the Company (the “Confidential Information”). Except as otherwise consented to by the Manager in writing, each Member (other than the Manager), on behalf of itself (and, to the extent that such Member would be responsible for the acts of the following Persons under principles of agency Law, its managers, directors, officers, shareholders, partners, members, employees, representatives and agents) agrees that, during the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, it (a) will use the same degree of care as it uses to protect its own confidential information to keep confidential any Confidential Information furnished to such Member; (b) will not intentionally use any of the Confidential Information for any purpose other than monitoring its investment in the Company; and (c) will not disclose such Confidential Information to any third party for any reason or purpose whatsoever, except that each Member may disclose such information (i) to authorized directors, officers, employees, representatives and agents of the Company or the Manager and as otherwise may be proper in the course of performing such Member’s obligations or enforcing its rights under this Agreement and the agreements expressly contemplated hereby; (ii) to such Member’s (or any of its Affiliates’) Affiliates, auditors, accountants, attorneys or other agents who are informed of the Member’s obligations hereunder; (iii) to any bona fide prospective purchaser of the equity or assets of such

Annex A-98

Member or its Affiliates or the Units held by such Member, or prospective merger partner of such Member or its Affiliates, provided that such purchaser or merger partner agrees to be bound by the provisions of this Section 13.17 or other confidentiality agreement approved by the Manager; or (iv) as is required to be disclosed by any Law, by any governmental authority or stock exchange or by any listing or trading agreement concerning a Member or its Affiliates; provided that the Member required to make such disclosure pursuant to clause (iv) above shall provide to the Company prompt notice of such disclosure to enable the Company to seek an appropriate protective order or confidential treatment. It is acknowledged and agreed that a Member’s review of Confidential Information will inevitably enhance its knowledge and understanding of the Company’s industry in a way that cannot be separated from its other knowledge, and it shall not be a violation of Section 13.17(b) if such Member’s overall knowledge and understanding are used for purposes other than monitoring its investment in the Company. For purposes of this Section 13.17, the term “Confidential Information” shall not include any information which (x) such Person learns from a source other than the Company or the Manager, or any of their respective representatives, employees, agents or other service providers, and in each case who is not bound by a confidentiality obligation, (y) is disclosed in a prospectus, in other documents or in any other manner for dissemination to the public (in each case, not in violation of this Section 13.17), or (z) is independently developed by the disclosing Member without violating any requirement hereunder. Nothing in this Section 13.17 shall in any way limit or otherwise modify any confidentiality covenants entered into by any Member pursuant to any other agreement entered into with the Company or the Manager.

Article XIV
DEFINED TERMS

Section 14.1 Definitions. Unless otherwise indicated to the contrary, the following definitions shall be applied to the terms used in this Agreement:

“Act” is defined in the recitals to this Agreement.

“Additional Funds” is defined in Section 2.5(a).

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 8.1, who is shown as such on the books and records of the Company, and who has not ceased to be a Member pursuant to the Act and this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person;

provided, however, that (i) none of the Members or their parent companies or Affiliates shall be deemed to be an Affiliate of any other Member or its parent company or Affiliates and (ii) none of the Members or their parent companies or Affiliates shall be deemed to be an Affiliate of the Company or any of its Affiliates. With respect to any Person who is an individual, “Affiliate” shall also include, without limitation, any Family Member of such Person.

“Asset Value” is defined in Annex C.

“Assets” means any assets and property of the Company.

“Assumed Tax Liability” is defined in Section 3.2(b).

“Assumed Tax Rate” is defined in Section 3.2(b)(ii).

“Available Cash” means, after taking into account amounts determined by the Manager to be reasonably necessary or advisable to be retained by the Company to meet actual or anticipated, direct or indirect, expenses, capital investments, working capital needs or liabilities (actual, contingent or otherwise) of the Company, including the payment of any Imputed Underpayment or for the operation of the business of the Company, or to create reasonable reserves for any of the foregoing, cash (in United States dollars) of the Company that the Manager determines is available for distribution to the Members.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 18-304 of the Act with respect to such Person, and the term “Bankrupt” has a correlative meaning.

“Board of Directors” means the Board of Directors of the Manager.
Annex A-99

“Purchase Agreement” is defined in the recitals of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Capital Account” is defined in Annex C.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money and the initial Asset Value of property (other than money) in such form as may be permitted by the Act that the Member contributes (or is treated as contributing) to the Company.

“Capital Stock” means a share of any class or series of stock of the Manager now or hereafter authorized.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (x) the number of shares of Class A Common Stock that would otherwise be delivered to a Member in an Exchange, multiplied by (y) the price per share of Class A Common Stock. For purposes of the preceding sentence, in an Exchange of Class B Units, the price per share of Class A Common Stock shall only be determined by a private sale or underwritten offering (including a “bought” deal or “overnight” public offering) undertaken by the Manager in connection with or anticipation of the Exchange (a “Liquidity Offering”). For purposes of this definition, the price per share of Class A Common Stock shall be determined net of any underwriting discounts and commissions and shall be subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. For purposes of determining Cash Settlement to be paid in settlement of a fractional share of Class A Common Stock, the price per share of Class A Common Stock shall be determined as the VWAP, in each case subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If, at the time of determination, the Class A Common Stock no longer trades on a Principal Market, then the price per share of Class A Common Stock shall be determined in good faith by a committee of the Board of Directors composed of a majority of the directors of the Manager that do not have an interest in the Exchangeable Units.

“Certificate of Formation” is defined in the recitals of this Agreement.

“Certificates” means (A) if certificated, any certificates representing Exchangeable Units, (B) if certificated, any stock certificates representing the shares of Class B Common Stock required to be surrendered in connection with an Exchange of Class B Units, and (C) such other information, documents or instruments as either the Manager (or the Manager’s transfer agent) or the Company may reasonably require in connection with an Exchange. If any certificate or other document referenced in the immediately preceding sentence is alleged to be lost, stolen or destroyed, the Exchangeable Unit Member shall cooperate with and respond to the reasonable requests of the Manager (or the Manager’s transfer agent) and the Company and, if required by the Manager or the Company, furnish an affidavit of loss and/or an indemnity against any claim that may be made against the Manager or the Company on account of the alleged loss, theft or destruction of such certificate or other document.

“Change of Control” means, as of any date of determination, in one transaction or a series of related transactions, the Transfer of Units (or any beneficial interest therein) of the Company representing more than fifty (50) percent of the outstanding Common Units as of such date of determination.

“Class A Common Stock” means the Class A common stock of the Manager, $0.0001 par value per share.

“Class A Convertible Preferred Units” is defined in Section 2.1(b)(iii).

“Class A Preferred Units” is defined in Section 2.4(d).

“Class A Unit” is defined in Section 2.1(b)(i).

“Class B Common Stock” means a non-economic voting share in the Manager, with each share having non-economic rights equivalent to one share of Class A Common Stock.

“Class B Unit” is defined in Section 2.1(b)(ii).

“Code” means the Internal Revenue Code of 1986, as amended. All references in this Agreement to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

Annex A-100

“Common Stock” means the Class A Common Stock or the Class B Common Stock (and shall not include any additional series or class of the Manager’s common stock created after the date of this Agreement).

“Common Unit” means a Class A Unit, a Class B Unit, and any other Unit designated as a Common Unit by the Company.

“Company” is defined in the preamble to this Agreement.

“Company Counsel” is defined in Section 11.2.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article X.

“control,” including the terms “controlled by” and “under common control with,” means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the Board of Directors or similar body governing the affairs of such Person.

“Conversion Price” is defined in Section 12.2.

“Conversion Ratio” is defined in Section 12.2.

“de minimis” shall mean an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the Manager.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; and (iii) obligations of such Person as lessee under capital leases.

“Designated Individual” is defined in Annex C.

“Elective Exchange” is defined in Section 11.1(a).

“Elective Exchange Date” means the effective date of an Elective Exchange.

“Elective Exchange Notice” is defined in Annex (B).

“Equivalent Units” means Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption (the “Terms”) that are (a) relative to the Common Units and the other classes and series of Units that correspond to classes and series of Capital Stock, and (b) substantially the same as (or corresponding to) the Terms that any new Capital Stock or New Securities have relative to the Common Stock and other classes and series of Capital Stock or New Securities. The foregoing shall not apply to matters such as voting for members of the Board of Directors that are not applicable to the Company. In comparing the economic rights of any Preferred Stock with the economic rights of any Units, the effect of taxes may be taken into account.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” means any Elective Exchange or Mandatory Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Consideration” shall mean, in the case of any Exchange, (x) the number of shares of Class A Common Stock that is equal to the product of the number of Exchangeable Units surrendered in the Exchange multiplied by the Exchange Rate (the “Stock Consideration”), (y) the Cash Settlement, plus, in the case of an Exchange of Class B Units under either subclause (x) or (y), an amount that is equal to $0.0001 multiplied by the number of shares of Class B Common Stock included in the Exchange, or (z) a combination of the Stock Consideration and the Cash Settlement.

Annex A-101

“Exchange Date” means an Elective Exchange Date or Mandatory Exchange Date.

“Exchange Rate” means, in respect of any Exchange, subject to Section 11.4, a ratio, expressed as a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately before the Exchange and the denominator of which shall be the number of Class A Units owned by the Manager immediately before the Exchange. On the date of this Agreement, the Exchange Rate shall be 1.

“Exchangeable Unit” means each Class B Unit and any other Unit designated as an Exchangeable Unit by the Company.

“Exchangeable Unit Member” means (i) each Member, other than the Manager and any of its wholly owned Subsidiaries, that holds an Exchangeable Unit or (ii) each holder of an interest in a Member that holds an Exchangeable Unit pursuant to Article X.

“Fair Market Value” of Units or other property, means the cash price that a third party would pay to acquire all of such Units (computed on a fully diluted basis after giving effect to the exercise of any and all outstanding conversion rights, exchange rights, warrants and options) or other property, as the case may be, in an arm’s-length transaction. Unless otherwise determined by the Company, the following assumptions will be made when determining the Fair Market Value of Units:

(a) that the Company was being sold in a manner reasonably designed to solicit all possible participants and permit all interested Persons an opportunity to participate and achieve the best value reasonably available to the Members at the time; and

(b) that all existing circumstances are taken into account, including the terms and conditions of all agreements (including this Agreement) to which the Company is then a party or by which it is otherwise benefited or affected, determined.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors (whether by blood or by adoption), descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors (whether by blood or by adoption), descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) are beneficiaries.

“Fiscal Year” is defined in Section 6.2.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of the winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the Bankruptcy of such Member.

“Incentive Compensation Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Company or the Manager for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“Indemnitee” means the Manager, each Affiliate of the Manager, the Tax Representative, the Designated Individual and each officer or director of the Manager, the Company or their respective Affiliates, in all cases in such capacity.

“Initial Operating Agreement” is defined in the recitals of this Agreement.

“IRS” means the United States Internal Revenue Service, or, if applicable, a state or local taxing agency.

Annex A-102

“Law” means any applicable statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any governmental authority. The term “Lawful” has a correlative meaning.

“Liquidating Event” is defined in Section 9.2(b).

“Liquidation Preference” shall mean, with respect to the Class A Preferred Unit, (i) during the period from the original issue date of the Class A Preferred Units (the “Original Issuance Date”) to the first anniversary of the Original Issue Date, $10.00 per unit, (ii) during the period from the first anniversary of the Original Issue Date to the second anniversary of the Original Issuance Date, $15.00 per unit and (iii) thereafter, $20.00 per unit, in each case subject to appropriate adjustment in the event of any equity distribution, unit split, combination or other similar recapitalization with respect to the applicable Class A Preferred Units..

“Liquidator” is defined in Section 9.3(a).

“Liquidity Offering” is defined in the definition of Cash Settlement.

“Majority-in-Interest of the Members” means Members (excluding the Manager in its capacity as a Member) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Common Units held by all Members (excluding the Manager in its capacity as a Member) entitled to vote on or consent to such matter.

“Manager” is defined in the preamble to this Agreement.

“Manager Tax-Related Liabilities” means any U.S. federal, state and local and non-U.S. tax obligations (including any Imputed Underpayment Share for which the Manager is liable hereunder) owed by the Manager (other than any obligations to remit any withholdings withheld from payments to third parties).

“Mandatory Conversion Trigger Date” is defined in Section 12.2.

“Mandatory Exchange” is defined in Section 11.1(c).

“Mandatory Exchange Date” is defined in Section 11.1(c).

“Mandatory Exchange Notice” is defined in Section 11.1(c).

“Market Price” is defined in Section 12.2.

“Measurement Period” is defined in Section 12.2.

“Member” means any Person named as a member of the Company on the Register of this Agreement (as amended from time to time) and any Person admitted as an Additional Member of the Company or a Substituted Member of the Company, in each case, in such Person’s capacity as a member of the Company, until such time as such Person has ceased to be a Member.

“Member Representative” is defined in Section 7.6.

“New Securities” means any equity security as defined in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended, excluding grants under the Incentive Compensation Plans, including (i) rights, options, warrants, or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into, or exchange such securities for, Common Stock or Preferred Stock and (ii) any Debt issued by the Manager that provides any of the rights described in clause (i).

“Original Issuance Date” is defined in the definition of Liquidation Preference.

“Percentage Interest” means, with respect to each Member, as to any class or series of relevant Units, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of such class or series held by such Member and the denominator of which is the total number of Units of such class or series held by all Members, in each case determined as of the date of determination. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Common Units.

Annex A-103

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization or other entity, including any governmental authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Policy Regarding Exchanges” is defined in Section 11.1(a).

“Principal Market” is defined in Section 12.2.

“Preferred Stock” means shares of preferred stock of the Manager now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Stock.

“Record Date” means the record date established by the Company for the purpose of determining the Members entitled to notice of or vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Company) generally be the same as the record date established by the Manager for a distribution to the Members of its Capital Stock of some or all of its portion of such distribution.

“Register” is defined in Section 5.1(b)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, effective on or about the date hereof, among the Manager and the other Persons party thereto, as the same may be amended, modified, supplemented or restated from time to time.

“Regulations” means the income tax regulations, including temporary regulations and, to the extent taxpayers are permitted to rely on them, proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). References to “Treas. Reg. §” are to the sections of the Regulations.

“Related-Party Transfer” means a Transfer by a Member of all or part of its Units to any Related-Party Transferee.

“Related-Party Transferee” means, with respect to a Member, (i) any Family Member of that Member, (ii) any direct or indirect member or equityholder of that Member or any Affiliate of that Member, (iii) any Family Member of any direct or indirect member or equityholder described in (ii), or (iv) the Manager or any Subsidiary of the Manager.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selected Courts” is defined in Section 11.7.

“SPAC Transactions” means the series of transactions effectuated pursuant to the Purchase Agreement.

“Stated Conversion Value” is defined in Section 12.2.

“Subsidiary” means, with respect to any Person, any corporation or other entity if a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 7.3.

“Surviving Company” is defined in Section 7.5(b)(iii).

“Tax Distribution” is defined in Section 3.2(a).

“Tax Distribution Shortfall Amount” is defined in Section 3.2(d).

Annex A-104

“Termination Transaction” means any direct or indirect Transfer of all or any portion of the Manager’s Units in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving the Manager, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Manager not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or as a result of a stock split or reverse stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of the Manager, or (e) a Transfer of all or any portion of the Manager’s Units (other than to a wholly owned Affiliate).

“Terms” is defined in the definition of “Equivalent Units.”

“Trading Day” is defined in Section 12.2.

“Transfer” means, in respect of any Units, property or other assets, any sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and receive dividends or other income with respect thereto, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing. An Exchange shall not constitute a Transfer under this Agreement.

“Unit” means a fractional share of the limited liability company interest in the Company, which may be a Class A Unit, Class B Unit or Class A Preferred Unit and shall be deemed to include any equity security received in connection with any recapitalization, merger, consolidation, or other reorganization, or by way of any distribution in respect of Units, in any such case, after the date of this Agreement.

“Unit Designation” is defined in Section 2.4(a).

“VWAP” is defined in Section 12.2.

Section 14.2 Interpretation. In this Agreement and in the exhibits to this Agreement, except to the extent that the context otherwise requires:

(a) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b) defined terms include the plural as well as the singular and vice versa;

(c) words importing gender include all genders;

(d) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and all statutory instruments or orders made under it;

(e) any reference to a “day” or “Business Day” means the whole of such day, being the period of 24 hours running from midnight to midnight;

(f) references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to this Agreement;

(g) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

[Remainder of page intentionally left blank.]

Annex A-105

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGER:	HNRA ACQUISITION CORP.
By:
Name:
Title:
MEMBERS:
CIC POGO LP		DENCO RESOURCES LLC
By:		By:
Name:	Fouad Bashour	Name:	John L. Denman Jr.
Title:	Manager	Title:	President
4400 HOLDINGS, LLC		POGO RESOURCES MANAGEMENT, LLC
By:		By:
Name:	Kirk Pogoloff	Name:	Kirk Pogoloff
Title:	Manager	Title:	Manager
HNRA ACQUISITION CORP.
By:
Name:	Donald W. Orr
Title:	President

[Signature Page to Amended and Restated Limited Liability Company Agreement of HNRA Upstream, LLC]

Annex A-106

Annex A: INITIAL UNITS

Member	Class A Units
HNR Acquisition Corp.	[__]
Member	Class B Units
CIC Pogo LP	[__]
DenCo Resources, LLC	[__]
Pogo Resources Management, LLC	[__]
4400 Holdings, LLC	[__]
Member	Class A Preferred Units
CIC Pogo LP	[__]
DenCo Resources, LLC	[__]
Pogo Resources Management, LLC	[__]
4400 Holdings, LLC	[__]

Annex A-107

Annex B: FORM OF ELECTIVE EXCHANGE NOTICE
ELECTIVE EXCHANGE NOTICE

[SPAC ADDRESS]
[SELLER ADDRESS]

This elective exchange notice (“Elective Exchange Notice”) is delivered by the undersigned Exchangeable Unit Member pursuant to Section 11.1 of the Amended and Restated Limited Liability Company Agreement of HNRA Upstream, LLC, dated as of [__], 2023 (the “LLC Agreement”), by and among HNR Acquisition Corp., a Delaware corporation (the “Manager”) and the members that are party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

The undersigned hereby transfers the number of Class B Units plus shares of Class B Common Stock set forth below (together, the “Paired Interests”) in exchange for the Stock Consideration to be issued in its name as set forth below, or the Cash Settlement, as applicable, as set forth in the LLC Agreement.

Legal Name of Holder:
Address:
Number of Class B Units:
Number of Class B Common Stock:
Brokerage Account Details: __

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Elective Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) this Elective Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Elective Exchange Notice are being transferred to the Manager or the Company, as applicable, free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Elective Exchange Notice is required to be obtained by the undersigned for the transfer of such Paired Interests to the Manager or the Company, as applicable.

The undersigned hereby irrevocably constitutes and appoints any officer of the Manager or of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Manager or the Company, as applicable, the Paired Interests subject to this Elective Exchange Notice and to deliver to the undersigned the Stock Consideration or Cash Settlement, as applicable, to be delivered in exchange therefor.

Annex A-108

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Elective Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:
Dated:

Annex A-109

Annex C: TAX MATTERS

Article I
Definitions

“Asset Value” means, with respect to any Asset, the adjusted basis of such Asset for U.S. federal income tax purposes; provided, however, that:

(i) the initial Asset Value of any Asset (other than cash) contributed or deemed contributed by a Member to the Company shall be the gross Fair Market Value of such Asset as determined by the Company;

(ii) the Asset Values of all Assets shall be adjusted to equal their respective gross Fair Market Values as determined by the Company as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member, in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (C) the liquidation of the Company within the meaning of Treas. Reg. § 1.704-1(b)(2)(ii)(g); (D) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to the benefit of the Company by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of becoming a Member; (E) the Conversion of any Class A Preferred Units into Class B Common Units in accordance with principles similar to those set forth under Treas. Reg. § 1.704 1(b)(2)(iv)(s); or (F) any other instance in which such adjustment is permitted under Treas. Reg. § 1.704-1(b)(2)(iv); provided, however, that any adjustment pursuant to clause (A), (B), (D), or (E) above shall be made only if the Company determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii) the Asset Value of any Asset distributed to any Member shall be the gross Fair Market Value of such Asset on the date of distribution, as determined by the Company;

(iv) the Asset Values of all Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m); provided, however, that Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent that the Company determines that an adjustment pursuant to paragraph (ii) of this definition of Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv); and

(v) if the Asset Value of an Asset has been determined or adjusted to paragraph (i), (ii), (iv), or (v) of this definition of Asset Value, then such Asset Value shall thereafter be adjusted by the Depreciation or Simulated Depletion taken into account with respect to such Asset for purposes of computing Net Profits and Net Losses.

“Audit” is defined in Section 4.4(a) of this Annex C.

“Company Minimum Gain” has the meaning set forth as “partnership minimum gain” in Treas. Reg. § 1.704-2(b)(2) and is computed in accordance with Treas. Reg. § 1.704-2(d).

“Company Unitholder Representative” means [__].

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction (other than depletion or Simulated Depletion) allowable for U.S. federal income tax purposes with respect to an Asset for such Fiscal Year or other period; provided, however, that if the Asset Value of an Asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be determined in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(g)(3), or Treas. Reg. § 1.704-3(d)(2), as appropriate.

“Designated Individual” is defined in Section 4.3(a)(ii) of this Annex C.

“Imputed Underpayment” is defined in Section 4.4(d) of this Annex C.

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“Imputed Underpayment Share” is defined in Section 4.4(e)(i) of this Annex C.

“Member Nonrecourse Debt” has the meaning given to the term “partner nonrecourse debt” in Treas. Reg. § 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means, with respect to each Member Nonrecourse Debt, an amount equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. § 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the meaning given to the term “partner nonrecourse deduction” in Treas. Reg. §§ 1.704-2(i)(l) and 1.704-2(i)(2).

“Net Profits” and “Net Losses” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) and, where appropriate (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1)), with the following adjustments:

(i) any income of the Company exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

(ii) any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as expenditures described in Code Section 705(a)(2)(B) pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(iii) in the event the Asset Value of any Asset of the Company is adjusted in accordance with paragraph (ii), paragraph (iii), or paragraph (v) of the definition of “Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Asset for purposes of computing Net Profits or Net Losses;

(iv) gain or loss resulting from any disposition of any Asset with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Asset Value of the Asset disposed of, notwithstanding that the adjusted tax basis of such Asset differs from its Asset Value;

(v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi) to the extent an adjustment to the adjusted tax basis of any Asset pursuant to Code Section 734(b) is required pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the Asset) or loss (if the adjustment decreases the basis of the Asset) from the disposition of the Asset and shall be taken into account for purposes of computing Net Profits and Net Losses;

(vii) notwithstanding any other provision of this definition of Net Profits and Net Losses, any items that are specially allocated pursuant to Section 3.2 and Section 3.3 of this Annex C shall not be taken into account in computing Net Profits or Net Losses, but shall be determined by applying rules analogous to those set forth in paragraphs (i) through (vi) above; and

(viii) where appropriate, references to Net Profits and Net Losses shall refer to specific items of income, gain, loss, deduction, and credit comprising or otherwise comprising Net Profits or Net Losses.

“Nonrecourse Deductions” has the meaning set forth in Treas. Reg. § 1.704-2(b)(1).

“Nonrecourse Liability” has the meaning set forth in Treas. Reg. § 1.752-1(a)(2).

“Push Out Election” means the election under Code Section 6226 (or any similar provision of state or local law) to “push out” an adjustment to the Members or former Members, including filing IRS Form 8988 (Election for Alternative to Payment of the Imputed Underpayment), or any successor or similar form, and taking any other action necessary to give effect to such election.

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“Revised Partnership Audit Provisions” means Code Sections 6221 through 6241, as in effect for taxable years of the Company beginning after December 31, 2017, together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax law.

“Seller” has the meaning set forth in the recitals.

“Specified Audit” is defined in Section 4.4(b) of this Annex C.

“Tax Representative” means, as applicable, and including the Designated Individual as the context requires, (a) the Member or other Person (including the Company) designated as the “partnership representative” of the Company under Code Section 6223, and/or (b) the Member or other Person serving in a similar capacity under any similar provisions of state, local or non-U.S. Laws, in each case, acting solely at the direction of the Company to the maximum extent permitted under Law.

Article II
Member’s Capital Accounts.

The Company or the Manager shall establish and maintain a capital account for each Member in accordance with Treas. Reg. § 1.704-1(b)(2)(iv) (each, a “Capital Account”). The Company shall maintain Capital Account subaccounts for Class A Preferred Units that are separate from those maintained for Common Units, and may maintain Capital Account subaccounts for other different classes of Units, and any provisions of this Agreement pertaining to Capital Account maintenance shall apply, mutatis mutandis, to those subaccounts.

Article III
Allocations

Section 3.1 Allocations to Capital Accounts Generally. Each Fiscal Year or other relevant period, after adjusting each Member’s Capital Account for all contributions and distributions with respect to such Fiscal Year and after giving effect to the allocations under Section 3.2 of this Annex C for the Fiscal Year or period, Net Profits and Net Losses shall be allocated among the Members in a manner such that, after such allocations have been made, each Member’s Capital Account balance with respect to its Common Units (which may be a positive, negative, or zero balance) will equal (proportionately) (a) the amount that would be distributed to each such Member in respect of its Common Units, determined as if the Company were to (i) sell all of its Assets for their Asset Values, (ii) satisfy all of its liabilities in accordance with their terms with the proceeds from such sale (limited, with respect to Nonrecourse Liabilities, to the Asset Values of the Assets securing such liabilities), and (iii) distribute the remaining proceeds pursuant Section 3.1 of this Agreement, minus (b) the sum of (x) such Member’s share of the Company Minimum Gain and Member Nonrecourse Debt Minimum Gain and (y) the amount, if any (without duplication of any amount included under clause (x)), that such Member is obligated (or is deemed for U.S. tax purposes to be obligated) to contribute, in its capacity as a Member, to the capital of the Company as of the last day of such Fiscal Year.

Section 3.2 Priority Allocations to Capital Accounts.

(a) Minimum Gain Chargeback, Qualified Income Offset, and Stop Loss Provisions. Each of (i) the “minimum gain chargeback” provision of Treas. Reg. § 1.704-2(f), (ii) the “chargeback of partner nonrecourse debt minimum gain” provision of Treas. Reg. § 1.704-2(i)(4), (iii) the “qualified income offset” provision of Treas. Reg. § 1.704-1(b)(2)(ii)(d)(3), and (iv) the requirement in the flush language immediately following Treas. Reg. § 1.704-1(b)(2)(ii)(d)(3) that an allocation “not cause or increase a deficit balance” in a Member’s Capital Account is hereby incorporated by reference as a part of this Agreement. The Company shall make such allocations as are necessary to comply with those provisions and shall make any determinations with respect to such allocations (to the extent consistent with clauses (i) – (iv) of the preceding sentence).

(b) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other relevant period shall be allocated to the Members in proportion to the number of Common Units owned by each of them, unless otherwise determined by the Company.

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(c) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other relevant period shall be specially allocated to the Member who bears the economic risk of loss (within the meaning of Treas. Reg. § 1.752-2) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treas. Reg. § 1.704-2(i)(l).

(d) Special Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Asset under Code Section 734(b) or Code Section 743(b) is required, pursuant to Treas. Reg. §§ 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the Asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treas. Reg. § 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treas. Reg. § 1.704-1(b)(2)(iv)(m)(4) applies.

(e) Ameliorative Allocations. Any allocations made (as well as anticipated reversing or offsetting regulatory allocations to be made) pursuant to Section 3.2(a) – (d) of this Annex C shall be taken into account in computing subsequent allocations pursuant to this Agreement, so that the net amount for any item so allocated and all other items allocated to each Member pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Agreement if those allocations had not occurred.

(f) Depletion, Gain and Loss on Depletable Properties. The Simulated Basis in each oil and gas property owned by the Company shall be allocated among the Members in proportion to the number of Common Units owned by each such Member. Simulated Depletion with respect to each separate oil and gas property shall be allocated to the Members in proportion to their respective shares of the Simulated Basis in the related property. Any Simulated Gain shall be allocated to the Members and shall increase their respective Capital Accounts in the same manner as an equal amount of gain would have been allocated pursuant to Section 3.1 and Section 3.2(g)(ii). Any Simulated Loss shall be allocated to the Members in the same percentages as the Simulated Basis of the property sold was allocated up to an amount equal to each Member’s share of the Company’s Simulated Basis in such property at the time of such sale.

(g) Notwithstanding anything to the contrary contained in this Agreement, (i) no allocation of Net Profit, Net Losses or otherwise shall be made in respect of any Class A Preferred Units, except as follows:

(i) Any gains resulting from adjustments to Asset Value, and items of income or gain realized on and after a Liquidating Event occurs shall be specially allocated to holders of Class A Preferred Units (in proportion to the number of Class A Preferred Units owned by each of them) until the Capital Account balances attributable to the Class A Preferred Units equals the Liquidation Preference of the Class A Preferred Units.

(ii) Once the Capital Account balances of all Common Units have been reduced to zero, (A) any further Net Losses shall be allocated to the holders of Preferred Units (in proportion to the number of Class A Preferred Units owned by each of them) and (B) and Net Profits subsequently realized shall be allocated to holders of Class A Preferred Units (in proportion to the number of Class A Preferred Units owned by each of them) until the cumulative amount so allocated equals the cumulative amount of Net Losses allocated to the holders of Class A Preferred Units pursuant to clause (A).

(iii) In the event the Asset Value of any Asset is adjusted pursuant to paragraph (ii), clause (E), of the definition of Asset Value, any Net Profit or Net Losses resulting from such adjustment shall, in accordance with principles similar to those set forth in Treas. Reg. § 1.704 1(b)(2)(iv)(s) or in any other manner reasonably determined by the Company, be allocated among the Members (including the Members who hold the Class A Preferred Units giving rise to such adjustment) such that the Capital Account balance relating to each Class B Common Unit (including any Class A Preferred Units that have been converted into Class B Common Units) is equal in amount (or as close to equal in amount as possible) immediately after making such allocation; provided that, if the foregoing allocations are insufficient to cause the Capital

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Account balance relating to each Class B Common Unit to be so equal in amount, then the Company shall cause a “capital account reallocation” in accordance with principles similar to those set forth in Treas. Reg. § 1.704 1(b)(2)(iv)(s)(3) to cause the Capital Account balance relating to each Class B Common Unit to be so equal in amount.

Section 3.3 Tax Allocation Rules.

(a) In General. Except as otherwise provided in this Section 3.3 of this Annex C, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss, deduction, and credit as determined for tax purposes shall be allocated among the Members in the same manner as its correlative item of income, gain, loss, deduction, and credit (as calculated in accordance with the definitions of “Net Profits” and “Net Loss”) is allocated pursuant to Section 3.1 and Section 3.2 of this Annex C.

(b) The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Internal Revenue Code) shall, in accordance with Section 613A(c)(7)(D) of the Internal Revenue Code, be computed for federal income tax purposes separately by the Members rather than the Company. Except as provided in Section 3.3(d), for purposes of such computation, the adjusted tax basis of each oil and gas property shall be allocated among the Members in proportion to the number of Common Units owned by each Member. Each Member, with the assistance of the Tax Representative, shall separately keep records of its share of the adjusted tax basis in each separate oil and gas property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company. Upon the request of the Tax Representative, each Member shall advise the Tax Representative of its adjusted tax basis in each separate oil and gas property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection. The Tax Representative may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto

(c) Except as provided in Section 3.3(d), for the purposes of the separate computation of gain or loss by each Member on a disposition of each separate oil and gas property (as defined in Section 614 of the Internal Revenue Code), the Company’s allocable share of the “amount realized” (as such term is defined in Section 1001(b) of the Internal Revenue Code) from such disposition shall be allocated for federal income tax purposes among the Members as follows:

(i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Members in the same proportion as the depletable basis of such property was allocated to the Members pursuant to Section 3.3(b) (without regard to any special allocation of basis under Section 3.3(d)); and

(ii) second, the remainder of such amount realized, if any, to the Members so that, to the maximum extent possible, the amount realized that is allocated to each Member under this Section 3.3(c)(ii) will equal such Member’s share of the Simulated Gain recognized by the Company from such Transfer.

(d) Section 704(c) Allocations. Notwithstanding the provisions of Section 3.3(a) of this Annex C to the contrary, in accordance with Code Section 704(c)(1)(A) (and the principles of those provisions) and Treas. Reg. § 1.704-3, Company items of income, gain, loss, deduction, and credit with respect to any property contributed to the capital of the Company, or after Company property has been revalued under Treas. Reg. § 1.704-1(b)(2)(iv)(f) or (s), shall, solely for U.S. federal, state and local tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such Company property to the Company for U.S. federal income tax purposes and its value as so determined at the time of the contribution or revaluation of Company property. The Company shall use the “traditional method” with respect to any property contributed to the Company in connection with the SPAC Transactions. With respect to property contributed or Section 704(c) amounts arising from revaluations made after the SPAC Transactions, the Company may use any method permitted under Treas. Reg. § 1.704-3.

Allocations pursuant to Section 3.3(a) and this Section 3.3(b) of this Annex C are solely for U.S. federal, state, and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of profit, loss, or other items, pursuant to any provision of this Agreement.

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(e) Corrective Allocations. If, pursuant to Section 3.2(g), the Company causes a “capital account reallocation” in accordance with principles similar to those set forth in Treas. Reg. § 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations in accordance with principles similar to those set forth in Treas. Reg. § 1.704-1(b)(4)(x).

(f) Allocations in Respect of Varying Interests. If any Member’s interest in the Company varies (within the meaning of Code Section 706(d)) within a Fiscal Year, whether by reason of a Transfer of a Unit, redemption of a Unit by the Company, or otherwise, Net Profits and Net Losses for that Fiscal Year will be allocated so as to take into account such varying interests in accordance with Code Section 706(d) using the daily proration method and/or such other permissible method, methods, or conventions selected by the Company.

(g) Timing and Amount of Allocations of Net Profits and Net Loss. Net Profits and Net Losses of the Company shall be determined and allocated with respect to each Fiscal Year as of the end of each such year, or at such other time or times determined by the Company.

(h) Modification of Allocations. The allocations set forth in Section 3.1 and Section 3.2 of this Annex C are intended to comply with certain requirements of the Regulations. The Company shall be authorized to make, in its reasonable discretion, appropriate modifications to the allocations of Net Profits and Net Losses pursuant to this Agreement in order to comply with Code Section 704 or applicable Regulations. Notwithstanding any provision of this Agreement to the contrary, if the Company reasonably determines an allocation other than the allocations that would otherwise be made pursuant to this Agreement would more appropriately reflect the Members’ interests in the Company, the Company may in its discretion make appropriate adjustments to such allocations.

(i) Allocation of Liabilities under Code Section 752. Notwithstanding anything in this Agreement to the contrary, no Member will take, or permit any Affiliate to take, any action that would change the allocation of liabilities for purposes of Code Section 752 without the consent of the Company.

(j) Adjustment for Non-Compensatory Options. If the Company issues Units or other securities that are treated as “non-compensatory options”, as defined in Treasury Regulations Section 1.721-2, the Manager shall make such adjustments to the Asset Value of the Company’s Assets, allocation of Net Profits and Net Losses, Capital Accounts and allocations of items for income tax purposes as it reasonably determines may be necessary to comply with the provisions of Treasury Regulations Section 1.721-2 and Treasury Regulations Section 1.704-1(b)(2)(iv)(s) or any successor provisions relating thereto and to properly reflect the economic sharing arrangement associated with the non-compensatory options.

Article IV
Certain Tax Matters

Section 4.1 Provision of Information.

(a) Information to Be Provided by Company to Members. No later than thirty (30) days after the filing by the Company of the Company’s federal tax return (IRS Form 1065), the Company shall provide to each Member a copy of Schedule K-1 of IRS Form 1065 reporting that Member’s allocable share of items of income, gain, loss, deduction, or credit for such Fiscal Year, and such additional information as is required to be provided on Schedule K-1 or as such Member may reasonably request for tax purposes, each as determined by the Company. The Member hereby consents to receive each Schedule K-1 in respect of the Member’s ownership interest in the Company through electronic delivery.

(b) Information to Be Provided by Members to Company.

(i) Notice of Audit or Tax Examination. Each Member shall notify the Company within five (5) Business Days after receipt of any notice regarding an audit or tax examination of the Company and upon any request for material information related to the Company by U.S. federal, state, local, or other tax authorities.

(ii) Other Relevant Tax Information. Each Member shall provide to the Company upon reasonable request tax basis information about Assets contributed by it to the Company and such other tax information as reasonably requested by the Company and necessary for it to prepare its financial reports or any tax returns and such other information and/or tax forms as the Company reasonably requests.

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(c) No Right to Member Tax Returns. Notwithstanding anything to the contrary in this Agreement or any right to information under the Act, with respect to the financial statements or tax returns of a Member or its Affiliates (excluding, for this purpose, Manager and the Company), none of the Company, the other Members, such other Member’s Affiliates or any of their respective representatives, will be entitled to review such financial statements or tax returns for any purpose, including in connection with any proceeding or other dispute (whether involving the Company, between the Members, or involving any other Persons).

Section 4.2 Tax Elections. The Company shall have in effect (and shall cause each Subsidiary that is classified as a partnership for U.S. federal income tax purposes to have in effect) an election pursuant to Code Section 754 (and any similar provisions of applicable U.S. state or local law) for the Company for the Fiscal Year that includes the date of the SPAC Transactions and each Fiscal Year in which a sale or exchange (whether partial or complete) occurs. The Company shall determine whether to make any other available election pursuant to the Code or Regulations that is not otherwise expressly provided for or prohibited in this Agreement, and, unless otherwise provided for by this Agreement, the Members hereby consent to all such elections.

Section 4.3 Tax Representative.

(a) Appointment and Replacement of Tax Representative.

(i) Tax Representative. The Manager shall act as the Tax Representative, but the Manager may designate another Person to act as the Tax Representative and may remove, replace, or revoke the designation of that Person, or require that Person to resign. For any jurisdiction with respect to which the Manager cannot serve as the Tax Representative, however, the Manager may designate another Person to act as the Tax Representative.

(ii) Designated Individual. If the Tax Representative is not an individual, the Manager shall appoint a “designated individual” for each taxable year (as described in Treas. Reg. § 301.6223-1(b)(3)(ii)) (a “Designated Individual”).

(iii) Approval by Members. Each Member agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence the appointments described in Section 4.3(a)(i) and Section 4.3(a)(ii) of this Annex C, including statements required to be filed with the tax returns of the Company in order to effect the designation of the Tax Representative or Designated Individual (and any successor).

(b) Authority of the Tax Representative; Delegation of Authority. The Tax Representative shall have all of the rights, duties, powers, and obligations provided for under the Code, Regulations, or other applicable guidance; provided that, if a Person other than the Manager is the Tax Representative, such Person shall in all cases act solely at the direction of the Manager; provided further that, if the Tax Representative appoints a Designated Individual, such Designated Individual shall in all cases act solely at the direction of the Tax Representative.

(c) Costs and Indemnification of Tax Representative and Designated Individual. Without duplication of the provisions of Section 4.3(b) of this Annex C, the Company shall pay, or to the extent the Tax Representative or Designated Individual pays, indemnify and reimburse, to the fullest extent permitted by Law, the Tax Representative or Designated Individual for all costs and expenses, including legal and accounting fees (as such fees are incurred) and any claims incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Company.

Section 4.4 Tax Audits.

(a) Subject to this Section 4.4, the Tax Representative shall have the sole authority to act on behalf of the Company in connection with, make all relevant decisions regarding application of, and to exercise the rights and powers provided for in the Revised Partnership Audit Provisions, including making any elections under the Revised Partnership Audit Provisions or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any action, audit or examination before the IRS or any other tax authority (each, an “Audit”), and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith.

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(b) Without limiting the foregoing, the Tax Representative shall give prompt written notice to the Company Unitholder Representative of the commencement of any Audit of the Company or any of its Subsidiaries the resolution of which would reasonably be expected to have a disproportionate (compared to the Manager) and adverse effect on the Sellers (a “Specified Audit”). The Tax Representative shall (i) keep the Company Unitholder Representative reasonably informed of the material developments and status of any such Specified Audit, (ii) permit the Company Unitholder Representative (or its designee) to participate (including using separate counsel), in each case at the Sellers’ sole cost and expense, in any such Specified Audit, and (iii) promptly notify the Company Unitholder Representative of receipt of a notice of a final partnership adjustment (or equivalent under applicable Laws) or a final decision of a court or IRS Independent Office of Appeals panel (or equivalent body under applicable Laws) with respect to such Specified Audit. The Tax Representative shall promptly provide the Company Unitholder Representative with copies of all material correspondence between the Tax Representative or the Company (as applicable) and any governmental entity in connection with such Specified Audit and shall give the Company Unitholder Representative a reasonable opportunity to review and comment on any material correspondence, submission (including settlement or compromise offers) or filing in connection with any such Specified Audit. Additionally, the Tax Representative shall not settle, compromise or abandon any Specified Audit in a manner that would reasonably be expected to have a disproportionate (compared to the Manager) and material adverse effect on the Sellers without the Company Unitholder Representative’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The Tax Representative shall obtain the prior written consent of the Company Unitholder Representative (which consent shall not be unreasonably withheld, delayed or conditioned) before (i) making a Push Out Election or (ii) taking any other material action under the Revised Partnership Audit Provisions that, in each case, would reasonably be expected to have a material effect on the Sellers that is disproportionately adverse to them as compared to the Manager; provided, however, the Tax Representative may cause the Company to make a Push Out Election in its sole discretion (without the prior written consent of the Company Unitholder Representative) to the extent not making such Push Out Election would reasonably be expected to have a material effect on the Manager that is disproportionately adverse to it as compared to the Sellers.

(c) The Company, the Tax Representative, the Company Unitholder Representative and the Members expressly agree to be bound by the terms of Section 6.13(g) of the Purchase Agreement. Notwithstanding anything to the contrary contained in this Agreement, in the event of any conflict between Section 6.13(g) of the Purchase Agreement and this Agreement, Section 6.13(g) of the Purchase Agreement shall control.

(d) Determinations with Respect to Elections. Subject to the provisions of this Annex C (including Section 4.4(b) thereof), the Tax Representative shall have the sole authority to determine whether to cause the Company to make a Push Out Election with respect to any adjustment that could result in an imputed underpayment (within the meaning of Code Section 6225) (an “Imputed Underpayment”).

(e) Responsibility for Payment of Tax; Former Members.

(i) Imputed Underpayment Share. To the extent the Company is liable for any Imputed Underpayment, the Company shall determine the liability of the Members for a share of such Imputed Underpayment, taking into account the Members’ Units and the status and actions of the Members (including those described in Code Section 6225(c)) (such share, an “Imputed Underpayment Share”).

(ii) Payment of Imputed Underpayment Share. The Company may (A) require a Member who is liable for an Imputed Underpayment Share to pay the amount of its Imputed Underpayment Share to the Company within ten (10) Business Days after the date on which the Company notifies the Member (and in the manner required by the notice) and/or (B) reduce future distributions to the Member, such that the amount determined under clauses (A) and (B) equals the Member’s Imputed Underpayment Share; provided, however, that no Member shall have an obligation to make any contribution to the capital of the Company with respect to any Imputed Underpayment. If a Member fails to pay any amount that it is required to pay the Company in respect of an Imputed Underpayment Share within such ten (10) Business Day period, that amount shall be treated as a loan to the Member, bearing interest at ten (10) percent annually (which interest shall increase the Member’s Imputed Underpayment Share). Such loan shall be repayable upon demand by the Company. If the Member fails to repay the loan upon demand, the full balance of the loan shall be immediately due (including accrued but unpaid interest) and the Company shall have the right to collect the balance in any manner it determines, including by reducing future distributions to that Member; provided, however, that no Member may have any Imputed Underpayment Share treated

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as a loan to the extent it would violate Section 402 of the Sarbanes-Oxley Act of 2002. Any Member not permitted to treat its Imputed Underpayment Share as a loan due to the provisions of the previous sentence shall pay any Imputed Underpayment Share within ten (10) Business Days after the date of the notice referred to in the first sentence of this Section 4.4(e)(ii) of this Annex C.

Section 4.5 No Independent Actions or Inconsistent Positions. Except as required by Law or previously authorized in writing by the Company (which authorization may be withheld in the sole discretion of the Company), no Member shall (i) independently act with respect to tax matters (including, but not limited to, audits, litigation and controversies) affecting or arising from the Company, or (ii) treat any Company item inconsistently on such Member’s income tax return with the treatment of the item on the Company’s tax return and/or the Schedule K-1 (or other written information statement) provided to such Member. Solely to the extent required by Law, this Section 4.5 of this Annex C shall not apply with respect to any “special enforcement matter” described in Code Section 6241(11).

Section 4.6 United States Person. Except as permitted by the Company, each Member represents and covenants that, for U.S. federal income tax purposes, it is and will at all times remain a “United States Person,” within the meaning of Code Section 7701, or is a disregarded entity the assets of which are treated as owned by a United States Person under Treas. Reg. §§ 301.7701-1, 301.7701-2, and 301.7701-3.

Section 4.7 State, Local, and Non-U.S. Tax Law. The provisions of this Agreement with respect to U.S. federal income tax shall apply, mutatis mutandis, with respect to any similar provisions of state, local, or non-U.S. tax law as determined by the Company.

Section 4.8 Survival of Obligations. For purposes of this Article IV of this Annex C, the term “Member” shall include a former Member unless otherwise determined by the Company. The rights and obligations of each Member and former Member under this Article IV of this Annex C shall survive the Transfer by such Member of its Units (or withdrawal by a Member or redemption of a Member’s Units) and the dissolution of the Company until ninety (90) days after the applicable statute of limitations. Section 4.3 (Tax Representative), Section 4.4 (Tax Audits), and this Section 4.8 (Survival of Obligations) of this Annex C shall not be amended without the prior written consent of any Member or former Member that would be disproportionately and adversely impacted by such amendment.

Section 4.9 Tax Classification. The parties intend that the Company shall be classified as a partnership for United States federal, state, and local tax purposes. The parties intend that the Subsidiaries of the Company currently classified either as disregarded entities or as partnerships for United States federal, state, and local tax purposes as of the date of this Agreement shall remain classified either as disregarded entities or as partnerships for United States federal, state, and local tax purposes. No Person shall take any action inconsistent with such classifications.

Section 4.10 Withholding.

(a) Withholding Generally. Each Member acknowledges and agrees that the Company may be required by Law to deduct and withhold taxes or to fulfill other similar obligations of such Member on any amount paid, distributed, disbursed, or allocated by the Company to that Member, including upon liquidation, and any transferee of a Member’s interest or a Substituted Member shall, by reason of such Transfer or substitution, acknowledge, and agree to any such withholding by the Company, including withholding to discharge obligations of the Company with respect to prior distributions, allocations, or an Imputed Underpayment Share (to the extent not otherwise borne by the transferor Member pursuant to Section 4.4 of this Annex C). Taxes withheld by third parties from payments to the Company in respect of the Company shall be treated as an expense of the Company, unless such withholding is attributable to a specific Member, in which case, amounts so withheld shall be allocated to such Member and the Company may deduct and withhold such amounts from the Member. All amounts withheld pursuant to this Section 4.10 of this Annex C and timely paid over to the appropriate governmental authority shall, except as otherwise determined by the Company pursuant to Section 4.4(e)(ii) of this Annex C, be treated as amounts distributed to such Person pursuant to the provision of this Agreement that would have applied if such amount had actually been distributed.

(b) Additional Provisions with Respect to a Transfer of Units. A Member transferring Units permitted by this Agreement shall, unless otherwise determined by the Company, (i) deliver to the Company, between ten (10) days and thirty (30) days before the Transfer, an affidavit of non-foreign status with respect to such transferor Member that satisfies the requirements of Code Section 1446(f)(2) or other documentation establishing a

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valid exemption from withholding pursuant to Code Section 1446(f) (including IRS Form W-9) or (ii) ensure that, contemporaneously with the Transfer, the transferee of such interest properly withholds and remits to the IRS the amount of tax required to be withheld upon the Transfer by Code Section 1446(f) (and promptly provide evidence to the Company of such withholding and remittance). Upon reasonable request of a transferor Member, the Company shall provide such Member a certificate described Treasury Regulations Section 1.1446(f)-2(b)(3)(ii) or (4)(i), if the Company reasonably determines that it can make such certifications.

(c) Additional Provisions with Respect to an Exchange of Units.

(i) Withholding of Cash or Class A Common Stock Permitted. If the Company or the Manager shall be required to withhold any amounts by reason of any federal, state, local, or non-U.S. tax Laws in respect of any Exchange, the Company, or the Manager, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding cash from the Cash Settlement or shares of Class A Common Stock with a Fair Market Value equal to the amount of any taxes that the Company or the Manager, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Member.

(ii) Notice of Withholding. If the Company or the Manager determines that any amounts by reason of any federal, state, local, or non-U.S. tax laws or regulations are required to be withheld in respect of any Exchange, the Company or the Manager, as the case may be, shall use commercially reasonable efforts to promptly notify the Exchangeable Unit Member and shall consider in good faith any positions or alternative arrangements that such Member raises (reasonably in advance of the date on which the Company or the Manager believes withholding is required) as to why withholding is not required or that may avoid the need for such withholding, provided, that neither the Company nor the Manager is required to incur additional costs as a result of such obligation, and this Section 4.10(c)(ii) of this Annex C shall not in any manner limit the authority of the Company or the Manager to withhold taxes with respect to an Exchangeable Unit Member pursuant to Section 4.10(c)(i) of this Annex C.

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Annex D: SCHEDULE OF OFFICERS

Name	Title

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Annex E: POLICY REGARDING EXCHANGES

Effective as of [__], 2023

This Policy Regarding Exchanges (the “Policy”) of HNRA Upstream, LLC (the “Company”) sets forth certain rules applicable to the exchange of Exchangeable Units for shares of Class A Common Stock of HNR Acquisition Corp. (the “Common Stock”) and/or cash, at the option of the Manager (each, an “Exchange”), pursuant to the Company’s Amended and Restated Limited Liability Company Agreement (the “Agreement”). Capitalized terms that are not defined in this Policy have the meanings given to them in the Agreement. This Policy is made pursuant to, and supplements the provisions of, Article XI of the Agreement.

Article I
EXCHANGE DATES; PROVISIONS REGARDING EXCHANGEABLE AMOUNT

Section 1.1 Quarterly Exchange Date. There shall be one (1) date per quarter of each Fiscal Year on which an Elective Exchange may occur (each, a “Quarterly Exchange Date”) for a holder of Exchangeable Units (each holder, an “Exchanging Holder”). The Quarterly Exchange Date for Exchanging Holders that are required to file reports pursuant to Section 16(a) of the Exchange Act may be different than the Quarterly Exchange Date for Exchanging Holders that are not required to file reports pursuant to Section 16(a) of the Exchange Act. The Company shall use commercially reasonable efforts to notify the applicable Exchanging Holders at least forty-five (45) days before a relevant Quarterly Exchange Date (such notice, a “Quarterly Exchange Date Notice”).

Section 1.2 Minimum Exchangeable Amount. The Company may set a minimum number or dollar value of Exchangeable Units that may be exchanged by Exchanging Holders on a Quarterly Exchange Date, which minimum amount shall be the same for all holders of Exchangeable Units (the “Minimum Exchangeable Amount”) and shall include the applicable Minimum Exchangeable Amount in the applicable Quarterly Exchange Date Notice. If an Exchanging Holder delivers an Elective Exchange Notice pursuant to Section 3.1 requesting to exchange all of its Exchangeable Units, the number or dollar value, as applicable, of the Exchanging Holder’s Exchangeable Units shall be deemed to satisfy the Minimum Exchangeable Amount requirement.

Section 1.3 Maximum Exchangeable Amount. The Company may set a maximum aggregate number or dollar value of Exchangeable Units that may be exchanged by the Exchanging Holders on a Quarterly Exchange Date (the “Maximum Exchangeable Amount”) and shall include the applicable Maximum Exchangeable Amount in the applicable Quarterly Exchange Date Notice. If the aggregate number or dollar value of Exchangeable Units that the Exchanging Holders propose to exchange on the Quarterly Exchange Date (as set forth on the Elective Exchange Notices) exceeds the Maximum Exchangeable Amount, then the number or dollar value of Exchangeable Units that each Exchanging Holder specified in its Elective Exchange Notice shall be reduced by the same percentage by which the aggregate number or dollar value of Exchangeable Units of all Exchanging Holders is reduced so that the aggregate number or dollar value of Exchangeable Units does not exceed the Maximum Exchangeable Amount.

Article II
ADDITIONAL RIGHTS TO EXCHANGE

Section 2.1 Rights to Exchange.

(a) Right to Exchange Before Certain Transactions. If the Company or the Manager consolidates, merges, combines or consummates any other transaction in which shares of Class A Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash and/or any other property, no other provisions of this Policy shall limit the right of any Exchangeable Unit Member to effect an Elective Exchange in order to receive Class A Common Stock in advance of consummation of any such consolidation, merger, combination or other such transaction unless in connection with any such consolidation, merger, combination or other transaction each Class B Unit shall be entitled to be exchanged for or converted into the stock, cash, securities or other property that such holder of a Class B Unit would have received had it exercised its right to Exchange pursuant to this Policy and received Class A Common Stock in exchange for its Class B Units immediately before such consolidation, merger, combination or other transaction (subject to any differences in the kind and amount of stock or securities, cash and/or any other property as are intended (as determined by the Company in good faith) to maintain the relative voting power of each share of Class B Common Stock relative to each share of Class A Common Stock in effect before such transaction). This Article II shall not apply to any action or transaction (including any consolidation, merger, or combination) approved by a Majority-in-Interest of the Members.

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(b) Right to Exchange Before a Termination Transaction. Upon the occurrence of a Termination Transaction, no other provisions of this Policy shall limit the right of any Exchangeable Unit Member to effect an Elective Exchange in order to receive Class A Common Stock in advance of consummation of any such Termination Transaction.

Article III
ELECTIVE EXCHANGE NOTICE

Section 3.1 Timing of Elective Exchange Notice.

(a) Elective Exchange Notice. Each holder that elects to Exchange some or all of its Exchangeable Units must deliver notice of an election in respect of the Exchangeable Units to be exchanged (an “Elective Exchange Notice”) to the Company, in a method determined by the Company at least thirty (30) days before the relevant Quarterly Exchange Date. The Company shall provide to each Exchangeable Unit Holder the form of Elective Exchange Notice and the means for delivery of that Elective Exchange Notice.

(b) Acceptance of Elective Exchange Notice. After the Elective Exchange Notice has been delivered to the Company, and unless the Company or Manager, as applicable, has refused to honor the request in full pursuant to Section 1.2 (Minimum Exchangeable Amount), Section 1.3 (Maximum Exchangeable Amount), Section 3.1(c) (Cancellation of Quarterly Exchange Window), Section 3.2(c) (Post-Retraction Limitation on Exchange), or Article IV (Other Restrictions), the Company or Manager, as applicable, will effect the Elective Exchange on the applicable Quarterly Exchange Date in accordance with this Policy.

(c) Cancellation of Quarterly Exchange Date. The Company may at any time, in its sole discretion, cancel a Quarterly Exchange Date for any or no reason. If the Company cancels a Quarterly Exchange Date, then no holder of Exchangeable Units shall be permitted to Exchange those Exchangeable Units on the cancelled Quarterly Exchange Date.

Section 3.2 Retraction of Elective Exchange Notice.

(a) Ability to Retract; Retraction Deadline. If, at any time between the close of business on the date of delivery of an Elective Exchange Notice and the close of trading on the date that is two (2) Business Days before the applicable effective date of such Elective Exchange (the “Elective Exchange Date”), the reported closing trading price of a share of the Common Stock on the principal United States securities exchange or automated or electronic quotation system on which the Common Stock trades decreases by five (5) percent or more, so long as the Manager or the Company, as applicable, has not elected a Cash Settlement, an Exchanging Holder may retract or amend its Elective Exchange Notice by delivering a notice to the Company in a manner determined by the Company not later than the Retraction Deadline (a “Retraction Notice” and the Exchangeable Units that were the subject of the Retraction Notice, the “Retracted Units”) not later than the close of trading on the date that is two (2) Business Days before the applicable Elective Exchange Date (the “Retraction Deadline”) pursuant to Section 3.2(b). The Company shall have no obligation to notify the Exchanging Holders of any decrease in the Common Stock trading price.

(b) Retraction Notice. An Exchanging Holder wishing to retract must retract at least fifty percent (50%) of its Exchangeable Units that were the subject of the retracted Elective Exchange Notice. If the revised Elective Exchange Notice does not satisfy the Minimum Exchangeable Amount, the Exchanging Holder will be deemed to retract the full amount of Exchangeable Units that were the subject of the retracted Elective Exchange Notice. An Exchanging Holder’s delivery of a Retraction Notice shall be irrevocable and shall terminate all of the Exchanging Holder’s, Company’s, and Manager’s rights and obligations with respect to the Retracted Units, and all actions taken to effect the Elective Exchange contemplated by that retracted Elective Exchange Notice shall be deemed rescinded and void with respect to the Retracted Units. Subject to the applicable Minimum Exchangeable Amount and Maximum Exchangeable Amount, if any, if a Retraction Notice does not retract all of the Exchangeable Units that were the subject of an Elective Exchange Notice, the Exchangeable Units that are not Retracted Units will be exchanged on the relevant Quarterly Exchange Date.

(c) Post-Retraction Limitation on Exchange. If an Exchanging Holder delivers a Retraction Notice for a Quarterly Exchange Date pursuant to Section 3.2(b), the retracting Exchanging Holder shall not be entitled to participate in the Exchange on the Quarterly Exchange Date for which the Retraction Notice was delivered with respect to the Retracted Units.

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Article IV
OTHER RESTRICTIONS

Notwithstanding any provision of this Policy to the contrary (including the provisions of Article II), the Company may prohibit an Exchange by one or more holders of Exchangeable Units under any of the following conditions and determinations made by the Company based on the advice of counsel (which may be external or internal counsel):

(a) If an Exchange is (or is reasonably likely to be) prohibited under applicable law, regulation, or agreement to which the Company or an affiliate is a party or could reasonably be expected to result in a bona fide lawsuit against the Company or its affiliates; or

(b) If there is a material risk that the Company would be a “publicly traded partnership” under section 7704 of the Code as a result of an Exchange.

Article V
EXEMPTIONS FROM AND MODIFICATIONS TO POLICY

The Company may, in its discretion and based on the advice of counsel (which may be external or internal counsel), consider and grant requests from holders of Exchangeable Units, including for (i) additional Exchange Dates, (ii) Exchanges of less than the Minimum Exchangeable Amount, (iii) Exchanges in excess of the Maximum Exchangeable Amount, (iv) an Exchange to be subject to one or more contingencies relating to the Company or the Manager, or (v) any other matter with respect to Exchanges (to the extent permitted by the Agreement and applicable Law). A holder of Exchangeable Units may request an exemption from this Policy by submitting a written request to the Company and following the delivery requirements set forth in Article III as if the written request were an Elective Exchange Notice.

Article VI
MISCELLANEOUS

Section 6.1 Continuing Application of Company’s Policies and Securities Laws. Nothing in this Policy shall affect, and each holder of Exchangeable Units shall remain subject to, the Company’s Policies, including those addressing insider trading and any other Company policies regarding trading or the holding of investments. All holders of Exchangeable Units shall comply with all applicable securities laws and rules.

Section 6.2 Independent Nature of Rights and Obligations. Nothing in this Policy or in any other agreement or document or any action taken by any holder of Exchangeable Units shall be deemed to cause the holders of Exchangeable Units to have formed a partnership, association, joint venture, or any other kind of entity or create a presumption that the holders of Exchangeable Units are in any way acting in concert as a group.

Section 6.3 Mandatory Exchanges. This Policy shall not apply to any Exchange of Exchangeable Units pursuant to a Mandatory Exchange, as described in, and pursuant to, the Agreement.

Section 6.4 Notice Delivery Deadlines on Non-Business Days. If the date on or before which the Company or an Exchanging Holder is required to deliver a notice pursuant to this Policy is not a Business Day, then that notice will be deemed to be timely delivered on that date if that notice is received on the Business Day immediately following that date.

Section 6.5 Notifications Under This Policy. The Company will be deemed to have satisfied any notification requirement in this Policy by making available such notification on any system accessible by Exchanging Holders.

Section 6.6 Modification of Policy. The Company may modify this Policy at any time without notice. The Company will deliver or make available a copy of the revised Policy to the holders of Exchangeable Units at least forty-five (45) days before the next Quarterly Exchange Date.

* * *

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Exhibit F

FORM OF DIRECTOR NOMINATION AND BOARD OBSERVER AGREEMENT

THIS DIRECTOR NOMINATION AND BOARD OBSERVER AGREEMENT (this “Agreement”) is made and entered into as of [•], 2023, by and between HNR Acquisition Corp, a Delaware corporation (the “Company”), and CIC Pogo LP, a Delaware limited partnership (“CIC” or “Seller”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the MIPA (as defined below).

WHEREAS, the Company and certain of its affiliates have consummated the purchase and the other transactions (collectively, the “Transactions”) contemplated by the Amended and Restated Membership Interest Purchase Agreement, dated as of August 28, 2023 (the “MIPA”), by and among Seller, DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company, (“4400”), the Company, HNRA Partner, Inc., a Delaware corporation, (“SPAC Subsidiary”), HNRA Upstream, LLC, a Delaware limited liability company (“OpCo”, and together with the Company and SPAC Subsidiary, collectively “Buyer” and each a “Buyer”) and, solely with respect to Section 6.20 thereof, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”);

WHEREAS, OpCo has entered into the A&R OpCo LLC Agreement, pursuant to which it will issue OpCo Preferred Units, which are convertible into OpCo Class B Units, which are redeemable for shares of SPAC Class A Common Stock;

WHEREAS, Seller and the Company desire that, upon the Closing Date, Seller will appoint the Board Observers (as defined below) during the Board Observer Period (as defined below) to attend, in a non-voting observer capacity, meetings of the Board of the Company; and

WHEREAS, Seller desires that, upon the conversion of the OpCo Preferred Units owned by Seller at the time of conversion into OpCo Class B Units (the “Effective Time”), it will have representation on the Board of the Company; and

WHEREAS, in furtherance of the foregoing, Seller desires to have certain director nomination rights with respect to the Company, and the Company desires to provide Seller, on behalf of Seller, with such rights, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

Article I
NOMINATION AND OBSERVER RIGHTS

Section 1.1. Board Nomination and Observer Rights.

(a) From the Closing Date until the later of (i) the date that Seller no longer holds any SPAC Class A Common Shares or SPAC Class B Common Shares and (ii) the repayment of the Promissory Note in accordance with its terms (the “Board Observer Period”), at every meeting of the board of directors of the Company (the “Board”), Seller has the right to appoint two board observers (the “Board Observers”) to attend, in a non-voting observer capacity, all meetings of the Board. The Board Observers shall advise and consult with members of the Board on pertinent matters and have the right to be heard at any meetings of the Board, but in no event shall the Board Observers: (i) be deemed to be a member of the Board, (ii) have the right to vote on any matter under consideration by the Board or otherwise have any power to cause the Company to take, or not to take, any action, (iii) have, or be deemed to have, or otherwise be subject to, any fiduciary duties to the Company or its stockholders applicable to the directors of the Company or (iv) have or possess any authority to bind the Company or any of its affiliates. For the avoidance of doubt, the Board Observers’ presence shall not be necessary to establish a quorum or count towards a quorum at any meeting of the Board. The Company shall reimburse the Board Observers for reasonably out-of-pocket expenses incurred in connection with the Board Observers’ attendance at Board meetings to the same extent such reimbursement is provided to any members of the Board.

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(b) From the Effective Time until the termination of this Agreement in accordance with Section 2.1, at every meeting of the Board, or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by stockholders of the Company, Seller shall have the right to appoint or nominate for election to the Board, as applicable, such number of individuals as provided for by Section 1.1(b)(i) through Section 1.1(b)(ix), to serve as an independent director (in accordance with the NYSE American rules) of the Company (each such individual appointed or nominated by Seller for election to the Board pursuant to this Section 1.1(a), a “Nominee”).

(i) So long as Seller beneficially owns, in the aggregate, OpCo Class B Units which may be redeemed for ninety percent (90%) or more, of the outstanding SPAC Class A Common Stock, Seller shall have the right to appoint or nominate, as applicable, up to one-hundred percent (100%) of the total number of directors.

(ii) So long as Seller beneficially owns, in the aggregate, OpCo Class B Units which may be redeemed for eighty percent (80%) or more, but less than ninety (90%), of the outstanding SPAC Class A Common Stock, Seller shall have the right to appoint or nominate, as applicable, up to eighty percent (80%) of the total number of directors.

(iii) So long as Seller beneficially owns, in the aggregate, OpCo Class B Units which may be redeemed for seventy percent (70%) or more, but less than eighty (80%), of the outstanding SPAC Class A Common Stock, Seller shall have the right to appoint or nominate, as applicable, up to seventy percent (70%) of the total number of directors.

(iv) So long as Seller beneficially owns, in the aggregate, OpCo Class B Units which may be redeemed for sixty percent (60%) or more, but less than seventy (70%), of the outstanding SPAC Class A Common Stock, Seller shall have the right to appoint or nominate, as applicable, up to sixty percent (60%) of the total number of directors.

(v) So long as Seller beneficially owns, in the aggregate, OpCo Class B Units which may be redeemed for fifty percent (50%) or more, but less than sixty (60%), of the outstanding SPAC Class A Common Stock, Seller shall have the right to appoint or nominate, as applicable, up to fifty percent (50%) of the total number of directors.

(vi) So long as Seller beneficially owns, in the aggregate, OpCo Class B Units which may be redeemed for forty percent (40%) or more, but less than fifty (50%), of the outstanding SPAC Class A Common Stock, Seller shall have the right to appoint or nominate, as applicable, up to forty percent (40%) of the total number of directors.

(vii) So long as Seller beneficially owns, in the aggregate, OpCo Class B Units which may be redeemed for thirty percent (30%) or more, but less than forty (40%), of the outstanding SPAC Class A Common Stock, Seller shall have the right to appoint or nominate, as applicable, up to thirty percent (30%) of the total number of directors.

(viii) So long as Seller beneficially owns, in the aggregate, OpCo Class B Units which may be redeemed for twenty percent (20%) or more, but less than thirty (30%), of the outstanding SPAC Class A Common Stock, Seller shall have the right to appoint or nominate, as applicable, up to twenty percent (20%) of the total number of directors.

(ix) So long as Seller beneficially owns, in the aggregate, OpCo Class B Units which may be redeemed for ten percent (10%) or more, but less than twenty (20%), of the outstanding SPAC Class A Common Stock, Seller shall have the right to appoint or nominate, as applicable, up to ten percent (10%) of the total number of directors.

(c) The Company shall take all necessary actions within its control, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board, such that, as of the Effective Time, the Nominees shall be elected by the Company’s stockholders or appointed to the Board as of the Effective Time (or as soon as practicable thereafter) as a director of the Company.

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(d) From and after the Effective Time, the Company shall take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) each Nominee is included in the Board’s slate of nominees to the stockholders of the Company for the election of directors of the Company and recommended by the Board at any meeting of stockholders called for the purpose of electing directors of the Company; and (ii) each Nominee, if up for election, is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of directors of the Company.

(e) If a Nominee ceases to serve for any reason, Seller shall be entitled to designate or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominee.

(f) The Company shall indemnify each Nominee on the same basis as all other members of the Board and pursuant to an indemnity agreement with terms that are no less favorable to such Nominee than the indemnity agreements entered into between the Company and its other non-employee directors.

(g) Each Nominee shall be entitled to compensation (including equity awards) that is consistent with the compensation received by other non-employee directors of the Company. In addition, the Company shall pay the reasonable, documented, out-of-pocket expenses incurred by such Nominee in connection with his or her services provided to or on behalf of the Company and its Subsidiaries, including attending Board and committee meetings or events attended on behalf of the Company or at the Company’s request.

(h) Notwithstanding the provisions of this Section 1.1, Seller shall not be entitled to designate a Person as a nominee to the Board upon a written determination by the Board or relevant committee thereof that the Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, Seller shall be entitled to select a Person as a replacement Nominee and the Company shall take all necessary actions within its control to cause that Person to be nominated as a Nominee, including, without limitation, taking such necessary actions to cause that Person to be nominated as a Nominee at the same meeting (or, if permitted, pursuant to the same action by written consent of the stockholders) as the initial Person was to be nominated.

Section 1.2. Board Materials. During the Board Observer Period, for so long as the Board Observers serve as a non-voting observers, each Board Observer shall be provided copies of all notices, minutes, consents, and other written materials that are provided to its directors (“Board Materials”) at substantially the same time and in substantially the same manner as such materials are delivered to the Company’s directors in their roles as members of the Board.

Section 1.3. Exclusions. Notwithstanding anything herein to the contrary, the Company may exclude the Board Observers from access to any Board Materials, meeting, or portion thereof if the Board concludes, acting in good faith, that (i) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the Company and its counsel (provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to preserve such privilege); (ii) such Board Materials or discussion relates to the Company’s or its affiliates’ relationship, contractual or otherwise, with Seller or its affiliates or any actual or potential transactions between or involving the Company or its affiliates and Seller or its affiliates; or (iii) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement to which the Company or any of its affiliates is a party or otherwise bound.

Section 1.4. Confidentiality. To the extent that any information obtained by the Board Observers from the Company (or any director, officer, employee, or agent thereof) is Confidential Information (as defined below), Seller shall, and shall cause the Board Observers to, treat any such Confidential Information as confidential in accordance with the terms and conditions set out in this Section 1.4. As used in this Agreement, “Confidential Information” means any and all information or data concerning the Company or its affiliates, whether in verbal, visual, written, electronic, or other form, which is disclosed to the Board Observers, in their role as Board Observers, by the Company or any director, officer, employee, or agent of the Company (including all Board Material that is non-public information), together with all information discerned from, based on, or relating to any of the foregoing

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which may be prepared or created by the Observer, Seller, or any of its affiliates, or any of their respective directors, officers, employees, agents, or advisors (each, a “Representative”). Seller shall, and shall cause the Board Observers to (a) retain all Confidential Information in strict confidence; (b) not release or disclose Confidential Information in any manner to any other person (other than disclosures to Seller, its affiliates, or to any of its or their Representatives who (i) have a need to know such information; and (ii) are informed of its confidential nature); and (c) use the Confidential Information solely in connection with Seller’s and the Board Observers’ rights hereunder, and not for any other purpose; provided, however, that the foregoing shall not apply to the extent Seller, its affiliates, any of its or their Representatives, or the Board Observers are compelled to disclose Confidential Information by judicial or administrative process, pursuant to the advice of its counsel, or by requirements of law; provided, further, however, that, if legally permissible, prior written notice of such disclosure shall be given to the Company so that the Company may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Confidential Information which such person is compelled to disclose.

Article II
MISCELLANEOUS

Section 2.1. Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, as of the date that is the later of (i) the date that Seller no longer holds any SPAC Class A Common Shares or SPAC Class B Common Shares and (ii) the repayment of the Promissory Note in accordance with its terms.

Section 2.2. Notices. All notices, requests and other communications to the Company hereunder shall be in writing (including electronic transmission) and shall be given in accordance with the provisions of the MIPA. All notices, requests and other communications to Seller hereunder shall be in writing (including electronic transmission) to the following address and shall be given in accordance with the provisions of the MIPA:

If to Seller, to:

CIC Pogo LP
Oak Lawn Hall at Old Parkland
3879 Maple Avenue
Suite 400
Dallas, TX 75219
Attention: Chris Cowan
ccowan@cicpartners.com

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
2001 Ross Ave. Suite 900
Dallas, Texas 75201
Attention: Jon Platt
Email: jon.platt@bakerbotts.com

Section 2.3. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 2.4. Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party, and any assignment or delegation made without such consent shall be void and of no effect. This Agreement shall inure to the benefit of, and be binding on and enforceable by and against, the parties and their respective successors and permitted assigns.

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Section 2.5. No Third Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than the parties to any claims, cause of action, remedy, or right of any kind.

Section 2.6. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties pertaining to the subject matter hereof.

Section 2.7. Governing Law. This Agreement and any claims, actions or Proceedings arising from this Agreement, whether in contract, tort, or otherwise shall be governed by, and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any other jurisdiction.

Section 2.8. Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against the other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

Section 2.9. Specific Performance. The parties hereto acknowledge that the rights of each party hereto to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party hereto, money damages may be inadequate and such non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 2.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

Section 2.11. Amendment; Waivers. No amendment, modification, or discharge of this Agreement, and no waiver under this Agreement, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge, or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. The waiver by either of the parties of a breach of or a default under any of the provisions of this Agreement, or to exercise any right or privilege under this Agreement, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges under this Agreement.

Section 2.12. Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties hereto under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.

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Section 2.13. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 2.14. Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

Section 2.15. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.

HNRA ACQUISITION CORP.
By:
Name:
Title:
CIC Pogo LP
By:
Name:	Fouad Bashour
Title:	Manager

[Signature Page to Director Nomination Agreement]

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Exhibit G

BACKSTOP AGREEMENT

This Backstop Agreement (the “Agreement”) is made as of [________], 2023 (the “Execution Date”) by and among CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), HNR Acquisition Corp., a Delaware corporation (the “Company” or the “SPAC”), HNRA Upstream, LLC, a Delaware limited liability company (“OpCo”), and the persons listed as Founders on the signature pages hereto (individually, each a “Founder” and, collectively, the “Founders”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

WHEREAS, Seller, the Company, OpCo and HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”), solely with respect to Section 6.20 thereof, entered into that certain Amended and Restated Membership Interest Purchase Agreement, dated as of August 28, 2023 (as amended from time to time, the “MIPA”), pursuant to which, OpCo agreed to acquire and accept from Seller, and Seller agreed to contribute, assign and convey to OpCo, all of Seller’s right title and interest to 99.0% of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo”);

WHEREAS, pursuant to the MIPA, OpCo will amend and restate its limited liability company agreement (the “A&R LLC Agreement”) whereby OpCo will authorize the issuance of 2,000,000 units as the Class A Convertible Preferred Units (the “Class A Preferred Units”);

WHEREAS, as part of the Aggregate Consideration (as defined in the MIPA) to be paid to the Seller by OpCo pursuant to the MIPA, OpCo has agreed to issue up to 2,000,000 Class A Preferred Units to the Seller (such number of shares of Class A Preferred Units actually issued to Seller, the “Seller Units”) concurrent with the closing of the transactions contemplated by the MIPA (such date, the “Effective Date”);

WHEREAS, upon issuance of the Class A Preferred Units to Seller, the Founders have agreed to place into trust certain shares of the Company’s Class A common stock, par value $0.0001 per share (the “SPAC Class A Common Stock”), held by the Founders and to purchase certain Seller Units from Seller pursuant to the terms and conditions of this Agreement; and

WHEREAS, prior to the Effective Date, the Founders will have given binding instructions to place 1,500,000 shares of SPAC Class A Common Stock as reflected on Exhibit A (the “Trust Shares”) into trust once all Trust Shares are not restricted by transfer (the “Lockup Expiration Date”) pursuant to Section 3 of that certain letter agreement, by and between the SPAC and the Sponsor, dated February 10, 2022 (the “Letter Agreement”), and to be governed by a trust agreement, in a form mutually agreed to by the parties, by and among the Founders and a trustee or broker, mutually agreeable between the parties (the “Trust Agreement”) whereby the Founders will agree not to sell or borrow against the Trust Shares, except for purposes of financing the purchase of the Seller Units as governed by this Agreement and the Trust Agreement until the termination of this Agreement or with the prior written consent of Seller.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Trust Account. On the Lockup Expiration Date, the Founders agree to place the Trust Shares into a trust account pursuant to the terms of the Trust Agreement.

Section 2. Grant of Put Option.

(a) Right to Sell. Subject to the terms and conditions of this Agreement, at any time on or after the Lockup Expiration Date up to the and until the date this Agreement is terminated in accordance with Section 8 herein, Seller shall have the right (the “Put Right”), but not the obligation, to cause the Founders to, jointly and severally, purchase Seller Units at the Put Purchase Price (as defined below) as indicated in the Put Exercise Notice (as defined below), subject to the Put Maximum (as defined below). The Put Right may only be exercised by Seller up to two (2) times prior to the termination of this Agreement.

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(b) Procedures. If Seller desires to sell any of the Seller Units pursuant to Section 2(a), Seller shall deliver to the Founders a written notice (the “Put Exercise Notice”) exercising the Put Right and specifying the number of Seller Units to be sold up to the Put Maximum (the “Put Units”) by Seller to the Founders and the closing date, which shall take place no less than 30 days following receipt by Founder of the Put Exercise Notice (each a “Put Right Closing Date”). By delivering the Put Exercise Notice, Seller will represent to the Founders that (A) Seller has full right, title, and interest in and to the Put Units, (B) Seller has all the necessary power and authority and has taken all necessary action to sell such Put Units as contemplated by this Section 2 and (C) the Put Units are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement or the A&R LLC Agreement.

(c) Consummation of Sale. The Founders will pay the Put Purchase Price in full for the Put Units by wire transfer of immediately available funds to the account(s) of Seller as designated by Seller on the Put Right Closing Date.

(d) Cooperation. The Founders and Seller shall each take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 2, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate; provided, that such documents shall not impose any liability on the Seller.

(e) Closing. At the closing of any sale and purchase pursuant to this Section 2, Seller shall deliver to the Founders a certificate or certificates representing the Put Units to be sold (if any) or by such other transfer as contemplated by the A&R LLC Agreement, accompanied by limited liability company unit powers and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the Put Purchase Price.

Section 3. Put Purchase Price. In the event Seller exercises the Put Right hereunder, the purchase price per unit at which the Founders shall be required to purchase the Put Units (the “Put Purchase Price”), shall be equal to the Original Liquidation Preference plus the product of (i) the number of days elapsed since the Effective Date and (ii) the Original Liquidation Preference divided by 730. The “Original Liquidation Preference” shall be $10.00 per Seller Unit.

Section 4. Representations and Warranties of the Company. As a material inducement to the Founders to enter into this Agreement and purchase the Put Units, the Company and OpCo hereby represents and warrants that:

(a) Organization and Corporate Power. The Company and OpCo is, respectively, a corporation and a limited liability company, each of which is duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Each of the Company and OpCo has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, and all requisite power and authority to carry out the transactions contemplated by this Agreement.

(b) Capital Stock. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued. All of the issued and outstanding units of OpCo have been duly and validly authorized and issued. All Class A Preferred Units to be purchased by the Founders from Seller pursuant to Section 2 have been duly authorized, and are validly issued, fully paid and nonassessable.

(c) Authorization; No Breach; Compliance with Laws. The execution, delivery and performance of this Agreement and any other agreement contemplated hereby to which either the Company or OpCo is a party have been duly authorized by either the Company or OpCo, as applicable. The execution, delivery and performance of this Agreement by either the Company or OpCo and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either the Company or OpCo is a party or by which either the Company or OpCo is bound or to which any of the property or assets of the Company or OpCo is subject, (ii) result in any violation of the provisions of the charter, by-laws or equivalent organizational documents of the Company or OpCo or (iii) result in any violation of any statute, including, without limitation, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over

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either the Company or OpCo any of their properties or assets. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by either the Company or OpCo and the consummation of the transactions contemplated hereby.

(d) Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of either the Company or OpCo, or any of their Affiliates who might be entitled to any fee, commission or reimbursement of expenses as a result of consummation of the transactions contemplated hereby.

Section 5. Representations and Warranties of the Founders. As a material inducement to the Company and the Seller to enter into this Agreement, the Founders hereby, jointly and severally, represent and warrant that:

(a) Authorization; No Breach. The execution of this Agreement by the Founders and the consummation by the Founders of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Founder is a party or by which such Founder is bound or to which any of its property or assets is subject, nor will such actions result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Founder or its property or assets in each case in a manner that would adversely impact the Founders’ ability to purchase the Put Units hereunder; and, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable federal and state securities laws in connection with the purchase of the Put Units, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Founders and the consummation by the Founders of the transactions contemplated hereby in each case in a manner that would adversely impact the Founders’ ability to purchase the Put Units and perform its obligations hereunder.

(b) Share Ownership. Each Founder has full right, title, and interest in and to the shares of SPAC Class A Common Stock as reflected on Exhibit A, and such shares of SPAC Class A Common Stock are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement and the Letter Agreement.

(c) Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Founders who might be entitled to any fee, commission or reimbursement of expenses from either the Company or any of its Affiliates as a result of consummation of the transactions contemplated hereby.

Section 6. Sales to Company or Sales to Founders, individually. From time to time, upon mutual agreement between the Company and Seller, the Company may purchase Seller Units from Seller, and the Seller may sell Seller Units to the Company, at the Put Purchase Price in accordance with the terms of this Agreement, without giving effect to the Put Maximum. From time to time, upon mutual agreement between the Seller and any individual Founder or group of Founders, such Founder(s) may purchase Seller Units from Seller, and the Seller may sell Seller Units to such Founder(s), at the Put Purchase Price in accordance with the terms of this Agreement, without giving effect to the Put Maximum. If the parties agree to purchase Seller Units pursuant to this Section 6 within the first 30 days following the original issuance date of the Class A Preferred Units, the purchase price for any amount of Seller Units in excess of $10,000,000 will be at the Original Liquidation Preference.

Section 7. No Short Selling. Until this Agreement is terminated, Seller will not engage in any transaction which is designed to sell short the SPAC Class A Common Stock of the Company or any other publicly traded securities of the Company. In addition, Seller represents that as of the date of this Agreement it does not have any existing short position in the SPAC Class A Common Stock, nor has Seller executed any derivative instruments with any third party, which in either case is designed to dispose of the SPAC Class A Common Stock.

Section 8. Termination. This Agreement shall automatically be terminated on earlier of: (i) the date that is 6 months following the Lockup Expiration Date and, (ii) if the Put Right is exercised by Seller, the last possible Put Right Closing Date. In addition, this Agreement may be terminated at any time prior to such date by mutual written consent of the Company, Seller, and the Founders.

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Section 9. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Person” means an individual, a partnership, a corporation, a limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Put Maximum” means, (i) at the time of the first Put Exercise Notice, the number of Seller Units with a Put Purchase Price equal to the amount that equals the (a) simple average of the daily VWAP of the SPAC Class A Common Stock during the five (5) Trading Days prior to the date of the Put Exercise Notice, multiplied by (b) the Trust Shares, multiplied by (c) 0.50; and (ii) at the time of the second Put Exercise Notice, the number of Seller Units with a Put Purchase Price equal to the amount that equals the greater of (a) the (A) Put Maximum at the time of the first Put Exercise Notice, minus (B) the total Put Purchase Price paid by the Founders at the time of the first Put Right Closing Date, and (b) the (A) simple average of the daily VWAP of the SPAC Class A Common Stock during the five (5) Trading Days prior to the date of the second Put Exercise Notice, multiplied by (B) the Trust Shares, multiplied by (C) 0.50, minus (D) the total Put Purchase Price paid by the Founders at the time of the first Put Right Closing Date.

“Trading Day” means any days during the course of which the Principal Market on which the SPAC Class A Common Stock is listed or admitted to trading is open for the exchange of securities.

“VWAP” means, for any Trading Day, the per share daily volume weighted average price of the Common Stock for such Trading Day on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB, the OTCBB or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, or, if such price is not available, “VWAP” shall mean the market value per share of SPAC Class A Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm reasonably acceptable to the Sellers.

Section 10. Miscellaneous.

(a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party, including, without limitation, by nature of sale of the Seller Units to a third-party, without the prior written consent of the other parties hereto, which such consent shall not be unreasonably withheld, conditioned, or delayed. For the avoidance of doubt, the Put Right does not transfer with the sale, transfer or change of ownership of any Class A Preferred Unit without the express approval of the Company.

(b) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(c) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

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(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation.

(f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(g) Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

(h) Governing Law. This Agreement will be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

(i) Notices. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by facsimile, by email or by registered or certified mail, postage prepaid, as follows or at such other address as any party may notify the other party of from time to time:

If to Seller:

CIC Pogo LP
Oak Lawn Hall at Old Parkland
3879 Maple Avenue
Suite 400
Dallas, TX 75219
Attention: Chris Cowan
Email: ccowan@cicpartners.com

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.
2001 Ross Ave. Suite 900
Dallas, Texas 75201
Attention: Jon Platt
Email: jonplatt@bakerbotts.com

If to the Company or OpCo:

HNR Acquisition Corp
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
Attention: Donald W. Orr, President
Email: donald.orr@hnra-nyse.com

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with copies (which shall not constitute notice) to:

Pryor Cashman LLP
7 Times Square
New York, New York 10036
Attention Matthew Ogurick
Email: mogurick@pryorcashman.com

HNR Acquisition Corp
10142 Holly Chase Drive
Houston, Texas 77042
Attention: David M. Smith, General Counsel
Email: dmsmith@hnra-nyse.com

If to a Founder, at the addresses reflected in Exhibit A

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Backstop Agreement on the date first written above.

SELLER:
CIC:
CIC POGO LP
By:
Name:	Fouad Bashour
Title:	Manager
DenCo:
DENCO RESOURCES, LLC
By:
Name:	John L. Denman, Jr.
Title:	President
4400:
4400 HOLDINGS, LLC
By:
Name:	Kirk Pogoloff
Title:	Manager
Pogo Management:
POGO RESOURCES MANAGEMENT, LLC
By:
Name:	Kirk Pogoloff
Title:	Manager

Signature Page to Backstop Agreement

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COMPANY:
HNR ACQUISITION CORP
By:
Name:
Title:
OPCO
HNRA UPSTREAM, LLC
By:
Name:
Title:

Signature Page to Backstop Agreement

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FOUNDERS:[1]
[NAME OF FOUNDER IF ENTITY]
By:
Name:
Title:

[NAME OF FOUNDER IF INDIVIDUAL]

Signature Page to Backstop Agreement

____________

1      HNRA to provide founder signatories prior to execution

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EXHIBIT A

Share Ownership2

Name	Notice Address	Number of Trust Shares

____________

2       To be provided by HNRA prior to execution

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Annex B

HNR Acquisition Corp. 2023 OMNIBUS INCENTIVE PLAN

HNR ACQUISITION CORP. 2023 OMNIBUS INCENTIVE PLAN

1.      PURPOSE

The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that provides for the Company’s long-term growth and profitability and that benefits its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, SARs, Restricted Stock, RSUs, Dividend Equivalent Rights, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options.

2.      DEFINITIONS

For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

2.1    “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of making a grant of Options or SARs, an entity shall not be considered an Affiliate unless the Company holds a Controlling Interest in such entity. The preceding sentence does not, however, apply for purposes of determining whether Service is uninterrupted for purposes of vesting, exercisability, or expiration of Options and SARs.

2.2    “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.3    “Award” shall mean a grant under the Plan of an Option, a SAR, Restricted Stock, a RSU, a Dividend Equivalent Right, a Performance Award, an Other Equity-Based Award, or cash.

2.4    “Award Agreement” shall mean the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

2.5    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.6    “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.

2.7    “Board” shall mean the Board of Directors of the Company.

2.8    “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Stock.

2.9    “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement, shall mean, with respect to any Grantee and as determined by the Committee, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

Annex B-1

2.10  “Change in Control” shall mean, subject to Section 18.11, the occurrence of any of the following:

(a)     A transaction or a series of related transactions whereby any Person or Group (other than the Company or any Affiliate) becomes the Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the Company, on a Fully Diluted Basis;

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) (together with any new directors whose election by such Incumbent Board or whose nomination by such Incumbent Board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Incumbent Board then in office who either were members of such Incumbent Board or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;

(c)     The Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company (regardless of whether the Company is the surviving Person), other than any such transaction in which the Prior Stockholders own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation immediately after such transaction;

(d)    The consummation of any direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of reorganization, merger, or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Group (other than the Company or any Affiliate), except any such transaction or series of transactions in which the Prior Stockholders own directly or indirectly at least a majority of the voting power of the Voting Stock of such Person or Group immediately after such transaction or series of transactions; or

(e)     The consummation of a plan or proposal for the liquidation, winding up, or dissolution of the Company.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.11  “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code section.

2.12  “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.13  “Company” shall mean HNR Acquisition Corp., a Delaware corporation, and any successor thereto.

2.14  “Controlling Interest” shall have the meaning set forth in Treasury Regulation § 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b), an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation § 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or SARs is based on a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation § 1.414(c)-2(b)(2)(i).

2.15  “Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

2.16  “Disqualified Individual” shall have the meaning set forth in Code § 280G(c).

Annex B-2

2.17  “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Article 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date of the declaration thereof.

2.18  “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders in accordance with Section 5.1.

2.19  “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.20  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.21  “Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:

(a)     If on such date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b)    If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code § 409A.

Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value shall be determined by the Committee in good faith using any reasonable method it deems appropriate, to be applied consistently with respect to Grantees; provided that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and SARs, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including, without limitation, by using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.22  “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) (and such Grantee) own more than 50% of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) (and such Grantee) own more than 50% of the voting interests.

2.23  “Fully Diluted Basis” shall mean, as of any date of determination, the sum of (a) the number of shares of Voting Stock outstanding as of such date of determination plus (b) the number of shares of Voting Stock issuable upon the exercise, conversion, or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in-the-money as of such date of determination.

Annex B-3

2.24  “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Article 6 (for example, in the case of a new hire, the first date on which such new hire performs any Service), or (c) such date later than the dates specified in clauses (a) and (b) specified by the Committee in the corporate action approving the Award.

2.25  “Grantee” shall mean a Person who receives or holds an Award under the Plan.

2.26  “Group” shall have the meaning set forth in Exchange Act §§ 13(d) and 14(d)(2).

2.27  “Incentive Stock Option” shall mean an “incentive stock option” within the meaning of Code § 422.

2.28  “Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.29  “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.

2.30  “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.

2.31  “Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Article 8.

2.32  “Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.

2.33  “Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code §§ 280G or 4999.

2.34  “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a SAR, Restricted Stock, an RSU, a Dividend Equivalent Right, or a Performance Award.

2.35  “Parachute Payment” shall mean a “parachute payment” within the meaning of Code § 280G(b)(2), or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.36  “Performance Award” shall mean an Award of Options, SARs, Restricted Stock, RSUs, Other Equity-Based Awards, or cash made subject to the achievement of Performance Measures (as provided in Article 13) over a Performance Period specified by the Committee.

2.37  “Performance Measures” shall mean performance criteria on which performance goals under Performance Awards are based.

2.38  “Performance Period” shall mean the period of time, up to ten years, during or over which the Performance Measures under Performance Awards must be met in order to determine the degree of payout or vesting with respect to any such Performance Awards.

2.39  “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.10(a) and Section 2.10(d), Person shall have the meaning set forth in Exchange Act §§ 13(d) and 14(d)(2).

2.40  “Plan” shall mean this HNR Acquisition Corp. 2023 Omnibus Incentive Plan, as amended and/or restated from time to time.

2.41  “Prior Stockholders” shall mean the holders of equity securities that represented 100% of the Voting Stock of the Company immediately prior to a reorganization, merger, or consolidation involving the Company or any sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (or other equity securities into which the Stock or such other equity securities are converted as part of such reorganization, merger, or consolidation transaction).

2.42  “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock or RSUs is subject to restrictions.

Annex B-4

2.43  “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Article 10.

2.44  “RSU” shall mean restricted stock unit, which is a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Article 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

2.45  “SAR” shall mean a stock appreciation right granted to a Grantee pursuant to Article 9.

2.46  “SAR Price” shall mean the per share exercise price of a SAR.

2.47  “Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.48  “Securities Market” shall mean an established securities market.

2.49  “Separation from Service” shall have the meaning set forth in Code § 409A.

2.50  “Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.51  “Service Provider” shall mean (a) an Employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Capital Stock.

2.52  “Service Recipient Stock” shall have the meaning set forth in Code § 409A.

2.53  “Share Limit” shall have the meaning set forth in Section 4.1.

2.54  “Short-Term Deferral Period” shall have the meaning set forth in Code § 409A.

2.55  “Stock” shall mean the Class A Common Stock, par value $0.0001 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.

2.56  “Stock Exchange” shall mean the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or another established national or regional stock exchange.

2.57  “Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Voting Stock. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or SARs, such Award would be considered to be granted in respect of Service Recipient Stock under Code § 409A.

2.58  “Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or shall combine.

2.59  “Ten Percent Stockholder” shall mean a natural Person who owns more than 10% of the total combined voting power of all classes of Voting Stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code § 424(d) shall be applied.

Annex B-5

2.60  “Voting Stock” shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person. Without limiting the generality of the foregoing, the Stock shall be Voting Stock of the Company.

3.      ADMINISTRATION OF THE PLAN

3.1    Committee.

3.1.1 Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2 Composition of the Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall (a) be a Non-Employee Director and (b) satisfy the composition requirements of any Stock Exchange on which the Stock is listed. Any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof.

3.1.3 Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.1.4 Delegation by the Committee.

If and to the extent permitted by Applicable Laws, the Committee, by resolution, may delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) Officers or (ii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement. Any delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time

Annex B-6

rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2    Board.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3    Terms of Awards.

3.3.1 Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)     designate Grantees;

(b)    determine the type or types of Awards to be made to a Grantee;

(c)     determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(d)    establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Price for any SAR, and the purchase price for applicable Awards, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e)     prescribe the form of each Award Agreement evidencing an Award;

(f)     subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award; and

(g)    make Substitute Awards.

3.3.2 Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) policy or procedure of the Company or an Affiliate, (f) other agreement, or (g) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent set forth in the Plan or an Award Agreement or to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (2) any Applicable Laws that impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

Annex B-7

3.4    No Repricing Without Stockholder Approval.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for, or in substitution of, Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action (i) is subject to and approved by the Company’s stockholders or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.5    Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into RSUs that comply with the requirements of Code § 409A and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code § 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code § 409A, including, if applicable, with respect to when a Separation from Service occurs.

3.6    Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.      STOCK SUBJECT TO THE PLAN

4.1    Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2 and Section 4.3(c), and subject to adjustment pursuant to Article 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to 1,400,000 shares of Stock (the “Share Limit”). Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2    Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code § 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. The Share Limit pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

Annex B-8

4.3    Share Usage.

(a)     Shares of Stock covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.

(b)    Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Article 10, shall be counted against the Share Limit set forth in Section 4.1 as one share of Stock for every one share of Stock subject to an Award. The number of shares of Stock subject to an Award of SARs shall be counted against the Share Limit set forth in Section 4.1 as one share of Stock for every one share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs. At least the target number of shares of Stock issuable under a Performance Award grant shall be counted against the Share Limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares of Stock issued upon settlement of the Performance Award to the extent different from such target number of shares of Stock.

(c)     If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the Share Limit with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan.

(d)    The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3, or (iv) purchased by the Company with proceeds from Option exercises.

5.      TERM; AMENDMENT AND TERMINATION

5.1    Term.

The Plan shall become effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within 12 months of the Effective Date. Upon approval of the Plan by the Company’s stockholders, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the Stockholders do not approve the Plan within 12 months of the Effective Date, any Awards made under the Plan on or after the Effective Date shall not be exercisable, settleable, or deliverable, except to the extent such Awards could have otherwise been made under the Plan. The Plan shall terminate on the first to occur of (a) 11:59PM ET on the day before the tenth anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 16.3. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.2    Amendment, Suspension, and Termination.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of any Grantee affected thereby, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be conditioned on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option pricing provisions of Section 8.1, or the SAR pricing provisions of Section 9.1 without the approval of the Company’s stockholders.

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6.      AWARD ELIGIBILITY AND LIMITATIONS

6.1    Eligible Grantees.

Subject to this Article 6, Awards may be made under the Plan to (a) any Service Provider, as the Committee shall determine and designate from time to time, and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2    Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code § 424 for any Incentive Stock Option and consistent with Code § 409A for any other Option or SAR.

7.      AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Nonqualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.      TERMS AND CONDITIONS OF OPTIONS

8.1    Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one share of Stock on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of one share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of one share of Stock.

8.2    Vesting and Exercisability.

Subject to Sections 8.3 and 16.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that shall vest or be exercisable within a six-month period starting on the Grant Date.

8.3    Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the tenth anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Stockholder, an Option granted

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to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the fifth anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural Person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten years from the Grant Date of such Option as the Committee shall determine.

8.4    Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5    Limitations on Exercise of Option.

Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Article 16 that results in the termination of such Option.

8.6    Method of Exercise.

Subject to the terms of Article 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes that the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7    Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8    Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.6.

8.9    Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10  Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the

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Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable thereto immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code § 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12  Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code § 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten days thereafter.

9.      TERMS AND CONDITIONS OF SARS

9.1    Right to Payment and SAR Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option shall have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of such SAR.

9.2    Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that shall vest or be exercisable within a six-month period starting on the Grant Date.

9.3    Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the tenth anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

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9.4    Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5    Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6    Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.    TERMS AND CONDITIONS OF RESTRICTED STOCK AND RSUS

10.1  Grant of Restricted Stock and RSUs.

Awards of Restricted Stock and RSUs may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2  Restrictions.

At the time a grant of Restricted Stock or RSUs is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock or RSUs and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or RSUs as provided in Article 13. Awards of Restricted Stock and RSUs may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3  Registration; Restricted Stock Certificates.

Pursuant to Section 3.6, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.6 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall

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deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4  Rights of Holders of Restricted Stock.

Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Dividend payments or distributions declared or paid on shares of Restricted Stock that vest or are earned based on the achievement of performance goals shall not vest unless such performance goals for such shares of Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such shares of Restricted Stock shall promptly forfeit and, to the extent already paid or distributed, repay to the Company such dividend payments or distributions. All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

10.5  Rights of Holders of RSUs.

10.5.1 Voting and Dividend Rights.

Holders of RSUs shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such RSUs to direct the voting of the shares of Stock underlying such RSUs, or to receive notice of any meeting of the Company’s stockholders). The Committee may provide in an Award Agreement evidencing a grant of RSUs that the holder of such RSUs shall be entitled to receive Dividend Equivalent Rights, in accordance with Article 12.

10.5.2 Creditor’s Rights.

A holder of RSUs shall have no rights other than those of a general unsecured creditor of the Company. RSUs represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6  Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or RSUs held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or RSUs, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock or RSUs.

10.7  Purchase of Restricted Stock and Shares of Stock Subject to RSUs.

The Grantee of an Award of Restricted Stock or vested RSUs shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested RSUs from the Company at a purchase price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested RSUs or (b) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested RSUs. Such purchase price shall be payable in a form provided in Article 14 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.

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10.8  Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock or RSUs settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.6, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to an RSU once the shares of Stock represented by such RSU have been delivered in accordance with this Section 10.8.

11.    TERMS AND CONDITIONS OF OTHER EQUITY-BASED AWARDS

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Article 11 may be granted with vesting, value, or payment contingent on the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.    TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1  Dividend Equivalent Rights.

A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions that are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award that vests or is earned based on the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and, to the extent already paid or distributed, repay to the Company payments or distributions made in connection with such Dividend Equivalent Rights.

12.2  Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

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13.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS

13.1  Grant of Performance Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards in such amounts and on such terms as the Committee shall determine.

13.2  Value of Performance Awards.

Each grant of a Performance Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are achieved, shall determine the amount of cash or value or number of shares of Stock that shall be paid out to the Grantee thereof.

13.3  Earning of Performance Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of a Performance Award shall be entitled to receive a payout of the value earned under such Performance Award by such Grantee over such Performance Period, to be determined based on the extent to which the corresponding performance goals have been achieved.

13.4  Form and Timing of Payment of Performance Awards.

Payment of the value earned under a Performance Award shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (a) may pay the value earned under Performance Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (b) shall pay the value earned under Performance Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under a Performance Award may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Performance Award.

13.5  Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance Award, and the timing thereof, may be subject to the achievement of such Performance Measures as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

13.6  Performance Measures.

Performance under any Performance Measures (a) may be used to measure the performance of (i) the Company, its Subsidiaries, and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select a Performance Measure for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance Award based on the achievement of performance goals pursuant to any Performance Measures. For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Awards subject to subjective performance conditions (including individual performance conditions).

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14.    FORMS OF PAYMENT

14.1  General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock or vested RSUs shall be made in cash or in cash equivalents acceptable to the Company.

14.2  Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock or vested RSUs may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

14.3  Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 18.3.

14.4  Other Forms of Payment.

To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock or vested RSUs may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Stock or vested RSUs only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price or the required tax withholding amount.

15.    REQUIREMENTS OF LAW

15.1  General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award on any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other

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securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed to be conditioned on the effectiveness of such registration or the availability of such an exemption.

15.2  Rule 16b-3.

During any time when the Company has any class of common equity securities registered under Exchange Act § 12, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Exchange Act § 16(b) shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

16.    EFFECT OF CHANGES IN CAPITALIZATION

16.1  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1, which includes the number and kinds of issued shares of Capital Stock by which the Plan reserve may be increased annually, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

16.2  Transactions That Do Not Constitute a Change in Control.

Subject to Section 16.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities that does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such

Annex B-18

Award received by the Grantee as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures or other performance goals applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

16.3  Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Awards, to the extent not assumed or continued:

(a)     Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance Awards, all outstanding shares of Restricted Stock and all RSUs and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following actions shall be taken:

(i)     At least 15 days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of 15 days. Any exercise of an Option or SAR during this 15-day period shall be conditioned on the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii)) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

(ii)    The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, RSUs or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, RSUs, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (2) the Option Price or SAR Price applicable to such Options or SARs.

(b)    For Performance Awards, if less than half of the Performance Period has lapsed, such Awards shall be treated as though the target performance thereunder has been achieved. If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximate to the date of consummation of the Change in Control as determined by the Committee, in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance Awards shall be treated as though the target performance has been achieved. After application of this Section 16.3(b), if any Awards arise from application of this Article 16, such Awards shall be settled under the applicable provision of Section 16.3(a).

(c)     Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

16.4  Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, RSUs, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in

Annex B-19

Control for the assumption or continuation of such Options, SARs, Restricted Stock, RSUs, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, RSUs, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.

16.5  Adjustments.

Adjustments under this Article 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, 16.3, and 16.4. This Article 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

16.6  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

17.    PARACHUTE LIMITATIONS

If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of such Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a)     to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to such Grantee under the Plan to be considered a Parachute Payment; and

(b)    if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code § 409A or to the extent that Code § 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, that, to the extent any payment or benefit constitutes deferred compensation under Code § 409A, in order to comply with Code § 409A, except as otherwise provided in an applicable agreement between a Grantee and the Company or an Affiliate, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or RSUs, then by reducing or eliminating any other remaining Parachute Payments.

Annex B-20

18.    GENERAL PROVISIONS

18.1  Disclaimer of Rights.

No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer on any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise to hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2  Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.

18.3  Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse of restrictions, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, that for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of Shares having an aggregate Fair Market Value that is greater than the applicable minimum statutory required withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amounts in such Grantee’s relevant tax jurisdiction).

Annex B-21

18.4  Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5  Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6  Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7  Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.8  Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9  Governing Law.

The Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10Foreign Jurisdictions.

To the extent the Committee determines that the material terms set by the Committee imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of the Plan as in effect for any other purposes. The special terms and any sub-plans, appendices, supplements, amendments, restatements, or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s stockholders.

18.11Code § 409A.

The Plan is intended to comply with Code § 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance with Code § 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period shall not be treated as deferred compensation unless Applicable Laws require otherwise. Any grant of an Option or SAR pursuant to the Plan is intended to comply with the “stock rights” exemption from Code § 409A. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code § 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

Annex B-22

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code § 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event shall a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation § 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code § 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code § 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code § 409A.

Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code § 409A, and neither the Company or an Affiliate nor the Board or the Committee shall have any liability to any Grantee for such tax or penalty.

18.12Limitation on Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee shall be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code §§ 422 or 409A or by reason of Code § 4999, or otherwise asserted with respect to the Award; provided, that this Section 18.12 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

[Remainder of Page Intentionally Left Blank]

Annex B-23

To record adoption of the Plan by the Board as of [_____________] and approval of the Plan by the Company’s stockholders as of [_____________], the Company has caused its authorized officer to execute the Plan.

HNR ACQUISITION CORP.
By:
Name:
Title:

Annex B-24

Annex C

September 26, 2023

Board of Directors of
HNRA Acquisition Corp
3730 Kirby Drive, Suite 1200
Houston, Texas US 77098

To the Members of the Board:

RSI & Associates, Inc. (“RSI”) wishes to amend the Fairness Opinion dated July 6, 2023 in regards to a proposed transaction between HNR Acquisition Corp, a Delaware corporation, HNRA PARTNER, INC., a Delaware corporation, and HNRA UPSTREAM, LLC, a Delaware limited liability company (collectively, “HNRA”, the “Company” or the “Buyer”), and Pogo Resources Management, LLC, a Texas limited liability company, CIC Pogo LP, a Delaware limited partnership, DenCo Resources, LLC, a Texas limited liability company, Pogo Resources Management, LLC, a Texas Limited Liability Company, and 4400 Holdings, LLC, a Texas limited liability company (collectively, “POGO” or the “Seller”). The Seller owns 100% of the membership interest of Pogo Resources, LLC.

On December 27, 2022 (the “Original Execution Date”), HNRA and POGO (the “Parties”) entered into a Membership Interest Purchase Agreement (the “Prior MIPA”) wherein HNRA would acquire 100% of the Sellers outstanding membership interest in POGO Resources, LLC, a Texas limited liability company (the “Transaction”). It is RSI’s understanding the Parties wish to amend and restate the Prior MIPA in its entirety.

The Amended and Restated Membership Interest Purchase Agreement (“Restated MIPA”) was executed on August 28, 2023 (the “Execution Date”). Pursuant to the terms of the Restated MIPA, and subject to the provisions, and conditions set forth therein, at the closing of the transactions contemplated by the Restated MIPA, Seller will sell, assign, and convey to the Company, and the Company will purchase and accept from Seller one hundred percent (100%) of the outstanding membership interests (the “Target Interest”) of Pogo Resources, LLC, a Texas limited liability company (the “Target”).

Pursuant to the terms of the Amended and Restated MIPA, the aggregate consideration for the Target Interest shall be $90,000,000 comprised of (a) cash in the amount of $63,000,000 (the “Cash Consideration”); (b) 2,000,000 shares of OpCo Class B Units (the “Common Unit Consideration”); and (c) approximately $6,000,000 in Hydrocarbon Net Proceeds from production for the preceding 4 months from the actual close date (the “Hydrocarbon Proceeds Consideration”). HNRA has a binding commitment and term sheet for a reserve based loan of $28,000,000.

Background and Engagement of RSI

RSI was retained by the management of HNRA on October 25, 2022 pursuant to an agreement for consulting services (the “Engagement Agreement”). The engagement included a value assessment of the Target Interest and to prepare and deliver to the Board its opinion (the “Opinion”) as to whether the consideration to be paid by HNRA under the Transaction is fair from a financial point of view to HNRA and its shareholders. The terms of the Engagement Agreement provide that RSI is to be paid a fee for its services upon delivery of an Opinion. In addition, RSI is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified in certain circumstances. The fee payable to RSI is not contingent in whole or in part on the outcome of the Transaction or on the conclusions reached in the Opinion.

Annex C-1

On August 29, 2023, RSI received the executed Amended and Restated Membership Interest Purchase Agreement, with instruction from HNRA to amend the Fairness Opinion to reflect the Restated MIPA. As such, RSI & Associate amended the fairness opinion based upon the modified acquisition terms, as well as the Cobb & Associates Third Party Engineering Study as of December 31, 2022, revised on June 30, 2023, which excludes the 10% overriding royalty interest now held by POGO, as per the Restated MIPA.

The Board has not instructed RSI to prepare, and RSI has not prepared, a formal valuation of POGO, HNRA or any of their respective securities or assets, and the Opinion should not be construed as such. RSI has, however, conducted such analyses as it considered necessary in the circumstances to prepare and deliver its opinion of fairness.

Overview of POGO

Pogo Resources, LLC is an independent oil and natural gas company based in Texas and formed in 2017. POGO’s focuses on the acquisition, development, exploration, production and divestiture of oil and natural gas properties in the Permian Basin. POGO’s properties are in the Grayburg-Jackson Field in Eddy County, New Mexico, which is a sub-area of the Permian Basin. POGO focuses primarily on production through waterflooding recovery methods. POGO’s assets consist of contiguous leasehold positions of approximately 13,700 gross acres with an average working interest of 100%. POGO operates 100% of the net acreage across the Company’s assets, all of which are net operated acreage of vertical wells with average depths of approximately 3,810 feet.

POGO’s average daily production as of December 2022 is at 1,400 barrel of oil equivalent (“BOE”) per day. While for the full year of 2021, the production averaged 1,071 BOE per day. The increase in production is consistent with the Seller’s focus on the continued development of the Seven River waterflood interval.

Credentials of RSI

Established in 1993, RSI and our associates comprise a full-service business valuation, feasibility study, exit/succession planning and merger acquisition consulting firm. In the ordinary course of our business, we and our associates perform business valuations and feasibility studies throughout the United States on behalf of lenders, investment groups, public and private companies and legal & accounting professionals. RSI has participated in a significant number of transactions involving private and public companies and has extensive experience in business valuation and assessment of transaction fairness.

It is understood that this fairness opinion is for the benefit and use of the Board of Directors and Shareholders of HNRA (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction, the acquisition of the Target Interest, and subsequent filing of a proxy/registration statement with the SEC as a De-SPAC transaction.

Our opinion is essentially based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we are under no obligation to update, revise, or reaffirm this opinion.

The Opinion expressed herein represents the opinion of RSI as a firm. The form and content of the Opinion have been approved for release by a committee of directors and other professionals of RSI, all of whom are experienced in areas of merger, acquisition, divestiture, due diligence, business valuation and fairness opinion as well as transaction and transition management.

Relationships of RSI

Neither RSI nor any of its associates, is an insider, associate or affiliate of HNRA, POGO or any of their respective associates or affiliates. Subject to the following, there are no understandings, agreements or commitments between RSI and HNRA, POGO or any of their respective associates or affiliates with respect to any future business dealings. Although RSI may, in the future, provide additional valuation, feasibility or advisory services to HNRA, POGO or their respective affiliates.
Annex C-2

Scope of Review

In preparing the Opinion, RSI has reviewed, considered and relied upon, without attempting to verify independently the completeness or accuracy thereof, among other things:

–	The Executed Amended and Restated Membership Interest Purchase Agreement;
–	Audited Financial Statements of POGO Resources, LLC for periods ending 12/31/20, 12/31/21, and 12/31/22;
–	Unaudited Financial Statements of POGO Resources, LLC for all periods since 12/31/2019;
–	Detailed schedules (PP&E, DD&A) from Q2 2018 through Q4 2022 on the assets of POGO;
–	Various technical reports on the assets of POGO;
–	Management Information Circulars of HNRA and POGO;
–	Financial Projections prepared by HNRA for periods ending 2023-2025;
–	Various detailed internal HNRA management reports;
–	Discussions with senior management of HNRA;
–	Reviewed public information relating to the business, operations, financial performance and transactional history of HNRA, POGO and other selected public companies considered by RSI to be applicable;
–	Reviewed and discussed certain internal operating information with respect to the business, operations and prospects of POGO, furnished to or discussed with RSI by the management of POGO;
–	HNRA developed risking assumptions of the POGO’s resource potential, which RSI discussed with their technical personnel, who deemed the assumptions reasonable;
–	Public information with respect to other transactions of a comparable nature considered by us to be applicable (the Master List of which is attached hereto as Appendix A);
–

Representations contained in separate certificates addressed to RSI, as of the date hereof, from senior officers of HNRA as to the completeness, accuracy and fair presentation of the information upon which the Opinion is based;

–	Such other corporate, industry and financial market information, investigations and analyses as RSI considered necessary or appropriate in the circumstances;
–

Reviewed the reports provided entitled Evaluation of Certain Oil and Gas Properties (the “Reserve Reports”), regarding the Company’s proved, probable and possible reserves, with particular focus placed on the report as of December 31, 2022, prepared on June 30, 2023. The reports were prepared by representatives of the engineering firm of William M. Cobb & Associates, Inc.;

–

Reviewed the impact of different commodity price assumptions on the net asset value of the Company’s proved, probable and possible reserves, as well as the resources potential of POGO assets, using customary adjustments to reflect a December 31, 2022 effective date for this opinion;

–	Reviewed and discussed with technical and engineering personnel POGO’s resource potential from its current physical assets, business relationships and personnel;
–	Compared certain financial and stock market information of other companies we deemed applicable (the Master List of which is attached hereto as Appendix B);
–	Performed such other analyses and examinations and considered such other factors that RSI deemed appropriate;
–	Compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of other transactions we deemed applicable; and
–	Performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

Annex C-3

RSI has not, to the best of its knowledge, been denied access by HNRA or POGO to any information requested by RSI.

Fairness Analysis of POGO

Analysis Assumptions

In addition to a review and assessment of historical performance of POGO, the analysis incorporates the business combination of HNRA and POGO utilizing the following assumptions:

–	13,700 gross contiguous acres, 100% HBP;
–	342 producing wells with 100% WI and 84% NRI;
–	98% of well inventory is active and can be monitored remotely;
–	Current production volumes of 1,400 BOEPD (15% gas, 85% oil);
–	PDP Reserves of 5.3mm Bo and 1.8 Bcfg, Total Proved of 15.5mm BO and 4.0 Bcfg;
–	PDP PV-10 of $176mm, Total Proved PV-10 of $434mm
–	Stabilized production with no concentration and predictable declines;
–	No regulatory or compliance issues;
–	The Company’s management structure and field operations is fully staffed with experienced personnel;
–	Revenue projections for 2023-2027 were conservatively based upon a 10-year average of $65.00/bbl and $4.00/mcf.

Historical Income Statement

As part of the analysis as to the fairness of the acquisition of POGO, RSI analyzed the business’ audited income statements for the years ending December 2020 through December 2022. The exhibit below presents the business’ income statements for the periods ending December 2020 through December 2022.

Historical	2020A	2021A	2022A
Oil and Gas Revenue	$8,202,200	$23,966,375	$40,197,730
Less: LOE	$(4,148,592)	$(5,310,139)	$(8,418,739)
Less: Production Tax	$(825,525)	$(2,082,371)	$(3,484,477)
Less: G&A	$(1,586,177)	$(2,231,710)	$(4,528,498)
Less: ORRI (Estimated Net)	$(615,165)	$(1,797,478)	$(3,014,830)
Adjusted EBITDAX	$1,026,741	$12,544,677	$20,751,186
Less: Exploration Invt Exp	$(8,104,490)	$(24,260,882)	$(16,891,856)
Adjusted EBITDA	$(7,077,749)	$(11,716,205)	$3,859,330

Financial Projections

The projections incorporate all activity associated with HNRA’s proposed acquisition of POGO, as presented and defined by HNRA’s Management. The financial projections have a basis in the performance and activity as defined in the Reserve Reports, through the utilization of the assets to be acquired and HNRA’s proposed operating model.

Projections	2023P	2024P	2025P	2026P	2027P
Oil (BO)	443,060	694,020	993,100	1,063,370	1,062,740
Natural Gas (Mcf)	313,470	344,700	387,650	351,840	308,920
Realized Prices
Crude Oil ($/Bbl)	$65.00	$65.00	$65.00	$65.00	$65.00
Natural Gas ($/Mcf)	$4.00	$4.00	$4.00	$4.00	$4.00
Oil and Gas Revenue	$30,052,780	$46,490,100	$66,102,100	$70,526,410	$70,313,780
Less: Baseline LOE	$(7,513,195)	$(10,227,822)	$(11,567,868)	$(11,989,490)	$(11,953,343)
Less: Production Tax	$(2,464,328)	$(3,812,188)	$(5,420,372)	$(5,783,166)	$(5,765,730)
Less: G&A	$(4,653,333)	$(4,653,333)	$(4,653,333)	$(4,769,666)	$(4,888,908)
Adjusted EBITDAX	$15,421,924	$27,796,757	$44,460,527	$47,984,088	$47,705,799
Less: Exploration Invt Exp	$(13,710,000)	$(39,366,000)	$(41,632,000)	$(2,848,000)	$0
Adjusted EBITDA	$1,711,924	$(11,569,243)	$2,828,527	$50,832,088	$47,705,799

Annex C-4

Summary of Analysis Methodologies

In analyzing the Fairness of the Proposed Transaction, RSI utilized the following methodologies for its analysis of the HNRA’s proposed acquisition of POGO:

Approach	Methodology	Description	Findings
Asset	Adjusted Book Value Analysis	The Adjusted Book Value represents the net value of the entity and is calculated as the total adjusted or normalized value of the entity’s assets, minus the total value of its adjusted liabilities.

Assessing Adjusted Book Value is useful as a risk assessment exercise and for utilization in Guideline Public Companies Analysis of price to tangible book. It is not generally used as an indicator of value of a viable ongoing business. POGO is regarded as a high growth prospect and should be valued based upon its earning potential and/or market comparison.

Income	Discounted Future Earning (DFE) Analysis

The discounted future earnings analysis is an income method to estimate value through a calculation of discounting projected future earnings back to the date of valuation. At the end of the projection period, a residual value is calculated and discounted to its present value at the date of valuation. After the business’ non-operating assets and liabilities are added/deducted to the present value of all projected earnings, the result is the fair market value of the total business entity. The theory behind the discounted future earnings method is that an entity’s value is equal to the present value of its expected future earnings.

DFE provided the best indication of value, as POGO is positioned and equipped to capitalize on its market position through the investments made to its infrastructure, operating assets and organization. In addition, utilizing any methodology that relies on historical earnings would be unreliable due to the impact the pandemic had on the market, the industry, the economy and subsequently the subject company. The value estimate for POGO using DFE was significantly higher than the proposed offering.

Market	Guideline Public Company (GPC) Analysis

The Guideline Public Company Method assesses the value of a private company based upon the observed pricing multiples from trading activity of public companies, viewed as sufficiently similar to the private company. The pricing multiple is applied to the similar factors of the private company to determine an estimated value. The most common multiples being price-to-earnings, price-to-revenue and price-to-book.

Utilizing the GPC Analysis was useful in assessing the estimated value of POGO. As previously stated, utilizing any methodology that relies on historical earnings would be unreliable due to the impact the pandemic had on the market, the industry, the economy and subsequently the subject company. Even with the negative impact of the pandemic, the value estimates of both price to earnings and price to revenue exceeded the proposed offering.

Annex C-5

Adjusted Balance Sheet

The balance sheet was adjusted to reflect the estimated assets to transfer as part of the acquisition, as provided by HNRA Management.

POGO Resources/Consolidated

Period Ending: Dec-22

		Adjustments + or (-)	Adjusted Book
Assets
Cash/Equivalents	2,016,315	483,685	2,500,000
Accounts Receivable	3,064,614	(714,614)	2,350,000
Prepaid Expenses	395,204	(75,204)	320,000
Other Current Assets	—	—	—
Total Current Assets	5,476,133		$5,170,000

Land	—	—	—
Oil & Gas Properties and Equipment, Net	55,206,917	2,793,083	58,000,000
Operating Lease Assets, Net	126,678	(36,678)	90,000
Other Property, Plant and Equipment	83,004	(3,004)	80,000
Note Receivable – Related Party	3,809,003	(3,809,003)	—
(1)Other Non-Current Assets	6,668	5,993,332	6,000,000
Total Assets	64,708,403		$69,340,000

Liabilities/Equity
Accounts Payable	1,218,054	(748,054)	470,000
Accrued Liabilities	1,128,671	(28,671)	1,100,000
Royalties Payable	617,163	77,837	695,000
Short-Term Derivative Instrument Liabilities	1,191,354	(1,191,354)	—
Operating Lease Liabilities, Current	70,232	(5,232)	65,000
Total Current Liabilities	4,225,474		2,330,000

Long Term Debt	26,750,000	(26,750,000)	—
Non Operating	675,000	—	675,000
Asset Retirement Obligation	4,494,761	605,239	5,100,000
Operating Lease Liabilities, Non-Current	58,921	(30,921)	28,000
Total Liabilities	36,204,156		$8,133,000

Total Equity	28,504,247		61,207,000
Total Liabilities & Net Worth	64,708,403		$69,340,000

____________

(1)      Credit for trailing 4 months of net cash flow, as defined in MIPA.HNRS is assuming $1.5mm/mnth x 4 = $6mm.

Annex C-6

Discounted Future Earnings Method Overview

The discounted future earnings analysis is an income method to valuation wherein the estimated value of the business entity is calculated by discounting projected future earnings back to the date of valuation. At the end of the projection period, a residual value is calculated and discounted to its present value at the date of analysis. After the business’ non-operating assets and liabilities are added/deducted to the present value, the result is the estimated fair market value of the total business entity. The theory behind the discounted future earnings method is that an entity’s value is equal to the present value of its expected future earnings. It is used primarily when a business’ short-term projected earnings stream is not likely to equal its expected long-term growth rate and when a business’ earnings and/or cash flows are the primary factors of value.

The steps involved in a discounted future earnings analysis are as follows:

–	Develop a risk adjusted discount rate.
–	Develop a pro-forma income statement of the projected earnings for the interim years until the business’ activities are expected to stabilize.
–	Discount to the date of valuation the projected income stream by the discount rate.
–	Capitalize the Nth year’s projected income into a residual value using the capitalization of earnings method.
–	Discount the residual value to its present value as of the date of valuation.
–	Sum the present values of the discounted cash flows and residual value.
–	Add/subtract non-operating assets and liabilities to derive the indicated total business entity value (prior to any discounts and/or premiums) as of the date of valuation.

In preparing our analysis under the Discounted Future Earnings Method, we developed a long-term forecast relying primarily on historical performance, the COBB Report and HRNA’s estimate of exploration investment, production, overhead and lease operating costs. We estimated the discount rate based on a build-up methodology, considering investment rates of return of government and publicly traded securities, adjusted to reflect various subjective risk characteristics of the industry and the subject company. Among the risk factors considered include (i) organizational structure/depth of management, (ii) competence of key personnel, (iii) market price volatility, (iv) political risk and instability, (v) geographic location and market, (vi) geological risks, (vii) supply and demand risk, (viii) asset base and viability, (ix) stability of earnings and earnings margin, (x) financial records and reporting and (xi) regulatory and legal risk. For purposes of our analysis, we estimate a discount rate of 20.7% to use in our Discounted Future Earnings Method analysis.

The following table presents our application of the Discounted Future Earnings Method, which suggests an estimated value for POGO of $120,000,000.

Discounted Future Earnings

Year	Forecasted Earnings	Discount Rate	Present Value
1	1,711,924	20.7%	1,418,330
2	(11,569,243)		(7,941,278)
3	2,828,527		1,608,565
4	50,832,088		23,950,185
5	47,705,799		18,622,365
6	46,569,865		15,061,262
7	44,846,589		12,016,515
8	42,748,732		9,489,975
9	40,474,354		7,444,139
10	37,962,762		5,784,757
Terminal Value	32,578,987
Operating Value	120,033,802
Rounded	120,000,000

Annex C-7

Guideline Public Company Method

In applying the Guideline Public Company Method, the estimated value is computed through value multiples from publicly traded companies similar to the subject company. A value multiple is a ratio using publicly traded companies’ stock prices as the numerator and a measure of the companies’ operating results (or financial position) as the denominator. The appraiser chooses an appropriate multiple(s), adjusts for the unique aspects of the company being valued, and applies the chosen multiple to the factor (such as revenues or earnings) for the company being valued to arrive at an estimate of value. Value multiples are usually computed on a per share basis but can also be determined by dividing a company’s total common stock market value by its total annual earnings or some other measure. The most well-known value multiple is price/earnings (P/E), where a company’s stock price is divided by its earnings per share. Other ratios, such as price to sales, price to gross profit, price to equity, may also be a valuable consideration.

The challenge in applying methods within this approach is finding companies truly comparable to the subject company. This can be exceedingly difficult. To achieve meaningful comparison, the “comparable” companies must:

–	Be in the same or a similar line of business as the subject company,
–	Have a similar competitive position within the industry as the subject company,
–	Have similar historical rates of growth as the subject company,
–	Have similar historical and current levels of profitability as the subject company,
–	Have a similar capital structure as the subject company.
–	Offer a similar product line as the subject company, and
–	Be of similar size (relative to sales volume and total assets) as the subject company.

Application to the Subject Company

In the analysis of the fairness of the acquisition of POGO, in consideration of using valuation ratios derived from publicly traded guideline companies, we attempted to establish a valuation metric through similar companies, within the same segment of industry, of somewhat similar in size, product/service mix, geographic location (US), and capital structure; the table of which can be found as Appendix A. Finding it problematic to meet the requirement of ‘comparable,’ we elected to remove what we deemed as outliers, and assessed the valuation multiples derived from the financial metrics of a straight average of the remaining companies.

The following table presents our application of the Guideline Public Company Method, utilizing Price to Earnings and Price to Revenue, which suggests an estimated value for POGO of $105,000,000 and $101,000,000 respectively.

Price to Earnings Conclusions

Pre-Tax Earnings (Net of ORRI)	20,751,000
Mean Ratio (See Appendix A)	5.07
Operating Value	105,207,570
Rounded	$105,000,000

Price to Sales Conclusions

Revenue (Net of ORRI)	36,178,000
Mean Ratio (See Appendix A)	2.80
Operating Value	101,298,400
Rounded	$101,000,000

Annex C-8

Assumptions and Limitations

The Opinion is subject to the assumptions, explanations and limitations set forth below.

RSI has, subject to the exercise of its professional judgment, relied upon, without independent verification, the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions and representations obtained by it from public sources, or that was provided to us, by HNRA or POGO or their respective associates, affiliates and advisors (collectively, the “Information”). In RSI’s review and analysis and in rendering this opinion, we have relied upon financial and other information provided to us by POGO and HNRA, their affiliates and representatives. However, we have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of said financial and other information that was provided to us by the POGO and HNRA, their affiliates and representatives or including any publicly available to us (including, without limitation, the Information described above), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such Information (whether written or oral) being complete, accurate, fair in all respects and material to our analysis. RSI has further relied upon the assurance of management of both HNRA and POGO that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect.

Our analyses were based, among other things, on the financial history of the Target and post-acquisition projections of the Target (the “Financial Projections”) furnished to us by senior management of HNRA. With respect to the Financial Projections, we note that projecting future results of any company is inherently subject to uncertainty. We express no opinion as to the Financial Projections or the assumptions on which they are based. In addition, in rendering this opinion, we have assumed that the Financial Projections have been reasonably prepared by management and reflect management’s best currently available estimates and good faith judgment of the future competitive, operating and regulatory environment and related financial performance of the Target, and that the Financial Projections and the assumptions derived therefrom provide a reasonable basis for our opinion. Although the Financial Projections did not form the principal basis for our opinion, but rather constituted one of many items that we employed. Consequently, changes to the Financial Projections could affect the opinion rendered herein.

Our opinion speaks only as of the dates hereof and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

In RSI’s review we did not obtain or receive any independent evaluation or appraisal of the tangible assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of the Target, nor have we been furnished with any such evaluations or appraisals or reports of such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We have made no independent investigation of any legal or accounting matters affecting POGO, HNRA or the Sellers, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to parties involved in the Transaction including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and Transactions contemplated by the MIPA. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Transaction to either the Sellers, Buyers, Target or to any holder of Membership Interest or Common Stock.

In rendering this opinion, we have also assumed that:

(i)      In all respects material to our analysis: that the representations and warranties of each party contained in the MIPA are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the MIPA and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof which would affect the amount or timing of receipt of the Consideration;

(ii)    There is not now, and there will not as a result of the consummation of the transactions contemplated by the MIPA be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and

Annex C-9

(iii)   All material assets and liabilities (contingent or otherwise, known or unknown) of the Target were as set forth in the consolidated financial statements provided to us by the Company as of the respective dates of such financial statements and adjusted to reflect the parties understanding and agreement.

In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the

Target or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Transaction and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Sellers’ perspective that could under the circumstances be negotiated among the parties to such Transaction.

It is understood that our opinion is solely for the use and benefit of the Board of Directors of the Company and the Company’s Shareholders, in the consideration of the Transaction, and our opinion does not address the relative merits of the transactions contemplated by the MIPA as compared to any alternative transactions that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Transaction or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote or act on any matter relevant to the Merger Agreement (including without limitation, whether or not to tender Common Stock in connection with the Offer). Our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent. Notwithstanding the foregoing, if required by law, our opinion may be included in the Company’s proxy statement or similar disclosure document with respect to the Transaction; provided that it is reproduced in full. Any summary of, or other description of, the opinion in such proxy statement or other disclosure document, or other reference to RSI or its opinion, will be approved by RSI or its counsel at their sole discretion.

This Fairness Opinion will be made available for inspection and copying at the principal executive offices of the Company, during its regular business hours, by any interested equity security holder of the Company or representative who has been so designated in writing by the security holder.

Conclusion

Based upon and subject to the foregoing, RSI is of the opinion that, as of the date hereof, the consideration to be paid by HNRA pursuant to the Transaction is fair from a financial point of view to HNRA.

Yours very truly,

RSI & ASSOCIATES, INC.

Annex C-10

APPENDIX A

Guideline Public Company Database
Summary for Latest Fiscal Year Periods

Populated on 02082023

	Ticker	Market Cap	MVIC	Sales	EBITDA	EBIT	Tan Book	Gross Profit	Sales	EBITDA	EBIT	Tan Book	Gross Profit
Ticker 1	EPSN	78,728,437	52,231,132	42,403,992	26,907,493	20,280,477	79,263,333	42,403,992	1.23	1.94	2.58	0.66	1.23
Ticker 2	PHX	385,663,213	410,566,404	70,328,133	45,658,862	38,380,744	136,078,519	70,328,133	5.84	8.99	10.70	3.02	5.84
Ticker 3	EPM	182,183,820	195,153,820	108,926,000	53,434,000	45,381,000	96,764,000	60,269,000	1.79	3.65	4.30	2.02	3.24
Ticker 4	PNRG	415,081,944	442,222,944	89,543,000	39,733,000	13,408,000	136,579,000	77,963,000	OUTLIER
Ticker 5	VKIN	9,867,436	17,571,006	37,987,964	8,638,128	1,330,971	20,187,505	34,984,920	0.46	2.03	13.20	0.87	0.50
Ticker 6	SMGI	5,596,020	38,275,959	52,113,827	(8,976,273)	(8,976,273)	16,784,776	(600,591)	OUTLIER
Ticker 7	AXAS	2,952,049	208,288,049	78,858,000	46,127,000	30,484,000	98,782,000	78,858,000	2.64	4.52	6.83	2.11	2.64
Ticker 8	STR	327,026,262	448,647,262	72,838,000	53,021,000	37,788,000	1,197,143,000	72,838,000	6.16	8.46	11.87	0.37	6.16
Ticker 9	GTE	474,556,672	1,102,838,672	473,722,000	293,813,000	153,939,000	956,471,000	473,722,000	2.33	3.75	7.16	1.15	2.33
Ticker 10	AMPY	250,908,990	462,109,990	342,916,000	146,497,000	118,429,000	165,159,000	342,916,000	1.35	3.15	3.90	2.80	1.35
Ticker 11	VOC	78,710,000	78,422,796	9,302,296	8,670,000	8,670,000	16,005,190	9,302,296	8.43	9.05	9.05	4.90	8.43
Ticker 12	TXO	0	144,553,000	228,344,000	84,079,000	44,190,000	693,459,000	159,088,000	OUTLIER
Ticker 13	MXC	8,502,879	7,132,113	6,587,780	4,226,673	2,881,238	12,224,616	5,306,668	1.08	1.69	2.48	0.58	1.34
Ticker 14	SPND	15,672,338	4,999,338	6,024,000	480,000	359,000	16,559,000	3,904,000	0.83	10.42	13.93	0.30	1.28
Ticker 15	RSRV	32,470,223	22,341,066	9,116,426	3,395,807	640,884	29,798,830	6,394,599	2.45	6.58	34.86	0.75	3.49
Ticker 16	USEG	1,356,579	(3,065,421)	6,658,000	(398,000)	(964,000)	13,435,000	6,658,000	OUTLIER
Ticker 17	REI	319,949,982	608,788,317	196,305,966	132,924,815	95,756,848	591,870,858	191,972,734	3.10	4.58	6.36	1.03	3.17
Ticker 18	EGY	130,436,100	81,761,100	199,075,000	100,160,000	79,100,000	144,297,000	117,820,000	OUTLIER
Ticker 19	PED	132,738,973	106,808,973	15,860,000	3,708,000	(3,672,000)	91,483,000	15,860,000	OUTLIER
Ticker 20	ESTE	316,196,749	632,183,749	419,643,000	300,585,000	194,218,000	1,366,261,000	419,643,000	1.51	2.10	3.26	0.46	1.51
										5.07

Median									2.06	4.13	7.00	0.95	2.48
Mean									2.80	5.07	9.32	1.50	3.04

Annex C-11

APPENDIX B

Trading Comps Consolidated Output

Marketing Book: T&O, Consolidation Book/Populated on 02032023

			Stock Price					EV/EBITDA		EV/Production			Price/CFPS		Production				Reserves
		Company Name	Price on	vs. 52-Week		Market Cap	EV	2023E	2024E	2023E	2024E	EV/1P	2022E	2023E	Current	2023E	2024E	2025E	1P
			2/3/2023	High	Low
			$/share	%	%	$mm	$mm	x	x	$/boepd	$/boepd	$/boe	x	x	Mboe/d	Mboe/d	Mboe/d	Mboe/d	MMboe
#	Integrated Company
1	Exxon Mobil Corporation	Exxon Mobil	$111.92	(5)%	51%	$456,857	$475,834	5.2x	5.9x	$123,794	$126,451	NA	NA	NA	0	3,763	3,844	3,763	0
2	Chevron Corporation	Chevron	169.45	(11)%	30%	327,655	351,296	5.9x	6.5x	109,285	114,658	NA	NA	NA	3,011	3,064	3,214	3,064	0
3	Shell plc	Shell	29.20	(6)%	32%	203,512	249,187	3.5x	3.8x	85,640	86,612	25.96	NA	NA	2,831	2,877	2,910	2,877	9,600
4	TotalEnergies SE	TOTAL	61.15	(8)%	29%	150,929	180,130	2.7x	3.2x	67,890	65,784	15.78	NA	3.2x	2,669	2,738	2,653	2,738	11,418
5	BP p.l.c.	BP	35.15	(4)%	39%	106,326	146,629	2.5x	3.1x	64,914	65,073	8.77	NA	NA	2,298	2,253	2,259	2,253	16,727
6	Equinor ASA	Equinor	29.51	(27)%	20%	93,352	102,040	1.2x	1.5x	49,382	52,264	19.70	NA	2.5x	1,885	1,952	2,066	1,952	5,180
7	Eni S.p.A.	Eni	15.02	(7)%	33%	50,551	71,542	2.5x	3.0x	41,651	44,065	11.46	NA	2.5x	1,578	1,624	1,718	1,624	6,241
8	Repsol, S.A.	Repsol	15.65	(11)%	31%	21,554	29,207	2.2x	2.8x	50,111	53,095	51.13	NA	2.1x	549	550	583	550	571
		Low	$15.02	(27)%	20%	$21,554	$29,207	1.2x	1.5x	$41,651	$44,065	$8.77	0.0x	2.1x	0	550	583	550	0
		High	$169.45	(4)%	51%	$456,857	$475,834	5.9x	6.5x	$123,794	$126,451	$51.13	0.0x	3.2x	3,011	3,763	3,844	3,763	16,727
#	Large-Cap Company
1	ConocoPhillips	ConocoPhillips	$108.11	(22)%	38%	$134,713	$144,898	4.7x	5.2x	$78,406	$80,849	NA	NA	NA	0	1,792	1,848	1,792	0
2	Occidental Petroleum Corporation	Occidental	61.24	(21)%	63%	55,476	85,672	3.9x	4.9x	71,072	73,833	24.39	NA	3.4x	0	1,160	1,205	1,160	3,512
3	EOG Resources, Inc.	EOG	124.62	(17)%	35%	73,200	73,247	5.0x	4.9x	73,499	80,367	19.55	NA	5.9x	919	911	997	911	3,747
4	Pioneer Natural Resources Company	Pioneer	220.00	(24)%	10%	52,272	56,544	4.5x	5.3x	83,102	87,131	25.45	NA	4.6x	657	649	680	649	2,222
5	Hess Corporation	Hess	137.57	(14)%	54%	42,192	49,497	8.9x	6.8x	112,687	134,233	39.28	NA	NA	386	369	439	369	1,260
6	Devon Energy Corporation	Devon	60.85	(23)%	25%	39,778	45,481	4.6x	4.8x	68,460	74,303	27.98	NA	4.5x	614	612	664	612	1,626
7	Diamondback Energy, Inc.	Diamondback	138.40	(18)%	33%	25,414	31,662	4.4x	4.5x	73,514	82,133	17.70	NA	3.9x	391	385	431	385	1,789
8	Coterra Energy Inc.	Coterra	24.26	(34)%	14%	19,128	21,047	3.1x	4.3x	32,656	33,283	7.28	NA	3.4x	0	632	645	632	2,893
9	APA Corporation	Apache	42.04	(19)%	40%	13,516	19,842	3.0x	3.3x	48,104	50,320	21.73	NA	2.9x	337	394	412	394	913
10	Marathon Oil Corporation	Marathon Oil	26.03	(22)%	34%	16,481	19,478	3.3x	3.7x	47,709	56,562	17.60	NA	3.3x	0	344	408	344	1,107
11	EQT Corporation	EQT	31.26	(40)%	52%	11,474	16,195	4.5x	3.4x	16,848	18,219	3.89	NA	3.7x	0	889	961	889	4,160
12	Ovintiv Inc.	Ovintiv	46.44	(22)%	27%	11,528	16,037	3.6x	3.4x	31,616	31,549	7.10			516	508	507	508	2,258
13	Chesapeake Energy Corporation	Chesapeake	84.60	(21)%	31%	11,334	14,013	3.1x	3.4x	20,580	20,950	8.78			685	669	681	669	1,596
		Low	$24.26	(40)%	10%	$11,334	$14,013	3.0x	3.3x	$16,848	$18,219	$3.89	0.0x	2.9x	0	344	408	344	0
		High	$220.00	(14)%	63%	$134,713	$144,898	8.9x	6.8x	$112,687	$134,233	$39.28	0.0x	5.9x	919	1,792	1,848	1,792	4,160
#	Mid-Cap Company
1	Antero Resources Corporation	Antero	$27.48	(44)%	45%	$8,248	$13,222	4.1x	5.4x	$23,762	$24,686	$4.47	NA	2.8x	0	536	556	536	2,956
2	Southwestern Energy Company	Southwestern	5.32	(46)%	21%	5,870	10,900	3.3x	3.1x	13,803	13,780	3.09	NA	2.0x	0	791	790	791	3,525
3	Murphy Oil Corporation	Murphy Oil	41.63	(19)%	60%	6,472	8,920	3.6x	3.8x	46,101	49,433	12.80	NA	NA	174	180	193	180	697
4	Matador Resources Company	Matador	62.17	(16)%	51%	7,346	8,361	4.0x	4.1x	66,719	80,159	25.85	NA	3.7x	105	104	125	104	323
5	Range Resources Corporation	Range	24.00	(36)%	29%	5,608	7,848	3.6x	4.7x	21,858	22,218	2.65	NA	2.9x	355	353	359	353	2,963
6	PDC Energy, Inc.	PDC	63.75	(29)%	23%	5,874	7,270	2.7x	2.8x	28,419	31,175	8.93	NA	2.4x	250	233	256	233	814
7	Comstock Resources, Inc.	Comstock	11.90	(46)%	66%	3,302	5,800	3.0x	3.5x	22,798	25,280	5.68	NA	1.9x	233	229	254	229	1,020
8	Chord Energy Corporation	Chord Energy	142.56	(21)%	53%	5,931	5,705	3.3x	2.7x	33,842	42,114	22.74	NA	2.6x	172	135	169	135	251
9	Kosmos Energy Ltd.	Kosmos	7.42	(13)%	81%	3,383	5,457	3.6x	3.2x	76,801	85,126	18.14	NA	4.5x	0	64	71	64	301
10	Civitas Resources, Inc.	Civitas	64.94	(23)%	47%	5,527	5,267	2.2x	2.5x	31,533	31,179	13.24	NA	2.8x	0	169	167	169	398
Annex C-12

Trading Comps Consolidated Output

Marketing Book: T&O, Consolidation Book/Populated on 02032023

			Stock Price					EV/EBITDA		EV/Production			Price/CFPS		Production				Reserves
		Company Name	Price on	vs. 52-Week		Market Cap	EV	2023E	2024E	2023E	2024E	EV/1P	2022E	2023E	Current	2023E	2024E	2025E	1P
			2/3/2023	High	Low
			$/share	%	%	$mm	$mm	x	x	$/boepd	$/boepd	$/boe	x	x	Mboe/d	Mboe/d	Mboe/d	Mboe/d	MMboe
#	Mid-Cap Company
11	CNX Resources Corporation	CNX	16.28	(33)%	12%	2,770	5,136	4.3x	4.4x	19,142	19,785	NA	NA	NA	0	260	268	260	0
12	SM Energy Company	SM Energy	32.13	(42)%	10%	3,945	5,026	2.6x	2.7x	33,482	34,740	10.22	NA	2.2x	138	145	150	145	492
13	Crescent Point Energy Corp.	Crescent Point	6.94	(37)%	26%	3,872	4,860	2.1x	2.2x	34,846	36,783	11.06	NA	NA	133	132	139	132	439
14	Callon Petroleum Company	Callon Petroleum	40.21	(40)%	29%	2,477	4,846	2.8x	2.9x	45,544	46,615	10.00	NA	1.6x	107	104	106	104	485
15	Magnolia Oil & Gas Corporation	Magnolia	23.10	(24)%	28%	4,331	4,236	3.2x	3.8x	50,763	56,000	31.30	NA	4.0x	82	76	83	76	135
16	Denbury Inc.	Denbury	83.40	(20)%	47%	4,153	4,187	6.8x	5.8x	85,710	89,199	21.84	NA	8.0x	0	47	49	47	192
17	Enerplus Corporation	Enerplus	16.75	(13)%	57%	3,755	4,169	3.1x	3.7x	42,449	41,686	12.30	NA	3.3x	108	100	98	100	339
18	Northern Oil and Gas, Inc.	Northern Oil & Gas	31.96	(18)%	49%	2,715	3,875	3.5x	2.7x	41,163	51,059	13.47	NA	2.7x	79	76	94	76	288
19	HighPeak Energy, Inc.	HighPeak	27.57	(28)%	60%	3,120	3,648	6.3x	2.7x	71,907	148,515	56.81	NA	5.9x	26	25	51	25	64
20	California Resources Corporation	California Resources	$40.77	(21)%	13%	2,968	3,245	3.6x	3.4x	35,786	35,694	6.76	NA	4.2x	92	91	91	91	480
21	Baytex Energy Corp.	Baytex	$4.39	(36)%	24%	2,390	3,184	2.5x	2.7x	36,613	38,113	27.37	NA	2.8x	83	84	87	84	116
		Low	$4.39	(46)%	10%	$2,390	$3,184	2.1x	2.2x	$13,803	$13,780	$2.65	0.0x	1.6x	0	25	49	25	0
		High	$142.56	(13)%	81%	$8,248	$13,222	6.8x	5.8x	$85,710	$148,515	$56.81	0.0x	8.0x	355	791	790	791	3,525
#	Small-Cap Company
1	Earthstone Energy, Inc.	Earthstone	$13.45	(40)%	26%	$1,418	$3,226	3.0x	2.4x	$31,741	$41,899	$21.86	NA	1.7x	94	77	102	77	148
2	Talos Energy Inc.	Talos	18.69	(27)%	73%	1,543	2,168	2.6x	2.0x	31,263	36,362	13.42	NA	2.2x	53	60	69	60	162
3	Vital Energy, Inc.	Vital Energy	52.92	(56)%	16%	871	2,002	2.2x	2.1x	26,587	24,344	6.28	NA	1.1x	0	82	75	82	319
4	Gulfport Energy Corporation	Gulfport	63.04	(42)%	4%	1,215	1,990	2.5x	2.2x	11,448	12,108	3.06	NA	1.8x	152	164	174	164	650
5	Ranger Oil Corporation	Ranger	42.15	(21)%	55%	598	1,700	2.2x	1.8x	32,788	41,314	7.06	NA	2.4x	43	41	52	41	241
6	SilverBow Resources, Inc.	SilverBow	24.37	(51)%	8%	544	1,182	3.0x	1.9x	17,360	22,786	5.01	NA	1.4x	0	52	68	52	236
7	W&T Offshore, Inc.	W&T Offshore	5.84	NA	NA	836	1,103	2.0x	2.8x	27,284	27,439	7.00	NA	1.8x	0	40	40	40	158
8	Berry Corporation	Berry	9.11	(29)%	34%	699	1,061	2.8x	3.1x	39,539	40,586	10.88	NA	2.3x	26	26	27	26	97
9	Ring Energy, Inc.	Ring Energy	2.24	(56)%	5%	391	966	4.6x	3.2x	51,792	78,109	12.41	NA	1.7x	0	12	19	12	78
10	Riley Exploration Permian, Inc.	Riley	32.41	(11)%	104%	653	683	3.8x	3.3x	54,723	62,737	9.47	NA	3.8x	13	11	12	11	72
11	SandRidge Energy, Inc.	SandRidge	15.26	(48)%	39%	562	323	NA	NA	NA	NA	4.53	NA	NA	18	0	0	0	71
		Low	$2.24	(56)%	4%	$391	$323	2.0x	1.8x	$11,448	$12,108	$3.06	0.0x	1.1x	0	0	0	0	71
		High	$63.04	(11)%	104%	$1,543	$3,226	4.6x	3.3x	$54,723	$78,109	$21.86	0.0x	3.8x	152	164	174	164	650
#	Micro-Cap Company
1	Whiting Canadian Holding Company ULC.	Whiting	$0.00	NA	NA	$0	$2,395	NA	NA	NA	NA	$14.32	NA	NA	0	0	0	0	167
2	Vitesse Energy, Inc.	Vitesse Energy	16.19	(10)%	16%	457	515	NA	NA	NA	NA	12.10	NA	NA	0	0	0	0	43
3	Cohen Development Gas & Oil Ltd.	Centennial Resource Dev.	23.97	(19)%	7%	155	149	NA	NA	NA	NA	NA	NA	NA	0	0	0	0	0
4	MCF Energy Ltd.	Contango	0.50	(7)%	509%	92	92	NA	NA	NA	NA	NA	NA	NA	0	0	0	0	0
5	CLERHP Estructuras, S.A.	Continental Resources	3.46	(13)%	145%	41	53	NA	NA	NA	NA	NA	NA	NA	0	0	0	0	0
		Low	$0.00	(19)%	7%	$0	$53	0.0x	0.0x	$0	$0	$12.10	0.0x	0.0x	$0.00	$0.00	$0.00	$0.00	$0.00
		High	$23.97	(7)%	509%	$457	$2,395	0.0x	0.0x	$0	$0	$14.32	0.0x	0.0x	$0.00	$0.00	$0.00	$0.00	$167.25

Annex C-13

Annex D

Report of William M. Cobb & Associates, Inc. as of December 31, 2021 (LH Operating)

See below

EVALUATION

OF

CERTAIN OIL AND GAS
PROPERTIES

LOCATED IN

EDDY COUNTY NEW
MEXICO

PREPARED FOR

POGO RESOURCES, LLC

AS OF

DECEMBER 31, 2021

WILLIAM M. COBB & ASSOCIATES, INC.

Worldwide Petroleum Consultants

WILLIAM M. COBB & ASSOCIATES, INC.
Worldwide Petroleum Consultants

12770 Coit Road, Suite 907	(972) 385-0354
Dallas, Texas	Fax: (972) 788-5165
E-Mail: office@wmcobb.com

July 12, 2023

Mr. Nick Holbrook
Pogo Resources, LLC
4809 Cole Avenue, Suite 106
Dallas, Texas 75205

Subject:  Grayburg-Jackson Field, Eddy County, New Mexico
Reserve and Cash Flow Projections, SEC Guidelines

Dear Mr. Holbrook:

In accordance with your request, William M. Cobb & Associates, Inc. (Cobb & Associates) has estimated the proved reserves and future income as of December 31, 2021, attributable to the interest of Pogo Resources, LLC (Pogo) in certain oil and gas properties located in the Grayburg-Jackson Field, Eddy County, New Mexico; after taking into account a 10% overriding royalty interest in the properties (the ORRI) which is expected to be conveyed by Pogo prior to the closing of the proposed acquisition of 100% of the outstanding equity interest of Pogo by HNR Acquisition Corporation (HNRA). The Pogo properties have historically produced from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs in descending depth order. The focus of this report is to capture reserves attributable to both the historical (“legacy”) SR-Q-G-SA completions and the recent Pogo implementation and expansion of the Seven Rivers (SR) waterflood. This report was completed on November 11, 2022; minor revisions to the wording were made on March 31, 2023; and this report was further modified on July 12, 2023, to take into account the ORRI.

Table 1 summarizes our estimate of the proved oil and gas reserves for all planned development and the pre-federal income tax value undiscounted and discounted at ten percent. Values shown are determined utilizing the December 31, 2021, SEC Commodity Price Forecast. The discounted present worth of future income values shown below in Table 1 are not intended to necessarily represent an estimate of fair market value.

TABLE 1

POGO RESOURCES, LLC — NET RESERVES AND VALUE
AS OF DECEMBER 31, 2021

	Net Reserves		Future Net Pre-Tax Cash Flow
Reserve Category	Oil (MBBL)	Gas (MMCF)	Undiscounted (M$)	Discounted at 10% (M$)
Legacy SR-Q-G-SA PDP	632.4	578.3	19,553.1	11,480.9
SR Waterflood PDP	4,345.8	774.4	179,710.5	93,838.8
TOTAL PDP	4,978.2	1,352.7	199,243.6	105,319.7
SR Waterflood PNP	6,626.6	1,180.9	237,352.1	87,563.2
SR Waterflood PUD	4,142.0	739.9	160,733.1	57,505.9
TOTAL PROVED	15,756.8	3,273.4	597,328.8	250,388.8
Annex D-1

Mr. Nick Holbrook
July 12, 2023
Page 2 – Grayburg-Jackson Reserves, SEC Guidelines

Oil volumes are expressed in thousands of stock tank barrels (MBBL). A stock tank barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of standard cubic feet (MMCF).

According to Pogo, the reserves evaluated in this report also constitute 100% of Pogo’s reserves. This report, which was prepared for Pogo’s use in filing with the SEC a proxy statement by HNR Acquisition Corp. and covers 100 percent of the total company present value discounted at ten percent (PV10) presented in such proxy statement. All assumptions, data, methods, and procedures considered necessary and appropriate were used to prepare this report.

DISCUSSION

Pogo’s leasehold covers approximately 13,700 acres in the Grayburg-Jackson Field. Historical production has been from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs ranging in depth from 1,500 to 4,000 feet. The production forecast for the historical SR-Q-G-SA completions is the basis for row one in Table 1. Recent and ongoing focus on the Seven Rivers waterflood implementation by Pogo is reflected in rows 2 — 4 in Table 1. Although the Seven Rivers interval is behind-pipe in many future Seven Rivers producers or injectors, a material number of planned producers and injectors will require new drill wellbores. The 170 development patterns have been categorized according to the producer status with 127 patterns being Proved Developed Non-Producing (PDNP) and 43 patterns being Proved Undeveloped (PUD).

In 2019 Pogo began an expansion of the existing Seven Rivers waterflood under several sections in the southern portion of the Pogo properties which had been economically successful and served as the analogy for the reserves estimated in this report. Evaluation of these economically successful patterns within the Pogo property yielded a median (P50) expectation of 32,545 barrels (Bbls) of oil for a typical Seven Rivers 40-acre well spacing primary recovery completion. Furthermore, the evaluation yielded a median expectation of 85,348 Bbls of oil for a typical Seven Rivers 20-acre well spacing waterflood recovery (primary + secondary) recovery completion. The difference between these two median recoveries yields a typical secondary oil recovery of 52,803 Bbls.

Net Pay and Pore Volume (Net Pay * Porosity) maps were generated for the Seven Rivers intervals included as waterflood reserves in this report: B1, B2, B3, B4, B5, B6, and C. The sum of the Pore Volume from these seven intervals constitutes the Total Pore Volume forming the volumetric basis for the Seven Rivers waterflood reserves. A total of 314 patterns with discretely estimated Pore Volume were evaluated. Only the 253 patterns under Pogo leases with less than 43,000 Bbls of cumulative oil production were used to distribute reserves in this report.

A pattern simulation model was used to forecast future recovery from the 253 Pogo Seven Rivers patterns. The simulation model is comprised of seven layers to represent the seven intervals of the Seven Rivers Pore Volume maps. Average thickness and porosity values from the seven intervals were used in the simulation models. As of this report date, 95 patterns were producing and 158 remained for future development. Of the remaining 158 patterns, 115 are categorized as PNP and 43 are PUD. Primary and secondary recovery cases were run to establish production forecast rates then used to distribute production expectations to each of the 253 Seven Rivers patterns. The individual Pore Volume of each pattern served as the key element for scaling the production forecast for each specific pattern. The oil volumes from this forecast are the basis for the Seven Rivers waterflood PDP reserves. The oil projection for these 253 patterns is the production forecast for the total Proved (PDP+PDNP+PUD) reserves for the Seven Rivers waterflood implementation.

OIL AND GAS PRICING

Projections of future oil and gas reserves contained in this report utilize the December 31, 2021, SEC Commodity Price Forecast. The SEC price is the arithmetic average of the “first-day-of-the-month” WTI Spot pricing for oil prices and Henry Hub prices for natural gas for the preceding 12-month period ending December 31, 2021. These prices were calculated to be $66.56 per barrel of oil and $3.598 per MMBTU of gas. Product prices used in the revenue forecasts have been adjusted for quality, location, and BTU content. After applying appropriate differentials

Annex D-2

Mr. Nick Holbrook
July 12, 2023
Page 3 – Grayburg-Jackson Reserves, SEC Guidelines

for each lease, the weighted average realized product prices for 2022 were estimated to be $65.73 per barrel of oil and $2.73 per MCF of gas, resulting in average 2022 differentials of negative $0.83 per barrel and negative $0.87 per MCF. Product prices and differentials were not escalated for this report.

OPERATING COSTS

Pogo provided historical lease operating expense (LOE) data through December 2021 for each lease. Based upon our analysis of that data, a fixed monthly operating cost was applied for each legacy lease. The Seven Rivers PDP waterflood case was assigned a monthly per pattern fixed monthly operating cost of $318,852 based on the provided data. The PNP and PUD cases were assigned a fixed monthly operating cost of $3,504 per new producer and $300 per month for each new injector. The costs were held constant for the report. There were no variable costs scheduled. The cashflow model for this report was prepared using PHDWin software. Any “other costs” in the report are fixed operating expenses for the new injectors and do not contain any variable costs.

CAPITAL COSTS

Capital costs and timing were provided by Pogo. This prospect will be developed using a combination of recompletions and new drill wells. The development cost to complete the remaining patterns is $96,256,000.

RESERVES AND CASH FLOW

Reserve and revenue projections for the proved reserves categories are shown in Table 2 after the signature page of this report. Cash flow is defined as revenue after deduction of state severance tax, ad valorem tax, operating cost, and capital cost. All economic projections are before federal income taxes.

PROPERTY ABANDONMENT

As requested, abandonment costs have not been included in our estimates of future net revenue. Although no abandonment costs have been scheduled for the subject properties, it is worth noting the expected long producing life of the Reserves evaluated in this report. The Seven Rivers Reserves categories are estimated to become uneconomical by approximately June 2044. However, some of the currently producing legacy (SR-Q-G-SA) patterns do not become uneconomic until December 2070. Given the long producing life of the properties, the present value of any abandonment costs would be minimal. In addition, any future abandonment costs will be largely, or totally, offset by the salvage value of the wellbore tubulars and surface equipment.

PROFESSIONAL GUIDELINES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years, from known reservoirs under expected economic and operating conditions. Reserves are considered proved if economic productivity is supported by either actual production or conclusive formation tests.

Probable reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than proved reserves, but more certain to be recovered than possible reserves. Possible reserves are those additional reserves which analysis of geoscience and engineering data suggest are less likely to be recoverable than probable reserves.

The reserve estimates shown in this report are those estimated to be recoverable in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X and the guidelines specified in Item 1202 (a)(8) of Regulation S-K of the U.S. Securities and Exchange Commission (SEC), and conforms to the FASB Accounting Standards Codification Topic 932, Extractive Industries — Oil and Gas, except that future income taxes are excluded and, as requested, abandonment costs have not been included in our estimates of future net income. The definitions for oil and gas reserves in accordance with SEC Regulation S-X are set forth in this report.

Annex D-3

Mr. Nick Holbrook
July 12, 2023
Page 4 – Grayburg-Jackson Reserves, SEC Guidelines

No current or impending regulations are known to restrict Pogo’s ability to recover the estimated reserves. No attempt was made to assess the possible effects of unknowable governmental regulations on the ability of Pogo to recover the reserves estimated in this report.

Reserves definitions used by Cobb & Associates in this report adhere to SEC guidelines and rely on SEC price forecast. In addition to SEC guidelines, the reserve definitions used by Cobb & Associates are also consistent with definitions set forth in the PRMS and approved by the Society of Petroleum Engineers and other professional organizations.

The reserves included in this report are estimates only and should not be construed as being exact quantities. Governmental policies, uncertainties of supply and demand, the prices actually received for the reserves, and the costs incurred in recovering such reserves, may vary from the price and cost assumptions in this report. Estimated reserves using price escalations may vary from values obtained using constant price scenarios. In any case, estimates of reserves, resources, and revenues may increase or decrease as a result of future operations.

Cobb & Associates has not examined titles to the appraised properties nor has the actual degree of interest owned been independently confirmed. The data used in this evaluation were obtained from Pogo Resources, LLC and the non-confidential files of Cobb & Associates and were considered accurate.

We have not made a field examination of the Pogo properties, therefore, operating ability and condition of the production equipment have not been considered. Also, environmental liabilities, if any, caused by Pogo or any other operator have not been considered, nor has the cost to restore the property to acceptable conditions, as may be required by regulation, been taken into account.

In evaluating available information concerning this appraisal, Cobb & Associates has excluded from its consideration all matters as to which legal or accounting interpretation, rather than geological or engineering, may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data, and conclusions necessarily represent only informed professional judgments.

William M. Cobb & Associates, Inc. is an independent consulting firm founded in 1983. Its compensation is not contingent on the results obtained or reported. This report was prepared by associates of the firm who are licensed professional engineers and geologists with over 40 years of experience in the estimation, assessment, and evaluation of oil and gas reserves.

Annex D-4

Mr. Nick Holbrook
July 12, 2023
Page 5 – Grayburg-Jackson Reserves, SEC Guidelines

This section intentionally left blank.

Annex D-5

Mr. Nick Holbrook
July 12, 2023
Page 6 – Grayburg-Jackson Reserves, SEC Guidelines

DLB:arr

Attachments

M:Pogo/Grayburg-Jackson Reserves – 123121_SEC_Revised_071223

Annex D-6

Pogo Resources, Llc

Reserves for

Grayburg-Jackson Properties

TABLE 2

Economic Summary Projection

William M. Cobb & Associates, Inc.

December 31, 2021

Annex D-7

Date : 07/12/2023 10:23:43AM		ECONOMIC SUMMARY PROJECTION	Total
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022
Partner :	HNRA	Discount Rate (%) : 10.00
Case Type :	GRAND TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	33,997.78
Cum Gas (MMcf) :	22,432.81
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	571.51	188.37	0.00	424.86	123.84	0.00	65.73	2.73	0.00	28,263.87
2023	664.17	197.53	0.00	494.43	130.22	0.00	65.73	2.73	0.00	32,853.97
2024	966.35	251.52	0.00	720.68	166.41	0.00	65.73	2.73	0.00	47,824.41
2025	1,312.96	315.71	0.00	980.12	209.34	0.00	65.73	2.73	0.00	64,994.31
2026	1,391.11	326.64	0.00	1,038.66	216.70	0.00	65.73	2.73	0.00	68,861.99
2027	1,394.99	324.28	0.00	1,041.69	215.23	0.00	65.73	2.73	0.00	69,057.58
2028	1,373.61	317.28	0.00	1,025.82	210.65	0.00	65.73	2.73	0.00	68,001.76
2029	1,335.70	306.99	0.00	997.57	203.87	0.00	65.73	2.73	0.00	66,126.40
2030	1,288.10	295.15	0.00	962.07	196.04	0.00	65.73	2.73	0.00	63,771.88
2031	1,231.25	277.07	0.00	919.61	183.95	0.00	65.73	2.73	0.00	60,947.81
2032	1,167.05	256.25	0.00	871.62	169.97	0.00	65.73	2.73	0.00	57,755.14
2033	1,100.06	241.51	0.00	821.59	160.20	0.00	65.73	2.73	0.00	54,439.93
2034	1,026.42	225.59	0.00	766.58	149.64	0.00	65.73	2.73	0.00	50,795.25
2035	950.40	209.29	0.00	709.78	138.82	0.00	65.73	2.73	0.00	47,032.47
2036	876.35	193.46	0.00	654.48	128.33	0.00	65.73	2.73	0.00	43,368.81
Rem	4,463.80	1,013.02	0.00	3,327.26	670.24	0.00	65.73	2.73	0.00	220,529.12
Total	21,113.85	4,939.64	0.00	15,756.80	3,273.43	0.00	65.73	2.73	0.00	1,044,624.69
Ult	55,111.63	27,372.45	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	322.00	2,321.53	0.00	2,100.00	5,094.34	413.47	35.10	0.00	18,299.43	17,368.12
2023	359.00	2,698.75	0.00	15,685.00	4,996.99	1,058.21	205.50	0.00	8,209.52	24,541.61
2024	404.00	3,928.81	0.00	46,135.00	4,943.87	3,475.97	541.80	0.00	-11,201.04	15,678.59
2025	450.00	5,339.56	0.00	32,336.00	4,875.69	6,510.43	843.90	0.00	15,088.72	26,087.16
2026	415.00	5,657.38	0.00	0.00	4,726.07	7,148.16	871.20	0.00	50,459.18	58,960.93
2027	415.00	5,673.48	0.00	0.00	4,726.07	7,148.16	871.20	0.00	50,638.68	88,960.38
2028	415.00	5,586.76	0.00	0.00	4,726.07	7,148.16	871.20	0.00	49,669.58	115,710.30
2029	415.00	5,432.70	0.00	0.00	4,726.07	7,148.16	871.20	0.00	47,948.27	139,188.78
2030	415.00	5,239.27	0.00	0.00	4,703.89	7,148.16	871.20	0.00	45,809.37	159,583.63
2031	387.00	5,007.30	0.00	0.00	4,603.14	7,148.16	871.20	0.00	43,318.01	177,118.79
2032	360.00	4,745.06	0.00	0.00	4,505.83	7,148.16	871.20	0.00	40,484.89	192,016.03
2033	355.00	4,472.69	0.00	0.00	4,505.59	7,148.16	871.20	0.00	37,442.29	204,542.76
2034	355.00	4,173.25	0.00	0.00	4,505.59	7,148.16	871.20	0.00	34,097.06	214,915.38
2035	355.00	3,864.10	0.00	0.00	4,504.11	7,148.16	871.20	0.00	30,644.90	223,391.55
2036	351.00	3,563.10	0.00	0.00	4,476.51	7,148.16	871.20	0.00	27,309.84	230,257.88
Rem.		18,117.99	0.00	0.00	33,860.75	52,978.83	6,461.40	0.00	109,110.15	20,130.90
Total		85,821.71	0.00	96,256.00	104,480.58	143,066.67	17,670.90	0.00	597,328.84	250,388.78
		Present Worth Profile (M$)
		PW	5.00% :	373,459.93
Disc. Initial Invest. (M$) :	75,405.791	PW	8.00% :	291,624.37
ROInvestment (disc/undisc) :	4.32/7.21	PW	9.00% :	269,903.59
Years to Payout :	3.38	PW	12.00% :	216,933.90
Internal ROR (%) :	>1000	PW	15.00% :	177,657.74
		PW	20.00% :	132,030.23

Annex D-8

Date : 07/12/2023 10:23:43AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Proved Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	33,997.78
Cum Gas (MMcf) :	22,432.81
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	431.10	160.29	0.00	319.83	105.12	0.00	65.73	2.73	0.00	21,309.06
2023	436.93	152.08	0.00	324.45	99.92	0.00	65.73	2.73	0.00	21,598.50
2024	434.98	145.24	0.00	323.22	95.58	0.00	65.73	2.73	0.00	21,505.83
2025	426.69	138.45	0.00	317.19	91.21	0.00	65.73	2.73	0.00	21,097.51
2026	413.72	131.16	0.00	307.57	86.42	0.00	65.73	2.73	0.00	20,452.04
2027	401.69	125.62	0.00	298.71	82.83	0.00	65.73	2.73	0.00	19,859.87
2028	387.29	120.02	0.00	288.05	79.18	0.00	65.73	2.73	0.00	19,149.66
2029	371.44	114.14	0.00	276.31	75.34	0.00	65.73	2.73	0.00	18,367.12
2030	355.10	108.55	0.00	264.19	71.68	0.00	65.73	2.73	0.00	17,560.56
2031	336.52	98.13	0.00	250.35	64.69	0.00	65.73	2.73	0.00	16,632.18
2032	316.43	86.12	0.00	235.36	56.58	0.00	65.73	2.73	0.00	15,624.26
2033	296.38	80.77	0.00	220.44	53.07	0.00	65.73	2.73	0.00	14,634.23
2034	272.67	74.84	0.00	202.77	49.17	0.00	65.73	2.73	0.00	13,462.37
2035	250.53	69.31	0.00	186.28	45.53	0.00	65.73	2.73	0.00	12,368.09
2036	233.35	64.86	0.00	173.51	42.62	0.00	65.73	2.73	0.00	11,521.29
Rem	1,339.08	388.07	0.00	989.97	253.73	0.00	65.73	2.73	0.00	65,762.83
Total	6,703.91	2,057.66	0.00	4,978.17	1,352.68	0.00	65.73	2.73	0.00	330,905.39
Ult	40,701.69	24,490.46	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	311.00	1,750.11	0.00	0.00	5,094.34	0.00	0.00	0.00	14,464.61	13,794.03
2023	311.00	1,773.98	0.00	0.00	4,996.99	0.00	0.00	0.00	14,827.53	26,652.65
2024	289.00	1,766.42	0.00	0.00	4,943.87	0.00	0.00	0.00	14,795.54	38,317.22
2025	281.00	1,732.92	0.00	0.00	4,875.69	0.00	0.00	0.00	14,488.89	48,703.06
2026	246.00	1,679.93	0.00	0.00	4,726.07	0.00	0.00	0.00	14,046.04	57,857.44
2027	246.00	1,631.31	0.00	0.00	4,726.07	0.00	0.00	0.00	13,502.49	65,858.57
2028	246.00	1,572.98	0.00	0.00	4,726.07	0.00	0.00	0.00	12,850.62	72,780.76
2029	246.00	1,508.71	0.00	0.00	4,726.07	0.00	0.00	0.00	12,132.34	78,722.20
2030	246.00	1,442.46	0.00	0.00	4,703.89	0.00	0.00	0.00	11,414.21	83,804.34
2031	218.00	1,366.25	0.00	0.00	4,603.14	0.00	0.00	0.00	10,662.79	88,120.99
2032	191.00	1,283.51	0.00	0.00	4,505.83	0.00	0.00	0.00	9,834.92	91,740.31
2033	186.00	1,202.18	0.00	0.00	4,505.59	0.00	0.00	0.00	8,926.45	94,727.28
2034	186.00	1,105.91	0.00	0.00	4,505.59	0.00	0.00	0.00	7,850.87	97,116.27
2035	186.00	1,016.01	0.00	0.00	4,504.11	0.00	0.00	0.00	6,847.97	99,010.63
2036	182.00	946.45	0.00	0.00	4,476.51	0.00	0.00	0.00	6,098.33	100,543.64
Rem.		5,402.10	0.00	0.00	33,860.75	0.00	0.00	0.00	26,499.97	4,776.08
Total		27,181.23	0.00	0.00	104,480.58	0.00	0.00	0.00	199,243.58	105,319.72
		Present Worth Profile (M$)
		PW	5.00% :	139,608.15
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	117,012.50
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	110,885.56
Years to Payout :	0.00	PW	12.00% :	95,614.13
Internal ROR (%) :	0.00	PW	15.00% :	83,873.06
		PW	20.00% :	69,525.63

Annex D-9

Date : 07/12/2023 10:23:43AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Proved Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00	LEGACY Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	33,634.62
Cum Gas (MMcf) :	21,980.50
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	88.61	91.79	0.00	63.64	59.47	0.00	65.73	2.73	0.00	4,345.60
2023	76.25	79.94	0.00	54.66	51.85	0.00	65.73	2.73	0.00	3,734.14
2024	67.59	71.76	0.00	48.40	46.61	0.00	65.73	2.73	0.00	3,308.78
2025	59.91	65.10	0.00	42.84	42.31	0.00	65.73	2.73	0.00	2,931.01
2026	52.32	58.88	0.00	37.24	38.25	0.00	65.73	2.73	0.00	2,551.87
2027	48.37	54.96	0.00	34.42	35.73	0.00	65.73	2.73	0.00	2,360.00
2028	45.06	51.57	0.00	32.06	33.56	0.00	65.73	2.73	0.00	2,198.93
2029	41.92	48.24	0.00	29.82	31.42	0.00	65.73	2.73	0.00	2,045.96
2030	38.81	45.29	0.00	27.60	29.52	0.00	65.73	2.73	0.00	1,894.92
2031	34.79	37.78	0.00	24.66	24.47	0.00	65.73	2.73	0.00	1,687.45
2032	31.40	29.12	0.00	22.15	18.59	0.00	65.73	2.73	0.00	1,506.92
2033	29.65	27.43	0.00	20.92	17.52	0.00	65.73	2.73	0.00	1,423.18
2034	28.11	25.93	0.00	19.84	16.57	0.00	65.73	2.73	0.00	1,349.20
2035	26.63	24.53	0.00	18.79	15.69	0.00	65.73	2.73	0.00	1,278.10
2036	24.78	23.14	0.00	17.50	14.82	0.00	65.73	2.73	0.00	1,190.64
Rem	199.88	160.23	0.00	137.84	101.89	0.00	65.73	2.73	0.00	9,338.44
Total	894.06	895.68	0.00	632.40	578.26	0.00	65.73	2.73	0.00	43,145.11
Ult	34,528.68	22,876.18	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	310.00	356.36	0.00	0.00	1,328.11	0.00	0.00	0.00	2,661.12	2,542.03
2023	310.00	306.21	0.00	0.00	1,230.77	0.00	0.00	0.00	2,197.16	4,449.64
2024	288.00	271.32	0.00	0.00	1,177.65	0.00	0.00	0.00	1,859.81	5,917.42
2025	280.00	240.33	0.00	0.00	1,109.47	0.00	0.00	0.00	1,581.21	7,051.56
2026	245.00	209.22	0.00	0.00	959.84	0.00	0.00	0.00	1,382.80	7,953.22
2027	245.00	193.48	0.00	0.00	959.84	0.00	0.00	0.00	1,206.67	8,668.53
2028	245.00	180.28	0.00	0.00	959.84	0.00	0.00	0.00	1,058.81	9,239.12
2029	245.00	167.73	0.00	0.00	959.84	0.00	0.00	0.00	918.38	9,688.97
2030	245.00	155.34	0.00	0.00	937.66	0.00	0.00	0.00	801.91	10,046.06
2031	217.00	138.36	0.00	0.00	836.92	0.00	0.00	0.00	712.17	10,334.34
2032	190.00	123.61	0.00	0.00	739.61	0.00	0.00	0.00	643.71	10,571.24
2033	185.00	116.74	0.00	0.00	739.37	0.00	0.00	0.00	567.07	10,760.93
2034	185.00	110.67	0.00	0.00	739.37	0.00	0.00	0.00	499.16	10,912.74
2035	185.00	104.84	0.00	0.00	737.88	0.00	0.00	0.00	435.38	11,033.12
2036	181.00	97.66	0.00	0.00	710.29	0.00	0.00	0.00	382.69	11,129.32
Rem.		766.17	0.00	0.00	5,947.26	0.00	0.00	0.00	2,625.01	351.62
Total		3,538.33	0.00	0.00	20,073.72	0.00	0.00	0.00	19,533.06	11,480.95
		Present Worth Profile (M$)
		PW	5.00% :	14,345.39
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	12,457.78
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	11,946.54
Years to Payout :	0.00	PW	12.00% :	10,663.98
Internal ROR (%) :	0.00	PW	15.00% :	9,660.94
		PW	20.00% :	8,398.18
Annex D-10

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	CA Russell Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,067.92		Co., State :	Eddy, NM
Cum Gas (MMcf) :	521.06
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	2.81	0.00	0.00	1.97	0.00	0.00	65.73	0.00	0.00	129.17
2023	2.33	0.00	0.00	1.63	0.00	0.00	65.73	0.00	0.00	107.06
2024	1.97	0.00	0.00	1.38	0.00	0.00	65.73	0.00	0.00	90.41
2025	1.67	0.00	0.00	1.17	0.00	0.00	65.73	0.00	0.00	76.98
2026	1.45	0.00	0.00	1.01	0.00	0.00	65.73	0.00	0.00	66.50
2027	1.26	0.00	0.00	0.88	0.00	0.00	65.73	0.00	0.00	58.02
2028	1.11	0.00	0.00	0.78	0.00	0.00	65.73	0.00	0.00	51.20
2029	0.98	0.00	0.00	0.69	0.00	0.00	65.73	0.00	0.00	45.28
2030	0.88	0.00	0.00	0.62	0.00	0.00	65.73	0.00	0.00	40.43
2031	0.79	0.00	0.00	0.55	0.00	0.00	65.73	0.00	0.00	36.33
2032	0.72	0.00	0.00	0.50	0.00	0.00	65.73	0.00	0.00	32.90
2033	0.65	0.00	0.00	0.45	0.00	0.00	65.73	0.00	0.00	29.78
2034	0.59	0.00	0.00	0.41	0.00	0.00	65.73	0.00	0.00	27.16
2035	0.51	0.00	0.00	0.36	0.00	0.00	65.73	0.00	0.00	23.43
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	17.71	0.00	0.00	12.39	0.00	0.00	65.73	0.00	0.00	814.64
Ult	1,085.63	521.06	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	4.00	10.62	0.00	0.00	25.14	0.00	0.00	0.00	93.41	89.26
2023	4.00	8.80	0.00	0.00	25.14	0.00	0.00	0.00	73.12	152.79
2024	4.00	7.43	0.00	0.00	25.14	0.00	0.00	0.00	57.84	198.46
2025	4.00	6.33	0.00	0.00	25.14	0.00	0.00	0.00	45.51	231.13
2026	4.00	5.47	0.00	0.00	25.14	0.00	0.00	0.00	35.89	254.55
2027	4.00	4.77	0.00	0.00	25.14	0.00	0.00	0.00	28.11	271.23
2028	4.00	4.21	0.00	0.00	25.14	0.00	0.00	0.00	21.85	283.01
2029	4.00	3.72	0.00	0.00	25.14	0.00	0.00	0.00	16.42	291.06
2030	4.00	3.32	0.00	0.00	25.14	0.00	0.00	0.00	11.97	296.40
2031	4.00	2.99	0.00	0.00	25.14	0.00	0.00	0.00	8.20	299.73
2032	4.00	2.70	0.00	0.00	25.14	0.00	0.00	0.00	5.06	301.60
2033	4.00	2.45	0.00	0.00	25.14	0.00	0.00	0.00	2.19	302.33
2034	4.00	2.23	0.00	0.00	25.14	0.00	0.00	0.00	-0.21	302.27
2035	4.00	1.93	0.00	0.00	23.65	0.00	0.00	0.00	-2.15	301.68
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		66.96	0.00	0.00	350.47	0.00	0.00	0.00	397.21	301.68
	Oil			Abandonment Date :	12/09/2035
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	258.13	bbl/month		Revenue Int :	0.70000000	PW	5.00% :	342.78
Abandonment :	43.39	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	316.82
Initial Decline :	18.67	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	309.05
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	288.00
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	269.83
						PW	20.00% :	244.58

Annex D-11

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	Fren Oil Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	626.77		Co., State :	Eddy, NM
Cum Gas (MMcf) :	372.93
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	1.19	0.17	0.00	0.93	0.11	0.00	65.73	2.73	0.00	61.15
2023	1.04	0.16	0.00	0.80	0.11	0.00	65.73	2.73	0.00	53.13
2024	0.91	0.15	0.00	0.71	0.10	0.00	65.73	2.73	0.00	46.72
2025	0.80	0.14	0.00	0.62	0.10	0.00	65.73	2.73	0.00	41.19
2026	0.72	0.13	0.00	0.55	0.09	0.00	65.73	2.73	0.00	36.68
2027	0.64	0.13	0.00	0.50	0.09	0.00	65.73	2.73	0.00	32.88
2028	0.58	0.12	0.00	0.45	0.08	0.00	65.73	2.73	0.00	29.71
2029	0.52	0.12	0.00	0.41	0.08	0.00	65.73	2.73	0.00	26.85
2030	0.48	0.11	0.00	0.37	0.08	0.00	65.73	2.73	0.00	24.44
2031	0.43	0.10	0.00	0.34	0.07	0.00	65.73	2.73	0.00	22.34
2032	0.00	0.00	0.00	0.00	0.00	0.00	65.73	2.73	0.00	0.23
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	7.32	1.33	0.00	5.67	0.92	0.00	65.73	2.73	0.00	375.33
Ult	634.08	374.26	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	5.00	5.02	0.00	0.00	22.16	0.00	0.00	0.00	33.96	32.45
2023	5.00	4.37	0.00	0.00	22.16	0.00	0.00	0.00	26.60	55.56
2024	5.00	3.84	0.00	0.00	22.16	0.00	0.00	0.00	20.72	71.92
2025	5.00	3.38	0.00	0.00	22.16	0.00	0.00	0.00	15.64	83.15
2026	5.00	3.01	0.00	0.00	22.16	0.00	0.00	0.00	11.51	90.66
2027	5.00	2.70	0.00	0.00	22.16	0.00	0.00	0.00	8.01	95.42
2028	5.00	2.44	0.00	0.00	22.16	0.00	0.00	0.00	5.11	98.18
2029	5.00	2.21	0.00	0.00	22.16	0.00	0.00	0.00	2.48	99.40
2030	5.00	2.01	0.00	0.00	22.16	0.00	0.00	0.00	0.27	99.52
2031	5.00	1.84	0.00	0.00	22.16	0.00	0.00	0.00	-1.66	98.86
2032	5.00	0.02	0.00	0.00	0.24	0.00	0.00	0.00	-0.02	98.85
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		30.84	0.00	0.00	221.88	0.00	0.00	0.00	122.61	98.85
	Oil			Abandonment Date :	01/04/2032
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	107.09	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	109.45
Abandonment :	34.66	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	102.82
Initial Decline :	14.06	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	100.80
Beg Ratio :	0.132	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	95.18
End Ratio :	0.245	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	90.19
						PW	20.00% :	83.02

Annex D-12

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	Friess Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	237.35		Co., State :	Eddy, NM
Cum Gas (MMcf) :	117.98
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)

				NON-ECONOMIC

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Ult	237.35	117.98	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Oil			Abandonment Date :	01/01/2022
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	4.94	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	0.00
Abandonment :	4.94	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	0.00
Initial Decline :	22.31	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	0.00
Beg Ratio :	0.871	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	0.00
End Ratio :	0.871	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	0.00
						PW	20.00% :	0.00
Annex D-13

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	H E West A Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,855.82		Co., State :	Eddy, NM
Cum Gas (MMcf) :	1,167.17
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	0.85	0.94	0.00	0.59	0.58	0.00	65.73	2.73	0.00	40.18
2023	0.75	0.84	0.00	0.52	0.52	0.00	65.73	2.73	0.00	35.84
2024	0.37	0.41	0.00	0.26	0.26	0.00	65.73	2.73	0.00	17.51

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	1.97	2.19	0.00	1.37	1.36	0.00	65.73	2.73	0.00	93.53
Ult	1,857.79	1,169.37	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	8.00	3.29	0.00	0.00	33.68	0.00	0.00	0.00	3.20	3.08
2023	8.00	2.94	0.00	0.00	33.68	0.00	0.00	0.00	-0.79	2.42
2024	8.00	1.44	0.00	0.00	17.72	0.00	0.00	0.00	-1.64	1.10

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		7.67	0.00	0.00	85.08	0.00	0.00	0.00	0.78	1.10
	Oil			Abandonment Date :	07/12/2024
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	74.85	bbl/month		Revenue Int :	0.69377980	PW	5.00% :	0.96
Abandonment :	56.24	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	1.05
Initial Decline :	11.46	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	1.08
Beg Ratio :	1.104	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	1.16
End Ratio :	1.123	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	1.23
						PW	20.00% :	1.23

Annex D-14

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	H E West B Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	3,782.21		Co., State :	Eddy, NM
Cum Gas (MMcf) :	3,141.85
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	5.35	7.20	0.00	4.11	4.92	0.00	65.73	2.73	0.00	283.56
2023	4.03	6.20	0.00	3.09	4.24	0.00	65.73	2.73	0.00	214.97
2024	3.15	5.42	0.00	2.42	3.70	0.00	65.73	2.73	0.00	169.16
2025	2.52	4.74	0.00	1.93	3.24	0.00	65.73	2.73	0.00	136.01
2026	2.07	4.20	0.00	1.59	2.87	0.00	65.73	2.73	0.00	112.09
2027	1.72	3.75	0.00	1.32	2.56	0.00	65.73	2.73	0.00	94.00
2028	1.47	3.37	0.00	1.12	2.31	0.00	65.73	2.73	0.00	80.20
2029	1.25	3.03	0.00	0.96	2.07	0.00	65.73	2.73	0.00	68.90
2030	1.09	2.75	0.00	0.83	1.88	0.00	65.73	2.73	0.00	60.00
2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	22.66	40.66	0.00	17.39	27.81	0.00	65.73	2.73	0.00	1,218.89
Ult	3,804.87	3,182.51	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	21.00	23.24	0.00	0.00	58.32	0.00	0.00	0.00	202.00	193.23
2023	21.00	17.61	0.00	0.00	58.32	0.00	0.00	0.00	139.04	314.13
2024	21.00	13.85	0.00	0.00	58.32	0.00	0.00	0.00	96.99	390.79
2025	21.00	11.13	0.00	0.00	58.32	0.00	0.00	0.00	66.56	438.62
2026	21.00	9.17	0.00	0.00	58.32	0.00	0.00	0.00	44.59	467.76
2027	21.00	7.69	0.00	0.00	58.32	0.00	0.00	0.00	27.99	484.40
2028	21.00	6.56	0.00	0.00	58.32	0.00	0.00	0.00	15.32	492.69
2029	21.00	5.63	0.00	0.00	58.32	0.00	0.00	0.00	4.95	495.14
2030	21.00	4.91	0.00	0.00	58.32	0.00	0.00	0.00	-3.23	493.73
2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	493.73

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		99.80	0.00	0.00	524.88	0.00	0.00	0.00	594.21	493.73
	Oil			Abandonment Date :	12/31/2030
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	519.31	bbl/month		Revenue Int :	0.76750000	PW	5.00% :	538.88
Abandonment :	84.69	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	510.74
Initial Decline :	27.99	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	502.07
Beg Ratio :	1.248	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	477.95
End Ratio :	2.582	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	456.33
						PW	20.00% :	424.94

Annex D-15

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	Hudson Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	542.16		Co., State :	Eddy, NM
Cum Gas (MMcf) :	371.73
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	1.15	1.39	0.00	0.89	0.96	0.00	65.73	2.73	0.00	61.20
2023	0.20	0.25	0.00	0.16	0.18	0.00	65.73	2.73	0.00	10.69

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	1.35	1.64	0.00	1.05	1.13	0.00	65.73	2.73	0.00	71.89
Ult	543.51	373.38	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	9.00	5.02	0.00	0.00	56.04	0.00	0.00	0.00	0.14	0.20
2023	9.00	0.88	0.00	0.00	10.77	0.00	0.00	0.00	-0.96	-0.67

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		5.89	0.00	0.00	66.81	0.00	0.00	0.00	-0.82	-0.67
	Oil			Abandonment Date :	03/12/2023
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	105.21	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	-0.74
Abandonment :	84.43	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	-0.69
Initial Decline :	17.75	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	-0.68
Beg Ratio :	1.157	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	-0.64
End Ratio :	1.279	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	-0.60
						PW	20.00% :	-0.54
Annex D-16

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	J L Keel A Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,686.25		Co., State :	Eddy, NM
Cum Gas (MMcf) :	968.93
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	0.45	0.31	0.00	0.32	0.19	0.00	65.73	2.73	0.00	21.35
2023	0.42	0.26	0.00	0.30	0.16	0.00	65.73	2.73	0.00	19.87
2024	0.40	0.23	0.00	0.28	0.14	0.00	65.73	2.73	0.00	18.60
2025	0.37	0.20	0.00	0.26	0.12	0.00	65.73	2.73	0.00	17.35
2026	0.35	0.17	0.00	0.24	0.11	0.00	65.73	2.73	0.00	16.27
2027	0.33	0.15	0.00	0.23	0.09	0.00	65.73	2.73	0.00	15.30
2028	0.31	0.13	0.00	0.22	0.08	0.00	65.73	2.73	0.00	14.44
2029	0.29	0.12	0.00	0.20	0.08	0.00	65.73	2.73	0.00	13.59
2030	0.16	0.06	0.00	0.11	0.04	0.00	65.73	2.73	0.00	7.26

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	3.07	1.64	0.00	2.15	1.02	0.00	65.73	2.73	0.00	144.03
Ult	1,689.31	970.57	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	4.00	1.75	0.00	0.00	13.44	0.00	0.00	0.00	6.16	5.88
2023	4.00	1.63	0.00	0.00	13.44	0.00	0.00	0.00	4.80	10.05
2024	4.00	1.53	0.00	0.00	13.44	0.00	0.00	0.00	3.63	12.91
2025	4.00	1.42	0.00	0.00	13.44	0.00	0.00	0.00	2.49	14.70
2026	4.00	1.34	0.00	0.00	13.44	0.00	0.00	0.00	1.50	15.68
2027	4.00	1.26	0.00	0.00	13.44	0.00	0.00	0.00	0.60	16.04
2028	4.00	1.19	0.00	0.00	13.44	0.00	0.00	0.00	-0.18	15.94
2029	4.00	1.12	0.00	0.00	13.44	0.00	0.00	0.00	-0.97	15.47
2030	4.00	0.60	0.00	0.00	7.43	0.00	0.00	0.00	-0.76	15.12

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		11.82	0.00	0.00	114.95	0.00	0.00	0.00	17.26	15.12
	Oil			Abandonment Date :	07/23/2030
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	39.05	bbl/month		Revenue Int :	0.70043450	PW	5.00% :	16.15
Abandonment :	22.85	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	15.52
Initial Decline :	6.93	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	15.32
Beg Ratio :	0.727	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	14.74
End Ratio :	0.393	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	14.20
						PW	20.00% :	13.36

Annex D-17

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	J L Keel B Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	3,762.83		Co., State :	Eddy, NM
Cum Gas (MMcf) :	2,872.05
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	6.17	16.08	0.00	4.78	11.11	0.00	65.73	2.73	0.00	344.67
2023	5.06	14.99	0.00	3.92	10.35	0.00	65.73	2.73	0.00	286.02
2024	4.24	14.04	0.00	3.28	9.70	0.00	65.73	2.73	0.00	242.20
2025	3.58	13.11	0.00	2.77	9.05	0.00	65.73	2.73	0.00	207.00
2026	3.07	12.30	0.00	2.38	8.50	0.00	65.73	2.73	0.00	179.64
2027	2.67	11.57	0.00	2.07	7.99	0.00	65.73	2.73	0.00	157.55
2028	2.34	10.93	0.00	1.81	7.54	0.00	65.73	2.73	0.00	139.80
2029	2.06	10.28	0.00	1.60	7.10	0.00	65.73	2.73	0.00	124.34
2030	1.83	9.72	0.00	1.42	6.71	0.00	65.73	2.73	0.00	111.69
2031	1.24	6.90	0.00	0.96	4.76	0.00	65.73	2.73	0.00	76.15

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	32.26	119.92	0.00	25.00	82.81	0.00	65.73	2.73	0.00	1,869.07
Ult	3,795.08	2,991.97	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	27.00	28.17	0.00	0.00	102.29	0.00	0.00	0.00	214.21	204.75
2023	27.00	23.36	0.00	0.00	102.29	0.00	0.00	0.00	160.37	344.11
2024	27.00	19.77	0.00	0.00	102.29	0.00	0.00	0.00	120.14	439.03
2025	27.00	16.89	0.00	0.00	102.29	0.00	0.00	0.00	87.83	502.10
2026	27.00	14.65	0.00	0.00	102.29	0.00	0.00	0.00	62.71	543.06
2027	27.00	12.84	0.00	0.00	102.29	0.00	0.00	0.00	42.43	568.26
2028	27.00	11.38	0.00	0.00	102.29	0.00	0.00	0.00	26.12	582.38
2029	27.00	10.12	0.00	0.00	102.29	0.00	0.00	0.00	11.93	588.26
2030	27.00	9.09	0.00	0.00	102.29	0.00	0.00	0.00	0.32	588.43
2031	27.00	6.19	0.00	0.00	75.39	0.00	0.00	0.00	-5.43	586.22

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		152.46	0.00	0.00	995.98	0.00	0.00	0.00	720.63	586.22
	Oil			Abandonment Date :	09/29/2031
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	570.78	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	646.22
Abandonment :	133.25	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	608.74
Initial Decline :	19.72	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	597.25
Beg Ratio :	2.435	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	565.42
End Ratio :	5.679	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	537.07
						PW	20.00% :	496.24

Annex D-18

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	Lea D Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	500.44		Co., State :	Eddy, NM
Cum Gas (MMcf) :	509.26
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	0.73	0.00	0.00	0.54	0.00	0.00	65.73	0.00	0.00	35.56
2023	0.69	0.00	0.00	0.51	0.00	0.00	65.73	0.00	0.00	33.57
2024	0.66	0.00	0.00	0.48	0.00	0.00	65.73	0.00	0.00	31.80
2025	0.62	0.00	0.00	0.46	0.00	0.00	65.73	0.00	0.00	30.00
2026	0.59	0.00	0.00	0.43	0.00	0.00	65.73	0.00	0.00	28.41
2027	0.56	0.00	0.00	0.41	0.00	0.00	65.73	0.00	0.00	26.93
2028	0.53	0.00	0.00	0.39	0.00	0.00	65.73	0.00	0.00	25.63
2029	0.50	0.00	0.00	0.37	0.00	0.00	65.73	0.00	0.00	24.27
2030	0.16	0.00	0.00	0.12	0.00	0.00	65.73	0.00	0.00	7.90

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	5.04	0.00	0.00	3.71	0.00	0.00	65.73	0.00	0.00	244.08
Ult	505.47	509.26	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	3.00	2.92	0.00	0.00	24.26	0.00	0.00	0.00	8.37	8.00
2023	3.00	2.76	0.00	0.00	24.26	0.00	0.00	0.00	6.54	13.68
2024	3.00	2.61	0.00	0.00	24.26	0.00	0.00	0.00	4.92	17.57
2025	3.00	2.47	0.00	0.00	24.26	0.00	0.00	0.00	3.27	19.92
2026	3.00	2.34	0.00	0.00	24.26	0.00	0.00	0.00	1.81	21.10
2027	3.00	2.21	0.00	0.00	24.26	0.00	0.00	0.00	0.46	21.37
2028	3.00	2.11	0.00	0.00	24.26	0.00	0.00	0.00	-0.74	20.98
2029	3.00	2.00	0.00	0.00	24.26	0.00	0.00	0.00	-1.99	20.01
2030	3.00	0.65	0.00	0.00	8.09	0.00	0.00	0.00	-0.84	19.62

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		20.06	0.00	0.00	202.20	0.00	0.00	0.00	21.81	19.62
	Oil			Abandonment Date :	05/03/2030
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	62.99	bbl/month		Revenue Int :	0.73725000	PW	5.00% :	20.72
Abandonment :	40.01	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	20.06
Initial Decline :	5.73	% year	b = 0.350	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	19.84
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	19.19
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	18.57
						PW	20.00% :	17.60
Annex D-19

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	Skelly Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	8,562.05		Co., State :	Eddy, NM
Cum Gas (MMcf) :	4,564.11
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	35.96	36.69	0.00	26.30	23.91	0.00	65.73	2.73	0.00	1,794.15
2023	33.58	34.85	0.00	24.56	22.71	0.00	65.73	2.73	0.00	1,676.53
2024	31.52	33.20	0.00	23.05	21.64	0.00	65.73	2.73	0.00	1,574.22
2025	29.48	31.45	0.00	21.56	20.50	0.00	65.73	2.73	0.00	1,473.11
2026	27.70	29.88	0.00	20.26	19.47	0.00	65.73	2.73	0.00	1,385.05
2027	26.09	28.39	0.00	19.08	18.50	0.00	65.73	2.73	0.00	1,304.59
2028	24.67	27.04	0.00	18.04	17.62	0.00	65.73	2.73	0.00	1,234.17
2029	23.24	25.62	0.00	17.00	16.70	0.00	65.73	2.73	0.00	1,163.04
2030	22.00	24.34	0.00	16.09	15.86	0.00	65.73	2.73	0.00	1,100.75
2031	20.85	23.12	0.00	15.25	15.07	0.00	65.73	2.73	0.00	1,043.28
2032	19.84	22.03	0.00	14.51	14.35	0.00	65.73	2.73	0.00	992.79
2033	18.79	20.87	0.00	13.74	13.60	0.00	65.73	2.73	0.00	940.45
2034	17.85	19.82	0.00	13.06	12.92	0.00	65.73	2.73	0.00	893.46
2035	16.96	18.83	0.00	12.40	12.27	0.00	65.73	2.73	0.00	848.82
2036	16.15	17.94	0.00	11.82	11.69	0.00	65.73	2.73	0.00	808.56
Rem	84.33	93.65	0.00	61.68	61.03	0.00	65.73	2.73	0.00	4,220.60
Total	449.00	487.73	0.00	328.41	317.85	0.00	65.73	2.73	0.00	22,453.56
Ult	9,011.06	5,051.84	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	156.00	147.14	0.00	0.00	594.98	0.00	0.00	0.00	1,052.02	1,004.13
2023	156.00	137.49	0.00	0.00	594.98	0.00	0.00	0.00	944.06	1,823.34
2024	156.00	129.09	0.00	0.00	594.98	0.00	0.00	0.00	850.14	2,493.99
2025	156.00	120.80	0.00	0.00	594.98	0.00	0.00	0.00	757.33	3,037.03
2026	156.00	113.57	0.00	0.00	594.98	0.00	0.00	0.00	676.49	3,478.04
2027	156.00	106.97	0.00	0.00	594.98	0.00	0.00	0.00	602.63	3,835.21
2028	156.00	101.20	0.00	0.00	594.98	0.00	0.00	0.00	537.99	4,125.10
2029	156.00	95.36	0.00	0.00	594.98	0.00	0.00	0.00	472.69	4,356.60
2030	156.00	90.26	0.00	0.00	594.98	0.00	0.00	0.00	415.51	4,541.62
2031	156.00	85.54	0.00	0.00	594.98	0.00	0.00	0.00	362.75	4,688.47
2032	156.00	81.40	0.00	0.00	594.98	0.00	0.00	0.00	316.41	4,804.93
2033	156.00	77.11	0.00	0.00	594.98	0.00	0.00	0.00	268.35	4,894.71
2034	156.00	73.26	0.00	0.00	594.98	0.00	0.00	0.00	225.22	4,963.22
2035	156.00	69.60	0.00	0.00	594.98	0.00	0.00	0.00	184.23	5,014.17
2036	156.00	66.30	0.00	0.00	594.98	0.00	0.00	0.00	147.27	5,051.22
Rem.		346.07	0.00	0.00	3,734.23	0.00	0.00	0.00	140.31	36.20
Total		1,841.17	0.00	0.00	12,658.99	0.00	0.00	0.00	7,953.40	5,087.42
	Oil			Abandonment Date :	04/12/2043
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	3,104.50	bbl/month		Revenue Int :	0.73142000	PW	5.00% :	6,228.21
Abandonment :	948.79	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	5,491.77
Initial Decline :	6.84	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	5,282.06
Beg Ratio :	1.011	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	4,737.82
End Ratio :	1.111	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	4,295.74
						PW	20.00% :	3,722.58

Annex D-20

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	State A Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	521.41		Co., State :	Eddy, NM
Cum Gas (MMcf) :	388.50
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	3.15	6.79	0.00	2.00	3.84	0.00	65.73	2.73	0.00	142.13
2023	2.62	5.49	0.00	1.66	3.11	0.00	65.73	2.73	0.00	117.72
2024	2.21	4.54	0.00	1.40	2.57	0.00	65.73	2.73	0.00	99.35
2025	1.89	3.80	0.00	1.20	2.15	0.00	65.73	2.73	0.00	84.55
2026	1.63	3.23	0.00	1.03	1.83	0.00	65.73	2.73	0.00	73.01
2027	1.42	2.79	0.00	0.90	1.58	0.00	65.73	2.73	0.00	63.68
2028	1.26	2.43	0.00	0.80	1.38	0.00	65.73	2.73	0.00	56.18
2029	1.11	2.13	0.00	0.71	1.20	0.00	65.73	2.73	0.00	49.68
2030	0.99	1.88	0.00	0.63	1.07	0.00	65.73	2.73	0.00	44.35
2031	0.89	1.68	0.00	0.57	0.95	0.00	65.73	2.73	0.00	39.84
2032	0.81	1.51	0.00	0.51	0.85	0.00	65.73	2.73	0.00	36.08
2033	0.73	1.36	0.00	0.46	0.77	0.00	65.73	2.73	0.00	32.66
2034	0.67	1.23	0.00	0.42	0.70	0.00	65.73	2.73	0.00	29.77
2035	0.61	1.12	0.00	0.39	0.64	0.00	65.73	2.73	0.00	27.26
2036	0.48	0.89	0.00	0.31	0.50	0.00	65.73	2.73	0.00	21.61
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	20.48	40.88	0.00	13.00	23.13	0.00	65.73	2.73	0.00	917.87
Ult	541.89	429.38	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	5.00	11.63	0.00	0.00	25.87	0.00	0.00	0.00	104.63	99.99
2023	5.00	9.63	0.00	0.00	25.87	0.00	0.00	0.00	82.22	171.40
2024	5.00	8.13	0.00	0.00	25.87	0.00	0.00	0.00	65.35	223.01
2025	5.00	6.92	0.00	0.00	25.87	0.00	0.00	0.00	51.76	260.16
2026	5.00	5.98	0.00	0.00	25.87	0.00	0.00	0.00	41.16	287.02
2027	5.00	5.21	0.00	0.00	25.87	0.00	0.00	0.00	32.60	306.36
2028	5.00	4.60	0.00	0.00	25.87	0.00	0.00	0.00	25.71	320.22
2029	5.00	4.07	0.00	0.00	25.87	0.00	0.00	0.00	19.74	329.90
2030	5.00	3.63	0.00	0.00	25.87	0.00	0.00	0.00	14.85	336.52
2031	5.00	3.26	0.00	0.00	25.87	0.00	0.00	0.00	10.71	340.86
2032	5.00	2.95	0.00	0.00	25.87	0.00	0.00	0.00	7.25	343.54
2033	5.00	2.67	0.00	0.00	25.87	0.00	0.00	0.00	4.11	344.92
2034	5.00	2.44	0.00	0.00	25.87	0.00	0.00	0.00	1.47	345.37
2035	5.00	2.23	0.00	0.00	25.87	0.00	0.00	0.00	-0.84	345.14
2036	5.00	1.77	0.00	0.00	21.93	0.00	0.00	0.00	-2.10	344.61
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		75.12	0.00	0.00	384.14	0.00	0.00	0.00	458.61	344.61
	Oil			Abandonment Date :	11/08/2036
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	289.83	bbl/month		Revenue Int :	0.63500000	PW	5.00% :	393.36
Abandonment :	45.51	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	362.52
Initial Decline :	18.55	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	353.32
Beg Ratio :	2.185	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	328.49
End Ratio :	1.823	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	307.16
						PW	20.00% :	277.68

Annex D-21

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	State AZ Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	368.50		Co., State :	Eddy, NM
Cum Gas (MMcf) :	248.38
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	3.81	4.13	0.00	2.82	2.72	0.00	65.73	2.73	0.00	192.98
2023	3.57	3.86	0.00	2.65	2.55	0.00	65.73	2.73	0.00	180.94
2024	3.37	3.62	0.00	2.50	2.39	0.00	65.73	2.73	0.00	170.76
2025	3.18	3.39	0.00	2.35	2.24	0.00	65.73	2.73	0.00	160.82
2026	3.01	3.19	0.00	2.23	2.11	0.00	65.73	2.73	0.00	152.35
2027	2.86	3.01	0.00	2.12	1.99	0.00	65.73	2.73	0.00	144.64
2028	2.72	2.85	0.00	2.02	1.88	0.00	65.73	2.73	0.00	137.75
2029	2.58	2.69	0.00	1.91	1.77	0.00	65.73	2.73	0.00	130.48
2030	2.45	2.54	0.00	1.82	1.68	0.00	65.73	2.73	0.00	123.94
2031	2.33	2.41	0.00	1.73	1.59	0.00	65.73	2.73	0.00	117.74
2032	2.22	2.30	0.00	1.64	1.52	0.00	65.73	2.73	0.00	112.16
2033	2.10	2.18	0.00	1.56	1.44	0.00	65.73	2.73	0.00	106.26
2034	2.00	2.07	0.00	1.48	1.37	0.00	65.73	2.73	0.00	100.96
2035	1.90	1.98	0.00	1.41	1.31	0.00	65.73	2.73	0.00	95.92
2036	1.81	1.89	0.00	1.34	1.25	0.00	65.73	2.73	0.00	91.39
Rem	28.23	33.50	0.00	20.93	22.13	0.00	65.73	2.73	0.00	1,435.93
Total	68.12	75.62	0.00	50.49	49.94	0.00	65.73	2.73	0.00	3,455.02
Ult	436.62	323.99	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	5.00	15.82	0.00	0.00	16.50	0.00	0.00	0.00	160.65	153.31
2023	5.00	14.84	0.00	0.00	16.50	0.00	0.00	0.00	149.61	283.11
2024	5.00	14.00	0.00	0.00	16.50	0.00	0.00	0.00	140.26	393.72
2025	5.00	13.19	0.00	0.00	16.50	0.00	0.00	0.00	131.13	487.73
2026	5.00	12.49	0.00	0.00	16.50	0.00	0.00	0.00	123.35	568.13
2027	5.00	11.86	0.00	0.00	16.50	0.00	0.00	0.00	116.28	637.02
2028	5.00	11.30	0.00	0.00	16.50	0.00	0.00	0.00	109.95	696.25
2029	5.00	10.70	0.00	0.00	16.50	0.00	0.00	0.00	103.28	746.81
2030	5.00	10.16	0.00	0.00	16.50	0.00	0.00	0.00	97.28	790.11
2031	5.00	9.66	0.00	0.00	16.50	0.00	0.00	0.00	91.59	827.18
2032	5.00	9.20	0.00	0.00	16.50	0.00	0.00	0.00	86.46	858.99
2033	5.00	8.71	0.00	0.00	16.50	0.00	0.00	0.00	81.04	886.09
2034	5.00	8.28	0.00	0.00	16.50	0.00	0.00	0.00	76.18	909.25
2035	5.00	7.87	0.00	0.00	16.50	0.00	0.00	0.00	71.56	929.03
2036	5.00	7.49	0.00	0.00	16.50	0.00	0.00	0.00	67.39	945.96
Rem.		117.72	0.00	0.00	560.02	0.00	0.00	0.00	758.19	92.80
Total		283.29	0.00	0.00	807.52	0.00	0.00	0.00	2,364.20	1,038.76
	Oil			Abandonment Date :	12/09/2070
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	328.28	bbl/month		Revenue Int :	0.74125000	PW	5.00% :	1,450.78
Abandonment :	25.67	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	1,171.45
Initial Decline :	6.64	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	1,100.99
Beg Ratio :	1.084	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	934.00
End Ratio :	1.480	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	812.98
						PW	20.00% :	672.10
Annex D-22

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	State B Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	762.16		Co., State :	Eddy, NM
Cum Gas (MMcf) :	575.74
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	14.80	9.21	0.00	9.40	5.21	0.00	65.73	2.73	0.00	631.82
2023	13.18	8.05	0.00	8.37	4.55	0.00	65.73	2.73	0.00	562.65
2024	11.92	7.11	0.00	7.57	4.02	0.00	65.73	2.73	0.00	508.40
2025	10.82	6.29	0.00	6.87	3.56	0.00	65.73	2.73	0.00	461.33
2026	9.93	5.62	0.00	6.31	3.18	0.00	65.73	2.73	0.00	423.21
2027	9.18	5.05	0.00	5.83	2.86	0.00	65.73	2.73	0.00	390.89
2028	8.55	4.58	0.00	5.43	2.59	0.00	65.73	2.73	0.00	364.08
2029	7.97	4.15	0.00	5.06	2.35	0.00	65.73	2.73	0.00	338.97
2030	7.48	3.78	0.00	4.75	2.14	0.00	65.73	2.73	0.00	317.86
2031	7.04	3.47	0.00	4.47	1.96	0.00	65.73	2.73	0.00	299.22
2032	6.67	3.20	0.00	4.24	1.81	0.00	65.73	2.73	0.00	283.39
2033	6.31	2.94	0.00	4.00	1.66	0.00	65.73	2.73	0.00	267.75
2034	5.99	2.72	0.00	3.80	1.54	0.00	65.73	2.73	0.00	254.20
2035	5.69	2.52	0.00	3.61	1.43	0.00	65.73	2.73	0.00	241.40
2036	5.42	2.36	0.00	3.44	1.33	0.00	65.73	2.73	0.00	229.88
Rem	81.83	32.91	0.00	51.96	18.62	0.00	65.73	2.73	0.00	3,466.08
Total	212.77	103.97	0.00	135.11	58.82	0.00	65.73	2.73	0.00	9,041.12
Ult	974.93	679.71	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	9.00	51.86	0.00	0.00	48.37	0.00	0.00	0.00	531.59	507.54
2023	9.00	46.19	0.00	0.00	48.37	0.00	0.00	0.00	468.10	913.82
2024	9.00	41.73	0.00	0.00	48.37	0.00	0.00	0.00	418.29	1,243.82
2025	9.00	37.87	0.00	0.00	48.37	0.00	0.00	0.00	375.09	1,512.79
2026	9.00	34.74	0.00	0.00	48.37	0.00	0.00	0.00	340.10	1,734.50
2027	9.00	32.09	0.00	0.00	48.37	0.00	0.00	0.00	310.42	1,918.47
2028	9.00	29.89	0.00	0.00	48.37	0.00	0.00	0.00	285.82	2,072.45
2029	9.00	27.83	0.00	0.00	48.37	0.00	0.00	0.00	262.76	2,201.13
2030	9.00	26.10	0.00	0.00	48.37	0.00	0.00	0.00	243.39	2,309.48
2031	9.00	24.57	0.00	0.00	48.37	0.00	0.00	0.00	226.28	2,401.06
2032	9.00	23.27	0.00	0.00	48.37	0.00	0.00	0.00	211.75	2,478.97
2033	9.00	21.99	0.00	0.00	48.37	0.00	0.00	0.00	197.39	2,544.98
2034	9.00	20.87	0.00	0.00	48.37	0.00	0.00	0.00	184.95	2,601.21
2035	9.00	19.82	0.00	0.00	48.37	0.00	0.00	0.00	173.21	2,649.09
2036	9.00	18.88	0.00	0.00	48.37	0.00	0.00	0.00	162.63	2,689.96
Rem.		284.65	0.00	0.00	1,500.05	0.00	0.00	0.00	1,681.38	215.96
Total		742.35	0.00	0.00	2,225.63	0.00	0.00	0.00	6,073.14	2,905.92
	Oil			Abandonment Date :	01/04/2068
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	1,312.08	bbl/month		Revenue Int :	0.63500000	PW	5.00% :	3,924.54
Abandonment :	89.53	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	3,238.24
Initial Decline :	12.21	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	3,062.33
Beg Ratio :	0.628	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	2,640.20
End Ratio :	0.396	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	2,329.08
						PW	20.00% :	1,960.35

Annex D-23

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	Superior Foster Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	82.99		Co., State :	Eddy, NM
Cum Gas (MMcf) :	119.63
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	0.67	0.00	0.00	0.38	0.00	0.00	65.73	0.00	0.00	24.73
2023	0.63	0.00	0.00	0.35	0.00	0.00	65.73	0.00	0.00	23.25
2024	0.60	0.00	0.00	0.33	0.00	0.00	65.73	0.00	0.00	21.95
2025	0.56	0.00	0.00	0.31	0.00	0.00	65.73	0.00	0.00	20.65
2026	0.53	0.00	0.00	0.30	0.00	0.00	65.73	0.00	0.00	19.51
2027	0.50	0.00	0.00	0.28	0.00	0.00	65.73	0.00	0.00	18.46
2028	0.48	0.00	0.00	0.27	0.00	0.00	65.73	0.00	0.00	17.54
2029	0.45	0.00	0.00	0.25	0.00	0.00	65.73	0.00	0.00	16.60
2030	0.43	0.00	0.00	0.24	0.00	0.00	65.73	0.00	0.00	15.77
2031	0.41	0.00	0.00	0.23	0.00	0.00	65.73	0.00	0.00	14.98
2032	0.39	0.00	0.00	0.22	0.00	0.00	65.73	0.00	0.00	14.27
2033	0.37	0.00	0.00	0.21	0.00	0.00	65.73	0.00	0.00	13.52
2034	0.35	0.00	0.00	0.20	0.00	0.00	65.73	0.00	0.00	12.85
2035	0.33	0.00	0.00	0.19	0.00	0.00	65.73	0.00	0.00	12.20
2036	0.32	0.00	0.00	0.18	0.00	0.00	65.73	0.00	0.00	11.63
Rem	4.03	0.00	0.00	2.26	0.00	0.00	65.73	0.00	0.00	148.45
Total	11.04	0.00	0.00	6.18	0.00	0.00	65.73	0.00	0.00	406.37
Ult	94.03	119.63	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	1.00	2.03	0.00	0.00	4.00	0.00	0.00	0.00	18.70	17.85
2023	1.00	1.91	0.00	0.00	4.00	0.00	0.00	0.00	17.34	32.89
2024	1.00	1.80	0.00	0.00	4.00	0.00	0.00	0.00	16.15	45.63
2025	1.00	1.70	0.00	0.00	4.00	0.00	0.00	0.00	14.95	56.35
2026	1.00	1.60	0.00	0.00	4.00	0.00	0.00	0.00	13.91	65.41
2027	1.00	1.52	0.00	0.00	4.00	0.00	0.00	0.00	12.95	73.09
2028	1.00	1.44	0.00	0.00	4.00	0.00	0.00	0.00	12.11	79.61
2029	1.00	1.36	0.00	0.00	4.00	0.00	0.00	0.00	11.24	85.11
2030	1.00	1.30	0.00	0.00	4.00	0.00	0.00	0.00	10.48	89.78
2031	1.00	1.23	0.00	0.00	4.00	0.00	0.00	0.00	9.76	93.73
2032	1.00	1.17	0.00	0.00	4.00	0.00	0.00	0.00	9.10	97.07
2033	1.00	1.11	0.00	0.00	4.00	0.00	0.00	0.00	8.41	99.89
2034	1.00	1.06	0.00	0.00	4.00	0.00	0.00	0.00	7.79	102.26
2035	1.00	1.00	0.00	0.00	4.00	0.00	0.00	0.00	7.21	104.25
2036	1.00	0.96	0.00	0.00	4.00	0.00	0.00	0.00	6.67	105.93
Rem.		12.20	0.00	0.00	87.16	0.00	0.00	0.00	49.09	7.47
Total		33.40	0.00	0.00	147.10	0.00	0.00	0.00	225.86	113.40
	Oil			Abandonment Date :	10/27/2058
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	57.82	bbl/month		Revenue Int :	0.56000000	PW	5.00% :	152.01
Abandonment :	8.36	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	126.26
Initial Decline :	6.20	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	119.48
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	102.95
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	90.55
						PW	20.00% :	75.69

Annex D-24

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	Turner A Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,852.11		Co., State :	Eddy, NM
Cum Gas (MMcf) :	883.71
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	1.86	4.09	0.00	1.33	2.61	0.00	65.73	2.73	0.00	94.74
2023	0.52	1.22	0.00	0.37	0.78	0.00	65.73	2.73	0.00	26.61

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	2.39	5.31	0.00	1.71	3.38	0.00	65.73	2.73	0.00	121.36
Ult	1,854.49	889.02	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	13.00	7.75	0.00	0.00	78.46	0.00	0.00	0.00	8.54	8.32
2023	13.00	2.18	0.00	0.00	26.38	0.00	0.00	0.00	-1.94	6.59

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		9.93	0.00	0.00	104.83	0.00	0.00	0.00	6.60	6.59
	Oil			Abandonment Date :	05/04/2023
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	180.38	bbl/month		Revenue Int :	0.71500000	PW	5.00% :	6.59
Abandonment :	122.15	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	6.59
Initial Decline :	27.55	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	6.59
Beg Ratio :	2.082	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	6.58
End Ratio :	2.382	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	6.58
						PW	20.00% :	6.57
Annex D-25

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	Turner B Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	7,270.76		Co., State :	Eddy, NM
Cum Gas (MMcf) :	5,020.62
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	7.26	4.60	0.00	5.63	3.18	0.00	65.73	2.73	0.00	378.46
2023	5.66	3.59	0.00	4.38	2.48	0.00	65.73	2.73	0.00	294.89
2024	4.62	2.88	0.00	3.58	1.99	0.00	65.73	2.73	0.00	240.62
2025	2.98	1.82	0.00	2.31	1.26	0.00	65.73	2.73	0.00	155.18

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	20.51	12.89	0.00	15.90	8.90	0.00	65.73	2.73	0.00	1,069.15
Ult	7,291.27	5,033.52	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	35.00	31.06	0.00	0.00	200.09	0.00	0.00	0.00	147.31	141.18
2023	35.00	24.20	0.00	0.00	200.09	0.00	0.00	0.00	70.60	202.78
2024	35.00	19.75	0.00	0.00	200.09	0.00	0.00	0.00	20.78	219.40
2025	35.00	12.74	0.00	0.00	149.63	0.00	0.00	0.00	-7.18	214.27

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		87.76	0.00	0.00	749.89	0.00	0.00	0.00	231.51	214.27
	Oil			Abandonment Date :	10/03/2025
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	696.14	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	222.45
Abandonment :	308.84	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	217.45
Initial Decline :	26.82	% year	b = 0.850	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	215.84
Beg Ratio :	0.629	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	211.22
End Ratio :	0.604	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	206.86
						PW	20.00% :	200.11

Annex D-26

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	V L Foster Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	152.91		Co., State :	Eddy, NM
Cum Gas (MMcf) :	136.85
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	2.38	0.19	0.00	1.66	0.12	0.00	65.73	2.73	0.00	109.74
2023	1.96	0.17	0.00	1.37	0.11	0.00	65.73	2.73	0.00	90.39
2024	1.67	0.16	0.00	1.17	0.10	0.00	65.73	2.73	0.00	77.06
2025	1.45	0.15	0.00	1.01	0.09	0.00	65.73	2.73	0.00	66.84
2026	1.28	0.13	0.00	0.90	0.08	0.00	65.73	2.73	0.00	59.15
2027	1.15	0.12	0.00	0.80	0.08	0.00	65.73	2.73	0.00	53.05
2028	1.04	0.12	0.00	0.73	0.07	0.00	65.73	2.73	0.00	48.22
2029	0.95	0.11	0.00	0.67	0.07	0.00	65.73	2.73	0.00	43.97
2030	0.88	0.10	0.00	0.61	0.06	0.00	65.73	2.73	0.00	40.51
2031	0.81	0.09	0.00	0.57	0.06	0.00	65.73	2.73	0.00	37.56
2032	0.76	0.09	0.00	0.53	0.06	0.00	65.73	2.73	0.00	35.09
2033	0.71	0.08	0.00	0.50	0.05	0.00	65.73	2.73	0.00	32.77
2034	0.67	0.08	0.00	0.47	0.05	0.00	65.73	2.73	0.00	30.81
2035	0.63	0.07	0.00	0.44	0.05	0.00	65.73	2.73	0.00	29.07
2036	0.60	0.07	0.00	0.42	0.04	0.00	65.73	2.73	0.00	27.59
Rem	1.46	0.17	0.00	1.02	0.11	0.00	65.73	2.73	0.00	67.37
Total	18.39	1.90	0.00	12.87	1.18	0.00	65.73	2.73	0.00	849.18
Ult	171.29	138.75	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	5.00	9.02	0.00	0.00	24.50	0.00	0.00	0.00	76.21	72.85
2023	5.00	7.43	0.00	0.00	24.50	0.00	0.00	0.00	58.46	123.64
2024	5.00	6.33	0.00	0.00	24.50	0.00	0.00	0.00	46.22	160.14
2025	5.00	5.49	0.00	0.00	24.50	0.00	0.00	0.00	36.84	186.58
2026	5.00	4.86	0.00	0.00	24.50	0.00	0.00	0.00	29.79	206.01
2027	5.00	4.36	0.00	0.00	24.50	0.00	0.00	0.00	24.19	220.36
2028	5.00	3.96	0.00	0.00	24.50	0.00	0.00	0.00	19.75	231.01
2029	5.00	3.61	0.00	0.00	24.50	0.00	0.00	0.00	15.85	238.78
2030	5.00	3.33	0.00	0.00	24.50	0.00	0.00	0.00	12.68	244.43
2031	5.00	3.09	0.00	0.00	24.50	0.00	0.00	0.00	9.96	248.46
2032	5.00	2.88	0.00	0.00	24.50	0.00	0.00	0.00	7.71	251.30
2033	5.00	2.69	0.00	0.00	24.50	0.00	0.00	0.00	5.57	253.17
2034	5.00	2.53	0.00	0.00	24.50	0.00	0.00	0.00	3.77	254.32
2035	5.00	2.39	0.00	0.00	24.50	0.00	0.00	0.00	2.17	254.92
2036	5.00	2.27	0.00	0.00	24.50	0.00	0.00	0.00	0.81	255.12
Rem.		5.54	0.00	0.00	65.79	0.00	0.00	0.00	-3.96	-0.80
Total		69.79	0.00	0.00	433.35	0.00	0.00	0.00	346.05	254.32
	Oil			Abandonment Date :	09/10/2039
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	220.95	bbl/month		Revenue Int :	0.70000000	PW	5.00% :	293.04
Abandonment :	42.10	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	268.45
Initial Decline :	21.22	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	261.18
Beg Ratio :	0.074	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	241.71
End Ratio :	0.116	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	225.16
						PW	20.00% :	202.57

Annex D-27

Date : 07/12/2023 10:23:43AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Proved Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00	SEVEN RIVERS Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	363.16
Cum Gas (MMcf) :	452.30
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	342.49	68.50	0.00	256.18	45.65	0.00	65.73	2.73	0.00	16,963.47
2023	360.68	72.14	0.00	269.79	48.08	0.00	65.73	2.73	0.00	17,864.36
2024	367.40	73.48	0.00	274.81	48.97	0.00	65.73	2.73	0.00	18,197.05
2025	366.78	73.36	0.00	274.35	48.89	0.00	65.73	2.73	0.00	18,166.49
2026	361.40	72.28	0.00	270.33	48.17	0.00	65.73	2.73	0.00	17,900.17
2027	353.32	70.66	0.00	264.28	47.10	0.00	65.73	2.73	0.00	17,499.87
2028	342.23	68.45	0.00	255.99	45.62	0.00	65.73	2.73	0.00	16,950.74
2029	329.52	65.91	0.00	246.48	43.92	0.00	65.73	2.73	0.00	16,321.16
2030	316.29	63.26	0.00	236.58	42.16	0.00	65.73	2.73	0.00	15,665.64
2031	301.73	60.35	0.00	225.70	40.22	0.00	65.73	2.73	0.00	14,944.74
2032	285.03	57.01	0.00	213.20	37.99	0.00	65.73	2.73	0.00	14,117.34
2033	266.73	53.35	0.00	199.51	35.55	0.00	65.73	2.73	0.00	13,211.05
2034	244.56	48.91	0.00	182.93	32.60	0.00	65.73	2.73	0.00	12,113.18
2035	223.91	44.78	0.00	167.48	29.85	0.00	65.73	2.73	0.00	11,089.99
2036	208.58	41.72	0.00	156.01	27.80	0.00	65.73	2.73	0.00	10,330.65
Rem	1,139.20	227.84	0.00	852.12	151.85	0.00	65.73	2.73	0.00	56,424.39
Total	5,809.86	1,161.98	0.00	4,345.77	774.42	0.00	65.73	2.73	0.00	287,760.28
Ult	6,173.02	1,614.28	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	1.00	1,393.75	0.00	0.00	3,766.22	0.00	0.00	0.00	11,803.49	11,252.01
2023	1.00	1,467.77	0.00	0.00	3,766.22	0.00	0.00	0.00	12,630.37	22,203.02
2024	1.00	1,495.10	0.00	0.00	3,766.22	0.00	0.00	0.00	12,935.72	32,399.80
2025	1.00	1,492.59	0.00	0.00	3,766.22	0.00	0.00	0.00	12,907.68	41,651.50
2026	1.00	1,470.71	0.00	0.00	3,766.22	0.00	0.00	0.00	12,663.24	49,904.22
2027	1.00	1,437.82	0.00	0.00	3,766.22	0.00	0.00	0.00	12,295.83	57,190.05
2028	1.00	1,392.70	0.00	0.00	3,766.22	0.00	0.00	0.00	11,791.81	63,541.64
2029	1.00	1,340.98	0.00	0.00	3,766.22	0.00	0.00	0.00	11,213.96	69,033.23
2030	1.00	1,287.12	0.00	0.00	3,766.22	0.00	0.00	0.00	10,612.30	73,758.28
2031	1.00	1,227.89	0.00	0.00	3,766.22	0.00	0.00	0.00	9,950.62	77,786.64
2032	1.00	1,159.91	0.00	0.00	3,766.22	0.00	0.00	0.00	9,191.21	81,169.07
2033	1.00	1,085.44	0.00	0.00	3,766.22	0.00	0.00	0.00	8,359.38	83,966.35
2034	1.00	995.24	0.00	0.00	3,766.22	0.00	0.00	0.00	7,351.71	86,203.53
2035	1.00	911.17	0.00	0.00	3,766.22	0.00	0.00	0.00	6,412.59	87,977.51
2036	1.00	848.79	0.00	0.00	3,766.22	0.00	0.00	0.00	5,715.64	89,414.32
Rem.		4,635.93	0.00	0.00	27,913.49	0.00	0.00	0.00	23,874.96	4,424.46
Total		23,642.91	0.00	0.00	84,406.85	0.00	0.00	0.00	179,710.52	93,838.77
		Present Worth Profile (M$)
		PW	5.00% :	125,262.76
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	104,554.73
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	98,939.03
Years to Payout :	0.00	PW	12.00% :	84,950.15
Internal ROR (%) :	0.00	PW	15.00% :	74,212.12
		PW	20.00% :	61,127.44
Annex D-28

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 010122	As Of Date : 01/01/2022	Case :	7R WF PDP Response
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	363.16		Co., State :	Eddy, NM
Cum Gas (MMcf) :	452.30
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	342.49	68.50	0.00	256.18	45.65	0.00	65.73	2.73	0.00	16,963.47
2023	360.68	72.14	0.00	269.79	48.08	0.00	65.73	2.73	0.00	17,864.36
2024	367.40	73.48	0.00	274.81	48.97	0.00	65.73	2.73	0.00	18,197.05
2025	366.78	73.36	0.00	274.35	48.89	0.00	65.73	2.73	0.00	18,166.49
2026	361.40	72.28	0.00	270.33	48.17	0.00	65.73	2.73	0.00	17,900.17
2027	353.32	70.66	0.00	264.28	47.10	0.00	65.73	2.73	0.00	17,499.87
2028	342.23	68.45	0.00	255.99	45.62	0.00	65.73	2.73	0.00	16,950.74
2029	329.52	65.91	0.00	246.48	43.92	0.00	65.73	2.73	0.00	16,321.16
2030	316.29	63.26	0.00	236.58	42.16	0.00	65.73	2.73	0.00	15,665.64
2031	301.73	60.35	0.00	225.70	40.22	0.00	65.73	2.73	0.00	14,944.74
2032	285.03	57.01	0.00	213.20	37.99	0.00	65.73	2.73	0.00	14,117.34
2033	266.73	53.35	0.00	199.51	35.55	0.00	65.73	2.73	0.00	13,211.05
2034	244.56	48.91	0.00	182.93	32.60	0.00	65.73	2.73	0.00	12,113.18
2035	223.91	44.78	0.00	167.48	29.85	0.00	65.73	2.73	0.00	11,089.99
2036	208.58	41.72	0.00	156.01	27.80	0.00	65.73	2.73	0.00	10,330.65
Rem	1,139.20	227.84	0.00	852.12	151.85	0.00	65.73	2.73	0.00	56,424.39
Total	5,809.86	1,161.98	0.00	4,345.77	774.42	0.00	65.73	2.73	0.00	287,760.28
Ult	6,173.02	1,614.28	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	1.00	1,393.75	0.00	0.00	3,766.22	0.00	0.00	0.00	11,803.49	11,252.01
2023	1.00	1,467.77	0.00	0.00	3,766.22	0.00	0.00	0.00	12,630.37	22,203.02
2024	1.00	1,495.10	0.00	0.00	3,766.22	0.00	0.00	0.00	12,935.72	32,399.80
2025	1.00	1,492.59	0.00	0.00	3,766.22	0.00	0.00	0.00	12,907.68	41,651.50
2026	1.00	1,470.71	0.00	0.00	3,766.22	0.00	0.00	0.00	12,663.24	49,904.22
2027	1.00	1,437.82	0.00	0.00	3,766.22	0.00	0.00	0.00	12,295.83	57,190.05
2028	1.00	1,392.70	0.00	0.00	3,766.22	0.00	0.00	0.00	11,791.81	63,541.64
2029	1.00	1,340.98	0.00	0.00	3,766.22	0.00	0.00	0.00	11,213.96	69,033.23
2030	1.00	1,287.12	0.00	0.00	3,766.22	0.00	0.00	0.00	10,612.30	73,758.28
2031	1.00	1,227.89	0.00	0.00	3,766.22	0.00	0.00	0.00	9,950.62	77,786.64
2032	1.00	1,159.91	0.00	0.00	3,766.22	0.00	0.00	0.00	9,191.21	81,169.07
2033	1.00	1,085.44	0.00	0.00	3,766.22	0.00	0.00	0.00	8,359.38	83,966.35
2034	1.00	995.24	0.00	0.00	3,766.22	0.00	0.00	0.00	7,351.71	86,203.53
2035	1.00	911.17	0.00	0.00	3,766.22	0.00	0.00	0.00	6,412.59	87,977.51
2036	1.00	848.79	0.00	0.00	3,766.22	0.00	0.00	0.00	5,715.64	89,414.32
Rem.		4,635.93	0.00	0.00	27,913.49	0.00	0.00	0.00	23,874.96	4,424.46
Total		23,642.91	0.00	0.00	84,406.85	0.00	0.00	0.00	179,710.52	93,838.77
	Oil			Abandonment Date :	05/31/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	27,848.00	bbl/month		Revenue Int :	0.74800000	PW	5.00% :	125,262.76
Abandonment :	9,070.00	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	104,554.73
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	98,939.03
Beg Ratio :	0.200	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	84,950.15
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	74,212.12
						PW	20.00% :	61,127.44

Annex D-29

Date : 07/12/2023 10:23:43AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Non-Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	99.08	19.81	0.00	74.11	13.21	0.00	65.73	2.73	0.00	4,907.59
2023	168.50	33.70	0.00	126.04	22.46	0.00	65.73	2.73	0.00	8,345.60
2024	358.23	71.65	0.00	267.96	47.75	0.00	65.73	2.73	0.00	17,742.96
2025	519.78	103.95	0.00	388.80	69.28	0.00	65.73	2.73	0.00	25,744.62
2026	550.66	110.13	0.00	411.89	73.40	0.00	65.73	2.73	0.00	27,274.05
2027	559.83	111.97	0.00	418.75	74.62	0.00	65.73	2.73	0.00	27,728.10
2028	557.95	111.59	0.00	417.35	74.37	0.00	65.73	2.73	0.00	27,635.03
2029	548.90	109.78	0.00	410.58	73.16	0.00	65.73	2.73	0.00	27,186.78
2030	535.56	107.11	0.00	400.60	71.39	0.00	65.73	2.73	0.00	26,526.11
2031	518.62	103.72	0.00	387.93	69.13	0.00	65.73	2.73	0.00	25,687.07
2032	498.83	99.77	0.00	373.12	66.49	0.00	65.73	2.73	0.00	24,706.88
2033	477.62	95.52	0.00	357.26	63.66	0.00	65.73	2.73	0.00	23,656.16
2034	454.32	90.86	0.00	339.83	60.56	0.00	65.73	2.73	0.00	22,502.07
2035	428.39	85.68	0.00	320.44	57.10	0.00	65.73	2.73	0.00	21,218.06
2036	400.56	80.11	0.00	299.62	53.39	0.00	65.73	2.73	0.00	19,839.60
Rem	2,182.30	436.46	0.00	1,632.36	290.89	0.00	65.73	2.73	0.00	108,088.39
Total	8,859.12	1,771.82	0.00	6,626.62	1,180.86	0.00	65.73	2.73	0.00	438,789.09
Ult	8,859.12	1,771.82	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	11.00	403.22	0.00	2,100.00	0.00	413.47	35.10	0.00	1,955.80	1,785.74
2023	48.00	685.69	0.00	15,685.00	0.00	1,058.21	205.50	0.00	-9,288.80	-6,196.37
2024	92.00	1,457.79	0.00	17,295.00	0.00	3,002.93	448.20	0.00	-4,460.96	-9,735.77
2025	126.00	2,115.23	0.00	10,105.00	0.00	5,049.26	596.10	0.00	7,879.03	-4,285.48
2026	126.00	2,240.89	0.00	0.00	0.00	5,340.10	601.20	0.00	19,091.87	8,150.38
2027	126.00	2,278.19	0.00	0.00	0.00	5,340.10	601.20	0.00	19,508.61	19,706.40
2028	126.00	2,270.54	0.00	0.00	0.00	5,340.10	601.20	0.00	19,423.19	30,165.74
2029	126.00	2,233.72	0.00	0.00	0.00	5,340.10	601.20	0.00	19,011.77	39,474.20
2030	126.00	2,179.43	0.00	0.00	0.00	5,340.10	601.20	0.00	18,405.38	47,667.71
2031	126.00	2,110.50	0.00	0.00	0.00	5,340.10	601.20	0.00	17,635.28	54,805.74
2032	126.00	2,029.96	0.00	0.00	0.00	5,340.10	601.20	0.00	16,735.63	60,963.17
2033	126.00	1,943.63	0.00	0.00	0.00	5,340.10	601.20	0.00	15,771.23	66,238.76
2034	126.00	1,848.81	0.00	0.00	0.00	5,340.10	601.20	0.00	14,711.96	70,713.41
2035	126.00	1,743.31	0.00	0.00	0.00	5,340.10	601.20	0.00	13,533.45	74,456.06
2036	126.00	1,630.06	0.00	0.00	0.00	5,340.10	601.20	0.00	12,268.25	77,540.30
Rem.		8,880.74	0.00	0.00	0.00	39,578.30	4,458.90	0.00	55,170.46	10,022.88
Total		36,051.71	0.00	45,185.00	0.00	107,843.23	12,357.00	0.00	237,352.15	87,563.18
		Present Worth Profile (M$)
		PW	5.00% :	139,705.00
Disc. Initial Invest. (M$) :	36,603.111	PW	8.00% :	104,866.90
ROInvestment (disc/undisc) :	3.39/6.25	PW	9.00% :	95,728.24
Years to Payout :	4.2	PW	12.00% :	73,678.02
Internal ROR (%) :	82.97	PW	15.00% :	57,590.70
		PW	20.00% :	39,278.47

Annex D-30

Date : 07/12/2023 10:23:43AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Non-Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00	SEVEN RIVERS Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	99.08	19.81	0.00	74.11	13.21	0.00	65.73	2.73	0.00	4,907.59
2023	168.50	33.70	0.00	126.04	22.46	0.00	65.73	2.73	0.00	8,345.60
2024	358.23	71.65	0.00	267.96	47.75	0.00	65.73	2.73	0.00	17,742.96
2025	519.78	103.95	0.00	388.80	69.28	0.00	65.73	2.73	0.00	25,744.62
2026	550.66	110.13	0.00	411.89	73.40	0.00	65.73	2.73	0.00	27,274.05
2027	559.83	111.97	0.00	418.75	74.62	0.00	65.73	2.73	0.00	27,728.10
2028	557.95	111.59	0.00	417.35	74.37	0.00	65.73	2.73	0.00	27,635.03
2029	548.90	109.78	0.00	410.58	73.16	0.00	65.73	2.73	0.00	27,186.78
2030	535.56	107.11	0.00	400.60	71.39	0.00	65.73	2.73	0.00	26,526.11
2031	518.62	103.72	0.00	387.93	69.13	0.00	65.73	2.73	0.00	25,687.07
2032	498.83	99.77	0.00	373.12	66.49	0.00	65.73	2.73	0.00	24,706.88
2033	477.62	95.52	0.00	357.26	63.66	0.00	65.73	2.73	0.00	23,656.16
2034	454.32	90.86	0.00	339.83	60.56	0.00	65.73	2.73	0.00	22,502.07
2035	428.39	85.68	0.00	320.44	57.10	0.00	65.73	2.73	0.00	21,218.06
2036	400.56	80.11	0.00	299.62	53.39	0.00	65.73	2.73	0.00	19,839.60
Rem	2,182.30	436.46	0.00	1,632.36	290.89	0.00	65.73	2.73	0.00	108,088.39
Total	8,859.12	1,771.82	0.00	6,626.62	1,180.86	0.00	65.73	2.73	0.00	438,789.09
Ult	8,859.12	1,771.82	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	11.00	403.22	0.00	2,100.00	0.00	413.47	35.10	0.00	1,955.80	1,785.74
2023	48.00	685.69	0.00	15,685.00	0.00	1,058.21	205.50	0.00	-9,288.80	-6,196.37
2024	92.00	1,457.79	0.00	17,295.00	0.00	3,002.93	448.20	0.00	-4,460.96	-9,735.77
2025	126.00	2,115.23	0.00	10,105.00	0.00	5,049.26	596.10	0.00	7,879.03	-4,285.48
2026	126.00	2,240.89	0.00	0.00	0.00	5,340.10	601.20	0.00	19,091.87	8,150.38
2027	126.00	2,278.19	0.00	0.00	0.00	5,340.10	601.20	0.00	19,508.61	19,706.40
2028	126.00	2,270.54	0.00	0.00	0.00	5,340.10	601.20	0.00	19,423.19	30,165.74
2029	126.00	2,233.72	0.00	0.00	0.00	5,340.10	601.20	0.00	19,011.77	39,474.20
2030	126.00	2,179.43	0.00	0.00	0.00	5,340.10	601.20	0.00	18,405.38	47,667.71
2031	126.00	2,110.50	0.00	0.00	0.00	5,340.10	601.20	0.00	17,635.28	54,805.74
2032	126.00	2,029.96	0.00	0.00	0.00	5,340.10	601.20	0.00	16,735.63	60,963.17
2033	126.00	1,943.63	0.00	0.00	0.00	5,340.10	601.20	0.00	15,771.23	66,238.76
2034	126.00	1,848.81	0.00	0.00	0.00	5,340.10	601.20	0.00	14,711.96	70,713.41
2035	126.00	1,743.31	0.00	0.00	0.00	5,340.10	601.20	0.00	13,533.45	74,456.06
2036	126.00	1,630.06	0.00	0.00	0.00	5,340.10	601.20	0.00	12,268.25	77,540.30
Rem.		8,880.74	0.00	0.00	0.00	39,578.30	4,458.90	0.00	55,170.46	10,022.88
Total		36,051.71	0.00	45,185.00	0.00	107,843.23	12,357.00	0.00	237,352.15	87,563.18
		Present Worth Profile (M$)
		PW	5.00% :	139,705.00
Disc. Initial Invest. (M$) :	36,603.111	PW	8.00% :	104,866.90
ROInvestment (disc/undisc) :	3.39/6.25	PW	9.00% :	95,728.24
Years to Payout :	4.21	PW	12.00% :	73,678.02
Internal ROR (%) :	82.97	PW	15.00% :	57,590.70
		PW	20.00% :	39,278.47
Annex D-31

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Seven Rivers WF PDP+PDNP (Incr) - Dev
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Non-Producing
Case Type :	INCREMENTAL CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	0.00		Co., State :	Eddy, NM
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	99.08	19.81	0.00	74.11	13.21	0.00	65.73	2.73	0.00	4,907.59
2023	168.50	33.70	0.00	126.04	22.46	0.00	65.73	2.73	0.00	8,345.60
2024	358.23	71.65	0.00	267.96	47.75	0.00	65.73	2.73	0.00	17,742.96
2025	519.78	103.95	0.00	388.80	69.28	0.00	65.73	2.73	0.00	25,744.62
2026	550.66	110.13	0.00	411.89	73.40	0.00	65.73	2.73	0.00	27,274.05
2027	559.83	111.97	0.00	418.75	74.62	0.00	65.73	2.73	0.00	27,728.10
2028	557.95	111.59	0.00	417.35	74.37	0.00	65.73	2.73	0.00	27,635.03
2029	548.90	109.78	0.00	410.58	73.16	0.00	65.73	2.73	0.00	27,186.78
2030	535.56	107.11	0.00	400.60	71.39	0.00	65.73	2.73	0.00	26,526.11
2031	518.62	103.72	0.00	387.93	69.13	0.00	65.73	2.73	0.00	25,687.07
2032	498.83	99.77	0.00	373.12	66.49	0.00	65.73	2.73	0.00	24,706.88
2033	477.62	95.52	0.00	357.26	63.66	0.00	65.73	2.73	0.00	23,656.16
2034	454.32	90.86	0.00	339.83	60.56	0.00	65.73	2.73	0.00	22,502.07
2035	428.39	85.68	0.00	320.44	57.10	0.00	65.73	2.73	0.00	21,218.06
2036	400.56	80.11	0.00	299.62	53.39	0.00	65.73	2.73	0.00	19,839.60
Rem	2,182.30	436.46	0.00	1,632.36	290.89	0.00	65.73	2.73	0.00	108,088.39
Total	8,859.12	1,771.82	0.00	6,626.62	1,180.86	0.00	65.73	2.73	0.00	438,789.09
Ult	8,859.12	1,771.82	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	11.00	403.22	0.00	2,100.00	0.00	413.47	35.10	0.00	1,955.80	1,785.74
2023	48.00	685.69	0.00	15,685.00	0.00	1,058.21	205.50	0.00	-9,288.80	-6,196.37
2024	92.00	1,457.79	0.00	17,295.00	0.00	3,002.93	448.20	0.00	-4,460.96	-9,735.77
2025	126.00	2,115.23	0.00	10,105.00	0.00	5,049.26	596.10	0.00	7,879.03	-4,285.48
2026	126.00	2,240.89	0.00	0.00	0.00	5,340.10	601.20	0.00	19,091.87	8,150.38
2027	126.00	2,278.19	0.00	0.00	0.00	5,340.10	601.20	0.00	19,508.61	19,706.40
2028	126.00	2,270.54	0.00	0.00	0.00	5,340.10	601.20	0.00	19,423.19	30,165.74
2029	126.00	2,233.72	0.00	0.00	0.00	5,340.10	601.20	0.00	19,011.77	39,474.20
2030	126.00	2,179.43	0.00	0.00	0.00	5,340.10	601.20	0.00	18,405.38	47,667.71
2031	126.00	2,110.50	0.00	0.00	0.00	5,340.10	601.20	0.00	17,635.28	54,805.74
2032	126.00	2,029.96	0.00	0.00	0.00	5,340.10	601.20	0.00	16,735.63	60,963.17
2033	126.00	1,943.63	0.00	0.00	0.00	5,340.10	601.20	0.00	15,771.23	66,238.76
2034	126.00	1,848.81	0.00	0.00	0.00	5,340.10	601.20	0.00	14,711.96	70,713.41
2035	126.00	1,743.31	0.00	0.00	0.00	5,340.10	601.20	0.00	13,533.45	74,456.06
2036	126.00	1,630.06	0.00	0.00	0.00	5,340.10	601.20	0.00	12,268.25	77,540.30
Rem.		8,880.74	0.00	0.00	0.00	39,578.30	4,458.90	0.00	55,170.46	10,022.88
Total		36,051.71	0.00	45,185.00	0.00	107,843.23	12,357.00	0.00	237,352.15	87,563.18
	Oil			Abandonment Date :	05/31/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	33,275.00	bbl/month		Revenue Int :	0.74800000	PW	5.00% :	139,705.00
Abandonment :	27,120.00	bbl/month		Disc. Initial Invest. (M$) :	36,603.111	PW	8.00% :	104,866.90
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	3.39/6.25	PW	9.00% :	95,728.24
Beg Ratio :	0.200	Mcf/bbl		Years to Payout :	4.21	PW	12.00% :	73,678.02
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	82.97	PW	15.00% :	57,590.70
						PW	20.00% :	39,278.47

Annex D-32

Date : 07/12/2023 10:23:43AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Undeveloped Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	41.33	8.27	0.00	30.92	5.51	0.00	65.73	2.73	0.00	2,047.21
2023	58.75	11.75	0.00	43.95	7.83	0.00	65.73	2.73	0.00	2,909.87
2024	173.14	34.63	0.00	129.51	23.08	0.00	65.73	2.73	0.00	8,575.62
2025	366.49	73.30	0.00	274.14	48.85	0.00	65.73	2.73	0.00	18,152.18
2026	426.73	85.35	0.00	319.20	56.88	0.00	65.73	2.73	0.00	21,135.89
2027	433.47	86.69	0.00	324.24	57.78	0.00	65.73	2.73	0.00	21,469.62
2028	428.37	85.67	0.00	320.42	57.10	0.00	65.73	2.73	0.00	21,217.07
2029	415.36	83.07	0.00	310.69	55.36	0.00	65.73	2.73	0.00	20,572.49
2030	397.44	79.49	0.00	297.29	52.98	0.00	65.73	2.73	0.00	19,685.22
2031	376.11	75.22	0.00	281.33	50.13	0.00	65.73	2.73	0.00	18,628.55
2032	351.79	70.36	0.00	263.14	46.89	0.00	65.73	2.73	0.00	17,423.99
2033	326.06	65.21	0.00	243.89	43.46	0.00	65.73	2.73	0.00	16,149.55
2034	299.43	59.89	0.00	223.98	39.91	0.00	65.73	2.73	0.00	14,830.82
2035	271.48	54.30	0.00	203.07	36.19	0.00	65.73	2.73	0.00	13,446.32
2036	242.44	48.49	0.00	181.34	32.32	0.00	65.73	2.73	0.00	12,007.92
Rem	942.42	188.49	0.00	704.93	125.62	0.00	65.73	2.73	0.00	46,677.90
Total	5,550.82	1,110.17	0.00	4,152.01	739.89	0.00	65.73	2.73	0.00	274,930.21
Ult	5,550.82	1,110.17	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	0.00	168.20	0.00	0.00	0.00	0.00	0.00	0.00	1,879.01	1,788.34
2023	0.00	239.08	0.00	0.00	0.00	0.00	0.00	0.00	2,670.79	4,085.33
2024	23.00	704.59	0.00	28,840.00	0.00	473.04	93.60	0.00	-21,535.61	-12,902.86
2025	43.00	1,491.42	0.00	22,231.00	0.00	1,461.17	247.80	0.00	-7,279.21	-18,330.41
2026	43.00	1,736.56	0.00	0.00	0.00	1,808.06	270.00	0.00	17,321.27	-7,046.89
2027	43.00	1,763.98	0.00	0.00	0.00	1,808.06	270.00	0.00	17,627.57	3,395.41
2028	43.00	1,743.23	0.00	0.00	0.00	1,808.06	270.00	0.00	17,395.77	12,763.80
2029	43.00	1,690.27	0.00	0.00	0.00	1,808.06	270.00	0.00	16,804.15	20,992.38
2030	43.00	1,617.37	0.00	0.00	0.00	1,808.06	270.00	0.00	15,989.78	28,111.57
2031	43.00	1,530.56	0.00	0.00	0.00	1,808.06	270.00	0.00	15,019.93	34,192.06
2032	43.00	1,431.59	0.00	0.00	0.00	1,808.06	270.00	0.00	13,914.34	39,312.55
2033	43.00	1,326.88	0.00	0.00	0.00	1,808.06	270.00	0.00	12,744.61	43,576.72
2034	43.00	1,218.53	0.00	0.00	0.00	1,808.06	270.00	0.00	11,534.22	47,085.71
2035	43.00	1,104.77	0.00	0.00	0.00	1,808.06	270.00	0.00	10,263.48	49,924.87
2036	43.00	986.59	0.00	0.00	0.00	1,808.06	270.00	0.00	8,943.27	52,173.94
Rem.		3,835.14	0.00	0.00	0.00	13,400.53	2,002.50	0.00	27,439.73	5,331.94
Total		22,588.77	0.00	51,071.00	0.00	35,223.44	5,313.90	0.00	160,733.11	57,505.88
		Present Worth Profile (M$)
		PW	5.00% :	94,146.78
Disc. Initial Invest. (M$) :	38,802.680	PW	8.00% :	69,744.97
ROInvestment (disc/undisc) :	2.48/4.15	PW	9.00% :	63,289.79
Years to Payout :	5.39	PW	12.00% :	47,641.74
Internal ROR (%) :	58.06	PW	15.00% :	36,193.99
		PW	20.00% :	23,226.14

Annex D-33

Date : 07/12/2023 10:23:43AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Undeveloped Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00	SEVEN RIVERS Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	41.33	8.27	0.00	30.92	5.51	0.00	65.73	2.73	0.00	2,047.21
2023	58.75	11.75	0.00	43.95	7.83	0.00	65.73	2.73	0.00	2,909.87
2024	173.14	34.63	0.00	129.51	23.08	0.00	65.73	2.73	0.00	8,575.62
2025	366.49	73.30	0.00	274.14	48.85	0.00	65.73	2.73	0.00	18,152.18
2026	426.73	85.35	0.00	319.20	56.88	0.00	65.73	2.73	0.00	21,135.89
2027	433.47	86.69	0.00	324.24	57.78	0.00	65.73	2.73	0.00	21,469.62
2028	428.37	85.67	0.00	320.42	57.10	0.00	65.73	2.73	0.00	21,217.07
2029	415.36	83.07	0.00	310.69	55.36	0.00	65.73	2.73	0.00	20,572.49
2030	397.44	79.49	0.00	297.29	52.98	0.00	65.73	2.73	0.00	19,685.22
2031	376.11	75.22	0.00	281.33	50.13	0.00	65.73	2.73	0.00	18,628.55
2032	351.79	70.36	0.00	263.14	46.89	0.00	65.73	2.73	0.00	17,423.99
2033	326.06	65.21	0.00	243.89	43.46	0.00	65.73	2.73	0.00	16,149.55
2034	299.43	59.89	0.00	223.98	39.91	0.00	65.73	2.73	0.00	14,830.82
2035	271.48	54.30	0.00	203.07	36.19	0.00	65.73	2.73	0.00	13,446.32
2036	242.44	48.49	0.00	181.34	32.32	0.00	65.73	2.73	0.00	12,007.92
Rem	942.42	188.49	0.00	704.93	125.62	0.00	65.73	2.73	0.00	46,677.90
Total	5,550.82	1,110.17	0.00	4,152.01	739.89	0.00	65.73	2.73	0.00	274,930.21
Ult	5,550.82	1,110.17	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	0.00	168.20	0.00	0.00	0.00	0.00	0.00	0.00	1,879.01	1,788.34
2023	0.00	239.08	0.00	0.00	0.00	0.00	0.00	0.00	2,670.79	4,085.33
2024	23.00	704.59	0.00	28,840.00	0.00	473.04	93.60	0.00	-21,535.61	-12,902.86
2025	43.00	1,491.42	0.00	22,231.00	0.00	1,461.17	247.80	0.00	-7,279.21	-18,330.41
2026	43.00	1,736.56	0.00	0.00	0.00	1,808.06	270.00	0.00	17,321.27	-7,046.89
2027	43.00	1,763.98	0.00	0.00	0.00	1,808.06	270.00	0.00	17,627.57	3,395.41
2028	43.00	1,743.23	0.00	0.00	0.00	1,808.06	270.00	0.00	17,395.77	12,763.80
2029	43.00	1,690.27	0.00	0.00	0.00	1,808.06	270.00	0.00	16,804.15	20,992.38
2030	43.00	1,617.37	0.00	0.00	0.00	1,808.06	270.00	0.00	15,989.78	28,111.57
2031	43.00	1,530.56	0.00	0.00	0.00	1,808.06	270.00	0.00	15,019.93	34,192.06
2032	43.00	1,431.59	0.00	0.00	0.00	1,808.06	270.00	0.00	13,914.34	39,312.55
2033	43.00	1,326.88	0.00	0.00	0.00	1,808.06	270.00	0.00	12,744.61	43,576.72
2034	43.00	1,218.53	0.00	0.00	0.00	1,808.06	270.00	0.00	11,534.22	47,085.71
2035	43.00	1,104.77	0.00	0.00	0.00	1,808.06	270.00	0.00	10,263.48	49,924.87
2036	43.00	986.59	0.00	0.00	0.00	1,808.06	270.00	0.00	8,943.27	52,173.94
Rem.		3,835.14	0.00	0.00	0.00	13,400.53	2,002.50	0.00	27,439.73	5,331.94
Total		22,588.77	0.00	51,071.00	0.00	35,223.44	5,313.90	0.00	160,733.11	57,505.88
		Present Worth Profile (M$)
		PW	5.00% :	94,146.78
Disc. Initial Invest. (M$) :	38,802.680	PW	8.00% :	69,744.97
ROInvestment (disc/undisc) :	2.48/4.15	PW	9.00% :	63,289.79
Years to Payout :	5.39	PW	12.00% :	47,641.74
Internal ROR (%) :	58.06	PW	15.00% :	36,193.99
		PW	20.00% :	23,226.14
Annex D-34

Date : 07/12/2023 10:23:43AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Seven Rivers WF PDP+PDNP+PUD (Incr)
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Undeveloped
Case Type :	INCREMENTAL CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	0.00		Co., State :	Eddy, NM
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	41.33	8.27	0.00	30.92	5.51	0.00	65.73	2.73	0.00	2,047.21
2023	58.75	11.75	0.00	43.95	7.83	0.00	65.73	2.73	0.00	2,909.87
2024	173.14	34.63	0.00	129.51	23.08	0.00	65.73	2.73	0.00	8,575.62
2025	366.49	73.30	0.00	274.14	48.85	0.00	65.73	2.73	0.00	18,152.18
2026	426.73	85.35	0.00	319.20	56.88	0.00	65.73	2.73	0.00	21,135.89
2027	433.47	86.69	0.00	324.24	57.78	0.00	65.73	2.73	0.00	21,469.62
2028	428.37	85.67	0.00	320.42	57.10	0.00	65.73	2.73	0.00	21,217.07
2029	415.36	83.07	0.00	310.69	55.36	0.00	65.73	2.73	0.00	20,572.49
2030	397.44	79.49	0.00	297.29	52.98	0.00	65.73	2.73	0.00	19,685.22
2031	376.11	75.22	0.00	281.33	50.13	0.00	65.73	2.73	0.00	18,628.55
2032	351.79	70.36	0.00	263.14	46.89	0.00	65.73	2.73	0.00	17,423.99
2033	326.06	65.21	0.00	243.89	43.46	0.00	65.73	2.73	0.00	16,149.55
2034	299.43	59.89	0.00	223.98	39.91	0.00	65.73	2.73	0.00	14,830.82
2035	271.48	54.30	0.00	203.07	36.19	0.00	65.73	2.73	0.00	13,446.32
2036	242.44	48.49	0.00	181.34	32.32	0.00	65.73	2.73	0.00	12,007.92
Rem	942.42	188.49	0.00	704.93	125.62	0.00	65.73	2.73	0.00	46,677.90
Total	5,550.82	1,110.17	0.00	4,152.01	739.89	0.00	65.73	2.73	0.00	274,930.21
Ult	5,550.82	1,110.17	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	0.00	168.20	0.00	0.00	0.00	0.00	0.00	0.00	1,879.01	1,788.34
2023	0.00	239.08	0.00	0.00	0.00	0.00	0.00	0.00	2,670.79	4,085.33
2024	23.00	704.59	0.00	28,840.00	0.00	473.04	93.60	0.00	-21,535.61	-12,902.86
2025	43.00	1,491.42	0.00	22,231.00	0.00	1,461.17	247.80	0.00	-7,279.21	-18,330.41
2026	43.00	1,736.56	0.00	0.00	0.00	1,808.06	270.00	0.00	17,321.27	-7,046.89
2027	43.00	1,763.98	0.00	0.00	0.00	1,808.06	270.00	0.00	17,627.57	3,395.41
2028	43.00	1,743.23	0.00	0.00	0.00	1,808.06	270.00	0.00	17,395.77	12,763.80
2029	43.00	1,690.27	0.00	0.00	0.00	1,808.06	270.00	0.00	16,804.15	20,992.38
2030	43.00	1,617.37	0.00	0.00	0.00	1,808.06	270.00	0.00	15,989.78	28,111.57
2031	43.00	1,530.56	0.00	0.00	0.00	1,808.06	270.00	0.00	15,019.93	34,192.06
2032	43.00	1,431.59	0.00	0.00	0.00	1,808.06	270.00	0.00	13,914.34	39,312.55
2033	43.00	1,326.88	0.00	0.00	0.00	1,808.06	270.00	0.00	12,744.61	43,576.72
2034	43.00	1,218.53	0.00	0.00	0.00	1,808.06	270.00	0.00	11,534.22	47,085.71
2035	43.00	1,104.77	0.00	0.00	0.00	1,808.06	270.00	0.00	10,263.48	49,924.87
2036	43.00	986.59	0.00	0.00	0.00	1,808.06	270.00	0.00	8,943.27	52,173.94
Rem.		3,835.14	0.00	0.00	0.00	13,400.53	2,002.50	0.00	27,439.73	5,331.94
Total		22,588.77	0.00	51,071.00	0.00	35,223.44	5,313.90	0.00	160,733.11	57,505.88
	Oil			Abandonment Date :	05/31/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	36,010.00	bbl/month		Revenue Int :	0.74800000	PW	5.00% :	94,146.78
Abandonment :	30,529.00	bbl/month		Disc. Initial Invest. (M$) :	38,802.680	PW	8.00% :	69,744.97
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	2.48/4.15	PW	9.00% :	63,289.79
Beg Ratio :	0.200	Mcf/bbl		Years to Payout :	5.39	PW	12.00% :	47,641.74
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	58.06	PW	15.00% :	36,193.99
						PW	20.00% :	23,226.14

Annex D-35

Annex E

Report of William M. Cobb & Associates, Inc. as of December 31, 2022 (LH Operating, LLC)

See below

EVALUATION

OF

CERTAIN OIL AND GAS
PROPERTIES

LOCATED IN

EDDY COUNTY,
NEW MEXICO

PREPARED FOR

POGO RESOURCES, LLC

AS OF

DECEMBER 31, 2022

WILLIAM M. COBB & ASSOCIATES, INC.

Worldwide Petroleum Consultants

WILLIAM M. COBB & ASSOCIATES, INC.
Worldwide Petroleum Consultants

12770 Coit Road, Suite 907	(972) 385-0354
Dallas, Texas	Fax: (972) 788-5165
E-Mail: office@wmcobb.com

June 30, 2023

Mr. Nick Holbrook
Pogo Resources, LLC
4809 Cole Avenue, Suite 106
Dallas, Texas 75205

Subject:  Grayburg-Jackson Field, Eddy County, New Mexico
Reserve and Cash Flow Projections, SEC Guidelines

Dear Mr. Holbrook:

In accordance with your request, William M. Cobb & Associates, Inc. (Cobb & Associates) has estimated the proved reserves and future income as of December 31, 2022, attributable to the working interests of Pogo Resources, LLC (Pogo) in certain oil and gas properties located in the Grayburg-Jackson Field, Eddy County, New Mexico; after taking into account a 10% overriding royalty interest in the properties (the ORRI) which is expected to be conveyed by Pogo prior to the closing of the proposed acquisition of 100% of the outstanding equity interest of Pogo by HNR Acquisition Corporation (HNRA). The Pogo properties have historically produced from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs in descending depth order. The focus of this report is to capture reserves attributable to both the historical (“legacy”) SR-Q-G-SA completions and the recent Pogo implementation and expansion of the Seven Rivers (SR) waterflood. This report was initially completed on February 8, 2023; revisions to the wording were made on March 23, 2023; and this report was further modified on April 25, 2023, to take into account the ORRI.

Table 1 summarizes our estimate of the proved oil and gas reserves for all planned development and the pre-federal income tax value undiscounted and discounted at ten percent. Values shown are determined utilizing the December 31, 2022, SEC Commodity Price Forecast. The discounted present worth of future income values shown below in Table 1 are not intended to necessarily represent an estimate of fair market value.

TABLE 1

POGO RESOURCES, LLC — NET RESERVES AND VALUE — PRO FORMA FOR THE ORRI
AS OF DECEMBER 31, 2022

	Net Reserves		Future Net Pre-Tax Cash Flow
Reserve Category	Oil (MBBL)	Gas (MMCF)	Undiscounted (M$)	Discounted at 10% (M$)
Legacy SR-Q-G-SA PDP	803.91	601.20	36,338.64	23,623.96
SR Waterflood PDP	4,538.28	1,229.72	289,509.86	152,732.56
TOTAL PDP	5,342.20	1,830.91	325,848.51	176,356.52
SR Waterflood PNP	6,133.58	1,319.15	370,847.75	153,042.76
SR Waterflood PUD	4,025.58	881.68	256,475.73	104,488.55
TOTAL PROVED	15,501.35	4,031.74	953,171.99	433,887.84

Annex E-1

Mr. Nick Holbrook
June 30, 2023
Page 2 – Grayburg-Jackson Reserves, SEC Guidelines

Oil volumes are expressed in thousands of stock tank barrels (MBBL). A stock tank barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of standard cubic feet (MMCF).

According to Pogo, the reserves evaluated in this report also constitute 100% of Pogo’s reserves. For this report, the ORRI has been excluded to reflect the remaining interest being acquired by the HNRA at closing of the acquisition of Pogo. This report, which was prepared for HNRA’s use in filing with the SEC and will be filed with HNRA’s proxy statement (the “Proxy Statement”), covers 100 percent of the total company present value discounted at ten percent (PV10) presented in the Proxy Statement. All assumptions, data, methods, and procedures considered necessary and appropriate were used to prepare this report.

DISCUSSION

Pogo’s leasehold covers approximately 13,700 acres in the Grayburg-Jackson Field. Historical production has been from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs ranging in depth from 1,500 to 4,000 feet. The production forecast for the historical SR-Q-G-SA completions is the basis for row one in Table 1. Recent and ongoing focus on the Seven Rivers waterflood implementation by Pogo is reflected as SR Waterflood in rows 2 — 4 in Table 1. Although the Seven Rivers interval is behind-pipe in many future Seven Rivers producers or injectors, a material number of planned producers and injectors will require new drill wellbores. The 158 development patterns have been categorized according to the producer status with 115 patterns being Proved Developed Non-Producing (PDNP) and 43 patterns being Proved Undeveloped (PUD).

In 2019 Pogo began an expansion of the existing Seven Rivers waterflood under several sections in the southern portion of the Pogo properties which had been economically successful and served as the analogy for the reserves estimated in this report. Evaluation of these economically successful patterns within the Pogo property yielded a median (P50) expectation of 32,545 barrels (Bbls) of oil for a typical Seven Rivers 40-acre well spacing primary recovery completion. Furthermore, the evaluation yielded a median expectation of 85,348 Bbls of oil for a typical Seven Rivers 20-acre well spacing waterflood recovery (primary + secondary) recovery completion. The difference between these two median recoveries yields a typical secondary oil recovery of 52,803 Bbls.

Net Pay and Pore Volume (Net Pay * Porosity) maps were generated for the Seven Rivers intervals included as waterflood reserves in this report: B1, B2, B3, B4, B5, B6, and C. The sum of the Pore Volume from these seven intervals constitutes the Total Pore Volume forming the volumetric basis for the Seven Rivers waterflood reserves. A total of 314 patterns with discretely estimated Pore Volume were evaluated. Only the 253 patterns under Pogo leases with less than 43,000 Bbls of cumulative oil production were used to distribute reserves in this report.

A pattern simulation model was used to forecast future recovery from the 253 Pogo Seven Rivers patterns. The simulation model is comprised of seven layers to represent the seven intervals of the Seven Rivers Pore Volume maps. Average thickness and porosity values from the seven intervals were used in the simulation models. As of this report date, 95 patterns were producing and 158 remained for future development. Of the remaining 158 patterns, 115 are categorized as PNP and 43 are categorized as PUD. Primary and secondary recovery cases were run to establish production forecast rates then used to distribute production expectations to each of the 253 Seven Rivers patterns. The individual Pore Volume of each pattern served as the key element for scaling the production forecast for each specific pattern. The oil volumes from this forecast are the basis for the Seven Rivers waterflood PDP reserves. The oil projection for these 253 patterns is the production forecast for the total Proved (PDP+PDNP+PUD) reserves for the Seven Rivers waterflood implementation.

OIL AND GAS PRICING

Projections of future oil and gas reserves contained in this report utilize the December 31, 2022, SEC Commodity Price Forecast. The SEC price is the arithmetic average of the “first-day-of-the-month” WTI Spot pricing for oil prices and Henry Hub prices for natural gas for the preceding 12-month period ending December 31, 2022. These prices were calculated to be $93.67 per barrel of oil and $6.358 per MMBTU of gas. After applying appropriate differentials for each lease, the weighted average realized product prices for 2023 were estimated to be $94.53 per barrel of oil and $4.14 per MCF of gas, resulting in average 2023 differentials of positive $0.86 per barrel and negative $2.218 per MCF. Product prices and differentials were not escalated for this report.

Annex E-2

Mr. Nick Holbrook
June 30, 2023
Page 3 – Grayburg-Jackson Reserves, SEC Guidelines

OPERATING COSTS

Pogo provided historical lease operating expense (LOE) data through November 2022 for each lease. Based upon our analysis of that data, a fixed monthly operating cost was applied for each legacy lease. The Seven Rivers PDP waterflood case was assigned a monthly per pattern fixed monthly operating cost of $416,226 based on the provided data. The PNP and PUD cases were assigned a fixed monthly operating cost of $4,381 per new producer. The costs were held constant for the report. There were no variable costs scheduled. The cashflow model for this report was prepared using PHDWin software which classifies variable costs as “other costs” in the standard report regardless of any “other costs” being utilized in the actual analysis.

CAPITAL COSTS

Capital costs and timing were provided by Pogo. This prospect will be developed using a combination of recompletions and new drill wells. The development cost to complete the remaining patterns is $94,156,000.

RESERVES AND CASH FLOW

Reserve and revenue projections for the proved reserves categories are shown in Table 2 after the signature page of this report. Cash flow is defined as revenue after deduction of state severance tax, ad valorem tax, operating cost, and capital cost. All economic projections are before federal income taxes.

NATURAL GAS FORECAST

The 17 Legacy leases have a total producing GOR of about 1125 scf/STB (1.125 MCF/BO) as of January 2023. Our cash flow run for these same leases shows a GOR of 1.18 MCF/BO in year 2023. We consider this to be very reasonable agreement.

Our waterflood prediction for the 95 PDP Seven Rivers waterflood patterns water injection starts at virgin conditions with virgin reservoir pressure. As such, the producing GOR would be equivalent to the solution GOR, which is 200 scf/STB. However, current producing GOR for the Seven Rivers waterflood patterns is approximately 1000 scf/STB and declining. We have projected GOR to decline from the current value to the solution GOR value of 200 scf/STB over a period of approximately nine years.

PROPERTY ABANDONMENT

As requested, abandonment costs have not been included in our estimates of future net revenue. Although no abandonment costs have been scheduled for the subject properties, it is worth noting the expected long producing life of the Reserves evaluated in this report. The Seven Rivers Reserves categories are estimated to become uneconomical by approximately October 2044. However, some of the currently producing legacy (SR-Q-G-SA) patterns do not become uneconomic until April 2060. Given the long producing life of the properties, the present value of any abandonment costs would be minimal. In addition, any future abandonment costs will be largely, or totally, offset by the salvage value of the wellbore tubulars and surface equipment.

PROFESSIONAL GUIDELINES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years, from known reservoirs under expected economic and operating conditions. Reserves are considered proved if economic productivity is supported by either actual production or conclusive formation tests.

Probable reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than proved reserves, but more certain to be recovered than possible reserves. Possible reserves are those additional reserves which analysis of geoscience and engineering data suggest are less likely to be recoverable than probable reserves.

Annex E-3

Mr. Nick Holbrook
June 30, 2023
Page 4 – Grayburg-Jackson Reserves, SEC Guidelines

The reserve estimates shown in this report are those estimated to be recoverable in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X and the guidelines specified in Item 1202 (a)(8) of Regulation S-K of the U.S. Securities and Exchange Commission (SEC), and conforms to the FASB Accounting Standards Codification Topic 932, Extractive Industries — Oil and Gas, except that future income taxes are excluded and, as requested, abandonment costs have not been included in our estimates of future net income. The definitions for oil and gas reserves in accordance with SEC Regulation S-X are set forth in this report.

No current or impending regulations are known to restrict Pogo’s ability to recover the estimated reserves. No attempt was made to assess the possible effects of unknowable governmental regulations on the ability of Pogo to recover the reserves estimated in this report.

The reserves included in this report are estimates only and should not be construed as being exact quantities. Governmental policies, uncertainties of supply and demand, the prices actually received for the reserves, and the costs incurred in recovering such reserves, may vary from the price and cost assumptions in this report. Estimated reserves using price escalations may vary from values obtained using constant price scenarios. In any case, estimates of reserves, resources, and revenues may increase or decrease as a result of future operations.

Cobb & Associates has not examined titles to the appraised properties nor has the actual degree of interest owned been independently confirmed. The data used in this evaluation were obtained from Pogo Resources, LLC and the non-confidential files of Cobb & Associates and were considered accurate.

We have not made a field examination of the Pogo properties, therefore, operating ability and condition of the production equipment have not been considered. Also, environmental liabilities, if any, caused by Pogo or any other operator have not been considered, nor has the cost to restore the property to acceptable conditions, as may be required by regulation, been taken into account.

In evaluating available information concerning this appraisal, Cobb & Associates has excluded from its consideration all matters as to which legal or accounting interpretation, rather than geological or engineering, may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data, and conclusions necessarily represent only informed professional judgments.

William M. Cobb & Associates, Inc. is an independent consulting firm founded in 1983. Its compensation is not contingent on the results obtained or reported. This report was prepared by associates of the firm who are licensed professional engineers and geologists with over 40 years of experience in the estimation, assessment, and evaluation of oil and gas reserves.

Annex E-4

Mr. Nick Holbrook
June 30, 2023
Page 5 – Grayburg-Jackson Reserves, SEC Guidelines

This section intentionally left blank.

Annex E-5

Mr. Nick Holbrook
June 30, 2023
Page 6 – Grayburg-Jackson Reserves, SEC Guidelines

DLB/arr

Attachments

M/Pogo/Grayburg-Jackson Reserves – 221231_SEC – Revised-230630

Annex E-6

Pogo Resources, Llc

Reserves for

Grayburg-Jackson Properties

TABLE 2

Economic Summary Projection

William M. Cobb & Associates, Inc.

as of
December 31, 2022

Annex E-7

Date : 04/25/2023 1:36:53PM		ECONOMIC SUMMARY PROJECTION	Total
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023
Partner :	HNRA	Discount Rate (%) : 10.00
Case Type :	GRAND TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	34,477.57
Cum Gas (MMcf) :	23,002.88
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	595.68	472.21	0.00	443.06	313.47	0.00	94.53	4.14	0.00	43,180.18
2024	931.84	518.68	0.00	694.82	344.70	0.00	94.53	4.14	0.00	67,107.84
2025	1,330.29	582.85	0.00	993.10	387.65	0.00	94.53	4.14	0.00	95,482.48
2026	1,423.97	528.91	0.00	1,063.37	351.84	0.00	94.53	4.14	0.00	101,977.09
2027	1,422.90	464.35	0.00	1,062.74	308.92	0.00	94.53	4.14	0.00	101,739.80
2028	1,397.82	410.12	0.00	1,044.11	272.85	0.00	94.53	4.14	0.00	99,829.46
2029	1,356.28	363.51	0.00	1,013.15	241.86	0.00	94.53	4.14	0.00	96,774.03
2030	1,304.12	322.49	0.00	974.32	214.61	0.00	94.53	4.14	0.00	92,990.85
2031	1,246.88	289.71	0.00	931.59	192.81	0.00	94.53	4.14	0.00	88,861.36
2032	1,182.43	271.56	0.00	883.45	180.74	0.00	94.53	4.14	0.00	84,260.40
2033	1,113.73	255.16	0.00	832.12	169.84	0.00	94.53	4.14	0.00	79,363.10
2034	1,036.80	228.65	0.00	774.59	151.97	0.00	94.53	4.14	0.00	73,850.71
2035	959.08	210.60	0.00	716.52	139.95	0.00	94.53	4.14	0.00	68,312.20
2036	883.63	193.28	0.00	660.20	128.51	0.00	94.53	4.14	0.00	62,940.70
2037	807.73	176.69	0.00	603.47	117.48	0.00	94.53	4.14	0.00	57,532.73
Rem	3,766.95	773.09	0.00	2,810.75	514.52	0.00	94.53	4.14	0.00	267,830.26
Total	20,760.11	6,061.85	0.00	15,501.35	4,031.74	0.00	94.53	4.14	0.00	1,482,033.22
Ult	55,237.68	29,064.73	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	292.00	3,569.68	0.00	15,685.00	7,106.86	683.44	0.00	0.00	16,135.21	15,431.09
2024	359.00	5,554.25	0.00	46,135.00	7,106.86	3,715.09	0.00	0.00	4,596.64	19,305.72
2025	413.00	7,907.39	0.00	32,336.00	7,106.86	7,509.03	0.00	0.00	40,623.20	50,837.18
2026	413.00	8,448.08	0.00	0.00	7,099.46	8,306.38	0.00	0.00	78,123.18	106,822.86
2027	407.00	8,430.34	0.00	0.00	7,063.02	8,306.38	0.00	0.00	77,940.07	157,611.84
2028	407.00	8,273.42	0.00	0.00	7,059.07	8,306.38	0.00	0.00	76,190.59	202,746.04
2029	404.00	8,021.23	0.00	0.00	7,037.85	8,306.38	0.00	0.00	73,408.57	242,283.64
2030	392.00	7,708.47	0.00	0.00	6,850.72	8,306.38	0.00	0.00	70,125.29	276,623.86
2031	389.00	7,366.71	0.00	0.00	6,840.70	8,306.38	0.00	0.00	66,347.57	306,164.85
2032	389.00	6,985.38	0.00	0.00	6,840.70	8,306.38	0.00	0.00	62,127.95	331,310.02
2033	389.00	6,579.40	0.00	0.00	6,840.70	8,306.38	0.00	0.00	57,636.63	352,519.22
2034	389.00	6,122.69	0.00	0.00	6,665.63	8,306.38	0.00	0.00	52,756.01	370,170.91
2035	366.00	5,663.54	0.00	0.00	6,613.03	8,306.38	0.00	0.00	47,729.25	384,690.85
2036	366.00	5,218.23	0.00	0.00	6,532.62	8,306.38	0.00	0.00	42,883.48	396,549.29
2037	354.00	4,769.87	0.00	0.00	6,452.17	8,306.38	0.00	0.00	38,004.32	406,104.95
Rem.		22,206.48	0.00	0.00	41,051.93	56,027.83	0.00	0.00	148,544.01	27,782.88
Total		122,825.17	0.00	94,156.00	144,268.17	167,611.90	0.00	0.00	953,171.99	433,887.84
		Present Worth Profile (M$)
		PW	5.00% :	621,745.84
Disc. Initial Invest. (M$) :	80,662.045	PW	8.00% :	497,496.85
ROInvestment (disc/undisc) :	6.38/11.12	PW	9.00% :	464,091.17
Years to Payout :	2.18	PW	12.00% :	381,617.40
Internal ROR (%) :	>1000	PW	15.00% :	319,256.45
		PW	20.00% :	244,893.93

Annex E-8

Date : 04/25/2023 1:36:53PM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Proved Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	34,477.57
Cum Gas (MMcf) :	23,002.88
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	511.11	421.82	0.00	379.81	279.89	0.00	94.53	4.14	0.00	37,061.83
2024	505.20	316.47	0.00	375.68	209.93	0.00	94.53	4.14	0.00	36,382.32
2025	493.12	259.24	0.00	366.90	171.98	0.00	94.53	4.14	0.00	35,395.15
2026	478.02	220.71	0.00	355.80	146.44	0.00	94.53	4.14	0.00	34,240.19
2027	461.07	192.06	0.00	343.29	127.44	0.00	94.53	4.14	0.00	32,978.90
2028	442.78	169.36	0.00	329.74	112.40	0.00	94.53	4.14	0.00	31,635.92
2029	422.86	150.36	0.00	314.95	99.80	0.00	94.53	4.14	0.00	30,185.56
2030	401.37	133.37	0.00	299.07	88.57	0.00	94.53	4.14	0.00	28,637.46
2031	381.80	119.97	0.00	284.51	79.69	0.00	94.53	4.14	0.00	27,224.53
2032	360.75	108.35	0.00	268.83	71.97	0.00	94.53	4.14	0.00	25,709.98
2033	338.04	100.02	0.00	251.90	66.45	0.00	94.53	4.14	0.00	24,087.47
2034	309.96	83.28	0.00	230.91	55.09	0.00	94.53	4.14	0.00	22,056.20
2035	284.52	75.68	0.00	211.95	50.03	0.00	94.53	4.14	0.00	20,242.68
2036	264.42	69.44	0.00	197.04	45.98	0.00	94.53	4.14	0.00	18,816.15
2037	247.92	64.73	0.00	184.74	42.86	0.00	94.53	4.14	0.00	17,640.75
Rem	1,275.40	274.77	0.00	947.08	182.41	0.00	94.53	4.14	0.00	90,282.13
Total	7,178.35	2,759.62	0.00	5,342.20	1,830.91	0.00	94.53	4.14	0.00	512,577.21
Ult	41,655.91	25,762.51	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	256.00	3,063.39	0.00	0.00	7,106.86	0.00	0.00	0.00	26,891.58	25,656.40
2024	256.00	3,010.17	0.00	0.00	7,106.86	0.00	0.00	0.00	26,265.29	48,435.66
2025	256.00	2,929.97	0.00	0.00	7,106.86	0.00	0.00	0.00	25,358.33	68,430.95
2026	256.00	2,835.27	0.00	0.00	7,099.46	0.00	0.00	0.00	24,305.46	85,855.81
2027	250.00	2,731.45	0.00	0.00	7,063.02	0.00	0.00	0.00	23,184.44	100,967.60
2028	250.00	2,620.66	0.00	0.00	7,059.07	0.00	0.00	0.00	21,956.18	113,976.86
2029	247.00	2,500.86	0.00	0.00	7,037.85	0.00	0.00	0.00	20,646.85	125,098.56
2030	235.00	2,372.88	0.00	0.00	6,850.72	0.00	0.00	0.00	19,413.87	134,606.26
2031	232.00	2,256.01	0.00	0.00	6,840.70	0.00	0.00	0.00	18,127.82	142,678.24
2032	232.00	2,130.65	0.00	0.00	6,840.70	0.00	0.00	0.00	16,738.63	149,453.58
2033	232.00	1,996.23	0.00	0.00	6,840.70	0.00	0.00	0.00	15,250.54	155,066.34
2034	232.00	1,828.16	0.00	0.00	6,665.63	0.00	0.00	0.00	13,562.41	159,605.22
2035	209.00	1,677.86	0.00	0.00	6,613.03	0.00	0.00	0.00	11,951.78	163,241.59
2036	209.00	1,559.65	0.00	0.00	6,532.62	0.00	0.00	0.00	10,723.88	166,206.62
2037	197.00	1,462.23	0.00	0.00	6,452.17	0.00	0.00	0.00	9,726.35	168,651.52
Rem.		7,485.11	0.00	0.00	41,051.93	0.00	0.00	0.00	41,745.08	7,705.00
Total		42,460.53	0.00	0.00	144,268.17	0.00	0.00	0.00	325,848.51	176,356.52
		Present Worth Profile (M$)
		PW	5.00% :	231,283.43
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	195,136.15
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	185,302.47
Years to Payout :	0.00	PW	12.00% :	160,725.39
Internal ROR (%) :	0.00	PW	15.00% :	141,755.85
		PW	20.00% :	118,464.29
Annex E-9

Date : 04/25/2023 1:36:53PM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Proved Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00	LEGACY Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	33,765.60
Cum Gas (MMcf) :	22,102.57
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	122.35	115.73	0.00	89.02	75.89	0.00	94.53	4.14	0.00	8,728.80
2024	107.73	100.79	0.00	78.38	66.19	0.00	94.53	4.14	0.00	7,682.86
2025	95.29	88.58	0.00	69.32	58.24	0.00	94.53	4.14	0.00	6,794.38
2026	85.17	78.95	0.00	61.95	51.96	0.00	94.53	4.14	0.00	6,071.48
2027	76.28	70.98	0.00	55.47	46.75	0.00	94.53	4.14	0.00	5,437.18
2028	69.27	64.44	0.00	50.35	42.47	0.00	94.53	4.14	0.00	4,935.78
2029	62.50	58.49	0.00	45.40	38.57	0.00	94.53	4.14	0.00	4,451.38
2030	54.83	52.19	0.00	39.85	34.47	0.00	94.53	4.14	0.00	3,909.68
2031	50.42	47.95	0.00	36.64	31.68	0.00	94.53	4.14	0.00	3,594.38
2032	46.79	44.43	0.00	33.98	29.37	0.00	94.53	4.14	0.00	3,333.93
2033	43.32	41.08	0.00	31.45	27.16	0.00	94.53	4.14	0.00	3,085.86
2034	38.49	28.99	0.00	27.85	18.91	0.00	94.53	4.14	0.00	2,710.76
2035	35.31	25.84	0.00	25.54	16.81	0.00	94.53	4.14	0.00	2,483.63
2036	32.05	22.96	0.00	23.22	15.00	0.00	94.53	4.14	0.00	2,257.34
2037	28.97	20.94	0.00	20.96	13.68	0.00	94.53	4.14	0.00	2,038.04
Rem	162.37	52.17	0.00	114.53	34.05	0.00	94.53	4.14	0.00	10,967.21
Total	1,111.12	914.50	0.00	803.91	601.20	0.00	94.53	4.14	0.00	78,482.69
Ult	34,876.73	23,017.07	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	255.00	721.03	0.00	0.00	2,112.14	0.00	0.00	0.00	5,895.62	5,630.87
2024	255.00	634.66	0.00	0.00	2,112.14	0.00	0.00	0.00	4,936.06	9,916.30
2025	255.00	561.28	0.00	0.00	2,112.14	0.00	0.00	0.00	4,120.96	13,168.32
2026	255.00	501.57	0.00	0.00	2,104.75	0.00	0.00	0.00	3,465.17	15,654.30
2027	249.00	449.16	0.00	0.00	2,068.31	0.00	0.00	0.00	2,919.72	17,558.64
2028	249.00	407.74	0.00	0.00	2,064.36	0.00	0.00	0.00	2,463.68	19,019.52
2029	246.00	367.71	0.00	0.00	2,043.14	0.00	0.00	0.00	2,040.53	20,119.29
2030	234.00	322.93	0.00	0.00	1,856.00	0.00	0.00	0.00	1,730.74	20,967.27
2031	231.00	296.89	0.00	0.00	1,845.98	0.00	0.00	0.00	1,451.51	21,613.86
2032	231.00	275.38	0.00	0.00	1,845.98	0.00	0.00	0.00	1,212.57	22,104.96
2033	231.00	254.89	0.00	0.00	1,845.98	0.00	0.00	0.00	984.99	22,467.57
2034	231.00	224.13	0.00	0.00	1,670.92	0.00	0.00	0.00	815.71	22,740.54
2035	208.00	205.38	0.00	0.00	1,618.32	0.00	0.00	0.00	659.93	22,941.36
2036	208.00	186.68	0.00	0.00	1,537.90	0.00	0.00	0.00	532.76	23,088.76
2037	196.00	168.53	0.00	0.00	1,457.46	0.00	0.00	0.00	412.05	23,192.36
Rem.		908.73	0.00	0.00	7,361.81	0.00	0.00	0.00	2,696.67	431.61
Total		6,486.69	0.00	0.00	35,657.36	0.00	0.00	0.00	36,338.64	23,623.96
		Present Worth Profile (M$)
		PW	5.00% :	28,499.47
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	25,333.63
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	24,445.02
Years to Payout :	0.00	PW	12.00% :	22,155.84
Internal ROR (%) :	0.00	PW	15.00% :	20,304.97
		PW	20.00% :	17,897.91

Annex E-10

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	CA Russell Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,070.91		Co., State :	Eddy, NM
Cum Gas (MMcf) :	521.06
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	2.24	0.00	0.00	1.57	0.00	0.00	94.53	0.00	0.00	148.05
2024	1.88	0.00	0.00	1.32	0.00	0.00	94.53	0.00	0.00	124.31
2025	1.59	0.00	0.00	1.11	0.00	0.00	94.53	0.00	0.00	105.33
2026	1.37	0.00	0.00	0.96	0.00	0.00	94.53	0.00	0.00	90.61
2027	1.19	0.00	0.00	0.83	0.00	0.00	94.53	0.00	0.00	78.78
2028	1.05	0.00	0.00	0.73	0.00	0.00	94.53	0.00	0.00	69.30
2029	0.92	0.00	0.00	0.65	0.00	0.00	94.53	0.00	0.00	61.12
2030	0.82	0.00	0.00	0.58	0.00	0.00	94.53	0.00	0.00	54.44
2031	0.74	0.00	0.00	0.52	0.00	0.00	94.53	0.00	0.00	48.81
2032	0.67	0.00	0.00	0.47	0.00	0.00	94.53	0.00	0.00	44.12
2033	0.60	0.00	0.00	0.42	0.00	0.00	94.53	0.00	0.00	39.86
2034	0.47	0.00	0.00	0.33	0.00	0.00	94.53	0.00	0.00	31.03
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	13.54	0.00	0.00	9.48	0.00	0.00	94.53	0.00	0.00	895.76
Ult	1,084.44	521.06	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	4.00	12.29	0.00	0.00	36.88	0.00	0.00	0.00	98.88	94.50
2024	4.00	10.32	0.00	0.00	36.88	0.00	0.00	0.00	77.12	161.49
2025	4.00	8.74	0.00	0.00	36.88	0.00	0.00	0.00	59.71	208.63
2026	4.00	7.52	0.00	0.00	36.88	0.00	0.00	0.00	46.21	241.81
2027	4.00	6.54	0.00	0.00	36.88	0.00	0.00	0.00	35.36	264.89
2028	4.00	5.75	0.00	0.00	36.88	0.00	0.00	0.00	26.67	280.72
2029	4.00	5.07	0.00	0.00	36.88	0.00	0.00	0.00	19.17	291.06
2030	4.00	4.52	0.00	0.00	36.88	0.00	0.00	0.00	13.05	297.47
2031	4.00	4.05	0.00	0.00	36.88	0.00	0.00	0.00	7.88	300.99
2032	4.00	3.66	0.00	0.00	36.88	0.00	0.00	0.00	3.58	302.45
2033	4.00	3.31	0.00	0.00	36.88	0.00	0.00	0.00	-0.32	302.34
2034	4.00	2.58	0.00	0.00	30.96	0.00	0.00	0.00	-2.50	301.50
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		74.35	0.00	0.00	436.59	0.00	0.00	0.00	384.82	301.50
	Oil			Abandonment Date :	11/06/2034
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	204.56	bbl/month		Revenue Int :	0.70000000	PW	5.00% :	338.00
Abandonment :	44.28	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	315.07
Initial Decline :	17.64	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	308.13
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	289.11
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	272.46
						PW	20.00% :	248.93

Annex E-11

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Fren Oil Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	628.87		Co., State :	Eddy, NM
Cum Gas (MMcf) :	373.21
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	1.93	0.25	0.00	1.49	0.17	0.00	94.53	4.14	0.00	141.80
2024	1.77	0.24	0.00	1.37	0.17	0.00	94.53	4.14	0.00	130.50
2025	1.63	0.23	0.00	1.26	0.16	0.00	94.53	4.14	0.00	119.86
2026	1.50	0.22	0.00	1.17	0.15	0.00	94.53	4.14	0.00	110.77
2027	1.39	0.21	0.00	1.08	0.15	0.00	94.53	4.14	0.00	102.68
2028	1.30	0.20	0.00	1.01	0.14	0.00	94.53	4.14	0.00	95.69
2029	1.21	0.20	0.00	0.93	0.14	0.00	94.53	4.14	0.00	88.92
2030	1.13	0.19	0.00	0.87	0.13	0.00	94.53	4.14	0.00	83.07
2031	1.05	0.18	0.00	0.82	0.12	0.00	94.53	4.14	0.00	77.78
2032	0.99	0.17	0.00	0.77	0.12	0.00	94.53	4.14	0.00	73.17
2033	0.93	0.17	0.00	0.72	0.12	0.00	94.53	4.14	0.00	68.59
2034	0.88	0.16	0.00	0.68	0.11	0.00	94.53	4.14	0.00	64.60
2035	0.83	0.15	0.00	0.64	0.11	0.00	94.53	4.14	0.00	60.95
2036	0.78	0.15	0.00	0.61	0.10	0.00	94.53	4.14	0.00	57.75
2037	0.31	0.06	0.00	0.24	0.04	0.00	94.53	4.14	0.00	22.61
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	17.62	2.78	0.00	13.65	1.92	0.00	94.53	4.14	0.00	1,298.72
Ult	646.49	376.00	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	3.00	11.76	0.00	0.00	56.78	0.00	0.00	0.00	73.25	69.94
2024	3.00	10.82	0.00	0.00	56.78	0.00	0.00	0.00	62.89	124.53
2025	3.00	9.94	0.00	0.00	56.78	0.00	0.00	0.00	53.14	166.45
2026	3.00	9.19	0.00	0.00	56.78	0.00	0.00	0.00	44.80	198.59
2027	3.00	8.52	0.00	0.00	56.78	0.00	0.00	0.00	37.38	222.97
2028	3.00	7.94	0.00	0.00	56.78	0.00	0.00	0.00	30.97	241.33
2029	3.00	7.37	0.00	0.00	56.78	0.00	0.00	0.00	24.77	254.68
2030	3.00	6.89	0.00	0.00	56.78	0.00	0.00	0.00	19.40	264.19
2031	3.00	6.45	0.00	0.00	56.78	0.00	0.00	0.00	14.54	270.67
2032	3.00	6.07	0.00	0.00	56.78	0.00	0.00	0.00	10.31	274.85
2033	3.00	5.69	0.00	0.00	56.78	0.00	0.00	0.00	6.12	277.11
2034	3.00	5.36	0.00	0.00	56.78	0.00	0.00	0.00	2.46	277.94
2035	3.00	5.05	0.00	0.00	56.78	0.00	0.00	0.00	-0.89	277.67
2036	3.00	4.79	0.00	0.00	56.78	0.00	0.00	0.00	-3.82	276.62
2037	3.00	1.87	0.00	0.00	22.91	0.00	0.00	0.00	-2.17	276.06
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		107.71	0.00	0.00	817.88	0.00	0.00	0.00	373.13	276.06
	Oil			Abandonment Date :	05/29/2037
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	167.75	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	317.76
Abandonment :	61.88	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	291.39
Initial Decline :	8.59	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	283.52
Beg Ratio :	0.126	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	262.24
End Ratio :	0.192	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	243.94
						PW	20.00% :	218.68
Annex E-12

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Friess Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	237.84		Co., State :	Eddy, NM
Cum Gas (MMcf) :	118.16
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.89	0.14	0.00	0.69	0.10	0.00	94.53	4.14	0.00	65.76
2024	0.81	0.11	0.00	0.63	0.08	0.00	94.53	4.14	0.00	59.44
2025	0.73	0.09	0.00	0.57	0.06	0.00	94.53	4.14	0.00	53.97
2026	0.67	0.07	0.00	0.52	0.05	0.00	94.53	4.14	0.00	49.54
2027	0.62	0.06	0.00	0.48	0.04	0.00	94.53	4.14	0.00	45.78
2028	0.49	0.04	0.00	0.38	0.03	0.00	94.53	4.14	0.00	35.92
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	4.22	0.51	0.00	3.27	0.35	0.00	94.53	4.14	0.00	310.41
Ult	242.06	118.67	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	3.00	5.45	0.00	0.00	23.02	0.00	0.00	0.00	37.29	35.61
2024	3.00	4.93	0.00	0.00	23.02	0.00	0.00	0.00	31.50	62.96
2025	3.00	4.48	0.00	0.00	23.02	0.00	0.00	0.00	26.47	83.84
2026	3.00	4.11	0.00	0.00	23.02	0.00	0.00	0.00	22.41	99.92
2027	3.00	3.80	0.00	0.00	23.02	0.00	0.00	0.00	18.96	112.29
2028	3.00	2.98	0.00	0.00	19.07	0.00	0.00	0.00	13.87	120.57
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		25.75	0.00	0.00	134.15	0.00	0.00	0.00	150.51	120.57
	Oil			Abandonment Date :	11/01/2028
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	78.54	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	133.96
Abandonment :	47.13	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	125.60
Initial Decline :	10.80	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	123.04
Beg Ratio :	0.170	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	115.93
End Ratio :	0.085	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	109.60
						PW	20.00% :	100.48

Annex E-13

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	H E West A Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,858.46		Co., State :	Eddy, NM
Cum Gas (MMcf) :	1,169.62
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	2.83	2.05	0.00	1.96	1.27	0.00	94.53	4.14	0.00	190.68
2024	2.41	1.52	0.00	1.67	0.94	0.00	94.53	4.14	0.00	161.72
2025	2.06	1.17	0.00	1.43	0.72	0.00	94.53	4.14	0.00	138.25
2026	1.79	0.93	0.00	1.24	0.58	0.00	94.53	4.14	0.00	119.88
2027	1.57	0.76	0.00	1.09	0.47	0.00	94.53	4.14	0.00	104.97
2028	1.39	0.63	0.00	0.97	0.39	0.00	94.53	4.14	0.00	92.93
2029	1.24	0.53	0.00	0.86	0.33	0.00	94.53	4.14	0.00	82.42
2030	1.11	0.45	0.00	0.77	0.28	0.00	94.53	4.14	0.00	73.80
2031	1.00	0.39	0.00	0.69	0.24	0.00	94.53	4.14	0.00	66.47
2032	0.91	0.34	0.00	0.63	0.21	0.00	94.53	4.14	0.00	60.33
2033	0.82	0.30	0.00	0.57	0.19	0.00	94.53	4.14	0.00	54.73
2034	0.75	0.27	0.00	0.52	0.16	0.00	94.53	4.14	0.00	50.00
2035	0.69	0.24	0.00	0.48	0.15	0.00	94.53	4.14	0.00	45.86
2036	0.64	0.21	0.00	0.44	0.13	0.00	94.53	4.14	0.00	42.32
2037	0.34	0.11	0.00	0.24	0.07	0.00	94.53	4.14	0.00	22.58
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	19.54	9.91	0.00	13.56	6.13	0.00	94.53	4.14	0.00	1,306.95
Ult	1,878.00	1,179.53	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	6.00	15.77	0.00	0.00	40.72	0.00	0.00	0.00	134.20	128.21
2024	6.00	13.38	0.00	0.00	40.72	0.00	0.00	0.00	107.62	221.68
2025	6.00	11.44	0.00	0.00	40.72	0.00	0.00	0.00	86.09	289.64
2026	6.00	9.92	0.00	0.00	40.72	0.00	0.00	0.00	69.24	339.34
2027	6.00	8.69	0.00	0.00	40.72	0.00	0.00	0.00	55.56	375.59
2028	6.00	7.70	0.00	0.00	40.72	0.00	0.00	0.00	44.52	402.00
2029	6.00	6.83	0.00	0.00	40.72	0.00	0.00	0.00	34.88	420.81
2030	6.00	6.11	0.00	0.00	40.72	0.00	0.00	0.00	26.97	434.04
2031	6.00	5.51	0.00	0.00	40.72	0.00	0.00	0.00	20.25	443.06
2032	6.00	5.00	0.00	0.00	40.72	0.00	0.00	0.00	14.62	448.99
2033	6.00	4.53	0.00	0.00	40.72	0.00	0.00	0.00	9.48	452.49
2034	6.00	4.14	0.00	0.00	40.72	0.00	0.00	0.00	5.14	454.21
2035	6.00	3.80	0.00	0.00	40.72	0.00	0.00	0.00	1.34	454.63
2036	6.00	3.51	0.00	0.00	40.72	0.00	0.00	0.00	-1.90	454.11
2037	6.00	1.87	0.00	0.00	22.94	0.00	0.00	0.00	-2.23	453.54
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		108.20	0.00	0.00	592.97	0.00	0.00	0.00	605.78	453.54
	Oil			Abandonment Date :	07/27/2037
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	256.63	bbl/month		Revenue Int :	0.69377980	PW	5.00% :	518.64
Abandonment :	48.65	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	477.45
Initial Decline :	16.31	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	465.17
Beg Ratio :	0.783	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	432.02
End Ratio :	0.328	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	403.54
						PW	20.00% :	364.21

Annex E-14

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	H E West B Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	3,789.06		Co., State :	Eddy, NM
Cum Gas (MMcf) :	3,149.58
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	7.37	5.86	0.00	5.65	4.00	0.00	94.53	4.14	0.00	550.94
2024	6.79	4.42	0.00	5.21	3.02	0.00	94.53	4.14	0.00	504.82
2025	6.24	3.44	0.00	4.79	2.35	0.00	94.53	4.14	0.00	462.36
2026	5.77	2.76	0.00	4.43	1.89	0.00	94.53	4.14	0.00	426.47
2027	5.35	2.26	0.00	4.11	1.55	0.00	94.53	4.14	0.00	394.79
2028	4.99	1.89	0.00	3.83	1.29	0.00	94.53	4.14	0.00	367.59
2029	4.64	1.60	0.00	3.56	1.09	0.00	94.53	4.14	0.00	341.37
2030	4.34	1.37	0.00	3.33	0.94	0.00	94.53	4.14	0.00	318.75
2031	4.07	1.19	0.00	3.12	0.81	0.00	94.53	4.14	0.00	298.35
2032	3.83	1.05	0.00	2.94	0.71	0.00	94.53	4.14	0.00	280.61
2033	3.59	0.92	0.00	2.75	0.63	0.00	94.53	4.14	0.00	263.02
2034	3.38	0.82	0.00	2.60	0.56	0.00	94.53	4.14	0.00	247.70
2035	3.19	0.73	0.00	2.45	0.50	0.00	94.53	4.14	0.00	233.70
2036	3.03	0.66	0.00	2.32	0.45	0.00	94.53	4.14	0.00	221.44
2037	2.86	0.60	0.00	2.19	0.41	0.00	94.53	4.14	0.00	209.02
Rem	16.51	3.02	0.00	12.67	2.06	0.00	94.53	4.14	0.00	1,206.20
Total	85.94	32.59	0.00	65.96	22.28	0.00	94.53	4.14	0.00	6,327.13
Ult	3,874.99	3,182.16	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	13.00	45.55	0.00	0.00	146.45	0.00	0.00	0.00	358.95	342.68
2024	13.00	41.76	0.00	0.00	146.45	0.00	0.00	0.00	316.61	617.45
2025	13.00	38.27	0.00	0.00	146.45	0.00	0.00	0.00	277.65	836.47
2026	13.00	35.31	0.00	0.00	146.45	0.00	0.00	0.00	244.71	1,011.97
2027	13.00	32.70	0.00	0.00	146.45	0.00	0.00	0.00	215.64	1,152.56
2028	13.00	30.45	0.00	0.00	146.45	0.00	0.00	0.00	190.69	1,265.59
2029	13.00	28.28	0.00	0.00	146.45	0.00	0.00	0.00	166.64	1,355.37
2030	13.00	26.41	0.00	0.00	146.45	0.00	0.00	0.00	145.89	1,426.83
2031	13.00	24.73	0.00	0.00	146.45	0.00	0.00	0.00	127.17	1,483.47
2032	13.00	23.26	0.00	0.00	146.45	0.00	0.00	0.00	110.90	1,528.37
2033	13.00	21.80	0.00	0.00	146.45	0.00	0.00	0.00	94.77	1,563.24
2034	13.00	20.53	0.00	0.00	146.45	0.00	0.00	0.00	80.72	1,590.25
2035	13.00	19.37	0.00	0.00	146.45	0.00	0.00	0.00	67.88	1,610.90
2036	13.00	18.36	0.00	0.00	146.45	0.00	0.00	0.00	56.64	1,626.57
2037	13.00	17.33	0.00	0.00	146.45	0.00	0.00	0.00	45.24	1,637.94
Rem.		100.02	0.00	0.00	1,036.55	0.00	0.00	0.00	69.62	15.99
Total		524.14	0.00	0.00	3,233.27	0.00	0.00	0.00	2,569.72	1,653.94
	Oil			Abandonment Date :	01/29/2045
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	641.16	bbl/month		Revenue Int :	0.76750000	PW	5.00% :	2,017.19
Abandonment :	161.13	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	1,782.56
Initial Decline :	8.46	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	1,715.84
Beg Ratio :	0.886	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	1,542.80
End Ratio :	0.165	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	1,402.28
						PW	20.00% :	1,219.95
Annex E-15

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Hudson Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	545.23		Co., State :	Eddy, NM
Cum Gas (MMcf) :	375.11
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	3.01	3.56	0.00	2.33	2.46	0.00	94.53	4.14	0.00	230.89
2024	2.56	2.94	0.00	1.98	2.03	0.00	94.53	4.14	0.00	195.92
2025	2.19	2.45	0.00	1.70	1.69	0.00	94.53	4.14	0.00	167.49
2026	1.90	2.08	0.00	1.47	1.43	0.00	94.53	4.14	0.00	145.21
2027	1.67	1.79	0.00	1.29	1.23	0.00	94.53	4.14	0.00	127.09
2028	1.47	1.56	0.00	1.14	1.07	0.00	94.53	4.14	0.00	112.46
2029	1.31	1.36	0.00	1.01	0.94	0.00	94.53	4.14	0.00	99.70
2030	1.17	1.20	0.00	0.91	0.83	0.00	94.53	4.14	0.00	89.23
2031	1.05	1.07	0.00	0.82	0.74	0.00	94.53	4.14	0.00	80.33
2032	0.96	0.96	0.00	0.74	0.66	0.00	94.53	4.14	0.00	72.88
2033	0.87	0.86	0.00	0.67	0.60	0.00	94.53	4.14	0.00	66.08
2034	0.79	0.78	0.00	0.61	0.54	0.00	94.53	4.14	0.00	60.35
2035	0.73	0.71	0.00	0.56	0.49	0.00	94.53	4.14	0.00	55.33
2036	0.29	0.29	0.00	0.23	0.20	0.00	94.53	4.14	0.00	22.27
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	19.98	21.60	0.00	15.48	14.92	0.00	94.53	4.14	0.00	1,525.24
Ult	565.21	396.71	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	7.00	19.05	0.00	0.00	53.09	0.00	0.00	0.00	158.75	151.68
2024	7.00	16.17	0.00	0.00	53.09	0.00	0.00	0.00	126.66	261.69
2025	7.00	13.82	0.00	0.00	53.09	0.00	0.00	0.00	100.58	341.09
2026	7.00	11.99	0.00	0.00	53.09	0.00	0.00	0.00	80.13	398.60
2027	7.00	10.49	0.00	0.00	53.09	0.00	0.00	0.00	63.51	440.05
2028	7.00	9.29	0.00	0.00	53.09	0.00	0.00	0.00	50.09	469.76
2029	7.00	8.23	0.00	0.00	53.09	0.00	0.00	0.00	38.38	490.46
2030	7.00	7.37	0.00	0.00	53.09	0.00	0.00	0.00	28.78	504.57
2031	7.00	6.63	0.00	0.00	53.09	0.00	0.00	0.00	20.61	513.76
2032	7.00	6.02	0.00	0.00	53.09	0.00	0.00	0.00	13.78	519.36
2033	7.00	5.46	0.00	0.00	53.09	0.00	0.00	0.00	7.54	522.14
2034	7.00	4.98	0.00	0.00	53.09	0.00	0.00	0.00	2.28	522.91
2035	7.00	4.57	0.00	0.00	53.09	0.00	0.00	0.00	-2.33	522.21
2036	7.00	1.84	0.00	0.00	22.43	0.00	0.00	0.00	-2.00	521.64
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		125.92	0.00	0.00	712.57	0.00	0.00	0.00	686.75	521.64
	Oil			Abandonment Date :	06/04/2036
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	273.68	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	592.80
Abandonment :	56.14	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	547.88
Initial Decline :	16.48	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	534.42
Beg Ratio :	1.202	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	497.92
End Ratio :	0.973	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	466.38
						PW	20.00% :	422.48

Annex E-16

Date : 04/24/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	J L Keel A Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,687.57		Co., State :	Eddy, NM
Cum Gas (MMcf) :	970.64
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	1.77	1.68	0.00	1.24	1.05	0.00	94.53	4.14	0.00	121.58
2024	1.42	1.24	0.00	1.00	0.77	0.00	94.53	4.14	0.00	97.43
2025	1.16	0.94	0.00	0.81	0.59	0.00	94.53	4.14	0.00	79.45
2026	0.97	0.74	0.00	0.68	0.46	0.00	94.53	4.14	0.00	66.21
2027	0.82	0.60	0.00	0.58	0.37	0.00	94.53	4.14	0.00	56.02
2028	0.71	0.50	0.00	0.50	0.31	0.00	94.53	4.14	0.00	48.15
2029	0.61	0.42	0.00	0.43	0.26	0.00	94.53	4.14	0.00	41.61
2030	0.14	0.10	0.00	0.10	0.06	0.00	94.53	4.14	0.00	9.83
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	7.62	6.21	0.00	5.33	3.88	0.00	94.53	4.14	0.00	520.29
Ult	1,695.19	976.86	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	3.00	10.04	0.00	0.00	39.41	0.00	0.00	0.00	72.13	68.98
2024	3.00	8.05	0.00	0.00	39.41	0.00	0.00	0.00	49.97	112.43
2025	3.00	6.57	0.00	0.00	39.41	0.00	0.00	0.00	33.48	138.90
2026	3.00	5.47	0.00	0.00	39.41	0.00	0.00	0.00	21.32	154.23
2027	3.00	4.63	0.00	0.00	39.41	0.00	0.00	0.00	11.98	162.07
2028	3.00	3.98	0.00	0.00	39.41	0.00	0.00	0.00	4.76	164.92
2029	3.00	3.44	0.00	0.00	39.41	0.00	0.00	0.00	-1.24	164.27
2030	3.00	0.81	0.00	0.00	10.02	0.00	0.00	0.00	-1.00	163.76
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		43.01	0.00	0.00	285.88	0.00	0.00	0.00	191.40	163.76
	Oil			Abandonment Date :	04/04/2030
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	165.77	bbl/month		Revenue Int :	0.70043450	PW	5.00% :	176.40
Abandonment :	46.09	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	168.57
Initial Decline :	21.90	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	166.13
Beg Ratio :	1.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	159.26
End Ratio :	0.665	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	153.00
						PW	20.00% :	143.74

Annex E-17

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	J L Keel B Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	3,770.05		Co., State :	Eddy, NM
Cum Gas (MMcf) :	2,892.01
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	7.32	25.86	0.00	5.68	17.86	0.00	94.53	4.14	0.00	610.51
2024	6.27	23.43	0.00	4.86	16.18	0.00	94.53	4.14	0.00	526.37
2025	5.40	21.22	0.00	4.19	14.65	0.00	94.53	4.14	0.00	456.36
2026	4.71	19.35	0.00	3.65	13.36	0.00	94.53	4.14	0.00	400.61
2027	4.15	17.72	0.00	3.22	12.24	0.00	94.53	4.14	0.00	354.60
2028	3.69	16.33	0.00	2.86	11.28	0.00	94.53	4.14	0.00	316.98
2029	3.29	15.02	0.00	2.55	10.37	0.00	94.53	4.14	0.00	283.62
2030	2.95	13.90	0.00	2.29	9.60	0.00	94.53	4.14	0.00	255.98
2031	2.67	12.89	0.00	2.07	8.90	0.00	94.53	4.14	0.00	232.22
2032	2.43	12.03	0.00	1.88	8.31	0.00	94.53	4.14	0.00	212.21
2033	2.21	11.19	0.00	1.71	7.73	0.00	94.53	4.14	0.00	193.68
2034	0.24	1.24	0.00	0.19	0.86	0.00	94.53	4.14	0.00	21.24
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	45.33	190.18	0.00	35.13	131.32	0.00	94.53	4.14	0.00	3,864.36
Ult	3,815.37	3,082.19	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	19.00	49.86	0.00	0.00	190.79	0.00	0.00	0.00	369.86	353.39
2024	19.00	42.95	0.00	0.00	190.79	0.00	0.00	0.00	292.63	607.56
2025	19.00	37.21	0.00	0.00	190.79	0.00	0.00	0.00	228.36	787.86
2026	19.00	32.64	0.00	0.00	190.79	0.00	0.00	0.00	177.18	915.05
2027	19.00	28.87	0.00	0.00	190.79	0.00	0.00	0.00	134.93	1,003.12
2028	19.00	25.80	0.00	0.00	190.79	0.00	0.00	0.00	100.39	1,062.71
2029	19.00	23.07	0.00	0.00	190.79	0.00	0.00	0.00	69.77	1,100.36
2030	19.00	20.81	0.00	0.00	190.79	0.00	0.00	0.00	44.38	1,122.15
2031	19.00	18.87	0.00	0.00	190.79	0.00	0.00	0.00	22.57	1,132.25
2032	19.00	17.24	0.00	0.00	190.79	0.00	0.00	0.00	4.19	1,133.99
2033	19.00	15.72	0.00	0.00	190.79	0.00	0.00	0.00	-12.83	1,129.30
2034	19.00	1.72	0.00	0.00	21.64	0.00	0.00	0.00	-2.13	1,128.56
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		314.76	0.00	0.00	2,120.31	0.00	0.00	0.00	1,429.29	1,128.56
	Oil			Abandonment Date :	02/11/2034
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	662.68	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	1,261.10
Abandonment :	174.17	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	1,177.98
Initial Decline :	15.73	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	1,152.72
Beg Ratio :	3.427	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	1,083.28
End Ratio :	5.137	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	1,022.17
						PW	20.00% :	935.36
Annex E-18

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Lea D Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	501.29		Co., State :	Eddy, NM
Cum Gas (MMcf) :	509.26
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.76	0.00	0.00	0.56	0.00	0.00	94.53	0.00	0.00	52.70
2024	0.71	0.00	0.00	0.52	0.00	0.00	94.53	0.00	0.00	49.30
2025	0.66	0.00	0.00	0.49	0.00	0.00	94.53	0.00	0.00	45.94
2026	0.52	0.00	0.00	0.38	0.00	0.00	94.53	0.00	0.00	36.35
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	2.64	0.00	0.00	1.95	0.00	0.00	94.53	0.00	0.00	184.29
Ult	503.93	509.26	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	6.00	4.37	0.00	0.00	43.84	0.00	0.00	0.00	4.49	4.30
2024	6.00	4.09	0.00	0.00	43.84	0.00	0.00	0.00	1.37	5.51
2025	6.00	3.81	0.00	0.00	43.84	0.00	0.00	0.00	-1.71	4.17
2026	6.00	3.02	0.00	0.00	36.44	0.00	0.00	0.00	-3.11	1.93
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		15.30	0.00	0.00	167.95	0.00	0.00	0.00	1.04	1.93
	Oil			Abandonment Date :	11/03/2026
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	65.30	bbl/month		Revenue Int :	0.73725000	PW	5.00% :	1.54
Abandonment :	50.30	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	1.79
Initial Decline :	6.87	% year	b = 0.350	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	1.86
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	2.06
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	2.24
						PW	20.00% :	2.48

Annex E-19

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Skelly Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	8,612.93		Co., State :	Eddy, NM
Cum Gas (MMcf) :	4,617.28
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	47.18	43.84	0.00	34.51	28.57	0.00	94.53	4.14	0.00	3,380.14
2024	41.31	39.95	0.00	30.22	26.04	0.00	94.53	4.14	0.00	2,964.16
2025	36.29	36.36	0.00	26.54	23.70	0.00	94.53	4.14	0.00	2,607.23
2026	32.21	33.33	0.00	23.56	21.72	0.00	94.53	4.14	0.00	2,317.22
2027	28.79	30.65	0.00	21.06	19.98	0.00	94.53	4.14	0.00	2,073.15
2028	25.95	28.37	0.00	18.98	18.49	0.00	94.53	4.14	0.00	1,870.64
2029	23.39	26.19	0.00	17.11	17.06	0.00	94.53	4.14	0.00	1,687.66
2030	21.24	24.31	0.00	15.54	15.84	0.00	94.53	4.14	0.00	1,534.32
2031	19.38	22.63	0.00	14.17	14.75	0.00	94.53	4.14	0.00	1,401.00
2032	17.80	21.18	0.00	13.02	13.80	0.00	94.53	4.14	0.00	1,287.74
2033	16.32	19.75	0.00	11.93	12.87	0.00	94.53	4.14	0.00	1,181.48
2034	15.05	18.52	0.00	11.01	12.07	0.00	94.53	4.14	0.00	1,090.73
2035	13.93	17.39	0.00	10.19	11.33	0.00	94.53	4.14	0.00	1,010.06
2036	12.96	16.41	0.00	9.48	10.69	0.00	94.53	4.14	0.00	940.51
2037	12.03	15.43	0.00	8.80	10.05	0.00	94.53	4.14	0.00	873.29
Rem	2.90	3.75	0.00	2.12	2.44	0.00	94.53	4.14	0.00	210.71
Total	366.73	398.05	0.00	268.23	259.41	0.00	94.53	4.14	0.00	26,430.04
Ult	8,979.66	5,015.34	0.00
Year	Well Count (M$)	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	125.00	279.25	0.00	0.00	865.56	0.00	0.00	0.00	2,235.33	2,135.06
2024	125.00	244.84	0.00	0.00	865.56	0.00	0.00	0.00	1,853.76	3,744.62
2025	125.00	215.32	0.00	0.00	865.56	0.00	0.00	0.00	1,526.35	4,949.27
2026	125.00	191.34	0.00	0.00	865.56	0.00	0.00	0.00	1,260.32	5,853.58
2027	125.00	171.16	0.00	0.00	865.56	0.00	0.00	0.00	1,036.43	6,529.69
2028	125.00	154.42	0.00	0.00	865.56	0.00	0.00	0.00	850.66	7,034.20
2029	125.00	139.30	0.00	0.00	865.56	0.00	0.00	0.00	682.80	7,402.31
2030	125.00	126.63	0.00	0.00	865.56	0.00	0.00	0.00	542.13	7,668.04
2031	125.00	115.61	0.00	0.00	865.56	0.00	0.00	0.00	419.83	7,855.17
2032	125.00	106.25	0.00	0.00	865.56	0.00	0.00	0.00	315.93	7,983.23
2033	125.00	97.48	0.00	0.00	865.56	0.00	0.00	0.00	218.44	8,063.73
2034	125.00	89.98	0.00	0.00	865.56	0.00	0.00	0.00	135.18	8,109.07
2035	125.00	83.32	0.00	0.00	865.56	0.00	0.00	0.00	61.18	8,127.77
2036	125.00	77.58	0.00	0.00	865.56	0.00	0.00	0.00	-2.62	8,127.16
2037	125.00	72.03	0.00	0.00	865.56	0.00	0.00	0.00	-64.29	8,111.08
Rem.		17.38	0.00	0.00	215.35	0.00	0.00	0.00	-22.02	-5.21
Total		2,181.88	0.00	0.00	13,198.75	0.00	0.00	0.00	11,049.41	8,105.87
	Oil			Abandonment Date :	04/02/2038
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	4,217.42	bbl/month		Revenue Int :	0.73142000	PW	5.00% :	9,355.31
Abandonment :	951.54	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	8,562.96
Initial Decline :	13.50	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	9.00% :	8,328.01
Beg Ratio :	0.910	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	7,696.38
End Ratio :	1.295	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	7,157.43
						PW	20.00% :	6,418.81

Annex E-20

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	State A Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	525.42		Co., State :	Eddy, NM
Cum Gas (MMcf) :	393.79
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	3.31	6.97	0.00	2.10	3.95	0.00	94.53	4.14	0.00	214.95
2024	2.85	5.49	0.00	1.81	3.11	0.00	94.53	4.14	0.00	184.19
2025	2.47	4.41	0.00	1.57	2.50	0.00	94.53	4.14	0.00	158.89
2026	2.17	3.63	0.00	1.38	2.06	0.00	94.53	4.14	0.00	138.87
2027	1.92	3.04	0.00	1.22	1.72	0.00	94.53	4.14	0.00	122.45
2028	1.72	2.59	0.00	1.09	1.47	0.00	94.53	4.14	0.00	109.08
2029	1.53	2.22	0.00	0.97	1.26	0.00	94.53	4.14	0.00	97.30
2030	1.38	1.93	0.00	0.88	1.09	0.00	94.53	4.14	0.00	87.56
2031	1.25	1.70	0.00	0.80	0.96	0.00	94.53	4.14	0.00	79.23
2032	1.14	1.51	0.00	0.73	0.85	0.00	94.53	4.14	0.00	72.22
2033	1.04	1.34	0.00	0.66	0.76	0.00	94.53	4.14	0.00	65.76
2034	0.96	1.20	0.00	0.61	0.68	0.00	94.53	4.14	0.00	60.29
2035	0.88	1.08	0.00	0.56	0.61	0.00	94.53	4.14	0.00	55.48
2036	0.10	0.12	0.00	0.06	0.07	0.00	94.53	4.14	0.00	6.10
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	22.74	37.24	0.00	14.44	21.07	0.00	94.53	4.14	0.00	1,452.37
Ult	548.16	431.03	0.00
Well Year	Count (M$)	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Wel Costs (M$)	Other Costs	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	5.00	17.66	0.00	0.00	56.12	0.00	0.00	0.00	141.16	134.87
2024	5.00	15.15	0.00	0.00	56.12	0.00	0.00	0.00	112.92	232.94
2025	5.00	13.07	0.00	0.00	56.12	0.00	0.00	0.00	89.69	303.75
2026	5.00	11.43	0.00	0.00	56.12	0.00	0.00	0.00	71.32	354.93
2027	5.00	10.09	0.00	0.00	56.12	0.00	0.00	0.00	56.24	391.64
2028	5.00	8.99	0.00	0.00	56.12	0.00	0.00	0.00	43.97	417.73
2029	5.00	8.02	0.00	0.00	56.12	0.00	0.00	0.00	33.16	435.61
2030	5.00	7.22	0.00	0.00	56.12	0.00	0.00	0.00	24.22	447.49
2031	5.00	6.53	0.00	0.00	56.12	0.00	0.00	0.00	16.57	454.88
2032	5.00	5.96	0.00	0.00	56.12	0.00	0.00	0.00	10.14	459.00
2033	5.00	5.42	0.00	0.00	56.12	0.00	0.00	0.00	4.21	460.56
2034	5.00	4.97	0.00	0.00	56.12	0.00	0.00	0.00	—0.81	460.30
2035	5.00	4.58	0.00	0.00	56.12	0.00	0.00	0.00	—5.22	458.72
2036	5.00	0.50	0.00	0.00	6.37	0.00	0.00	0.00	—0.77	458.50
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		119.59	0.00	0.00	735.98	0.00	0.00	0.00	596.80	458.50
	Oil			Abandonment Date :	02/11/2036
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	298.16	bbl/month		Revenue Int :	0.63500000	PW	5.00% :	518.61
Abandonment :	70.01	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	480.75
Initial Decline :	14.98	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	469.35
Beg Ratio :	2.215	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	438.28
End Ratio :	1.211	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	411.27
						PW	20.00% :	373.43
Annex E-21

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	State AZ Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	372.43		Co., State :	Eddy, NM
Cum Gas (MMcf) :	258.23
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	3.97	7.79	0.00	2.94	5.14	0.00	94.53	4.14	0.00	299.15
2024	3.74	6.04	0.00	2.77	3.99	0.00	94.53	4.14	0.00	278.68
2025	3.52	4.80	0.00	2.61	3.17	0.00	94.53	4.14	0.00	259.97
2026	3.34	3.92	0.00	2.47	2.59	0.00	94.53	4.14	0.00	244.52
2027	3.17	3.26	0.00	2.35	2.15	0.00	94.53	4.14	0.00	230.91
2028	3.02	2.76	0.00	2.24	1.82	0.00	94.53	4.14	0.00	219.02
2029	2.86	2.35	0.00	2.12	1.56	0.00	94.53	4.14	0.00	206.78
2030	2.72	2.04	0.00	2.01	1.35	0.00	94.53	4.14	0.00	195.90
2031	2.58	1.78	0.00	1.91	1.18	0.00	94.53	4.14	0.00	185.69
2032	2.46	1.57	0.00	1.82	1.04	0.00	94.53	4.14	0.00	176.55
2033	2.33	1.39	0.00	1.73	0.92	0.00	94.53	4.14	0.00	166.99
2034	2.21	1.25	0.00	1.64	0.82	0.00	94.53	4.14	0.00	158.43
2035	2.10	1.12	0.00	1.56	0.74	0.00	94.53	4.14	0.00	150.34
2036	2.00	1.02	0.00	1.48	0.67	0.00	94.53	4.14	0.00	143.07
2037	1.90	0.92	0.00	1.41	0.61	0.00	94.53	4.14	0.00	135.43
Rem	24.47	9.66	0.00	18.14	6.38	0.00	94.53	4.14	0.00	1,740.88
Total	66.38	51.68	0.00	49.20	34.13	0.00	94.53	4.14	0.00	4,792.32
Ult	438.81	309.91	0.00
Year	Well Count (M$)	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	5.00	24.60	0.00	0.00	44.03	0.00	0.00	0.00	230.53	220.03
2024	5.00	22.95	0.00	0.00	44.03	0.00	0.00	0.00	211.70	403.69
2025	5.00	21.43	0.00	0.00	44.03	0.00	0.00	0.00	194.51	557.08
2026	5.00	20.18	0.00	0.00	44.03	0.00	0.00	0.00	180.32	686.35
2027	5.00	19.07	0.00	0.00	44.03	0.00	0.00	0.00	167.82	795.73
2028	5.00	18.10	0.00	0.00	44.03	0.00	0.00	0.00	156.89	888.69
2029	5.00	17.09	0.00	0.00	44.03	0.00	0.00	0.00	145.66	967.13
2030	5.00	16.20	0.00	0.00	44.03	0.00	0.00	0.00	135.68	1,033.57
2031	5.00	15.36	0.00	0.00	44.03	0.00	0.00	0.00	126.30	1,089.79
2032	5.00	14.61	0.00	0.00	44.03	0.00	0.00	0.00	117.91	1,137.51
2033	5.00	13.82	0.00	0.00	44.03	0.00	0.00	0.00	109.14	1,177.66
2034	5.00	13.11	0.00	0.00	44.03	0.00	0.00	0.00	101.29	1,211.54
2035	5.00	12.44	0.00	0.00	44.03	0.00	0.00	0.00	93.87	1,240.08
2036	5.00	11.84	0.00	0.00	44.03	0.00	0.00	0.00	87.20	1,264.18
2037	5.00	11.21	0.00	0.00	44.03	0.00	0.00	0.00	80.19	1,284.33
Rem.		144.20	0.00	0.00	973.85	0.00	0.00	0.00	622.83	92.36
Total		396.21	0.00	0.00	1,634.27	0.00	0.00	0.00	2,761.84	1,376.69
	Oil			Abandonment Date :	02/13/2060
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	341.23	bbl/month		Revenue Int :	0.74125000	PW	5.00% :	1,848.15
Abandonment :	49.57	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	1,533.28
Initial Decline :	6.28	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	1,450.71
Beg Ratio :	2.178	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	1,249.73
End Ratio :	0.365	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	1,099.40
						PW	20.00% :	919.60

Annex E-22

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	State B Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	778.20		Co., State :	Eddy, NM
Cum Gas (MMcf) :	581.09
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	12.74	6.17	0.00	8.09	3.49	0.00	94.53	4.14	0.00	779.05
2024	11.54	5.12	0.00	7.33	2.90	0.00	94.53	4.14	0.00	704.46
2025	10.49	4.29	0.00	6.66	2.43	0.00	94.53	4.14	0.00	639.69
2026	9.64	3.66	0.00	6.12	2.07	0.00	94.53	4.14	0.00	587.22
2027	8.92	3.16	0.00	5.66	1.79	0.00	94.53	4.14	0.00	542.71
2028	8.32	2.76	0.00	5.28	1.56	0.00	94.53	4.14	0.00	505.80
2029	7.75	2.42	0.00	4.92	1.37	0.00	94.53	4.14	0.00	471.17
2030	7.28	2.15	0.00	4.62	1.22	0.00	94.53	4.14	0.00	442.07
2031	6.86	1.92	0.00	4.36	1.09	0.00	94.53	4.14	0.00	416.35
2032	6.50	1.73	0.00	4.13	0.98	0.00	94.53	4.14	0.00	394.51
2033	6.15	1.56	0.00	3.91	0.88	0.00	94.53	4.14	0.00	372.90
2034	5.84	1.41	0.00	3.71	0.80	0.00	94.53	4.14	0.00	354.07
2035	5.55	1.29	0.00	3.53	0.73	0.00	94.53	4.14	0.00	336.25
2036	5.29	1.18	0.00	3.36	0.67	0.00	94.53	4.14	0.00	320.20
2037	5.01	1.08	0.00	3.18	0.61	0.00	94.53	4.14	0.00	303.26
Rem	63.95	11.95	0.00	40.61	6.76	0.00	94.53	4.14	0.00	3,866.46
Total	181.83	51.86	0.00	115.46	29.34	0.00	94.53	4.14	0.00	11,036.15
Ult	960.04	632.95	0.00
Year	Well Count (M$)	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	6.00	64.50	0.00	0.00	103.10	0.00	0.00	0.00	611.44	583.74
2024	6.00	58.34	0.00	0.00	103.10	0.00	0.00	0.00	543.01	1,054.97
2025	6.00	52.98	0.00	0.00	103.10	0.00	0.00	0.00	483.60	1,436.42
2026	6.00	48.64	0.00	0.00	103.10	0.00	0.00	0.00	435.47	1,748.69
2027	6.00	44.96	0.00	0.00	103.10	0.00	0.00	0.00	394.64	2,005.95
2028	6.00	41.91	0.00	0.00	103.10	0.00	0.00	0.00	360.78	2,219.74
2029	6.00	39.04	0.00	0.00	103.10	0.00	0.00	0.00	329.02	2,396.97
2030	6.00	36.64	0.00	0.00	103.10	0.00	0.00	0.00	302.33	2,545.01
2031	6.00	34.51	0.00	0.00	103.10	0.00	0.00	0.00	278.74	2,669.10
2032	6.00	32.70	0.00	0.00	103.10	0.00	0.00	0.00	258.71	2,773.80
2033	6.00	30.91	0.00	0.00	103.10	0.00	0.00	0.00	238.89	2,861.68
2034	6.00	29.35	0.00	0.00	103.10	0.00	0.00	0.00	221.62	2,935.80
2035	6.00	27.88	0.00	0.00	103.10	0.00	0.00	0.00	205.27	2,998.21
2036	6.00	26.55	0.00	0.00	103.10	0.00	0.00	0.00	190.55	3,050.88
2037	6.00	25.14	0.00	0.00	103.10	0.00	0.00	0.00	175.01	3,094.85
Rem.		320.61	0.00	0.00	2,235.81	0.00	0.00	0.00	1,310.04	197.83
Total		914.66	0.00	0.00	3,782.37	0.00	0.00	0.00	6,339.12	3,292.69
	Oil			Abandonment Date :	09/10/2059
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	1,120.76	bbl/month		Revenue Int :	0.63500000	PW	5.00% :	4,343.05
Abandonment :	133.83	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	3,643.53
Initial Decline :	10.68	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	3,458.81
Beg Ratio :	0.506	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	3,006.52
End Ratio :	0.177	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	2,665.40
						PW	20.00% :	2,253.48

Annex E-23

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Superior Foster Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	83.79		Co., State :	Eddy, NM
Cum Gas (MMcf) :	119.63
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.63	0.00	0.00	0.36	0.00	0.00	94.53	0.00	0.00	33.60
2024	0.60	0.00	0.00	0.34	0.00	0.00	94.53	0.00	0.00	31.75
2025	0.56	0.00	0.00	0.32	0.00	0.00	94.53	0.00	0.00	29.89
2026	0.53	0.00	0.00	0.30	0.00	0.00	94.53	0.00	0.00	28.26
2027	0.51	0.00	0.00	0.28	0.00	0.00	94.53	0.00	0.00	26.76
2028	0.48	0.00	0.00	0.27	0.00	0.00	94.53	0.00	0.00	25.45
2029	0.46	0.00	0.00	0.25	0.00	0.00	94.53	0.00	0.00	24.10
2030	0.43	0.00	0.00	0.24	0.00	0.00	94.53	0.00	0.00	22.89
2031	0.41	0.00	0.00	0.23	0.00	0.00	94.53	0.00	0.00	21.75
2032	0.39	0.00	0.00	0.22	0.00	0.00	94.53	0.00	0.00	20.72
2033	0.37	0.00	0.00	0.21	0.00	0.00	94.53	0.00	0.00	19.63
2034	0.35	0.00	0.00	0.20	0.00	0.00	94.53	0.00	0.00	18.65
2035	0.33	0.00	0.00	0.19	0.00	0.00	94.53	0.00	0.00	17.72
2036	0.32	0.00	0.00	0.18	0.00	0.00	94.53	0.00	0.00	16.88
2037	0.30	0.00	0.00	0.17	0.00	0.00	94.53	0.00	0.00	15.99
Rem	3.91	0.00	0.00	2.19	0.00	0.00	94.53	0.00	0.00	207.04
Total	10.60	0.00	0.00	5.94	0.00	0.00	94.53	0.00	0.00	561.08
Ult	94.39	119.63	0.00
Year	Well Count (M$)	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	1.00	2.79	0.00	0.00	5.38	0.00	0.00	0.00	25.44	24.28
2024	1.00	2.64	0.00	0.00	5.38	0.00	0.00	0.00	23.74	44.87
2025	1.00	2.48	0.00	0.00	5.38	0.00	0.00	0.00	22.03	62.25
2026	1.00	2.35	0.00	0.00	5.38	0.00	0.00	0.00	20.54	76.97
2027	1.00	2.22	0.00	0.00	5.38	0.00	0.00	0.00	19.17	89.46
2028	1.00	2.11	0.00	0.00	5.38	0.00	0.00	0.00	17.96	100.11
2029	1.00	2.00	0.00	0.00	5.38	0.00	0.00	0.00	16.72	109.11
2030	1.00	1.90	0.00	0.00	5.38	0.00	0.00	0.00	15.62	116.76
2031	1.00	1.81	0.00	0.00	5.38	0.00	0.00	0.00	14.57	123.24
2032	1.00	1.72	0.00	0.00	5.38	0.00	0.00	0.00	13.62	128.76
2033	1.00	1.63	0.00	0.00	5.38	0.00	0.00	0.00	12.62	133.40
2034	1.00	1.55	0.00	0.00	5.38	0.00	0.00	0.00	11.72	137.32
2035	1.00	1.47	0.00	0.00	5.38	0.00	0.00	0.00	10.87	140.63
2036	1.00	1.40	0.00	0.00	5.38	0.00	0.00	0.00	10.10	143.42
2037	1.00	1.33	0.00	0.00	5.38	0.00	0.00	0.00	9.28	145.75
Rem.		17.18	0.00	0.00	119.79	0.00	0.00	0.00	70.07	10.56
Total		46.57	0.00	0.00	200.43	0.00	0.00	0.00	314.08	156.31
	Oil			Abandonment Date :	04/13/2060
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	54.55	bbl/month		Revenue Int :	0.56000000	PW	5.00% :	210.24
Abandonment :	7.83	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	174.24
Initial Decline :	5.93	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	164.79
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	141.77
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	124.54
						PW	20.00% :	103.95
Annex E-24

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Turner A Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,859.56		Co., State :	Eddy, NM
Cum Gas (MMcf) :	887.40
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	6.81	2.56	0.00	4.87	1.63	0.00	94.53	4.14	0.00	467.06
2024	5.48	2.23	0.00	3.92	1.42	0.00	94.53	4.14	0.00	376.33
2025	4.48	1.96	0.00	3.21	1.25	0.00	94.53	4.14	0.00	308.20
2026	3.75	1.73	0.00	2.68	1.10	0.00	94.53	4.14	0.00	257.70
2027	3.18	1.55	0.00	2.27	0.98	0.00	94.53	4.14	0.00	218.69
2028	2.73	1.39	0.00	1.95	0.89	0.00	94.53	4.14	0.00	188.40
2029	2.34	1.23	0.00	1.67	0.79	0.00	94.53	4.14	0.00	161.08
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	28.76	12.65	0.00	20.57	8.06	0.00	94.53	4.14	0.00	1,977.47
Ult	1,888.32	900.06	0.00
Year	Well Count (M$)	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	12.00	38.69	0.00	0.00	159.90	0.00	0.00	0.00	268.46	256.77
2024	12.00	31.17	0.00	0.00	159.90	0.00	0.00	0.00	185.26	417.86
2025	12.00	25.52	0.00	0.00	159.90	0.00	0.00	0.00	122.78	514.93
2026	12.00	21.34	0.00	0.00	159.90	0.00	0.00	0.00	76.46	569.92
2027	12.00	18.11	0.00	0.00	159.90	0.00	0.00	0.00	40.68	596.57
2028	12.00	15.60	0.00	0.00	159.90	0.00	0.00	0.00	12.91	604.32
2029	12.00	13.33	0.00	0.00	157.75	0.00	0.00	0.00	-10.00	599.00
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		163.76	0.00	0.00	1,117.15	0.00	0.00	0.00	696.55	599.00
	Oil			Abandonment Date :	12/26/2029
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	637.25	bbl/month		Revenue Int :	0.71500000	PW	5.00% :	643.73
Abandonment :	184.56	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	616.03
Initial Decline :	21.79	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	607.38
Beg Ratio :	0.360	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	582.99
End Ratio :	0.538	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	560.72
						PW	20.00% :	527.68

Annex E-25

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Turner B Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	7,287.91		Co., State :	Eddy, NM
Cum Gas (MMcf) :	5,029.43
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	16.76	8.81	0.00	12.99	6.08	0.00	94.53	4.14	0.00	1,252.88
2024	15.01	7.89	0.00	11.63	5.45	0.00	94.53	4.14	0.00	1,122.02
2025	13.45	7.06	0.00	10.42	4.88	0.00	94.53	4.14	0.00	1,005.41
2026	12.15	6.38	0.00	9.42	4.40	0.00	94.53	4.14	0.00	908.44
2027	11.03	5.79	0.00	8.55	4.00	0.00	94.53	4.14	0.00	824.85
2028	10.09	5.29	0.00	7.82	3.65	0.00	94.53	4.14	0.00	754.26
2029	9.21	4.83	0.00	7.14	3.34	0.00	94.53	4.14	0.00	688.74
2030	8.47	4.44	0.00	6.56	3.07	0.00	94.53	4.14	0.00	633.06
2031	7.81	4.09	0.00	6.05	2.83	0.00	94.53	4.14	0.00	583.87
2032	7.24	3.80	0.00	5.61	2.62	0.00	94.53	4.14	0.00	541.62
2033	6.70	3.51	0.00	5.20	2.42	0.00	94.53	4.14	0.00	501.15
2034	6.24	3.27	0.00	4.83	2.26	0.00	94.53	4.14	0.00	466.27
2035	5.82	3.05	0.00	4.51	2.10	0.00	94.53	4.14	0.00	434.92
2036	5.45	2.85	0.00	4.23	1.97	0.00	94.53	4.14	0.00	407.70
2037	5.10	2.67	0.00	3.95	1.84	0.00	94.53	4.14	0.00	380.93
Rem	44.78	23.42	0.00	34.71	16.17	0.00	94.53	4.14	0.00	3,347.90
Total	185.32	97.14	0.00	143.62	67.08	0.00	94.53	4.14	0.00	13,854.01
Ult	7,473.22	5,126.57	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	32.00	103.71	0.00	0.00	191.33	0.00	0.00	0.00	957.84	914.53
2024	32.00	92.88	0.00	0.00	191.33	0.00	0.00	0.00	837.81	1,641.68
2025	32.00	83.23	0.00	0.00	191.33	0.00	0.00	0.00	730.85	2,218.26
2026	32.00	75.20	0.00	0.00	191.33	0.00	0.00	0.00	641.91	2,678.65
2027	32.00	68.28	0.00	0.00	191.33	0.00	0.00	0.00	565.24	3,047.21
2028	32.00	62.44	0.00	0.00	191.33	0.00	0.00	0.00	500.49	3,343.87
2029	32.00	57.01	0.00	0.00	191.33	0.00	0.00	0.00	440.40	3,581.15
2030	32.00	52.40	0.00	0.00	191.33	0.00	0.00	0.00	389.33	3,771.86
2031	32.00	48.33	0.00	0.00	191.33	0.00	0.00	0.00	344.21	3,925.14
2032	32.00	44.84	0.00	0.00	191.33	0.00	0.00	0.00	305.46	4,048.80
2033	32.00	41.48	0.00	0.00	191.33	0.00	0.00	0.00	268.33	4,147.54
2034	32.00	38.60	0.00	0.00	191.33	0.00	0.00	0.00	236.35	4,226.61
2035	32.00	36.00	0.00	0.00	191.33	0.00	0.00	0.00	207.59	4,289.75
2036	32.00	33.75	0.00	0.00	191.33	0.00	0.00	0.00	182.62	4,340.25
2037	32.00	31.53	0.00	0.00	191.33	0.00	0.00	0.00	158.07	4,379.98
Rem.		277.14	0.00	0.00	2,434.85	0.00	0.00	0.00	635.91	117.23
Total		1,146.83	0.00	0.00	5,304.77	0.00	0.00	0.00	7,402.41	4,497.21
	Oil			Abandonment Date :	09/25/2050
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	1,480.46	bbl/month		Revenue Int :	0.77500000	PW	5.00% :	5,598.58
Abandonment :	205.82	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	4,879.84
Initial Decline :	11.27	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	4,680.38
Beg Ratio :	0.526	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	4,172.77
End Ratio :	0.523	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	3,770.31
						PW	20.00% :	3,259.85

Annex E-26

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	V L Foster Legacy Lease Group
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	156.09		Co., State :	Eddy, NM
Cum Gas (MMcf) :	137.07
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	2.85	0.18	0.00	1.99	0.11	0.00	94.53	4.14	0.00	189.05
2024	2.58	0.17	0.00	1.81	0.11	0.00	94.53	4.14	0.00	171.47
2025	2.35	0.16	0.00	1.65	0.10	0.00	94.53	4.14	0.00	156.10
2026	2.16	0.14	0.00	1.52	0.09	0.00	94.53	4.14	0.00	143.60
2027	2.00	0.13	0.00	1.40	0.08	0.00	94.53	4.14	0.00	132.96
2028	1.87	0.12	0.00	1.31	0.08	0.00	94.53	4.14	0.00	124.11
2029	1.75	0.12	0.00	1.22	0.07	0.00	94.53	4.14	0.00	115.78
2030	1.64	0.11	0.00	1.15	0.07	0.00	94.53	4.14	0.00	108.76
2031	1.55	0.10	0.00	1.08	0.06	0.00	94.53	4.14	0.00	102.54
2032	1.47	0.09	0.00	1.03	0.06	0.00	94.53	4.14	0.00	97.26
2033	1.39	0.09	0.00	0.97	0.06	0.00	94.53	4.14	0.00	92.01
2034	1.32	0.08	0.00	0.92	0.05	0.00	94.53	4.14	0.00	87.40
2035	1.25	0.08	0.00	0.88	0.05	0.00	94.53	4.14	0.00	83.03
2036	1.19	0.07	0.00	0.83	0.05	0.00	94.53	4.14	0.00	79.09
2037	1.13	0.07	0.00	0.79	0.04	0.00	94.53	4.14	0.00	74.93
Rem	5.85	0.36	0.00	4.09	0.23	0.00	94.53	4.14	0.00	388.01
Total	32.35	2.09	0.00	22.65	1.30	0.00	94.53	4.14	0.00	2,146.12
Ult	188.45	139.15	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	5.00	15.69	0.00	0.00	55.76	0.00	0.00	0.00	117.60	112.29
2024	5.00	14.23	0.00	0.00	55.76	0.00	0.00	0.00	101.48	200.38
2025	5.00	12.95	0.00	0.00	55.76	0.00	0.00	0.00	87.38	269.32
2026	5.00	11.92	0.00	0.00	55.76	0.00	0.00	0.00	75.93	323.77
2027	5.00	11.03	0.00	0.00	55.76	0.00	0.00	0.00	66.17	366.91
2028	5.00	10.30	0.00	0.00	55.76	0.00	0.00	0.00	58.05	401.32
2029	5.00	9.61	0.00	0.00	55.76	0.00	0.00	0.00	50.41	428.48
2030	5.00	9.02	0.00	0.00	55.76	0.00	0.00	0.00	43.97	450.02
2031	5.00	8.51	0.00	0.00	55.76	0.00	0.00	0.00	38.27	467.06
2032	5.00	8.07	0.00	0.00	55.76	0.00	0.00	0.00	33.42	480.59
2033	5.00	7.63	0.00	0.00	55.76	0.00	0.00	0.00	28.61	491.12
2034	5.00	7.25	0.00	0.00	55.76	0.00	0.00	0.00	24.39	499.28
2035	5.00	6.89	0.00	0.00	55.76	0.00	0.00	0.00	20.38	505.48
2036	5.00	6.56	0.00	0.00	55.76	0.00	0.00	0.00	16.77	510.11
2037	5.00	6.22	0.00	0.00	55.76	0.00	0.00	0.00	12.95	513.37
Rem.		32.19	0.00	0.00	345.61	0.00	0.00	0.00	10.21	2.83
Total		178.07	0.00	0.00	1,182.07	0.00	0.00	0.00	785.99	516.20
	Oil			Abandonment Date :	03/13/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	250.55	bbl/month		Revenue Int :	0.70000000	PW	5.00% :	624.40
Abandonment :	66.80	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	554.70
Initial Decline :	10.53	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	534.75
Beg Ratio :	0.064	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	482.77
End Ratio :	0.062	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	440.29
						PW	20.00% :	384.79
Annex E-27

Date : 04/25/2023 1:36:53AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Proved Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00	SEVEN RIVERS Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	711.96
Cum Gas (MMcf) :	900.32
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	388.76	306.09	0.00	290.79	204.00	0.00	94.53	4.14	0.00	28,333.03
2024	397.47	215.68	0.00	297.31	143.74	0.00	94.53	4.14	0.00	28,699.46
2025	397.83	170.66	0.00	297.58	113.74	0.00	94.53	4.14	0.00	28,600.77
2026	392.85	141.76	0.00	293.85	94.48	0.00	94.53	4.14	0.00	28,168.71
2027	384.79	121.07	0.00	287.82	80.69	0.00	94.53	4.14	0.00	27,541.72
2028	373.52	104.92	0.00	279.39	69.93	0.00	94.53	4.14	0.00	26,700.14
2029	360.36	91.87	0.00	269.55	61.23	0.00	94.53	4.14	0.00	25,734.18
2030	346.55	81.19	0.00	259.22	54.11	0.00	94.53	4.14	0.00	24,727.79
2031	331.38	72.02	0.00	247.87	48.00	0.00	94.53	4.14	0.00	23,630.15
2032	313.96	63.92	0.00	234.84	42.60	0.00	94.53	4.14	0.00	22,376.05
2033	294.72	58.94	0.00	220.45	39.28	0.00	94.53	4.14	0.00	21,001.60
2034	271.48	54.29	0.00	203.06	36.18	0.00	94.53	4.14	0.00	19,345.44
2035	249.21	49.84	0.00	186.41	33.22	0.00	94.53	4.14	0.00	17,759.05
2036	232.37	46.47	0.00	173.81	30.97	0.00	94.53	4.14	0.00	16,558.81
2037	218.95	43.79	0.00	163.78	29.19	0.00	94.53	4.14	0.00	15,602.71
Rem	1,113.03	222.61	0.00	832.55	148.36	0.00	94.53	4.14	0.00	79,314.92
Total	6,067.22	1,845.12	0.00	4,538.28	1,229.72	0.00	94.53	4.14	0.00	434,094.52
Ult	6,779.19	2,745.44	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	1.00	2,342.35	0.00	0.00	4,994.71	0.00	0.00	0.00	20,995.96	20,025.53
2024	1.00	2,375.51	0.00	0.00	4,994.71	0.00	0.00	0.00	21,329.24	38,519.37
2025	1.00	2,368.68	0.00	0.00	4,994.71	0.00	0.00	0.00	21,237.37	55,262.64
2026	1.00	2,333.70	0.00	0.00	4,994.71	0.00	0.00	0.00	20,840.30	70,201.51
2027	1.00	2,282.29	0.00	0.00	4,994.71	0.00	0.00	0.00	20,264.72	83,408.96
2028	1.00	2,212.93	0.00	0.00	4,994.71	0.00	0.00	0.00	19,492.50	94,957.34
2029	1.00	2,133.15	0.00	0.00	4,994.71	0.00	0.00	0.00	18,606.32	104,979.27
2030	1.00	2,049.94	0.00	0.00	4,994.71	0.00	0.00	0.00	17,683.13	113,638.99
2031	1.00	1,959.12	0.00	0.00	4,994.71	0.00	0.00	0.00	16,676.32	121,064.38
2032	1.00	1,855.27	0.00	0.00	4,994.71	0.00	0.00	0.00	15,526.06	127,348.62
2033	1.00	1,741.34	0.00	0.00	4,994.71	0.00	0.00	0.00	14,265.55	132,598.76
2034	1.00	1,604.02	0.00	0.00	4,994.71	0.00	0.00	0.00	12,746.70	136,864.68
2035	1.00	1,472.49	0.00	0.00	4,994.71	0.00	0.00	0.00	11,291.85	140,300.23
2036	1.00	1,372.97	0.00	0.00	4,994.71	0.00	0.00	0.00	10,191.13	143,117.87
2037	1.00	1,293.70	0.00	0.00	4,994.71	0.00	0.00	0.00	9,314.31	145,459.16
Rem.		6,576.38	0.00	0.00	33,690.13	0.00	0.00	0.00	39,048.41	7,273.39
Total		35,973.85	0.00	0.00	108,610.81	0.00	0.00	0.00	289,509.86	152,732.56

		Present Worth Profile (M$)
		PW	5.00% :	202,783.96
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	169,802.52
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	160,857.45
Years to Payout :	0.00	PW	12.00% :	138,569.55
Internal ROR (%) :	0.00	PW	15.00% :	121,450.88
		PW	20.00% :	100,566.38

Annex E-28

Date : 04/25/2023 1:36:53AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	7R WF PDP Response
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	711.96		Co., State :	Eddy, NM
Cum Gas (MMcf) :	900.32
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	388.76	306.09	0.00	290.79	204.00	0.00	94.53	4.14	0.00	28,333.03
2024	397.47	215.68	0.00	297.31	143.74	0.00	94.53	4.14	0.00	28,699.46
2025	397.83	170.66	0.00	297.58	113.74	0.00	94.53	4.14	0.00	28,600.77
2026	392.85	141.76	0.00	293.85	94.48	0.00	94.53	4.14	0.00	28,168.71
2027	384.79	121.07	0.00	287.82	80.69	0.00	94.53	4.14	0.00	27,541.72
2028	373.52	104.92	0.00	279.39	69.93	0.00	94.53	4.14	0.00	26,700.14
2029	360.36	91.87	0.00	269.55	61.23	0.00	94.53	4.14	0.00	25,734.18
2030	346.55	81.19	0.00	259.22	54.11	0.00	94.53	4.14	0.00	24,727.79
2031	331.38	72.02	0.00	247.87	48.00	0.00	94.53	4.14	0.00	23,630.15
2032	313.96	63.92	0.00	234.84	42.60	0.00	94.53	4.14	0.00	22,376.05
2033	294.72	58.94	0.00	220.45	39.28	0.00	94.53	4.14	0.00	21,001.60
2034	271.48	54.29	0.00	203.06	36.18	0.00	94.53	4.14	0.00	19,345.44
2035	249.21	49.84	0.00	186.41	33.22	0.00	94.53	4.14	0.00	17,759.05
2036	232.37	46.47	0.00	173.81	30.97	0.00	94.53	4.14	0.00	16,558.81
2037	218.95	43.79	0.00	163.78	29.19	0.00	94.53	4.14	0.00	15,602.71
Rem	1,113.03	222.61	0.00	832.55	148.36	0.00	94.53	4.14	0.00	79,314.92
Total	6,067.22	1,845.12	0.00	4,538.28	1,229.72	0.00	94.53	4.14	0.00	434,094.52
Ult	6,779.19	2,745.44	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	1.00	2,342.35	0.00	0.00	4,994.71	0.00	0.00	0.00	20,995.96	20,025.53
2024	1.00	2,375.51	0.00	0.00	4,994.71	0.00	0.00	0.00	21,329.24	38,519.37
2025	1.00	2,368.68	0.00	0.00	4,994.71	0.00	0.00	0.00	21,237.37	55,262.64
2026	1.00	2,333.70	0.00	0.00	4,994.71	0.00	0.00	0.00	20,840.30	70,201.51
2027	1.00	2,282.29	0.00	0.00	4,994.71	0.00	0.00	0.00	20,264.72	83,408.96
2028	1.00	2,212.93	0.00	0.00	4,994.71	0.00	0.00	0.00	19,492.50	94,957.34
2029	1.00	2,133.15	0.00	0.00	4,994.71	0.00	0.00	0.00	18,606.32	104,979.27
2030	1.00	2,049.94	0.00	0.00	4,994.71	0.00	0.00	0.00	17,683.13	113,638.99
2031	1.00	1,959.12	0.00	0.00	4,994.71	0.00	0.00	0.00	16,676.32	121,064.38
2032	1.00	1,855.27	0.00	0.00	4,994.71	0.00	0.00	0.00	15,526.06	127,348.62
2033	1.00	1,741.34	0.00	0.00	4,994.71	0.00	0.00	0.00	14,265.55	132,598.76
2034	1.00	1,604.02	0.00	0.00	4,994.71	0.00	0.00	0.00	12,746.70	136,864.68
2035	1.00	1,472.49	0.00	0.00	4,994.71	0.00	0.00	0.00	11,291.85	140,300.23
2036	1.00	1,372.97	0.00	0.00	4,994.71	0.00	0.00	0.00	10,191.13	143,117.87
2037	1.00	1,293.70	0.00	0.00	4,994.71	0.00	0.00	0.00	9,314.31	145,459.16
Rem.		6,576.38	0.00	0.00	33,690.13	0.00	0.00	0.00	39,048.41	7,273.39
Total		35,973.85	0.00	0.00	108,610.81	0.00	0.00	0.00	289,509.86	152,732.56
	Oil			Abandonment Date :	10/01/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	32,131.00	bbl/month		Revenue Int :	0.74800000	PW	5.00% :	202,783.96
Abandonment :	26,069.00	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	169,802.52
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	160,857.45
Beg Ratio :	1.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	138,569.55
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	121,450.88
						PW	20.00% :	100,566.38

Annex E-29

Date : 04/25/2023 1:36:53PM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Proved Non-Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	84.56	50.40	0.00	63.25	33.59	0.00	94.53	4.14	0.00	6,118.36
2024	316.60	148.39	0.00	236.82	98.90	0.00	94.53	4.14	0.00	22,795.78
2025	488.73	185.10	0.00	365.57	123.36	0.00	94.53	4.14	0.00	35,068.16
2026	519.22	164.80	0.00	388.37	109.83	0.00	94.53	4.14	0.00	37,167.70
2027	528.36	145.68	0.00	395.21	97.09	0.00	94.53	4.14	0.00	37,761.58
2028	526.67	129.30	0.00	393.95	86.17	0.00	94.53	4.14	0.00	37,596.60
2029	518.06	115.22	0.00	387.51	76.79	0.00	94.53	4.14	0.00	36,949.03
2030	505.30	103.12	0.00	377.97	68.73	0.00	94.53	4.14	0.00	36,013.55
2031	488.97	93.74	0.00	365.75	62.47	0.00	94.53	4.14	0.00	34,833.07
2032	469.90	92.85	0.00	351.48	61.88	0.00	94.53	4.14	0.00	33,481.86
2033	449.63	89.92	0.00	336.32	59.93	0.00	94.53	4.14	0.00	32,040.66
2034	427.40	85.48	0.00	319.70	56.97	0.00	94.53	4.14	0.00	30,456.84
2035	403.08	80.62	0.00	301.51	53.73	0.00	94.53	4.14	0.00	28,723.79
2036	376.76	75.35	0.00	281.82	50.22	0.00	94.53	4.14	0.00	26,848.29
2037	347.80	69.56	0.00	260.15	46.36	0.00	94.53	4.14	0.00	24,783.95
Rem	1,748.93	349.79	0.00	1,308.20	233.12	0.00	94.53	4.14	0.00	124,629.09
Total	8,199.97	1,979.31	0.00	6,133.58	1,319.15	0.00	94.53	4.14	0.00	585,268.30
Ult	8,199.97	1,979.31	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	36.00	506.29	0.00	15,685.00	0.00	683.44	0.00	0.00	-10,756.37	-10,225.31
2024	80.00	1,887.55	0.00	17,295.00	0.00	3,123.65	0.00	0.00	489.58	-9,867.45
2025	114.00	2,905.04	0.00	10,105.00	0.00	5,682.16	0.00	0.00	16,375.96	2,817.74
2026	114.00	3,079.92	0.00	0.00	0.00	6,045.78	0.00	0.00	28,042.00	22,909.25
2027	114.00	3,129.79	0.00	0.00	0.00	6,045.78	0.00	0.00	28,586.01	41,534.62
2028	114.00	3,116.59	0.00	0.00	0.00	6,045.78	0.00	0.00	28,434.22	58,376.51
2029	114.00	3,063.27	0.00	0.00	0.00	6,045.78	0.00	0.00	27,839.97	73,369.40
2030	114.00	2,985.99	0.00	0.00	0.00	6,045.78	0.00	0.00	26,981.77	86,581.00
2031	114.00	2,888.30	0.00	0.00	0.00	6,045.78	0.00	0.00	25,898.99	98,111.13
2032	114.00	2,776.18	0.00	0.00	0.00	6,045.78	0.00	0.00	24,659.90	108,090.42
2033	114.00	2,656.65	0.00	0.00	0.00	6,045.78	0.00	0.00	23,338.24	116,677.05
2034	114.00	2,525.32	0.00	0.00	0.00	6,045.78	0.00	0.00	21,885.74	123,998.42
2035	114.00	2,381.63	0.00	0.00	0.00	6,045.78	0.00	0.00	20,296.38	130,171.78
2036	114.00	2,226.12	0.00	0.00	0.00	6,045.78	0.00	0.00	18,576.39	135,308.13
2037	114.00	2,054.96	0.00	0.00	0.00	6,045.78	0.00	0.00	16,683.22	139,502.47
Rem.		10,333.60	0.00	0.00	0.00	40,779.75	0.00	0.00	73,515.74	13,540.29
Total		48,517.20	0.00	43,085.00	0.00	122,818.35	0.00	0.00	370,847.75	153,042.76

		Present Worth Profile (M$)
		PW	5.00% :	230,435.35
Disc. Initial Invest. (M$) :	37,981.882	PW	8.00% :	179,019.74
ROInvestment (disc/undisc) :	5.03/9.61	PW	9.00% :	165,345.03
Years to Payout :	2.78	PW	12.00% :	131,902.78
Internal ROR (%) :	100.49	PW	15.00% :	106,962.88
		PW	20.00% :	77,699.98
Annex E-30

Date : 04/25/2023 1:36:53PM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Proved Non-Producing Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00	SEVEN RIVERS Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	84.56	50.40	0.00	63.25	33.59	0.00	94.53	4.14	0.00	6,118.36
2024	316.60	148.39	0.00	236.82	98.90	0.00	94.53	4.14	0.00	22,795.78
2025	488.73	185.10	0.00	365.57	123.36	0.00	94.53	4.14	0.00	35,068.16
2026	519.22	164.80	0.00	388.37	109.83	0.00	94.53	4.14	0.00	37,167.70
2027	528.36	145.68	0.00	395.21	97.09	0.00	94.53	4.14	0.00	37,761.58
2028	526.67	129.30	0.00	393.95	86.17	0.00	94.53	4.14	0.00	37,596.60
2029	518.06	115.22	0.00	387.51	76.79	0.00	94.53	4.14	0.00	36,949.03
2030	505.30	103.12	0.00	377.97	68.73	0.00	94.53	4.14	0.00	36,013.55
2031	488.97	93.74	0.00	365.75	62.47	0.00	94.53	4.14	0.00	34,833.07
2032	469.90	92.85	0.00	351.48	61.88	0.00	94.53	4.14	0.00	33,481.86
2033	449.63	89.92	0.00	336.32	59.93	0.00	94.53	4.14	0.00	32,040.66
2034	427.40	85.48	0.00	319.70	56.97	0.00	94.53	4.14	0.00	30,456.84
2035	403.08	80.62	0.00	301.51	53.73	0.00	94.53	4.14	0.00	28,723.79
2036	376.76	75.35	0.00	281.82	50.22	0.00	94.53	4.14	0.00	26,848.29
2037	347.80	69.56	0.00	260.15	46.36	0.00	94.53	4.14	0.00	24,783.95
Rem	1,748.93	349.79	0.00	1,308.20	233.12	0.00	94.53	4.14	0.00	124,629.09
Total	8,199.97	1,979.31	0.00	6,133.58	1,319.15	0.00	94.53	4.14	0.00	585,268.30
Ult	8,199.97	1,979.31	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	36.00	506.29	0.00	15,685.00	0.00	683.44	0.00	0.00	-10,756.37	-10,225.31
2024	80.00	1,887.55	0.00	17,295.00	0.00	3,123.65	0.00	0.00	489.58	-9,867.45
2025	114.00	2,905.04	0.00	10,105.00	0.00	5,682.16	0.00	0.00	16,375.96	2,817.74
2026	114.00	3,079.92	0.00	0.00	0.00	6,045.78	0.00	0.00	28,042.00	22,909.25
2027	114.00	3,129.79	0.00	0.00	0.00	6,045.78	0.00	0.00	28,586.01	41,534.62
2028	114.00	3,116.59	0.00	0.00	0.00	6,045.78	0.00	0.00	28,434.22	58,376.51
2029	114.00	3,063.27	0.00	0.00	0.00	6,045.78	0.00	0.00	27,839.97	73,369.40
2030	114.00	2,985.99	0.00	0.00	0.00	6,045.78	0.00	0.00	26,981.77	86,581.00
2031	114.00	2,888.30	0.00	0.00	0.00	6,045.78	0.00	0.00	25,898.99	98,111.13
2032	114.00	2,776.18	0.00	0.00	0.00	6,045.78	0.00	0.00	24,659.90	108,090.42
2033	114.00	2,656.65	0.00	0.00	0.00	6,045.78	0.00	0.00	23,338.24	116,677.05
2034	114.00	2,525.32	0.00	0.00	0.00	6,045.78	0.00	0.00	21,885.74	123,998.42
2035	114.00	2,381.63	0.00	0.00	0.00	6,045.78	0.00	0.00	20,296.38	130,171.78
2036	114.00	2,226.12	0.00	0.00	0.00	6,045.78	0.00	0.00	18,576.39	135,308.13
2037	114.00	2,054.96	0.00	0.00	0.00	6,045.78	0.00	0.00	16,683.22	139,502.47
Rem.		10,333.60	0.00	0.00	0.00	40,779.75	0.00	0.00	73,515.74	13,540.29
Total		48,517.20	0.00	43,085.00	0.00	122,818.35	0.00	0.00	370,847.75	153,042.76

		Present Worth Profile (M$)
		PW	5.00% :	230,435.35
Disc. Initial Invest. (M$) :	37,981.882	PW	8.00% :	179,019.74
ROInvestment (disc/undisc) :	5.03/9.61	PW	9.00% :	165,345.03
Years to Payout :	2.78	PW	12.00% :	131,902.78
Internal ROR (%) :	100.49	PW	15.00% :	106,962.88
		PW	20.00% :	77,699.98

Annex E-31

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Seven Rivers WF PDP+PDNP (Incr) - Dev
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Non-Producing
Case Type :	INCREMENTAL CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	0.00		Co., State :	Eddy, NM
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	84.56	50.40	0.00	63.25	33.59	0.00	94.53	4.14	0.00	6,118.36
2024	316.60	148.39	0.00	236.82	98.90	0.00	94.53	4.14	0.00	22,795.78
2025	488.73	185.10	0.00	365.57	123.36	0.00	94.53	4.14	0.00	35,068.16
2026	519.22	164.80	0.00	388.37	109.83	0.00	94.53	4.14	0.00	37,167.70
2027	528.36	145.68	0.00	395.21	97.09	0.00	94.53	4.14	0.00	37,761.58
2028	526.67	129.30	0.00	393.95	86.17	0.00	94.53	4.14	0.00	37,596.60
2029	518.06	115.22	0.00	387.51	76.79	0.00	94.53	4.14	0.00	36,949.03
2030	505.30	103.12	0.00	377.97	68.73	0.00	94.53	4.14	0.00	36,013.55
2031	488.97	93.74	0.00	365.75	62.47	0.00	94.53	4.14	0.00	34,833.07
2032	469.90	92.85	0.00	351.48	61.88	0.00	94.53	4.14	0.00	33,481.86
2033	449.63	89.92	0.00	336.32	59.93	0.00	94.53	4.14	0.00	32,040.66
2034	427.40	85.48	0.00	319.70	56.97	0.00	94.53	4.14	0.00	30,456.84
2035	403.08	80.62	0.00	301.51	53.73	0.00	94.53	4.14	0.00	28,723.79
2036	376.76	75.35	0.00	281.82	50.22	0.00	94.53	4.14	0.00	26,848.29
2037	347.80	69.56	0.00	260.15	46.36	0.00	94.53	4.14	0.00	24,783.95
Rem	1,748.93	349.79	0.00	1,308.20	233.12	0.00	94.53	4.14	0.00	124,629.09
Total	8,199.97	1,979.31	0.00	6,133.58	1,319.15	0.00	94.53	4.14	0.00	585,268.30
Ult	8,199.97	1,979.31	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	36.00	506.29	0.00	15,685.00	0.00	683.44	0.00	0.00	-10,756.37	-10,225.31
2024	80.00	1,887.55	0.00	17,295.00	0.00	3,123.65	0.00	0.00	489.58	-9,867.45
2025	114.00	2,905.04	0.00	10,105.00	0.00	5,682.16	0.00	0.00	16,375.96	2,817.74
2026	114.00	3,079.92	0.00	0.00	0.00	6,045.78	0.00	0.00	28,042.00	22,909.25
2027	114.00	3,129.79	0.00	0.00	0.00	6,045.78	0.00	0.00	28,586.01	41,534.62
2028	114.00	3,116.59	0.00	0.00	0.00	6,045.78	0.00	0.00	28,434.22	58,376.51
2029	114.00	3,063.27	0.00	0.00	0.00	6,045.78	0.00	0.00	27,839.97	73,369.40
2030	114.00	2,985.99	0.00	0.00	0.00	6,045.78	0.00	0.00	26,981.77	86,581.00
2031	114.00	2,888.30	0.00	0.00	0.00	6,045.78	0.00	0.00	25,898.99	98,111.13
2032	114.00	2,776.18	0.00	0.00	0.00	6,045.78	0.00	0.00	24,659.90	108,090.42
2033	114.00	2,656.65	0.00	0.00	0.00	6,045.78	0.00	0.00	23,338.24	116,677.05
2034	114.00	2,525.32	0.00	0.00	0.00	6,045.78	0.00	0.00	21,885.74	123,998.42
2035	114.00	2,381.63	0.00	0.00	0.00	6,045.78	0.00	0.00	20,296.38	130,171.78
2036	114.00	2,226.12	0.00	0.00	0.00	6,045.78	0.00	0.00	18,576.39	135,308.13
2037	114.00	2,054.96	0.00	0.00	0.00	6,045.78	0.00	0.00	16,683.22	139,502.47
Rem.		10,333.60	0.00	0.00	0.00	40,779.75	0.00	0.00	73,515.74	13,540.29
Total		48,517.20	0.00	43,085.00	0.00	122,818.35	0.00	0.00	370,847.75	153,042.76
	Oil			Abandonment Date :	10/01/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	32,131.00	bbl/month		Revenue Int :	0.74800000	PW	5.00% :	230,435.35
Abandonment :	26,069.00	bbl/month		Disc. Initial Invest. (M$) :	37,981.882	PW	8.00% :	179,019.74
Initial Decline :	0.00	% year	b = 1.000	ROInvestment (disc/undisc) :	5.03/9.61	PW	9.00% :	165,345.03
Beg Ratio :	1.000	Mcf/bbl		Years to Payout :	2.78	PW	12.00% :	131,902.78
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	100.49	PW	15.00% :	106,962.88
						PW	20.00% :	77,699.98

Annex E-32

Date : 04/25/2023 1:36:53PM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Proved Undeveloped Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	110.05	53.82	0.00	82.32	35.87	0.00	94.53	4.14	0.00	7,929.74
2025	348.43	138.52	0.00	260.63	92.32	0.00	94.53	4.14	0.00	25,019.17
2026	426.73	143.41	0.00	319.20	95.57	0.00	94.53	4.14	0.00	30,569.20
2027	433.47	126.62	0.00	324.24	84.39	0.00	94.53	4.14	0.00	30,999.32
2028	428.37	111.46	0.00	320.42	74.28	0.00	94.53	4.14	0.00	30,596.95
2029	415.36	97.93	0.00	310.69	65.27	0.00	94.53	4.14	0.00	29,639.44
2030	397.44	86.00	0.00	297.29	57.31	0.00	94.53	4.14	0.00	28,339.84
2031	376.11	76.00	0.00	281.33	50.65	0.00	94.53	4.14	0.00	26,803.77
2032	351.79	70.36	0.00	263.14	46.89	0.00	94.53	4.14	0.00	25,068.57
2033	326.06	65.21	0.00	243.89	43.46	0.00	94.53	4.14	0.00	23,234.97
2034	299.43	59.89	0.00	223.98	39.91	0.00	94.53	4.14	0.00	21,337.66
2035	271.48	54.30	0.00	203.07	36.19	0.00	94.53	4.14	0.00	19,345.73
2036	242.44	48.49	0.00	181.34	32.32	0.00	94.53	4.14	0.00	17,276.26
2037	212.01	42.40	0.00	158.58	28.26	0.00	94.53	4.14	0.00	15,108.02
Rem	742.62	148.53	0.00	555.48	98.99	0.00	94.53	4.14	0.00	52,919.04
Total	5,381.79	1,322.92	0.00	4,025.58	881.68	0.00	94.53	4.14	0.00	384,187.70
Ult	5,381.79	1,322.92	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	23.00	656.54	0.00	28,840.00	0.00	591.44	0.00	0.00	-22,158.23	-19,262.49
2025	43.00	2,072.39	0.00	22,231.00	0.00	1,826.88	0.00	0.00	-1,111.09	-20,411.51
2026	43.00	2,532.89	0.00	0.00	0.00	2,260.60	0.00	0.00	25,775.72	-1,942.20
2027	43.00	2,569.10	0.00	0.00	0.00	2,260.60	0.00	0.00	26,169.62	15,109.62
2028	43.00	2,536.16	0.00	0.00	0.00	2,260.60	0.00	0.00	25,800.19	30,392.67
2029	43.00	2,457.10	0.00	0.00	0.00	2,260.60	0.00	0.00	24,921.74	43,815.69
2030	43.00	2,349.60	0.00	0.00	0.00	2,260.60	0.00	0.00	23,729.65	55,436.60
2031	43.00	2,222.41	0.00	0.00	0.00	2,260.60	0.00	0.00	22,320.77	65,375.48
2032	43.00	2,078.56	0.00	0.00	0.00	2,260.60	0.00	0.00	20,729.42	73,766.02
2033	43.00	1,926.52	0.00	0.00	0.00	2,260.60	0.00	0.00	19,047.85	80,775.84
2034	43.00	1,769.21	0.00	0.00	0.00	2,260.60	0.00	0.00	17,307.86	86,567.27
2035	43.00	1,604.05	0.00	0.00	0.00	2,260.60	0.00	0.00	15,481.09	91,277.48
2036	43.00	1,432.46	0.00	0.00	0.00	2,260.60	0.00	0.00	13,583.21	95,034.54
2037	43.00	1,252.68	0.00	0.00	0.00	2,260.60	0.00	0.00	11,594.75	97,950.96
Rem.		4,387.77	0.00	0.00	0.00	15,248.08	0.00	0.00	33,283.19	6,537.59
Total		31,847.43	0.00	51,071.00	0.00	44,793.54	0.00	0.00	256,475.73	104,488.55

		Present Worth Profile (M$)
		PW	5.00% :	160,027.06
Disc. Initial Invest. (M$) :	42,680.163	PW	8.00% :	123,340.97
ROInvestment (disc/undisc) :	3.45/6.02	PW	9.00% :	113,443.67
Years to Payout :	3.90	PW	12.00% :	88,989.23
Internal ROR (%) :	63.66	PW	15.00% :	70,537.71
		PW	20.00% :	48,729.65
Annex E-33

Date : 04/25/2023 1:36:53PM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Proved Undeveloped Rsv Class & Category
Partner :	HNRA	Discount Rate (%) : 10.00	SEVEN RIVERS Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection
Archive Set :

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	110.05	53.82	0.00	82.32	35.87	0.00	94.53	4.14	0.00	7,929.74
2025	348.43	138.52	0.00	260.63	92.32	0.00	94.53	4.14	0.00	25,019.17
2026	426.73	143.41	0.00	319.20	95.57	0.00	94.53	4.14	0.00	30,569.20
2027	433.47	126.62	0.00	324.24	84.39	0.00	94.53	4.14	0.00	30,999.32
2028	428.37	111.46	0.00	320.42	74.28	0.00	94.53	4.14	0.00	30,596.95
2029	415.36	97.93	0.00	310.69	65.27	0.00	94.53	4.14	0.00	29,639.44
2030	397.44	86.00	0.00	297.29	57.31	0.00	94.53	4.14	0.00	28,339.84
2031	376.11	76.00	0.00	281.33	50.65	0.00	94.53	4.14	0.00	26,803.77
2032	351.79	70.36	0.00	263.14	46.89	0.00	94.53	4.14	0.00	25,068.57
2033	326.06	65.21	0.00	243.89	43.46	0.00	94.53	4.14	0.00	23,234.97
2034	299.43	59.89	0.00	223.98	39.91	0.00	94.53	4.14	0.00	21,337.66
2035	271.48	54.30	0.00	203.07	36.19	0.00	94.53	4.14	0.00	19,345.73
2036	242.44	48.49	0.00	181.34	32.32	0.00	94.53	4.14	0.00	17,276.26
2037	212.01	42.40	0.00	158.58	28.26	0.00	94.53	4.14	0.00	15,108.02
Rem	742.62	148.53	0.00	555.48	98.99	0.00	94.53	4.14	0.00	52,919.04
Total	5,381.79	1,322.92	0.00	4,025.58	881.68	0.00	94.53	4.14	0.00	384,187.70
Ult	5,381.79	1,322.92	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	23.00	656.54	0.00	28,840.00	0.00	591.44	0.00	0.00	-22,158.23	-19,262.49
2025	43.00	2,072.39	0.00	22,231.00	0.00	1,826.88	0.00	0.00	-1,111.09	-20,411.51
2026	43.00	2,532.89	0.00	0.00	0.00	2,260.60	0.00	0.00	25,775.72	-1,942.20
2027	43.00	2,569.10	0.00	0.00	0.00	2,260.60	0.00	0.00	26,169.62	15,109.62
2028	43.00	2,536.16	0.00	0.00	0.00	2,260.60	0.00	0.00	25,800.19	30,392.67
2029	43.00	2,457.10	0.00	0.00	0.00	2,260.60	0.00	0.00	24,921.74	43,815.69
2030	43.00	2,349.60	0.00	0.00	0.00	2,260.60	0.00	0.00	23,729.65	55,436.60
2031	43.00	2,222.41	0.00	0.00	0.00	2,260.60	0.00	0.00	22,320.77	65,375.48
2032	43.00	2,078.56	0.00	0.00	0.00	2,260.60	0.00	0.00	20,729.42	73,766.02
2033	43.00	1,926.52	0.00	0.00	0.00	2,260.60	0.00	0.00	19,047.85	80,775.84
2034	43.00	1,769.21	0.00	0.00	0.00	2,260.60	0.00	0.00	17,307.86	86,567.27
2035	43.00	1,604.05	0.00	0.00	0.00	2,260.60	0.00	0.00	15,481.09	91,277.48
2036	43.00	1,432.46	0.00	0.00	0.00	2,260.60	0.00	0.00	13,583.21	95,034.54
2037	43.00	1,252.68	0.00	0.00	0.00	2,260.60	0.00	0.00	11,594.75	97,950.96
Rem.		4,387.77	0.00	0.00	0.00	15,248.08	0.00	0.00	33,283.19	6,537.59
Total .		31,847.43	0.00	51,071.00	0.00	44,793.54	0.00	0.00	256,475.73	104,488.55

		Present Worth Profile (M$)
		PW	5.00% :	160,027.06
Disc. Initial Invest. (M$) :	42,680.163	PW	8.00% :	123,340.97
ROInvestment (disc/undisc) :	3.45/6.02	PW	9.00% :	113,443.67
Years to Payout :	3.90	PW	12.00% :	88,989.23
Internal ROR (%) :	63.66	PW	15.00% :	70,537.71
		PW	20.00% :	48,729.65

Annex E-34

Date : 04/25/2023 1:36:53PM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Seven Rivers WF PDP+PDNP+PUD (Incr)
Partner :	HNRA	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Undeveloped
Case Type :	INCREMENTAL CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	0.00		Co., State :	Eddy, NM
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	110.05	53.82	0.00	82.32	35.87	0.00	94.53	4.14	0.00	7,929.74
2025	348.43	138.52	0.00	260.63	92.32	0.00	94.53	4.14	0.00	25,019.17
2026	426.73	143.41	0.00	319.20	95.57	0.00	94.53	4.14	0.00	30,569.20
2027	433.47	126.62	0.00	324.24	84.39	0.00	94.53	4.14	0.00	30,999.32
2028	428.37	111.46	0.00	320.42	74.28	0.00	94.53	4.14	0.00	30,596.95
2029	415.36	97.93	0.00	310.69	65.27	0.00	94.53	4.14	0.00	29,639.44
2030	397.44	86.00	0.00	297.29	57.31	0.00	94.53	4.14	0.00	28,339.84
2031	376.11	76.00	0.00	281.33	50.65	0.00	94.53	4.14	0.00	26,803.77
2032	351.79	70.36	0.00	263.14	46.89	0.00	94.53	4.14	0.00	25,068.57
2033	326.06	65.21	0.00	243.89	43.46	0.00	94.53	4.14	0.00	23,234.97
2034	299.43	59.89	0.00	223.98	39.91	0.00	94.53	4.14	0.00	21,337.66
2035	271.48	54.30	0.00	203.07	36.19	0.00	94.53	4.14	0.00	19,345.73
2036	242.44	48.49	0.00	181.34	32.32	0.00	94.53	4.14	0.00	17,276.26
2037	212.01	42.40	0.00	158.58	28.26	0.00	94.53	4.14	0.00	15,108.02
Rem	742.62	148.53	0.00	555.48	98.99	0.00	94.53	4.14	0.00	52,919.04
Total	5,381.79	1,322.92	0.00	4,025.58	881.68	0.00	94.53	4.14	0.00	384,187.70
Ult	5,381.79	1,322.92	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	23.00	656.54	0.00	28,840.00	0.00	591.44	0.00	0.00	-22,158.23	-19,262.49
2025	43.00	2,072.39	0.00	22,231.00	0.00	1,826.88	0.00	0.00	-1,111.09	-20,411.51
2026	43.00	2,532.89	0.00	0.00	0.00	2,260.60	0.00	0.00	25,775.72	-1,942.20
2027	43.00	2,569.10	0.00	0.00	0.00	2,260.60	0.00	0.00	26,169.62	15,109.62
2028	43.00	2,536.16	0.00	0.00	0.00	2,260.60	0.00	0.00	25,800.19	30,392.67
2029	43.00	2,457.10	0.00	0.00	0.00	2,260.60	0.00	0.00	24,921.74	43,815.69
2030	43.00	2,349.60	0.00	0.00	0.00	2,260.60	0.00	0.00	23,729.65	55,436.60
2031	43.00	2,222.41	0.00	0.00	0.00	2,260.60	0.00	0.00	22,320.77	65,375.48
2032	43.00	2,078.56	0.00	0.00	0.00	2,260.60	0.00	0.00	20,729.42	73,766.02
2033	43.00	1,926.52	0.00	0.00	0.00	2,260.60	0.00	0.00	19,047.85	80,775.84
2034	43.00	1,769.21	0.00	0.00	0.00	2,260.60	0.00	0.00	17,307.86	86,567.27
2035	43.00	1,604.05	0.00	0.00	0.00	2,260.60	0.00	0.00	15,481.09	91,277.48
2036	43.00	1,432.46	0.00	0.00	0.00	2,260.60	0.00	0.00	13,583.21	95,034.54
2037	43.00	1,252.68	0.00	0.00	0.00	2,260.60	0.00	0.00	11,594.75	97,950.96
Rem.		4,387.77	0.00	0.00	0.00	15,248.08	0.00	0.00	33,283.19	6,537.59
Total		31,847.43	0.00	51,071.00	0.00	44,793.54	0.00	0.00	256,475.73	104,488.55
	Oil			Abandonment Date :	10/01/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	32,131.00	bbl/month		Revenue Int :	0.74800000	PW	5.00% :	160,027.06
Abandonment :	28,725.00	bbl/month		Disc. Initial Invest. (M$) :	42,680.163	PW	8.00% :	123,340.97
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	3.96/6.94	PW	9.00% :	113,443.67
Beg Ratio :	1.000	Mcf/bbl		Years to Payout :	3.66	PW	12.00% :	88,989.23
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	63.66	PW	15.00% :	70,537.71
						PW	20.00% :	48,729.65

Annex E-35

Annex F

Report of William M. Cobb & Associates, Inc. as of December 31, 2021 (LH Operating)

See below

EVALUATION

OF

CERTAIN OIL AND GAS
PROPERTIES

LOCATED IN

EDDY COUNTY NEW
MEXICO

PREPARED FOR

POGO RESOURCES, LLC

AS OF

DECEMBER 31, 2021

WILLIAM M. COBB & ASSOCIATES, INC.

Worldwide Petroleum Consultants

WILLIAM M. COBB & ASSOCIATES, INC.
Worldwide Petroleum Consultants

12770 Coit Road, Suite 907	(972) 385-0354
Dallas, Texas	Fax: (972) 788-5165
E-Mail: office@wmcobb.com

July 12, 2023

Mr. Nick Holbrook
Pogo Resources, LLC
4809 Cole Avenue, Suite 106
Dallas, Texas 75205

Subject:  Grayburg-Jackson Field, Eddy County, New Mexico
Reserve and Cash Flow Projections, SEC Guidelines

Dear Mr. Holbrook:

In accordance with your request, William M. Cobb & Associates, Inc. (Cobb & Associates) has estimated the proved reserves and future income as of December 31, 2021, attributable to the interest of Pogo Resources, LLC (Pogo) in certain oil and gas properties located in the Grayburg-Jackson Field, Eddy County, New Mexico. The Pogo properties have historically produced from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs in descending depth order. The focus of this report is to capture reserves attributable to both the historical (“legacy”) SR-Q-G-SA completions and the recent Pogo implementation and expansion of the Seven Rivers (SR) waterflood. This report was completed on November 11, 2022 and minor revisions to the wording were made on March 31, 2023.

Table 1 summarizes our estimate of the proved oil and gas reserves for all planned development and the pre-federal income tax value undiscounted and discounted at ten percent. Values shown are determined utilizing the December 31, 2021, SEC Commodity Price Forecast. The discounted present worth of future income values shown below in Table 1 are not intended to necessarily represent an estimate of fair market value.

TABLE 1

POGO RESOURCES, LLC — NET RESERVES AND VALUE
AS OF DECEMBER 31, 2021

	Net Reserves		Future Net Pre-Tax Cash Flow
Reserve Category	Oil (MBBL)	Gas (MMCF)	Undiscounted (M$)	Discounted at 10% (M$)
Legacy SR-Q-G-SA PDP	721.8	658.1	25,127.6	14,347.4
SR Waterflood PDP	4,926.8	878.0	215,020.3	111,043.5
TOTAL PDP	5,648.6	1,536.0	240,147.9	125,391.0
SR Waterflood PNP	7,512.5	1,338.7	291,194.0	109,974.6
SR Waterflood PUD	4,707.1	838.8	194,468.6	72,249.8
TOTAL PROVED	17,868.2	3,713.6	725,810.5	307,615.4

Annex F-1

Mr. Nick Holbrook
July 12, 2023
Page 2 – Grayburg-Jackson Reserves, SEC Guidelines

Oil volumes are expressed in thousands of stock tank barrels (MBBL). A stock tank barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of standard cubic feet (MMCF).

According to Pogo, the reserves evaluated in this report also constitute 100% of Pogo’s reserves. This report, which was prepared for Pogo’s use in filing with the SEC a proxy statement by HNR Acquisition Corp. and covers 100 percent of the total company present value discounted at ten percent (PV10) presented in such proxy statement. All assumptions, data, methods, and procedures considered necessary and appropriate were used to prepare this report.

DISCUSSION

Pogo’s leasehold covers approximately 13,700 acres in the Grayburg-Jackson Field. Historical production has been from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs ranging in depth from 1,500 to 4,000 feet. The production forecast for the historical SR-Q-G-SA completions is the basis for row one in Table 1. Recent and ongoing focus on the Seven Rivers waterflood implementation by Pogo is reflected in rows 2 — 4 in Table 1. Although the Seven Rivers interval is behind-pipe in many future Seven Rivers producers or injectors, a material number of planned producers and injectors will require new drill wellbores. The 170 development patterns have been categorized according to the producer status with 127 patterns being Proved Developed Non-Producing (PDNP) and 43 patterns being Proved Undeveloped (PUD).

In 2019 Pogo began an expansion of the existing Seven Rivers waterflood under several sections in the southern portion of the Pogo properties which had been economically successful and served as the analogy for the reserves estimated in this report. Evaluation of these economically successful patterns within the Pogo property yielded a median (P50) expectation of 32,545 barrels (Bbls) of oil for a typical Seven Rivers 40-acre well spacing primary recovery completion. Furthermore, the evaluation yielded a median expectation of 85,348 Bbls of oil for a typical Seven Rivers 20-acre well spacing waterflood recovery (primary + secondary) recovery completion. The difference between these two median recoveries yields a typical secondary oil recovery of 52,803 Bbls.

Net Pay and Pore Volume (Net Pay * Porosity) maps were generated for the Seven Rivers intervals included as waterflood reserves in this report: B1, B2, B3, B4, B5, B6, and C. The sum of the Pore Volume from these seven intervals constitutes the Total Pore Volume forming the volumetric basis for the Seven Rivers waterflood reserves. A total of 314 patterns with discretely estimated Pore Volume were evaluated. Only the 253 patterns under Pogo leases with less than 43,000 Bbls of cumulative oil production were used to distribute reserves in this report.

A pattern simulation model was used to forecast future recovery from the 253 Pogo Seven Rivers patterns. The simulation model is comprised of seven layers to represent the seven intervals of the Seven Rivers Pore Volume maps. Average thickness and porosity values from the seven intervals were used in the simulation models. As of this report date, 95 patterns were producing and 158 remained for future development. Of the remaining 158 patterns, 115 are categorized as PNP and 43 are PUD. Primary and secondary recovery cases were run to establish production forecast rates then used to distribute production expectations to each of the 253 Seven Rivers patterns. The individual Pore Volume of each pattern served as the key element for scaling the production forecast for each specific pattern. The oil volumes from this forecast are the basis for the Seven Rivers waterflood PDP reserves. The oil projection for these 253 patterns is the production forecast for the total Proved (PDP+PDNP+PUD) reserves for the Seven Rivers waterflood implementation.

OIL AND GAS PRICING

Projections of future oil and gas reserves contained in this report utilize the December 31, 2021, SEC Commodity Price Forecast. The SEC price is the arithmetic average of the “first-day-of-the-month” WTI Spot pricing for oil prices and Henry Hub prices for natural gas for the preceding 12-month period ending December 31, 2021. These prices were calculated to be $66.56 per barrel of oil and $3.598 per MMBTU of gas. Product prices used in the revenue forecasts have been adjusted for quality, location, and BTU content. After applying appropriate differentials for each lease, the weighted average realized product prices for 2022 were estimated to be $65.73 per barrel of oil and $2.73 per MCF of gas, resulting in average 2022 differentials of negative $0.83 per barrel and negative $0.87 per MCF. Product prices and differentials were not escalated for this report.

Annex F-2

Mr. Nick Holbrook
July 12, 2023
Page 3 – Grayburg-Jackson Reserves, SEC Guidelines

OPERATING COSTS

Pogo provided historical lease operating expense (LOE) data through December 2021 for each lease. Based upon our analysis of that data, a fixed monthly operating cost was applied for each legacy lease. The Seven Rivers PDP waterflood case was assigned a monthly per pattern fixed monthly operating cost of $318,852 based on the provided data. The PNP and PUD cases were assigned a fixed monthly operating cost of $3,504 per new producer and $300 per month for each new injector. The costs were held constant for the report. There were no variable costs scheduled. The cashflow model for this report was prepared using PHDWin software. Any “other costs” in the report are fixed operating expenses for the new injectors and do not contain any variable costs.

CAPITAL COSTS

Capital costs and timing were provided by Pogo. This prospect will be developed using a combination of recompletions and new drill wells. The development cost to complete the remaining patterns is $96,256,000.

RESERVES AND CASH FLOW

Reserve and revenue projections for the proved reserves categories are shown in Table 2 after the signature page of this report. Cash flow is defined as revenue after deduction of state severance tax, ad valorem tax, operating cost, and capital cost. All economic projections are before federal income taxes.

PROPERTY ABANDONMENT

As requested, abandonment costs have not been included in our estimates of future net revenue. Although no abandonment costs have been scheduled for the subject properties, it is worth noting the expected long producing life of the Reserves evaluated in this report. The Seven Rivers Reserves categories are estimated to become uneconomical by approximately June 2044. However, some of the currently producing legacy (SR-Q-G-SA) patterns do not become uneconomic until December 2070. Given the long producing life of the properties, the present value of any abandonment costs would be minimal. In addition, any future abandonment costs will be largely, or totally, offset by the salvage value of the wellbore tubulars and surface equipment.

PROFESSIONAL GUIDELINES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years, from known reservoirs under expected economic and operating conditions. Reserves are considered proved if economic productivity is supported by either actual production or conclusive formation tests.

Probable reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than proved reserves, but more certain to be recovered than possible reserves. Possible reserves are those additional reserves which analysis of geoscience and engineering data suggest are less likely to be recoverable than probable reserves.

The reserve estimates shown in this report are those estimated to be recoverable in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X and the guidelines specified in Item 1202 (a)(8) of Regulation S-K of the U.S. Securities and Exchange Commission (SEC), and conforms to the FASB Accounting Standards Codification Topic 932, Extractive Industries — Oil and Gas, except that future income taxes are excluded and, as requested, abandonment costs have not been included in our estimates of future net income. The definitions for oil and gas reserves in accordance with SEC Regulation S-X are set forth in this report.

Annex F-3

Mr. Nick Holbrook
July 12, 2023
Page 4 – Grayburg-Jackson Reserves, SEC Guidelines

No current or impending regulations are known to restrict Pogo’s ability to recover the estimated reserves. No attempt was made to assess the possible effects of unknowable governmental regulations on the ability of Pogo to recover the reserves estimated in this report.

Reserves definitions used by Cobb & Associates in this report adhere to SEC guidelines and rely on SEC price forecast. In addition to SEC guidelines, the reserve definitions used by Cobb & Associates are also consistent with definitions set forth in the PRMS and approved by the Society of Petroleum Engineers and other professional organizations.

The reserves included in this report are estimates only and should not be construed as being exact quantities. Governmental policies, uncertainties of supply and demand, the prices actually received for the reserves, and the costs incurred in recovering such reserves, may vary from the price and cost assumptions in this report. Estimated reserves using price escalations may vary from values obtained using constant price scenarios. In any case, estimates of reserves, resources, and revenues may increase or decrease as a result of future operations.

Cobb & Associates has not examined titles to the appraised properties nor has the actual degree of interest owned been independently confirmed. The data used in this evaluation were obtained from Pogo Resources, LLC and the non-confidential files of Cobb & Associates and were considered accurate.

We have not made a field examination of the Pogo properties, therefore, operating ability and condition of the production equipment have not been considered. Also, environmental liabilities, if any, caused by Pogo or any other operator have not been considered, nor has the cost to restore the property to acceptable conditions, as may be required by regulation, been taken into account.

In evaluating available information concerning this appraisal, Cobb & Associates has excluded from its consideration all matters as to which legal or accounting interpretation, rather than geological or engineering, may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data, and conclusions necessarily represent only informed professional judgments.

William M. Cobb & Associates, Inc. is an independent consulting firm founded in 1983. Its compensation is not contingent on the results obtained or reported. This report was prepared by associates of the firm who are licensed professional engineers and geologists with over 40 years of experience in the estimation, assessment, and evaluation of oil and gas reserves.

Annex F-4

Mr. Nick Holbrook
July 12, 2023
Page 5 – Grayburg-Jackson Reserves, SEC Guidelines

This section intentionally left blank.

Annex F-5

Mr. Nick Holbrook
July 6, 2023
Page 6 – Grayburg-Jackson Reserves, SEC Guidelines

DLB:arr

Attachments

M:Pogo/Grayburg-Jackson Reserves – 123121_SEC_Revised_071223

Annex F-6

Pogo Resources, Llc

Reserves for

Grayburg-Jackson Properties

TABLE 2

Economic Summary Projection

William M. Cobb & Associates, Inc.

December 31, 2021

Annex F-7

Date : 11/11/2022 11:14:34AM		ECONOMIC SUMMARY PROJECTION	Total
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022
Partner :	All Cases	Discount Rate (%) : 10.00
Case Type :	GRAND TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	33,997.78
Cum Gas (MMcf) :	22,432.81

Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	571.51	188.37	0.00	482.01	140.62	0.00	65.73	2.73	0.00	32,066.21
2023	664.17	197.53	0.00	560.85	147.82	0.00	65.73	2.73	0.00	37,267.60
2024	966.35	251.52	0.00	817.32	188.82	0.00	65.73	2.73	0.00	54,237.38
2025	1,312.96	315.71	0.00	1,111.42	237.47	0.00	65.73	2.73	0.00	73,701.15
2026	1,391.11	326.64	0.00	1,177.77	245.80	0.00	65.73	2.73	0.00	78,085.17
2027	1,394.99	324.28	0.00	1,181.19	244.12	0.00	65.73	2.73	0.00	78,305.66
2028	1,373.61	317.28	0.00	1,163.18	238.92	0.00	65.73	2.73	0.00	77,107.63
2029	1,335.70	306.99	0.00	1,131.14	231.22	0.00	65.73	2.73	0.00	74,980.55
2030	1,288.10	295.15	0.00	1,090.88	222.34	0.00	65.73	2.73	0.00	72,310.33
2031	1,231.25	277.07	0.00	1,042.74	208.64	0.00	65.73	2.73	0.00	69,108.17
2032	1,167.05	256.25	0.00	988.32	192.80	0.00	65.73	2.73	0.00	65,488.42
2033	1,100.06	241.51	0.00	931.59	181.72	0.00	65.73	2.73	0.00	61,729.30
2034	1,026.42	225.59	0.00	869.22	169.74	0.00	65.73	2.73	0.00	57,596.76
2035	950.40	209.29	0.00	804.82	157.47	0.00	65.73	2.73	0.00	53,330.34
2036	876.35	193.46	0.00	742.11	145.56	0.00	65.73	2.73	0.00	49,176.10
Rem	4,463.80	1,013.02	0.00	3,773.64	760.50	0.00	65.73	2.73	0.00	250,115.90
Total	21,113.85	4,939.64	0.00	17,868.19	3,713.55	0.00	65.73	2.73	0.00	1,184,606.67
Ult	55,111.63	27,372.45	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	322.00	2,633.85	0.00	2,100.00	5,094.34	413.47	35.10	0.00	21,789.46	20,694.31
2023	359.00	3,061.30	0.00	15,685.00	4,996.99	1,058.21	205.50	0.00	12,260.60	31,371.91
2024	404.00	4,455.63	0.00	46,135.00	4,943.87	3,475.97	541.80	0.00	-5,314.90	27,134.12
2025	450.00	6,054.87	0.00	32,336.00	4,875.69	6,510.43	843.90	0.00	23,080.26	43,261.83
2026	415.00	6,415.11	0.00	0.00	4,726.07	7,148.16	871.20	0.00	58,924.63	81,650.92
2027	415.00	6,433.26	0.00	0.00	4,726.07	7,148.16	871.20	0.00	59,126.97	116,678.96
2028	415.00	6,334.86	0.00	0.00	4,726.07	7,148.16	871.20	0.00	58,027.34	147,929.82
2029	415.00	6,160.12	0.00	0.00	4,726.07	7,148.16	871.20	0.00	56,075.00	175,387.39
2030	415.00	5,940.76	0.00	0.00	4,703.89	7,148.16	871.20	0.00	53,646.33	199,271.07
2031	387.00	5,677.73	0.00	0.00	4,603.14	7,148.16	871.20	0.00	50,807.94	219,837.88
2032	360.00	5,380.41	0.00	0.00	4,505.83	7,148.16	871.20	0.00	47,582.82	237,346.59
2033	355.00	5,071.57	0.00	0.00	4,505.59	7,148.16	871.20	0.00	44,132.78	252,111.34
2034	355.00	4,732.05	0.00	0.00	4,505.59	7,148.16	871.20	0.00	40,339.76	264,382.63
2035	355.00	4,381.52	0.00	0.00	4,504.11	7,148.16	871.20	0.00	36,425.35	274,457.23
2036	351.00	4,040.21	0.00	0.00	4,476.51	7,148.16	871.20	0.00	32,640.02	282,663.29
Rem.		20,548.74	0.00	0.00	33,860.75	52,978.83	6,461.40	0.00	136,266.18	24,952.06
Total		97,321.99	0.00	96,256.00	104,480.58	143,066.67	17,670.90	0.00	725,810.54	307,615.35
		Present Worth Profile (M$)

		PW	5.00% :	455,691.90
Disc. Initial Invest. (M$) :	75,405.791	PW	8.00% :	357,208.83
ROInvestment (disc/undisc) :	5.08/8.54	PW	9.00% :	331,084.30

Years to Payout :	3.08	PW	12.00% :	267,380.40
Internal ROR (%) :	>1000	PW	15.00% :	220,121.63
		PW	20.00% :	165,124.04
Annex F-8

Date : 11/11/2022 11:14:34AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Producing Rsv Class & Category
Partner :	All Cases	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	33,997.78
Cum Gas (MMcf) :	22,432.81

Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	431.10	160.29	0.00	362.94	119.40	0.00	65.73	2.73	0.00	24,181.62
2023	436.93	152.08	0.00	368.14	113.48	0.00	65.73	2.73	0.00	24,507.39
2024	434.98	145.24	0.00	366.72	108.52	0.00	65.73	2.73	0.00	24,400.27
2025	426.69	138.45	0.00	359.86	103.54	0.00	65.73	2.73	0.00	23,935.80
2026	413.72	131.16	0.00	348.94	98.10	0.00	65.73	2.73	0.00	23,203.30
2027	401.69	125.62	0.00	338.87	94.02	0.00	65.73	2.73	0.00	22,530.71
2028	387.29	120.02	0.00	326.78	89.87	0.00	65.73	2.73	0.00	21,724.50
2029	371.44	114.14	0.00	313.45	85.51	0.00	65.73	2.73	0.00	20,836.34
2030	355.10	108.55	0.00	299.70	81.35	0.00	65.73	2.73	0.00	19,921.02
2031	336.52	98.13	0.00	284.01	73.43	0.00	65.73	2.73	0.00	18,868.00
2032	316.43	86.12	0.00	267.00	64.26	0.00	65.73	2.73	0.00	17,725.08
2033	296.38	80.77	0.00	250.08	60.27	0.00	65.73	2.73	0.00	16,601.98
2034	272.67	74.84	0.00	230.04	55.84	0.00	65.73	2.73	0.00	15,272.85
2035	250.53	69.31	0.00	211.33	51.71	0.00	65.73	2.73	0.00	14,031.69
2036	233.35	64.86	0.00	196.85	48.40	0.00	65.73	2.73	0.00	13,070.89
Rem	1,339.08	388.07	0.00	1,123.88	288.31	0.00	65.73	2.73	0.00	74,658.93
Total	6,703.91	2,057.66	0.00	5,648.56	1,536.02	0.00	65.73	2.73	0.00	375,470.35
Ult	40,701.69	24,490.46	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	311.00	1,986.04	0.00	0.00	5,094.34	0.00	0.00	0.00	17,101.25	16,308.68
2023	311.00	2,012.90	0.00	0.00	4,996.99	0.00	0.00	0.00	17,497.50	31,482.96
2024	289.00	2,004.16	0.00	0.00	4,943.87	0.00	0.00	0.00	17,452.24	45,242.04
2025	281.00	1,966.05	0.00	0.00	4,875.69	0.00	0.00	0.00	17,094.05	57,495.37
2026	246.00	1,905.92	0.00	0.00	4,726.07	0.00	0.00	0.00	16,571.31	68,295.48
2027	246.00	1,850.69	0.00	0.00	4,726.07	0.00	0.00	0.00	15,953.95	77,749.14
2028	246.00	1,784.48	0.00	0.00	4,726.07	0.00	0.00	0.00	15,213.96	85,944.24
2029	246.00	1,711.53	0.00	0.00	4,726.07	0.00	0.00	0.00	14,398.74	92,995.44
2030	246.00	1,636.35	0.00	0.00	4,703.89	0.00	0.00	0.00	13,580.78	99,042.14
2031	218.00	1,549.91	0.00	0.00	4,603.14	0.00	0.00	0.00	12,714.95	104,189.47
2032	191.00	1,456.09	0.00	0.00	4,505.83	0.00	0.00	0.00	11,763.16	108,518.25
2033	186.00	1,363.83	0.00	0.00	4,505.59	0.00	0.00	0.00	10,732.56	112,109.40
2034	186.00	1,254.64	0.00	0.00	4,505.59	0.00	0.00	0.00	9,512.62	115,003.85
2035	186.00	1,152.67	0.00	0.00	4,504.11	0.00	0.00	0.00	8,374.91	117,320.44
2036	182.00	1,073.74	0.00	0.00	4,476.51	0.00	0.00	0.00	7,520.64	119,210.88
Rem.		6,132.87	0.00	0.00	33,860.75	0.00	0.00	0.00	34,665.30	6,180.08
Total		30,841.87	0.00	0.00	104,480.58	0.00	0.00	0.00	240,147.90	125,390.96
		Present Worth Profile (M$)

		PW	5.00% :	166,994.60
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	139,536.50
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	132,118.70

Years to Payout :	0.00	PW	12.00% :	113,684.61
Internal ROR (%) :	0.00	PW	15.00% :	99,567.92
		PW	20.00% :	82,386.89

Annex F-9

Date : 11/11/2022 11:14:34AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Producing Rsv Class & Category
Partner :	All Cases	Discount Rate (%) : 10.00	LEGACY Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	33,634.62
Cum Gas (MMcf) :	21,980.50

Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	88.61	91.79	0.00	72.51	67.64	0.00	65.73	2.73	0.00	4,950.31
2023	76.25	79.94	0.00	62.28	58.97	0.00	65.73	2.73	0.00	4,254.75
2024	67.59	71.76	0.00	55.16	53.00	0.00	65.73	2.73	0.00	3,770.46
2025	59.91	65.10	0.00	48.83	48.11	0.00	65.73	2.73	0.00	3,340.63
2026	52.32	58.88	0.00	42.47	43.49	0.00	65.73	2.73	0.00	2,910.06
2027	48.37	54.96	0.00	39.26	40.63	0.00	65.73	2.73	0.00	2,691.28
2028	45.06	51.57	0.00	36.57	38.16	0.00	65.73	2.73	0.00	2,507.63
2029	41.92	48.24	0.00	34.01	35.71	0.00	65.73	2.73	0.00	2,333.20
2030	38.81	45.29	0.00	31.49	33.55	0.00	65.73	2.73	0.00	2,161.05
2031	34.79	37.78	0.00	28.14	27.84	0.00	65.73	2.73	0.00	1,925.30
2032	31.40	29.12	0.00	25.29	21.18	0.00	65.73	2.73	0.00	1,720.39
2033	29.65	27.43	0.00	23.89	19.96	0.00	65.73	2.73	0.00	1,624.75
2034	28.11	25.93	0.00	22.65	18.88	0.00	65.73	2.73	0.00	1,540.26
2035	26.63	24.53	0.00	21.46	17.87	0.00	65.73	2.73	0.00	1,459.08
2036	24.78	23.14	0.00	19.98	16.88	0.00	65.73	2.73	0.00	1,359.13
Rem	199.88	160.23	0.00	157.83	116.16	0.00	65.73	2.73	0.00	10,691.17
Total	894.06	895.68	0.00	721.81	658.06	0.00	65.73	2.73	0.00	49,239.45
Ult	34,528.68	22,876.18	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	310.00	405.96	0.00	0.00	1,328.11	0.00	0.00	0.00	3,216.24	3,072.06
2023	310.00	348.90	0.00	0.00	1,230.77	0.00	0.00	0.00	2,675.07	5,394.60
2024	288.00	309.18	0.00	0.00	1,177.65	0.00	0.00	0.00	2,283.63	7,196.76
2025	280.00	273.92	0.00	0.00	1,109.47	0.00	0.00	0.00	1,957.24	8,600.68
2026	245.00	238.59	0.00	0.00	959.84	0.00	0.00	0.00	1,711.63	9,716.68
2027	245.00	220.65	0.00	0.00	959.84	0.00	0.00	0.00	1,510.79	10,612.22
2028	245.00	205.59	0.00	0.00	959.84	0.00	0.00	0.00	1,342.20	11,335.47
2029	245.00	191.28	0.00	0.00	959.84	0.00	0.00	0.00	1,182.08	11,914.44
2030	245.00	177.16	0.00	0.00	937.66	0.00	0.00	0.00	1,046.22	12,380.32
2031	217.00	157.87	0.00	0.00	836.92	0.00	0.00	0.00	930.52	12,757.01
2032	190.00	141.12	0.00	0.00	739.61	0.00	0.00	0.00	839.67	13,065.99
2033	185.00	133.27	0.00	0.00	739.37	0.00	0.00	0.00	752.11	13,317.56
2034	185.00	126.34	0.00	0.00	739.37	0.00	0.00	0.00	674.55	13,522.69
2035	185.00	119.68	0.00	0.00	737.88	0.00	0.00	0.00	601.51	13,689.00
2036	181.00	111.48	0.00	0.00	710.29	0.00	0.00	0.00	537.37	13,824.07
Rem.		877.17	0.00	0.00	5,947.26	0.00	0.00	0.00	3,866.75	523.38
Total		4,038.15	0.00	0.00	20,073.72	0.00	0.00	0.00	25,127.58	14,347.45
		Present Worth Profile (M$)

		PW	5.00% :	18,122.88
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	15,626.81
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	14,956.14

Years to Payout :	0.00	PW	12.00% :	13,284.38
Internal ROR (%) :	0.00	PW	15.00% :	11,988.23
		PW	20.00% :	10,371.37

Annex F-10

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	CA Russell Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,067.92		Co., State :	Eddy, NM
Cum Gas (MMcf) :	521.06

Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	2.81	0.00	0.00	2.25	0.00	0.00	65.73	0.00	0.00	147.62
2023	2.33	0.00	0.00	1.86	0.00	0.00	65.73	0.00	0.00	122.36
2024	1.97	0.00	0.00	1.57	0.00	0.00	65.73	0.00	0.00	103.33
2025	1.67	0.00	0.00	1.34	0.00	0.00	65.73	0.00	0.00	87.97
2026	1.45	0.00	0.00	1.16	0.00	0.00	65.73	0.00	0.00	75.99
2027	1.26	0.00	0.00	1.01	0.00	0.00	65.73	0.00	0.00	66.31
2028	1.11	0.00	0.00	0.89	0.00	0.00	65.73	0.00	0.00	58.51
2029	0.98	0.00	0.00	0.79	0.00	0.00	65.73	0.00	0.00	51.75
2030	0.88	0.00	0.00	0.70	0.00	0.00	65.73	0.00	0.00	46.21
2031	0.79	0.00	0.00	0.63	0.00	0.00	65.73	0.00	0.00	41.52
2032	0.72	0.00	0.00	0.57	0.00	0.00	65.73	0.00	0.00	37.60
2033	0.65	0.00	0.00	0.52	0.00	0.00	65.73	0.00	0.00	34.04
2034	0.59	0.00	0.00	0.47	0.00	0.00	65.73	0.00	0.00	31.04
2035	0.51	0.00	0.00	0.41	0.00	0.00	65.73	0.00	0.00	26.77
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	17.71	0.00	0.00	14.16	0.00	0.00	65.73	0.00	0.00	931.02
Ult	1,085.63	521.06	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	4.00	12.13	0.00	0.00	25.14	0.00	0.00	0.00	110.35	105.44
2023	4.00	10.06	0.00	0.00	25.14	0.00	0.00	0.00	87.16	181.15
2024	4.00	8.49	0.00	0.00	25.14	0.00	0.00	0.00	69.70	236.19
2025	4.00	7.23	0.00	0.00	25.14	0.00	0.00	0.00	55.60	276.09
2026	4.00	6.25	0.00	0.00	25.14	0.00	0.00	0.00	44.61	305.20
2027	4.00	5.45	0.00	0.00	25.14	0.00	0.00	0.00	35.72	326.39
2028	4.00	4.81	0.00	0.00	25.14	0.00	0.00	0.00	28.56	341.79
2029	4.00	4.25	0.00	0.00	25.14	0.00	0.00	0.00	22.35	352.75
2030	4.00	3.80	0.00	0.00	25.14	0.00	0.00	0.00	17.27	360.45
2031	4.00	3.41	0.00	0.00	25.14	0.00	0.00	0.00	12.96	365.70
2032	4.00	3.09	0.00	0.00	25.14	0.00	0.00	0.00	9.37	369.16
2033	4.00	2.80	0.00	0.00	25.14	0.00	0.00	0.00	6.10	371.20
2034	4.00	2.55	0.00	0.00	25.14	0.00	0.00	0.00	3.35	372.23
2035	4.00	2.20	0.00	0.00	23.65	0.00	0.00	0.00	0.92	372.48
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		76.53	0.00	0.00	350.47	0.00	0.00	0.00	504.02	372.48

w

	Oil			Abandonment Date :	12/09/2035
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	258.13	bbl/month		Revenue Int :	0.80000000	PW	5.00% :	428.07
Abandonment :	43.39	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	392.79
Initial Decline :	18.67	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	382.35
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	354.31
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	330.42
						PW	20.00% :	297.67
Annex F-11

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Fren Oil Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	626.77		Co., State :	Eddy, NM
Cum Gas (MMcf) :	372.93
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	1.19	0.17	0.00	1.04	0.13	0.00	65.73	2.73	0.00	69.04
2023	1.04	0.16	0.00	0.91	0.12	0.00	65.73	2.73	0.00	59.99
2024	0.91	0.15	0.00	0.80	0.12	0.00	65.73	2.73	0.00	52.75
2025	0.80	0.14	0.00	0.70	0.11	0.00	65.73	2.73	0.00	46.51
2026	0.72	0.13	0.00	0.63	0.11	0.00	65.73	2.73	0.00	41.42
2027	0.64	0.13	0.00	0.56	0.10	0.00	65.73	2.73	0.00	37.12
2028	0.58	0.12	0.00	0.51	0.10	0.00	65.73	2.73	0.00	33.55
2029	0.52	0.12	0.00	0.46	0.09	0.00	65.73	2.73	0.00	30.31
2030	0.48	0.11	0.00	0.42	0.09	0.00	65.73	2.73	0.00	27.59
2031	0.43	0.10	0.00	0.38	0.08	0.00	65.73	2.73	0.00	25.22
2032	0.00	0.00	0.00	0.00	0.00	0.00	65.73	2.73	0.00	0.26
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	7.32	1.33	0.00	6.40	1.04	0.00	65.73	2.73	0.00	423.76
Ult	634.08	374.26	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	5.00	5.67	0.00	0.00	22.16	0.00	0.00	0.00	41.20	39.36
2023	5.00	4.93	0.00	0.00	22.16	0.00	0.00	0.00	32.90	67.94
2024	5.00	4.33	0.00	0.00	22.16	0.00	0.00	0.00	26.25	88.66
2025	5.00	3.82	0.00	0.00	22.16	0.00	0.00	0.00	20.52	103.39
2026	5.00	3.40	0.00	0.00	22.16	0.00	0.00	0.00	15.85	113.74
2027	5.00	3.05	0.00	0.00	22.16	0.00	0.00	0.00	11.91	120.80
2028	5.00	2.76	0.00	0.00	22.16	0.00	0.00	0.00	8.63	125.46
2029	5.00	2.49	0.00	0.00	22.16	0.00	0.00	0.00	5.66	128.24
2030	5.00	2.27	0.00	0.00	22.16	0.00	0.00	0.00	3.16	129.65
2031	5.00	2.07	0.00	0.00	22.16	0.00	0.00	0.00	0.99	130.05
2032	5.00	0.02	0.00	0.00	0.24	0.00	0.00	0.00	0.00	130.05
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		34.82	0.00	0.00	221.88	0.00	0.00	0.00	167.06	130.05

	Oil			Abandonment Date :	01/04/2032
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	107.09	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	146.22
Abandonment :	34.66	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	136.06
Initial Decline :	14.06	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	132.98
Beg Ratio :	0.132	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	124.59
End Ratio :	0.245	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	117.24
						PW	20.00% :	106.89

Annex F-12

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Friess Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	237.35		Co., State :	Eddy, NM
Cum Gas (MMcf) :	117.98
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)

				NON-ECONOMIC

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Ult	237.35	117.98	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Oil			Abandonment Date :	01/01/2022
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	4.94	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	0.00
Abandonment :	4.94	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	0.00
Initial Decline :	22.31	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	0.00
Beg Ratio :	0.871	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	0.00
End Ratio :	0.871	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	0.00
						PW	20.00% :	0.00

Annex F-13

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	H E West A Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,855.82		Co., State :	Eddy, NM
Cum Gas (MMcf) :	1,167.17
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	0.85	0.94	0.00	0.67	0.66	0.00	65.73	2.73	0.00	45.98
2023	0.75	0.84	0.00	0.60	0.60	0.00	65.73	2.73	0.00	41.00
2024	0.37	0.41	0.00	0.29	0.29	0.00	65.73	2.73	0.00	20.04

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	1.97	2.19	0.00	1.56	1.55	0.00	65.73	2.73	0.00	107.02
Ult	1,857.79	1,169.37	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	8.00	3.77	0.00	0.00	33.68	0.00	0.00	0.00	8.52	8.16
2023	8.00	3.36	0.00	0.00	33.68	0.00	0.00	0.00	3.96	11.61
2024	8.00	1.64	0.00	0.00	17.72	0.00	0.00	0.00	0.68	12.16

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		8.77	0.00	0.00	85.08	0.00	0.00	0.00	13.16	12.16

	Oil			Abandonment Date :	07/12/2024
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	74.85	bbl/month		Revenue Int :	0.79377980	PW	5.00% :	12.63
Abandonment :	56.24	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	12.35
Initial Decline :	11.46	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	12.25
Beg Ratio :	1.104	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	11.99
End Ratio :	1.123	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	11.74
						PW	20.00% :	11.35
Annex F-14

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	H E West B Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	3,782.21		Co., State :	Eddy, NM
Cum Gas (MMcf) :	3,141.85
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	5.35	7.20	0.00	4.65	5.56	0.00	65.73	2.73	0.00	320.50
2023	4.03	6.20	0.00	3.50	4.79	0.00	65.73	2.73	0.00	242.98
2024	3.15	5.42	0.00	2.74	4.19	0.00	65.73	2.73	0.00	191.20
2025	2.52	4.74	0.00	2.19	3.67	0.00	65.73	2.73	0.00	153.74
2026	2.07	4.20	0.00	1.79	3.25	0.00	65.73	2.73	0.00	126.69
2027	1.72	3.75	0.00	1.50	2.90	0.00	65.73	2.73	0.00	106.25
2028	1.47	3.37	0.00	1.27	2.61	0.00	65.73	2.73	0.00	90.65
2029	1.25	3.03	0.00	1.09	2.34	0.00	65.73	2.73	0.00	77.88
2030	1.09	2.75	0.00	0.94	2.13	0.00	65.73	2.73	0.00	67.82
2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	22.66	40.66	0.00	19.66	31.43	0.00	65.73	2.73	0.00	1,377.71
Ult	3,804.87	3,182.51	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	21.00	26.27	0.00	0.00	58.32	0.00	0.00	0.00	235.91	225.65
2023	21.00	19.90	0.00	0.00	58.32	0.00	0.00	0.00	164.75	368.90
2024	21.00	15.66	0.00	0.00	58.32	0.00	0.00	0.00	117.22	461.54
2025	21.00	12.59	0.00	0.00	58.32	0.00	0.00	0.00	82.83	521.04
2026	21.00	10.37	0.00	0.00	58.32	0.00	0.00	0.00	58.00	558.93
2027	21.00	8.69	0.00	0.00	58.32	0.00	0.00	0.00	39.24	582.24
2028	21.00	7.41	0.00	0.00	58.32	0.00	0.00	0.00	24.92	595.71
2029	21.00	6.37	0.00	0.00	58.32	0.00	0.00	0.00	13.19	602.20
2030	21.00	5.54	0.00	0.00	58.32	0.00	0.00	0.00	3.95	603.98
2031	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	603.98

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		112.80	0.00	0.00	524.88	0.00	0.00	0.00	740.02	603.98

	Oil			Abandonment Date :	12/31/2030
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	519.31	bbl/month		Revenue Int :	0.86750000	PW	5.00% :	664.44
Abandonment :	84.69	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	626.63
Initial Decline :	27.99	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	615.07
Beg Ratio :	1.248	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	583.10
End Ratio :	2.582	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	554.71
						PW	20.00% :	513.92

Annex F-15

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Hudson Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	542.16		Co., State :	Eddy, NM
Cum Gas (MMcf) :	371.73
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	1.15	1.39	0.00	1.01	1.08	0.00	65.73	2.73	0.00	69.10
2023	0.20	0.25	0.00	0.18	0.20	0.00	65.73	2.73	0.00	12.06

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	1.35	1.64	0.00	1.18	1.28	0.00	65.73	2.73	0.00	81.16
Ult	543.51	373.38	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	9.00	5.66	0.00	0.00	56.04	0.00	0.00	0.00	7.39	7.13
2023	9.00	0.99	0.00	0.00	10.77	0.00	0.00	0.00	0.30	7.40

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		6.65	0.00	0.00	66.81	0.00	0.00	0.00	7.69	7.40

	Oil			Abandonment Date :	03/12/2023
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	105.21	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	7.54
Abandonment :	84.43	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	7.45
Initial Decline :	17.75	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	7.43
Beg Ratio :	1.157	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	7.35
End Ratio :	1.279	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	7.27
						PW	20.00% :	7.14

Annex F-16

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	J L Keel A Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,686.25		Co., State :	Eddy, NM
Cum Gas (MMcf) :	968.93
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	0.45	0.31	0.00	0.36	0.22	0.00	65.73	2.73	0.00	24.39
2023	0.42	0.26	0.00	0.34	0.19	0.00	65.73	2.73	0.00	22.71
2024	0.40	0.23	0.00	0.32	0.16	0.00	65.73	2.73	0.00	21.25
2025	0.37	0.20	0.00	0.30	0.14	0.00	65.73	2.73	0.00	19.83
2026	0.35	0.17	0.00	0.28	0.12	0.00	65.73	2.73	0.00	18.60
2027	0.33	0.15	0.00	0.26	0.11	0.00	65.73	2.73	0.00	17.48
2028	0.31	0.13	0.00	0.25	0.10	0.00	65.73	2.73	0.00	16.50
2029	0.29	0.12	0.00	0.23	0.09	0.00	65.73	2.73	0.00	15.53
2030	0.16	0.06	0.00	0.12	0.04	0.00	65.73	2.73	0.00	8.30

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	3.07	1.64	0.00	2.46	1.17	0.00	65.73	2.73	0.00	164.60
Ult	1,689.31	970.57	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	4.00	2.00	0.00	0.00	13.44	0.00	0.00	0.00	8.95	8.55
2023	4.00	1.86	0.00	0.00	13.44	0.00	0.00	0.00	7.40	14.98
2024	4.00	1.74	0.00	0.00	13.44	0.00	0.00	0.00	6.07	19.77
2025	4.00	1.63	0.00	0.00	13.44	0.00	0.00	0.00	4.76	23.18
2026	4.00	1.53	0.00	0.00	13.44	0.00	0.00	0.00	3.63	25.55
2027	4.00	1.44	0.00	0.00	13.44	0.00	0.00	0.00	2.60	27.10
2028	4.00	1.36	0.00	0.00	13.44	0.00	0.00	0.00	1.71	28.02
2029	4.00	1.28	0.00	0.00	13.44	0.00	0.00	0.00	0.81	28.42
2030	4.00	0.68	0.00	0.00	7.43	0.00	0.00	0.00	0.19	28.51

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		13.51	0.00	0.00	114.95	0.00	0.00	0.00	36.13	28.51
	Oil			Abandonment Date :	07/23/2030
Perfs :	0-0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	39.05	bbl/month		Revenue Int :	0.80043450	PW	5.00% :	31.87
Abandonment :	22.85	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	29.76
Initial Decline :	6.93	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	29.12
Beg Ratio :	0.727	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	27.36
End Ratio :	0.393	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	25.80
						PW	20.00% :	23.58
Annex F-17

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	J L Keel B Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	3,762.83		Co., State :	Eddy, NM
Cum Gas (MMcf) :	2,872.05
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	6.17	16.08	0.00	5.40	12.54	0.00	65.73	2.73	0.00	389.15
2023	5.06	14.99	0.00	4.43	11.69	0.00	65.73	2.73	0.00	322.93
2024	4.24	14.04	0.00	3.71	10.95	0.00	65.73	2.73	0.00	273.46
2025	3.58	13.11	0.00	3.13	10.22	0.00	65.73	2.73	0.00	233.71
2026	3.07	12.30	0.00	2.69	9.59	0.00	65.73	2.73	0.00	202.82
2027	2.67	11.57	0.00	2.33	9.02	0.00	65.73	2.73	0.00	177.88
2028	2.34	10.93	0.00	2.05	8.52	0.00	65.73	2.73	0.00	157.83
2029	2.06	10.28	0.00	1.80	8.01	0.00	65.73	2.73	0.00	140.39
2030	1.83	9.72	0.00	1.60	7.57	0.00	65.73	2.73	0.00	126.10
2031	1.24	6.90	0.00	1.08	5.38	0.00	65.73	2.73	0.00	85.98

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	32.26	119.92	0.00	28.22	93.49	0.00	65.73	2.73	0.00	2,110.24
Ult	3,795.08	2,991.97	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	27.00	31.81	0.00	0.00	102.29	0.00	0.00	0.00	255.05	243.77
2023	27.00	26.38	0.00	0.00	102.29	0.00	0.00	0.00	194.26	412.55
2024	27.00	22.32	0.00	0.00	102.29	0.00	0.00	0.00	148.85	530.12
2025	27.00	19.07	0.00	0.00	102.29	0.00	0.00	0.00	112.36	610.79
2026	27.00	16.54	0.00	0.00	102.29	0.00	0.00	0.00	84.00	665.63
2027	27.00	14.49	0.00	0.00	102.29	0.00	0.00	0.00	61.10	701.90
2028	27.00	12.85	0.00	0.00	102.29	0.00	0.00	0.00	42.69	724.95
2029	27.00	11.43	0.00	0.00	102.29	0.00	0.00	0.00	26.67	738.05
2030	27.00	10.26	0.00	0.00	102.29	0.00	0.00	0.00	13.56	744.11
2031	27.00	6.99	0.00	0.00	75.39	0.00	0.00	0.00	3.60	745.60

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		172.14	0.00	0.00	995.98	0.00	0.00	0.00	942.13	745.60
	Oil			Abandonment Date :	09/29/2031
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	570.78	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	831.91
Abandonment :	133.25	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	777.74
Initial Decline :	19.72	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	761.31
Beg Ratio :	2.435	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	716.22
End Ratio :	5.679	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	676.60
						PW	20.00% :	620.41

Annex F-18

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Lea D Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	500.44		Co., State :	Eddy, NM
Cum Gas (MMcf) :	509.26
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	0.73	0.00	0.00	0.61	0.00	0.00	65.73	0.00	0.00	40.38
2023	0.69	0.00	0.00	0.58	0.00	0.00	65.73	0.00	0.00	38.12
2024	0.66	0.00	0.00	0.55	0.00	0.00	65.73	0.00	0.00	36.12
2025	0.62	0.00	0.00	0.52	0.00	0.00	65.73	0.00	0.00	34.07
2026	0.59	0.00	0.00	0.49	0.00	0.00	65.73	0.00	0.00	32.27
2027	0.56	0.00	0.00	0.47	0.00	0.00	65.73	0.00	0.00	30.59
2028	0.53	0.00	0.00	0.44	0.00	0.00	65.73	0.00	0.00	29.10
2029	0.50	0.00	0.00	0.42	0.00	0.00	65.73	0.00	0.00	27.56
2030	0.16	0.00	0.00	0.14	0.00	0.00	65.73	0.00	0.00	8.97

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	5.04	0.00	0.00	4.22	0.00	0.00	65.73	0.00	0.00	277.18
Ult	505.47	509.26	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	3.00	3.32	0.00	0.00	24.26	0.00	0.00	0.00	12.80	12.22
2023	3.00	3.13	0.00	0.00	24.26	0.00	0.00	0.00	10.72	21.53
2024	3.00	2.97	0.00	0.00	24.26	0.00	0.00	0.00	8.88	28.54
2025	3.00	2.80	0.00	0.00	24.26	0.00	0.00	0.00	7.01	33.56
2026	3.00	2.65	0.00	0.00	24.26	0.00	0.00	0.00	5.35	37.05
2027	3.00	2.51	0.00	0.00	24.26	0.00	0.00	0.00	3.81	39.31
2028	3.00	2.39	0.00	0.00	24.26	0.00	0.00	0.00	2.45	40.64
2029	3.00	2.27	0.00	0.00	24.26	0.00	0.00	0.00	1.03	41.14
2030	3.00	0.74	0.00	0.00	8.09	0.00	0.00	0.00	0.14	41.21

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		22.78	0.00	0.00	202.20	0.00	0.00	0.00	52.19	41.21
	Oil			Abandonment Date :	05/03/2030
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	62.99	bbl/month		Revenue Int :	0.83725000	PW	5.00% :	46.06
Abandonment :	40.01	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	43.02
Initial Decline :	5.73	% year	b = 0.350	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	42.10
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	39.55
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	37.30
						PW	20.00% :	34.09

Annex F-19

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Skelly Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	8,562.05		Co., State :	Eddy, NM
Cum Gas (MMcf) :	4,564.11
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	35.96	36.69	0.00	29.90	27.18	0.00	65.73	2.73	0.00	2,039.44
2023	33.58	34.85	0.00	27.92	25.82	0.00	65.73	2.73	0.00	1,905.74
2024	31.52	33.20	0.00	26.20	24.59	0.00	65.73	2.73	0.00	1,789.45
2025	29.48	31.45	0.00	24.51	23.30	0.00	65.73	2.73	0.00	1,674.51
2026	27.70	29.88	0.00	23.03	22.14	0.00	65.73	2.73	0.00	1,574.41
2027	26.09	28.39	0.00	21.69	21.03	0.00	65.73	2.73	0.00	1,482.96
2028	24.67	27.04	0.00	20.51	20.03	0.00	65.73	2.73	0.00	1,402.91
2029	23.24	25.62	0.00	19.33	18.98	0.00	65.73	2.73	0.00	1,322.05
2030	22.00	24.34	0.00	18.29	18.03	0.00	65.73	2.73	0.00	1,251.24
2031	20.85	23.12	0.00	17.33	17.13	0.00	65.73	2.73	0.00	1,185.92
2032	19.84	22.03	0.00	16.49	16.32	0.00	65.73	2.73	0.00	1,128.53
2033	18.79	20.87	0.00	15.62	15.46	0.00	65.73	2.73	0.00	1,069.03
2034	17.85	19.82	0.00	14.84	14.69	0.00	65.73	2.73	0.00	1,015.61
2035	16.96	18.83	0.00	14.10	13.95	0.00	65.73	2.73	0.00	964.87
2036	16.15	17.94	0.00	13.43	13.29	0.00	65.73	2.73	0.00	919.10
Rem	84.33	93.65	0.00	70.11	69.37	0.00	65.73	2.73	0.00	4,797.65
Total	449.00	487.73	0.00	373.31	361.31	0.00	65.73	2.73	0.00	25,523.42
Ult	9,011.06	5,051.84	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	156.00	167.26	0.00	0.00	594.98	0.00	0.00	0.00	1,277.20	1,219.02
2023	156.00	156.29	0.00	0.00	594.98	0.00	0.00	0.00	1,154.47	2,220.78
2024	156.00	146.74	0.00	0.00	594.98	0.00	0.00	0.00	1,047.72	3,047.25
2025	156.00	137.31	0.00	0.00	594.98	0.00	0.00	0.00	942.22	3,722.84
2026	156.00	129.10	0.00	0.00	594.98	0.00	0.00	0.00	850.32	4,277.15
2027	156.00	121.60	0.00	0.00	594.98	0.00	0.00	0.00	766.37	4,731.34
2028	156.00	115.03	0.00	0.00	594.98	0.00	0.00	0.00	692.89	5,104.65
2029	156.00	108.40	0.00	0.00	594.98	0.00	0.00	0.00	618.66	5,407.63
2030	156.00	102.60	0.00	0.00	594.98	0.00	0.00	0.00	553.66	5,654.14
2031	156.00	97.24	0.00	0.00	594.98	0.00	0.00	0.00	493.70	5,853.99
2032	156.00	92.53	0.00	0.00	594.98	0.00	0.00	0.00	441.01	6,016.29
2033	156.00	87.65	0.00	0.00	594.98	0.00	0.00	0.00	386.39	6,145.54
2034	156.00	83.28	0.00	0.00	594.98	0.00	0.00	0.00	337.35	6,248.14
2035	156.00	79.11	0.00	0.00	594.98	0.00	0.00	0.00	290.77	6,328.54
2036	156.00	75.36	0.00	0.00	594.98	0.00	0.00	0.00	248.76	6,391.09
Rem.		393.38	0.00	0.00	3,734.23	0.00	0.00	0.00	670.04	133.14
Total		2,092.90	0.00	0.00	12,658.99	0.00	0.00	0.00	10,771.53	6,524.23
	Oil			Abandonment Date :	04/12/2043
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	3,104.50	bbl/month		Revenue Int :	0.83142000	PW	5.00% :	8,156.63
Abandonment :	948.79	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	7,094.12
Initial Decline :	6.84	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	6,797.38
Beg Ratio :	1.011	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	6,039.08
End Ratio :	1.111	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	5,435.45
						PW	20.00% :	4,668.60
Annex F-20

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	State A Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	521.41		Co., State :	Eddy, NM
Cum Gas (MMcf) :	388.50
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	3.15	6.79	0.00	2.32	4.45	0.00	65.73	2.73	0.00	164.52
2023	2.62	5.49	0.00	1.92	3.60	0.00	65.73	2.73	0.00	136.26
2024	2.21	4.54	0.00	1.63	2.97	0.00	65.73	2.73	0.00	115.00
2025	1.89	3.80	0.00	1.39	2.49	0.00	65.73	2.73	0.00	97.86
2026	1.63	3.23	0.00	1.20	2.12	0.00	65.73	2.73	0.00	84.51
2027	1.42	2.79	0.00	1.05	1.82	0.00	65.73	2.73	0.00	73.71
2028	1.26	2.43	0.00	0.92	1.59	0.00	65.73	2.73	0.00	65.03
2029	1.11	2.13	0.00	0.82	1.39	0.00	65.73	2.73	0.00	57.50
2030	0.99	1.88	0.00	0.73	1.23	0.00	65.73	2.73	0.00	51.34
2031	0.89	1.68	0.00	0.66	1.10	0.00	65.73	2.73	0.00	46.12
2032	0.81	1.51	0.00	0.59	0.99	0.00	65.73	2.73	0.00	41.76
2033	0.73	1.36	0.00	0.54	0.89	0.00	65.73	2.73	0.00	37.80
2034	0.67	1.23	0.00	0.49	0.81	0.00	65.73	2.73	0.00	34.46
2035	0.61	1.12	0.00	0.45	0.74	0.00	65.73	2.73	0.00	31.55
2036	0.48	0.89	0.00	0.36	0.58	0.00	65.73	2.73	0.00	25.01
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	20.48	40.88	0.00	15.05	26.77	0.00	65.73	2.73	0.00	1,062.42
Ult	541.89	429.38	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	5.00	13.46	0.00	0.00	25.87	0.00	0.00	0.00	125.19	119.62
2023	5.00	11.15	0.00	0.00	25.87	0.00	0.00	0.00	99.24	205.82
2024	5.00	9.41	0.00	0.00	25.87	0.00	0.00	0.00	79.72	268.76
2025	5.00	8.01	0.00	0.00	25.87	0.00	0.00	0.00	63.98	314.68
2026	5.00	6.92	0.00	0.00	25.87	0.00	0.00	0.00	51.72	348.42
2027	5.00	6.03	0.00	0.00	25.87	0.00	0.00	0.00	41.81	373.22
2028	5.00	5.32	0.00	0.00	25.87	0.00	0.00	0.00	33.83	391.47
2029	5.00	4.71	0.00	0.00	25.87	0.00	0.00	0.00	26.92	404.66
2030	5.00	4.20	0.00	0.00	25.87	0.00	0.00	0.00	21.26	414.14
2031	5.00	3.78	0.00	0.00	25.87	0.00	0.00	0.00	16.47	420.81
2032	5.00	3.42	0.00	0.00	25.87	0.00	0.00	0.00	12.47	425.41
2033	5.00	3.09	0.00	0.00	25.87	0.00	0.00	0.00	8.83	428.37
2034	5.00	2.82	0.00	0.00	25.87	0.00	0.00	0.00	5.77	430.13
2035	5.00	2.58	0.00	0.00	25.87	0.00	0.00	0.00	3.10	430.99
2036	5.00	2.05	0.00	0.00	21.93	0.00	0.00	0.00	1.03	431.25
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		86.95	0.00	0.00	384.14	0.00	0.00	0.00	591.33	431.25
	Oil			Abandonment Date :	11/08/2036
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	289.83	bbl/month		Revenue Int :	0.73500000	PW	5.00% :	498.35
Abandonment :	45.51	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	455.66
Initial Decline :	18.55	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	443.10
Beg Ratio :	2.185	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	409.50
End Ratio :	1.823	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	381.03
						PW	20.00% :	342.27

Annex F-21

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	State AZ Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	368.50		Co., State :	Eddy, NM
Cum Gas (MMcf) :	248.38
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	3.81	4.13	0.00	3.20	3.09	0.00	65.73	2.73	0.00	219.01
2023	3.57	3.86	0.00	3.00	2.89	0.00	65.73	2.73	0.00	205.35
2024	3.37	3.62	0.00	2.84	2.72	0.00	65.73	2.73	0.00	193.80
2025	3.18	3.39	0.00	2.67	2.54	0.00	65.73	2.73	0.00	182.52
2026	3.01	3.19	0.00	2.53	2.39	0.00	65.73	2.73	0.00	172.90
2027	2.86	3.01	0.00	2.40	2.26	0.00	65.73	2.73	0.00	164.15
2028	2.72	2.85	0.00	2.29	2.13	0.00	65.73	2.73	0.00	156.33
2029	2.58	2.69	0.00	2.17	2.01	0.00	65.73	2.73	0.00	148.08
2030	2.45	2.54	0.00	2.06	1.91	0.00	65.73	2.73	0.00	140.66
2031	2.33	2.41	0.00	1.96	1.81	0.00	65.73	2.73	0.00	133.63
2032	2.22	2.30	0.00	1.87	1.72	0.00	65.73	2.73	0.00	127.29
2033	2.10	2.18	0.00	1.77	1.63	0.00	65.73	2.73	0.00	120.59
2034	2.00	2.07	0.00	1.68	1.55	0.00	65.73	2.73	0.00	114.58
2035	1.90	1.98	0.00	1.59	1.48	0.00	65.73	2.73	0.00	108.86
2036	1.81	1.89	0.00	1.52	1.42	0.00	65.73	2.73	0.00	103.72
Rem	28.23	33.50	0.00	23.75	25.11	0.00	65.73	2.73	0.00	1,629.65
Total	68.12	75.62	0.00	57.30	56.68	0.00	65.73	2.73	0.00	3,921.13
Ult	436.62	323.99	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	5.00	17.96	0.00	0.00	16.50	0.00	0.00	0.00	184.55	176.12
2023	5.00	16.84	0.00	0.00	16.50	0.00	0.00	0.00	172.02	325.36
2024	5.00	15.89	0.00	0.00	16.50	0.00	0.00	0.00	161.41	452.65
2025	5.00	14.97	0.00	0.00	16.50	0.00	0.00	0.00	151.05	560.93
2026	5.00	14.18	0.00	0.00	16.50	0.00	0.00	0.00	142.22	653.62
2027	5.00	13.46	0.00	0.00	16.50	0.00	0.00	0.00	134.19	733.14
2028	5.00	12.82	0.00	0.00	16.50	0.00	0.00	0.00	127.01	801.55
2029	5.00	12.14	0.00	0.00	16.50	0.00	0.00	0.00	119.43	860.02
2030	5.00	11.54	0.00	0.00	16.50	0.00	0.00	0.00	112.63	910.16
2031	5.00	10.96	0.00	0.00	16.50	0.00	0.00	0.00	106.17	953.12
2032	5.00	10.44	0.00	0.00	16.50	0.00	0.00	0.00	100.35	990.04
2033	5.00	9.89	0.00	0.00	16.50	0.00	0.00	0.00	94.20	1,021.54
2034	5.00	9.40	0.00	0.00	16.50	0.00	0.00	0.00	88.68	1,048.51
2035	5.00	8.93	0.00	0.00	16.50	0.00	0.00	0.00	83.44	1,071.57
2036	5.00	8.51	0.00	0.00	16.50	0.00	0.00	0.00	78.71	1,091.35
Rem.		133.60	0.00	0.00	560.02	0.00	0.00	0.00	936.03	110.69
Total		321.51	0.00	0.00	807.52	0.00	0.00	0.00	2,792.09	1,202.04

	Oil			Abandonment Date :	12/09/2070
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	328.28	bbl/month		Revenue Int :	0.84125000	PW	5.00% :	1,687.94
Abandonment :	25.67	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	1,357.74
Initial Decline :	6.64	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	1,274.98
Beg Ratio :	1.084	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	1,079.58
End Ratio :	1.480	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	938.57
						PW	20.00% :	774.98

Annex F-22

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	State B Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	762.16		Co., State :	Eddy, NM
Cum Gas (MMcf) :	575.74
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	14.80	9.21	0.00	10.88	6.03	0.00	65.73	2.73	0.00	731.32
2023	13.18	8.05	0.00	9.69	5.27	0.00	65.73	2.73	0.00	651.26
2024	11.92	7.11	0.00	8.76	4.65	0.00	65.73	2.73	0.00	588.46
2025	10.82	6.29	0.00	7.95	4.12	0.00	65.73	2.73	0.00	533.98
2026	9.93	5.62	0.00	7.30	3.68	0.00	65.73	2.73	0.00	489.86
2027	9.18	5.05	0.00	6.75	3.31	0.00	65.73	2.73	0.00	452.44
2028	8.55	4.58	0.00	6.29	3.00	0.00	65.73	2.73	0.00	421.42
2029	7.97	4.15	0.00	5.86	2.72	0.00	65.73	2.73	0.00	392.35
2030	7.48	3.78	0.00	5.49	2.48	0.00	65.73	2.73	0.00	367.92
2031	7.04	3.47	0.00	5.17	2.27	0.00	65.73	2.73	0.00	346.34
2032	6.67	3.20	0.00	4.90	2.09	0.00	65.73	2.73	0.00	328.02
2033	6.31	2.94	0.00	4.63	1.93	0.00	65.73	2.73	0.00	309.91
2034	5.99	2.72	0.00	4.40	1.78	0.00	65.73	2.73	0.00	294.23
2035	5.69	2.52	0.00	4.18	1.65	0.00	65.73	2.73	0.00	279.42
2036	5.42	2.36	0.00	3.98	1.54	0.00	65.73	2.73	0.00	266.08
Rem	81.83	32.91	0.00	60.14	21.55	0.00	65.73	2.73	0.00	4,011.92
Total	212.77	103.97	0.00	156.38	68.09	0.00	65.73	2.73	0.00	10,464.92
Ult	974.93	679.71	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	9.00	60.03	0.00	0.00	48.37	0.00	0.00	0.00	622.92	594.74
2023	9.00	53.46	0.00	0.00	48.37	0.00	0.00	0.00	549.43	1,071.60
2024	9.00	48.31	0.00	0.00	48.37	0.00	0.00	0.00	491.78	1,459.57
2025	9.00	43.83	0.00	0.00	48.37	0.00	0.00	0.00	441.77	1,776.36
2026	9.00	40.21	0.00	0.00	48.37	0.00	0.00	0.00	401.27	2,037.95
2027	9.00	37.14	0.00	0.00	48.37	0.00	0.00	0.00	366.93	2,255.41
2028	9.00	34.60	0.00	0.00	48.37	0.00	0.00	0.00	338.45	2,437.74
2029	9.00	32.21	0.00	0.00	48.37	0.00	0.00	0.00	311.76	2,590.41
2030	9.00	30.21	0.00	0.00	48.37	0.00	0.00	0.00	289.34	2,719.21
2031	9.00	28.44	0.00	0.00	48.37	0.00	0.00	0.00	269.53	2,828.30
2032	9.00	26.93	0.00	0.00	48.37	0.00	0.00	0.00	252.71	2,921.27
2033	9.00	25.45	0.00	0.00	48.37	0.00	0.00	0.00	236.09	3,000.23
2034	9.00	24.16	0.00	0.00	48.37	0.00	0.00	0.00	221.69	3,067.63
2035	9.00	22.94	0.00	0.00	48.37	0.00	0.00	0.00	208.10	3,125.16
2036	9.00	21.85	0.00	0.00	48.37	0.00	0.00	0.00	195.86	3,174.37
Rem.		329.47	0.00	0.00	1,500.05	0.00	0.00	0.00	2,182.39	268.11
Total		859.25	0.00	0.00	2,225.63	0.00	0.00	0.00	7,380.03	3,442.48
	Oil			Abandonment Date :	01/04/2068
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	1,312.08	bbl/month		Revenue Int :	0.73500000	PW	5.00% :	4,682.18
Abandonment :	89.53	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	3,844.32
Initial Decline :	12.21	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	3,631.32
Beg Ratio :	0.628	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	3,122.84
End Ratio :	0.396	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	2,750.29
						PW	20.00% :	2,310.85
Annex F-23

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Superior Foster Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	82.99		Co., State :	Eddy, NM
Cum Gas (MMcf) :	119.63
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	0.67	0.00	0.00	0.44	0.00	0.00	65.73	0.00	0.00	29.15
2023	0.63	0.00	0.00	0.42	0.00	0.00	65.73	0.00	0.00	27.40
2024	0.60	0.00	0.00	0.39	0.00	0.00	65.73	0.00	0.00	25.87
2025	0.56	0.00	0.00	0.37	0.00	0.00	65.73	0.00	0.00	24.33
2026	0.53	0.00	0.00	0.35	0.00	0.00	65.73	0.00	0.00	22.99
2027	0.50	0.00	0.00	0.33	0.00	0.00	65.73	0.00	0.00	21.76
2028	0.48	0.00	0.00	0.31	0.00	0.00	65.73	0.00	0.00	20.68
2029	0.45	0.00	0.00	0.30	0.00	0.00	65.73	0.00	0.00	19.57
2030	0.43	0.00	0.00	0.28	0.00	0.00	65.73	0.00	0.00	18.59
2031	0.41	0.00	0.00	0.27	0.00	0.00	65.73	0.00	0.00	17.66
2032	0.39	0.00	0.00	0.26	0.00	0.00	65.73	0.00	0.00	16.82
2033	0.37	0.00	0.00	0.24	0.00	0.00	65.73	0.00	0.00	15.94
2034	0.35	0.00	0.00	0.23	0.00	0.00	65.73	0.00	0.00	15.14
2035	0.33	0.00	0.00	0.22	0.00	0.00	65.73	0.00	0.00	14.38
2036	0.32	0.00	0.00	0.21	0.00	0.00	65.73	0.00	0.00	13.70
Rem	4.03	0.00	0.00	2.66	0.00	0.00	65.73	0.00	0.00	174.96
Total	11.04	0.00	0.00	7.29	0.00	0.00	65.73	0.00	0.00	478.93
Ult	94.03	119.63	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	1.00	2.40	0.00	0.00	4.00	0.00	0.00	0.00	22.76	21.72
2023	1.00	2.25	0.00	0.00	4.00	0.00	0.00	0.00	21.15	40.07
2024	1.00	2.13	0.00	0.00	4.00	0.00	0.00	0.00	19.75	55.64
2025	1.00	2.00	0.00	0.00	4.00	0.00	0.00	0.00	18.34	68.79
2026	1.00	1.89	0.00	0.00	4.00	0.00	0.00	0.00	17.11	79.93
2027	1.00	1.79	0.00	0.00	4.00	0.00	0.00	0.00	15.97	89.40
2028	1.00	1.70	0.00	0.00	4.00	0.00	0.00	0.00	14.98	97.47
2029	1.00	1.61	0.00	0.00	4.00	0.00	0.00	0.00	13.96	104.31
2030	1.00	1.53	0.00	0.00	4.00	0.00	0.00	0.00	13.06	110.12
2031	1.00	1.45	0.00	0.00	4.00	0.00	0.00	0.00	12.21	115.06
2032	1.00	1.38	0.00	0.00	4.00	0.00	0.00	0.00	11.44	119.27
2033	1.00	1.31	0.00	0.00	4.00	0.00	0.00	0.00	10.63	122.83
2034	1.00	1.24	0.00	0.00	4.00	0.00	0.00	0.00	9.90	125.84
2035	1.00	1.18	0.00	0.00	4.00	0.00	0.00	0.00	9.21	128.38
2036	1.00	1.13	0.00	0.00	4.00	0.00	0.00	0.00	8.58	130.54
Rem.		14.38	0.00	0.00	87.16	0.00	0.00	0.00	73.42	10.37
Total		39.37	0.00	0.00	147.10	0.00	0.00	0.00	292.46	140.91
	Oil			Abandonment Date :	10/27/2058
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	57.82	bbl/month		Revenue Int :	0.66000000	PW	5.00% :	191.36
Abandonment :	8.36	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	157.53
Initial Decline :	6.20	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	148.75
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	127.53
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	111.79
						PW	20.00% :	93.12

Annex F-24

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Turner A Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,852.11		Co., State :	Eddy, NM
Cum Gas (MMcf) :	883.71
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	1.86	4.09	0.00	1.52	2.97	0.00	65.73	2.73	0.00	107.99
2023	0.52	1.22	0.00	0.42	0.89	0.00	65.73	2.73	0.00	30.34

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	2.39	5.31	0.00	1.94	3.86	0.00	65.73	2.73	0.00	138.33
Ult	1,854.49	889.02	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	13.00	8.84	0.00	0.00	78.46	0.00	0.00	0.00	20.70	19.95
2023	13.00	2.48	0.00	0.00	26.38	0.00	0.00	0.00	1.48	21.28

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		11.32	0.00	0.00	104.83	0.00	0.00	0.00	22.18	21.28
	Oil			Abandonment Date :	05/04/2023
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	180.38	bbl/month		Revenue Int :	0.81500000	PW	5.00% :	21.71
Abandonment :	122.15	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	21.45
Initial Decline :	27.55	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	21.36
Beg Ratio :	2.082	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	21.11
End Ratio :	2.382	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	20.87
						PW	20.00% :	20.50

Annex F-25

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Turner B Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	7,270.76		Co., State :	Eddy, NM
Cum Gas (MMcf) :	5,020.62
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	7.26	4.60	0.00	6.35	3.59	0.00	65.73	2.73	0.00	427.30
2023	5.66	3.59	0.00	4.95	2.80	0.00	65.73	2.73	0.00	332.94
2024	4.62	2.88	0.00	4.04	2.25	0.00	65.73	2.73	0.00	271.67
2025	2.98	1.82	0.00	2.61	1.42	0.00	65.73	2.73	0.00	175.21

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	20.51	12.89	0.00	17.95	10.05	0.00	65.73	2.73	0.00	1,207.11
Ult	7,291.27	5,033.52	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	35.00	35.07	0.00	0.00	200.09	0.00	0.00	0.00	192.14	184.03
2023	35.00	27.33	0.00	0.00	200.09	0.00	0.00	0.00	105.52	275.96
2024	35.00	22.30	0.00	0.00	200.09	0.00	0.00	0.00	49.28	315.09
2025	35.00	14.38	0.00	0.00	149.63	0.00	0.00	0.00	11.20	323.29

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		99.08	0.00	0.00	749.89	0.00	0.00	0.00	358.14	323.29
	Oil			Abandonment Date :	10/03/2025
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	696.14	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	339.58
Abandonment :	308.84	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	329.56
Initial Decline :	26.82	% year	b = 0.850	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	326.39
Beg Ratio :	0.629	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	317.32
End Ratio :	0.604	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	308.88
						PW	20.00% :	296.04
Annex F-26

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	V L Foster Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	152.91		Co., State :	Eddy, NM
Cum Gas (MMcf) :	136.85
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	2.38	0.19	0.00	1.90	0.13	0.00	65.73	2.73	0.00	125.41
2023	1.96	0.17	0.00	1.57	0.12	0.00	65.73	2.73	0.00	103.31
2024	1.67	0.16	0.00	1.34	0.11	0.00	65.73	2.73	0.00	88.07
2025	1.45	0.15	0.00	1.16	0.10	0.00	65.73	2.73	0.00	76.39
2026	1.28	0.13	0.00	1.02	0.10	0.00	65.73	2.73	0.00	67.60
2027	1.15	0.12	0.00	0.92	0.09	0.00	65.73	2.73	0.00	60.63
2028	1.04	0.12	0.00	0.83	0.08	0.00	65.73	2.73	0.00	55.11
2029	0.95	0.11	0.00	0.76	0.08	0.00	65.73	2.73	0.00	50.25
2030	0.88	0.10	0.00	0.70	0.07	0.00	65.73	2.73	0.00	46.30
2031	0.81	0.09	0.00	0.65	0.07	0.00	65.73	2.73	0.00	42.92
2032	0.76	0.09	0.00	0.61	0.06	0.00	65.73	2.73	0.00	40.11
2033	0.71	0.08	0.00	0.57	0.06	0.00	65.73	2.73	0.00	37.45
2034	0.67	0.08	0.00	0.53	0.06	0.00	65.73	2.73	0.00	35.21
2035	0.63	0.07	0.00	0.50	0.05	0.00	65.73	2.73	0.00	33.22
2036	0.60	0.07	0.00	0.48	0.05	0.00	65.73	2.73	0.00	31.53
Rem	1.46	0.17	0.00	1.17	0.12	0.00	65.73	2.73	0.00	77.00
Total	18.39	1.90	0.00	14.71	1.35	0.00	65.73	2.73	0.00	970.50
Ult	171.29	138.75	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	5.00	10.31	0.00	0.00	24.50	0.00	0.00	0.00	90.60	86.60
2023	5.00	8.49	0.00	0.00	24.50	0.00	0.00	0.00	70.31	147.68
2024	5.00	7.24	0.00	0.00	24.50	0.00	0.00	0.00	56.33	192.15
2025	5.00	6.28	0.00	0.00	24.50	0.00	0.00	0.00	45.61	224.88
2026	5.00	5.56	0.00	0.00	24.50	0.00	0.00	0.00	37.54	249.37
2027	5.00	4.98	0.00	0.00	24.50	0.00	0.00	0.00	31.14	267.83
2028	5.00	4.53	0.00	0.00	24.50	0.00	0.00	0.00	26.07	281.89
2029	5.00	4.13	0.00	0.00	24.50	0.00	0.00	0.00	21.62	292.48
2030	5.00	3.80	0.00	0.00	24.50	0.00	0.00	0.00	17.99	300.50
2031	5.00	3.53	0.00	0.00	24.50	0.00	0.00	0.00	14.89	306.53
2032	5.00	3.30	0.00	0.00	24.50	0.00	0.00	0.00	12.31	311.06
2033	5.00	3.08	0.00	0.00	24.50	0.00	0.00	0.00	9.87	314.36
2034	5.00	2.89	0.00	0.00	24.50	0.00	0.00	0.00	7.81	316.74
2035	5.00	2.73	0.00	0.00	24.50	0.00	0.00	0.00	5.98	318.39
2036	5.00	2.59	0.00	0.00	24.50	0.00	0.00	0.00	4.43	319.51
Rem.		6.33	0.00	0.00	65.79	0.00	0.00	0.00	4.88	1.07
Total		79.76	0.00	0.00	433.35	0.00	0.00	0.00	457.39	320.58
	Oil			Abandonment Date :	09/10/2039
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	220.95	bbl/month		Revenue Int :	0.80000000	PW	5.00% :	376.38
Abandonment :	42.10	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	340.62
Initial Decline :	21.22	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	330.27
Beg Ratio :	0.074	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	302.97
End Ratio :	0.116	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	280.26
						PW	20.00% :	249.95

Annex F-27

Date : 11/11/2022 11:14:34AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Producing Rsv Class & Category
Partner :	All Cases	Discount Rate (%) : 10.00	SEVEN RIVERS Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	363.16
Cum Gas (MMcf) :	452.30

Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	342.49	68.50	0.00	290.43	51.76	0.00	65.73	2.73	0.00	19,231.31
2023	360.68	72.14	0.00	305.86	54.50	0.00	65.73	2.73	0.00	20,252.64
2024	367.40	73.48	0.00	311.55	55.52	0.00	65.73	2.73	0.00	20,629.81
2025	366.78	73.36	0.00	311.03	55.43	0.00	65.73	2.73	0.00	20,595.17
2026	361.40	72.28	0.00	306.47	54.61	0.00	65.73	2.73	0.00	20,293.24
2027	353.32	70.66	0.00	299.62	53.39	0.00	65.73	2.73	0.00	19,839.43
2028	342.23	68.45	0.00	290.21	51.72	0.00	65.73	2.73	0.00	19,216.88
2029	329.52	65.91	0.00	279.44	49.80	0.00	65.73	2.73	0.00	18,503.14
2030	316.29	63.26	0.00	268.21	47.80	0.00	65.73	2.73	0.00	17,759.98
2031	301.73	60.35	0.00	255.87	45.60	0.00	65.73	2.73	0.00	16,942.69
2032	285.03	57.01	0.00	241.70	43.07	0.00	65.73	2.73	0.00	16,004.69
2033	266.73	53.35	0.00	226.19	40.31	0.00	65.73	2.73	0.00	14,977.23
2034	244.56	48.91	0.00	207.39	36.96	0.00	65.73	2.73	0.00	13,732.58
2035	223.91	44.78	0.00	189.87	33.84	0.00	65.73	2.73	0.00	12,572.61
2036	208.58	41.72	0.00	176.87	31.52	0.00	65.73	2.73	0.00	11,711.75
Rem	1,139.20	227.84	0.00	966.04	172.15	0.00	65.73	2.73	0.00	63,967.75
Total	5,809.86	1,161.98	0.00	4,926.76	877.95	0.00	65.73	2.73	0.00	326,230.91
Ult	6,173.02	1,614.28	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	1.00	1,580.08	0.00	0.00	3,766.22	0.00	0.00	0.00	13,885.01	13,236.62
2023	1.00	1,663.99	0.00	0.00	3,766.22	0.00	0.00	0.00	14,822.43	26,088.36
2024	1.00	1,694.98	0.00	0.00	3,766.22	0.00	0.00	0.00	15,168.61	38,045.27
2025	1.00	1,692.14	0.00	0.00	3,766.22	0.00	0.00	0.00	15,136.81	48,894.69
2026	1.00	1,667.33	0.00	0.00	3,766.22	0.00	0.00	0.00	14,859.69	58,578.79
2027	1.00	1,630.04	0.00	0.00	3,766.22	0.00	0.00	0.00	14,443.16	67,136.93
2028	1.00	1,578.89	0.00	0.00	3,766.22	0.00	0.00	0.00	13,871.76	74,608.78
2029	1.00	1,520.25	0.00	0.00	3,766.22	0.00	0.00	0.00	13,216.66	81,081.00
2030	1.00	1,459.19	0.00	0.00	3,766.22	0.00	0.00	0.00	12,534.56	86,661.82
2031	1.00	1,392.04	0.00	0.00	3,766.22	0.00	0.00	0.00	11,784.43	91,432.46
2032	1.00	1,314.97	0.00	0.00	3,766.22	0.00	0.00	0.00	10,923.49	95,452.26
2033	1.00	1,230.56	0.00	0.00	3,766.22	0.00	0.00	0.00	9,980.45	98,791.84
2034	1.00	1,128.29	0.00	0.00	3,766.22	0.00	0.00	0.00	8,838.07	101,481.16
2035	1.00	1,032.99	0.00	0.00	3,766.22	0.00	0.00	0.00	7,773.40	103,631.44
2036	1.00	962.26	0.00	0.00	3,766.22	0.00	0.00	0.00	6,983.27	105,386.81
Rem.		5,255.71	0.00	0.00	27,913.49	0.00	0.00	0.00	30,798.55	5,656.70
Total		26,803.73	0.00	0.00	84,406.85	0.00	0.00	0.00	215,020.33	111,043.51

		Present Worth Profile (M$)

		PW	5.00% :	148,871.72
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	123,909.69
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	117,162.56

Years to Payout :	0.00	PW	12.00% :	100,400.24
Internal ROR (%) :	0.00	PW	15.00% :	87,579.68
		PW	20.00% :	72,015.52

Annex F-28

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	7R WF PDP Response
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	363.16		Co., State :	Eddy, NM
Cum Gas (MMcf) :	452.30
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	342.49	68.50	0.00	290.43	51.76	0.00	65.73	2.73	0.00	19,231.31
2023	360.68	72.14	0.00	305.86	54.50	0.00	65.73	2.73	0.00	20,252.64
2024	367.40	73.48	0.00	311.55	55.52	0.00	65.73	2.73	0.00	20,629.81
2025	366.78	73.36	0.00	311.03	55.43	0.00	65.73	2.73	0.00	20,595.17
2026	361.40	72.28	0.00	306.47	54.61	0.00	65.73	2.73	0.00	20,293.24
2027	353.32	70.66	0.00	299.62	53.39	0.00	65.73	2.73	0.00	19,839.43
2028	342.23	68.45	0.00	290.21	51.72	0.00	65.73	2.73	0.00	19,216.88
2029	329.52	65.91	0.00	279.44	49.80	0.00	65.73	2.73	0.00	18,503.14
2030	316.29	63.26	0.00	268.21	47.80	0.00	65.73	2.73	0.00	17,759.98
2031	301.73	60.35	0.00	255.87	45.60	0.00	65.73	2.73	0.00	16,942.69
2032	285.03	57.01	0.00	241.70	43.07	0.00	65.73	2.73	0.00	16,004.69
2033	266.73	53.35	0.00	226.19	40.31	0.00	65.73	2.73	0.00	14,977.23
2034	244.56	48.91	0.00	207.39	36.96	0.00	65.73	2.73	0.00	13,732.58
2035	223.91	44.78	0.00	189.87	33.84	0.00	65.73	2.73	0.00	12,572.61
2036	208.58	41.72	0.00	176.87	31.52	0.00	65.73	2.73	0.00	11,711.75
Rem	1,139.20	227.84	0.00	966.04	172.15	0.00	65.73	2.73	0.00	63,967.75
Total	5,809.86	1,161.98	0.00	4,926.76	877.95	0.00	65.73	2.73	0.00	326,230.91
Ult	6,173.02	1,614.28	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	1.00	1,580.08	0.00	0.00	3,766.22	0.00	0.00	0.00	13,885.01	13,236.62
2023	1.00	1,663.99	0.00	0.00	3,766.22	0.00	0.00	0.00	14,822.43	26,088.36
2024	1.00	1,694.98	0.00	0.00	3,766.22	0.00	0.00	0.00	15,168.61	38,045.27
2025	1.00	1,692.14	0.00	0.00	3,766.22	0.00	0.00	0.00	15,136.81	48,894.69
2026	1.00	1,667.33	0.00	0.00	3,766.22	0.00	0.00	0.00	14,859.69	58,578.79
2027	1.00	1,630.04	0.00	0.00	3,766.22	0.00	0.00	0.00	14,443.16	67,136.93
2028	1.00	1,578.89	0.00	0.00	3,766.22	0.00	0.00	0.00	13,871.76	74,608.78
2029	1.00	1,520.25	0.00	0.00	3,766.22	0.00	0.00	0.00	13,216.66	81,081.00
2030	1.00	1,459.19	0.00	0.00	3,766.22	0.00	0.00	0.00	12,534.56	86,661.82
2031	1.00	1,392.04	0.00	0.00	3,766.22	0.00	0.00	0.00	11,784.43	91,432.46
2032	1.00	1,314.97	0.00	0.00	3,766.22	0.00	0.00	0.00	10,923.49	95,452.26
2033	1.00	1,230.56	0.00	0.00	3,766.22	0.00	0.00	0.00	9,980.45	98,791.84
2034	1.00	1,128.29	0.00	0.00	3,766.22	0.00	0.00	0.00	8,838.07	101,481.16
2035	1.00	1,032.99	0.00	0.00	3,766.22	0.00	0.00	0.00	7,773.40	103,631.44
2036	1.00	962.26	0.00	0.00	3,766.22	0.00	0.00	0.00	6,983.27	105,386.81
Rem.		5,255.71	0.00	0.00	27,913.49	0.00	0.00	0.00	30,798.55	5,656.70
Total		26,803.73	0.00	0.00	84,406.85	0.00	0.00	0.00	215,020.33	111,043.51
	Oil			Abandonment Date :	05/31/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	27,848.00	bbl/month		Revenue Int :	0.84800000	PW	5.00% :	148,871.72
Abandonment :	9,070.00	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	123,909.69
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	117,162.56
Beg Ratio :	0.200	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	100,400.24
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	87,579.68
						PW	20.00% :	72,015.52
Annex F-29

Date : 11/11/2022 11:14:34AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Non-Producing Rsv Class & Category
Partner :	All Cases	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	99.08	19.81	0.00	84.02	14.97	0.00	65.73	2.73	0.00	5,563.69
2023	168.50	33.70	0.00	142.89	25.46	0.00	65.73	2.73	0.00	9,461.32
2024	358.23	71.65	0.00	303.78	54.13	0.00	65.73	2.73	0.00	20,115.02
2025	519.78	103.95	0.00	440.78	78.54	0.00	65.73	2.73	0.00	29,186.42
2026	550.66	110.13	0.00	466.96	83.21	0.00	65.73	2.73	0.00	30,920.32
2027	559.83	111.97	0.00	474.73	84.60	0.00	65.73	2.73	0.00	31,435.06
2028	557.95	111.59	0.00	473.14	84.31	0.00	65.73	2.73	0.00	31,329.55
2029	548.90	109.78	0.00	465.47	82.95	0.00	65.73	2.73	0.00	30,821.38
2030	535.56	107.11	0.00	454.15	80.93	0.00	65.73	2.73	0.00	30,072.38
2031	518.62	103.72	0.00	439.79	78.37	0.00	65.73	2.73	0.00	29,121.18
2032	498.83	99.77	0.00	423.01	75.38	0.00	65.73	2.73	0.00	28,009.94
2033	477.62	95.52	0.00	405.02	72.17	0.00	65.73	2.73	0.00	26,818.75
2034	454.32	90.86	0.00	385.26	68.65	0.00	65.73	2.73	0.00	25,510.37
2035	428.39	85.68	0.00	363.28	64.73	0.00	65.73	2.73	0.00	24,054.70
2036	400.56	80.11	0.00	339.67	60.53	0.00	65.73	2.73	0.00	22,491.95
Rem	2,182.30	436.46	0.00	1,850.59	329.78	0.00	65.73	2.73	0.00	122,538.71
Total	8,859.12	1,771.82	0.00	7,512.53	1,338.73	0.00	65.73	2.73	0.00	497,450.73
Ult	8,859.12	1,771.82	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	11.00	457.12	0.00	2,100.00	0.00	413.47	35.10	0.00	2,557.99	2,358.20
2023	48.00	777.36	0.00	15,685.00	0.00	1,058.21	205.50	0.00	-8,264.75	-4,742.55
2024	92.00	1,652.69	0.00	17,295.00	0.00	3,002.93	448.20	0.00	-2,283.80	-6,573.09
2025	126.00	2,398.01	0.00	10,105.00	0.00	5,049.26	596.10	0.00	11,038.05	1,138.35
2026	126.00	2,540.47	0.00	0.00	0.00	5,340.10	601.20	0.00	22,438.55	15,754.31
2027	126.00	2,582.76	0.00	0.00	0.00	5,340.10	601.20	0.00	22,911.00	29,325.77
2028	126.00	2,574.09	0.00	0.00	0.00	5,340.10	601.20	0.00	22,814.16	41,611.09
2029	126.00	2,532.34	0.00	0.00	0.00	5,340.10	601.20	0.00	22,347.74	52,552.81
2030	126.00	2,470.80	0.00	0.00	0.00	5,340.10	601.20	0.00	21,660.28	62,195.20
2031	126.00	2,392.65	0.00	0.00	0.00	5,340.10	601.20	0.00	20,787.23	70,608.89
2032	126.00	2,301.35	0.00	0.00	0.00	5,340.10	601.20	0.00	19,767.30	77,881.61
2033	126.00	2,203.48	0.00	0.00	0.00	5,340.10	601.20	0.00	18,673.98	84,128.06
2034	126.00	2,095.98	0.00	0.00	0.00	5,340.10	601.20	0.00	17,473.09	89,442.36
2035	126.00	1,976.38	0.00	0.00	0.00	5,340.10	601.20	0.00	16,137.03	93,904.87
2036	126.00	1,847.98	0.00	0.00	0.00	5,340.10	601.20	0.00	14,702.68	97,600.95
Rem.		10,068.00	0.00	0.00	0.00	39,578.30	4,458.90	0.00	68,433.51	12,373.66
Total		40,871.46	0.00	45,185.00	0.00	107,843.23	12,357.00	0.00	291,194.04	109,974.61
		Present Worth Profile (M$)

		PW	5.00% :	172,998.27
Disc. Initial Invest. (M$) :	36,603.111	PW	8.00% :	130,889.08
ROInvestment (disc/undisc) :	4.00/7.44	PW	9.00% :	119,844.08

Years to Payout :	3.86	PW	12.00% :	93,185.03
Internal ROR (%) :	135.45	PW	15.00% :	73,712.38
		PW	20.00% :	51,485.38

Annex F-30

Date : 11/11/2022 11:14:34AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Non-Producing Rsv Class & Category
Partner :	All Cases	Discount Rate (%) : 10.00	SEVEN RIVERS Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	99.08	19.81	0.00	84.02	14.97	0.00	65.73	2.73	0.00	5,563.69
2023	168.50	33.70	0.00	142.89	25.46	0.00	65.73	2.73	0.00	9,461.32
2024	358.23	71.65	0.00	303.78	54.13	0.00	65.73	2.73	0.00	20,115.02
2025	519.78	103.95	0.00	440.78	78.54	0.00	65.73	2.73	0.00	29,186.42
2026	550.66	110.13	0.00	466.96	83.21	0.00	65.73	2.73	0.00	30,920.32
2027	559.83	111.97	0.00	474.73	84.60	0.00	65.73	2.73	0.00	31,435.06
2028	557.95	111.59	0.00	473.14	84.31	0.00	65.73	2.73	0.00	31,329.55
2029	548.90	109.78	0.00	465.47	82.95	0.00	65.73	2.73	0.00	30,821.38
2030	535.56	107.11	0.00	454.15	80.93	0.00	65.73	2.73	0.00	30,072.38
2031	518.62	103.72	0.00	439.79	78.37	0.00	65.73	2.73	0.00	29,121.18
2032	498.83	99.77	0.00	423.01	75.38	0.00	65.73	2.73	0.00	28,009.94
2033	477.62	95.52	0.00	405.02	72.17	0.00	65.73	2.73	0.00	26,818.75
2034	454.32	90.86	0.00	385.26	68.65	0.00	65.73	2.73	0.00	25,510.37
2035	428.39	85.68	0.00	363.28	64.73	0.00	65.73	2.73	0.00	24,054.70
2036	400.56	80.11	0.00	339.67	60.53	0.00	65.73	2.73	0.00	22,491.95
Rem	2,182.30	436.46	0.00	1,850.59	329.78	0.00	65.73	2.73	0.00	122,538.71
Total	8,859.12	1,771.82	0.00	7,512.53	1,338.73	0.00	65.73	2.73	0.00	497,450.73
Ult	8,859.12	1,771.82	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	11.00	457.12	0.00	2,100.00	0.00	413.47	35.10	0.00	2,557.99	2,358.20
2023	48.00	777.36	0.00	15,685.00	0.00	1,058.21	205.50	0.00	-8,264.75	-4,742.55
2024	92.00	1,652.69	0.00	17,295.00	0.00	3,002.93	448.20	0.00	-2,283.80	-6,573.09
2025	126.00	2,398.01	0.00	10,105.00	0.00	5,049.26	596.10	0.00	11,038.05	1,138.35
2026	126.00	2,540.47	0.00	0.00	0.00	5,340.10	601.20	0.00	22,438.55	15,754.31
2027	126.00	2,582.76	0.00	0.00	0.00	5,340.10	601.20	0.00	22,911.00	29,325.77
2028	126.00	2,574.09	0.00	0.00	0.00	5,340.10	601.20	0.00	22,814.16	41,611.09
2029	126.00	2,532.34	0.00	0.00	0.00	5,340.10	601.20	0.00	22,347.74	52,552.81
2030	126.00	2,470.80	0.00	0.00	0.00	5,340.10	601.20	0.00	21,660.28	62,195.20
2031	126.00	2,392.65	0.00	0.00	0.00	5,340.10	601.20	0.00	20,787.23	70,608.89
2032	126.00	2,301.35	0.00	0.00	0.00	5,340.10	601.20	0.00	19,767.30	77,881.61
2033	126.00	2,203.48	0.00	0.00	0.00	5,340.10	601.20	0.00	18,673.98	84,128.06
2034	126.00	2,095.98	0.00	0.00	0.00	5,340.10	601.20	0.00	17,473.09	89,442.36
2035	126.00	1,976.38	0.00	0.00	0.00	5,340.10	601.20	0.00	16,137.03	93,904.87
2036	126.00	1,847.98	0.00	0.00	0.00	5,340.10	601.20	0.00	14,702.68	97,600.95
Rem.		10,068.00	0.00	0.00	0.00	39,578.30	4,458.90	0.00	68,433.51	12,373.66
Total		40,871.46	0.00	45,185.00	0.00	107,843.23	12,357.00	0.00	291,194.04	109,974.61
		Present Worth Profile (M$)

		PW	5.00% :	172,998.27
Disc. Initial Invest. (M$) :	36,603.111	PW	8.00% :	130,889.08
ROInvestment (disc/undisc) :	4.00/7.44	PW	9.00% :	119,844.08

Years to Payout :	3.86	PW	12.00% :	93,185.03
Internal ROR (%) :	135.45	PW	15.00% :	73,712.38
		PW	20.00% :	51,485.38

Annex F-31

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Seven Rivers WF PDP+PDNP (Incr) - Dev
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Non-Producing
Case Type :	INCREMENTAL CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	0.00		Co., State :	Eddy, NM
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	99.08	19.81	0.00	84.02	14.97	0.00	65.73	2.73	0.00	5,563.69
2023	168.50	33.70	0.00	142.89	25.46	0.00	65.73	2.73	0.00	9,461.32
2024	358.23	71.65	0.00	303.78	54.13	0.00	65.73	2.73	0.00	20,115.02
2025	519.78	103.95	0.00	440.78	78.54	0.00	65.73	2.73	0.00	29,186.42
2026	550.66	110.13	0.00	466.96	83.21	0.00	65.73	2.73	0.00	30,920.32
2027	559.83	111.97	0.00	474.73	84.60	0.00	65.73	2.73	0.00	31,435.06
2028	557.95	111.59	0.00	473.14	84.31	0.00	65.73	2.73	0.00	31,329.55
2029	548.90	109.78	0.00	465.47	82.95	0.00	65.73	2.73	0.00	30,821.38
2030	535.56	107.11	0.00	454.15	80.93	0.00	65.73	2.73	0.00	30,072.38
2031	518.62	103.72	0.00	439.79	78.37	0.00	65.73	2.73	0.00	29,121.18
2032	498.83	99.77	0.00	423.01	75.38	0.00	65.73	2.73	0.00	28,009.94
2033	477.62	95.52	0.00	405.02	72.17	0.00	65.73	2.73	0.00	26,818.75
2034	454.32	90.86	0.00	385.26	68.65	0.00	65.73	2.73	0.00	25,510.37
2035	428.39	85.68	0.00	363.28	64.73	0.00	65.73	2.73	0.00	24,054.70
2036	400.56	80.11	0.00	339.67	60.53	0.00	65.73	2.73	0.00	22,491.95
Rem	2,182.30	436.46	0.00	1,850.59	329.78	0.00	65.73	2.73	0.00	122,538.71
Total	8,859.12	1,771.82	0.00	7,512.53	1,338.73	0.00	65.73	2.73	0.00	497,450.73
Ult	8,859.12	1,771.82	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	11.00	457.12	0.00	2,100.00	0.00	413.47	35.10	0.00	2,557.99	2,358.20
2023	48.00	777.36	0.00	15,685.00	0.00	1,058.21	205.50	0.00	-8,264.75	-4,742.55
2024	92.00	1,652.69	0.00	17,295.00	0.00	3,002.93	448.20	0.00	-2,283.80	-6,573.09
2025	126.00	2,398.01	0.00	10,105.00	0.00	5,049.26	596.10	0.00	11,038.05	1,138.35
2026	126.00	2,540.47	0.00	0.00	0.00	5,340.10	601.20	0.00	22,438.55	15,754.31
2027	126.00	2,582.76	0.00	0.00	0.00	5,340.10	601.20	0.00	22,911.00	29,325.77
2028	126.00	2,574.09	0.00	0.00	0.00	5,340.10	601.20	0.00	22,814.16	41,611.09
2029	126.00	2,532.34	0.00	0.00	0.00	5,340.10	601.20	0.00	22,347.74	52,552.81
2030	126.00	2,470.80	0.00	0.00	0.00	5,340.10	601.20	0.00	21,660.28	62,195.20
2031	126.00	2,392.65	0.00	0.00	0.00	5,340.10	601.20	0.00	20,787.23	70,608.89
2032	126.00	2,301.35	0.00	0.00	0.00	5,340.10	601.20	0.00	19,767.30	77,881.61
2033	126.00	2,203.48	0.00	0.00	0.00	5,340.10	601.20	0.00	18,673.98	84,128.06
2034	126.00	2,095.98	0.00	0.00	0.00	5,340.10	601.20	0.00	17,473.09	89,442.36
2035	126.00	1,976.38	0.00	0.00	0.00	5,340.10	601.20	0.00	16,137.03	93,904.87
2036	126.00	1,847.98	0.00	0.00	0.00	5,340.10	601.20	0.00	14,702.68	97,600.95
Rem.		10,068.00	0.00	0.00	0.00	39,578.30	4,458.90	0.00	68,433.51	12,373.66
Total		40,871.46	0.00	45,185.00	0.00	107,843.23	12,357.00	0.00	291,194.04	109,974.61
	Oil			Abandonment Date :	05/31/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	33,275.00	bbl/month		Revenue Int :	0.84800000	PW	5.00% :	172,998.27
Abandonment :	27,120.00	bbl/month		Disc. Initial Invest. (M$) :	36,603.111	PW	8.00% :	130,889.08
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	4.00/7.44	PW	9.00% :	119,844.08
Beg Ratio :	0.200	Mcf/bbl		Years to Payout :	3.86	PW	12.00% :	93,185.03
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	135.45	PW	15.00% :	73,712.38
						PW	20.00% :	51,485.38
Annex F-32

Date : 11/11/2022 11:14:34AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Undeveloped Rsv Class & Category
Partner :	All Cases	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	41.33	8.27	0.00	35.05	6.25	0.00	65.73	2.73	0.00	2,320.90
2023	58.75	11.75	0.00	49.82	8.88	0.00	65.73	2.73	0.00	3,298.89
2024	173.14	34.63	0.00	146.82	26.16	0.00	65.73	2.73	0.00	9,722.09
2025	366.49	73.30	0.00	310.78	55.38	0.00	65.73	2.73	0.00	20,578.94
2026	426.73	85.35	0.00	361.87	64.49	0.00	65.73	2.73	0.00	23,961.55
2027	433.47	86.69	0.00	367.58	65.50	0.00	65.73	2.73	0.00	24,339.89
2028	428.37	85.67	0.00	363.26	64.73	0.00	65.73	2.73	0.00	24,053.57
2029	415.36	83.07	0.00	352.22	62.77	0.00	65.73	2.73	0.00	23,322.83
2030	397.44	79.49	0.00	337.03	60.06	0.00	65.73	2.73	0.00	22,316.94
2031	376.11	75.22	0.00	318.94	56.84	0.00	65.73	2.73	0.00	21,119.00
2032	351.79	70.36	0.00	298.32	53.16	0.00	65.73	2.73	0.00	19,753.40
2033	326.06	65.21	0.00	276.50	49.27	0.00	65.73	2.73	0.00	18,308.58
2034	299.43	59.89	0.00	253.92	45.25	0.00	65.73	2.73	0.00	16,813.54
2035	271.48	54.30	0.00	230.22	41.03	0.00	65.73	2.73	0.00	15,243.95
2036	242.44	48.49	0.00	205.59	36.64	0.00	65.73	2.73	0.00	13,613.26
Rem	942.42	188.49	0.00	799.17	142.41	0.00	65.73	2.73	0.00	52,918.26
Total	5,550.82	1,110.17	0.00	4,707.09	838.81	0.00	65.73	2.73	0.00	311,685.59
Ult	5,550.82	1,110.17	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	0.00	190.69	0.00	0.00	0.00	0.00	0.00	0.00	2,130.21	2,027.43
2023	0.00	271.04	0.00	0.00	0.00	0.00	0.00	0.00	3,027.85	4,631.50
2024	23.00	798.78	0.00	28,840.00	0.00	473.04	93.60	0.00	-20,483.34	-11,534.82
2025	43.00	1,690.80	0.00	22,231.00	0.00	1,461.17	247.80	0.00	-5,051.83	-15,371.89
2026	43.00	1,968.72	0.00	0.00	0.00	1,808.06	270.00	0.00	19,914.76	-2,398.86
2027	43.00	1,999.81	0.00	0.00	0.00	1,808.06	270.00	0.00	20,262.02	9,604.04
2028	43.00	1,976.29	0.00	0.00	0.00	1,808.06	270.00	0.00	19,999.22	20,374.48
2029	43.00	1,916.25	0.00	0.00	0.00	1,808.06	270.00	0.00	19,328.52	29,839.13
2030	43.00	1,833.60	0.00	0.00	0.00	1,808.06	270.00	0.00	18,405.27	38,033.73
2031	43.00	1,735.18	0.00	0.00	0.00	1,808.06	270.00	0.00	17,305.76	45,039.52
2032	43.00	1,622.98	0.00	0.00	0.00	1,808.06	270.00	0.00	16,052.36	50,946.73
2033	43.00	1,504.27	0.00	0.00	0.00	1,808.06	270.00	0.00	14,726.25	55,873.87
2034	43.00	1,381.43	0.00	0.00	0.00	1,808.06	270.00	0.00	13,354.05	59,936.42
2035	43.00	1,252.47	0.00	0.00	0.00	1,808.06	270.00	0.00	11,913.42	63,231.92
2036	43.00	1,118.49	0.00	0.00	0.00	1,808.06	270.00	0.00	10,416.71	65,851.46
Rem.		4,347.86	0.00	0.00	0.00	13,400.53	2,002.50	0.00	33,167.37	6,398.32
Total		25,608.66	0.00	51,071.00	0.00	35,223.44	5,313.90	0.00	194,468.60	72,249.78
		Present Worth Profile (M$)

		PW	5.00% :	115,699.03
Disc. Initial Invest. (M$) :	38,802.680	PW	8.00% :	86,783.25
ROInvestment (disc/undisc) :	2.86/4.81	PW	9.00% :	79,121.52

Years to Payout :	5.02	PW	12.00% :	60,510.76
Internal ROR (%) :	94.92	PW	15.00% :	46,841.33
		PW	20.00% :	31,251.78

Annex F-33

Date : 11/11/2022 11:14:34AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Proved Undeveloped Rsv Class & Category
Partner :	All Cases	Discount Rate (%) : 10.00	SEVEN RIVERS Report Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	41.33	8.27	0.00	35.05	6.25	0.00	65.73	2.73	0.00	2,320.90
2023	58.75	11.75	0.00	49.82	8.88	0.00	65.73	2.73	0.00	3,298.89
2024	173.14	34.63	0.00	146.82	26.16	0.00	65.73	2.73	0.00	9,722.09
2025	366.49	73.30	0.00	310.78	55.38	0.00	65.73	2.73	0.00	20,578.94
2026	426.73	85.35	0.00	361.87	64.49	0.00	65.73	2.73	0.00	23,961.55
2027	433.47	86.69	0.00	367.58	65.50	0.00	65.73	2.73	0.00	24,339.89
2028	428.37	85.67	0.00	363.26	64.73	0.00	65.73	2.73	0.00	24,053.57
2029	415.36	83.07	0.00	352.22	62.77	0.00	65.73	2.73	0.00	23,322.83
2030	397.44	79.49	0.00	337.03	60.06	0.00	65.73	2.73	0.00	22,316.94
2031	376.11	75.22	0.00	318.94	56.84	0.00	65.73	2.73	0.00	21,119.00
2032	351.79	70.36	0.00	298.32	53.16	0.00	65.73	2.73	0.00	19,753.40
2033	326.06	65.21	0.00	276.50	49.27	0.00	65.73	2.73	0.00	18,308.58
2034	299.43	59.89	0.00	253.92	45.25	0.00	65.73	2.73	0.00	16,813.54
2035	271.48	54.30	0.00	230.22	41.03	0.00	65.73	2.73	0.00	15,243.95
2036	242.44	48.49	0.00	205.59	36.64	0.00	65.73	2.73	0.00	13,613.26
Rem	942.42	188.49	0.00	799.17	142.41	0.00	65.73	2.73	0.00	52,918.26
Total	5,550.82	1,110.17	0.00	4,707.09	838.81	0.00	65.73	2.73	0.00	311,685.59
Ult	5,550.82	1,110.17	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	0.00	190.69	0.00	0.00	0.00	0.00	0.00	0.00	2,130.21	2,027.43
2023	0.00	271.04	0.00	0.00	0.00	0.00	0.00	0.00	3,027.85	4,631.50
2024	23.00	798.78	0.00	28,840.00	0.00	473.04	93.60	0.00	-20,483.34	-11,534.82
2025	43.00	1,690.80	0.00	22,231.00	0.00	1,461.17	247.80	0.00	-5,051.83	-15,371.89
2026	43.00	1,968.72	0.00	0.00	0.00	1,808.06	270.00	0.00	19,914.76	-2,398.86
2027	43.00	1,999.81	0.00	0.00	0.00	1,808.06	270.00	0.00	20,262.02	9,604.04
2028	43.00	1,976.29	0.00	0.00	0.00	1,808.06	270.00	0.00	19,999.22	20,374.48
2029	43.00	1,916.25	0.00	0.00	0.00	1,808.06	270.00	0.00	19,328.52	29,839.13
2030	43.00	1,833.60	0.00	0.00	0.00	1,808.06	270.00	0.00	18,405.27	38,033.73
2031	43.00	1,735.18	0.00	0.00	0.00	1,808.06	270.00	0.00	17,305.76	45,039.52
2032	43.00	1,622.98	0.00	0.00	0.00	1,808.06	270.00	0.00	16,052.36	50,946.73
2033	43.00	1,504.27	0.00	0.00	0.00	1,808.06	270.00	0.00	14,726.25	55,873.87
2034	43.00	1,381.43	0.00	0.00	0.00	1,808.06	270.00	0.00	13,354.05	59,936.42
2035	43.00	1,252.47	0.00	0.00	0.00	1,808.06	270.00	0.00	11,913.42	63,231.92
2036	43.00	1,118.49	0.00	0.00	0.00	1,808.06	270.00	0.00	10,416.71	65,851.46
Rem.		4,347.86	0.00	0.00	0.00	13,400.53	2,002.50	0.00	33,167.37	6,398.32
Total		25,608.66	0.00	51,071.00	0.00	35,223.44	5,313.90	0.00	194,468.60	72,249.78
		Present Worth Profile (M$)

		PW	5.00% :	115,699.03
Disc. Initial Invest. (M$) :	38,802.680	PW	8.00% :	86,783.25
ROInvestment (disc/undisc) :	2.86/4.81	PW	9.00% :	79,121.52

Years to Payout :	5.02	PW	12.00% :	60,510.76
Internal ROR (%) :	94.92	PW	15.00% :	46,841.33
		PW	20.00% :	31,251.78

Annex F-34

Date : 11/11/2022 11:14:34AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd As Of 010122	As Of Date : 01/01/2022	Case :	Seven Rivers WF PDP+PDNP+PUD (Incr)
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Undeveloped
Case Type :	INCREMENTAL CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	default		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	0.00		Co., State :	Eddy, NM
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2022	41.33	8.27	0.00	35.05	6.25	0.00	65.73	2.73	0.00	2,320.90
2023	58.75	11.75	0.00	49.82	8.88	0.00	65.73	2.73	0.00	3,298.89
2024	173.14	34.63	0.00	146.82	26.16	0.00	65.73	2.73	0.00	9,722.09
2025	366.49	73.30	0.00	310.78	55.38	0.00	65.73	2.73	0.00	20,578.94
2026	426.73	85.35	0.00	361.87	64.49	0.00	65.73	2.73	0.00	23,961.55
2027	433.47	86.69	0.00	367.58	65.50	0.00	65.73	2.73	0.00	24,339.89
2028	428.37	85.67	0.00	363.26	64.73	0.00	65.73	2.73	0.00	24,053.57
2029	415.36	83.07	0.00	352.22	62.77	0.00	65.73	2.73	0.00	23,322.83
2030	397.44	79.49	0.00	337.03	60.06	0.00	65.73	2.73	0.00	22,316.94
2031	376.11	75.22	0.00	318.94	56.84	0.00	65.73	2.73	0.00	21,119.00
2032	351.79	70.36	0.00	298.32	53.16	0.00	65.73	2.73	0.00	19,753.40
2033	326.06	65.21	0.00	276.50	49.27	0.00	65.73	2.73	0.00	18,308.58
2034	299.43	59.89	0.00	253.92	45.25	0.00	65.73	2.73	0.00	16,813.54
2035	271.48	54.30	0.00	230.22	41.03	0.00	65.73	2.73	0.00	15,243.95
2036	242.44	48.49	0.00	205.59	36.64	0.00	65.73	2.73	0.00	13,613.26
Rem	942.42	188.49	0.00	799.17	142.41	0.00	65.73	2.73	0.00	52,918.26
Total	5,550.82	1,110.17	0.00	4,707.09	838.81	0.00	65.73	2.73	0.00	311,685.59
Ult	5,550.82	1,110.17	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2022	0.00	190.69	0.00	0.00	0.00	0.00	0.00	0.00	2,130.21	2,027.43
2023	0.00	271.04	0.00	0.00	0.00	0.00	0.00	0.00	3,027.85	4,631.50
2024	23.00	798.78	0.00	28,840.00	0.00	473.04	93.60	0.00	-20,483.34	-11,534.82
2025	43.00	1,690.80	0.00	22,231.00	0.00	1,461.17	247.80	0.00	-5,051.83	-15,371.89
2026	43.00	1,968.72	0.00	0.00	0.00	1,808.06	270.00	0.00	19,914.76	-2,398.86
2027	43.00	1,999.81	0.00	0.00	0.00	1,808.06	270.00	0.00	20,262.02	9,604.04
2028	43.00	1,976.29	0.00	0.00	0.00	1,808.06	270.00	0.00	19,999.22	20,374.48
2029	43.00	1,916.25	0.00	0.00	0.00	1,808.06	270.00	0.00	19,328.52	29,839.13
2030	43.00	1,833.60	0.00	0.00	0.00	1,808.06	270.00	0.00	18,405.27	38,033.73
2031	43.00	1,735.18	0.00	0.00	0.00	1,808.06	270.00	0.00	17,305.76	45,039.52
2032	43.00	1,622.98	0.00	0.00	0.00	1,808.06	270.00	0.00	16,052.36	50,946.73
2033	43.00	1,504.27	0.00	0.00	0.00	1,808.06	270.00	0.00	14,726.25	55,873.87
2034	43.00	1,381.43	0.00	0.00	0.00	1,808.06	270.00	0.00	13,354.05	59,936.42
2035	43.00	1,252.47	0.00	0.00	0.00	1,808.06	270.00	0.00	11,913.42	63,231.92
2036	43.00	1,118.49	0.00	0.00	0.00	1,808.06	270.00	0.00	10,416.71	65,851.46
Rem.		4,347.86	0.00	0.00	0.00	13,400.53	2,002.50	0.00	33,167.37	6,398.32
Total		25,608.66	0.00	51,071.00	0.00	35,223.44	5,313.90	0.00	194,468.60	72,249.78
	Oil			Abandonment Date :	05/31/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	36,010.00	bbl/month		Revenue Int :	0.84800000	PW	5.00% :	115,699.03
Abandonment :	30,529.00	bbl/month		Disc. Initial Invest. (M$) :	38,802.680	PW	8.00% :	86,783.25
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	2.86/4.81	PW	9.00% :	79,121.52
Beg Ratio :	0.200	Mcf/bbl		Years to Payout :	5.02	PW	12.00% :	60,510.76
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	94.92	PW	15.00% :	46,841.33
						PW	20.00% :	31,251.78
Annex F-35

Annex G

Report of William M. Cobb & Associates, Inc. as of December 31, 2022 (LH Operating, LLC)

See below

EVALUATION

OF

CERTAIN OIL AND GAS
PROPERTIES

LOCATED IN

EDDY COUNTY,
NEW MEXICO

PREPARED FOR

POGO RESOURCES, LLC

AS OF

DECEMBER 31, 2022

WILLIAM M. COBB & ASSOCIATES, INC.

Worldwide Petroleum Consultants

WILLIAM M. COBB & ASSOCIATES, INC.
Worldwide Petroleum Consultants

12770 Coit Road, Suite 907	(972) 385-0354
Dallas, Texas	Fax: (972) 788-5165
E-Mail: office@wmcobb.com

June 30, 2023

Mr. Nick Holbrook
Pogo Resources, LLC
4809 Cole Avenue, Suite 106
Dallas, Texas 75205

Subject:  Grayburg-Jackson Field, Eddy County, New Mexico
Reserve and Cash Flow Projections, SEC Guidelines

Dear Mr. Holbrook:

In accordance with your request, William M. Cobb & Associates, Inc. (Cobb & Associates) has estimated the proved reserves and future income as of December 31, 2022, attributable to the interest of Pogo Resources, LLC (Pogo) in certain oil and gas properties located in the Grayburg-Jackson Field, Eddy County, New Mexico. The Pogo properties have historically produced from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs in descending depth order. The focus of this report is to capture reserves attributable to both the historical (“legacy”) SR-Q-G-SA completions and the recent Pogo implementation and expansion of the Seven Rivers (SR) waterflood. This report was completed on February 8, 2023 and revisions to the wording were previously made on March 23, 2023.

Table 1 summarizes our estimate of the proved oil and gas reserves for all planned development and the pre-federal income tax value undiscounted and discounted at ten percent. Values shown are determined utilizing the December 31, 2022, SEC Commodity Price Forecast. The discounted present worth of future income values shown below in Table 1 are not intended to necessarily represent an estimate of fair market value.

TABLE 1

POGO RESOURCES, LLC — NET RESERVES AND VALUE
AS OF DECEMBER 31, 2022

	Net Reserves		Future Net Pre-Tax Cash Flow
Reserve Category	Oil (MBBL)	Gas (MMCF)	Undiscounted (M$)	Discounted at 10% (M$)
Legacy SR-Q-G-SA PDP	915.0	682.7	46,283.3	29,165.6
SR Waterflood PDP	5,145.0	1,394.1	342,734.6	179,275.9
TOTAL PDP	6,060.0	2,076.8	389,017.9	208,441.5
SR Waterflood PNP	6,953.6	1,495.5	442,605.9	184,927.5
SR Waterflood PUD	4,563.8	999.6	303,580.0	126,405.7
TOTAL PROVED	17,577.4	4,571.9	1,135,203.9	519,774.8

Annex G-1

Mr. Nick Holbrook
June 30, 2023
Page 2 – Grayburg-Jackson Reserves, SEC Guidelines

Oil volumes are expressed in thousands of stock tank barrels (MBBL). A stock tank barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of standard cubic feet (MMCF).

According to Pogo, the reserves evaluated in this report also constitute 100% of Pogo’s reserves. This report, which was prepared for the use of HNR Acquisition Corporation (HNRA) in filing with the SEC and will be filed with HNRA’s proxy statement (the “Proxy Statement”), covers 100 percent of the total company present value discounted at ten percent (PV10) presented in the Proxy Statement. All assumptions, data, methods, and procedures considered necessary and appropriate were used to prepare this report.

DISCUSSION

Pogo’s leasehold covers approximately 13,700 acres in the Grayburg-Jackson Field. Historical production has been from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs ranging in depth from 1,500 to 4,000 feet. The production forecast for the historical SR-Q-G-SA completions is the basis for row one in Table 1. Recent and ongoing focus on the Seven Rivers waterflood implementation by Pogo is reflected as SR Waterflood in rows 2 — 4 in Table 1. Although the Seven Rivers interval is behind-pipe in many future Seven Rivers producers or injectors, a material number of planned producers and injectors will require new drill wellbores. The 158 development patterns have been categorized according to the producer status with 115 patterns being Proved Developed Non-Producing (PDNP) and 43 patterns being Proved Undeveloped (PUD).

In 2019 Pogo began an expansion of the existing Seven Rivers waterflood under several sections in the southern portion of the Pogo properties which had been economically successful and served as the analogy for the reserves estimated in this report. Evaluation of these economically successful patterns within the Pogo property yielded a median (P50) expectation of 32,545 barrels (Bbls) of oil for a typical Seven Rivers 40-acre well spacing primary recovery completion. Furthermore, the evaluation yielded a median expectation of 85,348 Bbls of oil for a typical Seven Rivers 20-acre well spacing waterflood recovery (primary + secondary) recovery completion. The difference between these two median recoveries yields a typical secondary oil recovery of 52,803 Bbls.

Net Pay and Pore Volume (Net Pay * Porosity) maps were generated for the Seven Rivers intervals included as waterflood reserves in this report: B1, B2, B3, B4, B5, B6, and C. The sum of the Pore Volume from these seven intervals constitutes the Total Pore Volume forming the volumetric basis for the Seven Rivers waterflood reserves. A total of 314 patterns with discretely estimated Pore Volume were evaluated. Only the 253 patterns under Pogo leases with less than 43,000 Bbls of cumulative oil production were used to distribute reserves in this report.

A pattern simulation model was used to forecast future recovery from the 253 Pogo Seven Rivers patterns. The simulation model is comprised of seven layers to represent the seven intervals of the Seven Rivers Pore Volume maps. Average thickness and porosity values from the seven intervals were used in the simulation models. As of this report date, 95 patterns were producing and 158 remained for future development. Of the remaining 158 patterns, 115 are categorized as PNP and 43 are PUD. Primary and secondary recovery cases were run to establish production forecast rates then used to distribute production expectations to each of the 253 Seven Rivers patterns. The individual Pore Volume of each pattern served as the key element for scaling the production forecast for each specific pattern. The oil volumes from this forecast are the basis for the Seven Rivers waterflood PDP reserves. The oil projection for these 253 patterns is the production forecast for the total Proved (PDP+PDNP+PUD) reserves for the Seven Rivers waterflood implementation.

OIL AND GAS PRICING

Projections of future oil and gas reserves contained in this report utilize the December 31, 2022, SEC Commodity Price Forecast. The SEC price is the arithmetic average of the “first-day-of-the-month” WTI Spot pricing for oil prices and Henry Hub prices for natural gas for the preceding 12-month period ending December 31, 2022. These prices were calculated to be $93.67 per barrel of oil and $6.358 per MMBTU of gas. After applying appropriate differentials for each lease, the weighted average realized product prices for 2023 were estimated to be $94.53 per barrel of oil and $4.14 per MCF of gas, resulting in average 2023 differentials of positive $0.86 per barrel and negative $2.218 per MCF. Product prices and differentials were not escalated for this report.

Annex G-2

Mr. Nick Holbrook
June 30, 2023
Page 3 – Grayburg-Jackson Reserves, SEC Guidelines

OPERATING COSTS

Pogo provided historical lease operating expense (LOE) data through November 2022 for each lease. Based upon our analysis of that data, a fixed monthly operating cost was applied for each legacy lease. The Seven Rivers PDP waterflood case was assigned a monthly per pattern fixed monthly operating cost of $416,226 based on the provided data. The PNP and PUD cases were assigned a fixed monthly operating cost of $4,381 per new producer. The costs were held constant for the report. There were no variable costs scheduled. The cashflow model for this report was prepared using PHDWin software which classifies variable costs as “other costs” in the standard report regardless of any “other costs” being utilized in the actual analysis.

CAPITAL COSTS

Capital costs and timing were provided by Pogo. This prospect will be developed using a combination of recompletions and new drill wells. The development cost to complete the remaining patterns is $94,156,000.

RESERVES AND CASH FLOW

Reserve and revenue projections for the proved reserves categories are shown in Table 2 after the signature page of this report. Cash flow is defined as revenue after deduction of state severance tax, ad valorem tax, operating cost, and capital cost. All economic projections are before federal income taxes.

NATURAL GAS FORECAST

The 17 Legacy leases have a total producing GOR of about 1125 scf/STB (1.125 MCF/BO) as of January 2023. Our cash flow run for these same leases shows a GOR of 1.18 MCF/BO in year 2023. We consider this to be very reasonable agreement.

Our waterflood prediction for the 95 PDP Seven Rivers waterflood patterns water injection starts at virgin conditions with virgin reservoir pressure. As such, the producing GOR would be equivalent to the solution GOR, which is 200 scf/STB. However, current producing GOR for the Seven Rivers waterflood patterns is approximately 1000 scf/STB and declining. We have projected GOR to decline from the current value to the solution GOR value of 200 scf/STB over a period of approximately nine years.

PROPERTY ABANDONMENT

As requested, abandonment costs have not been included in our estimates of future net revenue. Although no abandonment costs have been scheduled for the subject properties, it is worth noting the expected long producing life of the Reserves evaluated in this report. The Seven Rivers Reserves categories are estimated to become uneconomical by approximately October 2044. However, some of the currently producing legacy (SR-Q-G-SA) patterns do not become uneconomic until April 2060. Given the long producing life of the properties, the present value of any abandonment costs would be minimal. In addition, any future abandonment costs will be largely, or totally, offset by the salvage value of the wellbore tubulars and surface equipment.

PROFESSIONAL GUIDELINES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years, from known reservoirs under expected economic and operating conditions. Reserves are considered proved if economic productivity is supported by either actual production or conclusive formation tests.

Probable reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than proved reserves, but more certain to be recovered than possible reserves. Possible reserves are those additional reserves which analysis of geoscience and engineering data suggest are less likely to be recoverable than probable reserves.

Annex G-3

Mr. Nick Holbrook
June 30, 2023
Page 4 – Grayburg-Jackson Reserves, SEC Guidelines

The reserve estimates shown in this report are those estimated to be recoverable in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X and the guidelines specified in Item 1202 (a)(8) of Regulation S-K of the U.S. Securities and Exchange Commission (SEC), and conforms to the FASB Accounting Standards Codification Topic 932, Extractive Industries — Oil and Gas, except that future income taxes are excluded and, as requested, abandonment costs have not been included in our estimates of future net income. The definitions for oil and gas reserves in accordance with SEC Regulation S-X are set forth in this report.

No current or impending regulations are known to restrict Pogo’s ability to recover the estimated reserves. No attempt was made to assess the possible effects of unknowable governmental regulations on the ability of Pogo to recover the reserves estimated in this report.

The reserves included in this report are estimates only and should not be construed as being exact quantities. Governmental policies, uncertainties of supply and demand, the prices actually received for the reserves, and the costs incurred in recovering such reserves, may vary from the price and cost assumptions in this report. Estimated reserves using price escalations may vary from values obtained using constant price scenarios. In any case, estimates of reserves, resources, and revenues may increase or decrease as a result of future operations.

Cobb & Associates has not examined titles to the appraised properties nor has the actual degree of interest owned been independently confirmed. The data used in this evaluation were obtained from Pogo Resources, LLC and the non-confidential files of Cobb & Associates and were considered accurate.

We have not made a field examination of the Pogo properties, therefore, operating ability and condition of the production equipment have not been considered. Also, environmental liabilities, if any, caused by Pogo or any other operator have not been considered, nor has the cost to restore the property to acceptable conditions, as may be required by regulation, been taken into account.

In evaluating available information concerning this appraisal, Cobb & Associates has excluded from its consideration all matters as to which legal or accounting interpretation, rather than geological or engineering, may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data, and conclusions necessarily represent only informed professional judgments.

William M. Cobb & Associates, Inc. is an independent consulting firm founded in 1983. Its compensation is not contingent on the results obtained or reported. This report was prepared by associates of the firm who are licensed professional engineers and geologists with over 40 years of experience in the estimation, assessment, and evaluation of oil and gas reserves.

Annex G-4

Mr. Nick Holbrook
June 30, 2023
Page 5 – Grayburg-Jackson Reserves, SEC Guidelines

This section intentionally left blank.

Annex G-5

Mr. Nick Holbrook
June 30, 2023
Page 6 – Grayburg-Jackson Reserves, SEC Guidelines

DLB:arr

Attachments

M:Pogo/Grayburg-Jackson Reserves – 221231_SEC – Revised-230630

Annex G-6

Pogo Resources, Llc

Reserves for

Grayburg-Jackson Properties

TABLE 2

Economic Summary Projection

William M. Cobb & Associates, Inc.

as of
DECEMBER 31, 2022

Annex G-7

Date : 02/08/2023 10:22:55AM		ECONOMIC SUMMARY PROJECTION	Total
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023
Partner :	All Cases	Discount Rate (%) : 10.00
Case Type :	GRAND TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	34,477.57
Cum Gas (MMcf) :	23,002.88
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	595.68	472.21	0.00	502.63	355.55	0.00	94.53	4.14	0.00	48,985.28
2024	931.84	518.68	0.00	788.00	390.91	0.00	94.53	4.14	0.00	76,107.88
2025	1,330.29	582.85	0.00	1,126.13	439.59	0.00	94.53	4.14	0.00	108,272.67
2026	1,423.97	528.91	0.00	1,205.77	398.97	0.00	94.53	4.14	0.00	115,632.95
2027	1,422.90	464.35	0.00	1,205.03	350.29	0.00	94.53	4.14	0.00	115,361.75
2028	1,397.82	410.12	0.00	1,183.89	309.39	0.00	94.53	4.14	0.00	113,194.32
2029	1,356.28	363.51	0.00	1,148.77	274.25	0.00	94.53	4.14	0.00	109,728.99
2030	1,304.12	322.49	0.00	1,104.73	243.35	0.00	94.53	4.14	0.00	105,437.63
2031	1,246.88	289.71	0.00	1,056.28	218.62	0.00	94.53	4.14	0.00	100,754.99
2032	1,182.43	271.56	0.00	1,001.69	204.94	0.00	94.53	4.14	0.00	95,538.10
2033	1,113.73	255.16	0.00	943.49	192.58	0.00	94.53	4.14	0.00	89,985.27
2034	1,036.80	228.65	0.00	878.27	172.35	0.00	94.53	4.14	0.00	83,735.91
2035	959.08	210.60	0.00	812.43	158.71	0.00	94.53	4.14	0.00	77,456.09
2036	883.63	193.28	0.00	748.56	145.73	0.00	94.53	4.14	0.00	71,364.92
2037	807.73	176.69	0.00	684.25	133.22	0.00	94.53	4.14	0.00	65,233.35
Rem.	3,766.95	773.09	0.00	3,187.45	583.40	0.00	94.53	4.14	0.00	303,724.34
Total	20,760.11	6,061.85	0.00	17,577.37	4,571.85	0.00	94.53	4.14	0.00	1,680,514.43
Ult	55,237.68	29,064.73	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	292.00	4,049.59	0.00	15,685.00	7,106.86	683.44	0.00	0.00	21,460.40	20,497.75
2024	359.00	6,299.15	0.00	46,135.00	7,106.86	3,715.09	0.00	0.00	12,851.78	31,503.59
2025	413.00	8,966.61	0.00	32,336.00	7,106.86	7,509.03	0.00	0.00	52,354.16	72,266.79
2026	413.00	9,579.37	0.00	0.00	7,099.46	8,306.38	0.00	0.00	90,647.75	137,228.14
2027	407.00	9,559.07	0.00	0.00	7,063.02	8,306.38	0.00	0.00	90,433.28	196,158.09
2028	407.00	9,381.04	0.00	0.00	7,059.07	8,306.38	0.00	0.00	88,447.83	248,553.02
2029	404.00	9,095.02	0.00	0.00	7,037.85	8,306.38	0.00	0.00	85,289.74	294,489.44
2030	392.00	8,740.24	0.00	0.00	6,850.72	8,306.38	0.00	0.00	81,540.30	334,419.20
2031	389.00	8,352.71	0.00	0.00	6,840.70	8,306.38	0.00	0.00	77,255.21	368,816.36
2032	389.00	7,920.33	0.00	0.00	6,840.70	8,306.38	0.00	0.00	72,470.70	398,147.11
2033	389.00	7,460.01	0.00	0.00	6,840.70	8,306.38	0.00	0.00	67,378.19	422,940.56
2034	389.00	6,942.23	0.00	0.00	6,665.63	8,306.38	0.00	0.00	61,821.66	443,625.08
2035	366.00	6,421.63	0.00	0.00	6,613.03	8,306.38	0.00	0.00	56,115.05	460,695.60
2036	366.00	5,916.65	0.00	0.00	6,532.62	8,306.38	0.00	0.00	50,609.28	474,689.99
2037	354.00	5,408.30	0.00	0.00	6,452.17	8,306.38	0.00	0.00	45,066.50	486,020.87
Rem.		25,182.55	0.00	0.00	41,051.93	56,027.83	0.00	0.00	181,462.03	33,753.88
Total		139,274.51	0.00	94,156.00	144,268.17	167,611.90	0.00	0.00	1,135,203.85	519,774.75
		Present Worth Profile (M$)

		PW	5.00% :	741,948.48
Disc. Initial Invest. (M$) :	80,662.045	PW	8.00% :	594,946.23
ROInvestment (disc/undisc) :	7.44/13.06	PW	9.00% :	555,461.51
Years to Payout :	1.97	PW	12.00% :	458,040.27
Internal ROR (%) :	>1000	PW	15.00% :	384,419.72
		PW	20.00% :	296,635.58

Annex G-8

Date : 02/08/2023 10:22:55AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Proved Producing Rsv Class & Category
Partner :	All Cases	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	34,477.57
Cum Gas (MMcf) :	23,002.88
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	511.11	421.82	0.00	430.92	317.47	0.00	94.53	4.14	0.00	42,048.96
2024	505.20	316.47	0.00	426.20	238.13	0.00	94.53	4.14	0.00	41,274.67
2025	493.12	259.24	0.00	416.21	195.07	0.00	94.53	4.14	0.00	40,152.27
2026	478.02	220.71	0.00	403.60	166.10	0.00	94.53	4.14	0.00	38,840.31
2027	461.07	192.06	0.00	389.40	144.56	0.00	94.53	4.14	0.00	37,408.22
2028	442.78	169.36	0.00	374.02	127.49	0.00	94.53	4.14	0.00	35,883.99
2029	422.86	150.36	0.00	357.24	113.20	0.00	94.53	4.14	0.00	34,238.32
2030	401.37	133.37	0.00	339.20	100.46	0.00	94.53	4.14	0.00	32,480.85
2031	381.80	119.97	0.00	322.69	90.38	0.00	94.53	4.14	0.00	30,877.94
2032	360.75	108.35	0.00	304.90	81.62	0.00	94.53	4.14	0.00	29,160.07
2033	338.04	100.02	0.00	285.71	75.36	0.00	94.53	4.14	0.00	27,319.84
2034	309.96	83.28	0.00	261.91	62.51	0.00	94.53	4.14	0.00	25,017.00
2035	284.52	75.68	0.00	240.40	56.77	0.00	94.53	4.14	0.00	22,960.15
2036	264.42	69.44	0.00	223.48	52.16	0.00	94.53	4.14	0.00	21,341.36
2037	247.92	64.73	0.00	209.53	48.63	0.00	94.53	4.14	0.00	20,008.22
Rem.	1,275.40	274.77	0.00	1,074.62	206.89	0.00	94.53	4.14	0.00	102,439.83
Total	7,178.35	2,759.62	0.00	6,060.03	2,076.79	0.00	94.53	4.14	0.00	581,452.01
Ult	41,655.91	25,762.51	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	256.00	3,475.61	0.00	0.00	7,106.86	0.00	0.00	0.00	31,466.49	30,021.11
2024	256.00	3,414.95	0.00	0.00	7,106.86	0.00	0.00	0.00	30,752.86	56,692.19
2025	256.00	3,323.76	0.00	0.00	7,106.86	0.00	0.00	0.00	29,721.66	80,127.82
2026	256.00	3,216.18	0.00	0.00	7,099.46	0.00	0.00	0.00	28,524.67	100,577.29
2027	250.00	3,098.30	0.00	0.00	7,063.02	0.00	0.00	0.00	27,246.90	118,336.81
2028	250.00	2,972.57	0.00	0.00	7,059.07	0.00	0.00	0.00	25,852.35	133,654.35
2029	247.00	2,836.63	0.00	0.00	7,037.85	0.00	0.00	0.00	24,363.84	146,778.04
2030	235.00	2,691.34	0.00	0.00	6,850.72	0.00	0.00	0.00	22,938.80	158,011.84
2031	232.00	2,558.75	0.00	0.00	6,840.70	0.00	0.00	0.00	21,478.49	167,575.59
2032	232.00	2,416.57	0.00	0.00	6,840.70	0.00	0.00	0.00	19,902.81	175,631.46
2033	232.00	2,264.12	0.00	0.00	6,840.70	0.00	0.00	0.00	18,215.03	182,334.99
2034	232.00	2,073.56	0.00	0.00	6,665.63	0.00	0.00	0.00	16,277.80	187,782.39
2035	209.00	1,903.11	0.00	0.00	6,613.03	0.00	0.00	0.00	14,444.01	192,176.76
2036	209.00	1,768.96	0.00	0.00	6,532.62	0.00	0.00	0.00	13,039.79	195,781.98
2037	197.00	1,658.47	0.00	0.00	6,452.17	0.00	0.00	0.00	11,897.58	198,772.53
Rem.		8,493.08	0.00	0.00	41,051.93	0.00	0.00	0.00	52,894.81	9,669.02
Total		48,165.95	0.00	0.00	144,268.17	0.00	0.00	0.00	389,017.89	208,441.54

		Present Worth Profile (M$)

		PW	5.00% :	274,442.79
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	230,956.32
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	219,159.83
Years to Payout :	0.00	PW	12.00% :	189,745.17
Internal ROR (%) :	0.00	PW	15.00% :	167,112.20
		PW	20.00% :	139,412.20

Annex G-9

Date : 02/08/2023 10:22:55AM		ECONOMIC SUMMARY PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Proved Producing Rsv Class & Category
Partner :	All Cases	Discount Rate (%) : 10.00	LEGACY PDP Group
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	33,765.60
Cum Gas (MMcf) :	22,102.57
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	122.35	115.73	0.00	101.25	86.20	0.00	94.53	4.14	0.00	9,928.09
2024	107.73	100.79	0.00	89.15	75.17	0.00	94.53	4.14	0.00	8,738.39
2025	95.29	88.58	0.00	78.85	66.13	0.00	94.53	4.14	0.00	7,727.86
2026	85.17	78.95	0.00	70.47	58.99	0.00	94.53	4.14	0.00	6,905.74
2027	76.28	70.98	0.00	63.10	53.08	0.00	94.53	4.14	0.00	6,184.45
2028	69.27	64.44	0.00	57.28	48.21	0.00	94.53	4.14	0.00	5,614.32
2029	62.50	58.49	0.00	51.65	43.78	0.00	94.53	4.14	0.00	5,063.74
2030	54.83	52.19	0.00	45.33	39.12	0.00	94.53	4.14	0.00	4,447.21
2031	50.42	47.95	0.00	41.68	35.96	0.00	94.53	4.14	0.00	4,088.68
2032	46.79	44.43	0.00	38.66	33.32	0.00	94.53	4.14	0.00	3,792.58
2033	43.32	41.08	0.00	35.79	30.82	0.00	94.53	4.14	0.00	3,510.54
2034	38.49	28.99	0.00	31.70	21.49	0.00	94.53	4.14	0.00	3,085.27
2035	35.31	25.84	0.00	29.07	19.11	0.00	94.53	4.14	0.00	2,826.90
2036	32.05	22.96	0.00	26.43	17.05	0.00	94.53	4.14	0.00	2,568.81
2037	28.97	20.94	0.00	23.86	15.54	0.00	94.53	4.14	0.00	2,319.58
Rem.	162.37	52.17	0.00	130.76	38.70	0.00	94.53	4.14	0.00	12,521.31
Total	1,111.12	914.50	0.00	915.03	682.68	0.00	94.53	4.14	0.00	89,323.46
Ult	34,876.73	23,017.07	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	255.00	820.11	0.00	0.00	2,112.14	0.00	0.00	0.00	6,995.84	6,681.36
2024	255.00	721.86	0.00	0.00	2,112.14	0.00	0.00	0.00	5,904.38	11,807.16
2025	255.00	638.40	0.00	0.00	2,112.14	0.00	0.00	0.00	4,977.32	15,734.73
2026	255.00	570.49	0.00	0.00	2,104.75	0.00	0.00	0.00	4,230.50	18,769.60
2027	249.00	510.89	0.00	0.00	2,068.31	0.00	0.00	0.00	3,605.25	21,120.87
2028	249.00	463.79	0.00	0.00	2,064.36	0.00	0.00	0.00	3,086.16	22,950.67
2029	246.00	418.30	0.00	0.00	2,043.14	0.00	0.00	0.00	2,602.30	24,353.06
2030	234.00	367.34	0.00	0.00	1,856.00	0.00	0.00	0.00	2,223.87	25,442.56
2031	231.00	337.72	0.00	0.00	1,845.98	0.00	0.00	0.00	1,904.97	26,291.05
2032	231.00	313.27	0.00	0.00	1,845.98	0.00	0.00	0.00	1,633.33	26,952.44
2033	231.00	289.97	0.00	0.00	1,845.98	0.00	0.00	0.00	1,374.58	27,458.37
2034	231.00	255.10	0.00	0.00	1,670.92	0.00	0.00	0.00	1,159.25	27,846.28
2035	208.00	233.76	0.00	0.00	1,618.32	0.00	0.00	0.00	974.82	28,142.85
2036	208.00	212.43	0.00	0.00	1,537.90	0.00	0.00	0.00	818.47	28,369.24
2037	196.00	191.82	0.00	0.00	1,457.46	0.00	0.00	0.00	670.30	28,537.77
Rem.		1,037.51	0.00	0.00	7,361.81	0.00	0.00	0.00	4,122.00	627.84
Total		7,382.76	0.00	0.00	35,657.36	0.00	0.00	0.00	46,283.34	29,165.61
		Present Worth Profile (M$)

		PW	5.00% :	35,599.47
Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	31,403.73
ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	30,238.05
Years to Payout :	0.00	PW	12.00% :	27,258.96
Internal ROR (%) :	0.00	PW	15.00% :	24,875.13
		PW	20.00% :	21,807.69
Annex G-10

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	CA Russell Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,070.91		Co., State :	Eddy, NM
Cum Gas (MMcf) :	521.06
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	2.24	0.00	0.00	1.79	0.00	0.00	94.53	0.00	0.00	169.20
2024	1.88	0.00	0.00	1.50	0.00	0.00	94.53	0.00	0.00	142.07
2025	1.59	0.00	0.00	1.27	0.00	0.00	94.53	0.00	0.00	120.37
2026	1.37	0.00	0.00	1.10	0.00	0.00	94.53	0.00	0.00	103.56
2027	1.19	0.00	0.00	0.95	0.00	0.00	94.53	0.00	0.00	90.03
2028	1.05	0.00	0.00	0.84	0.00	0.00	94.53	0.00	0.00	79.20
2029	0.92	0.00	0.00	0.74	0.00	0.00	94.53	0.00	0.00	69.85
2030	0.82	0.00	0.00	0.66	0.00	0.00	94.53	0.00	0.00	62.22
2031	0.74	0.00	0.00	0.59	0.00	0.00	94.53	0.00	0.00	55.78
2032	0.67	0.00	0.00	0.53	0.00	0.00	94.53	0.00	0.00	50.42
2033	0.60	0.00	0.00	0.48	0.00	0.00	94.53	0.00	0.00	45.56
2034	0.47	0.00	0.00	0.38	0.00	0.00	94.53	0.00	0.00	35.47
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	13.54	0.00	0.00	10.83	0.00	0.00	94.53	0.00	0.00	1,023.72
Ult	1,084.44	521.06	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	4.00	14.04	0.00	0.00	36.88	0.00	0.00	0.00	118.28	113.02
2024	4.00	11.79	0.00	0.00	36.88	0.00	0.00	0.00	93.40	194.15
2025	4.00	9.99	0.00	0.00	36.88	0.00	0.00	0.00	73.51	252.18
2026	4.00	8.60	0.00	0.00	36.88	0.00	0.00	0.00	58.08	293.87
2027	4.00	7.47	0.00	0.00	36.88	0.00	0.00	0.00	45.68	323.69
2028	4.00	6.57	0.00	0.00	36.88	0.00	0.00	0.00	35.75	344.90
2029	4.00	5.80	0.00	0.00	36.88	0.00	0.00	0.00	27.17	359.55
2030	4.00	5.16	0.00	0.00	36.88	0.00	0.00	0.00	20.18	369.45
2031	4.00	4.63	0.00	0.00	36.88	0.00	0.00	0.00	14.27	375.82
2032	4.00	4.18	0.00	0.00	36.88	0.00	0.00	0.00	9.36	379.62
2033	4.00	3.78	0.00	0.00	36.88	0.00	0.00	0.00	4.90	381.43
2034	4.00	2.94	0.00	0.00	30.96	0.00	0.00	0.00	1.57	381.96
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		84.97	0.00	0.00	436.59	0.00	0.00	0.00	502.16	381.96
	Oil			Abandonment Date :	11/06/2034
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	204.56	bbl/month		Revenue Int :	0.80000000	PW	5.00% :	433.66
Abandonment :	44.28	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	401.01
Initial Decline :	17.64	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	391.24
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	364.75
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	341.87
						PW	20.00% :	310.05

Annex G-11

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Fren Oil Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	628.87		Co., State :	Eddy, NM
Cum Gas (MMcf) :	373.21
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	1.93	0.25	0.00	1.69	0.19	0.00	94.53	4.14	0.00	160.09
2024	1.77	0.24	0.00	1.55	0.19	0.00	94.53	4.14	0.00	147.33
2025	1.63	0.23	0.00	1.42	0.18	0.00	94.53	4.14	0.00	135.33
2026	1.50	0.22	0.00	1.32	0.17	0.00	94.53	4.14	0.00	125.06
2027	1.39	0.21	0.00	1.22	0.17	0.00	94.53	4.14	0.00	115.93
2028	1.30	0.20	0.00	1.14	0.16	0.00	94.53	4.14	0.00	108.04
2029	1.21	0.20	0.00	1.06	0.15	0.00	94.53	4.14	0.00	100.40
2030	1.13	0.19	0.00	0.99	0.15	0.00	94.53	4.14	0.00	93.79
2031	1.05	0.18	0.00	0.92	0.14	0.00	94.53	4.14	0.00	87.81
2032	0.99	0.17	0.00	0.87	0.14	0.00	94.53	4.14	0.00	82.61
2033	0.93	0.17	0.00	0.81	0.13	0.00	94.53	4.14	0.00	77.44
2034	0.88	0.16	0.00	0.77	0.12	0.00	94.53	4.14	0.00	72.93
2035	0.83	0.15	0.00	0.72	0.12	0.00	94.53	4.14	0.00	68.81
2036	0.78	0.15	0.00	0.68	0.12	0.00	94.53	4.14	0.00	65.20
2037	0.31	0.06	0.00	0.27	0.05	0.00	94.53	4.14	0.00	25.53
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	17.62	2.78	0.00	15.42	2.17	0.00	94.53	4.14	0.00	1,466.30
Ult	646.49	376.00	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	3.00	13.28	0.00	0.00	56.78	0.00	0.00	0.00	90.03	85.95
2024	3.00	12.22	0.00	0.00	56.78	0.00	0.00	0.00	78.33	153.94
2025	3.00	11.22	0.00	0.00	56.78	0.00	0.00	0.00	67.32	207.05
2026	3.00	10.37	0.00	0.00	56.78	0.00	0.00	0.00	57.91	248.58
2027	3.00	9.61	0.00	0.00	56.78	0.00	0.00	0.00	49.53	280.88
2028	3.00	8.96	0.00	0.00	56.78	0.00	0.00	0.00	42.30	305.96
2029	3.00	8.33	0.00	0.00	56.78	0.00	0.00	0.00	35.29	324.97
2030	3.00	7.78	0.00	0.00	56.78	0.00	0.00	0.00	29.23	339.29
2031	3.00	7.28	0.00	0.00	56.78	0.00	0.00	0.00	23.75	349.87
2032	3.00	6.85	0.00	0.00	56.78	0.00	0.00	0.00	18.97	357.56
2033	3.00	6.42	0.00	0.00	56.78	0.00	0.00	0.00	14.23	362.80
2034	3.00	6.05	0.00	0.00	56.78	0.00	0.00	0.00	10.10	366.18
2035	3.00	5.71	0.00	0.00	56.78	0.00	0.00	0.00	6.32	368.11
2036	3.00	5.41	0.00	0.00	56.78	0.00	0.00	0.00	3.01	368.95
2037	3.00	2.12	0.00	0.00	22.91	0.00	0.00	0.00	0.50	369.08
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		121.60	0.00	0.00	817.88	0.00	0.00	0.00	526.81	369.08
	Oil			Abandonment Date :	05/29/2037
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	167.75	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	434.56
Abandonment :	61.88	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	392.78
Initial Decline :	8.59	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	380.56
Beg Ratio :	0.126	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	348.09
End Ratio :	0.192	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	320.84
						PW	20.00% :	284.18

Annex G-12

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Friess Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	237.84		Co., State :	Eddy, NM
Cum Gas (MMcf) :	118.16
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.89	0.14	0.00	0.78	0.11	0.00	94.53	4.14	0.00	74.25
2024	0.81	0.11	0.00	0.71	0.09	0.00	94.53	4.14	0.00	67.11
2025	0.73	0.09	0.00	0.64	0.07	0.00	94.53	4.14	0.00	60.93
2026	0.67	0.07	0.00	0.59	0.06	0.00	94.53	4.14	0.00	55.93
2027	0.62	0.06	0.00	0.54	0.05	0.00	94.53	4.14	0.00	51.68
2028	0.49	0.04	0.00	0.43	0.03	0.00	94.53	4.14	0.00	40.56
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	4.22	0.51	0.00	3.69	0.40	0.00	94.53	4.14	0.00	350.46
Ult	242.06	118.67	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	3.00	6.16	0.00	0.00	23.02	0.00	0.00	0.00	45.07	43.04
2024	3.00	5.57	0.00	0.00	23.02	0.00	0.00	0.00	38.53	76.49
2025	3.00	5.05	0.00	0.00	23.02	0.00	0.00	0.00	32.86	102.41
2026	3.00	4.64	0.00	0.00	23.02	0.00	0.00	0.00	28.27	122.69
2027	3.00	4.29	0.00	0.00	23.02	0.00	0.00	0.00	24.38	138.59
2028	3.00	3.36	0.00	0.00	19.07	0.00	0.00	0.00	18.12	149.41
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		29.07	0.00	0.00	134.15	0.00	0.00	0.00	187.24	149.41

	Oil			Abandonment Date :	11/01/2028
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	78.54	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	166.31
Abandonment :	47.13	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	155.76
Initial Decline :	10.80	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	152.52
Beg Ratio :	0.170	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	143.56
End Ratio :	0.085	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	135.58
						PW	20.00% :	124.11
Annex G-13

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	H E West A Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,858.46		Co., State :	Eddy, NM
Cum Gas (MMcf) :	1,169.62
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	2.83	2.05	0.00	2.24	1.45	0.00	94.53	4.14	0.00	218.17
2024	2.41	1.52	0.00	1.91	1.08	0.00	94.53	4.14	0.00	185.03
2025	2.06	1.17	0.00	1.64	0.83	0.00	94.53	4.14	0.00	158.18
2026	1.79	0.93	0.00	1.42	0.66	0.00	94.53	4.14	0.00	137.16
2027	1.57	0.76	0.00	1.25	0.54	0.00	94.53	4.14	0.00	120.10
2028	1.39	0.63	0.00	1.11	0.45	0.00	94.53	4.14	0.00	106.32
2029	1.24	0.53	0.00	0.98	0.37	0.00	94.53	4.14	0.00	94.31
2030	1.11	0.45	0.00	0.88	0.32	0.00	94.53	4.14	0.00	84.44
2031	1.00	0.39	0.00	0.79	0.28	0.00	94.53	4.14	0.00	76.05
2032	0.91	0.34	0.00	0.72	0.24	0.00	94.53	4.14	0.00	69.03
2033	0.82	0.30	0.00	0.65	0.21	0.00	94.53	4.14	0.00	62.62
2034	0.75	0.27	0.00	0.60	0.19	0.00	94.53	4.14	0.00	57.21
2035	0.69	0.24	0.00	0.55	0.17	0.00	94.53	4.14	0.00	52.47
2036	0.64	0.21	0.00	0.51	0.15	0.00	94.53	4.14	0.00	48.42
2037	0.34	0.11	0.00	0.27	0.08	0.00	94.53	4.14	0.00	25.84
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	19.54	9.91	0.00	15.51	7.01	0.00	94.53	4.14	0.00	1,495.33
Ult	1,878.00	1,179.53	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	6.00	18.04	0.00	0.00	40.72	0.00	0.00	0.00	159.41	152.29
2024	6.00	15.31	0.00	0.00	40.72	0.00	0.00	0.00	129.00	264.32
2025	6.00	13.09	0.00	0.00	40.72	0.00	0.00	0.00	104.37	346.71
2026	6.00	11.35	0.00	0.00	40.72	0.00	0.00	0.00	85.09	407.77
2027	6.00	9.94	0.00	0.00	40.72	0.00	0.00	0.00	69.44	453.07
2028	6.00	8.80	0.00	0.00	40.72	0.00	0.00	0.00	56.80	486.76
2029	6.00	7.81	0.00	0.00	40.72	0.00	0.00	0.00	45.78	511.44
2030	6.00	6.99	0.00	0.00	40.72	0.00	0.00	0.00	36.73	529.45
2031	6.00	6.30	0.00	0.00	40.72	0.00	0.00	0.00	29.03	542.39
2032	6.00	5.72	0.00	0.00	40.72	0.00	0.00	0.00	22.60	551.55
2033	6.00	5.19	0.00	0.00	40.72	0.00	0.00	0.00	16.71	557.70
2034	6.00	4.74	0.00	0.00	40.72	0.00	0.00	0.00	11.75	561.64
2035	6.00	4.35	0.00	0.00	40.72	0.00	0.00	0.00	7.40	563.90
2036	6.00	4.01	0.00	0.00	40.72	0.00	0.00	0.00	3.69	564.92
2037	6.00	2.14	0.00	0.00	22.94	0.00	0.00	0.00	0.75	565.12
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		123.79	0.00	0.00	592.97	0.00	0.00	0.00	778.57	565.12
	Oil			Abandonment Date :	07/27/2037
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	256.63	bbl/month		Revenue Int :	0.79377980	PW	5.00% :	654.58
Abandonment :	48.65	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	597.66
Initial Decline :	16.31	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	580.91
Beg Ratio :	0.783	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	536.13
End Ratio :	0.328	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	498.21
						PW	20.00% :	446.63

Annex G-14

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	H E West B Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	3,789.06		Co., State :	Eddy, NM
Cum Gas (MMcf) :	3,149.58
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	7.37	5.86	0.00	6.39	4.53	0.00	94.53	4.14	0.00	622.73
2024	6.79	4.42	0.00	5.89	3.42	0.00	94.53	4.14	0.00	570.59
2025	6.24	3.44	0.00	5.41	2.66	0.00	94.53	4.14	0.00	522.61
2026	5.77	2.76	0.00	5.01	2.13	0.00	94.53	4.14	0.00	482.04
2027	5.35	2.26	0.00	4.64	1.75	0.00	94.53	4.14	0.00	446.22
2028	4.99	1.89	0.00	4.33	1.46	0.00	94.53	4.14	0.00	415.48
2029	4.64	1.60	0.00	4.03	1.24	0.00	94.53	4.14	0.00	385.85
2030	4.34	1.37	0.00	3.76	1.06	0.00	94.53	4.14	0.00	360.29
2031	4.07	1.19	0.00	3.53	0.92	0.00	94.53	4.14	0.00	337.22
2032	3.83	1.05	0.00	3.32	0.81	0.00	94.53	4.14	0.00	317.17
2033	3.59	0.92	0.00	3.11	0.71	0.00	94.53	4.14	0.00	297.29
2034	3.38	0.82	0.00	2.93	0.63	0.00	94.53	4.14	0.00	279.98
2035	3.19	0.73	0.00	2.77	0.57	0.00	94.53	4.14	0.00	264.15
2036	3.03	0.66	0.00	2.63	0.51	0.00	94.53	4.14	0.00	250.30
2037	2.86	0.60	0.00	2.48	0.46	0.00	94.53	4.14	0.00	236.25
Rem.	16.51	3.02	0.00	14.32	2.33	0.00	94.53	4.14	0.00	1,363.36
Total	85.94	32.59	0.00	74.55	25.19	0.00	94.53	4.14	0.00	7,151.51
Ult	3,874.99	3,182.16	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	13.00	51.48	0.00	0.00	146.45	0.00	0.00	0.00	424.80	405.54
2024	13.00	47.20	0.00	0.00	146.45	0.00	0.00	0.00	376.94	732.64
2025	13.00	43.26	0.00	0.00	146.45	0.00	0.00	0.00	332.90	995.24
2026	13.00	39.91	0.00	0.00	146.45	0.00	0.00	0.00	295.68	1,207.28
2027	13.00	36.96	0.00	0.00	146.45	0.00	0.00	0.00	262.82	1,378.63
2028	13.00	34.42	0.00	0.00	146.45	0.00	0.00	0.00	234.62	1,517.69
2029	13.00	31.97	0.00	0.00	146.45	0.00	0.00	0.00	207.43	1,629.44
2030	13.00	29.86	0.00	0.00	146.45	0.00	0.00	0.00	183.98	1,719.55
2031	13.00	27.95	0.00	0.00	146.45	0.00	0.00	0.00	162.82	1,792.06
2032	13.00	26.29	0.00	0.00	146.45	0.00	0.00	0.00	144.43	1,850.53
2033	13.00	24.64	0.00	0.00	146.45	0.00	0.00	0.00	126.20	1,896.96
2034	13.00	23.21	0.00	0.00	146.45	0.00	0.00	0.00	110.32	1,933.87
2035	13.00	21.90	0.00	0.00	146.45	0.00	0.00	0.00	95.80	1,963.01
2036	13.00	20.75	0.00	0.00	146.45	0.00	0.00	0.00	83.10	1,985.99
2037	13.00	19.59	0.00	0.00	146.45	0.00	0.00	0.00	70.22	2,003.64
Rem.		113.05	0.00	0.00	1,036.55	0.00	0.00	0.00	213.75	41.60
Total		592.43	0.00	0.00	3,233.27	0.00	0.00	0.00	3,325.81	2,045.23
	Oil			Abandonment Date :	01/29/2045
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	641.16	bbl/month		Revenue Int :	0.86750000	PW	5.00% :	2,537.93
Abandonment :	161.13	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	2,217.43
Initial Decline :	8.46	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	2,127.80
Beg Ratio :	0.886	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	1,898.40
End Ratio :	0.165	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	1,715.29
						PW	20.00% :	1,481.71

Annex G-15

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Hudson Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	545.23		Co., State :	Eddy, NM
Cum Gas (MMcf) :	375.11
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	3.01	3.56	0.00	2.64	2.78	0.00	94.53	4.14	0.00	260.68
2024	2.56	2.94	0.00	2.24	2.29	0.00	94.53	4.14	0.00	221.20
2025	2.19	2.45	0.00	1.92	1.91	0.00	94.53	4.14	0.00	189.10
2026	1.90	2.08	0.00	1.66	1.62	0.00	94.53	4.14	0.00	163.94
2027	1.67	1.79	0.00	1.46	1.39	0.00	94.53	4.14	0.00	143.49
2028	1.47	1.56	0.00	1.29	1.21	0.00	94.53	4.14	0.00	126.97
2029	1.31	1.36	0.00	1.14	1.06	0.00	94.53	4.14	0.00	112.57
2030	1.17	1.20	0.00	1.02	0.94	0.00	94.53	4.14	0.00	100.75
2031	1.05	1.07	0.00	0.92	0.83	0.00	94.53	4.14	0.00	90.69
2032	0.96	0.96	0.00	0.84	0.75	0.00	94.53	4.14	0.00	82.29
2033	0.87	0.86	0.00	0.76	0.67	0.00	94.53	4.14	0.00	74.61
2034	0.79	0.78	0.00	0.69	0.61	0.00	94.53	4.14	0.00	68.14
2035	0.73	0.71	0.00	0.64	0.56	0.00	94.53	4.14	0.00	62.47
2036	0.29	0.29	0.00	0.26	0.22	0.00	94.53	4.14	0.00	25.14
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	19.98	21.60	0.00	17.48	16.84	0.00	94.53	4.14	0.00	1,722.04
Ult	565.21	396.71	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	7.00	21.51	0.00	0.00	53.09	0.00	0.00	0.00	186.08	177.78
2024	7.00	18.26	0.00	0.00	53.09	0.00	0.00	0.00	149.86	307.93
2025	7.00	15.61	0.00	0.00	53.09	0.00	0.00	0.00	120.41	402.98
2026	7.00	13.53	0.00	0.00	53.09	0.00	0.00	0.00	97.32	472.82
2027	7.00	11.85	0.00	0.00	53.09	0.00	0.00	0.00	78.56	524.07
2028	7.00	10.48	0.00	0.00	53.09	0.00	0.00	0.00	63.40	561.68
2029	7.00	9.29	0.00	0.00	53.09	0.00	0.00	0.00	50.19	588.74
2030	7.00	8.32	0.00	0.00	53.09	0.00	0.00	0.00	39.34	608.03
2031	7.00	7.49	0.00	0.00	53.09	0.00	0.00	0.00	30.12	621.45
2032	7.00	6.80	0.00	0.00	53.09	0.00	0.00	0.00	22.40	630.53
2033	7.00	6.16	0.00	0.00	53.09	0.00	0.00	0.00	15.36	636.20
2034	7.00	5.63	0.00	0.00	53.09	0.00	0.00	0.00	9.42	639.35
2035	7.00	5.16	0.00	0.00	53.09	0.00	0.00	0.00	4.22	640.65
2036	7.00	2.08	0.00	0.00	22.43	0.00	0.00	0.00	0.64	640.83
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		142.16	0.00	0.00	712.57	0.00	0.00	0.00	867.31	640.83
	Oil			Abandonment Date :	06/04/2036
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	273.68	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	736.75
Abandonment :	56.14	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	675.90
Initial Decline :	16.48	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	657.87
Beg Ratio :	1.202	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	609.41
End Ratio :	0.973	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	568.06
						PW	20.00% :	511.32
Annex G-16

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	J L Keel A Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,687.57		Co., State :	Eddy, NM
Cum Gas (MMcf) :	970.64
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	1.77	1.68	0.00	1.42	1.20	0.00	94.53	4.14	0.00	138.93
2024	1.42	1.24	0.00	1.14	0.88	0.00	94.53	4.14	0.00	111.34
2025	1.16	0.94	0.00	0.93	0.67	0.00	94.53	4.14	0.00	90.80
2026	0.97	0.74	0.00	0.78	0.53	0.00	94.53	4.14	0.00	75.66
2027	0.82	0.60	0.00	0.66	0.43	0.00	94.53	4.14	0.00	64.02
2028	0.71	0.50	0.00	0.57	0.35	0.00	94.53	4.14	0.00	55.02
2029	0.61	0.42	0.00	0.49	0.30	0.00	94.53	4.14	0.00	47.55
2030	0.14	0.10	0.00	0.12	0.07	0.00	94.53	4.14	0.00	11.24
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	7.62	6.21	0.00	6.10	4.43	0.00	94.53	4.14	0.00	594.57
Ult	1,695.19	976.86	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	3.00	11.48	0.00	0.00	39.41	0.00	0.00	0.00	88.05	84.20
2024	3.00	9.20	0.00	0.00	39.41	0.00	0.00	0.00	62.73	138.73
2025	3.00	7.51	0.00	0.00	39.41	0.00	0.00	0.00	43.88	173.41
2026	3.00	6.26	0.00	0.00	39.41	0.00	0.00	0.00	30.00	194.96
2027	3.00	5.29	0.00	0.00	39.41	0.00	0.00	0.00	19.32	207.59
2028	3.00	4.55	0.00	0.00	39.41	0.00	0.00	0.00	11.06	214.18
2029	3.00	3.93	0.00	0.00	39.41	0.00	0.00	0.00	4.21	216.46
2030	3.00	0.93	0.00	0.00	10.02	0.00	0.00	0.00	0.29	216.61
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		49.15	0.00	0.00	285.88	0.00	0.00	0.00	259.54	216.61
	Oil			Abandonment Date :	04/04/2030
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	165.77	bbl/month		Revenue Int :	0.80043450	PW	5.00% :	235.96
Abandonment :	46.09	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	223.91
Initial Decline :	21.90	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	220.20
Beg Ratio :	1.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	209.82
End Ratio :	0.665	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	200.50
						PW	20.00% :	186.91

Annex G-17

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	J L Keel B Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	3,770.05		Co., State :	Eddy, NM
Cum Gas (MMcf) :	2,892.01
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	7.32	25.86	0.00	6.41	20.16	0.00	94.53	4.14	0.00	689.29
2024	6.27	23.43	0.00	5.49	18.27	0.00	94.53	4.14	0.00	594.28
2025	5.40	21.22	0.00	4.73	16.54	0.00	94.53	4.14	0.00	515.24
2026	4.71	19.35	0.00	4.12	15.09	0.00	94.53	4.14	0.00	452.30
2027	4.15	17.72	0.00	3.63	13.82	0.00	94.53	4.14	0.00	400.35
2028	3.69	16.33	0.00	3.23	12.73	0.00	94.53	4.14	0.00	357.88
2029	3.29	15.02	0.00	2.87	11.71	0.00	94.53	4.14	0.00	320.22
2030	2.95	13.90	0.00	2.58	10.83	0.00	94.53	4.14	0.00	289.01
2031	2.67	12.89	0.00	2.33	10.05	0.00	94.53	4.14	0.00	262.19
2032	2.43	12.03	0.00	2.12	9.38	0.00	94.53	4.14	0.00	239.59
2033	2.21	11.19	0.00	1.93	8.72	0.00	94.53	4.14	0.00	218.67
2034	0.24	1.24	0.00	0.21	0.97	0.00	94.53	4.14	0.00	23.98
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	45.33	190.18	0.00	39.66	148.27	0.00	94.53	4.14	0.00	4,362.99
Ult	3,815.37	3,082.19	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	19.00	56.29	0.00	0.00	190.79	0.00	0.00	0.00	442.21	422.47
2024	19.00	48.49	0.00	0.00	190.79	0.00	0.00	0.00	355.00	730.79
2025	19.00	42.01	0.00	0.00	190.79	0.00	0.00	0.00	282.44	953.76
2026	19.00	36.85	0.00	0.00	190.79	0.00	0.00	0.00	224.66	1,115.00
2027	19.00	32.60	0.00	0.00	190.79	0.00	0.00	0.00	176.96	1,230.48
2028	19.00	29.12	0.00	0.00	190.79	0.00	0.00	0.00	137.96	1,312.34
2029	19.00	26.04	0.00	0.00	190.79	0.00	0.00	0.00	103.39	1,368.10
2030	19.00	23.49	0.00	0.00	190.79	0.00	0.00	0.00	74.73	1,404.75
2031	19.00	21.30	0.00	0.00	190.79	0.00	0.00	0.00	50.10	1,427.11
2032	19.00	19.46	0.00	0.00	190.79	0.00	0.00	0.00	29.34	1,439.03
2033	19.00	17.75	0.00	0.00	190.79	0.00	0.00	0.00	10.13	1,442.79
2034	19.00	1.95	0.00	0.00	21.64	0.00	0.00	0.00	0.39	1,442.92
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		355.38	0.00	0.00	2,120.31	0.00	0.00	0.00	1,887.30	1,442.92
	Oil			Abandonment Date :	02/11/2034
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	662.68	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	1,635.02
Abandonment :	174.17	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	1,513.87
Initial Decline :	15.73	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	1,477.51
Beg Ratio :	3.427	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	1,378.65
End Ratio :	5.137	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	1,292.95
						PW	20.00% :	1,173.29

Annex G-18

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Lea D Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	501.29		Co., State :	Eddy, NM
Cum Gas (MMcf) :	509.26
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.76	0.00	0.00	0.63	0.00	0.00	94.53	0.00	0.00	59.85
2024	0.71	0.00	0.00	0.59	0.00	0.00	94.53	0.00	0.00	55.98
2025	0.66	0.00	0.00	0.55	0.00	0.00	94.53	0.00	0.00	52.17
2026	0.52	0.00	0.00	0.44	0.00	0.00	94.53	0.00	0.00	41.28
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	2.64	0.00	0.00	2.21	0.00	0.00	94.53	0.00	0.00	209.28
Ult	503.93	509.26	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	6.00	4.97	0.00	0.00	43.84	0.00	0.00	0.00	11.05	10.56
2024	6.00	4.65	0.00	0.00	43.84	0.00	0.00	0.00	7.50	17.08
2025	6.00	4.33	0.00	0.00	43.84	0.00	0.00	0.00	4.00	20.25
2026	6.00	3.43	0.00	0.00	36.44	0.00	0.00	0.00	1.41	21.28
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		17.37	0.00	0.00	167.95	0.00	0.00	0.00	23.96	21.28

	Oil			Abandonment Date :	11/03/2026
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	65.30	bbl/month		Revenue Int :	0.83725000	PW	5.00% :	22.53
Abandonment :	50.30	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	21.76
Initial Decline :	6.87	% year	b = 0.350	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	21.51
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	20.82
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	20.18
						PW	20.00% :	19.21

Annex G-19

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Skelly Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	8,612.93		Co., State :	Eddy, NM
Cum Gas (MMcf) :	4,617.28
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	47.18	43.84	0.00	39.22	32.48	0.00	94.53	4.14	0.00	3,842.28
2024	41.31	39.95	0.00	34.35	29.60	0.00	94.53	4.14	0.00	3,369.42
2025	36.29	36.36	0.00	30.17	26.94	0.00	94.53	4.14	0.00	2,963.70
2026	32.21	33.33	0.00	26.78	24.69	0.00	94.53	4.14	0.00	2,634.03
2027	28.79	30.65	0.00	23.94	22.71	0.00	94.53	4.14	0.00	2,356.59
2028	25.95	28.37	0.00	21.57	21.01	0.00	94.53	4.14	0.00	2,126.39
2029	23.39	26.19	0.00	19.44	19.40	0.00	94.53	4.14	0.00	1,918.40
2030	21.24	24.31	0.00	17.66	18.01	0.00	94.53	4.14	0.00	1,744.09
2031	19.38	22.63	0.00	16.11	16.77	0.00	94.53	4.14	0.00	1,592.55
2032	17.80	21.18	0.00	14.80	15.69	0.00	94.53	4.14	0.00	1,463.80
2033	16.32	19.75	0.00	13.57	14.63	0.00	94.53	4.14	0.00	1,343.01
2034	15.05	18.52	0.00	12.52	13.72	0.00	94.53	4.14	0.00	1,239.85
2035	13.93	17.39	0.00	11.58	12.88	0.00	94.53	4.14	0.00	1,148.15
2036	12.96	16.41	0.00	10.78	12.16	0.00	94.53	4.14	0.00	1,069.10
2037	12.03	15.43	0.00	10.00	11.43	0.00	94.53	4.14	0.00	992.69
Rem.	2.90	3.75	0.00	2.41	2.78	0.00	94.53	4.14	0.00	239.52
Total	366.73	398.05	0.00	304.91	294.88	0.00	94.53	4.14	0.00	30,043.57
Ult	8,979.66	5,015.34	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	125.00	317.43	0.00	0.00	865.56	0.00	0.00	0.00	2,659.29	2,539.86
2024	125.00	278.31	0.00	0.00	865.56	0.00	0.00	0.00	2,225.55	4,472.09
2025	125.00	244.76	0.00	0.00	865.56	0.00	0.00	0.00	1,853.38	5,934.73
2026	125.00	217.50	0.00	0.00	865.56	0.00	0.00	0.00	1,550.97	7,047.49
2027	125.00	194.56	0.00	0.00	865.56	0.00	0.00	0.00	1,296.47	7,893.15
2028	125.00	175.53	0.00	0.00	865.56	0.00	0.00	0.00	1,085.30	8,536.72
2029	125.00	158.34	0.00	0.00	865.56	0.00	0.00	0.00	894.49	9,018.87
2030	125.00	143.94	0.00	0.00	865.56	0.00	0.00	0.00	734.59	9,378.87
2031	125.00	131.42	0.00	0.00	865.56	0.00	0.00	0.00	595.57	9,644.24
2032	125.00	120.78	0.00	0.00	865.56	0.00	0.00	0.00	477.46	9,837.68
2033	125.00	110.80	0.00	0.00	865.56	0.00	0.00	0.00	366.64	9,972.71
2034	125.00	102.28	0.00	0.00	865.56	0.00	0.00	0.00	272.01	10,063.81
2035	125.00	94.71	0.00	0.00	865.56	0.00	0.00	0.00	187.88	10,121.04
2036	125.00	88.18	0.00	0.00	865.56	0.00	0.00	0.00	115.36	10,153.04
2037	125.00	81.87	0.00	0.00	865.56	0.00	0.00	0.00	45.25	10,164.49
Rem.		19.75	0.00	0.00	215.35	0.00	0.00	0.00	4.42	1.05
Total		2,480.19	0.00	0.00	13,198.75	0.00	0.00	0.00	14,364.62	10,165.53
	Oil			Abandonment Date :	04/02/2038
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	4,217.42	bbl/month		Revenue Int :	0.83142000	PW	5.00% :	11,907.28
Abandonment :	951.54	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	10,795.87
Initial Decline :	13.50	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	10,470.89
Beg Ratio :	0.910	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	9,607.45
End Ratio :	1.295	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	8,882.29
						PW	20.00% :	7,905.29
Annex G-20

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	State A Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	525.42		Co., State :	Eddy, NM
Cum Gas (MMcf) :	393.79
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	3.31	6.97	0.00	2.43	4.57	0.00	94.53	4.14	0.00	248.80
2024	2.85	5.49	0.00	2.10	3.60	0.00	94.53	4.14	0.00	213.20
2025	2.47	4.41	0.00	1.82	2.89	0.00	94.53	4.14	0.00	183.91
2026	2.17	3.63	0.00	1.60	2.38	0.00	94.53	4.14	0.00	160.74
2027	1.92	3.04	0.00	1.41	1.99	0.00	94.53	4.14	0.00	141.74
2028	1.72	2.59	0.00	1.26	1.70	0.00	94.53	4.14	0.00	126.26
2029	1.53	2.22	0.00	1.13	1.46	0.00	94.53	4.14	0.00	112.62
2030	1.38	1.93	0.00	1.02	1.27	0.00	94.53	4.14	0.00	101.35
2031	1.25	1.70	0.00	0.92	1.11	0.00	94.53	4.14	0.00	91.70
2032	1.14	1.51	0.00	0.84	0.99	0.00	94.53	4.14	0.00	83.59
2033	1.04	1.34	0.00	0.77	0.88	0.00	94.53	4.14	0.00	76.11
2034	0.96	1.20	0.00	0.70	0.79	0.00	94.53	4.14	0.00	69.78
2035	0.88	1.08	0.00	0.65	0.71	0.00	94.53	4.14	0.00	64.21
2036	0.10	0.12	0.00	0.07	0.08	0.00	94.53	4.14	0.00	7.06
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	22.74	37.24	0.00	16.72	24.39	0.00	94.53	4.14	0.00	1,681.09
Ult	548.16	431.03	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	5.00	20.44	0.00	0.00	56.12	0.00	0.00	0.00	172.23	164.54
2024	5.00	17.53	0.00	0.00	56.12	0.00	0.00	0.00	139.54	285.72
2025	5.00	15.13	0.00	0.00	56.12	0.00	0.00	0.00	112.65	374.65
2026	5.00	13.23	0.00	0.00	56.12	0.00	0.00	0.00	91.39	440.23
2027	5.00	11.67	0.00	0.00	56.12	0.00	0.00	0.00	73.94	488.47
2028	5.00	10.40	0.00	0.00	56.12	0.00	0.00	0.00	59.74	523.90
2029	5.00	9.28	0.00	0.00	56.12	0.00	0.00	0.00	47.22	549.36
2030	5.00	8.35	0.00	0.00	56.12	0.00	0.00	0.00	36.87	567.44
2031	5.00	7.56	0.00	0.00	56.12	0.00	0.00	0.00	28.02	579.93
2032	5.00	6.89	0.00	0.00	56.12	0.00	0.00	0.00	20.57	588.27
2033	5.00	6.28	0.00	0.00	56.12	0.00	0.00	0.00	13.71	593.33
2034	5.00	5.76	0.00	0.00	56.12	0.00	0.00	0.00	7.90	595.98
2035	5.00	5.30	0.00	0.00	56.12	0.00	0.00	0.00	2.79	596.83
2036	5.00	0.58	0.00	0.00	6.37	0.00	0.00	0.00	0.11	596.87
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		138.42	0.00	0.00	735.98	0.00	0.00	0.00	806.69	596.87
	Oil			Abandonment Date :	02/11/2036
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	298.16	bbl/month		Revenue Int :	0.73500000	PW	5.00% :	685.90
Abandonment :	70.01	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	629.45
Initial Decline :	14.98	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	612.70
Beg Ratio :	2.215	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	567.65
End Ratio :	1.211	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	529.16
						PW	20.00% :	476.29

Annex G-21

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	State AZ Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	372.43		Co., State :	Eddy, NM
Cum Gas (MMcf) :	258.23
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	3.97	7.79	0.00	3.34	5.84	0.00	94.53	4.14	0.00	339.51
2024	3.74	6.04	0.00	3.15	4.53	0.00	94.53	4.14	0.00	316.27
2025	3.52	4.80	0.00	2.96	3.60	0.00	94.53	4.14	0.00	295.04
2026	3.34	3.92	0.00	2.81	2.94	0.00	94.53	4.14	0.00	277.51
2027	3.17	3.26	0.00	2.67	2.44	0.00	94.53	4.14	0.00	262.06
2028	3.02	2.76	0.00	2.54	2.07	0.00	94.53	4.14	0.00	248.56
2029	2.86	2.35	0.00	2.41	1.76	0.00	94.53	4.14	0.00	234.67
2030	2.72	2.04	0.00	2.29	1.53	0.00	94.53	4.14	0.00	222.33
2031	2.58	1.78	0.00	2.17	1.34	0.00	94.53	4.14	0.00	210.74
2032	2.46	1.57	0.00	2.07	1.18	0.00	94.53	4.14	0.00	200.37
2033	2.33	1.39	0.00	1.96	1.04	0.00	94.53	4.14	0.00	189.52
2034	2.21	1.25	0.00	1.86	0.93	0.00	94.53	4.14	0.00	179.81
2035	2.10	1.12	0.00	1.77	0.84	0.00	94.53	4.14	0.00	170.63
2036	2.00	1.02	0.00	1.68	0.76	0.00	94.53	4.14	0.00	162.37
2037	1.90	0.92	0.00	1.60	0.69	0.00	94.53	4.14	0.00	153.70
Rem.	24.47	9.66	0.00	20.58	7.24	0.00	94.53	4.14	0.00	1,975.74
Total	66.38	51.68	0.00	55.84	38.74	0.00	94.53	4.14	0.00	5,438.83
Ult	438.81	309.91	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	5.00	27.91	0.00	0.00	44.03	0.00	0.00	0.00	267.57	255.38
2024	5.00	26.04	0.00	0.00	44.03	0.00	0.00	0.00	246.20	468.97
2025	5.00	24.32	0.00	0.00	44.03	0.00	0.00	0.00	226.69	647.73
2026	5.00	22.90	0.00	0.00	44.03	0.00	0.00	0.00	210.58	798.70
2027	5.00	21.64	0.00	0.00	44.03	0.00	0.00	0.00	196.39	926.70
2028	5.00	20.54	0.00	0.00	44.03	0.00	0.00	0.00	184.00	1,035.72
2029	5.00	19.40	0.00	0.00	44.03	0.00	0.00	0.00	171.25	1,127.95
2030	5.00	18.38	0.00	0.00	44.03	0.00	0.00	0.00	159.92	1,206.25
2031	5.00	17.43	0.00	0.00	44.03	0.00	0.00	0.00	149.28	1,272.71
2032	5.00	16.58	0.00	0.00	44.03	0.00	0.00	0.00	139.76	1,329.27
2033	5.00	15.68	0.00	0.00	44.03	0.00	0.00	0.00	129.81	1,377.02
2034	5.00	14.88	0.00	0.00	44.03	0.00	0.00	0.00	120.90	1,417.45
2035	5.00	14.12	0.00	0.00	44.03	0.00	0.00	0.00	112.47	1,451.65
2036	5.00	13.44	0.00	0.00	44.03	0.00	0.00	0.00	104.90	1,480.64
2037	5.00	12.73	0.00	0.00	44.03	0.00	0.00	0.00	96.94	1,505.00
Rem.		163.66	0.00	0.00	973.85	0.00	0.00	0.00	838.23	117.93
Total		449.66	0.00	0.00	1,634.27	0.00	0.00	0.00	3,354.90	1,622.93
	Oil			Abandonment Date :	02/13/2060
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	341.23	bbl/month		Revenue Int :	0.84125000	PW	5.00% :	2,199.32
Abandonment :	49.57	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	1,812.88
Initial Decline :	6.28	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	1,712.54
Beg Ratio :	2.178	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	1,469.96
End Ratio :	0.365	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	1,289.99
						PW	20.00% :	1,076.21

Annex G-22

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	State B Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	778.20		Co., State :	Eddy, NM
Cum Gas (MMcf) :	581.09
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	12.74	6.17	0.00	9.36	4.04	0.00	94.53	4.14	0.00	901.73
2024	11.54	5.12	0.00	8.48	3.35	0.00	94.53	4.14	0.00	815.39
2025	10.49	4.29	0.00	7.71	2.81	0.00	94.53	4.14	0.00	740.42
2026	9.64	3.66	0.00	7.09	2.40	0.00	94.53	4.14	0.00	679.70
2027	8.92	3.16	0.00	6.55	2.07	0.00	94.53	4.14	0.00	628.17
2028	8.32	2.76	0.00	6.11	1.81	0.00	94.53	4.14	0.00	585.45
2029	7.75	2.42	0.00	5.70	1.59	0.00	94.53	4.14	0.00	545.36
2030	7.28	2.15	0.00	5.35	1.41	0.00	94.53	4.14	0.00	511.68
2031	6.86	1.92	0.00	5.04	1.26	0.00	94.53	4.14	0.00	481.92
2032	6.50	1.73	0.00	4.78	1.13	0.00	94.53	4.14	0.00	456.64
2033	6.15	1.56	0.00	4.52	1.02	0.00	94.53	4.14	0.00	431.62
2034	5.84	1.41	0.00	4.29	0.92	0.00	94.53	4.14	0.00	409.83
2035	5.55	1.29	0.00	4.08	0.84	0.00	94.53	4.14	0.00	389.21
2036	5.29	1.18	0.00	3.89	0.77	0.00	94.53	4.14	0.00	370.62
2037	5.01	1.08	0.00	3.68	0.71	0.00	94.53	4.14	0.00	351.02
Rem.	63.95	11.95	0.00	47.00	7.83	0.00	94.53	4.14	0.00	4,475.35
Total	181.83	51.86	0.00	133.65	33.96	0.00	94.53	4.14	0.00	12,774.13
Ult	960.04	632.95	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	6.00	74.66	0.00	0.00	103.10	0.00	0.00	0.00	723.97	691.16
2024	6.00	67.53	0.00	0.00	103.10	0.00	0.00	0.00	644.77	1,250.67
2025	6.00	61.33	0.00	0.00	103.10	0.00	0.00	0.00	575.99	1,704.99
2026	6.00	56.31	0.00	0.00	103.10	0.00	0.00	0.00	520.29	2,078.07
2027	6.00	52.04	0.00	0.00	103.10	0.00	0.00	0.00	473.02	2,386.43
2028	6.00	48.51	0.00	0.00	103.10	0.00	0.00	0.00	433.83	2,643.51
2029	6.00	45.19	0.00	0.00	103.10	0.00	0.00	0.00	397.07	2,857.38
2030	6.00	42.41	0.00	0.00	103.10	0.00	0.00	0.00	366.17	3,036.69
2031	6.00	39.94	0.00	0.00	103.10	0.00	0.00	0.00	338.87	3,187.55
2032	6.00	37.85	0.00	0.00	103.10	0.00	0.00	0.00	315.69	3,315.31
2033	6.00	35.78	0.00	0.00	103.10	0.00	0.00	0.00	292.74	3,422.99
2034	6.00	33.97	0.00	0.00	103.10	0.00	0.00	0.00	272.75	3,514.21
2035	6.00	32.27	0.00	0.00	103.10	0.00	0.00	0.00	253.84	3,591.39
2036	6.00	30.73	0.00	0.00	103.10	0.00	0.00	0.00	236.79	3,656.84
2037	6.00	29.10	0.00	0.00	103.10	0.00	0.00	0.00	218.81	3,711.82
Rem.		371.10	0.00	0.00	2,235.81	0.00	0.00	0.00	1,868.44	264.61
Total		1,058.71	0.00	0.00	3,782.37	0.00	0.00	0.00	7,933.06	3,976.43
	Oil			Abandonment Date :	09/10/2059
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	1,120.76	bbl/month		Revenue Int :	0.73500000	PW	5.00% :	5,304.22
Abandonment :	133.83	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	4,415.77
Initial Decline :	10.68	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	4,183.94
Beg Ratio :	0.506	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	3,621.04
End Ratio :	0.177	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	3,200.65
						PW	20.00% :	2,697.31
Annex G-23

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Superior Foster Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	83.79		Co., State :	Eddy, NM
Cum Gas (MMcf) :	119.63
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.63	0.00	0.00	0.42	0.00	0.00	94.53	0.00	0.00	39.61
2024	0.60	0.00	0.00	0.40	0.00	0.00	94.53	0.00	0.00	37.42
2025	0.56	0.00	0.00	0.37	0.00	0.00	94.53	0.00	0.00	35.23
2026	0.53	0.00	0.00	0.35	0.00	0.00	94.53	0.00	0.00	33.31
2027	0.51	0.00	0.00	0.33	0.00	0.00	94.53	0.00	0.00	31.54
2028	0.48	0.00	0.00	0.32	0.00	0.00	94.53	0.00	0.00	29.99
2029	0.46	0.00	0.00	0.30	0.00	0.00	94.53	0.00	0.00	28.40
2030	0.43	0.00	0.00	0.29	0.00	0.00	94.53	0.00	0.00	26.98
2031	0.41	0.00	0.00	0.27	0.00	0.00	94.53	0.00	0.00	25.63
2032	0.39	0.00	0.00	0.26	0.00	0.00	94.53	0.00	0.00	24.42
2033	0.37	0.00	0.00	0.24	0.00	0.00	94.53	0.00	0.00	23.13
2034	0.35	0.00	0.00	0.23	0.00	0.00	94.53	0.00	0.00	21.98
2035	0.33	0.00	0.00	0.22	0.00	0.00	94.53	0.00	0.00	20.88
2036	0.32	0.00	0.00	0.21	0.00	0.00	94.53	0.00	0.00	19.89
2037	0.30	0.00	0.00	0.20	0.00	0.00	94.53	0.00	0.00	18.84
Rem.	3.91	0.00	0.00	2.58	0.00	0.00	94.53	0.00	0.00	244.02
Total	10.60	0.00	0.00	7.00	0.00	0.00	94.53	0.00	0.00	661.27
Ult	94.39	119.63	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	1.00	3.29	0.00	0.00	5.38	0.00	0.00	0.00	30.94	29.53
2024	1.00	3.11	0.00	0.00	5.38	0.00	0.00	0.00	28.94	54.63
2025	1.00	2.92	0.00	0.00	5.38	0.00	0.00	0.00	26.93	75.87
2026	1.00	2.76	0.00	0.00	5.38	0.00	0.00	0.00	25.17	93.91
2027	1.00	2.62	0.00	0.00	5.38	0.00	0.00	0.00	23.55	109.26
2028	1.00	2.49	0.00	0.00	5.38	0.00	0.00	0.00	22.13	122.37
2029	1.00	2.36	0.00	0.00	5.38	0.00	0.00	0.00	20.67	133.50
2030	1.00	2.24	0.00	0.00	5.38	0.00	0.00	0.00	19.37	142.98
2031	1.00	2.13	0.00	0.00	5.38	0.00	0.00	0.00	18.13	151.05
2032	1.00	2.03	0.00	0.00	5.38	0.00	0.00	0.00	17.02	157.94
2033	1.00	1.92	0.00	0.00	5.38	0.00	0.00	0.00	15.84	163.76
2034	1.00	1.82	0.00	0.00	5.38	0.00	0.00	0.00	14.78	168.71
2035	1.00	1.73	0.00	0.00	5.38	0.00	0.00	0.00	13.77	172.89
2036	1.00	1.65	0.00	0.00	5.38	0.00	0.00	0.00	12.86	176.45
2037	1.00	1.56	0.00	0.00	5.38	0.00	0.00	0.00	11.90	179.44
Rem.		20.25	0.00	0.00	119.79	0.00	0.00	0.00	103.98	14.57
Total		54.89	0.00	0.00	200.43	0.00	0.00	0.00	405.96	194.01
	Oil			Abandonment Date :	04/13/2060
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	54.55	bbl/month		Revenue Int :	0.66000000	PW	5.00% :	264.27
Abandonment :	7.83	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	217.13
Initial Decline :	5.93	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	204.91
Beg Ratio :	0.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	175.43
End Ratio :	0.000	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	153.61
						PW	20.00% :	127.77

Annex G-24

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Turner A Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	1,859.56		Co., State :	Eddy, NM
Cum Gas (MMcf) :	887.40
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	6.81	2.56	0.00	5.55	1.86	0.00	94.53	4.14	0.00	532.38
2024	5.48	2.23	0.00	4.47	1.62	0.00	94.53	4.14	0.00	428.97
2025	4.48	1.96	0.00	3.65	1.42	0.00	94.53	4.14	0.00	351.30
2026	3.75	1.73	0.00	3.05	1.26	0.00	94.53	4.14	0.00	293.74
2027	3.18	1.55	0.00	2.59	1.12	0.00	94.53	4.14	0.00	249.28
2028	2.73	1.39	0.00	2.23	1.01	0.00	94.53	4.14	0.00	214.75
2029	2.34	1.23	0.00	1.90	0.90	0.00	94.53	4.14	0.00	183.61
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	28.76	12.65	0.00	23.44	9.19	0.00	94.53	4.14	0.00	2,254.04
Ult	1,888.32	900.06	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	12.00	44.10	0.00	0.00	159.90	0.00	0.00	0.00	328.38	314.01
2024	12.00	35.53	0.00	0.00	159.90	0.00	0.00	0.00	233.54	517.03
2025	12.00	29.09	0.00	0.00	159.90	0.00	0.00	0.00	162.31	645.30
2026	12.00	24.32	0.00	0.00	159.90	0.00	0.00	0.00	109.52	724.02
2027	12.00	20.64	0.00	0.00	159.90	0.00	0.00	0.00	68.74	768.96
2028	12.00	17.78	0.00	0.00	159.90	0.00	0.00	0.00	37.08	791.04
2029	12.00	15.20	0.00	0.00	157.75	0.00	0.00	0.00	10.66	796.86
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		186.67	0.00	0.00	1,117.15	0.00	0.00	0.00	950.22	796.86
	Oil			Abandonment Date :	12/26/2029
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	637.25	bbl/month		Revenue Int :	0.81500000	PW	5.00% :	866.17
Abandonment :	184.56	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	823.06
Initial Decline :	21.79	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	809.72
Beg Ratio :	0.360	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	772.47
End Ratio :	0.538	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	738.90
						PW	20.00% :	689.84

Annex G-25

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Turner B Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	7,287.91		Co., State :	Eddy, NM
Cum Gas (MMcf) :	5,029.43
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	16.76	8.81	0.00	14.66	6.87	0.00	94.53	4.14	0.00	1,414.54
2024	15.01	7.89	0.00	13.13	6.15	0.00	94.53	4.14	0.00	1,266.80
2025	13.45	7.06	0.00	11.77	5.51	0.00	94.53	4.14	0.00	1,135.14
2026	12.15	6.38	0.00	10.63	4.97	0.00	94.53	4.14	0.00	1,025.65
2027	11.03	5.79	0.00	9.65	4.51	0.00	94.53	4.14	0.00	931.28
2028	10.09	5.29	0.00	8.83	4.13	0.00	94.53	4.14	0.00	851.58
2029	9.21	4.83	0.00	8.06	3.77	0.00	94.53	4.14	0.00	777.61
2030	8.47	4.44	0.00	7.41	3.46	0.00	94.53	4.14	0.00	714.74
2031	7.81	4.09	0.00	6.83	3.19	0.00	94.53	4.14	0.00	659.20
2032	7.24	3.80	0.00	6.34	2.96	0.00	94.53	4.14	0.00	611.51
2033	6.70	3.51	0.00	5.87	2.74	0.00	94.53	4.14	0.00	565.81
2034	6.24	3.27	0.00	5.46	2.55	0.00	94.53	4.14	0.00	526.44
2035	5.82	3.05	0.00	5.09	2.37	0.00	94.53	4.14	0.00	491.04
2036	5.45	2.85	0.00	4.77	2.23	0.00	94.53	4.14	0.00	460.31
2037	5.10	2.67	0.00	4.46	2.08	0.00	94.53	4.14	0.00	430.09
Rem.	44.78	23.42	0.00	39.19	18.26	0.00	94.53	4.14	0.00	3,779.89
Total	185.32	97.14	0.00	162.15	75.73	0.00	94.53	4.14	0.00	15,641.62
Ult	7,473.22	5,126.57	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	32.00	117.09	0.00	0.00	191.33	0.00	0.00	0.00	1,106.12	1,056.09
2024	32.00	104.86	0.00	0.00	191.33	0.00	0.00	0.00	970.61	1,898.47
2025	32.00	93.97	0.00	0.00	191.33	0.00	0.00	0.00	849.84	2,568.91
2026	32.00	84.90	0.00	0.00	191.33	0.00	0.00	0.00	749.42	3,106.39
2027	32.00	77.09	0.00	0.00	191.33	0.00	0.00	0.00	662.86	3,538.60
2028	32.00	70.49	0.00	0.00	191.33	0.00	0.00	0.00	589.76	3,888.16
2029	32.00	64.37	0.00	0.00	191.33	0.00	0.00	0.00	521.91	4,169.35
2030	32.00	59.17	0.00	0.00	191.33	0.00	0.00	0.00	464.25	4,396.74
2031	32.00	54.57	0.00	0.00	191.33	0.00	0.00	0.00	413.31	4,580.79
2032	32.00	50.62	0.00	0.00	191.33	0.00	0.00	0.00	369.56	4,730.40
2033	32.00	46.84	0.00	0.00	191.33	0.00	0.00	0.00	327.64	4,850.96
2034	32.00	43.58	0.00	0.00	191.33	0.00	0.00	0.00	291.53	4,948.48
2035	32.00	40.65	0.00	0.00	191.33	0.00	0.00	0.00	259.06	5,027.28
2036	32.00	38.10	0.00	0.00	191.33	0.00	0.00	0.00	230.87	5,091.11
2037	32.00	35.60	0.00	0.00	191.33	0.00	0.00	0.00	203.16	5,142.17
Rem.		312.90	0.00	0.00	2,434.85	0.00	0.00	0.00	1,032.14	175.93
Total		1,294.81	0.00	0.00	5,304.77	0.00	0.00	0.00	9,042.05	5,318.10
	Oil			Abandonment Date :	09/25/2050
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	1,480.46	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	6,696.17
Abandonment :	205.82	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	5,792.32
Initial Decline :	11.27	% year	b = 0.500	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	5,544.52
Beg Ratio :	0.526	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	4,919.64
End Ratio :	0.523	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	4,429.79
						PW	20.00% :	3,815.03
Annex G-26

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	V L Foster Legacy Lease Group
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR-Q-G-SA
Cum Oil (Mbbl) :	156.09		Co., State :	Eddy, NM
Cum Gas (MMcf) :	137.07
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	2.85	0.18	0.00	2.28	0.13	0.00	94.53	4.14	0.00	216.06
2024	2.58	0.17	0.00	2.07	0.12	0.00	94.53	4.14	0.00	195.97
2025	2.35	0.16	0.00	1.88	0.11	0.00	94.53	4.14	0.00	178.40
2026	2.16	0.14	0.00	1.73	0.10	0.00	94.53	4.14	0.00	164.12
2027	2.00	0.13	0.00	1.60	0.09	0.00	94.53	4.14	0.00	151.96
2028	1.87	0.12	0.00	1.50	0.09	0.00	94.53	4.14	0.00	141.85
2029	1.75	0.12	0.00	1.40	0.08	0.00	94.53	4.14	0.00	132.32
2030	1.64	0.11	0.00	1.31	0.08	0.00	94.53	4.14	0.00	124.30
2031	1.55	0.10	0.00	1.24	0.07	0.00	94.53	4.14	0.00	117.19
2032	1.47	0.09	0.00	1.17	0.07	0.00	94.53	4.14	0.00	111.15
2033	1.39	0.09	0.00	1.11	0.06	0.00	94.53	4.14	0.00	105.15
2034	1.32	0.08	0.00	1.05	0.06	0.00	94.53	4.14	0.00	99.89
2035	1.25	0.08	0.00	1.00	0.06	0.00	94.53	4.14	0.00	94.90
2036	1.19	0.07	0.00	0.95	0.05	0.00	94.53	4.14	0.00	90.39
2037	1.13	0.07	0.00	0.90	0.05	0.00	94.53	4.14	0.00	85.63
Rem.	5.85	0.36	0.00	4.68	0.26	0.00	94.53	4.14	0.00	443.44
Total	32.35	2.09	0.00	25.88	1.49	0.00	94.53	4.14	0.00	2,452.71
Ult	188.45	139.15	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	5.00	17.93	0.00	0.00	55.76	0.00	0.00	0.00	142.37	135.94
2024	5.00	16.26	0.00	0.00	55.76	0.00	0.00	0.00	123.94	243.51
2025	5.00	14.80	0.00	0.00	55.76	0.00	0.00	0.00	107.83	328.58
2026	5.00	13.62	0.00	0.00	55.76	0.00	0.00	0.00	94.74	396.52
2027	5.00	12.61	0.00	0.00	55.76	0.00	0.00	0.00	83.58	451.02
2028	5.00	11.77	0.00	0.00	55.76	0.00	0.00	0.00	74.31	495.06
2029	5.00	10.98	0.00	0.00	55.76	0.00	0.00	0.00	65.57	530.39
2030	5.00	10.31	0.00	0.00	55.76	0.00	0.00	0.00	58.22	558.90
2031	5.00	9.72	0.00	0.00	55.76	0.00	0.00	0.00	51.70	581.92
2032	5.00	9.22	0.00	0.00	55.76	0.00	0.00	0.00	46.17	600.61
2033	5.00	8.72	0.00	0.00	55.76	0.00	0.00	0.00	40.66	615.57
2034	5.00	8.29	0.00	0.00	55.76	0.00	0.00	0.00	35.84	627.56
2035	5.00	7.87	0.00	0.00	55.76	0.00	0.00	0.00	31.26	637.06
2036	5.00	7.50	0.00	0.00	55.76	0.00	0.00	0.00	27.13	644.56
2037	5.00	7.11	0.00	0.00	55.76	0.00	0.00	0.00	22.77	650.29
Rem.		36.79	0.00	0.00	345.61	0.00	0.00	0.00	61.04	12.16
Total		203.51	0.00	0.00	1,182.07	0.00	0.00	0.00	1,067.14	662.45
	Oil			Abandonment Date :	03/13/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	250.55	bbl/month		Revenue Int :	0.80000000	PW	5.00% :	818.83
Abandonment :	66.80	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	717.20
Initial Decline :	10.53	% year	b = 1.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	688.71
Beg Ratio :	0.064	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	615.68
End Ratio :	0.062	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	557.25
						PW	20.00% :	482.54

Annex G-27

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	7R WF PDP Response
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Producing
Case Type :	UNIT CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	711.96		Co., State :	Eddy, NM
Cum Gas (MMcf) :	900.32
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	388.76	306.09	0.00	329.67	231.27	0.00	94.53	4.14	0.00	32,120.87
2024	397.47	215.68	0.00	337.05	162.96	0.00	94.53	4.14	0.00	32,536.29
2025	397.83	170.66	0.00	337.36	128.94	0.00	94.53	4.14	0.00	32,424.40
2026	392.85	141.76	0.00	333.13	107.11	0.00	94.53	4.14	0.00	31,934.58
2027	384.79	121.07	0.00	326.30	91.48	0.00	94.53	4.14	0.00	31,223.77
2028	373.52	104.92	0.00	316.74	79.27	0.00	94.53	4.14	0.00	30,269.67
2029	360.36	91.87	0.00	305.59	69.42	0.00	94.53	4.14	0.00	29,174.58
2030	346.55	81.19	0.00	293.87	61.34	0.00	94.53	4.14	0.00	28,033.64
2031	331.38	72.02	0.00	281.01	54.42	0.00	94.53	4.14	0.00	26,789.26
2032	313.96	63.92	0.00	266.24	48.30	0.00	94.53	4.14	0.00	25,367.50
2033	294.72	58.94	0.00	249.92	44.54	0.00	94.53	4.14	0.00	23,809.31
2034	271.48	54.29	0.00	230.21	41.02	0.00	94.53	4.14	0.00	21,931.73
2035	249.21	49.84	0.00	211.33	37.66	0.00	94.53	4.14	0.00	20,133.25
2036	232.37	46.47	0.00	197.05	35.11	0.00	94.53	4.14	0.00	18,772.55
2037	218.95	43.79	0.00	185.67	33.09	0.00	94.53	4.14	0.00	17,688.64
Rem.	1,113.03	222.61	0.00	943.85	168.19	0.00	94.53	4.14	0.00	89,918.52
Total	6,067.22	1,845.12	0.00	5,145.01	1,394.12	0.00	94.53	4.14	0.00	492,128.55
Ult	6,779.19	2,745.44	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	1.00	2,655.50	0.00	0.00	4,994.71	0.00	0.00	0.00	24,470.65	23,339.76
2024	1.00	2,693.09	0.00	0.00	4,994.71	0.00	0.00	0.00	24,848.48	44,885.03
2025	1.00	2,685.35	0.00	0.00	4,994.71	0.00	0.00	0.00	24,744.34	64,393.09
2026	1.00	2,645.69	0.00	0.00	4,994.71	0.00	0.00	0.00	24,294.17	81,807.70
2027	1.00	2,587.41	0.00	0.00	4,994.71	0.00	0.00	0.00	23,641.65	97,215.94
2028	1.00	2,508.77	0.00	0.00	4,994.71	0.00	0.00	0.00	22,766.19	110,703.68
2029	1.00	2,418.33	0.00	0.00	4,994.71	0.00	0.00	0.00	21,761.54	122,424.97
2030	1.00	2,324.00	0.00	0.00	4,994.71	0.00	0.00	0.00	20,714.93	132,569.27
2031	1.00	2,221.03	0.00	0.00	4,994.71	0.00	0.00	0.00	19,573.51	141,284.54
2032	1.00	2,103.30	0.00	0.00	4,994.71	0.00	0.00	0.00	18,269.48	148,679.02
2033	1.00	1,974.14	0.00	0.00	4,994.71	0.00	0.00	0.00	16,840.45	154,876.62
2034	1.00	1,818.47	0.00	0.00	4,994.71	0.00	0.00	0.00	15,118.55	159,936.10
2035	1.00	1,669.34	0.00	0.00	4,994.71	0.00	0.00	0.00	13,469.19	164,033.91
2036	1.00	1,556.52	0.00	0.00	4,994.71	0.00	0.00	0.00	12,221.32	167,412.73
2037	1.00	1,466.65	0.00	0.00	4,994.71	0.00	0.00	0.00	11,227.28	170,234.76
Rem.		7,455.58	0.00	0.00	33,690.13	0.00	0.00	0.00	48,772.81	9,041.17
Total		40,783.19	0.00	0.00	108,610.81	0.00	0.00	0.00	342,734.55	179,275.93
	Oil			Abandonment Date :	10/01/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	31,783.00	bbl/month		Revenue Int :	0.84800000	PW	5.00% :	238,843.32
Abandonment :	10,138.00	bbl/month		Disc. Initial Invest. (M$) :	0.000	PW	8.00% :	199,552.59
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00/0.00	PW	9.00% :	188,921.78
Beg Ratio :	1.000	Mcf/bbl		Years to Payout :	0.00	PW	12.00% :	162,486.21
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	0.00	PW	15.00% :	142,237.07
						PW	20.00% :	117,604.51

Annex G-28

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Seven Rivers WF PDP+PDNP (Incr) - Dev
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Non-Producing
Case Type :	INCREMENTAL CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	0.00		Co., State :	Eddy, NM
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	84.56	50.40	0.00	71.71	38.08	0.00	94.53	4.14	0.00	6,936.32
2024	316.60	148.39	0.00	268.48	112.12	0.00	94.53	4.14	0.00	25,843.34
2025	488.73	185.10	0.00	414.44	139.85	0.00	94.53	4.14	0.00	39,756.41
2026	519.22	164.80	0.00	440.30	124.52	0.00	94.53	4.14	0.00	42,136.64
2027	528.36	145.68	0.00	448.05	110.07	0.00	94.53	4.14	0.00	42,809.92
2028	526.67	129.30	0.00	446.61	97.69	0.00	94.53	4.14	0.00	42,622.88
2029	518.06	115.22	0.00	439.31	87.06	0.00	94.53	4.14	0.00	41,888.74
2030	505.30	103.12	0.00	428.50	77.91	0.00	94.53	4.14	0.00	40,828.19
2031	488.97	93.74	0.00	414.65	70.82	0.00	94.53	4.14	0.00	39,489.89
2032	469.90	92.85	0.00	398.47	70.16	0.00	94.53	4.14	0.00	37,958.04
2033	449.63	89.92	0.00	381.29	67.94	0.00	94.53	4.14	0.00	36,324.17
2034	427.40	85.48	0.00	362.44	64.59	0.00	94.53	4.14	0.00	34,528.62
2035	403.08	80.62	0.00	341.81	60.91	0.00	94.53	4.14	0.00	32,563.87
2036	376.76	75.35	0.00	319.50	56.93	0.00	94.53	4.14	0.00	30,437.64
2037	347.80	69.56	0.00	294.93	52.56	0.00	94.53	4.14	0.00	28,097.32
Rem.	1,748.93	349.79	0.00	1,483.09	264.29	0.00	94.53	4.14	0.00	141,290.73
Total	8,199.97	1,979.31	0.00	6,953.58	1,495.50	0.00	94.53	4.14	0.00	663,512.73
Ult	8,199.97	1,979.31	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	36.00	573.98	0.00	15,685.00	0.00	683.44	0.00	0.00	-10,006.10	-9,523.36
2024	80.00	2,139.89	0.00	17,295.00	0.00	3,123.65	0.00	0.00	3,284.80	-6,755.75
2025	114.00	3,293.41	0.00	10,105.00	0.00	5,682.16	0.00	0.00	20,675.84	9,314.60
2026	114.00	3,491.67	0.00	0.00	0.00	6,045.78	0.00	0.00	32,599.19	32,671.41
2027	114.00	3,548.21	0.00	0.00	0.00	6,045.78	0.00	0.00	33,215.93	54,313.46
2028	114.00	3,533.25	0.00	0.00	0.00	6,045.78	0.00	0.00	33,043.85	73,885.62
2029	114.00	3,472.80	0.00	0.00	0.00	6,045.78	0.00	0.00	32,370.16	91,318.09
2030	114.00	3,385.19	0.00	0.00	0.00	6,045.78	0.00	0.00	31,397.22	106,691.60
2031	114.00	3,274.44	0.00	0.00	0.00	6,045.78	0.00	0.00	30,169.68	120,122.90
2032	114.00	3,147.32	0.00	0.00	0.00	6,045.78	0.00	0.00	28,764.94	131,763.26
2033	114.00	3,011.81	0.00	0.00	0.00	6,045.78	0.00	0.00	27,266.58	141,795.08
2034	114.00	2,862.93	0.00	0.00	0.00	6,045.78	0.00	0.00	25,619.90	150,365.47
2035	114.00	2,700.03	0.00	0.00	0.00	6,045.78	0.00	0.00	23,818.06	157,609.83
2036	114.00	2,523.73	0.00	0.00	0.00	6,045.78	0.00	0.00	21,868.12	163,656.17
2037	114.00	2,329.68	0.00	0.00	0.00	6,045.78	0.00	0.00	19,721.85	168,614.27
Rem.		11,715.10	0.00	0.00	0.00	40,779.75	0.00	0.00	88,795.89	16,313.27
Total		55,003.46	0.00	43,085.00	0.00	122,818.35	0.00	0.00	442,605.92	184,927.54
	Oil			Abandonment Date :	10/01/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	32,131.00	bbl/month		Revenue Int :	0.84800000	PW	5.00% :	276,362.78
Abandonment :	26,069.00	bbl/month		Disc. Initial Invest. (M$) :	37,981.882	PW	8.00% :	215,603.17
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	5.87/11.27	PW	9.00% :	199,453.36
Beg Ratio :	1.000	Mcf/bbl		Years to Payout :	2.56	PW	12.00% :	159,972.34
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	125.64	PW	15.00% :	130,535.94
						PW	20.00% :	95,986.29
Annex G-29

Date : 02/08/2023 10:22:55AM		ECONOMIC PROJECTION
Project Name :	LH Operating NM Phd AsOf 0101122	As Of Date : 01/01/2023	Case :	Seven Rivers WF PDP+PDNP+PUD (Incr)
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat. :	Proved Undeveloped
Case Type :	INCREMENTAL CASE	Custom Selection	Field :	GRAYBURG JACKSON
Archive Set :	WMC0123		Operator :	LH Operating
			Reservoir :	SR
Cum Oil (Mbbl) :	0.00		Co., State :	Eddy, NM
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00
Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	110.05	53.82	0.00	93.32	40.66	0.00	94.53	4.14	0.00	8,989.87
2025	348.43	138.52	0.00	295.47	104.66	0.00	94.53	4.14	0.00	28,363.98
2026	426.73	143.41	0.00	361.87	108.35	0.00	94.53	4.14	0.00	34,656.00
2027	433.47	126.62	0.00	367.58	95.67	0.00	94.53	4.14	0.00	35,143.61
2028	428.37	111.46	0.00	363.26	84.21	0.00	94.53	4.14	0.00	34,687.45
2029	415.36	97.93	0.00	352.22	74.00	0.00	94.53	4.14	0.00	33,601.93
2030	397.44	86.00	0.00	337.03	64.98	0.00	94.53	4.14	0.00	32,128.59
2031	376.11	76.00	0.00	318.94	57.42	0.00	94.53	4.14	0.00	30,387.16
2032	351.79	70.36	0.00	298.32	53.16	0.00	94.53	4.14	0.00	28,419.98
2033	326.06	65.21	0.00	276.50	49.27	0.00	94.53	4.14	0.00	26,341.25
2034	299.43	59.89	0.00	253.92	45.25	0.00	94.53	4.14	0.00	24,190.29
2035	271.48	54.30	0.00	230.22	41.03	0.00	94.53	4.14	0.00	21,932.06
2036	242.44	48.49	0.00	205.59	36.64	0.00	94.53	4.14	0.00	19,585.92
2037	212.01	42.40	0.00	179.79	32.04	0.00	94.53	4.14	0.00	17,127.81
Rem.	742.62	148.53	0.00	629.74	112.22	0.00	94.53	4.14	0.00	59,993.78
Total	5,381.79	1,322.92	0.00	4,563.76	999.55	0.00	94.53	4.14	0.00	435,549.70
Ult	5,381.79	1,322.92	0.00
Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	23.00	744.31	0.00	28,840.00	0.00	591.44	0.00	0.00	-21,185.88	-18,432.85
2025	43.00	2,349.44	0.00	22,231.00	0.00	1,826.88	0.00	0.00	1,956.66	-17,175.63
2026	43.00	2,871.51	0.00	0.00	0.00	2,260.60	0.00	0.00	29,523.89	3,979.43
2027	43.00	2,912.56	0.00	0.00	0.00	2,260.60	0.00	0.00	29,970.45	23,507.83
2028	43.00	2,875.22	0.00	0.00	0.00	2,260.60	0.00	0.00	29,551.63	41,013.05
2029	43.00	2,785.59	0.00	0.00	0.00	2,260.60	0.00	0.00	28,555.75	56,393.31
2030	43.00	2,663.71	0.00	0.00	0.00	2,260.60	0.00	0.00	27,204.28	69,715.77
2031	43.00	2,519.52	0.00	0.00	0.00	2,260.60	0.00	0.00	25,607.04	81,117.87
2032	43.00	2,356.44	0.00	0.00	0.00	2,260.60	0.00	0.00	23,802.95	90,752.39
2033	43.00	2,184.08	0.00	0.00	0.00	2,260.60	0.00	0.00	21,896.58	98,810.49
2034	43.00	2,005.73	0.00	0.00	0.00	2,260.60	0.00	0.00	19,923.96	105,477.22
2035	43.00	1,818.49	0.00	0.00	0.00	2,260.60	0.00	0.00	17,852.97	110,909.01
2036	43.00	1,623.96	0.00	0.00	0.00	2,260.60	0.00	0.00	15,701.36	115,251.84
2037	43.00	1,420.15	0.00	0.00	0.00	2,260.60	0.00	0.00	13,447.07	118,634.07
Rem.		4,974.37	0.00	0.00	0.00	15,248.08	0.00	0.00	39,771.33	7,771.60
Total		36,105.11	0.00	51,071.00	0.00	44,793.54	0.00	0.00	303,580.04	126,405.67
	Oil			Abandonment Date :	10/01/2044
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)

Initial Rate :	32,131.00	bbl/month		Revenue Int :	0.84800000	PW	5.00% :	191,142.91
Abandonment :	28,725.00	bbl/month		Disc. Initial Invest. (M$) :	42,680.163	PW	8.00% :	148,386.74
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	3.96/6.94	PW	9.00% :	136,848.32
Beg Ratio :	1.000	Mcf/bbl		Years to Payout :	3.66	PW	12.00% :	108,322.76
End Ratio :	0.200	Mcf/bbl		Internal ROR (%) :	76.25	PW	15.00% :	86,771.57
						PW	20.00% :	61,237.09

Annex G-30

Annex H

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of ___, 20231, is by and among CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), 4400 Holdings, LLC, a Texas limited liability company (“4400”), Pogo Resources Management, LLC (each, a “Holder” and collectively, the “Holders”), and HNR Acquisition Corp., a Delaware corporation (the “Company”).

RECITALS

A.The parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue to the Holders, (a) 2,000,000 Class B Units of HNRA Upstream, LLC (“OpCo”) (the “OpCo Class B Units”), which shall be equal to 2,000,000 shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Shares”) issuable upon exercise of the OpCo Holder Redemption Right (as defined in the Purchase Agreement) and (b) 2,000,000 shares of Class B common stock of the Company, par value $0.0001 per share (together with the Class A Shares, the “Common Stock”), pursuant to the Amended and Restated Membership Interest Purchase Agreement dated August 28, 2023 (the “Purchase Agreement”), subject to any proportional adjustment to reflect any stock split, combination of shares, stock dividend, reorganization, recapitalization or other similar event affecting the Common Stock occurring after the date of the Purchase Agreement and prior to the Closing so as to provide the Holders the same economic effect as contemplated by the Purchase Agreement prior to such change.

B. Pursuant to the terms of, and in consideration for the Holders entering into, the Purchase Agreement, and to induce the Holders to execute and deliver the Purchase Agreement, the Company has agreed to provide the Holders with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Holders hereby agree as follows:

1.      Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)       “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

(b)       “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(o).

(c)       “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d)       “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(e)       “CIC” shall have the meaning assigned to such term in the preamble of this Agreement.

(f)       “Claims” shall have the meaning assigned to such term in Section 6(a).

(g)       “Class A Shares” shall have the meaning assigned to such term in the recitals to this Agreement.

(h)       “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(i)        “Common Stock” shall have the meaning assigned to such term in the recitals to this Agreement.

____________

1        NTD: This agreement will be signed on the closing date.

Annex H-1

(j)        “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(k)       “DenCo” shall have the meaning assigned to such term in the preamble of this Agreement.

(l)        “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Holder’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(m)      “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(n)       “Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

(o)       “Holder Party” shall have the meaning assigned to such term in Section 6(a).

(p)       “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(q)       “Initial Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(r)       “Maximum Number of Securities” shall have the meaning assigned to such term in Section 2(f).

(s)       “New Registration Statement” shall have the meaning assigned to such term in Section 2(b).

(t)        “OpCo” shall have the meaning assigned to such term in the recitals to this Agreement.

(u)       “OpCo Class A Units” shall have the meaning assigned to such term in the recitals to this Agreement.

(v)       “OpCo Class B Units” shall have the meaning assigned to such term in the recitals to this Agreement.

(w)      “Participating Holder” shall have the meaning assigned to such term in Section 2(e).

(x)       “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(y)       “Piggyback Registration” shall have the meaning assigned to such term in Section 2(h)(i).

(z)       “Prospectus” means the prospectus in the form included in the Registration Statement at the applicable Effective Date of the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(aa)     “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(bb)     “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(cc)     “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(dd)     “Registrable Securities” means the shares of Class A Shares issuable upon the exercise of the OpCo Holder Redemption Right, as such term is defined in the Purchase Agreement.

(ee)     “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Holders of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(ff)       “Registration Period” shall have the meaning assigned to such term in Section 3(a).

Annex H-2

(gg)     “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration.

(hh)     “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(ii)       “Staff” shall have the meaning assigned to such term in Section 2(b).

(jj)       “Trading Day” means any days during the course of which the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB, the OTCBB or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock is open for the exchange of securities.

(kk)     “Underwritten Offering” means a registration effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.in which securities of the Company are sold to an underwriter in a firm commitment underwriting for distribution to the public.

(ll)       “Underwritten Shelf Takedown” shall have the meaning assigned to such term in Section 2(e).

(mm)   “Violations” shall have the meaning assigned to such term in Section 6(a).

2.      Registration, Demand Rights and Piggyback Rights.

(a)       Mandatory Registration. The Company shall, no later than thirty (30) days following the Closing as defined in the Purchase Agreement, file with the Commission an initial Registration Statement on Form S-1 (or any successor form) covering the resale by the Holders of all of the Registrable Securities so as to permit the resale of such Registrable Securities by the Holders under Rule 415 under the Securities Act (the “Initial Registration Statement”). The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the Commission as soon as reasonably practicable following the filing thereof with the Commission. The Company shall use commercially reasonable efforts to convert the Form S-1 (and any subsequent Registration Statement) to a shelf registration statement on Form S-3 as promptly as practicable after the Company is eligible to use a Form S-3 Shelf.

(b)       Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a), the Company shall use its commercially reasonable efforts to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission) (each such additional Registration Statement, a “New Registration Statement”). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective as soon as reasonably practicable following the filing thereof with the Commission. Any such New Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form at the time of filing. Otherwise, such New Registration Statement shall be on another appropriate form.

(c)       Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Holders on a delayed or continuous basis under Rule 415, or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(b), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Holders and their legal counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the

Annex H-3

Commission does not permit such Registration Statement to become effective and be used for resales by the Holders on a delayed or continuous basis under Rule 415, the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(b) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Holders.

(d)       Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; and (ii) when such Registrable Security is held by the Company or one of its Subsidiaries (as defined in the Purchase Agreement).

(e)       Requests of Underwritten Shelf Takedowns. At any time and from time to time and when an effective Registration Statement is on file with the Commission, the Holders (the “Participating Holders”) may request to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to such Registration Statement (each, an “Underwritten Shelf Takedown”); provided that the Company shall be obligated to effect an Underwritten Shelf Takedown only if such offering shall include Registrable Securities proposed to be sold by a Participating Holder with a total offering price reasonably expected to exceed, in the aggregate, $5 million. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Participating Holders shall have the right to select the managing underwriter or underwriters for such offering. The Participating Holders may demand not more than two (2) Underwritten Shelf Takedowns, pursuant to this Section 2(e), in any twelve (12) month period.

(f)       Reduction of Underwritten Offering. If the managing underwriter or underwriters in an Underwritten Shelf Takedown advises the Company and the Participating Holders in writing that the dollar amount or number of Registrable Securities that such Participating Holders desire to sell, taken together with all other Common Stock or other equity securities, if any, that the Company desires to sell and all other Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Common Stock or other equity securities proposed to be sold by the Company or by other holders of Common Stock or other equity securities, (A) first, the Registrable Securities of the Participating Holders that can be sold without exceeding the Maximum Number of Securities, (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

(g)       Withdrawal. Prior to the filing of the applicable “red herring” Prospectus or Prospectus Supplement used for marketing such Underwritten Shelf Takedown, the Participating Holders shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown. If withdrawn, a demand for an Underwritten Shelf Takedown will not constitute a demand for an Underwritten Shelf Takedown by the Holder for purposes of Section 2(e). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 2(g).

Annex H-4

(h)       Piggyback Registration.

(i)        If, at any time after the date of this Agreement, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to the Holder as soon as practicable but not less than fourteen (14) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to the Holders the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holder pursuant to this Section 2(h) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Piggyback Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2(h) shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Underwritten Offering by the Company.

(ii)       If the managing underwriter or underwriters in an underwritten registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2(h) hereof, and (iii) the shares of Common Stock, if any, as to which registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(A)        If the registration is undertaken for the Company’s account, the Company shall include in any such registration (x) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (y) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (x), the Registrable Securities of the Holders exercising their rights to register their Registrable Securities pursuant to this Section 2(h) hereof which can be sold without exceeding the Maximum Number of Securities; and (z) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (x) and (y), Common Stock, if any, as to which registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(B)        If the registration is pursuant to a request by Persons other than the Holders, then the Company shall include in any such registration (w) first, Common Stock or other equity securities, if any, of such requesting Persons, other than the Holder, which can be sold without exceeding the Maximum Number of Securities; (x) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (w), the Registrable Securities of the Holder exercising his rights to register his Registrable Securities pursuant to this Section 2(h) which can be sold without exceeding the Maximum Number of Securities; (y) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (w) and (x), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (z) fourth, to the extent that the Maximum Number of Securities has not

Annex H-5

been reached under the foregoing clauses (w), (x) and (y), Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

(C)        The Holders shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of their intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal.

(D)        For purposes of clarity, any Piggyback Registration effected pursuant to this Section 2(h) hereof shall not be counted as an Underwritten Shelf Takedown under Section 2(e) hereof.

3.      Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a)       The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and one or more New Registration Statements pursuant to Section 2(b) hereof with respect to the Registrable Securities, and the Company shall use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing. Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Holders on a continuous basis at all times until the earlier of (i) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement or (ii) the date on which all such Registrable Securities cease to be “Registrable Securities” (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(o) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date as soon as reasonably practicable in accordance with Rule 461 under the Securities Act.

(b)       Subject to Section 3(o) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Holders. Without limiting the generality of the foregoing, the Company covenants and agrees that at or before 8:30 a.m. (New York City time) on the second Business Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the

Annex H-6

Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto). The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Holders, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

(c)       The Company shall (A) permit legal counsel for the Holders an opportunity to review and comment upon (i) each Registration Statement at least five (5) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the Commission, and (B) shall reasonably consider any comments of the Holders and their legal counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to the Holders and their counsel, without charge, (i) electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non- public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the Commission, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Holders, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Holders and their legal counsel to the extent such document is available on EDGAR).

(d)       Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Holders, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Holders, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Holders may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Holders may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Holders; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Holders to the extent such document is available on EDGAR).

(e)       The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Holders of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Holders and their legal counsel of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

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(f)       The Company shall notify the Holders and their legal counsel in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (of such supplement or amendment to the Holders and their legal counsel (or such other number of copies as such legal counsel or the Holders may reasonably request). The Company shall also promptly notify Holders and their legal counsel in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Holders and their legal counsel by facsimile or e-mail on the same day of such effectiveness), and when the Company receives written notice from the Commission that a Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

(g)       The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify the Holders and their legal counsel of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h)       The Company shall hold in confidence and not make any disclosure of information concerning the Holders provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non- appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document (as defined in the Purchase Agreement). The Company agrees that it shall, upon learning that disclosure of such information concerning the Holders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Holders and allow the Holders, at the Holders’ expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)        Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts to cause all of the Registrable Securities covered by each Registration Statement to be listed on the NYSE American or such other national stock exchange as applicable. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j)        The Company shall cooperate with the Holders and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares if requested by a Holder, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Holders may reasonably request from time to time. Holders hereby agrees that it shall cooperate with the Company, its counsel and transfer agent in connection with any issuances of DWAC Shares, and hereby represents, warrants and covenants to the Company that that it will resell such DWAC Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. At the time such DWAC shares are offered and sold pursuant to the Registration Statement, such DWAC Shares shall be free from all restrictive legends may be transmitted by the transfer agent to the Holders by crediting an account at DTC as directed in writing by the Holders.

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(k)       Upon the written request of the Holders, the Company shall as soon as reasonably practicable after receipt of notice from the Holders and subject to Section 3(o) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Holders reasonably request to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Holders.

(l)        The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(m)      The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(n)       Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders) confirmation that such Registration Statement has been declared effective by the Commission.

(o)       Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(o)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Holders, suspend Holders’ use of any prospectus that is a part of any Registration Statement (in which event the Holders shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Holders or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Holders be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds 45 consecutive Trading Days or an aggregate of 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one (1) Business Day of such disclosure or termination, to the Holders and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(o), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Holders in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Holders and (ii) the Holders have entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Holders’ receipt of the notice of an Allowable Grace Period and for which the Holders have not yet settled.

4.      Obligations of the Holders.

(a)       At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Holders in writing of the information the Company requires from the Holders with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with

Annex H-9

respect to the Registrable Securities of the Holders that the Holders shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)       The Holders, by their acceptance of Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Holders have notified the Company in writing of the Holders’ election to exclude all of the Holders’ Registrable Securities from such Registration Statement.

(c)       The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(o) or the first sentence of Section 3(f), the Holders shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Holders’ receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(o) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Holders in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Holders have entered into a contract for sale prior to the Holders’ receipt of a notice from the Company of the happening of any event of the kind described in Section 3(o) or the first sentence of Section 3(f) and for which the Holders have not yet settled.

(d)       The Holders covenant and agree that they shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.      Expenses of Registration.

All expenses of the Company, other than sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Holders, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company (“Registration Expenses”). Notwithstanding the foregoing, in an Underwritten Offering, reasonable fees and expenses of one (1) legal counsel selected by the Participating Holders shall be paid by the Company.

6.      Indemnification.

(a)       In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Holders, each of its directors, officers, shareholders, members, partners, employees, agents, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Holders within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, a “Holder Party” and collectively, the “Holders Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not a Holder Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement

Annex H-10

of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Holders Parties, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by a Holder Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Holder Party for such Holder Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto; (ii) shall not be available to the Holders to the extent such Claim is based on a failure of the Holders to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Party and shall survive the transfer of any of the Registrable Securities by the Holders pursuant to Section 9.

(b)       In connection with any Registration Statement in which a Holder is participating, such Holder agrees to severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Holders furnished to the Company by the Holders expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto; and, subject to Section 6(c) and the below provisos in this Section 6(b), the Holders shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holders, which consent shall not be unreasonably withheld or delayed; and provided, further that the Holders shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Holders as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Holders pursuant to Section 9.

(c)       Promptly after receipt by an Holder Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Holder Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Holder Party or the Company Party (as the case may be); provided, however, an Holder Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Holder Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Holder Party or Company Party (as the case may be) and the indemnifying party, and such Holder Party or such Company Party (as the case may be) shall have

Annex H-11

been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Holder Party or such Company Party and the indemnifying party (in which case, if such Holder Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Holders Parties or Company Parties (as the case may be). The Company Party or Holder Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Holder Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Holder Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Holder Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Holder Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Holder Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Holder Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d)       No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e)       The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f)       The indemnity and contribution provisions contained herein shall be in addition to (i) any cause of action or similar right of the Company or Holder Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.      Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Holders shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Holders from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Holders have otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

Annex H-12

8.      Reports Under the Exchange Act.

With a view to making available to the Holders the benefits of Rule 144, the Company agrees to:

(a)       use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b)       use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c)       furnish to the Holders, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; and

(d)       take such additional action as is reasonably requested by the Holders to enable the Holders to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Holders and otherwise fully cooperate with Holders and Holders’s broker to effect such sale of securities pursuant to Rule 144.

9.      Assignment of Registration Rights.

The Company shall not assign this Agreement or any of their respective rights or obligations hereunder. The Holders may assign this Agreement and their respective rights and obligations hereunder without the prior consent of the Company; provided, if the Holders assign such rights, then it will promptly notify the Company of such assignment.

10.    Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one Trading Day immediately preceding the date of filing of the Initial Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.    Miscellaneous.

(a)       Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b)       Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 11.2 of the Purchase Agreement.

(c)       Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

Annex H-13

(d)       All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)       The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the Conditions to Closing contained in Article VII of the Purchase Agreement or (ii) any of the Company’s obligations under the Purchase Agreement.

(f)       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof.

(g)       The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h)       This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i)        Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)        The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

Annex H-14

IN WITNESS WHEREOF, Holders and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:
HNR Acquisition Corp.
By:
Name:	Donald W. Orr
Title:	President
HOLDER:
CIC Pogo, LP
By:
Name:	Fouad Bashour
Title:	Manager
DenCo Resources, LLC
By:
Name:	John L. Denman, Jr.
Title:	President
4400 Holdings, LLC
By:
Name:	Kirk Pogoloff
Title:	Manager
Pogo Resources Management, LLC
By:
Name:	Kirk Pogoloff
Title:	Manager

[Signature Page]

Annex H-15

Annex I

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

hnr ACQUISITION CORP

(a Delaware Corporation)

HNR Acquisition Corp, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. That the name of this corporation is HNR Acquisition Corp and that this corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware, as amended from time to time (the “General Corporation Law”), on December 9, 2020 under the name HNR Acquisition Corp, the first amended and restated certificate of incorporation was filed on February 10, 2022, and an amendment to the first amended and restated certificate of incorporation was filed on May 11, 2023 (as amended, the “Previous Certificate”).

2. This Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which both restates and amends the provisions of the Previous Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

3. This Certificate of Incorporation shall become effective on the date of filing with the Secretary of State of Delaware (the “Effective Date”).

4. The text of the Previous Certificate is hereby restated and amended in its entirety to read as follows:

Article I
NAME

The name of the Corporation is [HNR Acquisition Corp].

Article II
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 8 The Green, Suite A, Dover, County of Kent, State of Delaware, 19901, and the name of the Corporation’s registered agent at such address is A Registered Agent Inc.

Article III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Article IV
STOCK

Section 4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 121,000,000 shares, consisting of: (i) 120,000,000 shares of common stock, divided into (a) 100,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”), and (b) 20,000,000 shares of Class B common stock, with the par value of $0.0001 per share (the “Class B Common Stock” and, together with Class A Common Stock, the “Common Stock”); and (ii) 1,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”).

Annex I-1

Section 4.2 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the exchange of all outstanding Class B LLC Units (together with the surrender for cancellation of all outstanding shares of Class B Common Stock), pursuant to the OpCo LLC Agreement and (y) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock.

Section 4.3 Common Stock.

(a)     Voting Rights.

(i)     Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, to the fullest extent permitted by law and subject to Section 4.3(a)(ii), holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the General Corporation Law.

(ii)    (1) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to the Class B Common Stock and (2) the holders of the outstanding shares of Class B Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class B Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock.

(iii)   Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(b)    Dividends; Stock Splits or Combinations.

(i)     Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board of Directors of the Corporation (the “Board”) in its discretion may determine.

(ii)    Except as provided in Section 4.3(b)(iii) with respect to a Stock Adjustment (as defined below), dividends of cash or property may not be declared or paid on shares of Class B Common Stock.

Annex I-2

(iii)   In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless (a) a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner and (b) the Stock Adjustment has been reflected in the same economically equivalent manner with respect to all Class B LLC Units and OpCo Preferred Units. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(c)     Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock. Without limiting the rights of the holders of Class B Common Stock to exchange their shares of Class B LLC Units (together with the surrender for cancellation of a corresponding number of shares of Class B Common Stock) for shares of Class A Common Stock in accordance with the OpCo LLC Agreement, the holders of shares of Class B Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 4.4 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Section 4.5 Class B Common Stock.

(a)     Retirement of Class B Common Stock. No holder of Class B Common Stock may transfer shares of Class B Common Stock to any Person unless such holder transfers a corresponding number of Class B LLC Units to the same Person in accordance with the provisions governing transfers of Class B LLC Units in the OpCo LLC Agreement. If any outstanding share of Class B Common Stock ceases to be held by a holder of a corresponding Class B LLC Unit, such share shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation for no consideration and retired.

(b)    Reservation of Shares of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of the issuance in connection with the exchange of Class B LLC Units pursuant to the OpCo LLC Agreement, the number of shares of Class A Common Stock that are issuable upon exchange of all outstanding Class B LLC Units, pursuant to the OpCo LLC Agreement. The Corporation covenants that all the shares of Class A Common Stock that are issued upon the exchange of such Class B LLC Units will, upon issuance, be validly issued, fully paid and non-assessable.

(c)     Taxes. The issuance of shares of Class A Common Stock upon the exercise by holders of Class B LLC Units of their right under the OpCo LLC Agreement to exchange Class B LLC Units for shares of Class A Common Stock will be made without charge to such holders for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the Class B LLC Units being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such

Annex I-3

holder), then such holder and/or the Person in whose name such shares are to be delivered shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

(d)    Preemptive Rights. To the extent Class B LLC Units are issued pursuant to the OpCo LLC Agreement to anyone other than the Corporation or a wholly owned subsidiary of the Corporation, an equivalent number of shares of Class B Common Stock (subject to adjustment as set forth herein) shall be issued at par to the same Person to whom such Class B LLC Units are issued.

Article V
BOARD OF DIRECTORS

Section 5.1 Number of Directors.

(a)     The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as such Bylaws may be amended from time to time, the “Bylaws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 4.4 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall, (a) as of the date of this Certificate of Incorporation, be five (5) and (b) thereafter, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board.

(b)    Subject to Section 5.1(d), the Directors shall be divided into two classes designated Class I and Class II. Class I shall initially consist of two (2) Directors and Class II shall initially consist of three (3) Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders following the Effective Date and the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the Effective Date, each of the successors elected to replace the class of Directors whose term expires at that annual meeting shall be elected for a two-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.1(d), if the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

(c)     A Director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders.

(d)    During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 4.4 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then-total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.

Annex I-4

Section 5.2 Vacancies and Newly Created Directorships. Subject to any limitations imposed by applicable law and the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any Director so chosen shall hold office until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.

Section 5.3 Resignations and Removal of Directors.

(a)     Any Director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)    Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect Directors, the Board or any individual Director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of Directors; provided, however, that in each case, whenever the holders of any class or series are entitled to elect one or more Directors pursuant to this Certificate of Incorporation (including any Preferred Stock Directors), with respect to the removal without cause of a Director or Directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply.

Article VI
STOCKHOLDER ACTION

Section 6.1 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Amended and Restated Certificate (including any Preferred Stock designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by (i) a duly called annual or special meeting of such stockholders or (ii) by the written consent of the stockholders.

Section 6.2 Meetings of Stockholders.

(a)     An annual meeting of stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board shall determine.

(b)     Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the chairperson of the Board, the chief executive officer of the Corporation, or at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

(c)     Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Section 6.3 No Cumulative Voting. There shall be no cumulative voting in the election of Directors.

Annex I-5

Article VII
LIABILITY OF DIRECTORS AND OFFICERS

Section 7.1 No Personal Liability. No Director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the General Corporation Law as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

Section 7.2 Right to Indemnification.

(a)     To the fullest extent permitted by applicable law, the Corporation shall have the power to provide indemnification of (and advancement of expenses to) Directors, officers, employees and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such Directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. Any amendment, repeal or modification of this Section 9.2 shall only be prospective and shall not affect the rights or protections or increase the liability of any Director under this Section 7.2(a) in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

(b)    This Section 7.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

(c)     The Corporation shall maintain Directors’ and officers’ liability insurance coverage, on terms reasonably satisfactory to the Board, to the fullest extent permitted by law covering, among other things, violations of federal or state securities laws. The Corporation will pay all premiums due thereon and will not make any material alteration to the terms thereof, or the coverage provided by, such insurance policy without the prior written consent of the Board.

Section 7.3 Amendment or Repeal. Any amendment, repeal or elimination of this Article VII, or the adoption of any provision of the Corporation’s certificate of incorporation inconsistent with this Article VII, shall not affect its application with respect to an act or omission by a Director or officer occurring before such amendment, adoption, repeal or elimination.

Article VIII
AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. Subject to Sections 4.3 and 4.4, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Section 5.2, Section 5.3, Section 6.1, Section 6.2, Article VII, Section 8.2, Article IX or Article XI may be altered, amended or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

Annex I-6

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, alter, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Article IX
FORUM FOR ADJUDICATION OF DISPUTES

Section 9.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any current or former Director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any Director, officer, employee or agent of the Corporation arising pursuant to any provision of the General Corporation Law, this Certificate of Incorporation or the Bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation (as either may be amended, restated, modified, supplemented or waived from time to time), (v) any action asserting a claim against the Corporation or any Director, officer, employee or agent of the Corporation that is governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law and (b) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, this Article IX shall not apply to claims seeking to enforce any liability or duty created by the Securities Exchange Act of 1934 or any other claim for which the U.S. federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Section 9.2 Enforceability. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

Article X
SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Annex I-7

Article XI
CORPORATE OPPORTUNITY

Section 11.1 Corporate Opportunities.

(a)     In recognition and anticipation that (i) certain Directors, principals, officers, employees and/or other representatives of CIC Pogo LP (“CIC”) and its Affiliates may serve as Directors, officers, employees or agents of the Corporation, (ii) CIC and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of CIC, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its Directors, officers and stockholders in connection therewith.

(b)    None of (i) CIC or any of its Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 11.1(c) of this Article XI. Subject to Section 11.1(c) of this Article XI, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, Director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(c)     Notwithstanding the foregoing provisions of this Article XI, the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Non-Employee Director solely in his or her capacity as a Director or officer of the Corporation, and the provisions of Section 11.1(b) of this Article XI shall not apply to any such corporate opportunity.

(d)    In addition to and notwithstanding the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

Section 11.2 Amendments. Neither the alteration, amendment, addition to or repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designation) inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any business opportunity

Annex I-8

first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article XI shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or officer of the Corporation under this Certificate, the Bylaws or applicable law.

Article XII
DEFINITIONS

As used in this Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Certificate of Incorporation, the term:

(a)     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates unless and during such time that such stockholder holds a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation (including any representatives of such stockholder serving on the Board).

(b)    “Class B LLC Unit” means a unit of HNRA Upstream, LLC designated as a Class B Unit pursuant to the OpCo LLC Agreement.

(c)     “OpCo Preferred Unit” means a Class A Convertible Preferred Unit of HNRA Upstream, LLC pursuant to the OpCo LLC Agreement.

(c)     “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(d)    “OpCo” means HNRA Upstream, LLC, a Delaware limited liability company, or any successor thereto.

(e)     “OpCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of HNRA Upstream, LLC dated as of [__], 2023, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(f)     “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

[Remainder of page intentionally left blank.]

Annex I-9

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been duly executed by a duly authorized officer of the Corporation on this [__] day of [___], 2023.

By:
Name:
Title:

Annex I-10

PROXY CARD FOR SPECIAL MEETING

HNR Acquisition Corp

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
[•], 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, [•], 2023, in connection with the Special Meeting of Stockholders to be held on [•], 2023 at [•] time. The special meeting will be conducted via live webcast at [•]. The undersigned hereby appoints [•] and [•], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of HNR Acquisition Corp (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. AFTER CAREFUL CONSIDERATION OF ALL RELEVANT FACTORS, THE BOARD HAS DETERMINED THAT THE PURCHASE PROPOSAL, THE INCENTIVE PLAN PROPOSAL, AND, IF PRESENTED, THE ADJOURNMENT PROPOSAL, ARE ADVISABLE AND RECOMMENDS THAT YOU VOTE OR GIVE INSTRUCTION TO VOTE “FOR” PROPOSALS 1, 2, 3, 4, and 5.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [•], 2023:
This notice of meeting and the accompanying proxy statement are available at [•].

Please mark vote as indicated in this example ☒

HNR Acquisition Corp — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
PROPOSALS 1, 2, 3, 4, and 5.

	FOR	AGAINST	ABSTAIN
Proposal 1 — The Purchase Proposal	☐	☐	☐

To approve and adopt the Amended and Restated Membership Interest Purchase Agreement, dated August 28, 2023 (the “MIPA”) by and among the Corporation, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Corporation (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Corporation and OpCo, “Buyer” and each a “Buyer”), CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 6.20 of the MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”), and the transactions contemplated by the MIPA (the “Purchase Proposal”).

	FOR	AGAINST	ABSTAIN
Proposal 2 — The Incentive Plan Proposal	☐	☐	☐
To approve and adopt Incentive Plan attached to the Proxy Statement as Annex B (the “Incentive Plan Proposal”).
	FOR	AGAINST	ABSTAIN
Proposal 3 — The NYSE American Proposal	☐	☐	☐

To approve, for purposes of complying with NYSE American Rule 713(a), the potential and likely issuance of more than 19.99% of the Company’s shares of Class A Common Stock including securities convertible into Class A Common Stock pursuant to the Purchase transactions and issuances which may be made pursuant to a potential Preferred Stock PIPE Investment (the “NYSE American Proposal”)

	FOR	AGAINST	ABSTAIN
Proposal 4 — The Charter Proposal	☐	☐	☐

To consider and vote upon a proposal to approve and adopt, assuming the Purchase Proposal and the NYSE American Proposal are approved and adopted, the second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”), a copy of the form of which is attached to the accompanying proxy statement as Annex I (the “Charter Proposal”) which, if approved, would take effect upon Closing.

	FOR	AGAINST	ABSTAIN
Proposal 5 — The Adjournment Proposal	☐	☐	☐

To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals (the “Adjournment Proposal”).

Dated ___________________, 2023

Stockholder’s Signature	Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.